PROSPECTUS SUPPLEMENT                      Filed Pursuant to Rule 424(b)(3) of
                                           the Rules and Regulations Under the
(To Prospectus dated June 7,               Securities Act of 1933
1999 and to the Prospectus
Supplements dated July 22, 1999,
August 11, 1999, September 3,              Registration Statement No. 333-63563
1999, October 5, 1999, November
12, 1999, December 28, 1999,
February 24, 2000, March 3,
2000, March 30, 2000, April 20,
2000 May 12, 2000, May 19, 2000,
August 4, 2000, August 16, 2000,
September 15, 2000, November 13,
2000, November 16, 2000,
December 26, 2000, January 22,
2001, February 1, 2001, March 1,
2001, April 9, 2001, May 17,
2001, August 16, 2001, October
5, 2001, November 19, 2001,
February 28, 2002, March 25,
2002, April 3, 2002, May 16,
2002, August 20, 2002 and
November 20, 2002)



                               INSILCO HOLDING CO.

                                  COMMON STOCK
                        WARRANTS TO PURCHASE COMMON STOCK
                           PAY-IN-KIND PREFERRED STOCK

                        _________________________________


RECENT DEVELOPMENTS

           Attached hereto and incorporated by reference herein is the Current Report on Form 8-K of the Company dated December 16, 2002, filed with the Securities and Exchange Commission on December 19, 2002.


                        _________________________________


           This Prospectus Supplement, together with the Prospectus, is to be used by Credit Suisse First Boston Corporation in connection with offers and sale of the above-referenced securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. Credit Suisse First Boston Corporation may act as principal or agent in such transactions.


December 20, 2002

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 16, 2002


                               INSILCO HOLDING CO.
             (Exact Name of Registrant as specified in its charter)



           Delaware                     0-24813                 06-1158291
           --------                     -------                 ----------
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
 incorporation or organization)                           Identification Number)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)

================================================================================

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On December 16, 2002, Insilco Holding Co., a Delaware corporation, and its subsidiary, Insilco Technologies, Inc., a Delaware corporation ("Insilco"), and seven of Insilco's subsidiaries, Insilco International Holding, Inc., a Delaware corporation, Precision Cable Mfg. Co. Inc., a Texas corporation, Stewart Stamping Corporation, a Delaware corporation, InNet Technologies, Inc., a California corporation, Stewart Connector Systems, Inc. a Pennsylvania corporation, Eyelets For Industry, Inc., a Connecticut corporation and its subsidiary EFI Metal Forming, a Connecticut corporation and Signal Transformer Co., Inc., a Delaware corporation and its subsidiary Signal Caribe, Inc., a Delaware corporation, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware.

The Court agreed to provide for the joint administration of the cases under the case number 02-13672. The debtors will continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Code.

On December 16, 2002, Insilco Holding Co. issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99 (a) and incorporated herein by reference.

On December 17, 2002, Insilco Holding Co. issued an additional press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99 (b) and incorporated herein by reference.

ITEM 5.  OTHER EVENTS

Insilco Holding Co. has completed its review of strategic alternatives for addressing its capital structure issues and its primary operating subsidiary, Insilco Technologies, Inc., has entered into definitive agreements to sell substantially all of the assets of its three business segments.

Insilco Technologies, Inc., and certain of its subsidiaries, have agreed to sell the passive components business to Bel Fuse Ltd. for approximately $35 million; a substantial majority of the custom assembly business to Amphenol Corporation for approximately $10 million; the custom assembly business located at Insilco's North Myrtle Beach facility to LL&R Partnership, a private investor group, for $1.7 million; and the stamping business to SRDF Acquisition Company LLC, a private investor group, for approximately $13 million. Insilco Technologies, Inc. has also signed a contract to sell the Ireland-based custom assembly business to that facility's general manager, thus resolving approximately $1.8 million of liabilities that would otherwise have been triggered by a plant shutdown. Insilco anticipates that a competitive bidding process in the bankruptcy proceedings will be conducted for each business in an effort to obtain higher or otherwise better offers prior to the close of these transactions.

None of Insilco's operations located outside of the United States were included in the Chapter 11 filings, though the shares of certain foreign subsidiaries and certain foreign assets will be included in the sale transactions, and it is anticipated that the completion of the sale of the assets of Insilco's Canadian subsidiary will require insolvency proceedings in Canada. The Chapter 11 filings allow the sale of the assets of the domestic entities to be free and clear from certain liabilities that the prospective purchasers do not wish to assume.

On December 16, 2002, Insilco Holding Co. issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99 (a) and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (c)    EXHIBITS.

         EXHIBIT NO.                         DESCRIPTION

            10 (a) Stock and Asset Purchase Agreement among Bel Fuse Ltd., Bel Fuse Macau, L.D.A., Bel Connector Inc. and Bel Transformer Inc., and Insilco Technologies, Inc. and certain of its Subsidiaries set forth on the signature pages thereto, dated as of December 15, 2002.

            10 (b) Stock and Asset Purchase Agreement by and among Amphenol Corporation, Amphenol Technical Products Interational Co., Insilco Technologies, Inc., T.A.T. Technology Inc., Insilco International Holdings, Inc. and Precision Cable Mfg. Co., Inc., dated as of December 15, 2002.

            10 (c) Asset Purchase Agreement among SRDF Acquisition Company, LLC, Insilco Technologies, Inc., Stewart Stamping Corporation, Eyelets for Industry, Inc., and EFI Metal Forming, Inc., dated as of December 15, 2002.

            10 (d) Asset Purchase Agreement by and between LL&R Partnership and Insilco Technologies, Inc., dated as of December 15, 2002.

            10 (e) Specimen Share Sale and Purchase Agreement between Insilco Technologies, Inc. and Stephen Bullock, dated as of December 16, 2002.

            99 (a)       Press release of Insilco Holding Co. issued December
                         16, 2002.

            99 (b)       Press release of Insilco Holding Co. issued December
                         17, 2002.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        INSILCO HOLDING CO.
                                        -------------------
                                        Registrant



Date: December 19, 2002                 By: /s/ Michael R. Elia
                                            ---------------------------------
                                            Michael R. Elia
                                            Senior Vice President and Chief
                                            Financial Officer

                                  EXHIBIT INDEX



         EXHIBIT NO.                          DESCRIPTION


            10 (a) Stock and Asset Purchase Agreement among Bel Fuse Ltd., Bel Fuse Macau, L.D.A., Bel Connector Inc. and Bel Transformer Inc., and Insilco Technologies, Inc. and certain of its Subsidiaries set forth on the signature pages thereto, dated as of December 15, 2002.

            10 (b) Stock and Asset Purchase Agreement by and among Amphenol Corporation, Amphenol Technical Products Interational Co., Insilco Technologies, Inc., T.A.T. Technology Inc., Insilco International Holdings, Inc. and Precision Cable Mfg. Co., Inc., dated as of December 15, 2002.

            10 (c) Asset Purchase Agreement among SRDF Acquisition Company, LLC, Insilco Technologies, Inc., Stewart Stamping Corporation, Eyelets for Industry, Inc., and EFI Metal Forming, Inc., dated as of December 15, 2002.

            10 (d) Asset Purchase Agreement by and between LL&R Partnership and Insilco Technologies, Inc., dated as of December 15, 2002.

            10 (e) Specimen Share Sale and Purchase Agreement between Insilco Technologies, Inc. and Stephen Bullock, dated as of December 16, 2002.

            99 (a)       Press release of Insilco Holding Co. issued December
                         16, 2002.

            99 (b)       Press release of Insilco Holding Co. issued December
                         17, 2002.

                                                                   Exhibit 10(a)
                                                                   -------------

                                                                  EXECUTION COPY
                                                                  --------------



================================================================================



                       STOCK AND ASSET PURCHASE AGREEMENT

                                      AMONG

                                 BEL FUSE LTD.,
                             BEL FUSE MACAU, L.D.A.
                             BEL CONNECTOR INC. AND
                              BEL TRANSFORMER INC.,
                                       AND

                           INSILCO TECHNOLOGIES, INC.

                                       AND

                           CERTAIN OF ITS SUBSIDIARIES
                     SET FORTH ON THE SIGNATURE PAGES HERETO


                          DATED AS OF DECEMBER 15, 2002



================================================================================

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
                                 EXECUTION COPY
                                 --------------

                                    Article I
                                   DEFINITIONS

Section 1.1     Definitions....................................................1
Section 1.2     Construction..................................................11

                                 Article II
                              PURCHASE AND SALE

Section 2.1     Purchase and Sale of the Shares...............................12
Section 2.2     Purchase and Sale of Assets...................................12
Section 2.3     Excluded Assets...............................................15
Section 2.4     Assumed Liabilities...........................................16
Section 2.5     Excluded Liabilities..........................................17
Section 2.6     Assumption of Certain Leases and Other Contracts..............17

                                 Article III
                               PURCHASE PRICE

Section 3.1     Purchase Price................................................19
Section 3.2     Purchase Price Adjustment.....................................19

                                 Article IV
                                 THE CLOSING

Section 4.1     Time and Place of Closing.....................................22
Section 4.2     Deliveries by the Sellers.....................................22
Section 4.3     Deliveries by the Buyers......................................23

                                  Article V
                REPRESENTATIONS AND WARRANTIES OF THE SELLERs

Section 5.1     Organization; Qualification of the Sellers....................24
Section 5.2     Authority Relative to this Agreement..........................24
Section 5.3     Organization, Authority and Qualification of the Foreign
                Corporations..................................................25
Section 5.4     Capitalization; Ownership of Shares...........................25
Section 5.5     Consents and Approvals; No Violation..........................28
Section 5.6     Financial Statements and Reports..............................29
Section 5.7     Title to Assets...............................................29
Section 5.8     Owned Real Property...........................................30
Section 5.9     Leased Real Property..........................................31

Section 5.10    Environmental Matters.........................................32
Section 5.11    ERISA; Benefit Plans..........................................33
Section 5.12    Certain Contracts and Arrangements............................37
Section 5.13    Legal Proceedings and Judgments...............................37
Section 5.14    Permits.......................................................37
Section 5.15    Compliance with Laws..........................................38
Section 5.16    Taxes.........................................................38
Section 5.17    Intellectual Property.........................................39
Section 5.18    Labor and Employment Matters..................................40
Section 5.19    Absence of Certain Developments...............................41
Section 5.20    Brokers.......................................................41
Section 5.21    Accounts Receivable...........................................41
Section 5.22    Inventory.....................................................41
Section 5.23    Insurance.....................................................42
Section 5.24    Customers and Suppliers.......................................42
Section 5.25    Operating Names...............................................42
Section 5.26    Overlapping Assets............................................42
Section 5.27    Exhibits & Schedules..........................................42
Section 5.28    Disclaimer of Other Representations and Warranties............43

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 6.1     Organization..................................................43
Section 6.2     Authority Relative to this Agreement..........................43
Section 6.3     Consents and Approvals; No Violation..........................43
Section 6.4     Legal Proceedings and Judgments...............................44
Section 6.5     Buyers' Financing.............................................44
Section 6.6     Investment Purpose............................................44

                                 Article VII
                          COVENANTS OF THE PARTIES

Section 7.1     Conduct of Business...........................................44
Section 7.2     Access to Information; Maintenance of Records.................46
Section 7.3     Expenses......................................................48
Section 7.4     Further Assurances............................................48
Section 7.5     Public Statements.............................................49
Section 7.6     Governmental Authority Consents and Approvals.................49
Section 7.7     Tax Matters...................................................50
Section 7.8     Employees.....................................................52
Section 7.9     Litigation Support............................................54
Section 7.10    Notification..................................................55
Section 7.11    Submission for Bankruptcy Court Approval......................55
Section 7.12    Overbid Procedures............................................55
Section 7.13    Collection of Receivables.....................................59
Section 7.14    Overlapping Assets............................................59

Section 7.15    Mail Received After the Closing...............................59
Section 7.16    Guarantees....................................................59
Section 7.17    Sellers Guarantees............................................59
Section 7.18    Glen Rock Facility............................................60

                                Article VIII
                            CONDITIONS TO CLOSING

Section 8.1     Conditions to Each Party's Obligations to Effect the Closing..60
Section 8.2     Conditions to Obligations of the Buyers.......................60
Section 8.3     Conditions to Obligations of the Sellers......................62

                                 Article IX
                         TERMINATION AND ABANDONMENT

Section 9.1     Termination...................................................63
Section 9.2     Procedure and Effect of Termination...........................64
Section 9.3     Liquidated Damages............................................65
Section 9.4     Extension; Waiver.............................................66

                               Article X
                       MISCELLANEOUS PROVISIONS

Section 10.1    Amendment and Modification....................................66
Section 10.2    Waiver of Compliance; Consents................................66
Section 10.3    Survival......................................................66
Section 10.4    No Impediment to Liquidation..................................66
Section 10.5    Notices.......................................................67
Section 10.6    Assignment....................................................67
Section 10.7    Third-Party Beneficiaries.....................................68
Section 10.8    Severability..................................................68
Section 10.9    Governing Law.................................................68
Section 10.10   Submission to Jurisdiction....................................68
Section 10.11   Counterparts..................................................68
Section 10.12   Incorporation of Exhibits.....................................69
Section 10.13   Entire Agreement..............................................69
Section 10.14   Headings......................................................69
Section 10.15   Remedies......................................................69
Section 10.16   Bulk Sales or Transfer Laws...................................69
Section 10.17   WAIVER OF JURY TRIAL..........................................69

EXHIBITS
--------
Exhibit A       Assumed Agreements
Exhibit B       Form of Assumption Agreement
Exhibit C       Form of Bill of Sale
Exhibit D       Form of Bid Procedures Order

Exhibit E       Form of Approval Order
Exhibit F       Form of Escrow Agreement
Exhibit G       Form of Non-Competition Agreement
Exhibit H       Form of Intellectual Property Assignment
Exhibit I-1     Form of Notice to Non-Bargaining Unit Employee
Exhibit I-2     Form of Notice to Chief Elected Officer of Each Labor
                Organization
Exhibit I-3     Form of Notice to State Dislocated Workers Unit
Exhibit I-4     Form of Notice to Chief Elected Official of Unit of Local
                Government
Exhibit I-5     Form of WARN Cover Letter--PA and NY
Exhibit I-6     Form of WARN Cover Letter--CA Exhibit J Form of Share Transfer
                and Assignment Agreement

DISCLOSURE SCHEDULE
-------------------

The Disclosure Schedule shall include the following Schedules:

2.3(d)          Excluded Assets--Claims 2.3(f) Additional Excluded Assets
5.4(a)          Capitalization; Ownership of Shares--Insilco Technologies
                Germany
5.4(b)          Capitalization; Ownership of Shares--Top East
5.4(c)          Capitalization; Ownership of Shares--Stewart Connector Mexico
5.4(d)          Capitalization; Ownership of Shares--ITI
5.4(e)          Capitalization; Ownership of Shares--Sempco
5.4(f)          Capitalization; Ownership of Shares--Signal Dominicana
5.4(g)          Capitalization; Ownership of Shares--Signal Transformer Mexico
5.6(a)          Financial Statements and Reports
5.8(a)          Owned Real Property--List
5.8(b)          Owned Real Property--Violations
5.8(d)          Owned Real Property--Condemnation, Etc.
5.8(e)          Owned Real Property--Other Violations
5.9(a)          Leased Real Property--List
5.9(b)          Leased Real Property--Leases and Subleases
5.10            Environmental Matters
5.11(a)         ERISA; Benefit Plans--List
5.11(b)         ERISA; Benefit Plans--Qualification
5.11(c)         ERISA; Benefit Plans--Multi-employer Plans
5.11(f)         ERISA; Benefits Plans--Reportable Events
5.11(g)         ERISA; Benefit Plans--Sponsored Plans
5.11(h)         ERISA; Benefit Plans--Obligations to Contribute to Multi-
                employer Plans
5.11(j)         ERISA; Benefit Plans--Welfare Plans
5.11(k)         ERISA; Benefit Plans--Obligations
5.11(m)         ERISA; Benefit Plans--Other Obligations or Liabilities
5.11(o)         ERISA; Benefit Plans--Foreign Plans
5.11(p)         ERISA; Benefit Plans--Non-resident Beneficiaries
5.11(t)         ERISA; Benefit Plans--Contributions
5.11(u)         ERISA; Benefit Plans--Commitments to Create Plans
5.11(v)         ERISA; Benefit Plans--Closings and Layoffs

5.12            Certain Contracts and Arrangements
5.13            Legal Proceedings and Judgments
5.14            Permits
5.16            Taxes
5.17(a)         Intellectual Property Rights--Copyrights, Patent Rights and
                Trademarks
5.17(b)         Intellectual Property Rights--License Agreements
5.17(c)         Intellectual Property Rights--Exceptions
5.18(a)         Labor and Employment Matters--Collective Bargaining Agreements
5.18(b)         Labor and Employment Matters--Employees; Policies and Manuals
5.23            Insurance
5.25            Operating Names
5.26            Overlapping Assets
7.1(a)          Conduct of Business
7.1(b)          Conduct of Business

                       STOCK AND ASSET PURCHASE AGREEMENT

         This Stock and Asset Purchase Agreement (this "Agreement") is made as of December 15, 2002 by and among Insilco Technologies, Inc., a Delaware corporation ("Insilco"), Stewart Connector Systems, Inc., a Pennsylvania corporation, InNet Technologies, Inc., a California corporation, Insilco International Holdings, Inc., a Delaware corporation, Signal Caribe, Inc., a Delaware corporation, Eyelets for Industry, Inc., a Connecticut corporation, Stewart Stamping Corp., a Delaware corporation, and Signal Transformer Co., Inc., a Delaware corporation, (each, a "Selling Subsidiary"; and, collectively with Insilco, the "Sellers" and each of the Sellers, a "Seller"), Bel Fuse Ltd., a Hong Kong corporation, Bel Fuse Macau, L.D.A., a Macau corporation, Bel Connector Inc., a Delaware corporation, and Bel Transformer Inc., a Delaware corporation, (each, a "Buyer"; and, collectively, the "Buyers").

         WHEREAS, Insilco and the Selling Subsidiaries own all the issued and outstanding equity securities (the "Shares") of each of Insilco Technologies GmbH, a German corporation ("Insilco Technologies Germany"), Stewart Connector Systems de Mexico, S.A. de C.V., a Mexican corporation ("Stewart Connector Mexico"), Top East Corporation Limited, a Hong Kong corporation ("Top East"), Insilco Technologies International, a Hong Kong corporation ("ITI"), Sempco, S.A. de C.V., a Mexican corporation ("Sempco"), Signal Transformer Mexicana, S.A. de C.V., a Mexican corporation ("Signal Transformer Mexico"), and Signal Dominicana, S.A., a Dominican Republic corporation ("Signal Dominicana"; and, collectively with Insilco Technologies Germany, Stewart Connector Mexico, Top East, ITI, Sempco and Signal Transformer Mexico, the "Foreign Corporations" and each of the Foreign Corporations, a "Foreign Corporation");

         WHEREAS, the Sellers, directly and through the Foreign Corporations, are engaged in the Business (as defined herein) at various locations around the world; and

         WHEREAS, the Sellers wish to sell to the Buyers, and the Buyers wish to purchase from the Sellers, the Business, including the Shares and the Purchased Assets (as defined herein), and in connection therewith the Buyers are willing to assume from the Sellers all of the Assumed Liabilities (as defined herein), all upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, intending to be legally bound hereby and subject to the approval of the Bankruptcy Court as provided for herein, the parties hereto agree as follows:

                                    Article I
                                   DEFINITIONS

         Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

         "Accounts Payable" means (i) any and all accounts payable and current liabilities which (A) arise after the Petition Date and (B) are owed by the Business to third parties and (ii) any accounts payable which (A) arise on or before the Petition Date and (B) are owed by the Foreign Corporations to third parties, together (in all cases) with any interest or unpaid financing charges accrued thereon.

         "Accounts Receivable" means any and all accounts receivable, notes receivable and other amounts receivable owed to the Business, together with any interest or unpaid financing charges accrued thereon.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Ancillary Agreements" means the Bill of Sale, the Assumption Agreement, the Non-Competition Agreement, the Escrow Agreement and the Intellectual Property Assignment.

         "Approval Order" means an order or orders entered by the Bankruptcy Court, to be submitted by the Sellers substantially in the form and substance of the order attached hereto as Exhibit E approving this Agreement and the Ancillary Agreements and all of the terms and conditions hereof and thereof, and approving and authorizing the Sellers to consummate the transactions contemplated hereby, including the sale of the Purchased Assets to the Buyers pursuant to Sections 363(b) and 363(f) of the Bankruptcy Code free and clear of all Encumbrances (other than Closing Encumbrances) and the sale of the Shares to the Buyers pursuant to Sections 363(b) and 363(f) of the Bankruptcy Code free and clear of all Encumbrances and authorizing the assumption and assignment of the Assumed Agreements pursuant to Section 365 of the Bankruptcy Code.

         "Assumed Agreements" means any contract, agreement, real or personal property lease, commitment, understanding or instrument which primarily relates to the Business, the Shares or the Purchased Assets and which is listed on Exhibit A attached hereto.

         "Assumption Agreement" means the assumption agreement to be executed and delivered by the Buyers and the Sellers at the Closing, such agreement to be substantially in the form and substance of Exhibit B attached hereto.

         "Audit Accountant" means PricewaterhouseCoopers LLP.

         "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. ss.ss. 101, ET SEQ.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court having competent jurisdiction over the Chapter 11 Cases.

         "Bid Procedures Order" means an order or orders entered by the Bankruptcy Court to be submitted by the Sellers substantially in the form and substance of the order attached hereto as Exhibit D approving (i) the form and manner of the notice of sale of assets contemplated by this Agreement, (ii) bidding procedures, (iii) termination fees payable to the Buyers and (iv) expense reimbursement in favor of the Buyers.

         "Bill of Sale" means the bill of sale to be executed and delivered by the Sellers at the Closing, such bill of sale to be substantially in the form and substance of Exhibit C attached hereto.

         "Business" means the Seller Parties' passive components business (as such business is generally described in Insilco Holding Co.'s Annual Report on Form 10-K for the year ended December 31, 2001, as such description may have changed in subsequent filings made by Insilco Holding Co. with the SEC prior to the date hereof or as such description may change to reflect the transactions contemplated hereby), including, without limitation, as conducted from the Business Real Properties described in Schedule 5.8(a) and Schedule 5.9(a) of the Disclosure Schedule, whether conducted under the name of Insilco or the name of any of the Affiliates of Insilco.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Business Real Properties" means the Leased Real Property and the Owned Real Property.

         "Buyers' Representatives" means the Buyers' accountants, employees, counsel, financial advisors and other authorized representatives.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

         "Chapter 11 Cases" means the Sellers' cases commenced under Chapter 11 of the Bankruptcy Code.

         "Closing Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which, individually or in the aggregate, do not materially interfere with the present use or operation or materially impact the value of the Purchased Assets or the Business, (iii) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in any state, local or municipal franchise under which the Business is conducted which, individually or in the aggregate, do not materially interfere with the present use or operation or materially impact the value of the Purchased Assets or the Business, and (iv) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which, when considered with the items referred to in clauses (i), (ii) and (iii), do not materially interfere with the present use or operation of the Purchased Assets or the Business or materially impact the value of the Purchased Assets or the Business and neither secure indebtedness or the payment of the deferred purchase price of property nor individually or in the aggregate create a Material Adverse Effect.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986 (and the regulations thereunder), as amended.

         "Confidential Information" means the Information (as defined in the Confidentiality Agreement) furnished to the Buyers' Representatives pursuant to the Confidentiality Agreement and subject to the confidentiality provisions thereof, and the confidential information relating to the Buyers provided to the Sellers by the Buyers.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated as of April 24, 2002, between Insilco Holding Co. and Bel Fuse, Inc.

         "Copyrights" means all United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same, to the extent that such copyrights and applications are owned by the Sellers and primarily used in the Business.

         "Creditors' Committee" means the official committee of unsecured creditors appointed in connection with the Chapter 11 Cases.

         "Disclosure Schedule" means the disclosure schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

         "Employee Plan" means each employee benefit plan, program, arrangement or contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained, sponsored, contributed to or required to be contributed to by any Seller Party or any ERISA Affiliate for the benefit of any current or former employee, officer or director thereof engaged in the Business in the United States.

         "Employee Records" means all existing personnel files related to employees and former employees of the Business.

         "Encumbrances" means any mortgages, pledges, liens, claims (as defined in Section 101(5) of the Bankruptcy Code), charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, encumbrances and charges of any kind.

         "Environmental Laws" means all foreign, federal, state and local laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders (i) relating to pollution (or the assessment, investigation or cleanup thereof or the filing of information with respect thereto), human health as such relates to exposure to Hazardous Substances, or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource or (ii) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Hazardous Substances, in each case as amended through the Closing Date. The term "Environmental Laws" includes: (A) CERCLA, the Clean Air Act, 42 U.S.C.A. ss.ss. 7401, ET SEQ., the Clean Water Act, 33 U.S.C.A. ss.ss. 1251, ET SEQ., the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984), 42 U.S.C.A. ss.ss. 6901, ET SEQ., the Toxic Substances Control Act, 15 U.S.C.A. ss.ss. 2601, ET SEQ., the Federal Insecticide,

Fungicide, and Rodenticide Act, 7 U.S.C.A. ss.ss. 136, ET SEQ., the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C.A. ss.ss. 11001, ET SEQ., and the Occupational Safety and Health Act of 1970 (as such Act relates to exposure to Hazardous Substances), 29 U.S.C.A. ss.ss. 51, ET SEQ., each as amended through the Closing Date; and (B) any common law (including negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to the presence of, exposure to, or ingestion of, any Hazardous Substance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereunder, as amended.

         "ERISA Affiliate" means any entity required to be aggregated with any Selling Party under Section 414 of the Code or Section 4001 of ERISA.

         "Escrow Agent" means Bank of New York or such other financial institution as shall be mutually acceptable to Insilco and the Buyers.

         "Escrow Agreement" means an escrow agreement to be executed and delivered by the Sellers, the Buyers and the Escrow Agent at the Closing, such agreement to be substantially in the form and substance of Exhibit F attached hereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Subsidiaries" means all Subsidiaries of the Sellers other than the Selling Subsidiaries and the Foreign Corporations.

         "Glen Rock Agreement" means the Installment Sales Agreement, as amended, between York County Industrial Development Corporation, a Pennsylvania nonprofit corporation, and Stewart Connector Systems, Inc., a Pennsylvania corporation, dated May 26, 1988.

         "Glen Rock Property" means that property which is the subject of the Glen Rock Agreement.

         "Governmental Authority" means any United States or non-United States federal, state, provincial, local or similar governmental, administrative or regulatory authority, department, agency, commission or body, or judicial or arbitral body.

         "Hazardous Substances" means (i) any petrochemical or petroleum products, oil, coal tar, or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or polychlorinated biphenyls, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "solid wastes," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" under any applicable Environmental Law.

         "Intellectual Property" means all of the following property, rights or interest owned by the Seller Parties, used primarily in the Business in any jurisdiction throughout the world: (i) Patent Rights, (ii) Trademarks, technology, product drawings, computer software (other than off-the-shelf commercially available software), corporate names and data and documentation (including electronic media), together with all goodwill associated with each of the foregoing, (iii) Copyrights and copyrightable works,
(iv) registrations and applications for any of the foregoing and (v) trade secrets, know-how, customer lists and confidential information; provided that Intellectual Property shall not include the "Insilco" name, or any names similar thereto, or logos or Trademarks related thereto.

         "Intellectual Property Assignment" means an intellectual property assignment to be executed and delivered by the Sellers and the Buyers at the Closing, such assignment to be substantially in the form and substance of Exhibit H attached hereto.

         "Knowledge" means, as to a particular matter, the actual knowledge of
(i) with respect to the Buyers, the chief executive officer, the chief financial officer and/or the general counsel, in each case, of Bel Fuse, Ltd., in each case without independent investigation and (ii) with respect to the Sellers, the chief executive officer, the chief financial officer and/or the general counsel, in each case, of Insilco Holding Co., in each case without independent investigation.

         "Law" means any foreign or domestic federal, state, provincial, county, municipal or local law, statute, ordinance, rule, regulation, directive, order, writ, decree, injunction, judgment, stay, restraining order, permit, license, registration, code, requirement or requirement of any Governmental Authority.

         "Leased Real Property" means the real property leased or sub-leased by the Seller Parties, as tenant or sub-tenant, that is primarily related to the Business, together with, to the extent leased or sub-leased by the Seller Parties primarily in connection with the Business, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller Parties (primarily related to the Business) attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Liability" means any debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, mature or unmature or determined or determinable.

         "Loss" means all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses).

         "Material Adverse Effect" means any change or changes in, or effect on, the Business or the Purchased Assets that individually is, or in the aggregate are, reasonably likely (i) to be materially adverse to the assets, business, financial condition or results of operations of the Business, taken as a whole, or (ii) to be materially adverse to the condition of the Purchased Assets and the assets of the Foreign Corporations, taken as a whole, taking into account the Sellers' status as a debtor under Chapter 11 of the Bankruptcy Code, other than (i) any change or effect in any way resulting from or arising in connection with the Chapter 11 Cases or this Agreement or any of the transactions contemplated hereby (including any announcement with respect to the Chapter 11 Cases or this Agreement or any of the transactions contemplated hereby), (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business, regulatory or economic conditions relating to any industries in which the Sellers participates or (iii) any change in or effect on the Purchased Assets or the Business which is cured (including by the payment of money) by Insilco or any of its Affiliates before the Termination Date.

         "Non-Competition Agreement" means a non-competition agreement to be executed and delivered by the Sellers at the Closing, such agreement to be substantially in the form and substance of Exhibit G attached hereto.

         "Owned Real Property" means the real property owned by the Sellers that is primarily related to the Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Sellers (primarily related to the Business) attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Patent Rights" means United States and foreign patents, patent applications, including provisional applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, and inventions (whether or not patentable or reduced to practice) or improvements thereto owned by the Seller Parties and primarily used in the Business.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller Parties or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which, individually or in the aggregate, do not materially interfere with the present use or operation of the Purchased Assets or the Business, (iv) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in any state, local or municipal franchise under which the Business is conducted which, individually or in the aggregate, do not materially interfere with the present use or operation of the Purchased Assets or the Business, (v) liens existing under the Prepetition Credit Agreement and
(vi) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use or operation of the Purchased Assets or the Business or materially impact the value of the Purchased Assets or the Business and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate create a Material Adverse Effect.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

         "Petition Date" means the date on which the Sellers file voluntary petitions under Chapter 11 of the Bankruptcy Code, which shall be a date not later than five (5) Business Days after the date of this Agreement.

         "Pre-Closing Tax Period" means: (i) any Tax period ending on or before the Closing Date; and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

         "Prepetition Agent" means Bank One, NA.

         "Prepetition Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 25, 2000, by and among Insilco, T.A.T. Technology Inc., various financial institutions as lenders and Bank One, N.A. as administrative agent.

         "Sale Hearing" means the hearing at which the Bankruptcy Court considers entry of the Approval Order.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Parties" means the Sellers and the Foreign Corporations.

         "Seller Party" means a Seller or a Foreign Corporation.

         "Sellers' Representatives" means the Sellers' accountants, employees, counsel, financial advisors and other authorized representatives.

         "Share Transfer and Assignment Agreement" means a share transfer and assignment agreement to be executed and delivered on behalf of the shareholder(s) of Insilco Technologies Germany and one of the Buyers at the Closing, such agreement to be substantially in the form and substance of Exhibit J attached hereto.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which the outstanding securities or equity interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such Person, corporation or other entity are owned directly or indirectly by such other Person.

         "Tax" or "Taxes" means all taxes, charges, fees, duties, levies, penalties or other assessments of any kind or nature imposed by any Governmental Authority, including income, net or gross receipts, excise, personal and real property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp, add-on minimum, alternative, intangible and other taxes, including interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

         "Tax Return" means any return, report, claim for refund, information return, declaration or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Authority.

         "Trademarks" means all United States, state and foreign trademarks, service marks, logos, trade dress, trade names and Internet domain names (including all assumed or fictitious names under which the Business is conducting its business or has within the previous five (5) years conducted its business), whether registered or unregistered, and pending applications to register the foregoing, owned by the Seller Parties and primarily used in the Business.

         "U.S. GAAP" means United States generally accepted accounting principles in effect from time to time applied consistently throughout the periods involved.

         "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988 (or any state or local equivalent), as amended.

            (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following section:

        Definition                                             Location
        ----------                                             --------

        "Accounts"                                             ss. 5.24
        "Accounts Payable Amount"                              ss. 3.2(c)
        "Accounts Receivable Amount"                           ss. 3.2(c)
        "Affected Property"                                    ss. 5.10(h)
        "Agreement"                                            Preamble
        "Allocation"                                           ss. 7.7(e)
        "Arbiter"                                              ss. 3.2(d)
        "Assumed Liabilities"                                  ss. 2.4
        "Auction"                                              ss. 7.12(b)
        "Auction Date"                                         ss. 7.12(b)
        "Auction Sale"                                         ss. 7.12(c)
        "Audited Financial Statements"                         ss. 8.2(i)
        "Backup Bid"                                           ss. 7.12(a)(iii)
        "Backup Bidder"                                        ss. 7.12(a)(iii)
        "Balance Sheet"                                        ss. 5.6(a)
        "Benchmark Working Capital Amount"                     ss. 3.2(e)
        "Bid Deadline"                                         ss. 7.12(a)(i)
        "Buyer(s)"                                             Preamble
        "Buyers' Overlapping Assets"                           ss. 5.26
        "Cash Price"                                           ss. 3.1
        "Cause"                                                ss. 7.8(j)
        "Closing"                                              ss. 4.1
        "Closing Date"                                         ss. 4.1
        "Cure Amount Ceiling"                                  ss. 2.6(b)
        "Cure Amount Payment"                                  ss. 2.6(b)

        Definition                                             Location
        ----------                                             --------

        "Cure Amounts"                                         ss. 2.6(b)
        "Deposit"                                              ss. 7.12(a)(iii)
        "Disputed Items"                                       ss. 3.2(d)
        "Employee Agreements"                                  ss. 7.8(i)
        "Environmental Permits"                                ss. 5.10(a)
        "Escrowed Amount"                                      ss. 3.1
        "Estimated Accounts Payable Amount"                    ss. 3.2(a)
        "Estimated Accounts Receivable Amount"                 ss. 3.2(a)
        "Estimated Accounts Report"                            ss. 3.2(a)
        "Estimated Foreign Corporation Closing Liabilities"    ss. 3.2(c)
        "Estimated Inventory Amount"                           ss. 3.2(b)
        "Estimated Working Capital Amount"                     ss. 3.2(c)
        "Excluded Assets"                                      ss. 2.3
        "Excluded Liabilities"                                 ss. 2.5
        "Expense Reimbursement"                                ss. 7.12(c)
        "Final Working Capital Amount"                         ss. 3.2(d)
        "Financial Statements"                                 ss. 5.6(a)
        "Foreign Corporation Closing Liabilities"              ss. 3.2(c)
        "Foreign Corporation(s)"                               Recitals
        "Foreign Corporation Employee"                         ss. 7.8(a)
        "Foreign Plans"                                        ss. 5.11(o)
        "Insilco"                                              Preamble
        "Insilco Technologies Germany"                         Recitals
        "Insilco Technologies Germany Shares"                  ss. 5.4(a)
        "Inventory"                                            ss. 2.2(a)
        "Inventory Amount"                                     ss. 3.2(c)
        "Inventory Date"                                       ss. 3.2(b)
        "Inventory Determination"                              ss. 3.2(b)
        "ITI"                                                  Recitals
        "ITI Shares"                                           ss. 5.4(d)
        "License Agreements"                                   ss. 5.17(b)
        "Marked Agreement"                                     ss. 7.12(a)(ii)
        "Material Agreements"                                  ss. 5.12
        "Operating Names"                                      ss. 5.25
        "Options"                                              ss. 5.9(b)
        "Overbid Procedures"                                   ss. 7.12
        "Overbids"                                             ss. 7.12(a)
        "Permits"                                              ss. 5.14(a)
        "Purchase Price"                                       ss. 3.1
        "Purchased Assets"                                     ss. 2.2
        "Qualified Bid"                                        ss. 7.12(a)(ii)
        "Regulatory Approvals"                                 ss. 7.6(a)
        "Resolution Period"                                    ss. 3.2(d)
        "Retained Employee"                                    ss. 7.8(a)

        Definition                                             Location
        ----------                                             --------

        "Retained Employee Payment Amount"                     ss. 7.8(j)
        "Seller(s)"                                            Preamble
        "Sellers' Estimated Closing Report"                    ss. 3.2(c)
        "Sellers' Overlapping Assets"                          ss. 5.26
        "Sellers' Retained Business"                           ss. 5.26
        "Selling Subsidiary"                                   Preamble
        "Sempco"                                               Recitals
        "Sempco Shares"                                        ss. 5.4(e)
        "Shares"                                               Recitals
        "Signal Dominicana"                                    Recitals
        "Signal Dominicana Shares"                             ss. 5.4(f)
        "Signal Transformer Mexico"                            Recitals
        "Signal Transformer Mexico Shares"                     ss. 5.4(g)
        "Stewart Connector Mexico"                             Recitals
        "Stewart Connector Mexico Shares"                      ss. 5.4(c)
        "Successful Bid"                                       ss. 7.12(a)(iii)
        "Successful Bidder"                                    ss. 7.12(a)(iii)
        "Termination Date"                                     ss. 9.1(h)
        "Third-Party Sale"                                     ss. 9.1(f)
        "Top East"                                             Recitals
        "Top East Shares"                                      ss. 5.4(b)
        "Topping Fee"                                          ss. 7.12(c)
        "Transfer Taxes"                                       ss. 7.7(b)
        "Transferable Permits"                                 ss. 2.2(f)
        "Transferred Employee"                                 ss. 7.8(a)
        "Unaudited Annual Financial Statements"                ss. 5.6(a)
        "WARN Notices"                                         ss. 7.8(e)
        "WC Objection"                                         ss. 3.2(d)
        "Welfare Plan"                                         ss. 5.11(j)

         Section 1.2 Construction. The terms "hereby," "hereto," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including", when used herein without the qualifier, "without limitation," shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions. All references to "$" are to United States Dollars.

                                   Article II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions contained in this Agreement (including the entry of the Approval Order), at the Closing, the Sellers shall sell the Shares to the Buyers, and the Buyers shall, by payment of the Purchase Price, purchase and acquire the Shares from the Sellers, free and clear of all Encumbrances.

         Section 2.2 Purchase and Sale of Assets. Except for the Excluded Assets, upon the terms and subject to the conditions contained in this Agreement (including the entry of the Approval Order), at the Closing, the Sellers shall sell, assign, convey, transfer and deliver to the Buyers, and the Buyers shall, by payment of the Purchase Price, purchase and acquire from the Sellers, free and clear of all Encumbrances (except for Closing Encumbrances), all of the right, title and interest that the Sellers possess as of the Closing in, to and under the real, personal, tangible and intangible property and assets of every kind and description, wherever located, used, developed for use or intended for use primarily in the conduct of the Business and related thereto and all other assets of the Sellers related to the Business unless specifically excluded in
Section 2.3 (collectively, the "Purchased Assets"). Without limiting the effect of the foregoing, the parties hereto acknowledge and agree that the Purchased Assets shall include all right, title and interest of the Sellers in, to and under all of the following assets primarily relating to the Business (except the Excluded Assets):

            (a) all raw materials, work in process, finished goods and packaging materials, samples and other materials generally included in the inventory of the Business in accordance with U.S. GAAP (the "Inventory");

            (b) all equipment;

            (c) all machinery, vehicles, furniture and other tangible personal property;

            (d) all of the Accounts Receivable outstanding as of the Closing
         Date;

            (e) the Assumed Agreements, in each case, to the extent the same are assignable as "executory contracts" under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the third party or third parties to such agreements, if required, including any and all deposits and letters of credit related to any such Assumed Agreements;

            (f) the Permits, in each case, to the extent the same are assignable (the "Transferable Permits");

            (g) to the extent assignable as "executory contracts" under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the third party or third parties to such agreements, if required, all License Agreements and all confidentiality, noncompete, non-disparagement or nondisclosure agreements executed by vendors, suppliers or employees of the Sellers or other third parties, in each case, primarily relating to the Business;

            (h) originals or copies of all Employee Records of the Sellers in respect of employees of the Business who become Transferred Employees or who are employees of the Foreign Corporations;

            (i) except as set forth on Schedule 2.3(d) of the Disclosure Schedule and subject to Section 2.3(d), all of the rights, claims or causes of action of the Sellers against any third party primarily related to the Purchased Assets, the operation of the Business or the Assumed Liabilities or Assumed Agreements arising out of transactions occurring prior to the Closing Date, except where such rights, claims or causes of action relate to Excluded Liabilities; to the extent such rights, claims or causes of action relate to both Assumed Liabilities and Excluded Liabilities, the Buyers and the Sellers shall share such rights, claims or causes of action in the same proportion as their respective liabilities bear to the total liability relating to those rights, claims or causes of action;

            (j) to the extent assignable under Section 365 of the Bankruptcy Code, all Intellectual Property, together with all related income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property;

            (k) (i) to the extent assignable under Section 365 of the Bankruptcy Code or to the extent consented to by the insurance providers, if required, the rights of the Sellers pertaining primarily to the Business under those insurance policies which primarily cover risks covering the Business or the Purchased Assets, together with any rights to insurance proceeds from any insurance policies owned by the Sellers and pertaining primarily to the Business, other than insurance proceeds from insurance policies for workers' compensation, director and officer liability and fiduciary liability; provided that to the extent that the rights to such insurance proceeds relate to a claim against the Sellers that is not an Assumed Liability and is not a Liability of the Foreign Corporations, the Sellers shall retain the rights to such insurance proceeds and the Sellers shall not transfer the rights to such insurance proceeds to the Buyers and (ii) any proceeds from any insurance policies relating to claims arising after the date hereof relating to the business of the Foreign Corporations;

            (l) all rights under all accounts of the customers of the Business which, at the Closing Date, are users of any of the services or purchasers of any of the products provided by the Sellers in the operation of the Business, including all rights under any contracts or agreements relating to such accounts to the extent such contracts or agreements are assignable as "executory contracts" under Section 365 of the Bankruptcy Code or to the extent consented to by the third party or third parties to such contracts or agreements;

            (m) all evidences of indebtedness or other interests issued by any Person other than any Seller Party or any Affiliate thereof and owned by any of the Sellers primarily in connection with the Business;

            (n) the Owned Real Property;

            (o) all (i) brochures, catalogues, literature, forms, advertising materials and media primarily relating to the Business which are located at the Business Real Properties and (ii) sales data, mailing lists and the content on the Sellers' respective websites primarily used in the Business;

            (p) to the extent transferable, all rights of the Sellers in and to all telephone, telefax and data numbers primarily used in the Business;

            (q) the full benefit of all warranties, warranty rights, performance bonds and indemnities (except for indemnities related to any litigation that the Seller Parties are involved in) which apply to any of the Purchased Assets;

            (r) all rights of the Sellers in products in development primarily used in or relating to the Business;

            (s) all rights of the Sellers under any purchase orders for products or merchandise to be sold by the Sellers in respect of the Business which arise in the ordinary course of business to the extent outstanding as of the Closing Date;

            (t) all of the Sellers' rights to easements, rights of way, variances, conditional uses, nonconforming uses, servitudes, leases, licenses, privileges and options, which rights are primarily used, held by or relating or appurtenant to the Business, the Business Real Properties or any real estate lease primarily relating to the Business to which any of the Sellers is a party (provided such real estate lease is within the definition of the phrase "executory contracts" as defined under Section 365 of the Bankruptcy Code), in each case, to the extent that such rights are transferable;

            (u) (i) all security deposits and other forms of security for the performance of any agreements which constitute a portion of the Purchased Assets, (ii) all refundable security deposits and prepaid expenses relating to the Purchased Assets and (iii) any sums deposited, escrowed or otherwise set aside by or on behalf of any Seller Party in compliance with Law as a result of or in connection with any Assumed Liability;

            (v) any Tax refund payable to or paid to any Foreign Corporation after the date hereof;

            (w) all system passwords, resets, encryption technology, archives, log files, engineering designs, software agreements, software configurations, source codes and object codes maintained by the Sellers primarily relating to the Business; and

            (x) all other assets owned by the Sellers and related primarily to the Business, whether or not reflected on the books and records of any of the Seller Parties, all books, records, ledgers, data and information, files, documents and correspondence primarily relating to the Business, all regulatory filings primarily relating to the rates and services provided by the Sellers in connection with the operation of the Business, all general, financial and accounting records, sales correspondence, customer lists, credit and sales records, purchasing records, data processing records, copies of all documents and records primarily relating to the Purchased Assets, outstanding or uncollected sales orders and sales order log books, correspondence records with respect to customers and supply sources, and all papers primarily relating to, or necessary to the conduct of, the Business, including drawings, engineering, manufacturing and assembly information, operating and training manuals, manuals and data, catalogs, quotations, bids, sales and promotional materials, research and development records, prototypes and models, lists of present and former suppliers, customer credit information, customers' pricing information, plans, studies and analyses, whether prepared by any of the Seller Parties or a third party, primarily relating to the Business.

         Section 2.3 Excluded Assets. Notwithstanding any provision herein to the contrary, the Sellers shall not sell, convey, assign, transfer or deliver to the Buyers, and the Buyers shall not purchase, and the Purchased Assets shall not include, the Sellers' right, title and interest in and to the following assets of the Sellers (the "Excluded Assets"):

            (a) cash (including all cash residing in any collateral cash account securing any obligation or contingent obligation of the Sellers), cash equivalents and bank deposits, subject to the Buyers' rights under
         Section 2.2(u) and Section 2.2(v), and any amount of indebtedness for borrowed money owed by an Affiliate of any Seller to any Seller Party;

            (b) any equity interests held by the Sellers other than the Shares;

            (c) rights to (i) any Tax refunds relating to the Business or the Purchased Assets that are attributable to any Pre-Closing Tax Period, whether such refund is received as a payment or as a credit against future Taxes and (ii) any net operating losses relating to the Business or the Purchased Assets; provided, however, that any Tax refund that is payable to or paid to any Foreign Corporation after the date hereof and any net operating loss carryforward usable by any Foreign Corporation shall not be deemed an Excluded Asset.

            (d) the Sellers' claims, causes of action, choses in action and rights of recovery pursuant to Sections 544 through 550 and Section 553 of the Bankruptcy Code, any other avoidance actions under any other applicable provisions of the Bankruptcy Code and the claims, causes of action, choses in action and rights of recovery set forth on Schedule 2.3(d) of the Disclosure Schedule;

            (e) subject to Section 7.2(c), the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Sellers as corporations, and, except as contemplated by Section 2.2(x), any books, records or the like of the Sellers;

            (f) all of the assets set forth on Schedule 2.3(f) of the Disclosure Schedule;

            (g) the "Insilco" name, or any names similar thereto, or logos, trade names, service marks or Trademarks related thereto;

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

            (h) all of the agreements to which any of the Seller Parties is a party which are not Assumed Agreements or License Agreements and any and all customer deposits, customer advances and credits and security deposits related to any such agreements which are not Assumed Agreements or License Agreements;

            (i) the rights of the Sellers under this Agreement and the Ancillary Agreements;

            (j) all of the real, personal, tangible or intangible property (including Intellectual Property) or assets owned by the Excluded Subsidiaries except to the extent that such property or assets primarily relate to the Business;

            (k) any and all assets of any Seller or an Affiliate of any Seller primarily related to the custom assemblies or precision stampings business segments operated by Insilco and its Subsidiaries, including, without limitation, Sellers' Overlapping Assets;

            (l) any and all amounts or other obligations owing to any Seller Party by Insilco Holding Co. or any Affiliate of Insilco Holding Co.;

            (m) any and all prepaid workers' compensation premiums (other than with respect to individuals who become Transferred Employees or who are employees of the Foreign Corporations);

            (n) claims against current or former directors, officers or other employees of, or agents, accountants or other advisors of or to, the Sellers;

            (o) all Employee Records in respect of employees of the Business who do not become Transferred Employees and who are not employees of the Foreign Corporations; and

            (p) any insurance policies and proceeds not included as Purchased Assets pursuant to Section 2.2(k).

         Section 2.4 Assumed Liabilities. Except for the Excluded Liabilities, upon the terms and subject to the satisfaction of the conditions contained in this Agreement (and subject to the entry of the Approval Order), on the Closing Date, the Buyers shall execute and deliver to the Sellers the Assumption Agreement pursuant to which the Buyers shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of the Sellers (the "Assumed Liabilities"), in accordance with the respective terms and subject to the respective conditions thereof:

            (a) liabilities and obligations of the Sellers under the Assumed Agreements, the License Agreements (to the extent assigned) and the Transferable Permits in accordance with the terms thereof for periods occurring after the Closing Date;

            (b) the liabilities and obligations relating to (i) any customer deposits and customer advances and credits, (ii) the security deposits and (iii) letters of credit or similar instruments securing customer deposits, advances or credits, in all such cases only with respect to customer accounts which are assigned to the Buyers and only with respect to dollar amounts (if they exceed $25,000 in the aggregate) disclosed to the Buyers within two (2) Business Days prior to the Closing; provided, however, that to the extent that such liabilities and obligations exceed $25,000 in the aggregate, then such liabilities and obligations in excess of $25,000 in the aggregate shall be assumed by the Buyers only to the extent that the Cash Price is reduced, prior to the consummation of the Closing, by such excess amount; (c) liabilities and obligations assumed by, or allocated to, the Buyers pursuant to
         Section 7.7;

            (d) all of the liabilities and obligations of the Sellers allocated to the Buyers pursuant to Section 7.8;

            (e) all of the Accounts Payable other than the Accounts Payable of the Foreign Corporations (it being agreed that the Accounts Payable of the Foreign Corporations shall continue to be the obligations of the Foreign Corporations after the Closing and not obligations of the Sellers) ; and

            (f) all liabilities and obligations related to the Purchased Assets, the Shares or the Business arising from any actions or omissions occurring after the Closing Date.

         Section 2.5 Excluded Liabilities. NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, THE BUYERS SHALL NOT ASSUME OR BE OBLIGATED TO PAY, PERFORM OR DISCHARGE ANY LIABILITIES OR OBLIGATIONS OF THE SELLERS OTHER THAN THE ASSUMED LIABILITIES (ALL LIABILITIES AND OBLIGATIONS OTHER THAN THE ASSUMED LIABILITIES ARE REFERRED TO HEREIN AS THE "EXCLUDED LIABILITIES"). The Excluded Liabilities include (a) all liabilities that the Sellers may have with respect to the underfunding of any Employee Plan relating to the Business, (b) all guarantees by any Seller of the Liabilities of Insilco or any of its Affiliates other than as specified in Section 7.17 and (c) all Taxes of the Sellers attributable to the Purchased Assets and the Business with respect to any Pre-Closing Tax Period, provided that, for this purpose, with respect to any such Taxes that are payable with respect to a taxable period that begins before the Closing Date and that ends after the Closing Date (but excluding for the avoidance of doubt, any Taxes referred to and governed by Section 7.7(b)), the portion of such Taxes allocable to the portion of such taxable period ending on the Closing Date shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction, the numerator of which of which is the number of days in the portion of such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period.

         Section 2.6 Assumption of Certain Leases and Other Contracts. The Approval Order shall provide for the assumption by the Sellers and assignment to the Buyers, effective upon the Closing, of the Assumed Agreements on the following terms and conditions:

            (a) At the Closing, the Sellers shall assume and assign to the Buyers the Assumed Agreements. The Assumed Agreements are listed on Exhibit A hereto. Simultaneously with delivery of cure amount notices (in accordance with the terms of the Bid Procedures

         Order) to the other party or parties to the Assumed Agreements, Sellers shall deliver a copy of such cure amount notices to Buyers (such notices to include the estimated amounts necessary to cure monetary and non-monetary defaults, if any, under each of such Assumed Agreements as determined by the Sellers based on the Sellers' books and records, the date of the Assumed Agreement (if available), the other party or parties to the Assumed Agreement and the address of such party or parties, as the case may be). From and after the date hereof until three (3) Business Days prior to the commencement of the Sale Hearing, the Sellers shall make such additions and deletions to the list of the Assumed Agreements as the Buyers shall request and the Sellers shall give prompt notice of any such addition or deletion to the respective counsels to the Prepetition Agent and the Creditors' Committee, and to the third parties to each such executory contract added to or deleted from the list of the Assumed Agreements.

            (b) If Insilco advises the Buyers at or prior to the Closing Date that there exists on the Closing Date any defaults under the Assumed Agreements, the Buyers shall be responsible for (i) the first $150,000 (the "Cure Amount Ceiling") of Cure Amounts (as defined below) associated with personal property leases and/or real estate leases constituting Assumed Agreements and (ii) all other Cure Amounts under all other Assumed Agreements. At the Closing, the Buyers shall provide funds to the Sellers (by wire transfer of immediately available U.S. funds) in an amount equal to (i) with respect to the Assumed Agreements which are personal property leases and/or real estate leases, the lesser of the aggregate Cure Amounts for such Assumed Agreements and the Cure Amount Ceiling plus (ii) with respect to all other Assumed Agreements, the aggregate Cure Amounts for such Assumed Agreements (the aggregate amount of clauses (i) and (ii) being the "Cure Amount Payment"). Promptly (and in any event by the end of the next Business
         Day) upon receipt by the Sellers of the Cure Amount Payment and the Purchase Price at the Closing, the Sellers shall pay all Cure Amounts for all Assumed Agreements. The Sellers, jointly and severally, shall be responsible for paying all Cure Amounts and shall pay such Cure Amounts from, and promptly (and in any event, by the end of the next Business Day) upon receipt of, such funds and the Purchase Price. For purposes of this Agreement, "Cure Amount" means any and all amounts to be cured pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreements.

            (c) The Buyers shall be solely responsible for any and all costs and expenses necessary in connection with providing adequate assurance of future performance, I.E., for periods after the Closing Date, with respect to any of the Assumed Agreements under Section 365 of the Bankruptcy Code.

            (d) In addition to the payment of the Purchase Price and the payment of the Cure Amounts and expenses referred to in clause (c) above, on the Closing Date, the Buyers shall reimburse the Sellers in cash and in full for any and all postpetition deposits, advances, credits and security deposits and replace any letters of credit, in all such cases, related to any agreements of the Sellers with third parties transferred to the Buyers pursuant to Section 2.2; provided, however, the Buyers shall not be obligated to reimburse the Sellers for any postpetition deposits, advances, credits and security deposits or be obligated to replace any postpetition letters of credit in the event that, prior to the Closing Date, (i) the Sellers fail to provide the Buyers with copies of written postpetition correspondence which evidences that a third party required the Sellers to provide such third party with such deposit, advance, credit, security deposit or letter of credit, (ii) the Sellers fail to provide the Buyers written evidence that the Sellers delivered such deposit, advance, credit, security deposit or secured a letter of credit to/on behalf of such third party or (iii) the Buyers make a reasonable good faith determination that (y) the Buyers will not be entitled to the return of, recover or otherwise use for their benefit any such deposit, advance, credit or security deposit and/or (z) the Buyers will be required to secure a replacement letter of credit, as applicable.

                                  Article III
                                 PURCHASE PRICE

         Section 3.1 Purchase Price. In consideration for the Shares and the Purchased Assets, and subject to the terms and conditions of this Agreement and the entry of the Approval Order, at the Closing the Buyers shall (a) assume the Assumed Liabilities as provided in Section 2.4, (b) pay one million dollars ($1,000,000) to the Escrow Agent to be held and disbursed pursuant to the terms of the Escrow Agreement (the "Escrowed Amount"), (c) pay to the Sellers (in immediately available funds, by wire transfer to an account or accounts designated by Insilco) the Cure Amount Payment and (d) pay to the Sellers, in immediately available funds, by wire transfer to an account or accounts designated by Insilco, an amount in cash equal to thirty five million dollars ($35,000,000) less the Escrowed Amount (the "Cash Price"). The sum of the Cure Amount Payment, the Escrowed Amount and the Cash Price, as same may be adjusted
(i) downward pursuant to Section 2.4(b), (ii) upward pursuant to Section 2.6(d) and (iii) upward or downward pursuant to Section 3.2, is referred to herein as the "Purchase Price."

         Section 3.2 Purchase Price Adjustment. (a) Delivery of Estimated Accounts Report. At least two (2) Business Days prior to the Closing, the Sellers shall deliver to the Buyers a report reflecting the Sellers' good faith estimate of all of the Accounts Receivable and the Accounts Payable as of the Closing Date (the "Estimated Accounts Report"). The Estimated Accounts Report shall (i) identify the dollar amount of each Account Receivable and Account Payable, (ii) identify the entity to which each Account Receivable and Account Payable pertains, (iii) exclude Accounts Receivable and Accounts Payable due to any of the Sellers from any of the other Seller Parties or from any Affiliate of any of the Sellers and (iv) include an aging schedule for each Account Receivable reflecting, as of the Closing Date, the aggregate amount of the Accounts Receivable outstanding that: (A) would not be past due; (B) would be past due 30 days or less; (C) would be past due more than 30 days but less than or equal to 60 days; and (D) would be past due more than 60 days. The aggregate dollar value of the Accounts Receivable and Accounts Payable evidenced on the Estimated Accounts Report shall be determined in a manner consistent with U.S. GAAP and the determination of the value of Accounts Receivable and Accounts Payable in the Financial Statements and shall be referred to herein as the "Estimated Accounts Receivable Amount" and the "Estimated Accounts Payable Amount", as applicable.

            (b) Taking of Inventory; Inventory Report. Prior to the date hereof, the Buyers' accountants and Insilco's accountants have taken a joint physical inventory of the Inventory,

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

wherever located (the "Inventory Determination"). Prior to Closing, Insilco shall update the Inventory Determination through a date as near to the Closing Date as practicable (the "Inventory Date"), through application of methodologies and procedures consistent with the Sellers' past practices of inventory determination utilized in the preparation of the Financial Statements. The Sellers shall prepare a report setting forth the aggregate value of the Inventory of the Business as of the Inventory Date (the "Estimated Inventory Amount"), determined in accordance with the procedures set forth above.

            (c) Closing Report. On the second (2nd) Business Day prior to the Closing, the Sellers shall deliver to the Buyers a report ("Sellers' Estimated Closing Report") which identifies (i) the Estimated Accounts Receivable Amount,
(ii) the Estimated Inventory Amount, (iii) the Estimated Accounts Payable Amount and (iv) the Sellers' estimate of all Liabilities of the Foreign Corporations (other than Accounts Payable and Liabilities for Taxes) as of the Closing Date but only to the extent that such Liabilities are required to be reflected on a balance sheet prepared in accordance with U.S. GAAP and in a manner consistent with the preparation of the Financial Statements (the "Estimated Foreign Corporation Closing Liabilities"). Within five (5) Business Days after the Closing, the Sellers shall, working in cooperation with the Buyers, deliver a report (the "Sellers' Closing Report") which identifies (i) the dollar value of all Accounts Receivable (the "Accounts Receivable Amount") and Accounts Payable (the "Accounts Payable Amount") as of the Closing Date, determined using the procedures and methodologies set forth in Section 3.2(a), (ii) the value of the Inventory of the Business as of the Closing Date, determined using the methodologies and procedures set forth in Section 3.2(b) (the "Inventory Amount") and (iii) all Liabilities of the Foreign Corporations (other than Accounts Payable and Liabilities for Taxes) as of the Closing Date, but only to the extent that such Liabilities are required to be reflected on a balance sheet prepared in accordance with U.S. GAAP and in a manner consistent with the preparation of the Financial Statements (the "Foreign Corporation Closing Liabilities"). The sum of the Accounts Receivable Amount plus the Inventory Amount, less the Accounts Payable Amount and less the Foreign Corporation Closing Liabilities, in each case as set forth in the Sellers' Closing Report, shall be referred to herein as the "Estimated Working Capital Amount."

            (d) Disputes. Concurrent with the delivery of the Sellers' Closing Report and until such time as all disputes are resolved pursuant to this Section 3.2(d), the Sellers shall deliver to the Buyers such back-up information as the Buyers' Representatives shall reasonably request in order to review the calculation of the Accounts Receivable Amount, the Inventory Amount, the Accounts Payable Amount and the Foreign Corporation Closing Liabilities. In the event that the Buyers believe that the Sellers' Closing Report overstates or understates the Accounts Receivable Amount, the Inventory Amount, the Accounts Payable Amount and/or the Foreign Corporation Closing Liabilities, the Buyers shall, within ten (10) Business Days after the Buyers' receipt of the Sellers' Closing Report, advise Insilco in writing of any objections that the Buyers may have with respect to the Sellers' Closing Report (any such objection shall (x) be set forth in reasonable detail, (y) include supporting calculations and documentation and (z) propose an adjustment to the Estimated Working Capital Amount) (a "WC Objection"); provided, however, that the Buyers shall not object to the Inventory Amount based upon the methodologies and procedures utilized in determining the Inventory Amount, provided that such methodologies and procedures are consistent with the Sellers' past practices of inventory determination utilized in the preparation of the Financial Statements. In the event that the Buyers fail to deliver to

Insilco a WC Objection within such ten (10) Business Day period, the Buyers shall be deemed to have accepted and consented to the calculations and determinations made in the Sellers' Closing Report and the calculation of the Estimated Working Capital Amount contained in the Sellers' Closing Report shall be deemed to be the "Final Working Capital Amount." In the event that the Buyers deliver a WC Objection within ten (10) Business Days after the Buyers' receipt of the Sellers' Closing Report, the Buyers and Insilco shall utilize commercially reasonable efforts to try to resolve the objections set forth in the WC Objection (the "Disputed Items") within ten (10) Business Days of Insilco's receipt of a WC Objection (the "Resolution Period"). If the Buyers and Insilco are unable to resolve the Buyers' objections within the Resolution Period, Insilco and the Buyers shall refer the Disputed Items to the New York office of BDO Siedman or, if such firm is unwilling or unable to serve, the Buyers and Insilco shall engage another mutually acceptable accounting firm (BDO Siedman or such other firm, the "Arbiter"), in either case within five (5) Business Days of the end of the Resolution Period, to determine how the Disputed Items should be resolved. The Buyers and Insilco shall use reasonable efforts to cause the Arbiter, within ten (10) Business Days after it is selected, to (y) resolve all of the Disputed Items, based solely upon the provisions of this Agreement, such data as the Arbiter shall request from the Buyers and Insilco and the presentations by the Buyers, Insilco and their respective representatives, and not by independent review, and (z) re-calculate the Estimated Working Capital Amount by giving effect to the Arbiter's resolution of the Disputed Items. In resolving any Disputed Item, the Arbiter: (x) shall limit its review to matters specifically set forth in the WC Objection; (y) shall further limit its review to whether the calculations are mathematically accurate and have been prepared in accordance with the provisions of this Agreement; and
(z) shall not assign a value to any item greater than the greatest value for such item claimed by a party hereto or less than the smallest value for such item claimed by a party hereto. The calculation by Insilco and the Buyers or by the Arbiter, as the case may be, of the Accounts Receivable Amount plus the Inventory Amount minus the Accounts Payable Amount and minus the Foreign Corporation Closing Liabilities in accordance with this Section 3.2(d) shall be final, conclusive and binding and shall serve as the "Final Working Capital Amount." The fees and expenses of the Arbiter shall be shared equally between the Buyers and Insilco, with Insilco's obligations to be satisfied from the Escrowed Amount pursuant to the terms of the Escrow Agreement.

            (e) Purchase Price Adjustment. On the third (3rd) Business Day following the date on which the Final Working Capital Amount is determined, the Purchase Price shall be adjusted as follows: in the event that (i) the Final Working Capital Amount is greater than $24,057,000 (the "Benchmark Working Capital Amount"), the Purchase Price shall be increased, on a dollar for dollar basis, in an amount equal to the lesser of (y) one million dollars ($1,000,000) and (z) the difference between the Final Working Capital Amount and the Benchmark Working Capital Amount and the Buyers shall deliver such lesser amount to the Sellers by wire transfer to one or more accounts designated by Insilco or
(ii) the Final Working Capital Amount is less than the Benchmark Working Capital Amount, the Purchase Price shall be reduced, on a dollar for dollar basis, in an amount equal to the lesser of (y) one million dollars ($1,000,000) and (z) the difference between the Benchmark Working Capital Amount and the Final Working Capital Amount and the Buyers shall be entitled to receive from the Escrowed Amount, pursuant to the Escrow Agreement, an amount equal to such lesser amount; provided, however, (A) if such lesser amount exceeds the funds available for distribution pursuant to the Escrow Agreement then the Buyers shall be entitled to receive only such available funds (and the

Sellers shall not be obligated to the Buyers for any amount in excess of such available funds) and (B) if such lesser amount is less than such available funds, then after payment to the Buyers of such lesser amount pursuant to this Agreement and the Escrow Agreement any remaining balance of such available funds shall be immediately transferred to the Sellers.

                                   Article IV
                                   THE CLOSING

         Section 4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the Shares and the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. (local time) no later than the fifth (5th) Business Day following the date on which the conditions set forth in such Article VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place or time as the Buyers and Sellers may mutually agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

         Section 4.2 Deliveries by the Sellers. At or prior to the Closing, the Sellers shall deliver the following to the Buyers:

            (a) stock certificates or similar instruments evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, and with all required stock transfer tax stamps affixed;

            (b) the Bill of Sale, duly executed by the Sellers and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the Buyers all of the Sellers' right, title and interest in, to and under all of the Purchased Assets and the Shares, in accordance with this Agreement, in each case duly executed by the Sellers;

            (c) all consents, waivers or approvals obtained by the Sellers with respect to the Purchased Assets, the transfer of the Transferable Permits and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

            (d) the certificate contemplated by Section 8.2(b);

            (e) the Assumption Agreement, duly executed by the Sellers;

            (f) the Intellectual Property Assignment, duly executed by the Sellers;

            (g) the Non-Competition Agreement, duly executed by the Sellers;

            (h) the Escrow Agreement, duly executed by the Sellers;

            (i) certified copies of the Certificate of Incorporation and the Bylaws (or similar governing documents) of each of the Sellers, each as in effect as of the Closing;

            (j) certified copies of the resolutions duly adopted by the board of directors of each of the Sellers authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

            (k) deeds and other necessary documents of conveyance (as customarily utilized in the sale of commercial real property in the states where each Owned Real Property is located) evidencing the conveyance of each Owned Real Property to the Buyers;

            (l) the Share Transfer and Assignment Agreement, duly executed on behalf of the shareholder of Insilco Technologies Germany before a German or Swiss Notary Public; and

            (m) all such other agreements, documents, instruments and writing as are required to be delivered by Sellers at or prior to the Closing Date pursuant to this Agreement.

         Section 4.3 Deliveries by the Buyers. At or prior to the Closing, the Buyers shall deliver the following:

            (a) to the Sellers, an amount of cash equal to the Cash Price less all amounts required by Section 2.4(b) plus all amounts required by
         Section 2.6(d), by wire transfer of immediately available U.S. funds to an account or accounts designated by Insilco;

            (b) to the Sellers, an amount of cash equal to the Cure Amount Payment, by wire transfer of immediately available U.S. funds to an account or accounts designated by Insilco;

            (c) to the Sellers, an amount of cash equal to the Retained Employee Payment Amount, by wire transfer of immediately available U.S. funds to an account or accounts designated by Insilco;

            (d) to the Escrow Agent, an amount of cash equal to the Escrowed Amount;

            (e) to Insilco, certified copies of the Certificate of Incorporation and the Bylaws (or similar governing documents) of each of the Buyers, each as in effect as of the Closing;

            (f) to Insilco, certified copies of the resolutions duly adopted by the board of directors of each of the Buyers authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

            (g) to Insilco, the Assumption Agreement, duly executed by the Buyers;

            (h) to Insilco, the Escrow Agreement, duly executed by the Buyers;

            (i) to Insilco, the Intellectual Property Assignment, duly executed by the Buyers;

            (j) to Insilco, the Share Transfer and Assignment Agreement, duly executed on behalf of one of the Buyers before a German or Swiss Notary Public;

            (k) to Insilco, the certificate contemplated by Section 8.3(b);

            (l) to Insilco, all such other instruments of assumption as shall be reasonably necessary for the Buyers to assume the Assumed Liabilities in accordance with this Agreement; and

            (m) all such other agreements, documents, instruments and writings as are required to be delivered by the Buyers at or prior to the Closing Date pursuant to this Agreement.

            Article V REPRESENTATIONS AND WARRANTIES OF THE SELLERs

         The Buyers specifically acknowledge and agree to the following with respect to the representations and warranties of the Sellers:

            A. The Buyers have conducted their own due diligence investigations of the Business.

            B. Except when the context otherwise requires, the Sellers make no representations or warranties in this Article V with respect to the Excluded Assets or the Excluded Liabilities.

         As an inducement to the Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers, jointly and severally, represent and warrant to the Buyers as follows:

         Section 5.1 Organization; Qualification of the Sellers. Each Seller (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets and to carry on the Business as is now being conducted except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect and (b) as related to the operation of the Business, is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect. Each Seller has heretofore furnished to the Buyers complete and correct copies of the certificates of incorporation and by-laws or similar organizational documents of each Seller as presently in effect. None of the Business has been conducted by or from any of the Excluded Subsidiaries since June 2001.

         Section 5.2 Authority Relative to this Agreement. Each Seller has all corporate power and, upon entry and effectiveness of the Approval Order, will have all corporate authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other similar governing body of each Seller and no other corporate proceedings on the part of any Seller is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller, and assuming that this Agreement constitutes a valid and binding agreement of the Buyers, and subject to the entry and effectiveness of the Approval Order, constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 5.3 Organization, Authority and Qualification of the Foreign Corporations. (a) Each Foreign Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted, except to the extent that the failure to be in good standing would not materially adversely affect the ability of the Foreign Corporations to conduct the Business or otherwise have a Material Adverse Effect. Each Foreign Corporation is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not materially adversely affect the ability of the Foreign Corporations to conduct the Business or otherwise have a Material Adverse Effect. True and correct copies of the Certificate of Incorporation and By-laws (or the equivalent thereof) of each Foreign Corporation have been delivered by the Seller Parties to the Buyer.

            (b) No Foreign Corporation has guaranteed the Liabilities of any Affiliate of Insilco other than another Foreign Corporation.

         Section 5.4 Capitalization; Ownership of Shares. (a) The authorized capital stock of Insilco Technologies Germany consists of the following: 60,000 shares of common stock, 1 Euro par value per share (the "Insilco Technologies Germany Shares"). As of the date hereof, one (1) Insilco Technologies Germany Share is issued and outstanding, which is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Insilco Technologies Germany Shares or obligating any Seller Party or Insilco Technologies Germany to issue or sell any Insilco Technologies Germany Shares, or any other interest in, Insilco Technologies Germany. There are no outstanding contractual obligations of Insilco Technologies Germany to repurchase, redeem or otherwise acquire any Insilco Technologies Germany] Shares. The Insilco Technologies Germany Shares constitute all the issued and outstanding capital stock of Insilco Technologies Germany and are owned of record and beneficially by Stewart Connector Systems, Inc. free and clear of all Encumbrances, except as set forth in Schedule 5.4(a) of the Disclosure Schedule. Except as set forth on Schedule 5.4(a) of the Disclosure Schedule, after December 31, 1997 Insilco Technologies Germany has never declared, issued or otherwise made any capital repayments nor has Insilco

Technologies Germany had a hidden profit distribution asserted against it. Upon consummation of the transactions contemplated by this Agreement and registration of the Insilco Technologies Germany Shares in the name of the Buyers in the stock records of Insilco Technologies Germany, assuming Buyers shall have purchased the Insilco Technologies Germany Shares for value in good faith and without notice of any adverse claim, the Buyers will own all the issued and outstanding capital stock of Insilco Technologies Germany free and clear of all Encumbrances.

            (b) The authorized capital stock of Top East consists of the following: 10,000 shares of common stock, HK$1.00 par value per share (the "Top East Shares"). As of the date hereof, 10,000 Top East Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Top East Shares or obligating any Seller Party or Top East to issue or sell any Top East Shares, or any other interest in, Top East. There are no outstanding contractual obligations of Top East to repurchase, redeem or otherwise acquire any Top East Shares. The Top East Shares constitute all the issued and outstanding capital stock of Top East and are owned of record and beneficially by InNet Technologies, Inc. free and clear of all Encumbrances, except as set forth in Schedule 5.4(b) of the Disclosure Schedule. Upon consummation of the transactions contemplated by this Agreement and registration of the Top East Shares in the name of the Buyers in the stock records of Top East, assuming Buyers shall have purchased the Top East Shares for value in good faith and without notice of any adverse claim, the Buyers will own all the issued and outstanding capital stock of Top East free and clear of all Encumbrances.

            (c) The authorized capital stock of Stewart Connector Mexico consists of the following: 500 shares of common stock, 100 pesos par value per share (the "Stewart Connector Mexico Shares"). As of the date hereof, 500 Stewart Connector Mexico Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Stewart Connector Mexico Shares or obligating any Seller Party or Stewart Connector Mexico to issue or sell any Stewart Connector Mexico Shares, or any other interest in, Stewart Connector Mexico. There are no outstanding contractual obligations of Stewart Connector Mexico to repurchase, redeem or otherwise acquire any Stewart Connector Mexico Shares. The Stewart Connector Mexico Shares constitute all the issued and outstanding capital stock of Stewart Connector Mexico and are owned of record and beneficially by Stewart Connector Systems, Inc. in the amount of 490 of the Stewart Connector Mexico Shares and by Insilco in the amount of 10 of the Stewart Connector Mexico Shares free and clear of all Encumbrances, except as set forth in Schedule 5.4(c) of the Disclosure Schedule. Upon consummation of the transactions contemplated by this Agreement and registration of the Stewart Connector Mexico Shares in the name of the Buyers in the stock records of Stewart Connector Mexico, assuming Buyers shall have purchased the Stewart Connector Mexico Shares for value in good faith and without notice of any adverse claim, the Buyers will own all the issued and outstanding capital stock of Stewart Connector Mexico free and clear of all Encumbrances.

            (d) The authorized capital stock of ITI consists of the following:
1,000,000 shares of common stock, HK$1.00 par value per share (the "ITI Shares"). As of the date hereof, 1,000,000 ITI Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the ITI Shares or obligating any Seller Party or ITI to issue or sell any ITI Shares, or any other interest in, ITI. There are no outstanding contractual obligations of ITI to repurchase, redeem or otherwise acquire any ITI Shares. The ITI Shares constitute all the issued and outstanding capital stock of ITI and are owned of record and beneficially by InNet Technologies, Inc. free and clear of all Encumbrances, except as set forth in
Schedule 5.4(d) of the Disclosure Schedule. Upon consummation of the transactions contemplated by this Agreement and registration of the ITI Shares in the name of the Buyers in the stock records of ITI, assuming Buyers shall have purchased the ITI Shares for value in good faith and without notice of any adverse claim, the Buyers will own all the issued and outstanding capital stock of ITI free and clear of all Encumbrances.

            (e) The authorized capital stock of Sempco consists of the following: 50,000 Series B1 shares of common stock, 1 Mexican peso par value per share (the "Sempco Shares"). As of the date hereof, 50,000 Sempco Shares are issued any outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Sempco Shares or obligating any Seller Party or Sempco to issue or sell any Sempco Shares, or any other interest in, Sempco. There are no outstanding contractual obligations of Sempco to repurchase, redeem or otherwise acquire any Sempco Shares. The Sempco Shares constitute all the issued and outstanding capital stock of Sempco and are owned of record and beneficially by Insilco International Holdings, Inc. in the amount of 500 of the Sempco Shares and by Signal Transformer Co., Inc. in the amount of 49,500 of the Sempco Shares free and clear of all Encumbrances, except as set forth in Schedule 5.4(e) of the Disclosure Schedule. Upon consummation of the transactions contemplated by this Agreement and registration of the Sempco Shares in the name of the Buyers in the stock records of Sempco, assuming Buyers shall have purchased the Sempco Shares for value in good faith and without notice of any adverse claim, the Buyers will own all the issued and outstanding capital stock of Sempco free and clear of all Encumbrances.

            (f) The authorized capital stock of Signal Dominicana consists of the following: 100 shares of common stock, 100 pesos par value per share (the "Signal Dominicana Shares"). As of the date hereof, 100 Signal Dominican Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Signal Dominicana Shares or obligating any Seller Party or Signal Dominicana to issue or sell any Signal Dominicana Shares, or any other interest in, Signal Dominicana. There are no outstanding contractual obligations of Signal Dominicana to repurchase, redeem or otherwise acquire any Signal Dominicana Shares. The Signal Dominicana Shares constitute all the issued and outstanding capital stock of Signal Dominicana and are owned of record and beneficially by Insilco free and clear of all Encumbrances, except as set forth in Schedule 5.4(f) of the Disclosure Schedule. Upon consummation of the transactions contemplated by this Agreement and registration of the Signal Dominicana Shares in the name of the Buyers in the stock records of Signal Dominicana, assuming Buyers shall have purchased the Signal Dominicana Shares for value in good faith and without notice of any adverse claim, the Buyers will own all the issued and outstanding capital stock of Signal Dominicana free and clear of all Encumbrances.

            (g) The authorized capital stock of Signal Transformer Mexico consists of the following: 50,000 Series B1 shares of common stock, 1 Mexican peso par value per share (the "Signal Transformer Mexico Shares"). As of the date hereof, 50,000 Signal Transformer Mexico Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Signal Transformer Mexico Shares or obligating any Seller Party or Signal Transformer Mexico to issue or sell any Signal Transformer Mexico Shares, or any other interest in, Signal Transformer Mexico. There are no outstanding contractual obligations of Signal Transformer Mexico to repurchase, redeem or otherwise acquire any Signal Transformer Mexico Shares. The Signal Transformer Mexico Shares constitute all the issued and outstanding capital stock of Signal Transformer Mexico and are owned of record and beneficially by ITI in the amount of 500 of the Signal Transformer Mexico Shares and by Signal Transformer Co., Inc. in the amount of 49,500 of the Signal Transformer Mexico Shares free and clear of all Encumbrances, except as set forth in Schedule 5.4(g) of the Disclosure Schedule. Upon consummation of the transactions contemplated by this Agreement and registration of the Signal Transformer Mexico Shares in the name of the Buyers in the stock records of Signal Transformer Mexico, assuming Buyers shall have purchased the Signal Transformer Mexico Shares for value in good faith and without notice of any adverse claim, the Buyers will own all the issued and outstanding capital stock of Signal Transformer Mexico free and clear of all Encumbrances.

         Section 5.5 Consents and Approvals; No Violation. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision of the Bankruptcy Code, and except for the entry and effectiveness of the Approval Order, the execution and delivery of this Agreement by the Sellers, the sale by the Sellers of the Shares and the sale by the Sellers of the Purchased Assets pursuant to this Agreement will not
(a) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws (or other similar governing documents) of any Seller Party, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or third party which has not otherwise been obtained or made, except (i) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement or (ii) for those requirements which become applicable to the Sellers as a result of the specific regulatory status of the Buyers (or any of their Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyers (or any of their Affiliates) is or proposes to be engaged; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any Seller Party is a party or by which any Seller Party, the Shares or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller Party, or any of their assets, which violation would have a Material Adverse Effect.

         Section 5.6 Financial Statements and Reports. (a) Schedule 5.6(a) of the Disclosure Schedule includes true and complete copies of: (i) the unaudited consolidated balance sheets of the Business as of December 31, 1999, 2000 and 2001, and the related unaudited consolidated statements of operations and cash flows for the years ended December 31, 1999, 2000 and 2001 (the "Unaudited Annual Financial Statements") and (ii) the unaudited consolidated balance sheet of the Business as of September 27, 2002 (the "Balance Sheet"), and the related unaudited consolidated statement of operations and cash flows of the Business for nine (9) months ended September 28, 2001 and September 27, 2002 and for the three (3) months ended March 29, 2002, June 28, 2002 and September 27, 2002 (together with the Unaudited Annual Financial Statements, the "Financial Statements").

            (b) The Financial Statements present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods included therein. The Financial Statements are a component of the consolidated financial statements of Insilco Holding Co. and Insilco. The consolidated financial statements of Insilco Holding Co. and Insilco for the period ended September 27, 2002 have been certified to the extent required by the Sarbanes-Oxley Act of 2002.

            (c) To the Sellers' Knowledge, there have not been: (i) any funds or assets of the Business used, directly or indirectly, for illegal purposes; (ii) an accumulation or use of the Business' funds without being properly accounted for in the respective books and records of the Business; (iii) any material payments by or on behalf of the Business not duly and properly recorded and accounted for in its books and records; (iv) any false or artificial entries made in the books and records of the Business for any reason; or (v) any payment made by or on behalf of the Business with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment.

         Section 5.7 Title to Assets. At the Closing, the Buyers shall acquire
(a) all of the Sellers' right, title and interest in, to and under (subject to such being assumed and assigned in accordance with Section 2.6) all of the Purchased Assets, in each case free and clear of all Encumbrances except for Closing Encumbrances and (b) the Shares free and clear of all Encumbrances. At the Closing, the Foreign Corporations' right, title and interest in their assets shall be free and clear of all Encumbrances except for Closing Encumbrances. The Purchased Assets and the assets owned, leased or licensed by the Foreign Corporations include all of the assets and properties necessary to conduct, in all material respects, the Business as currently conducted. The Purchased Assets, the assets owned by the Foreign Corporations, the assets leased or licensed by the Foreign Corporations and the assets subject to the Assumed Agreements are in good operating condition, fit for operation in the ordinary course of the Business, with no material defects that could reasonably be expected to interfere with their good operating condition, ordinary wear and tear excepted.

         Section 5.8 Owned Real Property. (a) Schedule 5.8(a) of the Disclosure Schedule lists, as of the date of this Agreement, the street address of each parcel of Owned Real Property and the current owner of each parcel of Owned Real Property.

            (b) Except as set forth on Schedule 5.8(b) of the Disclosure Schedule, no Seller Party is in material violation of any law, rule, regulation, ordinance or judgment of any Governmental Authority (including, without limitation, any building, planning or zoning law) relating to any of the Owned Real Property. The Seller Parties have made available to the Buyers true and complete copies of each deed for each parcel of Owned Real Property and all the title insurance policies, title reports, surveys, title documents and other documents relating to or otherwise affecting the Owned Real Property as it relates to the Business. The Seller Parties are in peaceful and undisturbed possession of each parcel of Owned Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Owned Real Property for the purposes for which it is currently being used. Immediately prior to the Closing, the Sellers will have good and marketable title to each parcel of Owned Real Property free and clear of all Encumbrances other than Permitted Encumbrances. There are no Persons in possession of any parcel of Owned Real Property other than the Seller Parties.

            (c) No improvements on the Owned Real Property and none of the current uses and conditions thereof violate any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Owned Real Property, other than those which are transferable with the Owned Real Property, are required by any Governmental Authority having jurisdiction over the Owned Real Property.

            (d) Except as set forth on Schedule 5.8(d) of the Disclosure Schedule, the Seller Parties have not received any notice of threatened condemnation proceedings, lawsuits or administrative actions relating to any of the Owned Real Property or any other matters which do or may materially adversely affect the current use, occupancy or value thereof as it relates to the Business, and there are no pending or, to the Sellers' Knowledge, threatened condemnation proceedings, lawsuits or administrative actions relating to any of the Owned Real Property or any other matters which do or may materially adversely affect the current use, occupancy or value thereof as it relates to the Business.

            (e) Except as set forth on Schedule 5.8(e) of the Disclosure Schedule, the Seller Parties have not received any notice that any of the Owned Real Property or any of the structures thereon, or the use, occupancy or operation thereof by any Seller Party, violate any material governmental requirements, deed or other title covenants or restrictions or Permits.

            (f) To the Knowledge of the Sellers, the Seller Parties have obtained all material approvals of Governmental Authorities (including certificates of use and occupancy, licenses and other Permits) required to be held by them in connection with the use and occupancy of the Owned Real Property and the structures located thereon. To the Sellers' Knowledge, the structures on the Owned Real Properties are within the applicable boundary lines and there are no encroachments on the Owned Real Properties.

         Section 5.9 Leased Real Property. (a) Schedule 5.9(a) of the Disclosure Schedule, lists, as of the date of this Agreement, the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.

            (b) Schedule 5.9(b) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, except as otherwise set forth on Schedule 5.9(b) of the Disclosure Schedule, no Seller Party has exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

            (c) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same. Each Seller Party has the full right to exercise its respective Options contained in its respective leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

            (d) No Seller Party has received any notice of threatened condemnation proceedings, lawsuits or administrative actions relating to any of the Leased Real Property or any other matters which do or may materially adversely affect the current use, occupancy or value thereof as it relates to the Business, and there are no pending or, to the Sellers' Knowledge, threatened condemnation proceedings, lawsuits or administrative actions relating to any of the Leased Real Property or any other matters which do or may materially adversely affect the current use, occupancy or value thereof as it relates to the Business.

            (e) No Seller Party has received any notice that any of the Leased Real Property or any of the structures thereon, or the use, occupancy or operation thereof by the Seller Party or any of its Affiliates, violate any material governmental requirements, deed or other title covenants or restrictions or Permits.

            (f) To the Seller's Knowledge, the Seller Parties have obtained all material approvals of Governmental Authorities (including certificates of use and occupancy, licenses and other Permits) required to be held by them in connection with the use and occupancy of the Leased Real Property and the structures located thereon.

         Section 5.10 Environmental Matters. Except as disclosed on Schedule
5.10 of the Disclosure Schedule:

            (a) to the Sellers' Knowledge, the Seller Parties hold, and are, and have been for the three years prior to the date hereof, in substantial compliance with all material permits, licenses and governmental authorizations required for the Seller Parties to conduct the Business under applicable Environmental Laws ("Environmental Permits") (all of the Environmental Permits required for the conduct of the Business are identified on Schedule 5.10 of the Disclosure Schedule), and the Seller Parties are otherwise in material compliance with the terms and conditions of the Environmental Permits and applicable Environmental Laws with respect to the Business and the Purchased Assets;

            (b) no Seller Party has received any written notice that it is a potentially responsible party under CERCLA or any similar state law with respect to the Business or the Purchased Assets;

            (c) no Seller Party has entered into or agreed to any consent decree or order, or other binding agreement with a Governmental Authority or is subject to any outstanding judgment, decree, or judicial or administrative order relating to compliance with or liability under any Environmental Law or to the investigation or cleanup of Hazardous Substances under any Environmental Law relating to the Business or the Purchased Assets;

            (d) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, or, to Sellers' Knowledge, investigations or other proceedings pending or threatened against the Business or any Seller Party or their Affiliates with respect to the Business or, to the Sellers' Knowledge, the Purchased Assets relating to any violations, or alleged violations, of any Environmental Law that could reasonably be expected to result in a material liability;

            (e) with respect to the Business, no Seller Party nor any of their respective Affiliates have received any notices, demand letters or requests for information, arising out of, in connection with, or resulting from, a violation, or alleged violation, of any Environmental Law that could reasonably be expected to result in a material liability;

            (f) no Seller Party nor any of their respective Affiliates have been notified by any Governmental Authority or any other Person that the Business, any Seller Party or any of their respective Affiliates have, or may have, any material liability relating to the Business pursuant to any Environmental Law;

            (g) to the Knowledge of the Sellers, no Person has generated, manufactured, stored, transported, treated, recycled, disposed of or otherwise handled, in any way, any material quantities or concentrations of Hazardous Substances in violation of any applicable Environmental Law on any of the Owned Real Property or Leased Real Property;

            (h) to the Sellers' Knowledge, copies of all environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the

         Seller Parties or any of its respective Affiliates relating to the Business, Owned Real Property or Leased Real Property (including, with respect to each of the Owned Real Property and Leased Real Property, the soil, groundwater or surface water on, under or adjacent to the Owned Real Property and Leased Real Property (the "Affected Property")) have been made available to the Buyers prior to the date hereof;

            (i) to the Knowledge of the Sellers, there has not occurred and there is not occurring a release or unlawful discharge of Hazardous Substances into the environment resulting from the operation of the Business on any of the Owned Real Property or Leased Real Property that could reasonably be expected to result in a material liability; and

            (j) to the Knowledge of the Sellers, (i) there are no and there have been no underground storage tanks or any open dumps, landfills, surface impoundments, lagoons, in-ground vaults, PCB-containing substances or waste storage, treatment or disposal areas on, in or under the Owned Real Property or Leased Real Property and (ii) no friable asbestos insulation or other asbestos-containing material has been installed at the Owned Real Property or Leased Real Property by any Seller Party or anyone acting on their behalf or, to Sellers' Knowledge, by any other Person, and (iii) no facts, events or conditions exist that would reasonably be expected to prevent, hinder or limit continued compliance, in all material respects, by the Business as currently conducted with any Environmental Law or Environmental Permit after the Closing Date.

         The representations and warranties made in this Section 5.10 are the Seller Parties' exclusive representations and warranties relating to any environmental matters, including any arising under any Environmental Laws.

         Section 5.11 ERISA; Benefit Plans. (a) Schedule 5.11(a) of the Disclosure Schedule lists each Employee Plan.

            (b) Except as set forth in Schedule 5.11(b) of the Disclosure Schedule, any Employee Plan that is intended to be qualified under Section 401(a) of the Code and exempt from Tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, no Seller Party has any reason to believe that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise Taxes or income Taxes on unrelated business income under the Code or ERISA with respect to any such Employee Plan.

            (c) Each Employee Plan conforms (and at all times has conformed) in all material respects to, and is being administered and operated (and at all time has been administered and operated) in material compliance with its terms and, the requirements of ERISA, the Code (where applicable), all other applicable laws and any applicable collective bargaining agreement. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to any such Employee Plan has been timely filed or delivered. Except as disclosed in Schedule 5.11(c) of the Disclosure Schedule, none of the Employee Plans is a multiemployer plan (as such term is defined in Section 3(37) of ERISA).

            (d) No Seller Party nor any ERISA Affiliate maintains an Employee Plan which would be reasonably likely to result in the payment to any employee or former employee of the Business by the Buyers of any money or other property or rights or accelerate or provide any other right or benefit to any employee or former employee of the Business which would become a Liability of the Buyers as a result of the transactions contemplated by this Agreement, whether or not such payment, right or benefit would constitute a parachute payment within the meaning of Section 280G of the Code.

            (e) The Sellers have delivered to the Buyers true and complete copies of: (i) each Employee Plan and all amendments not reflected in such Employee Plan; (ii) all related trust agreements or annuity agreements (and any other funding document) for each Employee Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) and attached schedules for each Employee Plan; (iv) for the three (3) most recent plan years, all financial statements and actuarial reports with respect to each Employee Plan for which financial statements or actuarial reports are required or have been prepared; (v) the current summary plan description and subsequent summaries of material modifications for each Employee Plan; and (vi) the most recent determination letter for each Employee Plan intended to qualify under Section 401(a) of the Code.

            (f) Neither any Employee Plan, any Seller Party or any ERISA Affiliate nor any trusts created under the Employee Plans or any trustee, administrator or other fiduciary thereof has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could result in a Tax or penalty. Except as set forth in
Schedule 5.11(f) of the Disclosure Schedule, there have not been any "reportable events" (as defined in Section 4043 of ERISA) with respect to any Employee Plan.

            (g) Except as set forth in Schedule 5.11(g) of the Disclosure Schedule, no Seller Party or ERISA Affiliate sponsors, or during the last six
(6) years has sponsored, an Employee Plan subject to Title IV of ERISA or
Section 412 of the Code. No event, transaction, or condition has occurred or exists which could result in the incurrence by any of the Sellers or any ERISA Affiliate of any Liability or potential Liability pursuant to Title I or IV of ERISA, the penalty or excise Tax provisions of the Code relating to employee benefit plans, or Section 412 of the Code, or in the imposition of any Encumbrance on any of the rights, properties or assets of any Seller Party or any ERISA Affiliate.

            (h) Except as set forth in Schedule 5.11(h) of the Disclosure Schedule, no Seller Party or ERISA Affiliate has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). No Seller Party or ERISA Affiliate has incurred (and no event, transaction or condition has occurred or exists which could result in any Seller Party or ERISA Affiliate incurring) any withdrawal liability under Section 4201 or 4202 of ERISA in respect of any multiemployer plan. At no time has any Seller Party or ERISA Affiliate incurred any Liability which could subject the Buyers to material liability under Sections 4062, 4063 or 4064 of ERISA.

            (i) No Seller Party or ERISA Affiliate, nor any other organization of which any of them is a successor corporation as defined in Section 4069(b) of ERISA, have engaged in any transaction described in Section 4069(a) of ERISA with respect to any Employee Plan.

            (j) With respect to any Employee Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as specified in Schedule 5.11(j) of the Disclosure Schedule, (i) each Welfare Plan for which contributions are claimed by any Seller Party as deductions under any provisions of the Code is in material compliance with all applicable requirements pertaining to such deductions, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there are no disqualified benefits (within the meaning of Section 4976(b) of the Code), (iii) any Employee Plan that is a group heath plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all the applicable material requirements of
Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without any cost, other than administrative expenses, to the Seller Parties.

            (k) Except as set forth on Schedule 5.11(k) of the Disclosure Schedule, none of the Employee Plans provides, and no Seller Party or ERISA Affiliate has any obligation to provide, health, medical, life or other non-pension benefits to retired or other former employees, except as specifically required by Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

            (l) To any Seller Party's Knowledge, there are no pending or threatened claims, suits or other proceedings with respect to any Employee Plan or Foreign Plan by or on behalf of the individual participants or beneficiaries of such Employee Plan or Foreign Plan, alleging any breach of fiduciary duty on the part of any Seller Party or any of their respective officers, directors or employees under ERISA or other applicable laws, or claiming benefits (other than those made in the ordinary operation of such Employee Plan or Foreign Plan) or is there any basis for such claim. To the Sellers' Knowledge, no Employee Plan or Foreign Plan is the subject to any pending or threatened investigation or audit by the Internal Revenue Service, the Department of Labor, the PBGC or any other Governmental Authority.

            (m) There is no contract, agreement or benefit arrangement covering any current or former employee of any Seller Party which, with respect to the Business, individually or in the aggregate, could reasonably be expected to give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code). Except as set forth in
Schedule 5.11(m) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will likely result in any obligation or Liability (with respect to accrued benefits or otherwise) of Buyers to the PBGC, to any Employee Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant of any Seller Party.

            (n) None of the assets of any Seller Party or ERISA Affiliate constitutes "plan assets" of one or more employee benefit plans within the meaning of C.F.R. Section 2510.3-101.

            (o) Except as set forth in Schedule 5.11(o) of the Disclosure Schedule, there are no employee benefit plans, programs, contracts or arrangements that would be Employee Plans, and listed on Schedule 5.11(a) of the Disclosure Schedule, but for the fact that such plans, programs, contracts or arrangements are subject to the Laws of a jurisdiction other than the United States and maintained for the benefit of any current or former employee, officer or director of the Business outside the United States (the "Foreign Plans").

            (p) None of the Employee Plans set forth in Schedule 5.11(a) of the Disclosure Schedule cover any non-United States employee or former employee (who is not a resident of the United States) of any Seller Party.

            (q) Any contributions required to be made to any Foreign Plan have been made or, if applicable, accrued in accordance with normal accounting practices and a prorated contribution for the period prior to and including the Closing Date has been made or accrued.

            (r) The fair market value of the assets of any funded Foreign Plan, the Liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide the benefits determined on an ongoing basis (actual or contingent) accrued to the Closing Date payable to all current and former participants of any such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and the transactions contemplated hereby shall not cause such assets or insurance obligations to be less than such benefit obligations.

            (s) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory or Governmental Authorities, and each such Foreign Plan is now and has always been operated in full compliance with all applicable non-United States Law.

            (t) All contributions to, and payments from, the Employee Plans which may have been required to be made in accordance with the Employee Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made. All such contributions to the Employee Plans, and all payments under the Employee Plans, except those to be made from a trust qualified under
Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Balance Sheet. No asset of any Seller Party or any ERISA Affiliate is subject to any Encumbrance under Sections 401(a)(29) or 412(n) of the Code, Sections 302(f) or 4068 of ERISA or arising out of any action filed under
Section 4301(b) of ERISA.

            (u) Except as set forth in Schedule 5.11(u) of the Disclosure Schedule, no Seller Party nor any ERISA Affiliate has any commitment, whether formal or informal and whether legally binding or not, to create any additional Employee Plan or Foreign Plan or modify any existing Employee Plan or Foreign Plan applicable to any Person employed in the conduct of the Business.

            (v) Except as set forth in Schedule 5.11(v) of the Disclosure Schedule, there has not been in respect of the Business any plant closing or mass layoff of employees (as those terms are defined in the WARN Act or any similar state or local Law or regulation) within the one hundred twenty (120) day period prior to the date hereof, and within the ninety (90) day period prior to the Closing Date, there has been no layoff or termination of more than ten (10) employees at any location related primarily to the Business.

         Section 5.12 Certain Contracts and Arrangements. Except for contracts, agreements, personal property leases, service agreements, customer agreements, commitments, understandings or instruments which (a) are listed on Schedule 5.9(b), Schedule 5.17(b) or Schedule 5.12 of the Disclosure Schedule (in each case, "Material Agreements") or (b) have been entered into in the ordinary course of business and do not involve obligations payable by the Seller Parties in excess of $50,000 individually, neither the Sellers nor the Foreign Corporations are, as of the date hereof, a party to any written contract, agreement, personal property lease, commitment, understanding or instrument relating to the Business or the Purchased Assets. As of the date of this Agreement, to the Knowledge of the Sellers, none of the other parties to any Assumed Agreement or Material Agreements of the Foreign Corporations intends to terminate or materially alter the provisions of such Assumed Agreement or Material Agreement, either as a result of the transactions contemplated hereby or otherwise. As of the date of this Agreement, no Seller Party has been given or received written notice of any default or claimed, purported or alleged default, or facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of the Assumed Agreements or Material Agreements of the Foreign Corporations (other than monetary defaults by a Seller Party identified in the Bankruptcy Case). True and complete copies of all written Assumed Agreements and Material Agreements of the Foreign Corporations, including any amendments thereto, have been delivered to Buyers and such documents constitute the legal, valid and binding obligation of the respective Seller Party.

         Section 5.13 Legal Proceedings and Judgments. Except as set forth on
Schedule 5.13 of the Disclosure Schedule and except with respect to actions commenced in the Chapter 11 Cases, (a) there are no claims, actions, proceedings or investigations pending or, to the Knowledge of the Seller Parties, threatened against or involving the Business, the Purchased Assets, the Shares, the Assumed Liabilities or the Seller Parties before any court or other Governmental Authority acting in an adjudicative capacity, which would, if adversely determined, have a Material Adverse Effect; and (b) there are no claims, actions, proceedings or investigations pending against or, to the Knowledge of the Sellers, relating to the Seller Parties before any court or other Governmental Authority acting in an adjudicative capacity, which have been commenced after the filing of the Chapter 11 Cases and which would, if adversely determined, have a Material Adverse Effect. Except as set forth on Schedule 5.13 of the Disclosure Schedule, the Seller Parties are not subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or other Governmental Authority which would have a Material Adverse Effect.

         Section 5.14 Permits. (a) The Sellers and the Foreign Corporations have all permits, certificates, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws (which are addressed in Schedule 5.10) (collectively, "Permits"), necessary for the operation of the Business as presently conducted, except where the failure to have such Permits would not have a Material Adverse Effect.

Schedule 5.14 of the Disclosure Schedule sets forth a list of all material Permits and Environmental Permits held by the Sellers and the Foreign Corporations as of the date hereof and necessary for the operation of the Business as presently conducted. Except as would not have a Material Adverse
Effect: (i) the Sellers and the Foreign Corporations have fulfilled and performed their obligations under the Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any Permit, or which might adversely affect the rights of the Sellers and/or the Foreign Corporations under any such Permit; (ii) no written notice of cancellation, of default or of any dispute concerning any Permit has been received by any Seller Party; and (iii) each of the Permits is valid, subsisting and in full force and effect.

            (b) With respect to the Business: (i) no notice of cancellation of any Permit has been received by, or is known to, the Sellers and (ii) each of the Permits is valid and in full force and effect, except where such failure of such Permit to be valid and in full force and effect would not have a Material Adverse Effect.

         Section 5.15 Compliance with Laws. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, to the Knowledge of the Sellers, the Seller Parties are in compliance, in all material respects, with all Permits and Laws of any Governmental Authority applicable to the Business, except for violations which do not have a Material Adverse Effect. Without limiting the foregoing, to the Knowledge of the Sellers, the Seller Parties are not in material violation of the Foreign Corrupt Practices Act of 1977.

         Section 5.16 Taxes. Each of the Seller Parties has provided to the Buyers all material income Tax Returns filed by each Foreign Corporation or filed by a Seller Party with respect to each Foreign Corporation (including IRS Forms 5471) for any Tax Period for which the applicable statute of limitation remains open as of the date hereof. Except as set forth on Schedule 5.16 of the Disclosure Schedule, (a) each of the Seller Parties has filed all material Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) relating to or affecting the Business or any Purchased Asset that they were required to file (taking into account any extension of time to file granted to or obtained on behalf thereof), which Tax Returns were correct and complete in all material respects, (b) each of the Seller Parties has timely paid all material Taxes shown on such Tax Returns for any taxable period for which the applicable statute of limitations remains open as of the date hereof,
(c) each of the Seller Parties has, or will have, adequate reserves on its financial statements for any unpaid material Taxes which (i) relate to the Business or the Purchased Assets with respect to the Pre-Closing Tax Period and
(ii) are not required to be paid on or prior to the Closing Date, (d) no deficiency for any material amount of Tax has been asserted or assessed in writing by any Governmental Authority against the Seller Parties for which there are not adequate reserves, (e) no Seller Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency with respect to the Business or the Purchased Assets, (f) no Seller Party is the subject of any audit or other pending action or, to its Knowledge, has been threatened to be made a party to any action, the subject of any audit or other proceeding relating to the assessment or collection of Taxes with respect to the Business or the Purchased Assets, (g) there are no Tax Liens other than Permitted Encumbrances on any Purchased Asset or on any of the Shares, (h) no claim has been made within the five (5) years prior to the date hereof in writing by a Governmental Authority in any jurisdiction where any Seller Party does not file Tax Returns that the Seller Party is or may be subject to taxation by that jurisdiction, (i) no Foreign Corporation is a party to any Tax allocation or Tax sharing agreement, (j) no Foreign Corporation has ever had in effect any election to be treated as a domestic corporation pursuant to Section 897(i) of the Code, (k) no Foreign Corporation has any liability for any Taxes of any Person under Treasury Regulations section 1.1502-6 or any comparable provision of state, local or foreign Law, as a transferee or successor, by contract, or otherwise, and (l) to the Sellers' Knowledge, no Foreign Corporation has had income effectively connected with the conduct of a United States trade or business within the meaning of Section 882(a)(1) of the Code in any taxable year for which unpaid material Taxes may be assessed by the Internal Revenue Service.

         Section 5.17 Intellectual Property. (a) Schedule 5.17(a) of the Disclosure Schedule identifies all of the Seller Parties' (to the extent material to the operation of the Business) registered or applied for Copyrights, Patent Rights and Trademarks.

            (b) Schedule 5.17(b) of the Disclosure Schedule sets forth a true, complete and correct list of all material written agreements relating to the Intellectual Property to which the Sellers and/or the Foreign Corporations are a party or otherwise bound (collectively, the "License Agreements"). To the Sellers' Knowledge, the License Agreements are valid and binding obligations of the Sellers and/or the Foreign Corporations enforceable against them in accordance with their terms. To the Sellers' Knowledge, the Sellers and/or the Foreign Corporations are not currently in default under any License Agreement nor with notice or lapse of time or both would they be in default, and, to the Sellers' Knowledge, there exists no event or condition which constitutes a material violation or material breach of, or constitutes (with or without due notice or lapse of time or both) a material default by any party under, any such License Agreement. The Sellers and/or the Foreign Corporations have not sublicensed their rights to any Intellectual Property rights except pursuant to the License Agreements. No royalties, honoraria or other fees are payable by the Sellers and/or the Foreign Corporations to any third parties (other than Governmental Authorities) for the use of or right to any Intellectual Property except pursuant to the License Agreements. The Sellers and/or the Foreign Corporations have delivered to the Buyers true, complete and correct copies of each License Agreement.

            (c) Except as set forth on Schedule 5.17(c) of the Disclosure Schedule, with respect to the Intellectual Property:

            (i) One of the Sellers or the Foreign Corporations is the sole current owner of record for each application and registration listed on
         Schedule 5.17(a) of the Disclosure Schedule.

            (ii) The Seller Parties have not received a notice of any pending and, to the Sellers' Knowledge there is no, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving any material Intellectual Property or alleging that the activities or the conduct of the Seller Parties infringes upon, violates or constitutes the unauthorized use of the proprietary rights of any third party or challenging the Sellers and/or the

         Foreign Corporations' ownership, use, validity, enforceability or registrability of any material Intellectual Property. To the Sellers' Knowledge, there are no material settlements, forbearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (A) restrict the Sellers and/or the Foreign Corporations' rights to use the Intellectual Property, (B) restrict the Business in order to accommodate a third party's intellectual property rights or (C) permit third parties to use Intellectual Property.

            (iii) To the Sellers' Knowledge, the conduct of the Business as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe), in any material respect, any intellectual property rights owned or controlled by any third party. To the Sellers' Knowledge, no third party is misappropriating, infringing, diluting or violating any intellectual property rights of the Sellers and/or the Foreign Corporations in and to any material Intellectual Property and no such claims, suits, arbitrations or other adversarial proceedings are currently being brought against any third party by the Seller Parties.

            (iv) To the Sellers' Knowledge, no trade secret material to the Business has been disclosed or authorized to be disclosed to any third party other than pursuant to a written non-disclosure agreement. To the Sellers' Knowledge, no party to any non-disclosure agreement relating to the Sellers and/or the Foreign Corporations' trade secrets is in material breach or default (with or without due notice or lapse of time or both) thereof.

         Except as otherwise contemplated by this Agreement, the consummation of the transactions contemplated hereby will not (i) result in any third party having a right of first refusal to purchase or license any Intellectual Property or (ii) require the consent of any Governmental Authority or third party in respect of any Intellectual Property.

         Section 5.18 Labor and Employment Matters. (a) Except as disclosed on
Schedule 5.18(a) of the Disclosure Schedule, no Seller Party is a party to any collective bargaining agreement or other labor union contract applicable to employees of the Business, nor are there any organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could materially affect the Business. As of the date hereof, there are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of the Sellers, threatened, and none of the Seller Parties has experienced any such controversy, strike, slowdown or work stoppage within the past three (3) years, which may materially interfere with the Business. There are no unfair labor practice complaints pending against any of the Sellers or the Foreign Corporations before the National Labor Relations Board or any other Governmental Authority. To the Knowledge of the Sellers, no Seller Party has received, during the last three (3) years, any threats, relating to the Business, concerning the bringing of an action before the National Labor Relations Board or any other Governmental Authority concerning any alleged unfair labor practice. To the Knowledge of the Sellers, none of the Seller Parties or their respective representatives or employees has committed any unfair labor practice in connection with the operation of the Business which could have a Material Adverse Effect.

            (b) Schedule 5.18(b) of the Disclosure Schedule contains a true, correct and complete list of (i) the employees currently employed by the Seller Parties in the conduct of the Business, and (ii) all personnel policies, manuals, employee handbooks, summary plan descriptions and similar materials pertaining to the Business. The Seller Parties have delivered to the Buyers all documents referred to in clauses (i) and (ii).

            (c) The Seller Parties have been and are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, the Americans with Disabilities Act, employment standards and labor relations. To the Knowledge of the Sellers, none of the Seller Parties or their respective representatives or employees has committed any violation of such Laws in connection with the operation of the Business that could have a Material Adverse Effect.

            (d) The Sellers are in compliance with the requirements of the WARN Act and have no Liabilities pursuant to the WARN Act.

         Section 5.19 Absence of Certain Developments. Since September 27, 2002 through the date of this Agreement, the Business has been conducted in the ordinary and usual course of business consistent with past practices and no Seller Party has: (a) sold, leased, transferred or otherwise disposed of any of the material assets related to the Business (other than dispositions in the ordinary course of business consistent with past practices); (b) to the Knowledge of the Sellers, terminated or amended in any material respect any Material Agreement to which such Seller Party is a party or to which it is bound or to which its properties are subject; (c) suffered any material loss, damage or destruction of any tangible assets with a value in excess of $100,000 individually or $500,000 in the aggregate, unless any such loss, damage or destruction is covered by insurance, the proceeds of which are payable to the Buyers in accordance with this Agreement or otherwise made payable to the Buyers; (d) made any change in the accounting methods or practices it follows, whether for general financial or Tax purposes, other than as required by U.S. GAAP; (e) to the Knowledge of the Sellers, incurred any material Liabilities other than in the ordinary course of business; (f) suffered any material labor dispute, strike or other work stoppage; or (g) agreed or offered to do any of the above.

         Section 5.20 Brokers. Except for Gleacher Partners LLC, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Seller Parties or any of their Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller Parties. Such fees shall be paid in full by the Sellers at Closing.

         Section 5.21 Accounts Receivable. All Accounts Receivable of the Seller Parties were incurred in the normal course of business and represent arm's length sales actually made in the ordinary course of business.

         Section 5.22 Inventory. The Inventory is in merchantable condition and is of a quality useable and saleable in the ordinary course of business. All raw materials used in the Business have been replenished in the ordinary course of business. The raw materials now on hand in the

Business were acquired in the ordinary course of business at a cost not exceeding market prices generally prevailing at the time of purchase.

         Section 5.23 Insurance. Schedule 5.23 of the Disclosure Schedule sets forth a true and correct list of all insurance policies or binders maintained by the Seller Parties on the date hereof or at any time within the previous ten
(10) years relating to the Business or the Purchased Assets showing, as to each policy or binder, the carrier, policy number, coverage limits, expiration dates, deductibles or retention levels and a general description of the type of coverage provided. Such policies and binders are in full force and effect and the Seller Parties are otherwise in compliance in all material respects with the terms and provisions of such policies. Other than as disclosed on Schedule 5.23 of the Disclosure Schedule, the Seller Parties have not received any notice of cancellation or non-renewal of any such policy or arrangement nor, to the Sellers' Knowledge, is the termination of any such policies or arrangements threatened. There is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements excluding medical claims not in a material amount as measured against the applicable policy limits. None of such policies or arrangements provides for any material retrospective premium adjustment, experienced-based liability or loss sharing arrangement. Schedule 5.23 of the Disclosure Schedule includes a list of all pending insurance claims of the Seller Parties pertaining to the Business involving amounts in excess of $25,000. Schedule 5.23 of the Disclosure Schedule also includes a list of all insurance claims of any Seller Party relating to environmental matters pertaining to the Business in excess of $25,000 that have been made by any Seller Party during the ten (10) year period prior to the date hereof.

         Section 5.24 Customers and Suppliers. The Seller Parties have previously provided the Buyers with a list of the Business' material customer accounts, including the complete name, address and telephone number of each (the "Accounts"). The Seller Parties (a) have not made any representations, warranties, promises, undertakings or agreements to change or modify the financial, business or operating terms with respect to any of the Accounts, except in the ordinary course of business; and (b) have not received notice of any violation of the terms of any arrangement with any Account.

         Section 5.25 Operating Names. Schedule 5.25 of the Disclosure Schedule contains a complete and accurate list of all of the names under which the Business has operated during the last three (3) years (the "Operating Names").

         Section 5.26 Overlapping Assets. Schedule 5.26 of the Disclosure Schedule sets forth a list (a) of the Purchased Assets ("Buyers' Overlapping Assets") that are used in the operation of the Sellers' businesses other than the Business (the "Sellers' Retained Business") and the nature of the usage by the Seller's Retained Business of Buyers' Overlapping Assets and (b) of the assets not included in the Purchased Assets ("Sellers' Overlapping Assets") which are used in the operation of the Business and the nature of the usage by the Business of Sellers' Overlapping Assets.

         Section 5.27 Exhibits & Schedules. All the facts recited in the Disclosure Schedule annexed hereto shall be deemed to be representations of fact as though recited in this Article V.

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

         Section 5.28 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, THE SELLER PARTIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SHARES OR ANY OF THEIR ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SELLER PARTIES MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE SHARES AND THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As an inducement to the Sellers to enter this Agreement and to consummate the transactions contemplated hereby, the Buyers, jointly and severally, represent and warrant to the Sellers as follows:

         Section 6.1 Organization. Each of the Buyers is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         Section 6.2 Authority Relative to this Agreement. Each of the Buyers has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of each of the Buyers and no other corporate proceedings on the part of any of the Buyers are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyers, and assuming that this Agreement constitutes a valid and binding agreement of the Sellers, constitutes a valid and binding agreement of each of the Buyers, enforceable against each of the Buyers in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 6.3 Consents and Approvals; No Violation. Subject to the entry and effectiveness of the Approval Order, neither the execution and delivery of this Agreement by the Buyers nor the purchase by the Buyers of the Shares and the Purchased Assets and the assumption by the Buyers of the Assumed Liabilities and Assumed Agreements pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or other similar governing documents) of any of the Buyers; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not been otherwise obtained or made; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which any of the Buyers is a party or by which any of the Buyers' assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         Section 6.4 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to the Buyers' Knowledge, threatened against or relating to any of the Buyers before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on the Buyers' ability to consummate the transactions contemplated hereby.

         Section 6.5 Buyers' Financing. As of the date of this Agreement and on the Closing Date, the Buyers have and will have funds sufficient to pay the Purchase Price and all of their fees and expenses incurred in connection with the transactions contemplated hereby, including the Cure Amount Payment in respect of Assumed Agreements and any applicable transfer Taxes.

         Section 6.6 Investment Purpose. The Buyers are acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                                  Article VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business. (a) Except as described on Schedule 7.1(a) of the Disclosure Schedule and except as required by the Bankruptcy Court, the Bankruptcy Code, and any order or agreement relating to the use of cash collateral or postpetition financing, during the period commencing on the date of this Agreement and ending on the Closing Date, the Sellers shall, and shall cause the Foreign Corporations to, (i) operate the Business in the usual, regular and ordinary course, (ii) other than as permitted in writing by the Buyers, preserve in all material respects the Business, its employees and its operations, (iii) reasonably cooperate with the Buyers in communicating with the employees employed in the conduct of the Business regarding the transactions contemplated hereby, (iv) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers, employees and others having business dealings with the Business, in each case taking into account the Sellers' status as a debtor under Chapter 11 of the Bankruptcy Code, (v) maintain the books, records and accounts of the Sellers and Foreign Corporations in accordance with prudent business practices, (vi) file, on a timely basis, with the appropriate Governmental Authorities all Tax Returns required to be filed and pay all Taxes due prior to the Closing Date, (vii) maintain, preserve and protect all of the Purchased Assets and the assets of the Foreign Corporations in the condition in which they exist on the date hereof, except for ordinary wear and tear, and (viii) use commercially reasonable efforts to obtain from third-parties all consents necessary to assign to the Buyers all agreements assignable to the Buyers hereunder and to avoid defaults (other than any default relating to or arising from the commencement of the Chapter 11 cases) under any agreements to which any of the Foreign Corporations is a party.

            (b) Prior to the Closing Date, without the prior written consent of the Buyers, except as set forth in Schedule 7.1(b) of the Disclosure Schedule, the Sellers shall not, and shall cause the Foreign Corporations not to:

            (i) create, incur, assume or suffer to exist any material Encumbrance upon the Purchased Assets or the assets of the Foreign Corporations, other than (A) Permitted Encumbrances (all of which shall be removed prior to Closing except for Closing Encumbrances), (B) the liens in favor of the Prepetition Agent under the Prepetition Credit Agreement (which shall be removed prior to Closing) and (C) the liens in favor of the agent of the lenders under a postpetition cash collateral agreement,

            (ii) sell, lease (as lessor), transfer or otherwise dispose of (other than sales and dispositions in the ordinary course of business) any of the Purchased Assets or the assets of any Foreign Corporation,

            (iii) take any action, or omit to take any action, which would have the effect of artificially increasing Accounts Receivable or Inventory or artificially reducing or deferring the payment of Accounts Payable or the Foreign Corporation Closing Liabilities beyond levels that would exist in the absence of this Agreement,

            (iv) amend their certificates of incorporation, by-laws or other organizational documents in a manner adverse to the Buyers,

            (v) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of the capital stock of any of the Foreign Corporations, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of the capital stock of the Foreign Corporations,

            (vi) modify or amend in any material respect or terminate any Material Agreement of the Foreign Corporations or any Assumed Agreements or materially default under any Material Agreement of any of the Foreign Corporations or, prior to the Petition Date, materially default under any Assumed Agreement,

            (vii) other than as contemplated by this Agreement or pursuant to the Sellers' Chapter 11 Cases, take, or agree to or commit to take any action that would materially impair the ability of the Sellers or the Buyers to consummate the Closing in accordance with the terms hereof or materially delay such consummation,

            (viii) except with respect to bonus or retention plans disclosed in
         Schedule 5.11(a) of the Disclosure Schedule and retention and severance arrangements made in connection with the Sellers' Chapter 11 Cases, grant or agree to grant any bonus to any employee employed in the conduct of the Business, or increase the rates of salaries or compensation of such employees (other than increases made in the ordinary course of business consistent with prior practices, in any event not in excess of 5%) or increase or provide any new pension, retirement or other employment benefits to any of the employees employed in the conduct of the business,

            (ix) make any election with respect to the Foreign Corporations relating to Taxes, or make any other Tax election that is inconsistent with past practices, change any currently or previously effective election relating to Taxes, or adopt or change any accounting method relating to Taxes or cause a Foreign Corporation to enter into any closing agreement relating to Taxes, settle or consent to any claim or assessment relating to Taxes, waive the statute of limitations for any such claim or assessment, or file any amended Tax Return or claim for refund of Taxes,

            (x) redeem or purchase any shares of their capital stock,

            (xi) incur, assume, guarantee, endorse or otherwise become liable for long-term third party indebtedness for borrowed money, or incur, assume, guarantee, endorse or otherwise become liable for short-term third party indebtedness for borrowed money exceeding $200,000 in the aggregate from the date hereof until the Closing,

            (xii) permit any insurance policy naming any Seller Party as a beneficiary or as a loss payable payee to be canceled or terminated without notice to the Buyers, except policies which are replaced without diminution in or gaps in coverage,

            (xiii) except any actions taken pursuant to the Bid Procedures Order or the Chapter 11 Cases, take, or agree to or commit to take, any action that would or is reasonably likely to result in (A) any of the conditions to the Closing set forth in Article VIII not being satisfied, (B) any of the representations and warranties of the Sellers set forth in this Agreement which are not qualified by "Material Adverse Effect", "materiality" or other similar qualifications not being so true, complete and correct in all material respects and (C) any of the representations and warranties of the Sellers set forth in this Agreement which are qualified by "Material Adverse Effect", "materiality" or other similar qualifications not being so true, complete and correct,

            (xiv) make any distributions of any assets other than cash and cash equivalents (it being expressly agreed that the Seller Parties may make any distributions of any and all cash and cash equivalents without the consent of the Buyers),

            (xv) with respect to the Foreign Corporations, incur any material Liabilities other than in the ordinary course of business,

            (xvi) make any change in the accounting methods or practices it follows other than changes required by U.S. GAAP, or

            (xvii) agree to do any of the foregoing.

         Section 7.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, the Seller Parties shall, during ordinary business hours, upon reasonable notice (i) give the Buyers and the Buyers' Representatives reasonable access to all supervisory employees and to all books, records, plants, offices and other facilities and properties relating to the Business to which the Buyers are not denied access by law, (ii) permit the Buyers to make such reasonable inspections thereof as the Buyers may reasonably request, including permitting a representative of the Buyers to maintain a physical presence at each of the

Business Real Properties at all times prior to the Closing, provided that such representative of the Buyers shall not be present at any time during which due diligence is being conducted by third parties in connection with the bankruptcy proceedings or any other time (which shall be of a limited nature) at which the Sellers' management reasonably believes that such presence would result in a material impact on the Business, (iii) furnish the Buyers with such financial and operating data and other information with respect to the Business as the Buyers may from time to time reasonably request and (iv) furnish the Buyers with a copy of any pleading, report, schedule or other document filed by Insilco with the SEC or the Bankruptcy Court or received by Insilco with respect to the Business; provided, however, that with respect to each of the provisions of this
Section 7.2, (A) any such physical presence which shall exist and any such access shall be conducted in such a manner so as not to interfere with the operation or conduct of the Business, (B) the Sellers shall not be required to take any action which would constitute a waiver of the attorney-client privilege and (C) the Sellers need not supply the Buyers or the Buyers' Representatives with any information which the Sellers are under a legal obligation not to supply or any information, documents or materials related to customer specific costing and pricing information; provided, however, that at the request of the Buyers, the Sellers shall provide customer specific costing and pricing information to the Buyers' independent accountants if such independent accountants shall have agreed with Insilco in writing not to provide such information to the Buyers except solely on an aggregate basis. Notwithstanding anything in this Section 7.2(a) to the contrary, the Buyers shall not have access to any Employee Records or other personnel and medical records which, in Insilco's good faith judgment, are sensitive or the disclosure of which could subject Insilco to any meaningful risk of liability. To the extent that the Buyers wish to have access to customers and suppliers of the Business prior to the Closing, the Buyers shall coordinate such access with the Sellers and shall be accompanied by an employee of the Sellers who is reasonably acceptable to the Buyers.

            (b) The Buyers and the Sellers acknowledge that they are subject to the Confidentiality Agreement. All information furnished to or obtained by the Buyers or any of the Buyers' Representatives or the Sellers or any of the Sellers' Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement, subject to the terms of the Confidentiality Agreement. Furthermore, the Buyers acknowledge that the Sellers or the Sellers' Representatives may furnish Confidential Information to counsel for the Creditors' Committee and to the Prepetition Agent and their respective counsel, subject to the provisions of the Confidentiality Agreement.

            (c) Between the Closing Date and the later of (x) the third anniversary of the Closing Date or (y) the date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases, or if converted to a case under Chapter 7 of the Bankruptcy Code, an order of the Bankruptcy Court closing such case, the Sellers and the Sellers' Representatives shall have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all information pertaining to the Assumed Agreements, all Employee Records or other personnel and medical records required by Law, legal process or subpoena, in the possession of the Buyers to the extent that such access may reasonably be required by the Sellers in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets, provided, however, that the Sellers and the Sellers' Representatives shall not have access to any Employee Records or other personnel and medical records which, in the Buyers' good faith judgment, are sensitive or the disclosure of which could subject the Buyers or their Affiliates to any meaningful risk of liability. Such access shall be afforded by the Buyers upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyers or their Affiliates, (ii) the Buyers shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and
(iii) the Buyers need not supply the Sellers with any information which the Buyers are under a legal obligation not to supply. The Sellers shall be solely responsible for any costs or expenses incurred by the Sellers pursuant to this
Section 7.2(c). If the Buyers shall desire to dispose of any such books and records upon or prior to the expiration of such period, the Buyers shall, prior to such disposition, give the Sellers a reasonable opportunity at the Sellers' expense, to segregate and remove such books and records as the Sellers may select. Furthermore, the Buyers acknowledge that the Sellers shall have reasonable access to all Transferred Employees with respect to the litigation matters set forth on Schedule 2.3(d) and Schedule 5.13 of the Disclosure Schedule for so long as such matters are pending. In addition to the foregoing, the Buyers agree to maintain the Employee Records in their possession for a period of three (3) years after the Closing Date or such longer period(s) as required by Law, and to give former and current employees of the Sellers reasonable access to their own Employee Records during such period.

            (d) The Sellers shall reasonably cooperate, and shall use all reasonable efforts to cause their directors, officers, employees, accountants, attorneys and other agents to reasonably cooperate, with the Audit Accountant in connection with the preparation of such financial statements of the Business as the Audit Accountant shall prepare on behalf of the Buyers, including providing the Audit Accountant with reasonable access to all of the books and records of the Business, reasonably responding to any inquiries or requests for information from the Audit Accountant, making executive officers of the Sellers reasonably available to meet with the Audit Accountant and discuss the Business' past accounting practices and providing such other assistance as the Buyers and the Audit Accountant may reasonably require in connection with the preparation of such financial statements. The Audit Accountant shall be retained by the Buyers in connection with the preparation of any such financial statements, including the performance of the activities contemplated by Section 8.2(i), and the Buyers shall be fully responsible for the fees and expenses of the Audit Accountant.

         Section 7.3 Expenses. Except to the extent specifically provided herein, in the Bid Procedures Order or in the Approval Order, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

         Section 7.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, prior to the Closing each of the parties hereto shall use their respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the sale of the Shares and the Purchased Assets in accordance with this Agreement, including using commercially reasonable efforts to ensure timely satisfaction of the conditions precedent to each party's obligations hereunder and the preparation, filing, execution and delivery of all forms, registrations and notices required to be filed to consummate the

Closing and the taking of such actions as are necessary to obtain any requisite Permits or waivers from any Governmental Authority. Neither the Sellers, on the one hand, nor the Buyers, on the other hand, shall, without the prior written consent of the other parties, take any action which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement. From time to time on or after the Closing Date, the Sellers shall, at the Buyers' expense, execute and deliver such documents to the Buyers as the Buyers may reasonably request in order to more effectively vest in the Buyers the Sellers' title to the Purchased Assets, subject to Closing Encumbrances, and the Shares. From time to time after the date hereof, the Buyers shall, at the Sellers' own expense, execute and deliver such documents to the Sellers as the Sellers may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the Shares and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

            (b) In the event that any Purchased Asset shall not have been conveyed to the Buyers at the Closing, the Sellers shall, subject to Section 7.4(c), use commercially reasonable efforts to convey such Purchased Asset to the Buyers as promptly as is practicable after the Closing.

            (c) To the extent that the Sellers' rights under any Assumed Agreement may not be assigned without the consent of another Person and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Sellers shall use commercially reasonable efforts (without being required to make any payment to any third party or to incur any economic burden), taking into account Sellers' status as a debtor under Chapter 11 of the Bankruptcy Code, to obtain any such required consent(s) as promptly as reasonably possible. The Buyers agree to fully cooperate with Sellers in their efforts to obtain any such consent (including the submission of such financial or other information concerning the Buyers and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the payment of any Cure Amount Payment required under Section 2.6(b)).

         Section 7.5 Public Statements. Until the consummation of the Closing, the Sellers and the Buyers shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that the parties may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by Law or by the rules or regulations of any securities exchange or self-regulatory organization and to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures of Confidential Information.

         Section 7.6 Governmental Authority Consents and Approvals. (a) The Sellers and the Buyers shall each use commercially reasonable efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable Laws (collectively, the "Regulatory Approvals"). In connection with any Regulatory Approvals, neither the Buyers nor the Sellers will, and the Buyers and the Sellers will use commercially reasonable efforts not to, cause or permit any of their officers, directors, partners or other Affiliates to, take any action which could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

            (b) Cooperation. Each party (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby, and any filing, notification or request for approval made in connection herewith and (ii) shall permit the other parties hereto to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, each of the Sellers and each of the Buyers agrees not to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval unless it consults with the other parties hereto in advance and, to the extent permitted by any such Governmental Authority, gives the other parties hereto the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable Laws, each of the Sellers and each of the Buyers shall furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval. The Sellers and the Buyers shall also furnish the other parties with such necessary information and assistance as such other parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registration, or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval. The Sellers and the Buyers shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective reasonable best efforts to obtain the grant thereof as soon as possible.

         Section 7.7 Tax Matters. (a) Each party hereto will provide each other with such assistance, cooperation and information (including access to books and records) as either of them reasonably may request of the other (and the Buyers shall cause the Foreign Corporations to provide such assistance, cooperation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Foreign Corporations, (including, but not limited to, any claim by the Foreign Corporations pertaining to the use or availability of net operating losses), the Purchased Assets and the Business. The Sellers acknowledge and agree that any Tax refunds payable to or paid to any Foreign Corporation after the date hereof shall, after the Closing, notwithstanding anything contained herein to the contrary, remain an asset of such Foreign Corporation.

            (b) Transfer Taxes. All excise, sales, use, transfer, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, gains and similar Taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Buyers. The Buyers shall, at their own expense, timely pay, and file all necessary Tax returns and other documentation (including any required notice of a bulk sale) with respect to, all such Transfer Taxes and, only to the extent required by applicable law, the Sellers shall join in the execution of any Tax returns and other documentation at the Buyers' request. The Buyers shall, at their own expense, complete and execute a resale or other exemption certificate with respect to the Purchased Assets consisting of inventory, and shall provide the Sellers with an executed copy thereof. Notwithstanding the foregoing, the Sellers shall cooperate with the Buyers for the purpose of reducing any and all Transfer Taxes provided that such cooperation shall not materially prejudice the Sellers in any way (the Buyers shall reimburse the Sellers for all reasonable out-of-pocket expenses incurred by the Sellers in fulfilling the Buyers' request(s)). Without limiting the foregoing provisions of this Section 7.7(b), the parties hereby agree that the transfer and delivery of title to any of the Purchased Assets presently located in Mexico may occur, to the extent permitted by applicable law, either in the United States or in Mexico at the sole option of the Buyers.

            (c) FIRPTA Certification. In accordance with Treasury Regulation section 1.1445-2(b)(2), each of the Sellers shall deliver to the Buyers a certification of non-foreign status substantially in the form set forth in Treasury Regulation section 1.1445-2(b)(2)(iii)(B) or in such other form as may be specified by applicable Law.

            (d) Allocation of Taxes. For purposes of Section 2.4(c), the Buyers shall be liable for and shall be allocated all Taxes in respect of the Purchase Assets with respect to taxable periods (or portions thereof) that end after the Closing Date. For this purpose, Taxes that are payable with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period beginning on the day following the Closing Date and allocated to the Buyers shall be considered to equal the amount of such taxes for such entire taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period that begins on the day following the Closing Date and the denominator of which is the number of days in the entire taxable period. For the avoidance of doubt, all Taxes imposed on the Foreign Corporations shall be allocated to, and shall be the responsibility of, the Buyers.

            (e) Allocation of Purchase Price. The Buyers and the Sellers shall
(i) attempt in good faith, within sixty (60) days after the determination of the Purchase Price pursuant to Article III, to agree on the allocation of the sum of the Purchase Price and the Assumed Liabilities (and any adjustments thereof) among the Shares and the Purchased Assets as of the Closing Date (the "Allocation") in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in connection with the preparation of Internal Revenue Service Form 8594 for its timely filing. Except as otherwise required by applicable Law, the Buyers and Sellers shall report for all Tax purposes all transactions contemplated by this Agreement in a manner consistent with the Allocation, if any, and shall not take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

            (f) Code Section 338(g) Election. The Buyers shall have the right, but not the obligation, to make an election under Section 338(g) of the Code with respect to any Foreign Corporation, and shall promptly notify the Sellers in writing if such an election is made; provided, however, in the event the Buyers make such an election with respect to any Foreign Corporation, the Buyers shall be solely responsible for all additional costs and Taxes resulting from making such election, and shall indemnify the Sellers and hold them harmless against any such additional costs and Taxes. For this purpose, such additional Taxes shall be determined by comparing the Tax consequences to the Sellers as a result of the Code Section 338(g) election with the Tax consequences that would have applied to the Sellers in the absence of the Code
Section 338(g) election and shall take into account the present value of the amount of any net operating losses or tax credits of the Sellers that are reduced, lost or otherwise foregone as a result of the Code Section 338(g) election. In the event that the Buyers do not make an election under Section 338(g) with respect to a Foreign Corporation, for the remainder of the taxable year of such Foreign Corporation in which taxable year the Closing occurs, the Buyers shall cause such Foreign Corporation to refrain from paying a dividend or otherwise distributing property to the extent that such dividend or distribution would (i) increase the Sellers' or any of their Affiliates' liability for Taxes,
(ii) result in the recognition of, or change the character of, any income or gain (including Subpart F income, as defined under the Code) that the Sellers or any of their Affiliates must report on any Tax Return, or (iii) result in a decrease of any credits against Tax (including credits for foreign Taxes paid or deemed paid) that would otherwise be available to the Sellers or any of their Affiliates.

         Section 7.8 Employees. (a) Prior to the Sale Hearing, the Buyers shall make offers of employment, effective as of the Closing Date, to all employees of the Sellers listed on Schedule 7.8(a) of the Disclosure Schedule (as same may be amended by the Buyers from time to time through the date of the Sale Hearing), and shall provide Insilco with the general terms of such offers. Each such employee who accepts the Buyer's offer of employment shall be referred to herein as a "Transferred Employee". Each employee of the Foreign Corporations shall be referred to herein as a "Foreign Corporation Employee". Each employee and former employee of the Business other than the Transferred Employees and the Foreign Corporation Employees shall be referred to herein as a "Retained Employee". No provision contained in this Section 7.8 shall be construed as an agreement for, or guarantee of, continued employment. The Buyers shall not, and shall be under no obligation to, assume, continue or adopt any Liabilities with respect to any Employee Plan.

            (b) The Buyers shall extend to all Transferred Employees eligibility to participate in employee benefit and compensation plans, including without limitation welfare benefit plans, that are comparable to the employee benefit and compensation plans that Bel Fuse Ltd. offers to its general employee population.

            (c) Provided that a Transferred Employee or a Foreign Corporation Employee remains continuously employed by the Buyers on the day following six
(6) months after the Closing Date, for purposes of all employee compensation plans, programs and arrangements in which the Transferred Employees and the Foreign Corporation Employees may be eligible to participate after the Closing Date, the Buyers shall cause each such plan, program or arrangement to treat the prior service of each Transferred Employee and Foreign Corporation Employee with Insilco, any Affiliate thereof, or any predecessor thereof, as service rendered to the Buyers for purposes of benefits entitlements and benefit accrual for non-retirement-type benefits and eligibility and vesting except to the extent that such treatment would result in duplicative benefits. From and after the Closing Date, the Buyers shall, with respect to any welfare benefit plan in which any Transferred Employee or Foreign Corporation Employee may be eligible to participate after the Closing Date, (i) cause any limitations as to pre-existing

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

conditions and any exclusions and waiting periods to be waived with respect to the Transferred Employees and the Foreign Corporation Employees and their eligible dependents and (ii) give each Transferred Employee and Foreign Corporation Employee credit for the plan year in which the Closing occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Closing Date.

            (d) The Buyers shall be responsible for providing continuation healthcare coverage in accordance with COBRA to the Retained Employees and their qualified beneficiaries who incur or incurred a qualifying event prior to, on or after the Closing Date. The Buyers shall be responsible for providing continuation healthcare coverage in accordance with COBRA to all Transferred Employees and their qualified beneficiaries who incur a qualifying event after the Closing Date.

            (e) The Buyers shall not be responsible for any Liability or obligation under the WARN Act in respect of any employee or former employee of the Business arising before or on the Closing Date, and in respect of any Retained Employee, arising from employee termination after the Closing Date. The Buyers shall be responsible for any Liability or obligation under the WARN Act in respect of any Transferred Employee arising from employee termination after the Closing Date. Immediately after execution of this Agreement, the Sellers shall provide WARN notices in substantially the forms attached hereto as Exhibits I-1 to I-4 (collectively, the "WARN Notices"), with (i) unrepresented employees receiving Exhibit I-1, (ii) labor organization(s) and collective bargaining representatives receiving Exhibit I-2, (iii) state dislocated workers unit receiving Exhibit I-3 and (iv) chief elected official of the unit of local government receiving Exhibit I-4. When the Sellers provide the WARN Notices to the employees of (i) Stewart Connector Systems, Inc. and Signal Transformer Co., Inc., they shall do so by attaching the appropriate WARN Notice to the WARN Notice cover letter attached hereto as Exhibit I-5 and (ii) InNet Technologies, Inc., they shall do so by attaching the appropriate WARN Notice cover letter attached hereto as Exhibit I-6.

            (f) Unless otherwise specifically identified and defined as an Assumed Liability herein, the Buyers shall not, with respect to all employees (other than the Foreign Corporation Employees and Transferred Employees for periods commencing after the Closing Date) have any responsibility for any matters relating to the maintenance of personnel and payroll records, the withholding and payment of federal, state and local income and payroll Taxes, the payment of workers' compensation and unemployment compensation insurance, salaries, wages, pension, welfare and other fringe benefits. The Buyers do not assume any responsibility for severance pay that may be due to Retained Employees, except as provided in this Section 7.8(f).

            (g) Except as required by Law, the Buyers shall not assume any Liability for compliance with all applicable labor and employment Laws relating to the Transferred Employees and the Retained Employees in connection with their employment by the Sellers during periods prior to the Closing Date and any such Liability shall be a claim against only the Sellers' estate.

            (h) Except for the Foreign Corporation Employees or unless otherwise specifically identified and defined as an Assumed Liability herein, or otherwise set forth in this Section 7.8 or as required by Law, the Buyers shall not have any responsibility for any Liabilities

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

under the Sellers' employee benefits plans, programs, agreements and arrangements, including (i) any Liabilities relating to any noncompliance with applicable Laws, including ERISA, the Internal Revenue Code and COBRA, and (ii) any Liabilities which arise as a result of the Sellers' joint and several liability through their relationship with any Affiliate.

            (i) Except as provided for in this Section 7.8(j) or as required by Law, if any of the Sellers has entered into employment, termination or retention agreements with any employee of the Business pursuant to which retention bonuses, or severance, or termination payments may be paid in connection with the transactions contemplated hereby (the "Employee Agreements"), the Sellers agree that the Buyers shall have no liability or responsibility for any payments or costs related to the Employment Agreements and that any Liability or responsibility in respect thereof shall be a claim against only the Sellers' estate. With respect to all employees, except as required by Law, the Buyers are not assuming and will not have any responsibility for the continuation of any Employee Plan and the Buyers will not be deemed a successor employer to any of the Sellers with respect to any Employee Plan. Except as required by Law, no employee benefit plan adopted or maintained by the Buyers will be deemed a successor plan of any of the Sellers.

            (j) Notwithstanding anything to the contrary in this Section 7.8, the Sellers will, on the Closing Date, pay to each Retained Employee that is covered by a severance plan (other than Retained Employees that are (i) employees represented by a labor organization or (ii) employees covered by the key employees severance plan) the severance payment due to such Retained Employee pursuant to such severance plan (the actual aggregate amount of such payments made by the Sellers, plus any related payroll taxes, hereinafter is referred to as the "Retained Employee Payment Amount"); provided, however, that it will be a condition precedent to any Retained Employee receiving any severance payment pursuant to this Section 7.8(j) and the related severance plan that such Retained Employee (i) be an employee of the Business on the Closing Date or (ii) had been terminated as an employee of the Business by the Sellers prior to the Closing Date without Cause. For purposes of this Section 7.8(j), "Cause" means inappropriate or unsatisfactory conduct, unsatisfactory performance, commission of an act involving fraud or moral turpitude, or commission of an act that is considered a felony in the jurisdiction in which it occurs. Any amounts paid pursuant to this Section 7.8(j) will not be included in the calculation of benefits under any Employee Plan. At the Closing, the Buyers shall reimburse the Sellers, in cash, an amount equal to the Retained Employee Payment Amount. Nothing in this Section 7.8(j) shall change, modify or alter the employment of any employee of the Business, who is currently an employee at will, as an employee at will whose employment may be terminated by the Sellers, with or without Cause, at any time.

         Section 7.9 Litigation Support. In the event and for so long from and after the Closing Date as any party hereto is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection (other than litigation among the parties hereto and/or their respective Affiliates arising out of this Agreement, the Ancillary Agreements or the transactions contemplated thereby) with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the parties hereto will cooperate with the contesting or defending party and its counsel in the contest or defense, make available their

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

personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. In the event that the Approval Order is the subject of an appeal, the Buyers and the Sellers agree to use commercially reasonable efforts to seek an expedited review and decision of such appeal and to seek the dissolution of any stay which might be entered in connection with such an appeal; provided that each party shall bear the cost of complying with this sentence as it relates to any appeal and the dissolution of any stay in connection therewith.

         Section 7.10 Notification. Sellers shall notify the Buyers and keep the Buyers advised of the occurrence, to the Knowledge of the Sellers, of (a) any litigation or administrative proceeding pending or threatened against any of the Sellers which could, if adversely determined, have a Material Adverse Effect,
(b) any act or omission which would cause any of the Sellers' representations herein to be inaccurate in any material respect (or, with respect to representations qualified as to materiality, in any respect), including by way of updating any Disclosure Schedules and (c) any material damage or destruction of any of the Purchased Assets or the assets of the Foreign Corporations. The Buyers shall notify and keep Insilco advised of the occurrence of any event or occurrence which could reasonably be expected to materially adversely affect the Buyers' ability to consummate the transactions contemplated hereby. No such notice shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII hereof or the compliance by the Sellers with any covenant set forth herein.

         Section 7.11 Submission for Bankruptcy Court Approval. On the Petition Date or as soon as practicable thereafter, the Sellers shall file (a) a motion or motions and supporting papers (including, a form of order substantially in the form and substance of the Bid Procedures Order) seeking the entry of an order by the Bankruptcy Court approving the Overbid Procedures and (b) a motion for approval of this Agreement and supporting papers (including the Approval Order) seeking entry of the Approval Order, all in a form and substance reasonably acceptable to the Buyers. The Bid Procedures Order and the Approval Order may, at the Sellers' option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Buyers. All parties hereto shall use their commercially reasonable efforts to have the Bankruptcy Court enter the Bid Procedures Order as soon as practicable following the filing of the motion therefor. The Sellers shall give appropriate notice under the Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

         Section 7.12 Overbid Procedures. The Buyers and the Sellers acknowledge that the Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest and best price for the Purchased Assets and the Shares and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to the Sellers' creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Sellers shall seek entry of the Bid Procedures Order, which, among other things, shall provide for the bidding provisions and procedures as set forth in Exhibit A to the Bid Procedures Order (the "Overbid Procedures"). These procedures shall include the following provisions:

            (a) The Sellers shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

               (i) Overbid Deadline. A Qualified Bidder (as defined in Exhibit A to the Bid Procedures Order) that desires to make a bid shall deliver written copies of its bid to (A) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest,
            (B) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (C) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fratianni, and (D) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, Attn: Doug Williams, not later than such date and time as is specified in the Bid Procedures Order (the "Bid Deadline"). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so. If the Sellers extend the Bid Deadline, they shall promptly notify the Buyers and all other Qualified Bidders of such extension; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent; provided further that Sellers may not extend the Bid Deadline to a date that is less than two (2) Business Days prior to the Auction Date.

               (ii) Overbid Requirements. A bid is a letter from a Qualified
            Bidder (other than the Buyers, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (A) the Qualified Bidder offers to purchase the Purchased Assets and the Shares upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes (a "Marked Agreement") and (B) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets and the Shares or such date as is specified in the Bid Procedures Order. A Qualified Bidder (other than the Buyers) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. The Sellers will consider a bid only if the bid:

                  (A) provides overall value for the Purchased Assets and the
               Shares to the Sellers of at least $1,500,000 over the Purchase Price in the Asset Purchase Agreement;

                  (B) is on terms that, in the Sellers' reasonable business
               judgment, are not materially more burdensome or conditional than the terms of this Agreement;

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

                  (C) is not conditioned on obtaining financing or on the
               outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

                  (D) does not request or entitle the bidder to any topping fee, termination fee, expense reimbursement or similar type of payments; and

                  (E) is received by the Bid Deadline.

            A bid received from a Qualified Bidder (as defined in the Overbid Procedures) that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Topping Fee) and the likelihood and timing of consummating such transaction. The Buyers' offer contained in this Agreement shall constitute a Qualified Bid.

               (iii) Deposit Requirement. All initial Overbids shall be
            accompanied by a deposit of Five Hundred Thousand Dollars ($500,000) (the "Deposit") payable by wire transfer to an escrow agent designated by the Sellers. Following the Auction or the Auction Date if no Qualified Bids are received, the Sellers shall seek the approval of the Bankruptcy Court of the highest or best offer submitted for the Purchased Assets and the Shares (the "Successful Bid" and the bidder making such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated (to the extent that there is another bid), the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets and the Shares due to such party's breach of its purchase agreement with the Sellers, then the Sellers shall retain the Deposit of such Successful Bidder, if any, as liquidated damages and continue with the sale of the Purchased Assets and the Shares to the Backup Bidder. Within three (3) Business Days after the closing of the sale of the Purchased Assets, any Deposit (A) not applied to the purchase of such Purchased Assets and the Shares or (B) not retained by the Sellers due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

            (b) If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyers set forth in this Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and the Shares and provide to the Buyers and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place no later than such date and time as is specified in the Bid Procedures Order (the "Auction Date"), at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyers and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two Business Days prior to the Sale Hearing scheduled in the Bid Procedures Order. Only Qualified Bidders will be eligible to participate at the Auction. At least two
         (2) Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers may, at their option, provide or make available copies of any Qualified Bid(s) that the Sellers believe are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction prior to the commencement thereof, but are required to provide copies of any Qualified Bid(s) to the Buyers within two (2) Business Days after receipt thereof and, in any event, no later than two (2) Business Days prior to the Auction Date.

            Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner it determines will achieve the maximum value for the Purchased Assets and the Shares. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, all additional bids shall be in increments of $500,000 or integral multiples thereof. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bid Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

            As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Topping Fee, and (ii) identify the highest or otherwise best offer for the Purchased Assets and the Shares at the Auction. At the Sale Hearing, the Sellers shall present the Successful Bid or, if required pursuant to Section 7.12(a)(iii), the Backup Bid to the Bankruptcy Court, for approval.

            (c) If the Buyers do not buy the Purchased Assets and the Shares at the sale of the Purchased Assets and the Shares approved at the Sale Hearing (an "Auction Sale"), the Buyers are not then in material breach of any material provision of this Agreement (other than any breach which Buyers shall have cured within ten (10) Business Days of receipt of notice thereof), the Buyers have not terminated this Agreement and an Auction Sale of the same is consummated with a party other than the Buyers, then the Buyers will be entitled to receive, as a "topping fee" out of the proceeds of the consummated Auction Sale, an amount equal to the sum of (i) $1,050,000 (the "Topping Fee") and (ii) reimbursement of all reasonable and documented out-of-pocket expenses incurred in connection with the transactions contemplated hereby (including, but not limited to, legal,

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

         accounting and other professional fees) up to $400,000 in the aggregate (the "Expense Reimbursement").

            (d) The Buyers shall be permitted to credit the amount of the Topping Fee and the Expense Reimbursement to their bid if they make a competing bid at the Auction Sale as a result of which the Buyers shall be permitted to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount at least equal to the difference between the bid to be matched minus the amount of the Topping Fee and the Expense Reimbursement.

         Section 7.13 Collection of Receivables. If, after the Closing, the Sellers shall receive any payment from any account debtor with respect to any Accounts Receivable included in the Purchased Assets, the Sellers shall promptly endorse such payment to the Buyers.

         Section 7.14 Overlapping Assets. The Sellers shall use commercially reasonable efforts to make Sellers' Overlapping Assets available for the use of the Buyers with respect to the Business, as currently used therein, at no charge to the Buyers, for a period of ninety (90) days following the Closing, and the Buyers shall use commercially reasonable efforts to make Buyers' Overlapping Assets available for the use of the Sellers with respect to Sellers' Retained Business, as currently used therein, at no charge to the Sellers, for a period of ninety (90) days following the Closing. Nothing in this Section 7.14 shall be construed as restricting the Sellers' or the Buyers' right to encumber or transfer Sellers' Overlapping Assets or Buyers' Overlapping Assets, as the case may be.

         Section 7.15 Mail Received After the Closing. Following the Closing, the Buyers may receive and open all mail addressed to the Sellers and deal with the contents thereof in their discretion to the extent that such mail and the contents thereof relate to the Purchased Assets, the Business, the Foreign Corporations or any of the Assumed Liabilities. The Buyers shall promptly deliver or cause to be delivered to the Sellers all mail received by the Buyers after the Closing addressed to the Sellers which does not relate to the Purchased Assets, the Business, the Foreign Corporations or the Assumed Liabilities.

         Section 7.16 Guarantees. Insilco irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the full and prompt performance by each Seller of its obligations, covenants and agreements under the terms of this Agreement and each Ancillary Agreement to which a Seller may be a party. Insilco waives all presentment, demands, protest and notice of protest of this guarantee.

         Section 7.17 Sellers Guarantees. To the extent any of Insilco Holding Co. or any of the Sellers shall have guaranteed any Liabilities of the Foreign Corporations to a third party, each of Bel Fuse Ltd. and Bel Fuse Macau, L.D.A. shall prior to or as of the Closing: (a) provide a substantially similar guarantee of such Liability to such third party; (b) use all reasonable efforts to cause such third party to release Insilco Holding Co. and any of the Sellers from such guarantee; and (c) indemnify Insilco Holding Co. and the Sellers from any and all Losses related to such guarantee. From the date hereof until Closing, neither Insilco nor any of its Affiliates shall enter into any new guarantees of the obligations of the Foreign Corporations.

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

         Section 7.18 Glen Rock Facility. Prior to Closing, the Sellers shall
(a) use all reasonable efforts to acquire fee simple title to the Glen Rock Property by payment of all outstanding amounts due under the Glen Rock Agreement and (b) if such title is obtained, convey title to the Glen Rock Property to the Buyers at the Closing (and in such instance, the Glen Rock Property shall be deemed to be Owned Real Property for all purposes of this Agreement). If the Sellers are unable to acquire title to the Glen Rock Property, then the Sellers shall (a) assume the Glen Rock Agreement and (b) cause the assignment of the Glen Rock Agreement to the Buyers pursuant to Section 365 of the Bankruptcy Code or, if Section 365 of the Bankruptcy Code is unavailable with respect to the Glen Rock Agreement, use all reasonable efforts to assign or cause to be assigned the Glen Rock Agreement to the Buyers, including, without limitation, obtaining the consent of the York County Industrial Development Corporation and The Pennsylvania Industrial Development Authority to such assignment. Upon such assignment of the Glen Rock Agreement to the Buyers, the Glen Rock Agreement shall be deemed to be an Assumed Agreement for all purposes of this Agreement and the Sellers shall pay any and all amounts to be cured under the Glen Rock Agreement pursuant to Section 365(a) of the Bankruptcy Code; provided that in the event that the Sellers shall have assigned or caused to have been assigned the Glen Rock Agreement to the Buyers, the Purchase Price shall be reduced at Closing by an amount equal to the remaining payments due under the Glen Rock Agreement as of the Closing plus $10,000 in consideration of the cost incurred or to be incurred by the Buyers in connection with such assignment of the Glen Rock Agreement.

                                  Article VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each party to effect the sale and purchase of the Shares and the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) no preliminary or permanent injunction or other order, judgment or decree by any federal or state court which prevents the consummation of the sale of a material part of the Shares and the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Shares and the Purchased Assets;

            (b) the Bankruptcy Court shall have entered the Approval Order substantially in the form and substance of Exhibit E and such Approval Order shall be final and non-appealable; and

            (c) the Escrow Agent shall have executed the Escrow Agreement.

         Section 8.2 Conditions to Obligations of the Buyers. The obligation of the Buyers to effect the purchase of the Shares and the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

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

            (a) (i) the Sellers shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Sellers at or prior to the Closing; (ii) the representations and warranties of the Sellers set forth in this Agreement that are not qualified by "Material Adverse Effect", "materiality" or other similar qualifications shall each be true, complete and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date, which representation and warranty need only be so true, complete and correct as of such earlier date); and (iii) the representations and warranties of the Sellers set forth in this Agreement that are qualified by "Material Adverse Effect", "materiality" or other similar qualifications shall each be true, complete and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date, which need only be so true, complete and correct as of such earlier date);

            (b) the Buyers shall have received a certificate from the chief executive officer of Insilco, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in Section 8.2(a) have been satisfied;

            (c) the Shares and the Purchased Assets shall have been released from all Encumbrances (other than Closing Encumbrances with respect to the Purchased Assets) and there shall be no Encumbrances on the Shares and the Purchased Assets (other than Closing Encumbrances with respect to the Purchased Assets);

            (d) since the date hereof, there shall have been no: (i) Material Adverse Effect or (ii) material damage, destruction or loss to any tangible assets with a value in excess of $100,000 individually or $500,000 in the aggregate, unless such damage, destruction or loss is covered by insurance the proceeds of which are used by Sellers to repair or replace such tangible Assets or which are payable to the Buyers in accordance with this Agreement or otherwise made payable to the Buyers;

            (e) the Approval Order shall provide that any and all Encumbrances on the Purchased Assets (other than Closing Encumbrances) and the Shares shall, upon Closing, attach only to the proceeds of the transactions contemplated hereby and not to the Shares and the Purchased Assets;

            (f) the Buyers shall have received the other items to be delivered pursuant to Section 4.2;

            (g) the Sellers shall have delivered to Buyers evidence that (i) all Liabilities owed by the Foreign Corporations to Insilco and/or any of its Affiliates or Subsidiaries shall have been canceled and that the Foreign Corporations shall have no further Liability with respect thereto and (ii) all Liabilities owed to the Foreign Corporations by Insilco and/or any of its Affiliates or Subsidiaries shall have been canceled and that

         Insilco and/or any of its Affiliates or Subsidiaries shall have no further Liability with respect thereto;

            (h) (i) all authorizations, consents, waivers, approvals or other actions legally required in connection with the execution, delivery and performance of this Agreement and the instruments of transfer by the Sellers and the consummation by the Sellers of the transactions contemplated hereby and thereby shall have been obtained (without the imposition of any material conditions) and shall be in full force and effect; (ii) the Sellers shall have obtained any material authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by the Sellers under any of the Assumed Agreements; and (iii) all material authorizations, consents, waivers, approvals or other actions necessary to permit the Buyers to operate the Business in compliance with all applicable Laws immediately after the Closing shall have been obtained and shall be in full force and effect;

            (i) there shall have been delivered to the Buyers audited balance sheets of the Business as of December 31, 2001 and October 31, 2002 and audited income statements, audited statements of cash flows and audited statements of changes in stockholders' equity of the Business for the years ended December 31, 2000 and December 31, 2001 and the ten month period ended October 31, 2002, together with the notes to such financial statements (such financial statements and notes, the "Audited Financial Statements"), which Audited Financial Statements shall have been prepared in accordance with U.S. GAAP and shall be in compliance with Regulation S-X of the Securities and Exchange Commission; the Audit Accountant (i) shall have completed its audit of the Audited Financial Statements, (ii) shall have issued to the Buyers an unqualified opinion with respect to the Audited Financial Statements and (iii) shall have consented no more than four (4) days prior to Closing to the inclusion of such opinion in a Current Report on Form 8-K to be filed by Bel Fuse Inc. with the Securities and Exchange Commission immediately after the Closing is consummated; and

            (j) pursuant to Section 7.18, the Sellers shall be in possession of all necessary documentation to either (i) convey title to the Glen Rock Property to the Buyers or (ii) if the Sellers shall not be able to convey title to the Glen Rock Property to the Buyers, assign or cause to have assigned the Glen Rock Agreement to the Buyers (and pay all cure amounts in connection therewith).

Any condition specified in this Section 8.2 may be waived by the Buyers; provided that no such waiver shall be effective against the Buyers unless it is set forth in a writing executed by the Buyers.

         Section 8.3 Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the sale of the Shares and the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) (i) the Buyers shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Buyers at or prior to the Closing; (ii) the representations and warranties of the Buyers set forth in this Agreement that are not qualified by "materiality" or other similar qualifications shall each be true, complete and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date, which representation and warranty need only be so true, complete and correct as of such earlier date); and (iii) the representations and warranties of the Buyers set forth in this Agreement that are qualified by "materiality" or other similar qualifications shall each be true, complete and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date, which need only be so true, complete and correct as of such earlier date);

            (b) the Sellers shall have received a certificate from an authorized officer of the Buyers, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) have been satisfied; and

            (c) the Sellers shall have received the other items to be delivered to it pursuant to Section 4.3.

Any condition specified in this Section 8.3 may be waived by the Sellers; provided that no such waiver shall be effective against the Sellers unless it is set forth in writing executed by Insilco.

                                   Article IX
                           TERMINATION AND ABANDONMENT

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

            (a) mutual written consent of the Sellers and the Buyers;

            (b) the Buyers if:

               (i) the Board of Directors of any of the Sellers shall have withdrawn its support for the transactions contemplated hereby or modified its support for the transactions contemplated hereby in a manner adverse to the Buyers; or

               (ii) the Chapter 11 Cases are converted from cases under Chapter
            11 of the Bankruptcy Code to cases under Chapter 7 of the Bankruptcy Code;

            (c) the Buyers, if there has been (i) a material violation or breach by any of the Sellers of any (A) representation or warranty made by it contained in this Agreement which is not qualified by "materiality" or "Material Adverse Effect" or (B) any covenant made by it contained in this Agreement or (ii) a violation or breach of any representation or warranty made by it contained in this Agreement which are qualified by "materiality" or "Material Adverse Effect" which, in the case of either clause (i) or (ii), has prevented the satisfaction of any condition to the obligations of the Buyers to effect the Closing and such violation or breach has not been cured by the Sellers within ten
         (10) Business Days of receipt of written notice thereof or waived by the Buyer;

            (d) the Sellers, if there has been a material violation or breach by the Buyers of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Sellers to effect the Closing and such violation or breach has not been cured by the Buyers within ten
         (10) Business Days of receipt of written notice thereof or waived by the Sellers;

            (e) the Sellers or the Buyers, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or (B) any court or Governmental Authority having competent jurisdiction;

            (f) the Sellers, if the Bankruptcy Court enters an order approving a sale of the Shares and the Purchased Assets other than the sale thereof contemplated by this Agreement to the Buyers or any of their Affiliates (a "Third-Party Sale");

            (g) the Buyers or the Sellers, if the Bid Procedures Order has not been entered by the Bankruptcy Court within forty-five (45) days after the Petition Date; provided that the Buyers or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(g) if the failure to obtain such approval within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

            (h) the Buyers or the Sellers, if the Approval Order has not been entered by the Bankruptcy Court within forty-five (45) days after the entry of the Bid Procedures Order on the docket of the Bankruptcy Court; provided that the Buyers or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this
         Section 9.1(h) if the failure to obtain such approval within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; or

            (i) the Buyers or the Sellers, if the Closing shall not have occurred on or prior to March 31, 2003 (the "Termination Date"); provided that the Buyers or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(i) if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement.

         Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

            (a) said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Section 9.2,
         Section 9.3, Section 10.15 and in Sections 7.2(b) and 7.3, and upon a willful breach by a party, in which case the non-breaching party shall have all rights and remedies existing at law or in equity; provided, however, the Seller Parties shall not be responsible for liability for any misrepresentation or breach of any warranty or covenant by any Seller Party contained in this Agreement prior to the time of such termination;

            (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

            (c) all Confidential Information from the Seller Parties shall be returned to the Seller Parties or destroyed, and all Confidential Information from the Buyers shall be returned to the Buyers or destroyed (provided that the party doing such destruction shall deliver a written certification of such destruction to the other party).

         Section 9.3 Liquidated Damages. (A) If the Buyers shall terminate this Agreement pursuant to (i) Section 9.1(i) and as of the Termination Date (A) the closing condition set forth in Section 8.2(j) shall not have been satisfied or waived by the Buyers and (B) the closing conditions specified in Sections 8.1(a), 8.1(b) and 8.3(a) shall have been satisfied or waived or (ii) Section 9.1(c), then the Buyers shall be entitled to the Expense Reimbursement as liquidated damages from the Sellers, subject to the proviso in Section 9.3(b).

            (b) If (i) the Buyers shall terminate this Agreement pursuant to Sections 9.1(b)(i) or 9.1(c) and (ii) the Sellers shall have committed fraud in connection with the transactions contemplated by this Agreement or materially and willfully breached their obligations to sell the Purchased Assets and the Shares to the Buyers pursuant to Articles II, III and IV of this Agreement (except if the Sellers sell the Purchased Assets and the Shares to a third party pursuant to Section 7.12 or an Approval Order, in which case the provisions of
Section 7.12 shall govern), then the Buyers shall be entitled to the Topping Fee and the Expense Reimbursement as liquidated damages from the Sellers; provided, however, that if the Buyers are entitled to the Topping Fee and the Expense Reimbursement as liquidated damages from the Sellers pursuant to this Section 9.3(b), then the Buyers shall not also be entitled to the Expense Reimbursement pursuant to Section 9.3(a).

            (c) Any payment required to be made to the Buyers pursuant to either
Section 7.12 or Section 9.3(a) or (b) shall be made by wire transfer of same day funds to an account designated by the Buyers. In the event that a payment is due to the Buyers pursuant to Section 7.12, such payment shall be made on the date on which the sale of the Business to the Successful Bidder, Backup Bidder or any other Person that acquires the Business as a result of and in connection with a bid submitted at the Auction is closed. In the event that a payment is due to the Buyers pursuant to Section 9.3(a) or (b), such payment shall be made within two (2) Business Days of the date the Buyers terminate this Agreement.

            (d) The Sellers obligation to pay the Topping Fee and the Expense Reimbursement (whether pursuant to Section 7.12 or Section 9.3(a) or (b)) shall survive the termination of this Agreement and, provided that they are approved by the Bankruptcy Court as part of the Bid Procedures Order, shall constitute an administrative expense in the Sellers' Chapter 11 Cases or any subsequent conversion of the Sellers' Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code under Sections 503(b) and 507(a)(1) of the Bankruptcy Code.

         Section 9.4 Extension; Waiver. At any time prior to the Closing, the Sellers, on the one hand, or the Buyers, on the other hand, may (a) extend the time for the performance of any of the obligations or acts of the other party,
(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance with any of the agreements of the other party contained herein or (d) waive any condition to its obligations hereunder. Any agreement on the part of the Sellers, on the one hand, or the Buyers, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Sellers or the Buyers, as applicable.

                                   Article X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Insilco and the Buyers; provided that the consent of the Prepetition Agent shall be required in connection with any amendment of this Agreement that materially modifies this Agreement.

         Section 10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

         Section 10.3 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and neither party nor any of their respective officers, directors, representatives, employees, advisors or agents shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Section 10.4 No Impediment to Liquidation. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to the Sellers' right to liquidate, dissolve and wind-up their affairs and to cease all business activities and operations at such time as it may determine following the Closing. Subject to Section 7.7, the Sellers shall not be obligated to retain assets or employees or to continue operations following the Closing (or to retain outsource assistance) in order to satisfy their obligations hereunder.

         Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (b) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Sellers and the Buyers shall be sent to the addresses indicated below:

            (i)    If to the Sellers, to:

                   Insilco Technologies, Inc.
                   425 Metro Place North, Fifth Floor
                   Dublin, Ohio  43017
                   Facsimile:  (614) 791-3195
                   Attention:  David A. Kauer

                   with a copy to:

                   Shearman & Sterling
                   599 Lexington Avenue
                   New York, New York  10022
                   Facsimile:  (212) 848-7179
                   Attention:  Constance A. Fratianni, Esq.
                               Kenneth A. Gerasimovich, Esq.

            (ii)    if to any of the Buyers, to:

                    Bel Fuse Inc.
                    206 Van Vorst Street
                    Jersey City, New Jersey  07306
                    Facsimile:  201-432-9542
                    Attention:  Daniel Bernstein and Colin Dunn

                    with a copy (which shall not constitute notice)to:

                    Lowenstein Sandler PC
                    65 Livingston Avenue
                    Roseland, New Jersey  07068
                    Facsimile:  973-597-2351
                    Attention:  Peter H. Ehrenberg, Esq.

         Section 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to the Sellers, any entity that may succeed to substantially all the assets of the Sellers, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any parties hereto, including by operation of law, without the prior written consent of the other party. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10.6 shall be null and void and shall not bind or be recognized by the Sellers or the Buyers.

         Section 10.7 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto and the Prepetition Agent any legal or equitable right, remedy or claim under or with respect to this Agreement.

         Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

         Section 10.9 Governing Law. This Agreement shall be governed by the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

         Section 10.10 Submission to Jurisdiction. (a) The parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such court or any defense of inconvenient forum in connection therewith.

            (b) Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under Section 10.5 of this Agreement.

            (c) Bel Fuse Ltd. and Bel Fuse Macau, L.D.A. hereby irrevocably appoint Bel Connector Inc. and Bel Transformer Inc. as agents thereof for the service of process thereon, and service of process on Bel Connector Inc. and Bel Transformer Inc. shall be deemed to be valid service of process on Bel Fuse Ltd. and Bel Fuse Macau, L.D.A.

         Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.12 Incorporation of Exhibits. The Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 10.13 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 10.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.15 Remedies. Subject to Section 10.3, the Sellers and the Buyers hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Sellers or their successors or assigns, or the Buyers or their successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Bankruptcy Court or any other court of competent jurisdiction for specific performance, and injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 10.16 Bulk Sales or Transfer Laws. The Buyers hereby waive compliance by the Seller Parties with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

         Section 10.17 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE PARTIES HERETO (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THEY AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

THE SELLERS:                          INSILCO TECHNOLOGIES, INC.

                                      By: /s/ DAVID A. KAUER
                                          ---------------------------------
                                          Name:  David A. Kauer
                                          Title: President and Chief Executive
                                                 Officer

                                      STEWART CONNECTOR SYSTEMS, INC.

                                      By: /S/ MICHAEL R. ELIA
                                          ---------------------------------
                                          Name: Michael R. Elia
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

                                      INNET TECHNOLOGIES, INC.

                                      By: /S/ MICHAEL R. ELIA
                                          ---------------------------------
                                          Name: Michael R. Elia
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

                                      INSILCO INTERNATIONAL HOLDINGS, INC.

                                      By: /S/ DAVID A. KAUER
                                          ---------------------------------
                                          Name: David A. Kauer
                                          Title: President and Chief Executive
                                                 Officer

                                      SIGNAL CARIBE, INC.

                                      By: /S/ DAVID A. KAUER
                                          ---------------------------------
                                          Name: David A. Kauer
                                          Title: President and Chief Executive
                                                 Officer

                                      EYELETS FOR INDUSTRY, INC.

                                      By: /S/ DAVID A. KAUER
                                          ---------------------------------
                                          Name: David A. Kauer
                                          Title: President and Chief Executive
                                                 Officer

                                      STEWART STAMPING CORP.

                                      By: /S/ DAVID A. KAUER
                                          ---------------------------------
                                          Name: David A. Kauer
                                          Title: President and Chief Executive
                                                 Officer

                                      SIGNAL TRANSFORMER CO., INC.

                                      By: /S/ MICHAEL R. ELIA
                                          ---------------------------------
                                          Name: Michael R. Elia
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

THE BUYERS:                           BEL FUSE, LTD.

                                      By: /S/ DANIEL BERNSTEIN
                                          ---------------------------------
                                          Name: Daniel Bernstein
                                          Title: Director

                                      BEL FUSE MACAU, L.D.A.

                                      By: /S/ DANIEL BERNSTEIN
                                          ---------------------------------
                                          Name: Daniel Bernstein
                                          Title: Director

                                      BEL CONNECTOR INC.

                                      By: /S/ COLIN DUNN
                                          ---------------------------------
                                          Name: Colin Dunn
                                          Title: Vice President & Secretary

                                      BEL TRANSFORMER INC.

                                      By: /S/ COLIN DUNN
                                          ---------------------------------
                                          Name: Colin Dunn
                                          Title: Vice President & Secretary

                                    EXHIBIT A

                               ASSUMED AGREEMENTS
                               ------------------

Set forth below is a list of the Assumed Agreements, which list is subject to adjustment in accordance with the terms and conditions of the Agreement:

-----------------------------------------------------------------------------------------------------------------------------------
  1 Priority Systems Leasing                                 Equipment Lease - mail machine & scale, 36    Stewart Connector
    PO Box 4666                                              month term expiring July 2004, $227.45/mo;    System. Inc.
    Harrisburg, PA  17111                                    Debtor is lessee,
    T: 717-939-2700
-----------------------------------------------------------------------------------------------------------------------------------
  2 Allfirst Bank                                            Vehicle Lease - Dodge Durango for Bob Ponkey, Stewart Connector
    PO Box 62122                                             36 month term expiring July 2003, $520/mo;    System. Inc.
    Baltimore, MD  21264-2122                                Debtor is lessee
    T: 800-338-4728
-----------------------------------------------------------------------------------------------------------------------------------
  3 Keith S. Hamberger                                       Apartment Lease for Bob Ponkey, 12 month term Stewart Connector
    1732 W. King Street                                      expiring March 2003, $1800/mo; Debtor is      System. Inc.
    York, PA  17404                                          lessee
    T: 717 843-6607
-----------------------------------------------------------------------------------------------------------------------------------
  4 XEROX Capital Services, LLC,                             Equipment Leases for 3 Xerox copiers, 36      Stewart Connector
    PO Box 660501                                            month terms expiring May 2005, $1513/mo;      System. Inc.
    Dallas, TX  75266-0501                                   Debtor is lessee
    T: 888-339-7887
-----------------------------------------------------------------------------------------------------------------------------------
  5 Edward Cavanaugh                                         Consulting Services, expires December 2008,   Stewart Connector
    2652 N 82nd Street                                       $2500/year.                                   System. Inc.
    Mesa, AZ  85207
-----------------------------------------------------------------------------------------------------------------------------------
  6 Pete Bittner                                             Employment Agreement, expires June 15, 2003   Stewart Connector
    RD#2 The Old Trail                                       and continues if employment continues         System. Inc.
    Glenrock, PA 17327
-----------------------------------------------------------------------------------------------------------------------------------
  7 Flextronics International                                Strategic Supplier Agreement, automatically   Stewart Connector
    PO Box 640850                                            renews for successive 1-year periods.         System. Inc.
    San Jose, CA  95164-0850
-----------------------------------------------------------------------------------------------------------------------------------
  8 Jabil Circuit                                            Supplier Marketing Program Agreement,         Stewart Connector
    10800 Roosevelt Blvd                                     automatically renews for successive 1-year    System. Inc.
    St Petersburg, Fl  33716                                 periods.
-----------------------------------------------------------------------------------------------------------------------------------
  9 GRMS Inc                                                 Software Maintenance for mainframe computer   Stewart Connector
    640 Johnson Ave                                          system, no purchase order, month to month     System. Inc.
    Bohemia NY  11716                                        fees are $1900/mo.
    T: 516-218-7600
-----------------------------------------------------------------------------------------------------------------------------------
 10 Parametric Technology Corp                               3 Year Maintenance for Pro/Engineer licenses  Stewart Connector
    140 Kendrick Street                                      & support, Purchase Order #10822,             System. Inc.
    Needham, MA  02494-2714                                  $32,240/year.  2nd year fees were paid.
    T: 800-311-9880
-----------------------------------------------------------------------------------------------------------------------------------
 11 Best Software Inc                                        Maintenance for Fixed Asset Software,         Stewart Connector
    11413 Isaac Newton Sq South                              Purchase Order #13598, Annual cost of $770    System. Inc.
    Reston, VA  20190                                        was paid for the period 7/02 to 7/03.
    T: 800-368-2405
-----------------------------------------------------------------------------------------------------------------------------------

 12 Datastream Systems, Inc.                                 Maintenance for MP2 Access 2000, Server       Stewart Connector
    PO Box 60678                                             License TechSupport Renewal, Purchase Order   System. Inc.
    Charlotte, NC  60678                                     #13606, Annual cost of $3,188 was paid for
    T: 800-955-6775                                          period 8/02 to 8/03.
-----------------------------------------------------------------------------------------------------------------------------------
 13 Distributed Systems Services, Inc                        Pre-purchased equipment maintenance for 5     Stewart Connector
    3020 Penn Avenue                                         years (1/01 to 12/05) with computer purchase  System. Inc.
    West Lawn, PA  19609                                     (RS/6000-F80). Purchase order #CR-8454.
    T: 610-670-7355
-----------------------------------------------------------------------------------------------------------------------------------
 14 IBM Corporation                                          Yearly Universe maintenance for 64 users      Stewart Connector
    4100 Bohannon Drive                                      license, Purchase order #12379, Annual cost   System. Inc.
    Menlo Park, CA   94025                                   of $4608 was paid for period 1/02 to 12/02.
    T: 800-331-1763                                          PO #12163 for $1656 for 23 users (SCS Gmbh)
                                                             good through 02/03 and PO #12972 for $7344
                                                             for 102 users (ITG Global) good through 05/03.
-----------------------------------------------------------------------------------------------------------------------------------
 15 Optem Engineering Inc                                    Yearly Optem connector bundle Software        Stewart Connector
    100 Discovery Place                                      Maintenance, Purchase Order #11655, Annual    System. Inc.
    3553-31st Street N.W.                                    cost of $3717 was paid for period 01/02 to
    Calgary, AB Canada T2L2K7                                12/02.
-----------------------------------------------------------------------------------------------------------------------------------
 16 Capital Telecommunications                               Internet line & ISP services, month to month  Stewart Connector
    200 West Market Street                                                                                 System. Inc.
    York, PA  17401
    T: 717-848-8800
-----------------------------------------------------------------------------------------------------------------------------------
 17 AT&T                                                     Calling card services                         Stewart Connector
    PO Box 78114                                                                                           System. Inc.
    Phoenix, AZ  85062-8114
    T: 800-548-7713
-----------------------------------------------------------------------------------------------------------------------------------
 18 AT&T Wireless Services                                   Wireless services                             Stewart Connector
    PO Box 60711                                                                                           System. Inc.
    Harrisburg, PA  17106-0711
    T: 800-888-7600
-----------------------------------------------------------------------------------------------------------------------------------
 19 AT&T                                                     Network services                              Stewart Connector
    901 Marquette, Ste 1000                                                                                System. Inc.
    Minneapolis, MN  55402
    T: 781-471-1311
-----------------------------------------------------------------------------------------------------------------------------------
 20 AT&T                                                     Long distance phone service                   Stewart Connector
    PO Box 9001310                                                                                         System. Inc.
    Louisville, KY  40290-1310
-----------------------------------------------------------------------------------------------------------------------------------
 21 AT&T Global Network Services                             EDI Services, month to month                  Stewart Connector
    7872 Collection Drive                                                                                  System. Inc.
    Chicago, IL  60693
-----------------------------------------------------------------------------------------------------------------------------------
 22 Verizon                                                  Local phone service                           Stewart Connector
    PO Box 31122                                                                                           System. Inc.
    Tampa, FL  33631-3122
-----------------------------------------------------------------------------------------------------------------------------------

 23 InfoWest                                                 Global roaming connections                    Stewart Connector
    596 E Tabernacle                                                                                       System. Inc.
    St George, UT  84770
    T: 435-674-0165
-----------------------------------------------------------------------------------------------------------------------------------
 24 GE Information Services, Inc.                            EDI Services, month to month                  Stewart Connector
    PO Box 640371                                                                                          System. Inc.
    Pittsburgh, PA  15264-0371
-----------------------------------------------------------------------------------------------------------------------------------
 25 Optio Software Inc                                       Software license for forms, no purchase       Stewart Connector
    Dept AT 952085                                           order, annual cost $1134 paid for period 8/02 System. Inc.
    Atlanta, GA  31192-2085                                  to 8/03
    T: 770-576-3500
-----------------------------------------------------------------------------------------------------------------------------------
 26 Covenco, Inc                                             Food vending service, one year agreement      Stewart Connector
    3201 Fulling Mill Road                                   04/02 to 04/03.                               System. Inc.
    Middletown, PA  17057
    T: 800-692-7203
-----------------------------------------------------------------------------------------------------------------------------------
 27 Print-O-Stat, Inc                                        Equipment Maintenance for engineering copier, Stewart Connector
    1011 West Market Street                                  model 3030.  One year agreement automatically System. Inc.
    York, PA  17404                                          renewed for successive terms of one year.
                                                             Current renewal period expiring 08/03.
                                                             Maintenance fees $98/mo plus meter usage.
-----------------------------------------------------------------------------------------------------------------------------------
 28 Q.D.C. Systems                                           Equipment Maintenance for (2) OMIS II         Stewart Connector
    50 Perkins Street                                        machines, Purchase order #13039, Annual cost  System. Inc.
    Stoneham, MA  02180                                      of $3386 was paid for period 05/02 to 05/03.
-----------------------------------------------------------------------------------------------------------------------------------
 29 J.C. Ehrlich Co, Inc                                     Pest Control Contract, One year service       Stewart Connector
    4565 W. Market Street                                    agreement from 02/02 to 01/03.  Purchase      System. Inc.
    York, PA  17404                                          order #11918,  Cost $78/month.
    T: 717-792-4646
-----------------------------------------------------------------------------------------------------------------------------------
 30 Absolutely Clean                                         Facility cleaning services for 6 months under Stewart Connector
    7 Marie Drive                                            purchase order #PO 14641, 12/02 to 05/03.     System. Inc.
    Hanover, PA  17331                                       Cost $3,000/month.
-----------------------------------------------------------------------------------------------------------------------------------
 31 Captaris, Inc                                            1 Year Equipment Maintenance support for      Stewart Connector
    11410 NE 122ND Way                                       Right Fax (Signal Transformer) under purchase System. Inc.
    Kirkland, WA  98083-9725                                 order #13556,  Annual cost of $1995 was paid
                                                             for period 07/02 t 07/03.
-----------------------------------------------------------------------------------------------------------------------------------
 32 Diversified Water Treatment                              1 Year Water Treatment services agreement to  Stewart Connector
    560 Doris Drive                                          maintain proper water quality in molding.  PO System. Inc.
    Lebanon, PA  17046                                       #11702, Annual cost of $5200 was paid for
                                                             period 01/02 to 01/03.
-----------------------------------------------------------------------------------------------------------------------------------
 33 Schaefer Excavating                                      Snow removal services for 2003 winter season, Stewart Connector
    17248 Barrens Rd                                         PO #14348.                                    System. Inc.
    Stewartstown, PA  17363
-----------------------------------------------------------------------------------------------------------------------------------

 34 Rochester Midland Corp                                   Sanitation system services for maintenance of Stewart Connector
    PO Box 31515                                             restrooms, PO #11908, Annual cost of $1814    System. Inc.
    Rochester, NY  14603                                     was paid for period 02/02 to 01/03.
-----------------------------------------------------------------------------------------------------------------------------------
 35 Precision Calibration & Testing                          Equipment Maintenance for the calibration of  Stewart Connector
    3799 Concord Rd                                          3 toolmakers scopes 3 times a year (March,    System. Inc.
    York, PA  17402-0658                                     July, & Nov).  PO #12282, Annual cost is $1322
-----------------------------------------------------------------------------------------------------------------------------------
 36 Nexray, A div of Veeco                                   Equipment Maintenance Contract for Xray       Stewart Connector
    105 Comac Street                                         Instrument.  Annual cost of $6500 was paid    System. Inc.
    Ronkonkoma, NY  11779                                    for period 02/02 to 02/03.
-----------------------------------------------------------------------------------------------------------------------------------
 37 The Guardian Life Ins Co                                 Dental Insurance                              Stewart Connector
    PO Box 530157                                                                                          System. Inc.
    Atlanta, GA  30353-0157
-----------------------------------------------------------------------------------------------------------------------------------
 38 Health Assurance                                         Medical Insurance                             Stewart Connector
    PO Box 360268                                                                                          System. Inc.
    Pittsburgh, PA  15251-6268
-----------------------------------------------------------------------------------------------------------------------------------
 39 Kronos Inc                                               Annual maintenance contract for payroll       Stewart Connector
    300 Billerica Road                                       equipment (timeclock), No purchase order,     System. Inc.
    Chelmsford, MA  01824-4140                               Annual cost of $5153 was paid for period 8/02
                                                             to 8/03.
-----------------------------------------------------------------------------------------------------------------------------------
 40 Wellspan Medical Group                                   Employee Assistance Services                  Stewart Connector
    3550 Concord Road                                                                                      System. Inc.
    York, PA  17402
-----------------------------------------------------------------------------------------------------------------------------------
 41 Ansoft Corporation                                       Yearly license maintenance for electrical     Stewart Connector
    4 Station Square, Ste 200                                simulation software, current license paid     System. Inc.
    Pittsburgh, PA  15219                                    through 12/02.  Renewal for 2003 under po
                                                             #14674 has not yet been paid $6720.
-----------------------------------------------------------------------------------------------------------------------------------
 42 ADP Inc                                                  Monthly payroll processing charges, no        Stewart Connector
    100 Northwest Point Blvd                                 purchase order                                System. Inc.
    Elk Grove Village, IL  60007
-----------------------------------------------------------------------------------------------------------------------------------
 43 Kelly Services, Inc.                                     Temporary employee services, no purchase orderStewart Connector
    PO Box 820405                                                                                          System. Inc.
    Philadelphia, PA  19182-0405
-----------------------------------------------------------------------------------------------------------------------------------
 44 Aerotek, Inc.                                            Contract engineering, no purchase order       Stewart Connector
    3689 Collection Ctr Dr                                                                                 System. Inc.
    Chicago, IL  60693
-----------------------------------------------------------------------------------------------------------------------------------
 45 A.E.S.I.                                                 Sales Representative                          Stewart Connector
    8521 154th Ave. NE                                                                                     System. Inc.
    Redmond, WA 98052
    T: 425-881-2618
-----------------------------------------------------------------------------------------------------------------------------------
 46 Arotech Inc.                                             Sales Representative                          Stewart Connector
    11771 N. Spotted Horse Lane                                                                            System. Inc.
    Fountain Hills, AZ  85268
-----------------------------------------------------------------------------------------------------------------------------------

 47 Atlantic Technical Sales                                 Sales Representative                          Stewart Connector
    258 Spruce Road                                                                                        System. Inc.
    Middletown, NY  10940
    T: 800-337-3083
-----------------------------------------------------------------------------------------------------------------------------------
 48 Aurora-Franklin Marketing LLC                            Sales Representative                          Stewart Connector
    995 Perinton Hills Office Park                                                                         System. Inc.
    Fairport, NY  14450
    T: 631-979-1313
-----------------------------------------------------------------------------------------------------------------------------------
 49 Aurora-Schmitt Associates                                Sales Representative                          Stewart Connector
    738 Smithtown Bypass                                                                                   System. Inc.
    Smithtown, NY  11787
    T: 631-979-1313
-----------------------------------------------------------------------------------------------------------------------------------
 50 Aztec Technologies S.C.                                  Sales Representative                          Stewart Connector
    Av. Mariano Otero #5749                                                                                System. Inc.
    Int. 3 Paseos Del Sol, Zapopan,
    Jalisco, CP4507
    T: 011-52-33-3133-5260
-----------------------------------------------------------------------------------------------------------------------------------
 51 Chinook Technical Sales                                  Sales Representative                          Stewart Connector
    10371 W. Caley Place                                                                                   System. Inc.
    Littleton, CO  80127
    T: 303-933-9007
-----------------------------------------------------------------------------------------------------------------------------------
 52 Combined Sales Inc                                       Sales Representative                          Stewart Connector
    7616 Orchard Ave                                                                                       System. Inc.
    Brooklyn Park, MN  55443
    T: 612-566-6640
-----------------------------------------------------------------------------------------------------------------------------------
 53 Current Marketing Inc                                    Sales Representative                          Stewart Connector
    900 McKay Road, Unit 2                                                                                 System. Inc.
    Pickering, Ontario, LIW3x8 Canada
    T: 905-619-0497
-----------------------------------------------------------------------------------------------------------------------------------
 54 Electronic Mkt. Associates Inc.                          Sales Representative                          Stewart Connector
    185 Wind Chime Court, Suite 101                                                                        System. Inc.
    Raliegh, NC 27615
    T: 919-847-8800
-----------------------------------------------------------------------------------------------------------------------------------
 55 Harper and Two                                           Sales Representative                          Stewart Connector
    2798 Junipero Ave.                                                                                     System. Inc.
    Signal Hill, CA 90806
    T: 562-424-3030
-----------------------------------------------------------------------------------------------------------------------------------
 56 In Line Sales & Marketing                                Sales Representative                          Stewart Connector
    345 Saratoga Ave.                                                                                      System. Inc.
    Santa Clara, CA 95050
    T: 408-556-1460
-----------------------------------------------------------------------------------------------------------------------------------
 57 John True                                                Sales Representative                          Stewart Connector
    3342 South 106 Street                                                                                  System. Inc.
    Omaha, NE 68124
    T: 402-681-4587
-----------------------------------------------------------------------------------------------------------------------------------
 58 Lancastle Sales Inc.                                     Sales Representative                          Stewart Connector
    751 Frontenac Center #115                                                                              System. Inc.
    Naperville, IL 60563
    T: 630-527-1142
-----------------------------------------------------------------------------------------------------------------------------------

 59 Logix Sales & Marketing                                  Sales Representative                          Stewart Connector
    2510 Tarpley Rd, Suite 4                                                                               System. Inc.
    Carrollton, TX 75006
    T: 972-418-6677
-----------------------------------------------------------------------------------------------------------------------------------
 60 Matrix Sales Inc.                                        Sales Representative                          Stewart Connector
    30 Washington Ave., Suite B-2                                                                          System. Inc.
    Haddonfield, NJ 08033
    T: 856-795-8833
-----------------------------------------------------------------------------------------------------------------------------------
 61 Naltron Corporation                                      Sales Representative                          Stewart Connector
    5401 West Kennedy Blvd., Suite 1060                                                                    System. Inc.
    Tampa, FL 33609
    T: 813-287-1433
-----------------------------------------------------------------------------------------------------------------------------------
 62 Naudain Assoc. Southern, Inc.                            Sales Representative                          Stewart Connector
    8100 Beechcraft Ave.                                                                                   System. Inc.
    Gaithersburg, MD 20879
    T: 301-258-5040
-----------------------------------------------------------------------------------------------------------------------------------
 63 Norris Associates, Inc.                                  Sales Representative                          Stewart Connector
    175 Derby Street, Unit 23                                                                              System. Inc.
    Hingham, MA 02043
    T: 781-749-5088
-----------------------------------------------------------------------------------------------------------------------------------
 64 Northeast Technical Sales                                Sales Representative                          Stewart Connector
    148 Country Way                                                                                        System. Inc.
    Madison, CT 06433
    T: 203-421-4733
-----------------------------------------------------------------------------------------------------------------------------------
 65 Thomas L. Dowell & Associates                            Sales Representative                          Stewart Connector
    8460 Watson Road, Suite 141                                                                            System. Inc.
    St. Louis, MO 63119
    T: 314-849-4234
-----------------------------------------------------------------------------------------------------------------------------------
 66 TMC                                                      Sales Representative                          Stewart Connector
    1526 East Grey Hound Pass                                                                              System. Inc.
    Carmel, IN 46032
    T: 317-844-8462
-----------------------------------------------------------------------------------------------------------------------------------
 67 Amphenol Inerc. Prod Corp                                Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    20 Valley Street                                         lessor                                        System. Inc.
    Endicott, NY 13760
    T: 607-786-4295
-----------------------------------------------------------------------------------------------------------------------------------
 68 Cassidy Industrial Sales                                 Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    2200 East Franklin Avenue                                lessor                                        System. Inc.
    Minneapolis, MN  55404
    T: 612-333-0646
-----------------------------------------------------------------------------------------------------------------------------------
 69 ITG Global                                               Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    1024 6th Ave South                                       lessor                                        System. Inc.
    North Myrtle Beach, SC  29582
    T:843-756-2747
-----------------------------------------------------------------------------------------------------------------------------------
 70 Fullarton Fabrications Ltd                               Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    1/3 Edison Place,Nethermains Ind. Estate, Kilwining      lessor                                        System. Inc.
    Ayrshire, UK KA13 6PX
    T: 011-44-294557911
-----------------------------------------------------------------------------------------------------------------------------------

 71 Pen Cabling Technology, LLC                              Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    1501 Webster Street                                      lessor                                        System. Inc.
    Dayton, OH 45404
    T: 801-973-6090
-----------------------------------------------------------------------------------------------------------------------------------
 72 Precision Cable Mfg                                      Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    PO Box 1448                                              lessor                                        System. Inc.
    1290 E. Interstate 30
    Rockwall, TX  75087-1448
    T: 972-771-1233
-----------------------------------------------------------------------------------------------------------------------------------
 73 Shattuc Cord Specialties                                 Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    2340 Ernie Krueger Circle                                lessor                                        System. Inc.
    Waukegan, IL 60087
-----------------------------------------------------------------------------------------------------------------------------------
 74 Access Electronics, Inc                                  Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    4190 Grove Avenue                                        lessor                                        System. Inc.
    Gurnee, IL  60031
    T: 847-244-1200
-----------------------------------------------------------------------------------------------------------------------------------
 75 Plamex S.A.                                              Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    PO Box 434297                                            lessor                                        System. Inc.
    San Diego, CA  92143-4297
-----------------------------------------------------------------------------------------------------------------------------------
 76 Avalanche Industries Inc                                 Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    425 E Fillmore Street                                    lessor                                        System. Inc.
    Colorado Springs, CO  80907
    T: 719-536-4505
-----------------------------------------------------------------------------------------------------------------------------------
 77 Compulink                                                Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    1205 Gandy Blvd N                                        lessor                                        System. Inc.
    St Petersburg, FL 33702
    T: 813-579-1065
-----------------------------------------------------------------------------------------------------------------------------------
 78 BS Cable Company                                         Equipment lease (ss-20 machine); Debtor is    Stewart Connector
    805 West 5th Street, Unit 14                             lessor                                        System. Inc.
    Lansdale, PA  19446
    T: 215-361-6999
-----------------------------------------------------------------------------------------------------------------------------------
 79 The Siemon Company                                       Technology Use Agreement; Debtor is Licensor; Stewart Connector
    76 Westbury Park Road                                    Payment to Stewart can vary from $1 to        System. Inc.
    Watertown, CT  06795-0400                                $75K/year depending on total purchases by The
                                                             Siemon Co.
-----------------------------------------------------------------------------------------------------------------------------------
 80 ADC Telecommunications, Inc.                             License agreement; Debtor is Licensor,        Stewart Connector
    12501 Whitewater Drive                                   Payment to Stewart can vary from 0 to         System. Inc.
    Minnetonka, MN  55343                                    $150K/year depending on total purchases by
                                                             ADC.
-----------------------------------------------------------------------------------------------------------------------------------
 81 Span de Mexico SV de CV                                  Inventory Management Agreement between        Stewart Connector
    Calle San Francisco #32C                                 Insilco Corporation and Span de Mexico.  Fees System. Inc.
    Parque Industrial San Carlos                             for handling services $1100 / mo.
    Nogales, Sonora, Mexico 84000
-----------------------------------------------------------------------------------------------------------------------------------
 82 Avaya, Inc.                                              Consignment Agreement between Stewart         Stewart Connector
    12000 I Street                                           Connector Systems and Avaya                   System. Inc.
    Omaha, NE  68137
-----------------------------------------------------------------------------------------------------------------------------------

 83 Flextronics Global Procurement Ltd                       Supplier Managed Inventory Agreement between  Stewart Connector
    #48 Par-la-Ville Road                                    Stewart Connector Systems and Flextronics     System. Inc.
    Hamilton, Bermuda HM 11
-----------------------------------------------------------------------------------------------------------------------------------
 84 Jabil Circuit, Inc.                                      Purchasing Agreement between Stewart          Stewart Connector
    10800 Roosevelt Blvd.                                    Connector Systems and Jabil                   System. Inc.
    St. Petersburg, FL  33716
-----------------------------------------------------------------------------------------------------------------------------------
 85 Comercializadora de Insumos para Maquiladoras Sa De CV   Inventory Management Agreement between ITG    Stewart Connector
                                                             Global and Comercializadora de Insumos para   System. Inc.
                                                             Maquiladoras Sa De CV
-----------------------------------------------------------------------------------------------------------------------------------
 86 De Lage Landen                                           Equipment Lease                               InNet Technologies, Inc.
    P.O. Box 41601
    Philadelphia, PA 19101-1601
    T: 800-736-0220
-----------------------------------------------------------------------------------------------------------------------------------
 87 Scripps Terrace Business Park                            Office Lease                                  InNet Technologies, Inc.
    5360-G Eastgate Mall
    San Diego, CA 92121
    T: 858-625-0055
    F: 858-625-0054
-----------------------------------------------------------------------------------------------------------------------------------
 88 Agilent Financial Services, Inc.                         Equipment Lease                               InNet Technologies, Inc.
    P.O. Box 36263
    Charlotte, NC 28236-6263
-----------------------------------------------------------------------------------------------------------------------------------
 89 Agilent Financial Services,  Inc.                        Equipment Lease                               InNet Technologies, Inc.
    P.O. Box 36263
    Charlotte, NC 28236-6263
-----------------------------------------------------------------------------------------------------------------------------------
 90 Advanced Electro-Mechanical Sales, Inc. (A.E.S.I)        Sales Representative Agreement                InNet Technologies, Inc.
    8521 154th Street N.E.
    Redmond, WA 98052
    T:425-869-9841
    F:425-881-2618
-----------------------------------------------------------------------------------------------------------------------------------
 91 Arotech, Inc.                                            Sales Representative Agreement                InNet Technologies, Inc.
    11771 N. Spotted Horse Lane
    Fountain Hills, AZ   85268
    T:480-837-6295
    F:480-837-5535
-----------------------------------------------------------------------------------------------------------------------------------
 92 Atlantic Technical Components, Inc.                      Sales Representative Agreement                InNet Technologies, Inc.
    269 Heather Lane
    Franklin Lakes, NJ  07417
    T:201-337-3008
    F:201-337-2477
-----------------------------------------------------------------------------------------------------------------------------------
 93 Aurora-Schmitt Associates                                Sales Representative Agreement                InNet Technologies, Inc.
    738 Smithtown Bypass
    Smithtown, NY 11787
-----------------------------------------------------------------------------------------------------------------------------------
 94 Aztec Technologies SC                                    Sales Representative Agreement                InNet Technologies, Inc.
    Av. Mariano Otero #5749
    Int. 3 Paseos Del Sol
    Zapopan, Jalisco CP45079 Mexico
-----------------------------------------------------------------------------------------------------------------------------------
 95 C & K Technologies, Inc.                                 Sales Representative Agreement                InNet Technologies, Inc.
    1514 Meadow Brook Lane
    West Chester, PA  19380
    T:610-692-6880
    F:610-692-6817
-----------------------------------------------------------------------------------------------------------------------------------

 96 Carl H. Schmidt Company                                  Sales Representative Agreement                InNet Technologies, Inc.
    26555 Evergreen Road
    Southfield, MI  48076
    T:248-353-4102
    F:248-353-6000
-----------------------------------------------------------------------------------------------------------------------------------
 97 Chinook Technical Sales                                  Sales Representative Agreement                InNet Technologies, Inc.
    10371 W. Caley Place
    Littleton, CO 80127
    T:303-933-9007
-----------------------------------------------------------------------------------------------------------------------------------
 98 Combined Sales                                           Sales Representative Agreement                InNet Technologies, Inc.
    7616 Orchard Avenue North
    Brooklyn Park, MN 55443
    T:763-566-0530
    F:763-566-6640
-----------------------------------------------------------------------------------------------------------------------------------
 99 Current Southall Thomas                                  Sales Representative Agreement                InNet Technologies, Inc.
    900 McKay Rd., Unit 2
    Pickering, ON L1W 3X8 CanadaT:905-619-0497
-----------------------------------------------------------------------------------------------------------------------------------
100 Electronic Marketing Assoc., Inc.                        Sales Representative Agreement                InNet Technologies, Inc.
    185 Wind Chime Ct. Suite 101
    Raleigh, NC 27615
    T:919-847-8800
-----------------------------------------------------------------------------------------------------------------------------------
101 ESCO/Sierra West                                         Distributors Agreement                        InNet Technologies, Inc.
    25 Hubble
    Irvine, CA 92618
-----------------------------------------------------------------------------------------------------------------------------------
102 FAM-CO                                                   Sales Representative Agreement                InNet Technologies, Inc.
    5110 Reservation Road
    Placerville, CA 95667
-----------------------------------------------------------------------------------------------------------------------------------
103 First Phase Components, Inc.                             Distributors Agreement                        InNet Technologies, Inc.
    21 Spectrum Pointe
    Lake Forest, CA 92630
    T: 800-287-5228
-----------------------------------------------------------------------------------------------------------------------------------
104 Future Electronics                                       Distributors Agreement                        InNet Technologies, Inc.
    237 Hymus Avenue
    Point Claire, Quebec H9R 5C7, Canada
-----------------------------------------------------------------------------------------------------------------------------------
105 Harper & Two, Inc.                                       Sales Representative Agreement                InNet Technologies, Inc.
    2798 Junipero Avenue
    Signal Hill, CA 90806
    T:562-424-3030
-----------------------------------------------------------------------------------------------------------------------------------
106 Inline Sales and Marketing                               Sales Representative Agreement                InNet Technologies, Inc.
    345 Saratoga Ave.
    Santa Clara, CA 95050
    T:408-556-1467
    F:408-556-1460
-----------------------------------------------------------------------------------------------------------------------------------
107 Kensington Electronics, Inc.                             Distributors Agreement                        InNet Technologies, Inc.
    75 Argonaut, Suite B
    Aliso Viejo, CA 92626
-----------------------------------------------------------------------------------------------------------------------------------

108 Lancastle Sales, Inc.                                    Sales Representative Agreement                InNet Technologies, Inc.
    751 Frontenac Center, Suite 115
    Naperville, IL 60563
    T: 630-527-1147
    F:630-527-1142
-----------------------------------------------------------------------------------------------------------------------------------
109 Logix Sales & Marketing, Inc.                            Sales Representative Agreement                InNet Technologies, Inc.
    2510 Tarpley Rd., Ste. 4
    Carrollton, TX 75006
    T:713-665-2645
    F:713-663-6303
-----------------------------------------------------------------------------------------------------------------------------------
110 Naltron                                                  Sales Representative Agreement                InNet Technologies, Inc.
    5401 West Kennedy Blvd., Suite 1060
    Tampa, FL 33609
    T:813-287-1433
-----------------------------------------------------------------------------------------------------------------------------------
111 Naudain Associates Southern                              Sales Representative Agreement                InNet Technologies, Inc.
    8100 Beechcraft Avenue
    Gaithersburg, MD 20879
-----------------------------------------------------------------------------------------------------------------------------------
112 Norris and Associates                                    Sales Representative Agreement                InNet Technologies, Inc.
    175 Derby Street #23
    Hingham, MA 02043
    T:781-749-5021
    F:781-749-5088
-----------------------------------------------------------------------------------------------------------------------------------
113 Northeast Technical Sales                                Sales Representative Agreement                InNet Technologies, Inc.
    148 Country Way
    Madison, CT 06443
    T:520-752-2434
    F:203-421-4733
-----------------------------------------------------------------------------------------------------------------------------------
114 Projections Unlimited, Inc.                              Distributors Agreement                        InNet Technologies, Inc.
    14831 Myford Road
    Tustin, CA 92780
    T:714-544-2700
-----------------------------------------------------------------------------------------------------------------------------------
115 Schott Corporation                                       Original Equipment MFR.                       InNet Technologies, Inc.
    1000 Parkers Lake Road
    Wayzata, MN 55391
    T:952-475-1173
    F:952-475-1786
-----------------------------------------------------------------------------------------------------------------------------------
116 Spectra Electronics                                      Distributors Agreement                        InNet Technologies, Inc.
    43140 Osgood Road
    Fremont, CA 94539
    T: 510-440-3080
    F:510-440-3883
-----------------------------------------------------------------------------------------------------------------------------------
117 Thomas L. Dowell & Associates, Inc.                      Sales Representative Agreement                InNet Technologies, Inc.
    8460 Watson Road, Suite 141
    St. Louis, MO 63119
    T:314-849-1795
    F:314-849-4234
-----------------------------------------------------------------------------------------------------------------------------------
118 TMC                                                      Sales Representative Agreement                InNet Technologies, Inc.
    1526 E. Greyhound Pass
    Carmel, IN 46032
    T:317-573-5472
    F:317-844-8462
-----------------------------------------------------------------------------------------------------------------------------------

119 Sager Electrical Supply Company                          Distributors Agreement                        InNet Technologies, Inc.
    60 Research Road
    Hingham, MA 02043
-----------------------------------------------------------------------------------------------------------------------------------
120 Flextronics Global Procurement LTD.                      Strategic Supplier Program                    InNet Technologies, Inc.
    48 Par-La-Ville Road Suite 1143
    Hamilton, HM11 Canada
-----------------------------------------------------------------------------------------------------------------------------------
121 Jabil Circuit                                            Supplier Marketing Program Agreement          InNet Technologies, Inc.
    10800 Roosevelt Blvd
    St Petersburg, Fl  33716
-----------------------------------------------------------------------------------------------------------------------------------
122 Dale A. Trunzo                                           Employment Agreement                          InNet Technologies, Inc.
    8835 Ellingham Street
    San Diego, CA 92129
-----------------------------------------------------------------------------------------------------------------------------------
123 Ned W. Buoymaster                                        Employment Agreement                          InNet Technologies, Inc.
    7944 Princess Street
    La Jolla, CA 92037
-----------------------------------------------------------------------------------------------------------------------------------
124 Larry L. Faydo                                           Employment Agreement                          InNet Technologies, Inc.
    5014 Terraza Playa Catalina
    San Diego, CA 92124
-----------------------------------------------------------------------------------------------------------------------------------
125 Wing Hon David Ngan                                      Employment Agreement                          InNet Technologies, Inc.
    21 Venezia
    Newport Coast, CA 92657
-----------------------------------------------------------------------------------------------------------------------------------
126 Mohammad Saboori                                         Employment Agreement                          InNet Technologies, Inc.
    8518 Hopseed Lane
    San Diego, CA 92129
-----------------------------------------------------------------------------------------------------------------------------------
127 Kenneth C. Holcomb                                       Employment Agreement                          InNet Technologies, Inc.
    14278 Dalhousie Road
    San Diego, CA 92129
-----------------------------------------------------------------------------------------------------------------------------------
128 James F. Haley                                           Employment Agreement                          InNet Technologies, Inc.
    11414 Wills Creek Road
    San Diego, CA 92131
-----------------------------------------------------------------------------------------------------------------------------------
129 Teri M. Gill                                             Employment Agreement                          InNet Technologies, Inc.
    18047 Old Coach Road
    Poway, CA 92064
-----------------------------------------------------------------------------------------------------------------------------------
130 Pitney Bowes                                             Mail Machine Rental                           InNet Technologies, Inc.
    P.O. Box 856390
    Louisville, KY 40285-6390
-----------------------------------------------------------------------------------------------------------------------------------
131 Aztec Business Machines, Inc.                            Copier Machine Maintenance                    InNet Technologies, Inc.
    8670 Argent Street
    Santee, CA 92071-1472
-----------------------------------------------------------------------------------------------------------------------------------
132 Protection One Alarm Services                            Premises Security Service                     InNet Technologies, Inc.
    P.O. Box 79016
    Phoenix, AZ 85062-9016
-----------------------------------------------------------------------------------------------------------------------------------
133 Airgas West                                              Month-to-Month Air Tank Rental                InNet Technologies, Inc.
    P.O. Box 6030
    Lakewood, CA 90714-6030
-----------------------------------------------------------------------------------------------------------------------------------

134 Exact Software-North America                             Macola Software Maintenance                   InNet Technologies, Inc.
    P.O. Box 1066
    Cincinnati, OH  45264-1066
-----------------------------------------------------------------------------------------------------------------------------------
135 Arrowhead Mountain Spring Water                          Month-to-Month Water Cooler Rental            InNet Technologies, Inc.
    P.O. Box 52237
    Phoenix, AZ 85072-2237
-----------------------------------------------------------------------------------------------------------------------------------
136 Storage West Self Storage                                Offsite storage units, month to month rental  InNet Technologies, Inc.
    10715 Scripps Ranch Blvd.                                totaling $409.90 per month.
    San Diego, CA 92131-1028
    858-586-1010
-----------------------------------------------------------------------------------------------------------------------------------
137 Pitney Bowes Credit Corp                                 Equipment Lease                               Signal Transformer Co.,
    2225 American Drive                                                                                    Inc.
    Neenah, Wi. 54956-1005
    Account No 1955988
-----------------------------------------------------------------------------------------------------------------------------------
138 Newcourt Leasing Corp. / CIT                             Equipment Lease                               Signal Transformer Co.,
    4600 Touchton Road East Bldg 100,                                                                      Inc.
    Suite 300
    Jacksonville, Fl 32246
-----------------------------------------------------------------------------------------------------------------------------------
139 De Lage Landen Account Processing Center                 Equipment Lease                               Signal Transformer Co.,
    1111 Old Eagle School Road                                                                             Inc.
    PO Box 6608
    Wayne, Pa 19087
-----------------------------------------------------------------------------------------------------------------------------------
140 Point Financial Inc.                                     Equipment Lease                               Signal Transformer Co.,
    PO Box 50576                                                                                           Inc.
    Phoenix, Az. 85076-0576
-----------------------------------------------------------------------------------------------------------------------------------
141 EMC2                                                     Mini Computer- hardware & operating system    Signal Transformer Co.,
    Attn: Dan Prior                                                                                        Inc.
    PO Box 651388
    Charlotte, NC 28265-1388
-----------------------------------------------------------------------------------------------------------------------------------
142 Abra Software                                            Abra Suite- HR software                       Signal Transformer Co.,
    PO Box 64351                                                                                           Inc.
    Baltimore, MD 21264-4351
-----------------------------------------------------------------------------------------------------------------------------------
143 Ardent Software (Informix)                               Database software environment                 Signal Transformer Co.,
    16011College Blvd                                                                                      Inc.
    Lenexa, KS 66219
-----------------------------------------------------------------------------------------------------------------------------------
144 GRMS, Inc.                                               Mini-computer application software            Signal Transformer Co.,
    Attn: Dianna Stackow                                                                                   Inc.
    640 Johnson Avenue
    Bohemia, NY 11716-2624
-----------------------------------------------------------------------------------------------------------------------------------
145 Software Co-Op, Inc.                                     PSS shipping system & rate maintenance        Signal Transformer Co.,
    Attn: Mike S                                                                                           Inc.
    1284 North Broad Street
    Hillside, NJ+B38 07205-2403
-----------------------------------------------------------------------------------------------------------------------------------
146 Peak Technologies, Inc.                                  Computer printers maintenance                 Signal Transformer Co.,
    Attn: Bill Berry                                                                                       Inc.
    9200 Berger Road
    Columbia, MD 21046
-----------------------------------------------------------------------------------------------------------------------------------

147 Optio Software                                           Channel Doc Server (forms) maintenance        Signal Transformer Co.,
    3015 Windward Plaza                                                                                    Inc.
    Alpharetta, GA 30005
-----------------------------------------------------------------------------------------------------------------------------------
148 Total Computer Systems, Ltd.                             Network servers                               Signal Transformer Co.,
    1895 Walt Whitman Road                                                                                 Inc.
    Melville, NY 11747
-----------------------------------------------------------------------------------------------------------------------------------
149 Cole Systems Associates, Inc.                            Fax system maintenance                        Signal Transformer Co.,
    174 Hudson Street                                                                                      Inc.
    New York, NY 10013
-----------------------------------------------------------------------------------------------------------------------------------
150 PSI Software, Inc.                                       NAFTA software maintenance                    Signal Transformer Co.,
    PO Box 221560                                                                                          Inc.
    El Paso, TX 79913-4560
-----------------------------------------------------------------------------------------------------------------------------------
151 IBM Corporation                                          Universe software maintenane                  Signal Transformer Co.,
    Attn: Ron Dorey, Maintenance Support Group                                                             Inc.
    4100 Bohannon Drive
    Menlo Park, CA 94025
-----------------------------------------------------------------------------------------------------------------------------------
152 I-2000 Internet                                          Internet service                              Signal Transformer Co.,
    Attn: Pauline Tarowsk                                                                                  Inc.
    50 Broad Street, Suite 737
    New York, NY 10004
-----------------------------------------------------------------------------------------------------------------------------------
153 Godfrey Advertising                                      Signal web-site maintenance                   Signal Transformer Co.,
    2890 Hempland Road                                                                                     Inc.
    Lancaster, PA 17601
-----------------------------------------------------------------------------------------------------------------------------------
154 ADP                                                      Payroll service                               Signal Transformer Co.,
    100 Northwest Point Blvd                                                                               Inc.
    Elk Grove, IL 60656
-----------------------------------------------------------------------------------------------------------------------------------
155 Pitney Bowes Credit Corp                                 Mailing machine, scale & postage meter        Signal Transformer Co.,
    PO Box 85460                                                                                           Inc.
    Louisville, KY 40285-5460
-----------------------------------------------------------------------------------------------------------------------------------
156 Point Financial                                          Inter-Tel telephone system                    Signal Transformer Co.,
    Attn: A/R Manager                                                                                      Inc.
    PO Box 50576
    Phoenix, AZ 85076-0576
-----------------------------------------------------------------------------------------------------------------------------------
157 Newcourt Financial                                       2 Sharp copiers                               Signal Transformer Co.,
    1769 Paragon Drive, Suite 100                                                                          Inc.
    Memphis, TN 38132
-----------------------------------------------------------------------------------------------------------------------------------
158 De Lage Landen                                           Sharp Fax                                     Signal Transformer Co.,
    1111 Old Eagle School Road                                                                             Inc.
    Ref No. 24335271
    Wayne, PA 19087
-----------------------------------------------------------------------------------------------------------------------------------
159 Tele-verse Communications                                Phone system maintenance                      Signal Transformer Co.,
    730 Blue Point Road                                                                                    Inc.
    Holtsville, NY 11742-1832
-----------------------------------------------------------------------------------------------------------------------------------
160 Shred-It New York                                        Office waste pickup                           Signal Transformer Co.,
    50 21st Street, Suite C                                                                                Inc.
    Brooklyn, NY 11232
-----------------------------------------------------------------------------------------------------------------------------------
161 ADT Security Services                                    Fire and burglar alarm service                Signal Transformer Co.,
    150 Clearbrook Road                                                                                    Inc.
    Elmsford, NY 10523
-----------------------------------------------------------------------------------------------------------------------------------

162 Fire Command Co., Inc.B43                                Sprinkler system contract                     Signal Transformer Co.,
    475 Long Beach Boulevard                                                                               Inc.
    Long Beach, NY 11561
-----------------------------------------------------------------------------------------------------------------------------------
163 Cincinnati Time Recorder                                 Time clocks maintenance                       Signal Transformer Co.,
    907 Broadway                                                                                           Inc.
    New York, NY 10010
-----------------------------------------------------------------------------------------------------------------------------------
164 Long Island Water Corp                                   Water service                                 Signal Transformer Co.,
    733 Sunrise Highway                                                                                    Inc.
    Lynbrook, NY 11563-2921
-----------------------------------------------------------------------------------------------------------------------------------
165 Long Island Power Authority                              Electric service                              Signal Transformer Co.,
    455 Mill Road                                                                                          Inc.
    Hewlett, NY 11557
-----------------------------------------------------------------------------------------------------------------------------------
166 Keyspan Energy Services                                  Gas service                                   Signal Transformer Co.,
    PO Box 9039                                                                                            Inc.
    Hicksville, NY 11815-0001
-----------------------------------------------------------------------------------------------------------------------------------
167 Island Waste Services                                    Refuse/dumpster pickup                        Signal Transformer Co.,
    344 Duffy Avenue                                                                                       Inc.
    Hicksville, NY 11801
-----------------------------------------------------------------------------------------------------------------------------------
168 NYS Dept of Environmental Cons.                          Air pollution emission permits                Signal Transformer Co.,
    Regulatory Fee Determination                                                                           Inc.
    Box 5973 GPO
    New York, NY 10087-5973
-----------------------------------------------------------------------------------------------------------------------------------
169 MAF Mechanical Services Corp                             Air conditioning/heating contract             Signal Transformer Co.,
    168 Irving Avenue                                                                                      Inc.
    Port Chester, NY 10573
-----------------------------------------------------------------------------------------------------------------------------------
170 Unifirst Corporation                                     Dust mat service                              Signal Transformer Co.,
    7 Sidney Court                                                                                         Inc.
    Lindenhurst, NY 11757-0622
-----------------------------------------------------------------------------------------------------------------------------------
171 Magic Exterminating Co                                   Pest control service                          Signal Transformer Co.,
    59-01 Kissena Blvd                                                                                     Inc.
    Flushing, NY 11355
-----------------------------------------------------------------------------------------------------------------------------------
172 Middle Bay Maintenance                                   Office/restrooms cleaning service             Signal Transformer Co.,
    PO Box 153                                                                                             Inc.
    Hewlett, NY 11557
-----------------------------------------------------------------------------------------------------------------------------------
173 Peninsula Window Cleaning                                Window cleaning service                       Signal Transformer Co.,
    PO Box 255                                                                                             Inc.
    Cedarhurst, NY 11516
-----------------------------------------------------------------------------------------------------------------------------------
174 Joseph Biondo                                            Grounds maintenance                           Signal Transformer Co.,
    5 Barnaby Court                                                                                        Inc.
    Hauppauge, NY 11788
-----------------------------------------------------------------------------------------------------------------------------------
175 Universal Scale Co                                       Scale maintenance                             Signal Transformer Co.,
    15 Garnder Road                                                                                        Inc.
    Fairfield, NJ 07004
-----------------------------------------------------------------------------------------------------------------------------------
176 General Calibration, Inc.                                General test equipment maintenance            Signal Transformer Co.,
    2 Mars Court                                                                                           Inc.
    Boonton, NJ 07005
-----------------------------------------------------------------------------------------------------------------------------------

177 Voltech Instruments, Inc.                                Voltech test equipment maintenance            Signal Transformer Co.,
    Attn: Craig                                                                                            Inc.
    2725 E. Millbrook Road, Suite 121
    Raleigh, NC 27604
-----------------------------------------------------------------------------------------------------------------------------------
178 Pete Sarkissian                                          Coil winding machine maintenance              Signal Transformer Co.,
    46-31 215th Place                                                                                      Inc.
    Bayside, NY 11361
-----------------------------------------------------------------------------------------------------------------------------------
179 Tinsley Aztec Instruments                                Turns testers & platforms maintenance         Signal Transformer Co.,
    Attn: David Ternet                                                                                     Inc.
    5625 S.W. 87th Street
    Miami, FL 33143
-----------------------------------------------------------------------------------------------------------------------------------
180 Certilman Balin Adler & Hyman                            Real estate tax legal services                Signal Transformer Co.,
    90 Merrick Avenue                                                                                      Inc.
    East Meadow, NY 11554
-----------------------------------------------------------------------------------------------------------------------------------
181 Buchanan Ingersol                                        Signal trademarks legal service               Signal Transformer Co.,
    Ref# 42867-000001                                                                                      Inc.
    140 Broadway, 35th Floor
    New York, NY 10005
-----------------------------------------------------------------------------------------------------------------------------------
182 United Parcel Service                                    Shipping services agreement/tariff discount   Signal Transformer Co.,
    1300 I-35 North, Suite 100                                                                             Inc.
    Carrollton, TX 75006-3891
-----------------------------------------------------------------------------------------------------------------------------------
183 Parque Industrial Itabo, SA.                             Dominican Republic Facility Lease             Signal Transformer Co.,
                                                                                                          Inc., as guarantor
-----------------------------------------------------------------------------------------------------------------------------------
184 The Whitaker Corporation                                 Cross-License Agreement                       Stewart Connector
                                                                                                           Systems, Inc.
185 Bay Networks, Inc.                                       License Agreement                             Stewart Connector
                                                                                                           Systems, Inc.
186 AT&T                                                     Patent License Agreement                      Stewart Connector
                                                                                                           Systems, Inc.
187 FCI Americas, Inc.                                       Agreement Settling Interference               Stewart Connector
                                                                                                           Systems, Inc.
-----------------------------------------------------------------------------------------------------------------------------------


LONGER TERM VENDOR PURCHASE ORDERS
-----------------------------------------------------------------------------------------------------------------------------------
         VENDOR                                       PO NUMBER     DELIVERY DATE      TOTAL EST.              COMPANY
                                                                                         COST
-----------------------------------------------------------------------------------------------------------------------------------
1  DEMSEY MFG. CO., INC.                               PO-10610*1       2/7/2003       $15,970.00     Stewart Connector System. Inc.
   Attn: TOM GUIDITTA
   78 NEW WOOD ROAD
   WATERTOWN, CT 06795
-----------------------------------------------------------------------------------------------------------------------------------
2  BRYAN METALS, INC.                                  PO-14452*1       2/7/2003        10,296.30     Stewart Connector System. Inc.
   1103 S. MAIN ST.
   BRYAN, OH 43506
-----------------------------------------------------------------------------------------------------------------------------------

3  BRYAN METALS, INC.                                  PO-14455*1       2/7/2003        16,000.00     Stewart Connector System. Inc.
   1103 S. MAIN ST.
   BRYAN, OH 43506
-----------------------------------------------------------------------------------------------------------------------------------
4  BRYAN METALS, INC.                                  PO-14514*1       2/7/2003         4,493.83     Stewart Connector System. Inc.
   1103 S. MAIN ST.
   BRYAN, OH 43506
-----------------------------------------------------------------------------------------------------------------------------------
5  STEWART STAMPING CORP.                              PO-14520*1       2/7/2003       117,450.00     Stewart Connector System. Inc.
   630 CENTRAL PARK AVE.
   YONKERS, NY 10704
-----------------------------------------------------------------------------------------------------------------------------------
6  TECH ETCH                                            PO-8663*1       2/7/2003         2,397.12     Stewart Connector System. Inc.
   Attn.: TONYA DEAN
   45 ALDRIN ROAD
   PLYMOUTH, MA 02360
-----------------------------------------------------------------------------------------------------------------------------------
7  GE POLYMERLAND                                      PO-14176*1      2/10/2003         8,800.00     Stewart Connector System. Inc.
   9930 KINCEY AVENUE
   HUNTERSVILLE, NC 28078
-----------------------------------------------------------------------------------------------------------------------------------
8  GE POLYMERLAND                                      PO-14178*1      2/10/2003         2,959.00     Stewart Connector System. Inc.
   9930 KINCEY AVENUE
   HUNTERSVILLE, NC 28078
-----------------------------------------------------------------------------------------------------------------------------------
9  POLY ONE DISTRIBUTION                               PO-14180*1      2/10/2003         7,975.00     Stewart Connector System. Inc.
   Attn.: KELLY
   1 SCULLY ROAD
   MOLUMCO INDUSTRIAL PARK
   AYER, MA 01432
-----------------------------------------------------------------------------------------------------------------------------------
10 DSM ENGINEERING PLASTICS                            PO-14186*1      2/10/2003        61,560.00     Stewart Connector System. Inc.
   2267 WEST MILL RD
   EVANSVILLE, IN 47732
-----------------------------------------------------------------------------------------------------------------------------------
11 BRYAN METALS, INC.                                  PO-14780*1      2/10/2003         3,229.60     Stewart Connector System. Inc.
   1103 S. MAIN ST.
   BRYAN, OH 43506
-----------------------------------------------------------------------------------------------------------------------------------
12 BRYAN METALS, INC.                                  PO-14781*1      2/10/2003         7,340.00     Stewart Connector System. Inc.
   1103 S. MAIN ST.
   BRYAN, OH 43506
-----------------------------------------------------------------------------------------------------------------------------------
13 BRYAN METALS, INC.                                  PO-14782*1      2/10/2003         3,229.60     Stewart Connector System. Inc.
   1103 S. MAIN ST.
   BRYAN, OH 43506
-----------------------------------------------------------------------------------------------------------------------------------
14 ALPHA GRAINGER MANUFACTURING, INC.                  PO-14634*1      2/12/2003         1,690.00     Stewart Connector System. Inc.
   Attn.: BILL WOOSTER
   20 DISCOVERY WAY
   FRANKLIN, MA 02038
-----------------------------------------------------------------------------------------------------------------------------------
15 TYCO ELECTRONICS CORPORATION                        PO-13439*1      2/21/2003         2,376.00     Stewart Connector System. Inc.
   Attn.: PAT PRICHARD
   CUSTOMER SERVICE MS 38-85
   PO BOX 3608
   HARRISBURG, PA 17105
-----------------------------------------------------------------------------------------------------------------------------------
16 NGK METALS CORPORATION                              PO-12354*1       3/3/2003        26,940.00     Stewart Connector System. Inc.
   Attn.: KIM JONES
   917 US HIGHWAY 11 SOUTH
   SWEETWATER, TN 37874
-----------------------------------------------------------------------------------------------------------------------------------

17 PRINT-O-STAT, INC.                                  PO-14392*1       3/3/2003            70.24     Stewart Connector System. Inc.
   Attn: VICKY
   PO BOX M-55
   1011 W. MARKET STREET
   YORK, PA 17405
-----------------------------------------------------------------------------------------------------------------------------------
18 WALCO CORP.                                         PO-14530*1       3/3/2003         2,766.96     Stewart Connector System. Inc.
   Attn.: SARAH HARVANEK
   PO BOX 9
   1651 EAST SUTTER ROAD
   GLENSHAW, PA 15116
-----------------------------------------------------------------------------------------------------------------------------------
19 STEWART STAMPING CORP.                              PO-14769*1       3/3/2003        25,150.00     Stewart Connector System. Inc.
   630 CENTRAL PARK AVE.
   YONKERS, NY 10704
-----------------------------------------------------------------------------------------------------------------------------------
20 DEMSEY MFG. CO., INC.                               PO-10610*1       3/7/2003        15,970.00     Stewart Connector System. Inc.
   Attn: TOM GUIDITTA
   78 NEW WOOD ROAD
   WATERTOWN, CT 06795
-----------------------------------------------------------------------------------------------------------------------------------
21 ALPHA GRAINGER MANUFACTURING, INC.                  PO-14634*1      3/12/2003         1,690.00     Stewart Connector System. Inc.
   Attn.: BILL WOOSTER
   20 DISCOVERY WAY
   FRANKLIN, MA 02038
-----------------------------------------------------------------------------------------------------------------------------------
22 WALCO CORP.                                         PO-14530*1      3/31/2003         2,766.96     Stewart Connector System. Inc.
   Attn.: SARAH HARVANEK
   PO BOX 9
   1651 EAST SUTTER ROAD
   GLENSHAW, PA 15116
-----------------------------------------------------------------------------------------------------------------------------------
23 ALPHA GRAINGER MANUFACTURING, INC.                  PO-14634*1       4/9/2003         1,690.00     Stewart Connector System. Inc.
   Attn.: BILL WOOSTER
   20 DISCOVERY WAY
   FRANKLIN, MA 02038
-----------------------------------------------------------------------------------------------------------------------------------
24 WALCO CORP.                                         PO-14530*1      4/22/2003         2,766.96     Stewart Connector System. Inc.
   Attn.: SARAH HARVANEK
   PO BOX 9
   1651 EAST SUTTER ROAD
   GLENSHAW, PA 15116
-----------------------------------------------------------------------------------------------------------------------------------
25 SCHAEFER EXCAVATING                                 PO-14348*1      4/30/2003             0.00     Stewart Connector System. Inc.
   17248 BARRENS ROAD NORTH
   STEWARTSTOWN, PA 17363
-----------------------------------------------------------------------------------------------------------------------------------
26 ALPHA GRAINGER MANUFACTURING, INC.                  PO-14634*1       5/7/2003         1,690.00     Stewart Connector System. Inc.
   Attn.: BILL WOOSTER
   20 DISCOVERY WAY
   FRANKLIN, MA 02038
-----------------------------------------------------------------------------------------------------------------------------------
27 ABSOLUTELY CLEAN                                    PO-14641*1      5/30/2003        12,000.00     Stewart Connector System. Inc.
   Attn.: JUDY OR DUTCH
   7 MARIE DRIVE
   HANOVER, PA 17331
-----------------------------------------------------------------------------------------------------------------------------------

28 ABSOLUTELY CLEAN                                    PO-14641*2      5/30/2003         6,000.00     Stewart Connector System. Inc.
   Attn.: JUDY OR DUTCH
   7 MARIE DRIVE
   HANOVER, PA 17331
-----------------------------------------------------------------------------------------------------------------------------------
29 INSTRON CORP.                                        PO-6112*3      5/31/2003           528.00     Stewart Connector System. Inc.
   Attn.: TOM GINAND
   100 ROYAL STREET
   CANTON, MA 02021
-----------------------------------------------------------------------------------------------------------------------------------
30 XEROX CORPORATION                                    PO-2435*1       6/1/2003        67,500.00     Stewart Connector System. Inc.
   PO BOX 7598
   PHILADELPHIA, PA 19101-7598
-----------------------------------------------------------------------------------------------------------------------------------
31 ALPHA GRAINGER MANUFACTURING, Attn.: BILL WOOSTER   PO-14634*1       6/4/2003         1,690.00     Stewart Connector System. Inc.
   20 DISCOVERY WAY
   FRANKLIN, MA 02038
-----------------------------------------------------------------------------------------------------------------------------------
32 PARAMETRIC TECHNOLOGY CORPORATION                   PO-10822*3      10/1/2003        32,240.00     Stewart Connector System. Inc.
   Attn.: TINA FREEMAN
   140 Kendrick St.
   NEEDHAM, MA 02494-2714
-----------------------------------------------------------------------------------------------------------------------------------
33 ACCU-DYNE INC                                       K1910*1*3       3/14/2003           670.00     Signal Transformer Co., Inc.
   Attn.: LYNN LIVERMORE
   700 COLFAX STREET
   ROCHESTER, NY 14606
-----------------------------------------------------------------------------------------------------------------------------------
34 ACCU-DYNE INC                                       K1910*2*3       3/14/2003           584.00     Signal Transformer Co., Inc.
   Attn.: LYNN LIVERMORE
   700 COLFAX STREET
   ROCHESTER, NY 14606
-----------------------------------------------------------------------------------------------------------------------------------
35 ACCU-DYNE INC                                       K1910*1*4       5/16/2003           670.00     Signal Transformer Co., Inc.
   Attn.: LYNN LIVERMORE
   700 COLFAX STREET
   ROCHESTER, NY 14606
-----------------------------------------------------------------------------------------------------------------------------------
36 ACCU-DYNE INC                                       K1910*2*4       5/16/2003           584.00     Signal Transformer Co., Inc.
   Attn.: LYNN LIVERMORE
   700 COLFAX STREET
   ROCHESTER, NY 14606
-----------------------------------------------------------------------------------------------------------------------------------
37 ACCU-DYNE INC                                       K1910*1*5       7/18/2003           670.00     Signal Transformer Co., Inc.
   Attn.: LYNN LIVERMORE
   700 COLFAX STREET
   ROCHESTER, NY 14606
-----------------------------------------------------------------------------------------------------------------------------------
38 ACCU-DYNE INC                                       K1910*2*5       7/18/2003           584.00     Signal Transformer Co., Inc.
   Attn.: LYNN LIVERMORE
   700 COLFAX STREET
   ROCHESTER, NY 14606
-----------------------------------------------------------------------------------------------------------------------------------
39 INNET TECHNOLOGIES                                 K2069*10*1        2/7/2003         4,590.00     Signal Transformer Co., Inc.
   10635 Scripps Ranch Blvd.
   Suite F
   San Diego, CA 92131
-----------------------------------------------------------------------------------------------------------------------------------

40 INNET TECHNOLOGIES                                 K2069*13*1        2/7/2003         2,397.50     Signal Transformer Co., Inc.
   10635 Scripps Ranch Blvd.
   Suite F
   San Diego, CA 92131
-----------------------------------------------------------------------------------------------------------------------------------
41 INNET TECHNOLOGIES                                 K2069*14*1        2/7/2003           480.00     Signal Transformer Co., Inc.
   10635 Scripps Ranch Blvd.
   Suite F
   San Diego, CA 92131
-----------------------------------------------------------------------------------------------------------------------------------
42 INNET TECHNOLOGIES                                  K2077*1*1        2/7/2003         1,160.00     Signal Transformer Co., Inc.
   10635 Scripps Ranch Blvd.
   Suite F
   San Diego, CA 92131
-----------------------------------------------------------------------------------------------------------------------------------
43 INNET TECHNOLOGIES                                  K2110*4*1        2/7/2003           550.00     Signal Transformer Co., Inc.
   10635 Scripps Ranch Blvd.
   Suite F
   San Diego, CA 92131
-----------------------------------------------------------------------------------------------------------------------------------
44 INNET TECHNOLOGIES                                  K2155*1*1       2/14/2003         1,776.00     Signal Transformer Co., Inc.
   10635 Scripps Ranch Blvd.
   Suite F
   San Diego, CA 92131
-----------------------------------------------------------------------------------------------------------------------------------
45 INNET TECHNOLOGIES                                  K2155*2*1       2/14/2003         3,825.00     Signal Transformer Co., Inc.
   10635 Scripps Ranch Blvd.
   Suite F
   San Diego, CA 92131
-----------------------------------------------------------------------------------------------------------------------------------
46 MANHATTAN BRASS &COPPER CO                          K2106*2*2        2/5/2003           848.45     Signal Transformer Co., Inc.
   Attn.: TREVOR GRIFFINS
   56-71 49TH STREET
   MASPETH, NY 11378-0145
-----------------------------------------------------------------------------------------------------------------------------------
47 PLASTRON CORPORATION                                K2066*1*1       3/21/2003         1,300.00     Signal Transformer Co., Inc.
   429 SOUTH EVERGREEN STREET
   BENSENVILLE, IL 60106-2591
-----------------------------------------------------------------------------------------------------------------------------------
48 THORSON MANUFACTURING COMPANY                       K1795*1*6       3/14/2003         4,300.00     Signal Transformer Co., Inc.
   Attn.: JEFF THORSON
   1614 FULLER ROAD
   PO BOX 65637
   WEST DES MOINES, IA 50265-0637
-----------------------------------------------------------------------------------------------------------------------------------
49 THORSON MANUFACTURING COMPANY                       K1795*1*7        6/6/2003        $4,300.00     Signal Transformer Co., Inc.
   Attn.: JEFF THORSON
   1614 FULLER ROAD
   PO BOX 65637
   WEST DES MOINES, IA 50265-0637
-----------------------------------------------------------------------------------------------------------------------------------

OUTSTANDING VENDOR BLANKET PURCHASE ORDERS
---------------------------------------------------------------------------------------------------------------------------
  VENDOR                                                      PO NUMBER      OPEN VALUE      Company
---------------------------------------------------------------------------------------------------------------------------
1  ITG GLOBAL                                                 PO-12187*1      $286.00        Stewart Connector System. Inc.
   PO BOX 295
   1024 6TH AVENUE SOUTH
   NORTH MYRTLE BEACH, SC 29597-0295
---------------------------------------------------------------------------------------------------------------------------
2  ITW THIELEX                                                PO-14643*1     4,575.00        Stewart Connector System. Inc.
   Attn.: TERRI WHITE
   95 COMMERCE DRIVE
   SOMERSET, NJ 08873
---------------------------------------------------------------------------------------------------------------------------
3  ITW THIELEX                                                PO-13075*1    10,296.00        Stewart Connector System. Inc.
   Attn.: TERRI WHITE
   95 COMMERCE DRIVE
   SOMERSET, NJ 08873
---------------------------------------------------------------------------------------------------------------------------
4  ITW THIELEX                                                PO-10011*1     6,560.00        Stewart Connector System. Inc.
   Attn.: TERRI WHITE
   95 COMMERCE DRIVE
   SOMERSET, NJ 08873
---------------------------------------------------------------------------------------------------------------------------
5  ITW THIELEX                                                PO-12854*1     3,871.80        Stewart Connector System. Inc.
   Attn.: TERRI WHITE
   95 COMMERCE DRIVE
   SOMERSET, NJ 08873
---------------------------------------------------------------------------------------------------------------------------
6  NEWCO INDUSTRIES                                           PO-5706*1    102,838.94        Stewart Connector System. Inc.
   Attn.: JESSE NEWELL
   25B SOUTH LANDIS STREET
   HUMMELSTOWN, PA 17036
---------------------------------------------------------------------------------------------------------------------------
7  PACKAGING CORPORATION OF AMERICA                           PO-10420*1     2,116.40        Stewart Connector System. Inc.
   Attn.: MONIQUE FONTENOT
   PO BOX 22140
   TUCSON, AZ 85734-2140
---------------------------------------------------------------------------------------------------------------------------
8  PACKAGING CORPORATION OF AMERICA                           PO-11141*1       899.38        Stewart Connector System. Inc.
   Attn.: MONIQUE FONTENOT
   PO BOX 22140
   TUCSON, AZ 85734-2140
---------------------------------------------------------------------------------------------------------------------------
9  PACKAGING CORPORATION OF AMERICA                           PO-10334*1       281.25        Stewart Connector System. Inc.
   Attn.: MONIQUE FONTENOT
   PO BOX 22140
   TUCSON, AZ 85734-2140
---------------------------------------------------------------------------------------------------------------------------
10 SCANDIA PLASTICS, INC.                                     PO-14185*1    11,076.00        Stewart Connector System. Inc.
   Attn.: KATHY GOODMAN
   PO BOX 179
   55 WESTVILLE ROAD
   PLAISTOW, NH 03865
---------------------------------------------------------------------------------------------------------------------------
11 SCANDIA PLASTICS, INC.                                     PO-11665*1    10,959.00        Stewart Connector System. Inc.
   Attn.: KATHY GOODMAN
   PO BOX 179
   55 WESTVILLE ROAD
   PLAISTOW, NH 03865
---------------------------------------------------------------------------------------------------------------------------

12 SCANDIA PLASTICS, INC.                                     PO-14637*1    24,592.00        Stewart Connector System. Inc.
   Attn.: KATHY GOODMAN
   PO BOX 179
   55 WESTVILLE ROAD
   PLAISTOW, NH 03865
---------------------------------------------------------------------------------------------------------------------------
13 SCANDIA PLASTICS, INC.                                     PO-13390*1     2,655.00        Stewart Connector System. Inc.
   Attn.: KATHY GOODMAN
   PO BOX 179
   55 WESTVILLE ROAD
   PLAISTOW, NH 03865
---------------------------------------------------------------------------------------------------------------------------
14 SCANDIA PLASTICS, INC.                                     PO-11526*1     1,618.20        Stewart Connector System. Inc.
   Attn.: KATHY GOODMAN
   PO BOX 179
   55 WESTVILLE ROAD
   PLAISTOW, NH 03865
---------------------------------------------------------------------------------------------------------------------------
15 UNISOURCE                                                  PO-2310*1      3,616.00        Stewart Connector System. Inc.
   Attn.: DAVE HUSSER
   TWO BIRCHMONT DRIVE
   EXETER INDUSTRIAL PARK
   READING, PA 19606-3266
---------------------------------------------------------------------------------------------------------------------------
16 W.W. GRAINGER, INC.                                        PO-14659*1       500.00        Stewart Connector System. Inc.
   Attn.: CINDY, TRACY OR MIKE
   1000 VOGELSONG ROAD
   YORK, PA 17404
---------------------------------------------------------------------------------------------------------------------------
17 XEROX CORPORATION                                          PO-12730*2     6,739.80        Stewart Connector System. Inc.
   PO BOX 7598
   PHILADELPHIA, PA 19101-7598
---------------------------------------------------------------------------------------------------------------------------
18 XEROX CORPORATION                                          PO-12730*3     6,739.80        Stewart Connector System. Inc.
   PO BOX 7598
   PHILADELPHIA, PA 19101-7598
---------------------------------------------------------------------------------------------------------------------------
19 XEROX CORPORATION                                          PO-12730*1   $31,896.30        Stewart Connector System. Inc.
   PO BOX 7598
   PHILADELPHIA, PA 19101-7598
---------------------------------------------------------------------------------------------------------------------------

LONGER TERM CUSTOMER SALES ORDERS
-----------------------------------------------------------------------------------------------------------------------------------
          VENDOR                            SO NUMBER    DELIVERY DATE   TOTAL EST. COST                             COMPANY
-----------------------------------------------------------------------------------------------------------------------------------
   1 ENDICOTT INTERCONNEC                    SO-65374*1     2/5/2003         $    998     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
   2 SOLECTRON TEXAS                         SO-65079*1     2/6/2003         $    228     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
   3 CELESTICA INC. - CMX                    SO-65464*2     2/6/2003         $  2,995     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
   4 INSILCO TECHNOLOGIES                    EO-64166*1     2/7/2003         $    652     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
   5 INSILCO TECHNOLOGIES                    EO-65413*1     2/7/2003         $  7,250     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
   6 INSILCO TECHNOLOGIES                    EO-65469*1     2/7/2003         $ 12,775     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
   7 AVAYA AUSTRALIA PTY.                    SO-63767*1     2/7/2003         $  5,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
   8 AVAYA AUSTRALIA PTY.                    SO-64400*1     2/7/2003         $  1,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
   9 APPLIED TECHNICAL SE                    SO-62795*1     2/10/2003        $    595     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  10 SCI SYSTEMS INC                         SO-63832*1     2/10/2003        $  2,370     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------

  11 HUGHES NETWORK SYSTE                    SO-65097*1     2/10/2003        $  1,350     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  12 APPLIED TECHNICAL SE                    SO-65294*1     2/11/2003        $  5,760     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  13 PROTEK ELECTRONICS I                    SO-57640*10    2/12/2003        $    700     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  14 NORDX/CDT INC.                          SO-65106*1     2/12/2003        $  1,300     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  15 SCI SYSTEMS INC                         SO-65367*2     2/13/2003        $  1,600     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  16 CELESTICA INC. - CMX                    SO-65460*1     2/13/2003        $  3,994     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  17 INSILCO TECHNOLOGIES                    EO-64166*1     2/14/2003        $  1,207     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  18 AVAYA AUSTRALIA PTY.                    SO-63767*1     2/14/2003        $  5,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  19 AVAYA AUSTRALIA PTY.                    SO-64400*1     2/14/2003        $  1,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  20 TALLY                                   SO-64787*1     2/14/2003        $  1,080     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  21 CELESTICA INC. - CMX                    SO-65123*2     2/14/2003        $    499     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  22 ARROW PEMCO                             SO-61867*3     2/15/2003        $    756     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  23 HICKOK ELEC.INSTRUME                    SO-62252*1     2/17/2003        $  1,327     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  24 ARROW PEMCO                             SO-63603*1     2/17/2003        $    263     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  25 ARROW PEMCO                             SO-64630*6     2/17/2003        $    726     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  26 ARROW PEMCO                             SO-64630*7     2/17/2003        $    589     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  27 ARROW PEMCO                             SO-64670*2     2/17/2003        $  1,258     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  28 ARROW PEMCO                             SO-64978*3     2/17/2003        $    753     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  29 FLEET ELECTRONICS IN                    SO-65160*1     2/17/2003        $    945     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  30 ANIXTER BROS., INC.                     SO-65169*1     2/17/2003        $  2,050     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  31 ARROW PEMCO                             SO-65173*1     2/17/2003        $  1,450     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  32 ARROW PEMCO                             SO-65173*3     2/17/2003        $    290     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  33 SIEMON                                  SO-65510*1     2/17/2003        $  1,200     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  34 ARROW PEMCO                             SO-63467*4     2/20/2003        $    510     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  35 FUTURE ELECTRONICS,                     SO-64658*1     2/20/2003        $  1,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  36 FUTURE ELECTRONICS,                     SO-64743*6     2/20/2003        $    790     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  37 FUTURE ELECTRONICS,                     SO-65388*2     2/20/2003        $    279     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  38 CELESTICA INC. - CMX                    SO-65462*1     2/20/2003        $  3,994     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  39 INSILCO TECHNOLOGIES                    EO-64166*1     2/21/2003        $  1,328     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  40 AVAYA AUSTRALIA PTY.                    SO-63767*1     2/21/2003        $  5,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  41 AVAYA AUSTRALIA PTY.                    SO-64400*1     2/21/2003        $  1,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  42 VOLEX INC                               SO-65465*1     2/27/2003        $    425     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  43 INSILCO TECHNOLOGIES                    EO-64213*1     2/28/2003        $  1,207     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  44 HARVEY HUBBELL CARIB                    SO-50198*10    2/28/2003        $  2,430     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  45 HARVEY HUBBELL CARIB                    SO-51493*8     2/28/2003        $  1,350     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  46 POLYCOM INC                             SO-62522*1     2/28/2003        $    116     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  47 AVAYA AUSTRALIA PTY.                    SO-63767*1     2/28/2003        $  5,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  48 AVAYA AUSTRALIA PTY.                    SO-64400*1     2/28/2003        $    800     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  49 PASS & SEYMOUR/LEGRA                    SO-64058*1     3/3/2003         $ 13,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  50 ARROW PEMCO                             SO-64104*3     3/3/2003         $    264     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  51 ARROW PEMCO                             SO-64552*2     3/3/2003         $     78     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  52 ARROW PEMCO                             SO-64552*4     3/3/2003         $     93     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  53 ARROW PEMCO                             SO-64863*1     3/3/2003         $  9,908     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  54 ARROW PEMCO                             SO-65310*3     3/3/2003         $    237     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  55 FLEXTRONICS INTERNAT                    SO-65442*1     3/4/2003         $  3,808     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  56 INSILCO TECHNOLOGIES                    EO-64213*1     3/7/2003         $  1,207     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  57 AVAYA AUSTRALIA PTY.                    SO-63767*1     3/7/2003         $  5,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------

  58 INSILCO TECHNOLOGIES                    EO-64213*1     3/14/2003        $  1,207     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  59 AVAYA AUSTRALIA PTY.                    SO-63767*1     3/14/2003        $  4,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  60 ARROW PEMCO                             SO-63467*5     3/17/2003        $    561     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  61 ARROW PEMCO                             SO-64670*3     3/17/2003        $  1,258     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  62 ARROW PEMCO                             SO-65310*1     3/17/2003        $  1,178     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  63 ARROW PEMCO                             SO-65310*4     3/17/2003        $    226     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  64 SIEMON                                  SO-65510*1     3/17/2003        $  1,600     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  65 ARROW PEMCO                             SO-61867*7     3/21/2003        $  2,298     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  66 HARVEY HUBBELL CARIB                    SO-50198*11    3/28/2003        $  2,430     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  67 HARVEY HUBBELL CARIB                    SO-51493*9     3/28/2003        $  1,350     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  68 ARROW PEMCO                             SO-63350*5     3/30/2003        $  5,705     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  69 ARROW PEMCO                             SO-65173*4     3/31/2003        $    290     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  70 ARROW PEMCO                             SO-65310*5     3/31/2003        $    226     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  71 ARROW PEMCO                             SO-65310*6     3/31/2003        $    678     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  72 ARROW PEMCO                             SO-65503*2     3/31/2003        $    250     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  73 POLYCOM INC                             SO-62522*1     4/1/2003         $    290     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  74 MAJOR CUSTOM CABLE I                    SO-58367*1     4/15/2003        $  6,975     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  75 HARVEY HUBBELL CARIB                    SO-50198*12    4/30/2003        $  2,430     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  76 HARVEY HUBBELL CARIB                    SO-51493*10    4/30/2003        $  1,350     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  77 POLYCOM INC                             SO-62522*1     5/1/2003         $    290     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  78 ARROW PEMCO                             SO-63350*6     5/1/2003         $  5,705     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  79 ARROW PEMCO                             SO-63467*6     5/1/2003         $    510     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  80 SENSORMEDICS CORPORA                    SO-64579*1     5/12/2003        $  2,360     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  81 SAGER ELECTRONICS                       SO-62785*4     5/15/2003        $  3,010     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  82 POLYCOM INC                             SO-62522*1     5/30/2003        $    290     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  83 ARROW PEMCO                             SO-63468*5     6/1/2003         $  3,201     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  84 ARROW PEMCO                             SO-64863*1     6/3/2003         $  9,908     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  85 POLYCOM INC                             SO-62522*1     7/1/2003         $  1,450     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  86 INSILCO TECHNOLOGIES                    EO-47933*1     7/8/2003         $228,120     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  87 ARROW PEMCO                             SO-63350*7     7/15/2003        $  7,592     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  88 POLYCOM INC                             SO-62522*1     8/1/2003         $  1,450     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  89 ARROW PEMCO                             SO-64863*1     8/1/2003         $  9,908     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  90 ARROW PEMCO                             SO-63468*6     8/15/2003        $  3,010     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  91 POLYCOM INC                             SO-62522*1     9/1/2003         $  1,566     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  92 COMPULINK                               LE-50493*3     9/17/2003        $      5     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  93 ARROW PEMCO                             SO-64863*1     10/3/2003        $  9,908     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  94 COMPULINK                               LE-51174*2     10/28/2003       $      2     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  95 CORNING CABLE SYSTEM                    SO-61563*1     12/23/2003       $ 57,000     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  96 CORNING CABLE SYSTEM                    SO-53425*12    12/30/2003       $160,800     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  97 ORTRONICS, INC.                         MO-63843*1     12/31/2005       $  3,550     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  98 ORTRONICS, INC.                         MO-63843*2     12/31/2005       $  7,040     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
  99 ORTRONICS, INC.                         MO-63843*3     12/31/2005       $  9,434     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 100 ORTRONICS, INC.                         MO-63843*4     12/31/2005       $  1,176     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 101 ORTRONICS, INC.                         MO-63843*5     12/31/2005       $    768     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 102 ORTRONICS, INC.                         MO-63844*1     12/31/2005       $  6,887     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 103 ORTRONICS, INC.                         MO-63844*2     12/31/2005       $ 10,064     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 104 ORTRONICS, INC.                         MO-63844*3     12/31/2005       $ 11,214     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------

 105 ORTRONICS, INC.                         MO-63844*4     12/31/2005       $  7,840     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 106 ORTRONICS, INC.                         MO-63844*5     12/31/2005       $ 4,352      Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 107 ORTRONICS, INC.                         MO-63845*1     12/31/2005       $ 8,150      Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 108 ORTRONICS, INC.                         MO-63845*2     12/31/2005       $ 14,325     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 109 ORTRONICS, INC.                         MO-63845*3     12/31/2005       $ 15,696     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 110 ORTRONICS, INC.                         MO-63845*4     12/31/2005       $  8,820     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 111 ORTRONICS, INC.                         MO-63845*5     12/31/2005       $  6,308     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 112 ORTRONICS, INC.                         MO-63846*1     12/31/2005       $ 26,895     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 113 ORTRONICS, INC.                         MO-63846*2     12/31/2005       $ 25,594     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 114 ORTRONICS, INC.                         MO-63846*3     12/31/2005       $ 41,638     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 115 ORTRONICS, INC.                         MO-63846*4     12/31/2005       $ 25,725     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 116 ORTRONICS, INC.                         MO-63846*5     12/31/2005       $ 12,284     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 117 ORTRONICS, INC.                         MO-63847*1     12/31/2005       $ 28,525     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 118 ORTRONICS, INC.                         MO-63847*2     12/31/2005       $ 21,583     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 119 ORTRONICS, INC.                         MO-63847*3     12/31/2005       $ 36,188     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 120 ORTRONICS, INC.                         MO-63847*4     12/31/2005       $ 26,460     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 121 ORTRONICS, INC.                         MO-63847*5     12/31/2005       $ 33,200     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 122 ORTRONICS, INC.                         MO-63848*1     12/31/2005       $ 16,729     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 123 ORTRONICS, INC.                         MO-63848*2     12/31/2005       $ 15,600     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 124 ORTRONICS, INC.                         MO-63848*3     12/31/2005       $ 34,176     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 125 ORTRONICS, INC.                         MO-63848*4     12/31/2005       $ 21,560     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 126 ORTRONICS, INC.                         MO-63848*5     12/31/2005       $ 17,664     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 127 ORTRONICS, INC.                         MO-63849*1     12/31/2005       $ 23,146     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 128 ORTRONICS, INC.                         MO-63849*2     12/31/2005       $ 21,920     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 129 ORTRONICS, INC.                         MO-63849*3     12/31/2005       $ 37,558     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 130 ORTRONICS, INC.                         MO-63849*4     12/31/2005       $ 11,564     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 131 ORTRONICS, INC.                         MO-63849*5     12/31/2005       $ 18,304     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 132 ORTRONICS, INC.                         MO-63850*1     12/31/2005       $ 22,005     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 133 ORTRONICS, INC.                         MO-63850*2     12/31/2005       $ 24,448     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 134 ORTRONICS, INC.                         MO-63850*3     12/31/2005       $ 30,520     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 135 ORTRONICS, INC.                         MO-63850*4     12/31/2005       $ 19,110     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 136 ORTRONICS, INC.                         MO-63850*5     12/31/2005       $ 21,912     Stewart Connector System. Inc.
--------------------------------------------------------------------------------------------------------------------------
 137 MINARIK ELECTRIC                        254632         2/5/2003         $  1,600     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 138 MINARIK ELECTRIC                        254634         2/5/2003         $    608     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 139 AYSHIRE ELECTRONICS                     258477         2/5/2003         $    623     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 140 DISTINCTIVE APPLNC DBA DACOR            275040         2/5/2003         $  2,740     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 141 CYBERTECH ****                          277472         2/5/2003         $     43     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 142 BKZ INSTRUMENT INC                      278940         2/5/2003         $    984     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 143 LEVITON MFG. CO.                        281308         2/5/2003         $    358     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 144 JPS COMMUNICATIONS INC                  282091         2/5/2003         $  1,531     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 145 CYBERTECH ****                          282238         2/5/2003         $    263     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 146 LINK ELECTRONICS INC                    284534         2/5/2003         $    179     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 147 ADVANCED MFG TECH AMT                   278122         2/6/2003         $    449     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 148 CAM RPC ELECTRONICS                     278434         2/6/2003         $  1,550     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 149 REDKOH INDUSTRIES                       282727         2/6/2003         $    358     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 150 REDKOH INDUSTRIES                       282727         2/6/2003         $    190     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 151 REDKOH INDUSTRIES                       282727         2/6/2003         $    220     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 152 ELECTRONIC ASSEMBLY SERVICES            283158         2/6/2003         $    226     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 153 PULIZZI ENGINEERING INC.                269945         2/7/2003         $    316     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 154 DORSEY METROLOGY INTERNATIONAL          272587         2/7/2003         $    444     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 155 DNI NEVADA INC                          279070         2/7/2003         $    130     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 156 MMATS                                   279413         2/7/2003         $    211     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 157 CIPHERGEN BIOSYSTEMS, INC.              280735         2/7/2003         $  2,388     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 158 RESEARCH CONCEPTS INC                   281858         2/7/2003         $    188     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 159 ELECTRO SENSORS                         282015         2/7/2003         $    520     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 160 JIT SUPPLY                              282017         2/7/2003         $    400     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 161 V TRON                                  282380         2/7/2003         $    150     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 162 SOFT SWITCHING TECHNOLOGIES             283643         2/7/2003         $    279     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 163 SOFT SWITCHING TECHNOLOGIES             283643         2/7/2003         $    340     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 164 CAE INC.                                284327         2/7/2003         $     82     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 165 BAXTER HEALTHCARE CORP                  C69440         2/7/2003         $  8,447     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 166 BSH HOME APPLIANCES                     C70866         2/7/2003         $  1,388     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 167 CUMMINS POWER GENERATION                C73363         2/7/2003         $  1,402     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 168 ALTRONIX                                C77822         2/7/2003         $  1,168     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 169 MINARIK ELECTRIC                        254635         2/8/2003         $    828     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 170 XN TECHNOLOGIES                         270258         2/8/2003         $    404     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 171 SCR CONTROLS                            278559         2/8/2003         $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 172 CLADDAGH ELECTRONICS LTD                284090         2/8/2003         $    361     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 173 XN TECHNOLOGIES                         C76778         2/8/2003         $    381     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 174 FIRE LITE ALARMS                        264055         2/10/2003        $  3,070     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 175 THOMAS INSTRUMENTATION                  269691         2/10/2003        $  1,021     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 176 COM TROL DIV RENCO NA                   276923         2/10/2003        $  1,157     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 177 TELMAR INC                              279268         2/10/2003        $    485     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 178 MASTER SONICS CORPORATION               279280         2/10/2003        $    232     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 179 OPTRONIC LABORATORIES INC               280137         2/10/2003        $    289     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 180 SPEEDLINE TECHNOLOGIES INC              280754         2/10/2003        $    454     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 181 MANU TEC INC                            280969         2/10/2003        $  1,266     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 182 AMERICAN PRODUCTS                       281003         2/10/2003        $     84     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 183 HASS MANUFACTURING COMPANY              281127         2/10/2003        $    163     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 184 ADVANCED MEDICAL INSTR AMI              281377         2/10/2003        $    416     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 185 COY LABORATORY PRODUCTS ****            283041         2/10/2003        $    187     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 186 TRI COM INC                             283263         2/10/2003        $    371     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 187 WHITMAN PRODUCTS                        283474         2/10/2003        $    776     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 188 ROCHESTER INDUSTRIAL CONTROL            283825         2/10/2003        $    147     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 189 FIRE LITE ALARMS                        C63389         2/10/2003        $  8,873     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 190 IMFSA                                   C66961         2/10/2003        $  1,999     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 191 IMFSA                                   C66962         2/10/2003        $  1,746     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 192 INSERVCO INCORP.                        C76297         2/10/2003        $  1,775     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 193 DNI NEVADA INC                          C79088         2/10/2003        $    239     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 194 GEOTECH ENVIRONMENTAL EQUIP             S75660         2/10/2003        $    358     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 195 SCIENTECH INC                           276767         2/11/2003        $    394     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 196 MEC NORTHWEST                           283700         2/11/2003        $    255     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 197 ATC DIVERSIFIED ELECTRONICS             S77446         2/11/2003        $    312     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 198 SENTECH MEDICAL SYSTEM                  S78371         2/11/2003        $    718     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 199 EDGEWOOD MEDCO COMPONENTS               S78766         2/11/2003        $    677     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 200 RACO MANUFACTURING & ENG                275723         2/12/2003        $    674     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 201 VISUAL INSTR CORP                       C78331         2/12/2003        $  1,092     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 202 DF ELECTRONICS                          S78000         2/12/2003        $  1,170     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 203 AYSHIRE ELECTRONICS                     279432         2/13/2003        $  1,368     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 204 SUBTRONICS ASSEMBLY CORP                280966         2/13/2003        $    140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 205 COULTER CORP                            282025         2/13/2003        $    375     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 206 TELMAR INC                              C78036         2/13/2003        $    860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 207 ATC DIVERSIFIED ELECTRONICS             C79076         2/13/2003        $    571     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 208 ELLENBY TECHNOLOGIES INC                S77016         2/13/2003        $    597     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 209 CHARGING SYSTEMS INTERNATIONAL          266668         2/14/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 210 SHANKLIN CORP                           275412         2/14/2003        $  1,813     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 211 SYSTEM DYNAMICS INC                     277953         2/14/2003        $  1,173     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 212 THOMAS INSTRUMENTATION                  278461         2/14/2003        $    188     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 213 DYNA SOUND                              279562         2/14/2003        $    217     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 214 DF ELECTRONICS                          280387         2/14/2003        $  1,140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 215 ELEVATOR SYSTEMS INC                    283850         2/14/2003        $  1,083     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 216 IMFSA                                   C66961         2/14/2003        $  5,996     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 217 BAXTER HEALTHCARE CORP                  C69440         2/14/2003        $  2,429     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 218 SCR CONTROLS                            C77493         2/14/2003        $    186     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 219 SCR CONTROLS                            C77493         2/14/2003        $    175     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 220 CUSTOM ELECTRONICS CO.                  S73578         2/14/2003        $    277     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 221 ALTRONIX                                S78504         2/14/2003        $  6,410     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 222 ALTRONIX                                271040         2/15/2003        $  1,428     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 223 KARMA INC ****                          275480         2/15/2003        $    861     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 224 FIRE LITE ALARMS                        278876         2/15/2003        $ 23,716     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 225 ENGINE MONITOR                          281222         2/15/2003        $    564     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 226 DEVAR INC CONT PROD DIV                 282476         2/15/2003        $    520     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 227 BWI EAGLE                               282664         2/15/2003        $    121     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 228 ELECTRO TECH SYSTEMS                    283247         2/15/2003        $     85     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 229 CUSTOM ELECTRONICS CO.                  S73578         2/15/2003        $    280     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 230 LEITCH TECHNOLOGY                       S74478         2/15/2003        $    586     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 231 WHITMAN PRODUCTS                        S78934         2/15/2003        $  2,344      Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 232 US PAPER COUNTERS ****                  281473         2/16/2003        $    130     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 233 ADVANCED INDUSTRIAL TECH AIT            251200         2/17/2003        $    621     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 234 DISTINCTIVE APPLNC DBA DACOR            275040         2/17/2003        $  2,740     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 235 COMPUTER PROCESS CONTROLS CPC           280146         2/17/2003        $  2,148     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 236 ALTRONIX                                S75985         2/17/2003        $  4,900     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 237 ACROMAG INC                             280139         2/18/2003        $    722     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 238 PLASTRAC INC                            280265         2/18/2003        $    132     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 239 BAXTER HEALTH CARE                      C77686         2/18/2003        $    648     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 240 SKUTT CERAMIC PRODUCTS                  S77975         2/18/2003        $  2,180     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 241 K TEK CORPORATION                       279548         2/19/2003        $    606     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 242 QUALITY ELECTRONICS                     283972         2/19/2003        $    367     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 243 INNERSTEP BOSTON                        279703         2/20/2003        $    426     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 244 ATLAS ELECTRIC DEVICES                  282689         2/20/2003        $    125     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 245 BSH HOME APPLIANCES                     C70866         2/20/2003        $    694     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 246 ELECTRONIC TECH ETI ****                S78582         2/20/2003        $    125     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 247 MAGNETIC POWER SYSTEMS                  S78842         2/20/2003        $    562     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 248 EASTMAN KODAK                           268178         2/21/2003        $  2,280     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 249 GEORGE A.RALPH & ASSOCIATES             276385         2/21/2003        $    225     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 250 XN TECHNOLOGIES                         278945         2/21/2003        $    329     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 251 GASBOY INT'L                            279734         2/21/2003        $    980     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 252 MEASUREMENT SYSTEMS INTL                280889         2/21/2003        $    120     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 253 EASTMAN KODAK                           C75597         2/21/2003        $  1,549     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 254 ATC DIVERSIFIED ELECTRONICS             C78159         2/21/2003        $    893     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 255 SINACOM                                 271927         2/22/2003        $  1,872     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 256 BOBO ENGINEERING                        278980         2/22/2003        $    458     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 257 PNEUMERCATOR COMPANY                    278709         2/23/2003        $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 258 OLYMPIC KILNS INC.                      279742         2/23/2003        $  1,200     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 259 LEITCH TECHNOLOGY                       S74477         2/23/2003        $  1,340     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 260 THOMAS INSTRUMENTATION                  269691         2/24/2003        $  1,021     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 261 CRAFFORD PRECISION PRODUCTS             276373         2/24/2003        $    297     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 262 AYSHIRE ELECTRONICS                     277926         2/24/2003        $  4,860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 263 XN TECHNOLOGIES                         280103         2/24/2003        $  1,519     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 264 C&S ELECTRONICS INC.                    280730         2/24/2003        $    816     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 265 UNIVERSAL ELECTRONICS                   283234         2/24/2003        $    734     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 266 EMERSON WHITE ROGERS                    C74351         2/24/2003        $  3,429     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 267 ALTRONIX                                C77819         2/24/2003        $ 11,970     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 268 ATHENA CONTROLS                         S78884         2/24/2003        $  1,452     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 269 WHEATSTONE CORP                         276290         2/25/2003        $    492     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 270 DAGAN CORP                              280027         2/25/2003        $    283     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 271 ORION RESEARCH INC                      280214         2/25/2003        $    482     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 272 THERMO ENVIRONMENTAL INST               C74989         2/25/2003        $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 273 SANCO INDUSTRIES INC                    C77565         2/25/2003        $    602     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 274 SCOTT ELECTRONICS                       C78555         2/25/2003        $  1,426     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 275 EDGETECH INDUSTRIES                     S77176         2/25/2003        $    733     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 276 COM TROL DIV RENCO NA                   S77622         2/25/2003        $    903     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 277 LINK ELECTRONICS INC                    S78520         2/25/2003        $    198     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 278 INDUSTRIAL SCIENTIFIC CORP              273945         2/26/2003        $    196     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 279 XN TECHNOLOGIES                         278234         2/26/2003        $    482     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 280 STEREO OPTICAL CO.                      279206         2/26/2003        $    442     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 281 LUTRON ELECTRONICS #73600               281008         2/26/2003        $  2,235     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 282 SYSTEMS PLUS                            282166         2/26/2003        $    302     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 283 THE BAKER COMPANY INC                   282636         2/26/2003        $  1,839     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 284 FIFE CORP                               283641         2/26/2003        $    226     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 285 KEYSTONE ELECTRONICS INC                284438         2/26/2003        $    172     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 286 BSH HOME APPLIANCES                     C70866         2/26/2003        $  2,360     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 287 DNI NEVADA INC                          C79088         2/26/2003        $    239     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 288 AYSHIRE ELECTRONICS                     S68931         2/26/2003        $  1,728      Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 289 COM TROL DIV RENCO NA                   276922         2/27/2003        $    255     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 290 DF ELECTRONICS                          S74141         2/27/2003        $    269     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 291 TORK INC                                S79142         2/27/2003        $  3,640     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 292 CHARGING SYSTEMS INTERNATIONAL          266668         2/28/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 293 BENSHAW                                 276167         2/28/2003        $    720     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 294 BREMSON DATA SYSTEMS                    280968         2/28/2003        $    720     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 295 EATON CUTLER HAMMER                     C70371         2/28/2003        $  2,820     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 296 FIRE LITE ALARMS                        C72901         2/28/2003        $  2,975     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 297 OTIS ELEVATOR S636A                     C74790         2/28/2003        $  1,872     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 298 EASTMAN KODAK                           C75597         2/28/2003        $  1,549     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 299 GLENDO CORP                             C78306         2/28/2003        $    584     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 300 FIRE LITE ALARMS                        N77153         2/28/2003        $  2,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 301 HEXAGRAM                                S72614         2/28/2003        $    628     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 302 OTIS ELEVATOR S636A                     S74789         2/28/2003        $  2,619     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 303 OTIS ELEVATOR S636A                     S74794         2/28/2003        $  3,780     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 304 WEB PRINTING CONTROLS                   S76587         2/28/2003        $    483     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 305 COM TROL DIV RENCO NA                   S77622         2/28/2003        $    903     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 306 FIRE LITE ALARMS                        266312         3/1/2003         $  5,544     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 307 WILKERSON INSTRUMENT                    280624         3/1/2003         $    333     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 308 US PAPER COUNTERS ****                  282286         3/1/2003         $    174     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 309 TL INDUSTRIES                           282346         3/1/2003         $     94     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 310 MMATS                                   282437         3/1/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 311 ROBINSON ENGINEERING CO                 283870         3/1/2003         $     96     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 312 INVENTRON ****                          C78905         3/1/2003         $    575     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 313 QUANTUM DIGITAL TECHNOLOGY              S77561         3/1/2003         $    860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 314 OTIS ELEVATOR S636A                     S74787         3/2/2003         $    738     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 315 ATC DIVERSIFIED ELECTRONICS             277935         3/3/2003         $  1,404     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 316 CAM RPC ELECTRONICS                     278434         3/3/2003         $  1,550     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 317 COMPUTER PROCESS CONTROLS CPC           280149         3/3/2003         $    849     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 318 CRESCOR                                 281985         3/3/2003         $    463     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 319 WESCO DISTRIBUTION INC                  282331         3/3/2003         $    750     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 320 APPALACHIAN TECHNOLOGY                  282915         3/3/2003         $    463     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 321 THOMAS INSTRUMENTATION                  283920         3/3/2003         $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 322 PCB PIEZOTRONICS                        283998         3/3/2003         $    167     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 323 BSH HOME APPLIANCES                     C70866         3/3/2003         $  1,110     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 324 ENERPRO INC.                            C77516         3/3/2003         $    775     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 325 ORION RESEARCH INC                      C77666         3/3/2003         $  1,313     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 326 BIODEX MEDICAL SYSTEMS INC              C78185         3/3/2003         $  1,275     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 327 ATC DIVERSIFIED ELECTRONICS             C79076         3/3/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 328 FIRE LITE ALARMS                        N77154         3/3/2003         $  2,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 329 ALTRONIX                                S75985         3/3/2003         $  4,900     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 330 BECTON DICKINSON BDDIS                  S76807         3/3/2003         $  4,775     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 331 ORION RESEARCH INC                      S77427         3/3/2003         $    530     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 332 ELECTRIC POWER EQUIPMENT CO             S77660         3/3/2003         $    673     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 333 FABACRAFT                               S79180         3/3/2003         $    521     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 334 DORSEY METROLOGY INTERNATIONAL          272587         3/4/2003         $    222     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 335 INTERNATIONAL CONTROL SERV ICS          273370         3/4/2003         $  1,900     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 336 AUGUST TECHNOLOGY                       276663         3/4/2003         $    716     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 337 SCR CONTROLS                            282295         3/4/2003         $    348     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 338 MERCRON INC                             S73010         3/4/2003         $    894     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 339 BADGE A MINIT                           S76010         3/4/2003         $  3,225     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 340 MINARIK ELECTRIC                        254632         3/5/2003         $  1,600     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 341 MINARIK ELECTRIC                        254634         3/5/2003         $    608     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 342 DISTINCTIVE APPLNC DBA DACOR            275040         3/5/2003         $  2,740     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 343 AMETEK                                  282559         3/5/2003         $    266     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 344 XN TECHNOLOGIES                         270258         3/6/2003         $    404     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 345 AYSHIRE ELECTRONICS                     258477         3/7/2003         $    623     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 346 DNI NEVADA INC                          279070         3/7/2003         $    130     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 347 MMATS                                   279413         3/7/2003         $    211     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 348 RESEARCH CONCEPTS INC                   281858         3/7/2003         $    188     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 349 ALTRONIX                                C77822         3/7/2003         $  1,168     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 350 TELEDYNE ELECTRONIC                     S78329         3/7/2003         $    140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 351 SCR CONTROLS                            278559         3/8/2003         $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 352 CLADDAGH ELECTRONICS LTD                284090         3/8/2003         $    361     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 353 XN TECHNOLOGIES                         C76778         3/8/2003         $    381     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 354 MILLER ELECTRIC                         275093         3/9/2003         $    913     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 355 CIRCUIT WORKS INC                       277859         3/9/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 356 FIRE LITE ALARMS                        264055         3/10/2003        $  2,789     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 357 COM TROL DIV RENCO NA                   276923         3/10/2003        $  1,157     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 358 MODULARM                                279601         3/10/2003        $  1,845     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 359 OPTRONIC LABORATORIES INC               280137         3/10/2003        $    289     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 360 SPEEDLINE TECHNOLOGIES INC              280754         3/10/2003        $    454     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 361 JIT SUPPLY                              282017         3/10/2003        $    400     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 362 AMERICAN MAGNETICS INC                  282248         3/10/2003        $    274     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 363 CIRCUIT SERVICE INC CSI                 283966         3/10/2003        $    485     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 364 BSH HOME APPLIANCES                     C70866         3/10/2003        $  2,498     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 365 INSERVCO INCORP.                        C76297         3/10/2003        $  1,065     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 366 DF ELECTRONICS                          S78000         3/10/2003        $  1,170     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 367 ARTISAN CONTROLS CORP                   278641         3/11/2003        $  1,020     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 368 TELMAR INC                              279268         3/11/2003        $    243     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 369 RS ELECTRONICS                          280606         3/11/2003        $    163     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 370 ATC DIVERSIFIED ELECTRONICS             S77446         3/11/2003        $    312     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 371 SENTECH MEDICAL SYSTEM                  S78371         3/11/2003        $    718     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 372 EDGEWOOD MEDCO COMPONENTS               S78766         3/11/2003        $    677     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 373 THOMAS INSTRUMENTATION                  278461         3/12/2003        $    188     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 374 QUANTEM CORP                            279707         3/12/2003        $    995     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 375 CYBERTECH ****                          282238         3/12/2003        $    263     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 376 CUSTOM ELECTRONICS CO.                  S73578         3/12/2003        $    280     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 377 CUSTOM ELECTRONICS CO.                  S73578         3/12/2003        $    277     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 378 RACO MANUFACTURING & ENG                275723         3/13/2003        $    674     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 379 ELLENBY TECHNOLOGIES INC                S77016         3/13/2003        $    597     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 380 CHARGING SYSTEMS INTERNATIONAL          266668         3/14/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 381 US PAPER COUNTERS ****                  272805         3/14/2003        $    112     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 382 SYSTEM DYNAMICS INC                     277953         3/14/2003        $  1,173     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 383 DYNA SOUND                              279562         3/14/2003        $    217     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 384 SCR CONTROLS                            C77493         3/14/2003        $    186     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 385 SCR CONTROLS                            C77493         3/14/2003        $    175     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 386 TELMAR INC                              C78036         3/14/2003        $    860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 387 ALTRONIX                                S78504         3/14/2003        $  6,410     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 388 ALTRONIX                                271040         3/15/2003        $  1,428     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 389 FIRE LITE ALARMS                        278876         3/15/2003        $ 23,716     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 390 AMERICAN PRODUCTS                       281003         3/15/2003        $     84     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 391 INSTA GRAPHIC SYSTEMS                   S79009         3/15/2003        $  1,533     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 392 US PAPER COUNTERS ****                  281473         3/16/2003        $    130     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 393 SENTECH MEDICAL SYSTEM                  274823         3/17/2003        $    450     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 394 ELECTRONIC INSTRUMENTATION EIT          277065         3/17/2003        $    107     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 395 WARNER INSTRUMENTS ****                 278513         3/17/2003        $    112     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 396 COMPUTER PROCESS CONTROLS CPC           280146         3/17/2003        $  2,148     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 397 ALTRONIX                                C77819         3/17/2003        $ 11,970     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 398 ALTRONIX                                S75985         3/17/2003        $  4,900     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 399 SIMPLEX INC.                            S76204         3/17/2003        $  3,637     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 400 SKUTT CERAMIC PRODUCTS                  S77975         3/17/2003        $  2,180     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 401 QUALITY ELECTRONICS                     283972         3/18/2003        $    734     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 402 SAGER ELECTRONICS                       C78256         3/18/2003        $  3,002     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 403 DISTINCTIVE APPLNC DBA DACOR            275040         3/19/2003        $  2,740     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 404 LEVITON MFG. CO.                        281308         3/20/2003        $    358     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 405 PHOENIX INTERNATIONAL CORP              281988         3/20/2003        $    218     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 406 BSH HOME APPLIANCES                     C70866         3/20/2003        $    694     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 407 LEITCH TECHNOLOGY                       S74478         3/20/2003        $    586     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 408 IMATRON CORP                            S74536         3/21/2003        $    478     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 409 TROEMNER INC.                           275661         3/22/2003        $    604     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 410 BOBO ENGINEERING                        278980         3/22/2003        $    458     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 411 PNEUMERCATOR COMPANY                    278709         3/23/2003        $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 412 VALIDYNE ENG                            278785         3/23/2003        $    226     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 413 PLASTRAC INC                            280265         3/23/2003        $    132     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 414 CRAFFORD PRECISION PRODUCTS             276373         3/24/2003        $    297     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 415 INNERSTEP BOSTON                        279703         3/24/2003        $    426     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 416 AUDIO CONTROL                           283857         3/24/2003        $    458     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 417 SCJ ASSOCIATES                          283935         3/24/2003        $     56     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 418 WEB PRINTING CONTROLS                   S76587         3/24/2003        $    483     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 419 ATHENA CONTROLS                         S78884         3/24/2003        $  1,452     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 420 ANDERSON INST C/O DANAHER CTRL          273242         3/25/2003        $    626     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 421 XN TECHNOLOGIES                         280103         3/25/2003        $  1,519     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 422 ACROMAG INC                             280139         3/25/2003        $    722     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 423 BSH HOME APPLIANCES                     C70866         3/25/2003        $    694     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 424 THERMO ENVIRONMENTAL INST               C74989         3/25/2003        $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 425 SAGER ELECTRONICS                       S78084         3/25/2003        $    594     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 426 ABBRA DESIGN CORP                       273252         3/26/2003        $  1,357     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 427 XN TECHNOLOGIES                         278234         3/26/2003        $    482     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 428 SYSTEMS PLUS                            282166         3/26/2003        $    302     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 429 SANCO INDUSTRIES INC                    C77565         3/26/2003        $    602     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 430 EDGETECH INDUSTRIES                     S77176         3/26/2003        $    733     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 431 AUDIO DESIGN ASSOCIATES                 S78429         3/26/2003        $    294     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 432 COM TROL DIV RENCO NA                   276922         3/27/2003        $    255     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 433 HD ASSOCIATES INC                       280938         3/27/2003        $    279     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 434 OTIS ELEVATOR S636A                     S74789         3/27/2003        $  4,850     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 435 CHARGING SYSTEMS INTERNATIONAL          266668         3/28/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 436 CRAFFORD PRECISION PRODUCTS             270542         3/28/2003        $    276     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 437 EASTMAN KODAK                           C75597         3/28/2003        $  1,549     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 438 OTIS ELEVATOR S636A                     S74787         3/28/2003        $    738     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 439 COM TROL DIV RENCO NA                   S77622         3/28/2003        $    903     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 440 JAN L INC                               278914         3/29/2003        $    155     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 441 EASTMAN KODAK                           268177         3/30/2003        $  3,475     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 442 OTIS ELEVATOR S636A                     S74794         3/30/2003        $  3,780     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 443 PACIFIC SCI MOTOR CONTROL DIV           245258         3/31/2003        $  5,594     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 444 CONTROL CHIEF                           250036         3/31/2003        $    127     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 445 FINCOR                                  250897         3/31/2003        $  1,542     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 446 HONEYWELL DATA INSTRUMENTS              257347         3/31/2003        $  4,976     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 447 SUN ELECTRONIC SYSTEMS                  263353         3/31/2003        $    369     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 448 SCHWEITZER ENGINEERING LAB INC          283706         3/31/2003        $    257     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 449 BRANSON ULTRASONICS                     C60919         3/31/2003        $    117     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 450 EATON CUTLER HAMMER                     C70371         3/31/2003        $  2,820     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 451 FIRE LITE ALARMS                        C72901         3/31/2003        $  2,975     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 452 EMERSON WHITE ROGERS                    C74351         3/31/2003        $  3,353     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 453 OTIS ELEVATOR S636A                     C74790         3/31/2003        $  1,872     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 454 SCOTT BACHARACH                         S69734         3/31/2003        $    163     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 455 AISLING INDUSTRIES                      S73391         3/31/2003        $  5,561     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 456 ALTRONIX                                S75985         3/31/2003        $  4,900     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 457 FIRE LITE ALARMS                        266312         4/1/2003         $  5,544     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 458 DORSEY METROLOGY INTERNATIONAL          272587         4/1/2003         $    444     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 459 SENTECH MEDICAL SYSTEM                  274823         4/1/2003         $    450     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 460 GENLYTE CONTROLS                        275206         4/1/2003         $    359     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 461 ATC DIVERSIFIED ELECTRONICS             277935         4/1/2003         $  1,404     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 462 ENVIPCO                                 279047         4/1/2003         $    905     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 463 COMPUTER PROCESS CONTROLS CPC           280149         4/1/2003         $    849     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 464 US PAPER COUNTERS ****                  282286         4/1/2003         $    174     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 465 MMATS                                   282437         4/1/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 466 THE BAKER COMPANY INC                   282636         4/1/2003         $  1,839     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 467 TL INDUSTRIES                           283069         4/1/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 468 UNIVERSAL ELECTRONICS                   283234         4/1/2003         $  1,101     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 469 EAGLE MFG & DESIGN                      283444         4/1/2003         $    279     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 470 THOMAS INSTRUMENTATION                  283920         4/1/2003         $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 471 PCB PIEZOTRONICS                        283998         4/1/2003         $    167     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 472 ENERPRO INC.                            C77516         4/1/2003         $    775     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 473 QUANTUM DIGITAL TECHNOLOGY              S77561         4/1/2003         $    860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 474 WISE COMPONENTS INC                     S78100         4/1/2003         $  1,143     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 475 FABACRAFT                               S79180         4/1/2003         $    521     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 476 DF ELECTRONICS                          277892         4/2/2003         $    271     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 477 OTIS ELEVATOR S636A                     S74787         4/2/2003         $    738     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 478 JIT SUPPLY                              282017         4/3/2003         $    400     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 479 WESCO DISTRIBUTION INC                  282331         4/3/2003         $    750     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 480 STERIS                                  C74414         4/3/2003         $  3,477     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 481 ORION RESEARCH INC                      C77666         4/3/2003         $  3,938     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 482 FIRE LITE ALARMS                        N77154         4/3/2003         $  2,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 483 ORION RESEARCH INC                      S77427         4/3/2003         $    354     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 484 INTERNATIONAL CONTROL SERV ICS          273370         4/4/2003         $  1,900     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 485 IRCON INC                               279323         4/4/2003         $    307     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 486 SCR CONTROLS                            282295         4/4/2003         $    348     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 487 REDKOH INDUSTRIES                       282727         4/4/2003         $    358     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 488 REDKOH INDUSTRIES                       282727         4/4/2003         $    190     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 489 REDKOH INDUSTRIES                       282727         4/4/2003         $    220     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 490 ELECTRO MECH SCOREBOARD CO              283276         4/4/2003         $  3,608     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 491 MERCRON INC                             S73010         4/4/2003         $    894     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 492 MINARIK ELECTRIC                        254632         4/5/2003         $  1,600     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 493 MINARIK ELECTRIC                        254634         4/5/2003         $    608     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 494 MINARIK ELECTRIC                        254635         4/7/2003         $    828     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 495 ADVANCED INDUSTRIAL TECH AIT            268888         4/7/2003         $    132     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 496 DISTINCTIVE APPLNC DBA DACOR            275040         4/7/2003         $  2,740     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 497 MMATS                                   279413         4/7/2003         $    211     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 498 ALTRONIX                                C77819         4/7/2003         $ 11,970     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 499 SKUTT CERAMIC PRODUCTS                  S77975         4/7/2003         $  2,180      Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 500 SCR CONTROLS                            278559         4/8/2003         $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 501 CLADDAGH ELECTRONICS LTD                284090         4/8/2003         $    361     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 502 XN TECHNOLOGIES                         C76778         4/8/2003         $    381     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 503 ALTRONIX                                C77822         4/8/2003         $  1,168     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 504 MILLER ELECTRIC                         275093         4/9/2003         $    913     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 505 TELMAR INC                              279268         4/9/2003         $    243     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 506 DCC CORP.                               282775         4/9/2003         $    433     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 507 TRI COM INC                             283263         4/9/2003         $    371     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 508 DISTRON CORPORATION                     S76078         4/9/2003         $    217     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 509 SENTECH MEDICAL SYSTEM                  S78371         4/9/2003         $    718     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 510 EDGEWOOD MEDCO COMPONENTS               S78766         4/9/2003         $    677     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 511 FIRE LITE ALARMS                        264055         4/10/2003        $  3,070     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 512 HALLOWELL EMC                           269004         4/10/2003        $    274     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 513 RACO MANUFACTURING & ENG                275723         4/10/2003        $    674     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 514 COM TROL DIV RENCO NA                   276923         4/10/2003        $  1,157     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 515 MASTER SONICS CORPORATION               279280         4/10/2003        $    232     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 516 OPTRONIC LABORATORIES INC               280137         4/10/2003        $    216     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 517 STOCK EQUIPMENT                         282579         4/10/2003        $    483     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 518 ROCHESTER INDUSTRIAL CONTROL            283825         4/10/2003        $    147     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 519 IMATRON CORP                            S74536         4/10/2003        $    478     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 520 CHARGING SYSTEMS INTERNATIONAL          266668         4/11/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 521 SENTECH MEDICAL SYSTEM                  274823         4/11/2003        $    450     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 522 TELMAR INC                              C78036         4/11/2003        $    860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 523 WEB PRINTING CONTROLS                   S76587         4/11/2003        $    645     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 524 ELLENBY TECHNOLOGIES INC                S77016         4/11/2003        $    557     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 525 AMERICAN PRODUCTS                       281003         4/13/2003        $     56     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 526 EPE CORPORATION                         276760         4/14/2003        $    140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 527 EPE CORPORATION                         276760         4/14/2003        $    242     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 528 DISTRON CORPORATION                     279237         4/14/2003        $    543     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 529 DISTRON CORPORATION                     279237         4/14/2003        $    460     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 530 DYNA SOUND                              279562         4/14/2003        $    217     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 531 SYSTEM DYNAMICS INC                     277953         4/15/2003        $  1,173     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 532 FIRE LITE ALARMS                        278876         4/15/2003        $ 23,716     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 533 ENGINE MONITOR                          281222         4/15/2003        $    564     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 534 SCR CONTROLS                            C77493         4/15/2003        $    186     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 535 SCR CONTROLS                            C77493         4/15/2003        $    175     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 536 DF ELECTRONICS                          S78000         4/15/2003        $  1,170     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 537 ALTRONIX                                S78504         4/15/2003        $  6,410     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 538 WHITMAN PRODUCTS                        S78934         4/15/2003        $  2,344     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 539 DISTRON CORPORATION                     279237         4/16/2003        $    506     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 540 US PAPER COUNTERS ****                  281473         4/16/2003        $    130     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 541 CAM RPC ELECTRONICS                     278434         4/17/2003        $  1,550     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 542 CUSTOM APPLIED TECHNOLOGY               274385         4/18/2003        $    309     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 543 QUALITY ELECTRONICS                     283972         4/18/2003        $    734     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 544 DIGITAL MONITORING PRODUCTS             S76871         4/19/2003        $  1,004     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 545 DIGITRY COMPANY INC                     278771         4/20/2003        $    185     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 546 LEITCH TECHNOLOGY                       S74478         4/20/2003        $    586     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 547 DISTINCTIVE APPLNC DBA DACOR            275040         4/21/2003        $  2,740     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 548 STEREO OPTICAL CO.                      279206         4/21/2003        $    442     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 549 MODULARM                                279601         4/21/2003        $  1,845     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 550 PINE INSTRUMENT                         283148         4/21/2003        $    558     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 551 SCJ ASSOCIATES                          283935         4/21/2003        $    112     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 552 BOBO ENGINEERING                        278980         4/22/2003        $    458     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 553 ELENA CONSULTING                        284029         4/22/2003        $    550     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 554 HONEYWELL IPC DIV                       S76768         4/22/2003        $  1,213     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 555 PLASTRAC INC                            280265         4/23/2003        $    132     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 556 INNERSTEP BOSTON                        279703         4/24/2003        $    426     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 557 XN TECHNOLOGIES                         280103         4/24/2003        $  1,519     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 558 C&S ELECTRONICS INC.                    280730         4/24/2003        $    816     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 559 RICHARDS ELECTRIC SUPPLY                C74158         4/24/2003        $  8,298     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 560 CHARGING SYSTEMS INTERNATIONAL          266668         4/25/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 561 ARGO TRANSDATA INC.                     280035         4/25/2003        $    850     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 562 MEASUREMENT SYSTEMS INTL                280889         4/25/2003        $    120     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 563 KITKO INTERNATIONAL                     281935         4/25/2003        $    316     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 564 CAE INC.                                284327         4/25/2003        $     82     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 565 THERMO ENVIRONMENTAL INST               C74989         4/25/2003        $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 566 EDGETECH INDUSTRIES                     S77176         4/25/2003        $    733     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 567 ATHENA CONTROLS                         S78884         4/25/2003        $  1,452     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 568 XN TECHNOLOGIES                         278234         4/26/2003        $    482     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 569 CAE INC.                                273070         4/28/2003        $    542     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 570 COM TROL DIV RENCO NA                   276922         4/28/2003        $    255     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 571 FUTURE CONTROLS CORPORATION             278625         4/28/2003        $    253     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 572 KITKO INTERNATIONAL                     282281         4/28/2003        $    316     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 573 EMERSON WHITE ROGERS                    C74351         4/28/2003        $  2,845     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 574 ALTRONIX                                C77819         4/28/2003        $ 11,970     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 575 OTIS ELEVATOR S636A                     S74789         4/28/2003        $  4,850     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 576 COM TROL DIV RENCO NA                   S77622         4/28/2003        $    903     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 577 SAFARI TECHNOLOGIES                     S77050         4/29/2003        $  1,140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 578 PPD ELECTRONICS                         283691         4/30/2003        $    287     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 579 J&C COMPANY                             283697         4/30/2003        $     93     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 580 EATON CUTLER HAMMER                     C70371         4/30/2003        $  2,256     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 581 IMATRON CORP                            S74536         4/30/2003        $    478     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 582 OTIS ELEVATOR S636A                     S74794         4/30/2003        $  5,544     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 583 FIRE LITE ALARMS                        266312         5/1/2003         $  5,544     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 584 SENTECH MEDICAL SYSTEM                  274823         5/1/2003         $    450     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 585 ATC DIVERSIFIED ELECTRONICS             277935         5/1/2003         $  1,404     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 586 COMPUTER PROCESS CONTROLS CPC           280149         5/1/2003         $    849     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 587 CRESCOR                                 281985         5/1/2003         $    463     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 588 US PAPER COUNTERS ****                  282286         5/1/2003         $    174     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 589 MMATS                                   282437         5/1/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 590 THOMAS INSTRUMENTATION                  283920         5/1/2003         $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 591 PCA INTERNATIONAL INC.                  C73569         5/1/2003         $    721     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 592 ENERPRO INC.                            C77516         5/1/2003         $    775     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 593 PCA INTERNATIONAL INC.                  S73568         5/1/2003         $  1,910     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 594 QUANTUM DIGITAL TECHNOLOGY              S77561         5/1/2003         $    860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 595 FABACRAFT                               S79180         5/1/2003         $    521     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 596 ZEKS AIR DRIER CORP                     243941         5/2/2003         $    975     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 597 ALTO SHAAM INCORPORATED                 264095         5/2/2003         $  1,839     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 598 LUNAIRE LIMITED                         267971         5/2/2003         $    975     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 599 INTERNATIONAL CONTROL SERV ICS          273370         5/2/2003         $  1,140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 600 WESCO DISTRIBUTION INC                  282331         5/2/2003         $    750     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 601 ROBINSON ENGINEERING CO                 283870         5/3/2003         $     96     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 602 ATC DIVERSIFIED ELECTRONICS             C79076         5/3/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 603 FIRE LITE ALARMS                        N77154         5/3/2003         $  2,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 604 ORION RESEARCH INC                      S77427         5/3/2003         $    354     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 605 MINARIK ELECTRIC                        254632         5/5/2003         $  1,600     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 606 MINARIK ELECTRIC                        254635         5/5/2003         $  1,035     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 607 SCR CONTROLS                            282295         5/5/2003         $    348     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 608 LINK ELECTRONICS INC                    284534         5/5/2003         $    179     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 609 MMATS                                   279413         5/7/2003         $    211     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 610 SAFARI TECHNOLOGIES                     275680         5/8/2003         $     95     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 611 SCR CONTROLS                            278559         5/8/2003         $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 612 CIRCUIT SERVICE INC CSI                 283966         5/8/2003         $    485     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 613 CLADDAGH ELECTRONICS LTD                284090         5/8/2003         $    361     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 614 STERIS                                  C74414         5/8/2003         $  3,477     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 615 ALTRONIX                                C77822         5/8/2003         $  1,168     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 616 CHARGING SYSTEMS INTERNATIONAL          266668         5/9/2003         $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 617 MILLER ELECTRIC                         275093         5/9/2003         $    913     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 618 KARMA INC ****                          275480         5/9/2003         $  6,564     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 619 CIRCUIT WORKS INC                       277859         5/9/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 620 OPTRONIC LABORATORIES INC               280137         5/9/2003         $    216     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 621 COM TROL DIV RENCO NA                   276923         5/10/2003        $  1,157     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 622 WHITMAN PRODUCTS                        283474         5/10/2003        $    776     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 623 EDGEWOOD MEDCO COMPONENTS               S78766         5/12/2003        $    677     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 624 LEITCH TECHNOLOGY                       S74478         5/13/2003        $    586     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 625 EEEA                                    S78049         5/13/2003        $  1,560     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 626 DYNA SOUND                              279562         5/14/2003        $    217     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 627 BSH HOME APPLIANCES                     C70866         5/14/2003        $    972     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 628 DF ELECTRONICS                          S78000         5/14/2003        $  1,170     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 629 MINARIK ELECTRIC                        254634         5/15/2003        $  1,216     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 630 FIRE LITE ALARMS                        278876         5/15/2003        $ 23,716     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 631 SCR CONTROLS                            C77493         5/15/2003        $    372     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 632 SCR CONTROLS                            C77493         5/15/2003        $    349     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 633 ALTRONIX                                S78504         5/15/2003        $  6,410     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 634 ELECTRONIC TECH ETI ****                S78582         5/15/2003        $    100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 635 US PAPER COUNTERS ****                  281473         5/16/2003        $    130     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 636 ALTRONIX                                C77819         5/19/2003        $ 11,970     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 637 ATLAS ELECTRIC DEVICES                  282689         5/20/2003        $    125     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 638 STEREO OPTICAL CO.                      279206         5/21/2003        $    442     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 639 LEVITON MFG. CO.                        281308         5/21/2003        $    358     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 640 BSH HOME APPLIANCES                     C70866         5/21/2003        $    694     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 641 BOBO ENGINEERING                        278980         5/22/2003        $    458     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 642 CHARGING SYSTEMS INTERNATIONAL          266668         5/23/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 643 GEORGE A.RALPH & ASSOCIATES             276385         5/23/2003        $    225     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 644 HD ASSOCIATES INC                       283580         5/23/2003        $  1,371     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 645 DESIGN CONCEPTS INC                     283834         5/23/2003        $    394     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 646 THERMO ENVIRONMENTAL INST               C74989         5/23/2003        $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 647 SCOTT ELECTRONICS                       C77426         5/23/2003        $    379     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 648 SAGER ELECTRONICS                       S78084         5/25/2003        $    594     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 649 XN TECHNOLOGIES                         278234         5/26/2003        $    482     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 650 ATHENA CONTROLS                         S78884         5/26/2003        $  1,452     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 651 FUTURE CONTROLS CORPORATION             278625         5/27/2003        $    253     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 652 XN TECHNOLOGIES                         280103         5/27/2003        $  1,519     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 653 EDGETECH INDUSTRIES                     S77176         5/27/2003        $    733     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 654 INDUSTRIAL SCIENTIFIC CORP              273945         5/28/2003        $    196     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 655 COM TROL DIV RENCO NA                   276922         5/28/2003        $    255     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 656 COM TROL DIV RENCO NA                   S77622         5/28/2003        $    903     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 657 JAN L INC                               278914         5/29/2003        $    155     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 658 EASTMAN KODAK                           268177         5/30/2003        $  2,172     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 659 EASTMAN KODAK                           268178         5/30/2003        $  2,280     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 660 EAGLE MFG & DESIGN                      283444         5/30/2003        $    279     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 661 VIASYSTEMS EMS UK LTD                   S68184         5/30/2003        $ 29,666     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 662 IMATRON CORP                            S74536         5/31/2003        $  2,392     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 663 PRODUCTION PLUS                         S77409         5/31/2003        $ 15,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 664 ENVIPCO                                 279047         6/1/2003         $    905     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 665 US PAPER COUNTERS ****                  282286         6/1/2003         $    174     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 666 MMATS                                   282437         6/1/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 667 QUANTUM DIGITAL TECHNOLOGY              S77561         6/1/2003         $  1,720     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 668 TL INDUSTRIES                           283069         6/2/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 669 THOMAS INSTRUMENTATION                  283920         6/2/2003         $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 670 FABACRAFT                               S79180         6/2/2003         $    521     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 671 ATC DIVERSIFIED ELECTRONICS             277935         6/3/2003         $  1,404     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 672 BSH HOME APPLIANCES                     C70866         6/3/2003         $  2,082     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 673 FIRE LITE ALARMS                        N77154         6/3/2003         $  2,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 674 ORION RESEARCH INC                      S77427         6/3/2003         $    530     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 675 SCR CONTROLS                            282295         6/4/2003         $    348     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 676 MINARIK ELECTRIC                        254632         6/5/2003         $  1,600     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 677 CHARGING SYSTEMS INTERNATIONAL          266668         6/6/2003         $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 678 MMATS                                   279413         6/6/2003         $    211     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 679 SCR CONTROLS                            278559         6/8/2003         $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 680 CLADDAGH ELECTRONICS LTD                284090         6/8/2003         $    361     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 681 COM TROL DIV RENCO NA                   276923         6/9/2003         $  1,157     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 682 ALTRONIX                                C77819         6/9/2003         $ 11,970     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 683 ALTRONIX                                C77822         6/9/2003         $  1,752      Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 684 CAE INC.                                273070         6/10/2003        $    542     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 685 ROCHESTER INDUSTRIAL CONTROL            283825         6/10/2003        $    221     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 686 EDGEWOOD MEDCO COMPONENTS               S78766         6/11/2003        $    677     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 687 QUANTEM CORP                            279707         6/12/2003        $    995     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 688 ALTRONIX                                S78504         6/13/2003        $  6,410     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 689 MINARIK ELECTRIC                        254634         6/15/2003        $  1,520     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 690 FIRE LITE ALARMS                        278876         6/15/2003        $ 23,716     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 691 WHITMAN PRODUCTS                        S78934         6/15/2003        $  2,344     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 692 US PAPER COUNTERS ****                  281473         6/16/2003        $    130     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 693 IMFSA                                   C66962         6/17/2003        $  3,493     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 694 DF ELECTRONICS                          S78000         6/17/2003        $  1,170     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 695 CHARGING SYSTEMS INTERNATIONAL          266668         6/20/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 696 CAM RPC ELECTRONICS                     278434         6/20/2003        $  1,550     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 697 BOBO ENGINEERING                        278980         6/22/2003        $    458     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 698 DORIGO SYSTEMS                          283787         6/23/2003        $    898     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 699 ELENA CONSULTING                        284029         6/23/2003        $    990     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 700 ATHENA CONTROLS                         S78884         6/23/2003        $  1,452     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 701 SENSORMATIC ELECTRONICS                 277060         6/24/2003        $     25     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 702 XN TECHNOLOGIES                         280103         6/24/2003        $  1,519     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 703 C&S ELECTRONICS INC.                    280730         6/24/2003        $    816     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 704 SANCO INDUSTRIES INC                    C77565         6/24/2003        $    602     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 705 FUTURE CONTROLS CORPORATION             278625         6/25/2003        $    253     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 706 THERMO ENVIRONMENTAL INST               C74989         6/25/2003        $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 707 GLENDO CORP                             C78306         6/25/2003        $    584     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 708 EDGETECH INDUSTRIES                     S77176         6/25/2003        $    733     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 709 XN TECHNOLOGIES                         278234         6/26/2003        $    482     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 710 CAM RPC ELECTRONICS WEST                S78936         6/27/2003        $    518     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 711 CAM RPC ELECTRONICS WEST                S78936         6/27/2003        $    965     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 712 AMETEK INC                              279966         6/28/2003        $    579     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 713 L&R MANUFACTURING COMPANY               272716         6/29/2003        $  1,519     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 714 EATON CUTLER HAMMER                     258349         6/30/2003        $  3,503     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 715 EASTMAN KODAK                           268177         6/30/2003        $  1,738     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 716 QUADTECH QTI                            277825         6/30/2003        $  1,898     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 717 SENSORMATIC ELECTRONICS                 277971         6/30/2003        $  1,316     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 718 SENSORMATIC ELECTRONICS                 279554         6/30/2003        $    175     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 719 OTIS ELEVATOR S636A                     C74793         6/30/2003        $ 41,837     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 720 ALTRONIX                                C77819         6/30/2003        $ 11,970     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 721 TORNIK                                  S58854         6/30/2003        $ 15,218     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 722 SYSTEM DYNAMICS INC                     S64629         6/30/2003        $  2,195     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 723 RICHARDS ELECTRIC SUPPLY                S64836         6/30/2003        $ 12,460     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 724 3M COMPANY                              S70936         6/30/2003        $  4,095     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 725 MINARIK ELECTRIC                        254635         7/1/2003         $    552     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 726 MIDSTATE ELECTRONIC                     277680         7/1/2003         $ 15,600     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 727 US PAPER COUNTERS ****                  282286         7/1/2003         $    174     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 728 MMATS                                   282437         7/1/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 729 THOMAS INSTRUMENTATION                  283920         7/1/2003         $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 730 QUANTUM DIGITAL TECHNOLOGY              S77561         7/1/2003         $    860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 731 WISE COMPONENTS INC                     S78100         7/1/2003         $  1,143     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 732 FABACRAFT                               S79180         7/1/2003         $    521     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 733 SCR CONTROLS                            282295         7/2/2003         $    348     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 734 CHARGING SYSTEMS INTERNATIONAL          266668         7/3/2003         $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 735 ATC DIVERSIFIED ELECTRONICS             C79076         7/3/2003         $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 736 FIRE LITE ALARMS                        N77154         7/3/2003         $  2,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 737 MMATS                                   279413         7/7/2003         $    211     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 738 ELECTRO MECH SCOREBOARD CO              283276         7/7/2003         $  3,608     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 739 SCR CONTROLS                            278559         7/8/2003         $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 740 CLADDAGH ELECTRONICS LTD                284090         7/8/2003         $    361     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 741 DCC CORP.                               282775         7/9/2003         $    433     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 742 CAE INC.                                284327         7/11/2003        $     82     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 743 FIRE LITE ALARMS                        278876         7/15/2003        $ 23,716     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 744 DF ELECTRONICS                          S78000         7/15/2003        $  1,170     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 745 ALTRONIX                                S78504         7/15/2003        $  6,410     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 746 CHARGING SYSTEMS INTERNATIONAL          266668         7/18/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 747 ALTRONIX                                C77819         7/21/2003        $ 11,970     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 748 CAE INC.                                273070         7/22/2003        $    542     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 749 BOBO ENGINEERING                        278980         7/22/2003        $    572     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 750 CAM RPC ELECTRONICS                     278434         7/23/2003        $  1,550     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 751 KLS LUBRIQUIP                           278309         7/25/2003        $  1,213     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 752 XN TECHNOLOGIES                         280103         7/25/2003        $  1,519     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 753 THERMO ENVIRONMENTAL INST               C74989         7/25/2003        $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 754 KOLLMORGEN INDUSTRIAL DRIVES            S78506         7/25/2003        $    819     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 755 AUDIO DESIGN ASSOCIATES                 S78429         7/26/2003        $    441     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 756 FUTURE CONTROLS CORPORATION             278625         7/28/2003        $    253     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 757 ATHENA CONTROLS                         S78884         7/28/2003        $  1,452     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 758 JAN L INC                               278914         7/29/2003        $    155     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 759 EASTMAN KODAK                           268177         7/30/2003        $  1,448     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 760 EPE CORPORATION                         276760         7/30/2003        $    140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 761 EPE CORPORATION                         276760         7/30/2003        $    242     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 762 PRINTFOLD CO.                           278576         7/31/2003        $  1,265     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 763 PELCO SALES                             279195         7/31/2003        $ 10,720     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 764 TL INDUSTRIES                           283069         7/31/2003        $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 765 CHARGING SYSTEMS INTERNATIONAL          266668         8/1/2003         $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 766 MMATS                                   282437         8/1/2003         $    914     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 767 THOMAS INSTRUMENTATION                  283920         8/1/2003         $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 768 QUANTUM DIGITAL TECHNOLOGY              S77561         8/1/2003         $  1,290     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 769 FABACRAFT                               S79180         8/1/2003         $    521     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 770 FIRE LITE ALARMS                        N77154         8/3/2003         $  2,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 771 LINK ELECTRONICS INC                    284534         8/5/2003         $    179     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 772 MMATS                                   279413         8/7/2003         $    211     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 773 SCR CONTROLS                            278559         8/8/2003         $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 774 CLADDAGH ELECTRONICS LTD                284090         8/8/2003         $    361     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 775 BSH HOME APPLIANCES                     C70866         8/8/2003         $  1,249     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 776 EXTRON                                  S77732         8/8/2003         $  5,423     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 777 DF ELECTRONICS                          S78000         8/11/2003        $  1,170     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 778 DISTRON CORPORATION                     279237         8/14/2003        $    632     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 779 MINARIK ELECTRIC                        254634         8/15/2003        $  1,520     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 780 CHARGING SYSTEMS INTERNATIONAL          266668         8/15/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 781 FIRE LITE ALARMS                        278876         8/15/2003        $  5,929     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 782 DISTRON CORPORATION                     279237         8/15/2003        $    338     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 783 ALTRONIX                                S78504         8/15/2003        $  6,410     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 784 WHITMAN PRODUCTS                        S78934         8/15/2003        $  2,344     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 785 BSH HOME APPLIANCES                     C70866         8/18/2003        $  2,082     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 786 EASTMAN KODAK                           268177         8/22/2003        $  2,172     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 787 XN TECHNOLOGIES                         280103         8/25/2003        $  1,519     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 788 KITKO INTERNATIONAL                     281935         8/25/2003        $  1,074     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 789 THERMO ENVIRONMENTAL INST               C74989         8/25/2003        $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 790 ATHENA CONTROLS                         S78884         8/25/2003        $  1,452     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 791 SENSORMATIC ELECTRONICS                 279627         8/26/2003        $ 13,860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 792 CAM RPC ELECTRONICS                     278434         8/28/2003        $  1,550     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 793 CHARGING SYSTEMS INTERNATIONAL          266668         8/29/2003        $ 10,954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 794 QUESTEK MFG CORP                        S78534         8/29/2003        $ 10,736     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 795 MMATS                                   282437         9/1/2003         $    914     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 796 ALTRONIX                                C77819         9/1/2003         $  3,990     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 797 FIRE LITE ALARMS                        N77154         9/1/2003         $  2,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 798 CAE INC.                                273070         9/2/2003         $    542     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 799 THOMAS INSTRUMENTATION                  283920         9/2/2003         $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 800 BSH HOME APPLIANCES                     C70866         9/4/2003         $  1,527     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 801 SCR CONTROLS                            278559         9/8/2003         $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 802 DF ELECTRONICS                          S78000         9/9/2003         $  1,287     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 803 EEEA                                    S78049         9/9/2003         $  1,560     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 804 BSH HOME APPLIANCES                     C70866         9/11/2003        $    694     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 805 CHARGING SYSTEMS INTERNATIONAL          266668         9/12/2003        $  4,681     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 806 DORIGO SYSTEMS                          283787         9/12/2003        $    898     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 807 ALTRONIX                                S78504         9/15/2003        $  6,410     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 808 BSH HOME APPLIANCES                     C70866         9/17/2003        $  1,943     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 809 ANDERSON INST C/O DANAHER CTRL          281810         9/19/2003        $    954     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 810 ATLAS ELECTRIC DEVICES                  282689         9/20/2003        $    125     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 811 EATON CUTLER HAMMER                     S77385         9/23/2003        $  3,740     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 812 CUMMINS POWER GENERATION                C73363         9/25/2003        $ 21,177     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 813 THERMO ENVIRONMENTAL INST               C74989         9/25/2003        $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 814 CAE INC.                                284327         9/26/2003        $     82     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 815 KITKO INTERNATIONAL                     282281         9/27/2003        $  1,074     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 816 JAN L INC                               278914         9/29/2003        $    155     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 817 EATON CUTLER HAMMER                     S70373         9/30/2003        $    610     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 818 MMATS                                   282437         10/1/2003        $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 819 DCC CORP.                               282775         10/1/2003        $    433     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 820 TL INDUSTRIES                           283069         10/1/2003        $    914     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 821 THOMAS INSTRUMENTATION                  283920         10/1/2003        $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 822 BSH HOME APPLIANCES                     C70866         10/2/2003        $    694     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 823 HACH CO                                 275789         10/3/2003        $    787     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 824 ORION RESEARCH INC                      S77427         10/3/2003        $  1,591     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 825 BSH HOME APPLIANCES                     C70866         10/7/2003        $  1,666     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 826 MINARIK ELECTRIC                        254730         10/8/2003        $    710     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 827 SCR CONTROLS                            278559         10/8/2003        $    436     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 828 EXITRONIX DIV BARRON MFG                C65339         10/9/2003        $  3,968     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 829 WESCO DISTRIBUTION                      S78953         10/9/2003        $    219     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 830 CAE INC.                                273070         10/10/2003       $    542     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 831 INDUCTOHEAT                             283073         10/15/2003       $    902     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 832 REPTRON KBYTE                           283222         10/17/2003       $  4,709     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 833 BSH HOME APPLIANCES                     C70866         10/21/2003       $  2,082     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 834 THERMO ENVIRONMENTAL INST               C74989         10/25/2003       $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 835 AVO INT'L DBA BIDDLE CO                 281407         11/1/2003        $  1,760     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 836 THOMAS INSTRUMENTATION                  283920         11/1/2003        $    158     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 837 CC CONTROL CORPORATION                  283958         11/1/2003        $  3,300     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 838 IGC POLYCOLD SYSTEMS                    C78399         11/1/2003        $  2,300     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 839 MMATS                                   282437         11/3/2003        $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 840 AVO INTERNATIONAL                       281959         11/12/2003       $     22     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 841 DIVELBISS CORP ****                     S77442         11/15/2003       $    127     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 842 EASTMAN KODAK                           268177         11/21/2003       $  2,172     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 843 THERMO ENVIRONMENTAL INST               C74989         11/25/2003       $  3,605     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 844 EMCO ELECTRONICS                        271060         11/27/2003       $    485     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 845 EASTMAN KODAK PMI                       275734         11/27/2003       $  1,847     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 846 RAYTEK INC                              S73856         11/27/2003       $    925     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 847 JAN L INC                               278914         11/29/2003       $    155     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 848 AYSHIRE ELECTRONICS                     277924         12/1/2003        $  4,950     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 849 CARDINAL SCALE                          279103         12/1/2003        $    906     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 850 MMATS                                   282437         12/1/2003        $    457     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 851 DIGITAL MONITORING PRODUCTS             280339         12/2/2003        $ 10,430     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 852 INTERACTIVE ENGINEERING                 S78505         12/2/2003        $  8,000     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 853 EXTRON                                  274316         12/3/2003        $  4,980     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 854 AMETEK DREXELBROOK                      283607         12/3/2003        $  8,560     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 855 NEW BRUNSWICK SCIENTIFIC                C77390         12/3/2003        $  1,614     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 856 DANAHER CONTROLS                        276041         12/5/2003        $    597     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 857 AYSHIRE ELECTRONICS                     277928         12/5/2003        $ 13,860     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 858 INTERCON                                283499         12/5/2003        $  4,182     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 859 RIVERSIDE ELECTRONICS LTD               S78810         12/5/2003        $  2,244     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 860 DISTRON CORPORATION                     279237         12/14/2003       $    169     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 861 INDUCTOHEAT                             283218         12/15/2003       $  3,428     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 862 THERMO ENVIRONMENTAL INST               C74989         12/15/2003       $  3,929     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 863 BADGE A MINIT                           S76010         12/21/2003       $  3,225     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 864 COMPUTROL MFG CORP                      229150         12/30/2003       $  1,077     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 865 SENSORMATIC ELECTRONICS                 268258         12/30/2003       $  3,510     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 866 SENSORMATIC ELECTRONICS                 271513         12/30/2003       $ 84,690     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 867 SENSORMATIC ELECTRONICS                 273518         12/30/2003       $ 20,025     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 868 EASTMAN KODAK CESD                      275597         12/30/2003       $  5,079     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 869 VIP INDUSTRIES INC                      276160         12/30/2003       $    405     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 870 SENSORMATIC ELECTRONICS                 276177         12/30/2003       $  1,906     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 871 SENSORMATIC ELECTRONICS                 277460         12/30/2003       $    585     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 872 SENSORMATIC ELECTRONICS                 279626         12/30/2003       $    347     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 873 SENSORMATIC ELECTRONICS                 284449         12/30/2003       $    396     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 874 SENSORMATIC ELECTRONICS                 284562         12/30/2003       $  6,759     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 875 PLEXUS INTL SALES & LOGISTICS           S64892         12/30/2003       $  5,100     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 876 TAPRITE FASSCO MFG                      S76174         12/30/2003       $ 42,073     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 877 SAFARI TECHNOLOGIES                     227582         12/31/2003       $    456     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 878 UNIVERSAL INSTRUMENTS                   231851         12/31/2003       $    176     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 879 ROGERS ELECTRO MATICS                   232534         12/31/2003       $  1,213     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 880 IMCO INTERNATIONAL LTD                  233205         12/31/2003       $     70     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 881 MINARIK ELECTRIC                        234258         12/31/2003       $  1,216     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 882 AIR TECHNIQUES                          234952         12/31/2003       $  1,142     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 883 AIR TECHNIQUES                          234953         12/31/2003       $ 20,724     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 884 HYDE PARK ELECTRONICS                   236551         12/31/2003       $    466     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 885 EVI INC ****                            237725         12/31/2003       $    518     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 886 HONEYWELL DATA INSTRUMENTS              241792         12/31/2003       $    595     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 887 HYPERTHERM                              243317         12/31/2003       $  1,376     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 888 QUALITROL                               245090         12/31/2003       $  1,980     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 889 MANUFACTURING RESOURCE GROUP            246341         12/31/2003       $    289     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 890 AXIONICS INC                            247139         12/31/2003       $    224     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 891 HACH CO                                 247294         12/31/2003       $  1,278     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 892 IX INC                                  248838         12/31/2003       $    528     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 893 INDUCTOHEAT                             248855         12/31/2003       $  2,285     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 894 ANALITE INC                             251160         12/31/2003       $    220     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 895 SAFARI TECHNOLOGIES                     252867         12/31/2003       $  3,393     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 896 CREONIX                                 252876         12/31/2003       $  1,299     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 897 HONEYWELL DATA INSTRUMENTS              253194         12/31/2003       $    126     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 898 PELCO SALES                             253926         12/31/2003       $    134     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 899 PRECISION SYSTEMS ****                  255104         12/31/2003       $    140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 900 CUMMINS POWER GENERATION                255533         12/31/2003       $  3,670     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 901 QUALITROL                               256699         12/31/2003       $  8,250     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 902 URS ELECTRONICS INC                     257082         12/31/2003       $  1,701     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 903 CUMMINS POWER GENERATION                257757         12/31/2003       $  1,435     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 904 URS ELECTRONICS INC                     257913         12/31/2003       $    167     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 905 EATON CUTLER HAMMER                     258337         12/31/2003       $  8,607     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 906 EATON CUTLER HAMMER                     258338         12/31/2003       $    263     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 907 EATON CUTLER HAMMER                     258354         12/31/2003       $  1,108     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 908 EATON CUTLER HAMMER                     258358         12/31/2003       $  1,812     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 909 DANAHER CONTROLS                        259134         12/31/2003       $     88     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 910 AMETEK DREXELBROOK                      259746         12/31/2003       $  1,468     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 911 URS ELECTRONICS INC                     261154         12/31/2003       $  2,888     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 912 US PAPER COUNTERS ****                  261947         12/31/2003       $    561     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 913 OPTIMA TECHNOLOGY ASSOCIATES            262986         12/31/2003       $    159     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 914 ETEMCO                                  264087         12/31/2003       $  1,698     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 915 EMCO ELECTRONICS                        264502         12/31/2003       $    352     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 916 BRANSON ULTRASONICS                     265027         12/31/2003       $    413     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 917 CUMMINS POWER GENERATION                265380         12/31/2003       $  4,771     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 918 CUMMINS POWER GENERATION                265381         12/31/2003       $    995     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 919 T TECH                                  266190         12/31/2003       $    290     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 920 QUALITROL                               267196         12/31/2003       $  5,940     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 921 TROXLER ELECTRONIC LAB                  267905         12/31/2003       $    445     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 922 ORB ANALYTICAL COMPANY                  268051         12/31/2003       $    483     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 923 EXTRON                                  268364         12/31/2003       $    416     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 924 KENTRONICS INC                          268841         12/31/2003       $  2,565     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 925 WEIGH TRONIX                            269022         12/31/2003       $  6,511     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 926 EXTRON                                  269063         12/31/2003       $    226     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 927 EXTRON                                  269343         12/31/2003       $  1,360     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 928 EXTRON                                  269343         12/31/2003       $    844     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 929 AMETEK DREXELBROOK                      270365         12/31/2003       $    564     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 930 DIVELBISS CORP ****                     271437         12/31/2003       $  3,840     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 931 PELCO SALES                             272942         12/31/2003       $  2,345     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 932 CAPINTEC INSTR INC                      274142         12/31/2003       $  2,400     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 933 GOLDEN WEST TECHNOLOGY                  274680         12/31/2003       $  3,610     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 934 EMCO ELECTRONICS                        275833         12/31/2003       $    330     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 935 MCL INDUSTRIES                          276022         12/31/2003       $    568     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 936 EMCO ELECTRONICS                        276068         12/31/2003       $    330     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 937 VIP INDUSTRIES INC                      276162         12/31/2003       $  1,781     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 938 PROTECH SYSTEMS ****                    276532         12/31/2003       $    279     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 939 IMAGE DIAGNOSTICS INC                   276764         12/31/2003       $    621     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 940 SENSORMATIC ELECTRONICS                 277047         12/31/2003       $  3,150     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 941 QUADTECH QTI                            277825         12/31/2003       $    450     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 942 SENSORMATIC ELECTRONICS                 279603         12/31/2003       $    243     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 943 SENSORMATIC ELECTRONICS                 279604         12/31/2003       $    275     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 944 PGK UNLIMITED                           279834         12/31/2003       $  2,565     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 945 PGK UNLIMITED                           279838         12/31/2003       $    289     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 946 VEEDER ROOT                             280191         12/31/2003       $  2,184     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 947 PARKING PRODUCTS CORP.                  281116         12/31/2003       $    449     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 948 WEIGH TRONIX                            281213         12/31/2003       $ 17,940     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 949 EXTRON                                  281325         12/31/2003       $  1,899     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 950 CONTROL PRODUCTS INC                    281834         12/31/2003       $  9,320     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 951 LEITCH TECHNOLOGY                       282558         12/31/2003       $  3,210     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 952 STERIS CORP                             282936         12/31/2003       $  4,726     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 953 NORTH AMERICAN MEDICAL CORP             283023         12/31/2003       $  8,595     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 954 SENSORMATIC ELECTRONICS                 283085         12/31/2003       $  3,301     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 955 CHRONO LOG                              283408         12/31/2003       $    569     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 956 CHRONO LOG                              283408         12/31/2003       $    974     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 957 CHRONO LOG                              283408         12/31/2003       $    375     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 958 CHRONO LOG                              283408         12/31/2003       $    148     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 959 ANDERSON INST C/O DANAHER CTRL          283484         12/31/2003       $    952     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 960 DURAND WAYLAND                          284447         12/31/2003       $  1,885     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 961 BSH HOME APPLIANCES                     C70866         12/31/2003       $  5,552     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 962 WHEELOCK INC                            C75137         12/31/2003       $  4,288     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 963 STEAMASTER                              C75815         12/31/2003       $ 18,450     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 964 INTEGRATED CONTROL DEVICES              S59338         12/31/2003       $  3,272     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 965 TECHTRON SYSTEMS INC                    S60026         12/31/2003       $    655     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 966 ELECTRONIC INSTRUMENTATION EIT          S62533         12/31/2003       $     18     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 967 QUADLOGIC CONTROLS CORP                 S63635         12/31/2003       $ 17,052     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 968 CONTROLLED POWER CO ****                S64641         12/31/2003       $  4,925     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 969 CONTROLLED POWER CO ****                S64641         12/31/2003       $    233     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 970 APSCO INTERNATIONAL                     S66080         12/31/2003       $ 43,944     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 971 HYPERTHERM                              S66684         12/31/2003       $  2,131     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 972 TECHTRON SYSTEMS INC                    S66913         12/31/2003       $    155     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 973 TECHTRON SYSTEMS INC                    S66913         12/31/2003       $    199     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 974 AYSHIRE ELECTRONICS                     S68931         12/31/2003       $ 14,742     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 975 WEIGH TRONIX                            S68964         12/31/2003       $  2,125     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 976 SSS INC                                 S69385         12/31/2003       $  9,044     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 977 ELECTRONIC MFG EMS                      S69446         12/31/2003       $  7,524     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 978 ENERPAC DIV APPLIED POWER               S69731         12/31/2003       $ 12,021     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 979 DIGITAL MATRIX SUN LOGIC                S70964         12/31/2003       $  2,309     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 980 DIGITAL MATRIX SUN LOGIC                S70964         12/31/2003       $  1,794     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 981 DIGITAL MATRIX SUN LOGIC                S70964         12/31/2003       $    156     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 982 BULWARK ELECTRONICS USA                 S71293         12/31/2003       $    654     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 983 DISTRON CORPORATION                     S71700         12/31/2003       $  6,660     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 984 CIRCOM INC                              S73393         12/31/2003       $  6,399     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 985 GAITRONICS CORP                         S73755         12/31/2003       $  2,240     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 986 LEITCH TECHNOLOGY                       S74477         12/31/2003       $  6,700     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 987 MKS INSTR INC                           S75005         12/31/2003       $  1,182      Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 988 GARDAN INC                              S75101         12/31/2003       $    558     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 989 TARGET MACHINES INC                     S75561         12/31/2003       $  2,111     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 990 INRANGE                                 S76731         12/31/2003       $  5,149     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 991 MARS ELECTRONICS                        S78358         12/31/2003       $ 13,662     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 992 MARS ELECTRONICS                        S78358         12/31/2003       $  9,792     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 993 MARS ELECTRONICS                        S78358         12/31/2003       $ 22,288     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 994 INVACARE CORP                           S78893         12/31/2003       $  2,925     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 995 MODULAR POWER SYSTEMS                   S78909         12/31/2003       $  4,212     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 996 ZIONSVILLE ENGINEERING                  247171         12/28/2009       $  1,531     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 997 ENTERTAINMENT LIGHTING CTRLS            264760         12/29/2009       $    112     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

 998 ZIONSVILLE ENGINEERING                  247171         12/30/2009       $  1,531     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
 999 INNOVATIVE GAMING                       253944         12/30/2009       $  1,552     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1000 AIM ELECTRONICS                         262742         12/30/2009       $    336     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1001 AMX CORPORATION                         264657         12/30/2009       $  1,040     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1002 ENTERTAINMENT LIGHTING CTRLS            264760         12/30/2009       $    140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1003 MMATS                                   272641         12/30/2009       $      -     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1004 CSRS INC                                C71208         12/30/2009       $  1,349     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1005 SHANNON TECHNOLOGIES                    S71191         12/30/2009       $    816     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1006 ZIONSVILLE ENGINEERING                  247171         12/31/2009       $  1,531     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1007 INNOVATIVE GAMING                       253944         12/31/2009       $  1,552     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1008 BADGER ELECTRONICS                      256889         12/31/2009       $    477     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1009 AIM ELECTRONICS                         262742         12/31/2009       $    336     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1010 ENTERTAINMENT LIGHTING CTRLS            264760         12/31/2009       $    140     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1011 MMATS                                   272641         12/31/2009       $    243     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1012 RAMP IND INC ****                       273074         12/31/2009       $    794     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1013 AXCELIS TECHNOLOGIES INC.               276192         12/31/2009       $  1,454     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1014 FAST CORP                               276546         12/31/2009       $    683     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1015 CROWN PHOTO SYSTEMS                     C58381         12/31/2009       $  3,393     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1016 APPLIED POWER                           C67308         12/31/2009       $  4,163     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1017 CSRS INC                                C71208         12/31/2009       $  1,389     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1018 LIEBEL FLARSHEIM A/P 30-2               C76438         12/31/2009       $  1,862     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------
1019 SHANNON TECHNOLOGIES                    S71191         12/31/2009       $    816     Signal Transformer Co., Inc.
--------------------------------------------------------------------------------------------------------------------------

OUTSTANDING CUSTOMER BLANKET PURCHASE ORDERS
--------------------------------------------------------------------------------
     VENDOR                     SO NUMBER       OPEN VALUE         COMPANY
--------------------------------------------------------------------------------
 1 SOLECTRON CORP.             SO-15558*1       $  140.36      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
 2 SOLECTRON CORP.             SO-15557*1           98.60      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
 3 SIEMON                      MO-39730*1          348.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
 4 ORTRONICS, INC.             MO-59259*3        1,641.12      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
 5 CUBIX                       SO-12268*2          450.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------

 6 DIVERSIFIED SYSTEMS         SO-2754*2           636.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
 7 DIGI INTERNATIONAL          SO-18598*1       14,415.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
 8 SOLECTRON CORP.             SO-15328*1        1,833.96      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
 9 BICOM INC.                  SO-30806*1        4,620.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
10 COMPUTEL INC.               SO-15104*1          680.70      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
11 SOLECTRON CORP.             SO-15044*1        1,806.60      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
12 ONAN POWER ELECTRONI        SO-11068*2        2,940.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
13 ONAN POWER ELECTRONI        SO-11068*3        2,940.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
14 GN NETCOM, INC.             SO-20974*1          564.40      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
15 COMMUNICATION COMPON        SO-17693*1        6,210.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
16 FAWN INDUSTRIES, INC        SO-23266*1        6,609.60      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
17 AVAYA COMMUNICATION         SO-22257*1        4,515.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------

18 SCI SYSTEMS INC             SO-36825*3       42,760.50      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
19 ORTRONICS, INC.             SO-11251*1       15,000.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
20 COMPUTER CRAFT              SO-7941*1        19,987.92      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
21 COMPUTEL INC.               SO-17571*1        7,500.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
22 SIEMON                      SO-28190*1       11,340.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
23 QUOCOM INC.                 SO-9030*3        64,557.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
24 INTERFACE TECHNOLOGY        SO-8056*1       187,050.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
25 PASS & SEYMOUR/LEGRA        SO-48061*1      536,016.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------
26 PASS & SEYMOUR/LEGRA        SO-48062*1     $540,540.00      Stewart Connector
                                                               System. Inc.
--------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                          FORM OF ASSUMPTION AGREEMENT
                          ----------------------------

           THIS ASSUMPTION AGREEMENT (this "Agreement") is made and entered into this __ day of _____, 2002, by and among Bel Fuse Ltd., a Hong Kong corporation, Bel Fuse Macau, L.D.A., a Macau corporation, Bel Connector Inc., a Delaware corporation, and Bel Transformer Inc., a Delaware corporation (collectively, the "Buyers") and Insilco Technologies, Inc., a Delaware corporation, Stewart Connector Systems, Inc., a [_____] corporation, InNet Technologies, Inc., a [_______] corporation, and Signal Transformer Co., Inc., a [_______] corporation (collectively, the "Sellers"). This Agreement is entered into pursuant to a Stock and Asset Purchase Agreement, dated as of __________, 2002, by and among the Buyers and the Sellers (the "Purchase Agreement").


                    KNOW ALL MEN BY THESE PRESENTS, T h a t:

           1. Assumption. Subject to Section 2 hereof, in consideration of the promises, agreements and covenants set forth herein and in the Purchase Agreement, the Buyers hereby assume and agree to pay, perform and discharge when due all of the Assumed Liabilities in accordance with the respective terms and subject to the respective conditions thereof.

           2. Excluded Liabilities. NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, THE BUYERS SHALL NOT ASSUME OR BE OBLIGATED TO PAY, PERFORM OR DISCHARGE ANY LIABILITIES OR OBLIGATIONS OF THE SELLERS OTHER THAN THE "ASSUMED LIABILITIES."

           3. Interpretation. This Agreement is subject to and shall be construed in accordance with the provisions of the Purchase Agreement. All capitalized terms not defined herein but defined in the Purchase Agreement shall have the meanings set forth in the Purchase Agreement.

           4. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Buyers (which consent may be granted or withheld in the sole discretion of the Sellers or the Buyers).

           5. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Sellers, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

           6. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers and the Buyers.

           7. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such parties' obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

           8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

           9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

           10. Governing Law. This Agreement shall be governed by the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

                                               THE SELLERS:

                                               INSILCO TECHNOLOGIES, INC.

                                               By:___________________________
                                                     Name:
                                                     Title:


                                               Stewart Connector Systems, Inc.

                                               By:___________________________
                                                     Name:
                                                     Title:

                                               InNet Technologies, Inc.

                                               By:___________________________
                                                     Name:
                                                     Title:

                                               Signal Transformer Co., Inc.

                                               By:___________________________
                                                     Name:
                                                     Title:

                                               THE BUYERS:

                                               BEL FUSE, LTD.

                                               By:___________________________
                                                     Name:
                                                     Title:

                                               BEL FUSE MACAU, L.D.A.

                                               By:___________________________
                                                     Name:
                                                     Title:

                                               BEL CONNECTOR INC.

                                               By:___________________________
                                                     Name:
                                                     Title:

                                               BEL FUSE NEWCO, INC.

                                               By:___________________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT C
                                                                       ---------

                              FORM OF BILL OF SALE
                              --------------------

           KNOW ALL MEN BY THESE PRESENTS, that:

           A. Insilco Technologies, Inc., a Delaware corporation, Stewart Connector Systems, Inc., a [_____] corporation, InNet Technologies, Inc., a [_______] corporation, and Signal Transformer Co., Inc., a [_______] corporation (collectively, the "Sellers"), in partial consideration for the payment of the Purchase Price by Bel Fuse Ltd., a Hong Kong corporation, Bel Fuse Macau, L.D.A., a Macau corporation, Bel Connector Inc., a Delaware corporation, and Bel Transformer Inc., a Delaware corporation (collectively, the "Buyers"), pursuant to the Stock and Asset Purchase Agreement, dated as of __________, 2002, by and among the Sellers and the Buyers (the "Agreement"), do hereby sell, assign, convey, transfer and deliver to the Buyers, free and clear of all Encumbrances other than Closing Encumbrances, all of the right, title and interest that the Sellers possess as of the date hereof in, to and under the Purchased Assets.

           B. For the consideration recited in Paragraph A, the Sellers hereby appoint the Buyers, and each of them, the true and lawful attorney or attorneys of the Sellers, with full power of substitution, for the Sellers and in their names and stead or otherwise, by and on the behalf of and for the benefit of the Buyers to:

                     (l) demand and receive from time to time any and all of the Purchased Assets hereby sold, assigned, transferred, conveyed and delivered to the Buyers;

                     (2) give receipts and releases for and in respect of the Purchased Assets and any part thereof;

                     (3) from time to time, institute and prosecute in the name of the Sellers or otherwise, but at the expense and for the benefit of the Buyers, any and all proceedings at law, in equity or otherwise which the Buyers may deem proper in order to collect, assert, or enforce any claim, right or title of any kind in and to the Purchased Assets hereby sold, assigned, transferred, conveyed and delivered;

                     (4) defend or compromise any and all actions, suits, or proceedings in respect of any of the Purchased Assets; and

                     (5) do all reasonable acts and things in relation to the Purchased Assets sold and assigned hereunder.

           C. The Sellers hereby agree that the appointment made and the powers hereby granted are coupled with an interest and may not be revoked or amended by the Sellers in any manner or for any reason without the consent of the Buyers.

           D. For the consideration recited in Paragraph A, the Sellers hereby covenant and agree with the Buyers that the Sellers will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, transfers, assignments, conveyances, powers of attorney and assurances requested by the Buyers, from time to time, that are necessary for the better assuring, conveying and confirming unto the Buyers the entire right, title and interest of the Sellers in the Purchased Assets hereby sold, transferred, assigned and conveyed to the Buyers.

           E. All capitalized terms not defined herein but defined in the Agreement shall have the meanings set forth in the Agreement.

           F. This Bill of Sale shall be binding upon the Sellers, their successors and permitted assigns and shall inure solely to the benefit of the Buyers, their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale.

           G. This Bill of Sale shall be governed by the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

           IN WITNESS WHEREOF, the Sellers have caused these presents to be signed by their proper corporate officers this __ day of _______, 2002.



                                            INSILCO TECHNOLOGIES, INC.

                                            By:___________________________
                                                  Name:
                                                  Title:

                                            Stewart Connector Systems, Inc.

                                            By:___________________________
                                                  Name:
                                                  Title:

                                            InNet Technologies, Inc.

                                            By:___________________________
                                                  Name:
                                                  Title:

                                            Signal Transformer Co., Inc.

                                            By:___________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT D
                                                                       ---------

                                  Exhibit D to
                       Stock and Asset Purchase Agreement
                        Form of Bidding Procedures Order




                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
-----------------------------------------------------x
                                                     :    Chapter 11
In re                                                :
                                                     :    Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,                 :
                                                     :    (Jointly Administered)
                                       Debtors.      :
                                                     :
-----------------------------------------------------x



        ORDER PURSUANT TO 11 U.S.C. ss.ss. 363(b) AND 105(a) AND FED. R.
               BANKR. P. 2002, 6004 AND 9014 APPROVING (A) BIDDING
              PROCEDURES, (B) TERMINATION PAYMENTS AND (C) THE FORM
             AND MANNER OF NOTICE OF (i) THE SALE OF CERTAIN ASSETS
             RELATED TO THE DEBTORS' PASSIVE COMPONENTS BUSINESS AND
             (ii) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND GRANTING RELATED RELIEF


           This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Passive Components Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Passive Components Business Free and Clear of

-----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Co., InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Co., Inc.

Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion") filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., Stewart Connector Systems, Inc., InNet Technologies, Inc., Insilco International Holdings, Inc., Signal Caribe, Inc., Eyelets for Industry, Inc. Stewart Stamping Corporation and Signal Transformer Co., Inc. (collectively, the "Sellers") that are related to the Sellers' passive components business and all issued and outstanding equity securities of the Foreign Corporations (as defined in the Sale Agreement, as defined below) (the "Shares"), (b) authorizing the payment of the Topping Fee and Expense Reimbursement (as each is defined in the Sale Agreement, together, the "Termination Payments") pursuant to and as described in the Sale Agreement (as defined below), (c) approving the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (d) scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale pursuant to and as described in the Stock and Asset Purchase Agreement, dated as of December ____, 2002 (the "Sale Agreement"), by and among the Sellers and Bel Fuse Ltd., Bel Fuse Macau, L.D.A., Bel Connector Inc. and Bel Transformer Inc. as purchasers (collectively, the "Buyers") and (ii) the assumption by the applicable Seller and assignment to the Buyers of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; and the Debtors having determined that approving the Bidding Procedures, authorizing the Termination Payments and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby


                     FOUND AND DETERMINED THAT:2

           A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. ss. 1334 and ss. 157(a).

           B. This is a core proceeding pursuant to 28 U.S.C. ss. 1334 and ss. 157(b)(2)(A), (N) and (O).

           C. The Debtors have articulated good and sufficient reasons for approving (i) the Bidding Procedures, (ii) the Termination Payments, (iii) the form and manner of notice of the Motion as it relates to the Sale and the Sale Hearing (the "Sale Notice"), and (iv) the form and manner of notice of the assumption and assignment of the Assumed Agreements and the cure amounts in respect thereof to be served on parties to each Assumed Agreement (substantially in the form annexed to the Motion as Exhibit E, the "Cure Notice", and Exhibit F, the "Assumption Notice").

           D. The Debtors have articulated good and sufficient reasons for scheduling the Sale Hearing.

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

           E. The Debtors' obligations to the Buyers in respect of the Termination Payments constitute actual and necessary costs and expenses of preserving the Debtors' estates, within the meaning of sections 503(b) and 507(a)(1) of chapter 11 of title 11, United States Code (the "Bankruptcy Code") and provide substantial benefit to the Debtors' estates. The Debtors' payment of the Termination Payments on the terms and conditions set forth in the Sale Agreement is reasonable and appropriate, in light of the size and nature of the Sale and the efforts that have been and will be expended by the Buyers notwithstanding that the proposed Sale is subject to higher or better offers for the assets to be acquired pursuant to the Sale Agreement (as defined therein, the "Purchased Assets") and the Shares. The terms and conditions of the Termination Payments were negotiated by the parties at arms' length and in good faith, and are necessary to ensure that the Buyers will continue to pursue their proposed acquisition of the Purchased Assets and the Shares. The Termination Payments were a material inducement for, and condition of, the Buyers' entry into the Sale Agreement. The Buyers are unwilling to commit to hold open their offer to purchase the Purchased Assets and the Shares under the terms of the Sale Agreement unless they are assured payment of the Termination Payments in accordance with the terms of the Sale Agreement. Such assurance is, therefore, promoting more competitive bidding by inducing the Buyers' bid that otherwise would not have been made, and without which bidding would have been limited.

           F. Because the Termination Payments induced the Buyers to research the value of the Purchased Assets and the Shares and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyers have provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Purchased Assets and the Shares are sold will reflect their true worth. Absent authorization of the Termination Payments, the Debtors may lose the opportunity to obtain the highest and best available offer for the Purchased Assets and the Shares.

           G. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Purchased Assets and the Shares.

           NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               BIDDING PROCEDURES

           1. The Bidding Procedures, as set forth in Exhibit A hereto (and incorporated herein by reference as if fully set forth in this Bidding Procedures Order), are hereby approved and shall govern all proceedings relating to the Sale, the Sale Agreement and any subsequent bids for the Purchased Assets and the Shares in these cases. Termination Payments

2. Sections 7.12, 9.1, 9.2 and 9.3 of the Sale Agreement are hereby approved and shall be enforceable in accordance with their terms. The Debtors are hereby authorized to make the Termination Payments, subject to the terms and conditions set forth in the Sale Agreement. The Debtors' obligations in respect of the Termination Payments shall survive termination of the Sale Agreement and, until paid, shall constitute an administrative expense of the Sellers' estates pursuant to sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be paid in accordance with the terms of the Sale Agreement without further order of the Court.

                                  SALE HEARING

           3. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on _________, 2003, at ____ [a.m./p.m.] in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware, at which time the Court shall consider the Debtors' request for approval of the Sale as set forth in the Motion and confirm the results of the Auction (as defined in Exhibit A hereto), if any. Objections to the entry of an order approving the Sale and the other relief requested in the Motion must be made in writing and must be filed with the Bankruptcy Court and served upon the following parties so as to be received by no later than 4:00 p.m. (prevailing New York time) on _______, 2003: (i) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, counsel for the Debtors, attn: Constance A. Fratianni and Scott C. Shelley; (ii) Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, counsel for the Buyers, attn: Bruce Buechler; (iii) the Office of the United States Trustee; and
(iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, counsel to the Prepetition Agent (as defined in Exhibit A hereto), attn: Robert Freeman. The failure of any objecting party to timely file and serve its objection shall be a bar to the assertion by such party at the Sale Hearing or thereafter of any objection to the Motion, the Sale or the Debtors' consummation and performance of the Sale Agreement, including the transfer of the Purchased Assets and the Shares free and clear of all Interests (as defined in Paragraph 5, below) other than Closing Encumbrances (as defined in the Sale Agreement).

           4. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open Court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                     NOTICE

           5. The form and manner of notice of (a) the Motion and the Sale Hearing and (b) the proposed assumption and assignment of the Assumed Agreements (including the Cure Notices and the Assumption Notices), in each case as described in the Motion, are hereby determined to be good and sufficient, and no other or further notice thereof shall be required, if given as follows:

               (a) Notice of Sale Hearing. The Debtors shall, within three (3) business days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Purchased Assets and the Shares (substantially in the form of Exhibit H to the Motion, the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Purchased Assets (or a portion thereof) and the Shares during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Purchased Assets and the Shares; (iii) all federal, state, and local regulatory or taxing authorities or recording offices (including Federal and State environmental authorities, the Attorney General of the State of New York, the New York Division of Taxation, the New York City Corporation Counsel and New York City Tax office) which have a reasonably known interest in the relief requested by the Motion; (iv) all parties to the Assumed Agreements; (v) the United States Attorney's office; (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

               (b) Sale Notice. The Debtors shall, within three (3) business days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage prepaid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

               (c) Cure Notice. The Debtors shall, within three (3) business days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve on all non-Debtor parties to the Assumed Agreements and agreements the Sellers believe might reasonably be Additional Assumed Agreements (as defined below), a Cure Notice substantially in the form annexed to the Motion as Exhibit E specifying the cure amount necessary to assume each such agreement (the "Cure Amount") and the Debtors' intention to assume and assign the Assumed Agreements to the Buyers. Each non-Debtor party to the Assumed Agreements and the Additional Assumed Agreements shall have until the date that is five (5) days prior to the date of the Sale Hearing, or ____________ ___, 2003 (the "Cure Objection Deadline") to file and serve on the parties listed in paragraph 3 above an objection to the Cure Amount and must state with specificity in its objection what alleged Cure Amount or other cure is required (with appropriate documentation in support thereof) and, in the case of each Assumed Agreement, the basis for any objection to assumption or assignment. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Agreement, Additional Assumed Agreement or any other document, and the non-Debtor party to the Assumed Agreement or Additional Assumed Agreement shall be forever barred from asserting any other claims against the Debtors, the Buyers, or the property of any of them, in respect of such Assumed Agreement or Additional Assumed Agreement;

               (d) Publication Notice. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national edition of The Wall Street Journal; and

               (e) Assumption Notice. Promptly following conclusion of the Auction, in the event the Buyers are not the Successful Bidder (as defined in Exhibit A hereto), the Debtors shall cause the Assumption Notice substantially in the form of Exhibit F to the Motion to be sent by facsimile, overnight courier or hand delivery to each non-Debtor party to an executory contract or unexpired lease that was not previously identified as an Assumed Agreement but that is to be assumed and assigned to the Successful Bidder (x) identifying the Successful Bidder and (y) notifying such non-Debtor party as to the executory contract(s) and unexpired lease(s) to which it is party that are to be assumed and assigned (the "Additional Assumed Agreements"). Any objection to the assumption and assignment of any Additional Assumed Agreement shall be filed no later than 4 p.m. prevailing New York time on the day prior to the date first scheduled for the Sale Hearing.

           6. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.
Dated: Wilmington, Delaware ______________, 2003

                                            _________________________________
                                            UNITED STATES BANKRUPTCY JUDGE

                                                            EXHIBIT A TO BIDDING
                                                            --------------------
                                                                PROCEDURES ORDER
                                                                ----------------

                               PASSIVE COMPONENTS
                               BIDDING PROCEDURES
                               ------------------

           Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale of the passive components business (as defined in the Sale Agreement, the "Business") of Insilco Technologies, Inc., Stewart Connector Systems, Inc., InNet Technologies, Inc., Insilco International Holdings, Inc., Signal Caribe, Inc., Eyelets for Industry, Inc. Stewart Stamping Corporation and Signal Transformer Co., Inc. (collectively, the "Sellers"). On __________, 2002, the Sellers executed a Stock and Asset Purchase Agreement (the "Sale Agreement") by and among the Sellers and Bel Fuse Ltd., Bel Fuse Macau, L.D.A., Bel Connector Inc. and Bel Transformer Inc. as purchasers (collectively, the "Buyers") with respect to, among other things, the sale (the "Sale") of substantially all of the assets (as defined in the Sale Agreement, the "Purchased Assets") of the Sellers relating to the Business and all issued and outstanding equity securities of the Foreign Corporations (as defined in the Sale Agreement) (the "Shares"). The Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court (as defined below) pursuant to sections 363 and 365 of chapter 11 of title 11, United States Code (the "Bankruptcy Code").

           On December ___, 2002, the Debtors filed a Motion for Orders Pursuant to 11 U.S.C.ss.ss. 363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004,
6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Passive Components Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Passive Components Business Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion").1 On ___________, 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order Pursuant to 11 U.S.C. ss.ss. 363(b) and 105(a) and Fed.
R. Bankr. P. 2002, 6004 and 9014 Approving (A) Bidding Procedures, (B) Termination Payments and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Passive Components Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief (the "Bidding Procedures Order"). The Bidding Procedures Order set ____________, 2003 as the date the Bankruptcy Court will conduct a hearing (the "Sale Hearing") to consider approval of the Sale.

                               THE BIDDING PROCESS

           The Sellers shall (i) determine whether any person, in addition to the Buyers, is a Qualified Bidder (as defined herein), (ii) coordinate the efforts of the Qualified Bidders in conducting their respective due diligence investigations regarding the Business, (iii) receive bids

-----------
1 Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Motion.

from Qualified Bidders, and (iv) negotiate any offer made to purchase the Purchased Assets and the Shares (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever relating to the Business or the Purchased Assets and the Shares to any person who is not a Qualified Bidder. The Sellers shall have the right to amend the rules set forth herein for the Bidding Process or adopt such other written rules for the Bidding Process, subject to the reasonable approval of the Buyers and Bank One, NA, the agent for the lenders under the Debtors' Second Amended and Restated Credit Agreement dated as of August 25, 2000 (the "Prepetition Agent"), which, in the Sellers' reasonable judgment, will better promote the goals of the Bidding Process and which are not inconsistent with the terms of the Sale Agreement or any Bankruptcy Court order, including the Bidding Procedures Order.

                           PARTICIPATION REQUIREMENTS

           Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Sellers, in order to participate in the Bidding Process, each prospective bidder other than the Buyers seeking to bid on the Purchased Assets and the Shares (a "Potential Bidder") must deliver (unless previously delivered) to the Sellers:

             (i) An executed confidentiality agreement customary for transactions of this type, in form and substance satisfactory to the Sellers;

             (ii) A financial statement of the Potential Bidder, a letter from a reputable financial institution, or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Sellers and their advisors that provides evidence of the Potential Bidder's ability to finance and consummate the proposed transactions; and

             (iii) A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded, (c) any liabilities to be assumed, (d) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing),
                    (e) any anticipated regulatory approvals required to close the transaction, the anticipated time frame for obtaining the same and any anticipated impediments for obtaining the same, (f) any conditions to closing that it may wish to impose in addition to those set forth in the Sale Agreement, and (g) the nature and extent of additional due diligence it may wish to conduct.

           A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i), (ii) and (iii) above whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the Sale, and that the Sellers determine is likely (based on availability of financing, experience and other considerations) to be able to consummate the Sale within the time frame provided by the Sale Agreement if selected as the Successful Bidder (as defined herein).

           As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii) and (iii) above, the Sellers shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. Promptly after the Sellers notify a Potential Bidder that it is a Qualified Bidder, the Sellers shall allow the Qualified Bidder to conduct due diligence with respect to the Business as hereinafter provided.

                                  DUE DILIGENCE

           The Sellers shall afford each Qualified Bidder due diligence access to the Business. Due diligence access may include management presentations as may be scheduled by the Sellers, access to data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Sellers, in their sole discretion, may agree. The Sellers will designate one or more employees or other representatives to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. No additional due diligence shall continue after the Bid Deadline (as defined herein). The Sellers may, in their discretion, coordinate diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. Neither the Sellers nor any of their affiliates (or any of their respective representatives) are obligated to furnish any information relating to the Business, the Purchased Assets or the Shares to any person other than to Qualified Bidders who make an acceptable preliminary proposal. Bidders are advised to exercise their own discretion before relying on any information regarding the Business or the Shares provided by anyone other than the Sellers or their representatives.

                                  BID DEADLINE

           A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn:
Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than 4:00 p.m. (prevailing New York time) on _______________, 2003 (the "Bid Deadline", which date shall be approximately six days prior to the date first set for the Sale Hearing). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify the Buyers and all other Qualified Bidders of such extension; provided that the Sellers may not extend the Bid Deadline to a date that is less than two (2) business days prior to the Auction Date (as defined below).

                                BID REQUIREMENTS

           A bid is a letter from a Qualified Bidder (other than the Buyers, whose participation as a Qualified Bidder shall be on the terms set forth in the Sale Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets and the Shares upon the terms and conditions set forth in a copy of the Sale Agreement attached to such letter, marked to show those amendments and modifications to the Sale Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes (a "Marked Agreement") and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets and the Shares or March 31, 2003. A Qualified Bidder (other than the Buyers) shall accompany its bid with (i) a deposit in a form acceptable to the Sellers in an amount of five hundred thousand dollars ($500,000) payable to the order of Gleacher Partners LLC, as agent for the Sellers (the "Good Faith Deposit"), and
(ii) written evidence of a commitment for financing or other evidence of ability to consummate the transaction. The Sellers will consider a bid only if the bid:

               a. provides overall value for the Purchased Assets and the Shares to the Sellers of at least one million five hundred thousand dollars ($1,500,000) over the Purchase Price in the Sale Agreement;

               b. is on terms that, in the Sellers' reasonable business judgment, are not materially more burdensome or conditional than the terms of the Sale Agreement;

               c. is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

               d. does not request or entitle the bidder to any topping fee, termination fee, expense reimbursement or similar type of payments; and

               e. is received by the Bid Deadline (as it may have been extended by the Sellers with the approval of the Prepetition Agent).

A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. The Buyers' offer contained in the Sale Agreement shall constitute a Qualified Bid.

                                "AS IS, WHERE IS"

           The sale of the Purchased Assets and the Shares shall be on as "as is, where is" basis and without representations or warranties of any kind, nature or description by the Sellers, their agents or estates, except, with respect to the Buyers, as provided in the Sale Agreement, and with respect to a Qualified Bidder, to the extent set forth in such party's Marked Agreement. All of the Sellers' right, title and interest in and to the Purchased Assets and the Shares shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against other than the Closing Encumbrances (collectively, as defined in the Sale Agreement and, for the avoidance of doubt, excluding the Closing Encumbrances, the "Transferred Interests"), such Transferred Interests to attach to the net proceeds of the sale of such assets. The sale of the Shares shall be free and clear and not subject to any Closing Encumbrances.

           Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Purchased Assets and the Business and to conduct any and all due diligence regarding the Purchased Assets, the Shares and the Business prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representation, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets, the Shares or the Business, or the completeness of any information provided in connection with the Bidding Process, except as expressly stated in the Sale Agreement or a Marked Agreement.

                                     AUCTION

           If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyers set forth in the Sale Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and the Shares and provide to the Buyers and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11 a.m. (prevailing New York time) on ___________, 2003 (the "Auction Date", which date shall be approximately three (3) days prior to the Sale Hearing) at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyers and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) business days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders will be eligible to participate at the Auction. At least two (2) business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers may, at their option, provide or make available copies of any Qualified Bid(s) that the Sellers believe are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction prior to the commencement thereof, but are required to provide copies of any Qualified Bid(s) to the Buyers within two (2) business days after receipt thereof and, in any event, no later than two (2) business days prior to the Auction Date.

           Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets and the Shares. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, all additional bids shall be in increments of five hundred thousand dollars ($500,000) or integral multiples thereof. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the Bidding Process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

           As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest or otherwise best offer for the Purchased Assets and the Shares (the "Successful Bid" and the bidder making such bid, the "Successful Bidder") at the Auction. For the avoidance of doubt, a bid on terms substantially identical to the Buyers' bid (taking into account any Termination Payment) which does not require as a condition to the Closing under Article VIII of the Sale Agreement (as defined therein) that the Sellers deliver the audited financial statements described in Section 8.2(i) of the Sale Agreement shall be deemed to be a higher and better bid than the Buyers' bid. At the Sale Hearing, the Sellers shall present the Successful Bid, or, if required pursuant to
Section 7.12(a)(iii) of the Sale Agreement, the Backup Bid (as defined in the Sale Agreement) to the Bankruptcy Court for approval. Subject to the terms and conditions set forth herein, in the event that the Sale to the Successful Bidder is not consummated, the Sellers seek to consummate a Sale of the Purchased Assets and the Shares to the bidder making the next highest and best offer at the Auction.

                          ACCEPTANCE OF QUALIFIED BIDS

           The Sellers shall sell the Purchased Assets and the Shares to the Successful Bidder(s), or to the Buyers in accordance with the Sale Agreement if a higher or otherwise better Qualified Bid is not received and accepted as the Successful Bid. The Sellers shall not seek Bankruptcy Court approval of any bid without the consent of the Prepetition Agent if the terms of such bid are economically less favorable to the Sellers than the terms of the Sale Agreement, and the Sellers shall not materially modify the terms of the Sale Agreement without the consent of the Prepetition Agent. The Sellers' presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Sellers' acceptance of the bid. The Sellers shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing.

                                THE SALE HEARING

           The Sale Hearing is presently scheduled to take place on __________, 2003 at _____ [a.m./p.m.] before the Honorable ________________, United States Bankruptcy Judge, 824 Market Street, Wilmington, Delaware, Courtroom_______. At the Sale Hearing, the Debtors will seek entry of an order, among other things, authorizing and approving the proposed Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Buyers pursuant to the terms and conditions set forth in the Sale Agreement, or (ii) if a Qualified Bid is received by the Sellers, to the Successful Bidder, as determined by the Sellers in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Sale Agreement or Marked Agreement submitted by the Successful Bidder(s). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

           Following the Sale Hearing at which the Bankruptcy Court approves the sale of the Purchased Assets and the Shares to a Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall be authorized to effectuate such sale without further order of the Bankruptcy Court.

                          RETURN OF GOOD FAITH DEPOSIT

           The Good Faith Deposits of all Qualified Bidders shall be returned to such Qualified Bidders on the earlier to occur of the date that is three (3) business days after the closing of the sale of the Purchased Assets and the Shares or April 14, 2003; provided that the Good Faith Deposits applied toward the purchase price or retained as liquidated damages pursuant to this paragraph shall not be so returned. The Good Faith Deposit of the Successful Bidder, together with interest thereon (if any), shall be applied against the payment of the cash portion of the consideration upon closing of the Sale to the Successful Bidder. In the event the Successful Bidder fails to consummate the purchase of the Purchased Assets and the Shares due to the Successful Bidder's breach of its purchase agreement with the Sellers, the Successful Bidder shall be deemed to have indefeasibly forfeited, and the Sellers shall be entitled to retain, such Successful Bidder's Good Faith Deposit as liquidated damages and continue with the sale of the Purchased Assets and the Shares to the Backup Bidder.

                                  MODIFICATIONS

           Subject to the terms and conditions herein, the Sellers may (a) determine, in their business judgment, which Qualified Bid(s), if any, are the highest or otherwise best offer(s) and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Sellers' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (iii) contrary to the best interests of the Sellers, their estates and creditors, except that if the Buyers' bid as reflected in the Sale Agreement is the only Qualified Bid, the foregoing provisions of this sentence shall be inoperative. If the Sellers do not receive any Qualified Bid, or if after the Auction the Buyers are declared the Successful Bidder, the Sellers shall report the same to the Bankruptcy Court and shall proceed with the Sale Hearing and request entry of the Sale Order and approval of the sale and assignment of the Purchased Assets and the Shares to the Buyers as provided by the Sale Agreement. At or before the Sale Hearing, the Sellers may impose such other terms and conditions as they may determine to be in the best interests of the Sellers' estates, their creditors and other parties in interest; provided, however, that such additional terms and conditions shall not be inconsistent with the Sale Agreement and Bidding Procedures Order without the approval of the Buyers.

                      PARTICIPATION OF CREDITORS' COMMITTEE
                            AND THE PREPETITION AGENT

           The Sellers shall consult with counsel to (a) the official committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee") and (b) the Prepetition Agent on a timely basis concerning all acts, decisions or determinations that the Sellers take or make, or propose to take or make, pursuant to or in connection with these Bidding Procedures and the transactions contemplated hereby. Except as set forth herein, in the event that the Sellers and the Creditors' Committee or the Prepetition Agent disagree as to the appropriate resolution of any such matter, the right of the Sellers, the Creditors' Committee and the Prepetition Agent to take such action as such party deems appropriate is expressly preserved, and the Bankruptcy Court shall have jurisdiction to hear and resolve such dispute. Notwithstanding any other provision set forth herein, the Prepetition Agent and the senior secured lenders shall be deemed to be Qualified Bidders and shall have the option (without regard to the Bidding Procedures and bid requirements, as set forth above) to credit bid, in accordance with Bankruptcy Code section 363(k), at the Auction or the Sale Hearing, in their discretion, and the claims of the Prepetition Agent and the senior secured lenders shall be deemed allowed for such purpose.

                                                                       EXHIBIT E
                                                                       ---------

                                  Exhibit E to
                       Stock and Asset Purchase Agreement
                             Form of Approval Order


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
----------------------------------------------------x
                                                    :   Chapter 11
In re                                               :
                                                    :   Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,                :
                                                    :   (Jointly Administered)
                                          Debtors.  :
                                                    :
----------------------------------------------------x


      ORDER (i) AUTHORIZING SALE OF CERTAIN ASSETS RELATED TO THE DEBTORS'
          PASSIVE COMPONENTS BUSINESS FREE AND CLEAR OF LIENS, CLAIMS,
           ENCUMBRANCES AND INTERESTS, (ii) AUTHORIZING ASSUMPTION AND
                  ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES AND (iii) GRANTING RELATED RELIEF

           This matter having come before the court on the motion dated December ___, 2002 (the "Motion") filed by Insilco Technologies, Inc. ("Insilco") and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"), requesting the entry of orders pursuant to sections 363(b), 365, and 105(a) of title 11, United States Code (the "Bankruptcy Code") and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") (I) approving (A) bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., Stewart Connector Systems, Inc., InNet Technologies, Inc., Insilco International Holdings, Inc., Signal Caribe, Inc., Eyelets for Industry, Inc., Stewart Stamping Corp. and Signal

-----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

Transformer Co., Inc. (collectively, the "Sellers") that are related to the Sellers' passive components business and the issued and outstanding equity securities of the Foreign Corporations (as defined in the Sale Agreement, as defined below) (the "Shares"), (B) the payment of certain termination payments (the "Termination Payments") pursuant to and as described in the Stock and Asset Purchase Agreement dated as of December _____, 2002 (the "Sale Agreement"), by and among the Sellers and Bel Fuse Ltd., Bel Fuse Macau, L.D.A., Bel Connector Inc. and Bel Transformer Inc. as purchasers (collectively, the "Buyers"), (C) the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (D) granting related relief, including scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale and (ii) the assumption and assignment to the Buyers of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement, and (II) authorizing and approving (A) the Sale of the Purchased Assets (as defined in the Sale Agreement) and the Shares free and clear of all liens, claims and encumbrances other than Closing Encumbrances (as defined in the Sale Agreement) and (B) the assumption and assignment of the Assumed Agreements, and granting related relief; and the Court having conducted a hearing on __________, 2003, and having entered an order dated __________, 2003, approving the Bidding Procedures; and an Auction (as defined in the Sale Agreement) having been held at the offices of Shearman & Sterling, counsel to the Debtors, on __________, 2003, in accordance with the Bidding Procedures previously approved by this Court; and following the conclusion of the Auction, the Debtors, in consultation with their financial and legal advisors, and after consultation with counsel to each of the official committee of unsecured creditors appointed in these cases (the "Creditors' Committee") and the agent for the Prepetition Lenders (as defined below), having
(i) reviewed each bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identified the bid of _______________________, as set forth in the Sale Agreement, as the highest and best offer for the Purchased Assets and the Shares (the "Successful Bid"); and the Sale Hearing having been held on __________, 2003 at which time the Court considered the Debtors' request for the entry of an order approving the Sale (the "Sale Order"); and all interested parties having been afforded an opportunity make a higher and better offer to purchase the Purchased Assets and the Shares and to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, (iii) the arguments made by counsel, and (iv) the evidence proffered or adduced at the Sale Hearing; and it appearing that granting the relief requested in the Motion, approval of the Sale of the Purchased Assets and the Shares and the entry of this Sale Order are necessary and in the best interests of the Debtors, their estates, creditors, and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Sale Hearing, and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

           FOUND AND DETERMINED AS FOLLOWS:2

           A. This Court has jurisdiction over the Motion and the transactions contemplated by the Motion pursuant to 28 U.S.C. ss.ss.157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. ss.157(b)(2)(N). Venue of these cases and the Motion is proper pursuant to 28 U.S.C. ss.ss.1408 and 1409.

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.R.Bank.P. 7052.

           B. The statutory predicates for the relief sought in the Motion are sections 105, 363, and 365 of the Bankruptcy Code, and Bankruptcy Rules 2002, 6004, 6006 and 9014.

           C. As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the notices of the cure amounts in respect of the Assumed Agreements (the "Cure Notices"), the notices of the assumption and assignment of the Assumed Agreements (the "Assumption Notices"), the Sale of the Purchased Assets and the Shares and of the related transactions contemplated thereby has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014; (ii) such notice was reasonable, sufficient, and appropriate under the circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Cure Notices, the Assumption Notices, the Sale of the Purchased Assets and the Shares and all the related transactions contemplated thereby shall be required.

           D. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested in the Motion has been afforded to all interested persons and entities, including without limitation (i) counsel for the Buyers, (ii) counsel for Bank One, NA as agent under the Debtors' prepetition credit agreement (the "Prepetition Credit Agreement"), (iii) each of the other lenders under the Prepetition Credit Agreement (the "Prepetition Lenders"), (iv) counsel for the Creditors' Committee, (v) the Office of the United States Trustee, (vi) each party identified by the Debtors as a potential purchaser of the Purchased Assets and the Shares that was contacted by the Debtors and expressed an interest in participating in the sale process, (vii) all entities known to have any asserted lien, claim, encumbrance, alleged interest in or with respect to the Purchased Assets and the Shares, (viii) all applicable federal, state and local taxing authorities, (ix) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002, and (x) all non-Debtor parties to the Assumed Agreements. Notice of the Motion and Sale Hearing is hereby determined to be timely, adequate and sufficient.

           E. The Debtors and the Buyers (i) have full corporate power and authority to execute the Sale Agreement and all other documents contemplated by the Motion, (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the Motion and the Sale Agreement and (iii) have taken all corporate action necessary to authorize and approve the Sale and the consummation by the Sellers and the Buyers, respectively, of the transactions contemplated thereby. The Sellers are the sole and lawful owners of the Purchased Assets and the Shares to be sold pursuant to the Sale Agreement.

           F. Prior to the date on which the Debtors filed their voluntary petitions in these chapter 11 cases (the "Petition Date"), the Debtors retained Gleacher Partners LLP ("Gleacher") as financial advisors to assist in marketing the Debtors' assets for sale. Gleacher organized a comprehensive marketing program whereby the assets of the Debtors were widely marketed to the universe of likely purchasers thereof in an effort to ensure that the ultimate purchase price for the assets is the highest and best purchase price available by any practical alternative.

           G. The Debtors have demonstrated emergent circumstances and sound business justifications for (i) the Sale and the other transactions and actions contemplated by the Motion pursuant to section 363(b) of the Bankruptcy Code and
(ii) the assumption and assignment of the Assumed Agreements pursuant to section 365 of the Bankruptcy Code.

           H. The terms and conditions of the Sale as set forth in the Sale Agreement were negotiated, proposed and agreed to by the Sellers and the Buyers as parties thereto without collusion, in good faith, and from arm's-length bargaining positions. Each of the Buyers is a good faith purchaser under section 363(m) of the Bankruptcy Code and as such is entitled to all of the protections afforded thereby. None of the Buyers has engaged in any conduct that would cause or permit the Sale Agreement to be voided under Bankruptcy Code section 363(n).

           I. The consideration provided by the Buyers for the Purchased Assets and the Shares (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets and the Shares and (iii) will provide a greater recovery for the Debtors' creditors and other interested parties than would be provided by any other practically available alternative.

           J. The transfer of the Purchased Assets and the Shares to the Buyers under the Sale and the Sale Agreement will be a legal, valid, and effective transfer of the Purchased Assets and the Shares and will, upon the occurrence of the Closing (as defined in the Sale Agreement), vest in the Buyers all right, title and interest of the Debtors in the Purchased Assets and the Shares free and clear of any and all liens (including mechanic's, materialmen's and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any "claim" as defined in ss. 101(5) of the Bankruptcy Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders and decrees of any Court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, debts, charges, suits, licenses, options, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the "Interests") other than the Closing Encumbrances (such Interests other than the Closing Encumbrances are hereafter referred to as the "Transferred Interests"). Except as specifically provided in the Sale Agreement or this Sale Order, the Buyers shall not assume or become liable for any Interests relating to the Purchased Assets and the Shares being sold by the Sellers.

           K. Legal title to the premises occupied by Stewart Connector Systems, Inc. in Glen Rock, York County, Pennsylvania, was transferred to the York County Industrial Development Corporation ("YCIDC") in connection with an industrial development loan (the "PIDA Loan") from the Pennsylvania Industrial Development Authority ("PIDA") to the YCIDC, the benefit of which loan was received by Stewart Connector Systems, Inc. The loan documentation governing the PIDA Loan provides that legal title shall be reconveyed to Stewart Connector Systems, Inc. upon payment-in-full of the loan. Stewart Connector Systems, Inc. can convey beneficial and legal title to the premises to the Buyers, if legal title now held by the YCIDC and pledged to PIDA is reconveyed to Stewart Connector Systems, Inc., free and clear of the interest of the YCIDC and PIDA upon prepayment by Stewart Connector Systems, Inc. of the remaining outstanding balance of the PIDA Loan.

           L. The transfer of the Purchased Assets and the Shares to the Buyers free and clear of all Transferred Interests will not result in any undue burden or prejudice to any holders of any Interests since all such Transferred Interests of any kind or nature whatsoever shall attach to the net proceeds of the Sale (the "Sale Proceeds") and not to the Purchased Assets or the Shares in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets and the Shares, subject to the Carveout (as defined in this Court's Interim Order Authorizing the Use of Cash Collateral and Granting Replacement Liens, dated December ____,
2002) and to any claims and defenses the Debtors or other parties may possess with respect thereto. The Debtors have articulated sound business reasons for performing the Sale Agreement, selling the Purchased Assets and the Shares, and assuming and assigning the Assumed Agreements as set forth in the Motion outside of a plan of reorganization, and it is a reasonable exercise of the Debtors' business judgment to execute, deliver and consummate the Sale Agreement and the transactions contemplated thereby.

           M. The Buyers would not consummate the transactions contemplated by the Sale, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale of the Purchased Assets and the Shares to the Buyers was not free and clear of all Transferred Interests of any kind or nature whatsoever, or if the Buyers would, or in the future could, be liable for any such Transferred Interests and if the assignment of the Purchased Assets and the Shares could not be made under section 363 of the Bankruptcy Code.

           N. The Debtors may sell the Purchased Assets and the Shares free and clear of all Transferred Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Transferred Interests and (ii) non-Debtor parties who did not object, or who withdrew their objections, to the Sale and the Motion are deemed to have consented pursuant to Bankruptcy Code section 363(f)(2). Other holders of Transferred Interests fall within one or more of the other subsections of Bankruptcy Code section 363(f) and are adequately protected by having their Transferred Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim or may claim a Transferred Interest.

           O. The terms and conditions of the Sale Agreement, including the total consideration to be realized by the Debtors pursuant to the Sale Agreement, are fair and reasonable, and the transactions contemplated by the Sale Agreement are in the best interests of the Debtors, their creditors and their estates. A valid business purpose exists for the approval of the transactions contemplated by the Motion.

           P. The requirements of sections 363(b), 363(f) and 365 of the Bankruptcy Code and any other applicable law relating to the sale of the Purchased Assets and the Shares have been satisfied.

           Q. A reasonable opportunity has been afforded to all interested parties to make a higher and better offer to purchase the Purchased Assets and the Shares.

           R. The entry of an order barring creditors and third parties from pursuing any Transferred Interests (as hereinafter defined) is necessary to induce Buyers to close under the Agreement; the entry of such an order is therefore necessary to avoid irreparable injury to the Sellers' estate, and will benefit all creditors.

           S. Approval at this time of the Sale, the Sale Agreement and all the transactions contemplated thereby and hereby is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

           NOW THEREFORE, BASED UPON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, EFFECTIVE IMMEDIATELY, THAT:

           1. The Motion is granted.

           2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits, provided, however, that nothing herein shall alter or impair the rights of any party that has filed and served a timely objection to dispute the amount of a cure payment listed on an applicable Cure Notice, which rights are specifically reserved and which disputes shall be resolved either consensually or, as necessary, by further order of the Court.

           3. The Sale Agreement [substantially in the form attached as Exhibit A to the Notice of Filing of Sale Agreement, dated _______, 2003] (including all exhibits, schedules and annexes thereto), and all of the terms and conditions thereof, are hereby approved. Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized to consummate the Sale of the Purchased Assets and the Shares, pursuant to and in accordance with the terms and conditions of the Sale Agreement without any further corporate authorization.

           4. The Debtors are authorized to execute and deliver, and are empowered to perform under, consummate and implement, the Sale Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale Agreement, and to take all further actions as may be requested by the Buyers for the purpose of assigning, transferring, granting, conveying and conferring to the Buyers or reducing to possession, the Purchased Assets and the Shares, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Sale Agreement. Except with respect to the Assumed Liabilities (as defined in the Sale Agreement) and the obligations set forth in the Sale Agreement, the Buyers assume no liabilities that arose prior to the Closing Date (as defined in the Sale Agreement), including any accrued but unbilled liabilities. Pursuant to Bankruptcy

Code sections 363 and 105, title to the Purchased Assets and the Shares shall pass to the Buyers at closing, free and clear of all Transferred Interests, with all Transferred Interests in respect of the Purchased Assets and the Shares to be unconditionally released, discharged and terminated as to the Purchased Assets and the Shares, and with all Transferred Interests to attach only to the proceeds of the transaction with the same priority, validity, force and effect as they existed with respect to the Purchased Assets and the Shares prior to the Closing except as may be set forth herein.

           5. The transfer of the Purchased Assets and the Shares to the Buyers pursuant to, and subject to the terms of, the Sale Agreement shall constitute a legal, valid and effective transfer of the Purchased Assets and the Shares, and shall, upon the consummation of the Closing, vest in the Buyers all right, title and interest of the Debtors in and to the Purchased Assets and the Shares, free and clear of all Transferred Interests of any kind or nature whatsoever, with all such Transferred Interests to attach to the Sale Proceeds in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets and the Shares, subject to the Carveout and to any claims and defenses the Debtors or other parties may possess with respect thereto.

           6. The Sellers and the Buyers are hereby authorized and directed to comply with all provisions of the Sale Agreement. The Debtors and Buyers have provided adequate assurance of future performance under the Assumed Agreements and the proposed assumption and assignment of the Assumed Agreements satisfies the requirements of the Bankruptcy Code including, inter alia, sections 365(b)(1) and (3) and 365(f) to the extent applicable. The Debtors are authorized and directed to pay any cure amounts required under Bankruptcy Code section 365 to the non-Debtor party to such Assumed Agreements from the proceeds of the Sale of the

Purchased Assets and the Shares within ten (10) days after the closing of the Sale transaction [or, in the event any cure amount is the subject of a timely objection by a non-Debtor party to an Assumed Agreement, within ten (10) days of the entry of a final order by the Bankruptcy Court resolving such objection].

           7. In consideration for the Purchased Assets and the Shares, and subject to the terms and conditions of the Sale Agreement, the Buyers shall assume the Assumed Liabilities and, at the Closing, (a) shall pay one million dollars ($1,000,000) to the Escrow Agent to be held and disbursed pursuant to the terms of the Escrow Agreement (as defined in the Sale Agreement) (the "Escrowed Amount"), (b) pay to the Sellers (in immediately available funds, by wire transfer to an account or accounts designated by Insilco) the Cure Amount Payment (as defined in the Sale Agreement) and (c) pay to the Sellers, in immediately available funds, by wire transfer to an account or accounts designated by Insilco, an amount in cash equal to $_______________ less the Escrowed Amount (the "Cash Price"). The sum of the Cure Amount Payment, the Escrowed Amount and the Cash Price, may be adjusted pursuant to Sections 2.4(b), 2.6(d) and 3.2 of the Sale Agreement (as so adjusted, the "Purchase Price").

           8. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, effective upon the consummation of the Closing (i) all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and other regulatory authorities, lenders, trade and other creditors holding Transferred Interests (including but not limited to any claims under any applicable revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law) of any kind or nature whatsoever against or in the Debtors or the Purchased Assets and the Shares (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets and the Shares, the operation of the Debtors' businesses prior to the Closing Date of the Sale or the transfer of the Purchased Assets and the Shares to the Buyers, hereby are forever barred and estopped from asserting against the Buyers, its successors or assigns (to the extent allowed by law), its property, its officers, directors and shareholders or the Purchased Assets and the Shares, such persons' or entities' Transferred Interests and (ii) all such Transferred Interests shall be unconditionally released and terminated as to the Purchased Assets and the Shares. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect or diminish any rights of the Debtors or any successor thereto (including any chapter 11 or chapter 7 trustee) with respect to obligations of the Buyers arising under the Sale Agreement or this Sale Order. This Sale Order shall be binding on the Debtors and the Debtors' estates (including following any conversion or dismissal of these cases, any successor chapter 7 estates and any chapter 7 or chapter 11 trustees appointed in these cases).

           9. Effective upon the consummation of the Closing, all parties and/or entities asserting Transferred Interests and contract rights against the Sellers and/or any of the Purchased Assets and Shares are hereby permanently barred and precluded from, with respect to such Transferred Interests: (i) asserting, commencing or continuing in any manner any action against the Buyers (or any of its subsidiaries or affiliates) or any director, officer, agent, representative or employee of the Buyers or any lender to any of the foregoing entities (all such entities including, without limitation, such lenders are collectively referred to as the "Protected Parties") or against any Protected Party's assets or properties, including without limitation the Purchased Assets and Shares;
(ii) the enforcement, attachment, collection or recovery, by any manner or means, of any judgment, award or decree or order against the Protected Parties or any properties or assets of the Protected Parties, including without limitation the Purchased Assets and Shares; (iii) creating, perfecting or enforcing any encumbrance of any kind against the Protected Parties or any properties or assets of the Protected Parties, including without limitation the Purchased Assets and Shares; (iv) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due the Protected Parties; or (v) taking any action, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Order or the Purchase Agreement.

           10. The consideration provided by the Buyers for the Purchased Assets and the Shares under the Sale Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia.

           11. On the Closing Date, each of the creditors of the Debtors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Transferred Interests against or in the Purchased Assets and the Shares, if any, as such Transferred Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, mortgages, mechanics' liens, lis pendens, or other documents or agreements evidencing Transferred Interests against or in the Purchased Assets and the Shares shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Transferred Interests that the person or entity has with respect to the Purchased Assets and the Shares or otherwise, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets and the Shares.

           12. Title held by the YCIDC in the Glen Rock premises of Stewart Connector Systems, Inc., shall be reconveyed to Stewart Connector Systems, Inc., free and clear of interest of the YCIDC and PIDA upon prepayment by Stewart Connector Systems, Inc. of the remaining outstanding balance of the PIDA Loan.

           13. This Sale Order shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets and the Shares. Each and every federal, state and local governmental agency, department or unit is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

           14. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, the Buyers shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Purchased Assets and the Shares and, to the extent allowed by law, the Buyers (and their officers, managers and members) shall not be liable for any other claims against the Debtors or any of their predecessors or affiliates, and the Buyers shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date under the Sale Agreement, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date under the Sale Agreement, including, but not limited to, any liabilities under any revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law, arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors' businesses prior to the Closing Date.

           15. This Court retains and shall have exclusive jurisdiction to endorse and implement the terms and provisions of the Sale Agreement, any amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets and the Shares to the Buyers, (b) compel delivery of the Purchase Price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Sale Agreement, and (d) interpret, implement and enforce the provisions of the Sale Agreement and this Sale Order.

           16. The transactions contemplated by the Sale Agreement are undertaken by the Buyers in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale of any Purchased Assets and the Shares shall not affect the validity of the Sale unless such authorization is duly stayed pending such appeal prior to the Closing. The Buyers are purchasers in good faith of the Purchased Assets and the Shares, and the Buyers are entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

           17. The terms and provisions of the Sale Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyers and their respective affiliates, successors and permitted assigns and any affected third parties (including, but not limited to, all persons asserting Transferred Interests in the Purchased Assets and the Shares), notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

           18. The failure specifically to include any particular provisions of the Sale Agreement in this Sale Order shall not diminish or impair the effectiveness of such provisions, and the Sale Agreement is, by this Sale Order, authorized and approved in its entirety.

           19. The Sale Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties in accordance with the terms thereof, without further order of the Court, provided that any material modification, amendment or supplement is approved by the agent for the Prepetition Lenders.

           20. The Sale Agreement is not a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford, and is not in violation of creditors' and equity security interest holders' voting rights.

           21. Consummation of the Sale Agreement and the transactions contemplated therein and thereby does not effect a de facto merger or consolidation of the Sellers and the Buyers or result in the continuation of the Sellers' business under the Buyers' control. Neither of the Buyers is the alter ego of, a successor in interest to, or a continuation of the Sellers, nor is either of the Buyers otherwise liable for the Sellers' debts and obligations, unless specifically provided for in the Sale Agreement or pursuant to this Sale Order.

           22. All of the Debtors' interests in the Purchased Assets and the Shares to be acquired by the Buyers under the Sale Agreement shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Buyers. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets and the Shares acquired by the Buyers under the Sale Agreement and/or a bill of sale or assignment transferring good and marketable, indefeasible title and interest in the Purchased Assets and the Shares to the Buyers.

           23. As of the Closing Date, the Buyers shall be hereby granted immediate and unfettered access to the Purchased Assets and the Shares. All entities that are presently or on the Closing Date may be in possession of some or all of the Purchased Assets and the Shares are hereby directed to surrender possession of the Purchased Assets and the Shares to the Buyers on the Closing Date.

           24. Nothing contained in any plan of reorganization (or liquidation) confirmed in these cases or the order of confirmation confirming any such plan shall conflict with or derogate from the provisions of the Sale Agreement or the terms of this Sale Order.

           25. The sale approved by this Sale Order is not subject to avoidance pursuant to section 363(n) of the Bankruptcy Code.

           26. The officers and directors of the Debtors designated by the Debtors' respective boards of directors (the "Authorized Signatories") shall have full corporate power and authority to execute and deliver such documents (including, without limitation, any and all deeds, bills of sale and other conveyance documents) and to take such actions as are necessary and appropriate to effect the transfer all rights, title and interests of the Debtors in and to the Purchased Assets and the Shares to the Buyers. For the avoidance of doubt, the Authorized Signatories shall include, without limitation, David Kauer, Michael Elia and Steve Crea, each in such individual's capacity as an officer of one or more of the Debtors.

           27. As provided by Bankruptcy Rules 6004(g) and 6006(d), the effectiveness of this Sale Order shall not be stayed for 10 days after entry on the docket and shall be effective and enforceable immediately upon such entry. The Buyers and the Sellers shall consummate the Sale as promptly as is practicable following Court approval of this Sale Order, so long as no stay of this Sale Order has been entered and is continuing.

Dated: _____________, 2003
       Wilmington, Delaware

                                               ------------------------------
                                               UNITED STATES BANKRUPTCY JUDGE

                                                                       EXHIBIT F
                                                                       ---------

                            FORM OF ESCROW AGREEMENT
                            ------------------------

           THIS ESCROW AGREEMENT (this "Escrow Agreement"), dated this _____ day of ______, 2002, is made and entered into by and among (a) Bel Fuse Ltd., a Hong Kong corporation, Bel Fuse Macau, L.D.A., a Macau corporation, Bel Connector Inc., a Delaware corporation, and Bel Transformer Inc., a Delaware corporation (collectively, the "Buyers"), (b) Insilco Technologies, Inc., a Delaware corporation, Stewart Connector Systems, Inc., a [_____] corporation, InNet Technologies, Inc., a [_______] corporation, and Signal Transformer Co., Inc., a [_______] corporation (collectively, the "Sellers"), and (c) The Bank of New York, a New York Banking Corporation (the "Escrow Agent"). This Escrow Agreement is entered into pursuant to a Stock and Asset Purchase Agreement by and among the Buyers and the Sellers, dated as of November [__], 2002 (the "Purchase Agreement"). Capitalized terms used in this Escrow Agreement and not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

                              W I T N E S S E T H:

           WHEREAS, the Purchase Agreement provides for, inter alia, the purchase by the Buyers from the Sellers of the Purchased Assets and the Shares;

           WHEREAS, Section 3.1 of the Purchase Agreement requires the Buyers to deposit one million dollars ($1,000,000) in cash with the Escrow Agent at the Closing; and

           WHEREAS, the Buyers and the Sellers desire that the Escrow Agent hold the Escrow Fund (as defined below) in escrow, and disburse the Escrow Fund, on the terms and conditions provided in this Escrow Agreement and the Purchase Agreement. The Escrow Agent has agreed to hold and dispose of the Escrow Fund on the terms and conditions provided in this Escrow Agreement and the Purchase Agreement.

           NOW THEREFORE, the parties hereto mutually agree as follows:

                     1. ESCROW DEPOSIT; FEES.

                               (a) Concurrently with the execution and delivery
of this Escrow Agreement, the Buyers have delivered the sum of one million dollars ($1,000,000) (together with any interest earned thereon, the "Escrow Fund"), by wire transfer of immediately available funds, to the Escrow Agent, to be held by the Escrow Agent in escrow on the terms and conditions hereinafter provided. The Buyers and the Sellers hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve as the "Escrow Agent" hereunder, subject to the terms and conditions of this Escrow Agreement. The Escrow Agent acknowledges receipt of the Escrow Fund. Each of the Buyers and the Sellers confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Escrow Agreement and the Purchase Agreement.

                               (b) One-half of the Escrow Agent's fees (as
specified in Schedule A hereto) and expenses associated with this Escrow Agreement, including reasonable counsel fees and all other out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder, shall be paid from the amounts held in escrow hereunder and shall be paid prior to any disbursement of funds from the Escrow Fund to the Buyers or the Sellers. The Buyers shall be responsible for, and shall pay when due, the other half of such fees and expenses.

                               (c) The Escrow Fund will be deposited with the
Escrow Agent and will be held by the Escrow Agent to secure the obligations of the Sellers to make payments to the Buyers with respect to adjustments to the Purchase Price pursuant to Section 3.2 of the Purchase Agreement.

                     2. INVESTMENT OF ESCROW DEPOSIT; PAYMENT OF INTEREST AND DIVIDENDS.

                               (a) In the absence of written instructions signed
by or on behalf of the Sellers and the Buyers to the contrary, the Escrow Fund shall be invested by the Escrow Agent in the money market fund(s) customarily utilized by the Escrow Agent's corporate trust department in the ordinary course of its corporate trust business and in the usual performance of its escrow agent duties, including funds for which the Escrow Agent and any affiliate of the Escrow Agent provide investment advisory or other management services.

                               (b) The Escrow Agent shall be and hereby is
relieved of all liability with respect to the purchasing, holding or selling of investments made in accordance with this Section 2.

                               (c) Interest or dividends paid to the Escrow
Agent with respect to any part of the Escrow Fund shall be added to the Escrow Fund.

                               (d) The Escrow Agent shall file reports
reflecting all investment income, gains and losses, as required by law, with applicable taxing authorities, and shall supply the Buyers and Sellers with a copy of such reports.

                     3. CERTAIN DEFINED TERMS. FOR PURPOSES OF THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

                               (a) "Surplus Amount" shall mean the amount, if
any, by which the Final Working Capital Amount exceeds the Benchmark Working Capital Amount. For purposes of this Escrow Agreement, if the Benchmark Working Capital Amount equals the Final Working Capital Amount, there shall be deemed to be a Surplus Amount in the amount of zero dollars ($0.00).

                               (b) "Deficit Amount" shall mean the amount, if
any, by which the Benchmark Working Capital Amount exceeds the Final Working Capital Amount.

                               (c) "Shortfall Amount" shall mean the lesser of
(i) the Deficit Amount and (ii) the Escrow Balance.

                     4. NOTIFICATION TO THE ESCROW AGENT; PAYMENT OF THE ESCROW AGENT'S FEES AND DISBURSEMENTS. Promptly after the Final Working Capital Amount is determined pursuant to the terms of the Purchase Agreement, the Buyers and Sellers shall execute and deliver to the Escrow Agent a certificate setting forth the amount of the Final Working Capital Amount, and the Benchmark Working Capital Amount and certifying the amount of the Surplus Amount, the Deficit Amount and the Shortfall Amount, whichever is applicable (the "Final Certificate"). Immediately, upon receipt of the Final Certificate, the Escrow Agent shall (i) liquidate all investments in the Escrow Fund, (ii) calculate the amount payable to the Escrow Agent pursuant to Section 1 hereof (the "Escrow Agent's Payment"), (iii) withdraw the Escrow Agent's Payment from the Escrow Fund, and (iv) calculate and pay the balance remaining in the Escrow Fund (the "Escrow Balance") in accordance with Section 5 hereof.

                     5. PAYMENT OF THE ESCROW BALANCE. Promptly after the Escrow Balance is determined pursuant to Section 4 hereof, the Escrow Agent shall pay the Escrow Balance as follows:

                               (a) If there is a Surplus Amount (including but
not limited to a Surplus Amount of zero dollars ($0.00) as contemplated by
Section 3(a)), the Escrow Agent shall pay the entire Escrow Balance to the Sellers.

                               (b) If there is a Deficit Amount, the Escrow
Agent shall (i) pay the Shortfall Amount to the Buyers and (ii) if the Escrow Balance exceeds the Shortfall Amount, pay such excess to the Sellers.

                     6. TERMINATION OF THE ESCROW.

                               (a) The Escrow Agent shall continue to maintain
the Escrow Fund until the earlier of (i) the time at which there shall be no funds in such Escrow Fund and (ii) the termination of this Escrow Agreement.

                               (b) Notwithstanding any other provision of this
Escrow Agreement to the contrary, at any time prior to the termination of the Escrow Fund, the Escrow Agent shall, if so instructed in a writing signed by the Buyers and the Sellers, pay from the Escrow Fund, as instructed, to the Sellers or the Buyers, as directed in such writing, the amount of cash so instructed (and if such cash is not available, shall liquidate such investments of the relevant Escrow Fund as are necessary to make such payment).

                     7. OWNERSHIP FOR TAX PURPOSES. The Buyers and Sellers (each, a "Party, and collectively, the "Parties") agree that, for purposes of federal and other taxes based on income, the Parties will be deemed to be the owners of the Escrow Fund in proportion to the relative amounts distributed to the Buyers and Sellers pursuant to Section 5 hereof. The Parties will report all income, if any, that is earned on, or derived from, the relative portion of the Escrow Fund that they own as their income in the taxable year or years in which such income is properly includable and will pay any taxes attributable thereto.

                     8. ESCROW AGENT. Except as expressly contemplated by this Escrow Agreement or by joint written instructions from the Buyers and the Sellers, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Funds, except pursuant to an order of a court of competent jurisdiction.

                     9. LIABILITY OF ESCROW AGENT.

                               (a) LIMITATIONS. The Escrow Agent shall not incur
any liability to any Party for damages, losses or expenses for (i) any act or failure to act made or omitted in good faith and without gross negligence or willful misconduct or (ii) any action taken or omitted in reliance upon any instrument that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Escrow Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement.

                               (b) INTERPLEADER. In the event conflicting
demands are made or notices served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (1) withhold and stop all further proceedings pursuant to, and performance under, this Escrow Agreement, or (2) file a suit in interpleader and obtain an order from any court of competent jurisdiction requiring the Parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Escrow Agreement, and the Escrow Agent shall be entitled to withdraw from the Escrow Fund for its benefit an amount equal to all costs, expenses and reasonable attorneys fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 9(b).

                     10. INDEMNIFICATION OF ESCROW AGENT. The Parties and their respective successors and assigns agree to jointly and severally indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable counsel fees and disbursements, that may be imposed on the Escrow Agent or incurred by the Escrow Agent in good faith and without gross negligence or willful misconduct in connection with the performance of its duties under this Escrow Agreement, including, but not limited to, any litigation arising from this Escrow Agreement or involving its subject matter.

                     11. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to the Buyers and the Sellers; provided, however, that no such resignation shall become effective until a successor escrow agent has been appointed. Such appointment shall be accomplished as follows: the Buyers and the Sellers shall use their reasonable best efforts to select a successor escrow agent within thirty (30) days after receiving such notice. If the Buyers and the Sellers fail to agree on a successor escrow agent within such time period, the Escrow Agent shall have the right to appoint a successor escrow agent (provided that such successor escrow agent has a net worth, as set forth in its most recent publicly filed financial statements, of not less than five hundred million dollars ($500,000,000) or deliver the documents to the American Arbitration Association to have such association appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall thereupon, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liabilities under this Escrow Agreement upon appointment of a successor escrow agent pursuant to this Section 11.

                     12. NOTICES. All notices, communications and deliveries under this Escrow Agreement shall be made in writing signed by or on behalf of the entity making the same, shall specify the Section under this Escrow Agreement pursuant to which it is given or being made, and shall be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by overnight mail (with evidence of delivery and postage and other fees prepaid) as follows:

                     To the Sellers: as specified in Section 10.5 of the Purchase Agreement;

                     To the Buyers: as specified in Section 10.5 of the Purchase Agreement;

                     To the Escrow Agent: at the address specified on the signature page hereof;

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery will be deemed given or made: (a) on the date of delivery if delivered in person, (b) on the first (1st) Business Day after delivery to an overnight mail customer service representative if sent by overnight mail, (c) upon transmission by facsimile if receipt is confirmed by telephone or (d) on the fifth (5th) Business Day after it is mailed by registered or certified mail.

                     13. GOVERNING LAW; CONSENT TO JURISDICTION. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) for the purpose of any suit, action, proceeding or judgment relating to or arising out of matters pertaining hereto. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Escrow Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                     14. BINDING. This Escrow Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

                     15. AMENDMENTS. This Escrow Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers, the Buyers and the Escrow Agent.

                     16. WAIVER. Any Party may (i) extend the time for the performance of any obligation or other act of any other Party or (ii) waive compliance by any other Party with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other tem or condition, of this Escrow Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                     17. NO THIRD PARTY BENEFICIARIES. This Escrow Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

                     18. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

                     19. CAPTIONS. Any captions are solely for convenience of reference and shall not be used in construing or interpreting this Escrow Agreement.

                     20. ENTIRE AGREEMENT. With respect to the Escrow Agent and the Parties, this Escrow Agreement, and with respect to only the Parties, this Escrow Agreement together with the Purchase Agreement, sets forth the entire agreement among the Parties and the Escrow Agent with respect to the subject matter hereof and supersedes all prior or oral agreements or understandings with respect thereto.

                            [Signature Page Follows]

           IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


                                        THE BANK OF NEW YORK


                                        By:_________________________
                                           Title:

                                           Address for notice purposes unless
                                           modified pursuant to the terms of
                                           this Escrow Agreement:


THE SELLERS:                            INSILCO TECHNOLOGIES, INC.

                                        By:___________________________
                                                  Name:
                                                  Title:

                                        STEWART CONNECTOR SYSTEMS, INC.

                                        By:___________________________
                                                  Name:
                                                  Title:

                                        INNET TECHNOLOGIES, INC.

                                        By:___________________________
                                                  Name:
                                                  Title:

                                        SIGNAL TRANSFORMER CO., INC.

                                        By:___________________________
                                                  Name:
                                                  Title:

THE BUYERS:                             BEL FUSE, LTD.

                                        By:___________________________
                                                  Name:
                                                  Title:

                                        BEL FUSE MACAU, L.D.A.

                                        By:___________________________
                                                  Name:
                                                  Title:

                                        BEL CONNECTOR INC.

                                        By:___________________________
                                                  Name:
                                                  Title:

                                        BEL FUSE NEWCO, INC.

                                        By:___________________________
                                                  Name:
                                                  Title:

                                     Sch. A

                                   SCHEDULE A
                                   ----------

                              FEES OF ESCROW AGENT

                                                                       EXHIBIT G
                                                                       ---------

                        FORM OF NON-COMPETITION AGREEMENT

           This NON-COMPETITION AGREEMENT is made as of _______, 2002 (this "Agreement") and is given to Bel Fuse Ltd., a Hong Kong corporation, Bel Fuse Macau, L.D.A., a Macau corporation, Bel Connector Inc., a Delaware corporation, and Bel Transformer Inc., a Delaware corporation (collectively, the "Buyers"), by Insilco Holdings Corporation, a Delaware corporation (the "Parent"), Insilco Technologies, Inc., a Delaware corporation, Stewart Connector Systems, Inc., a [_____] corporation, InNet Technologies, Inc., a [_______] corporation, and Signal Transformer Co., Inc., a [_______] corporation (collectively with the Parent, the "Sellers").

                               W I T N E S S E T H

           WHEREAS, the Buyers and the Sellers other than the Parent have entered into a Stock and Asset Purchase Agreement, dated as of __________, 2002 (the "Purchase Agreement"; unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings prescribed in the Purchase Agreement), providing for the purchase by the Buyers of the passive components business operated by the Sellers and certain related parties, such purchase to include the Shares and the Purchased Assets; and

           WHEREAS, the Buyers require, as a condition to the Buyers' obligation to consummate the transactions contemplated by the Purchase Agreement, that the Sellers enter into a non-competition agreement in connection with the closing of the transactions contemplated by the Purchase Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained in the Purchase Agreement, the Sellers hereby, jointly and severally, covenant to, and agree with, the Buyers as follows:

           1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as defined therein. For purposes of this Agreement, the following terms have the meaning set forth below:

                     (a) "Competing Business" means any business organization of whatever form engaged in any business or enterprise which is the same as, or substantially the same as, any or all of the Business.

                     (b) "Non-Compete Period" means three (3) years from and after the date hereof.

                     (c) "Territory" means the United States and any other country in which any Seller Party owns the Owned Real Property or leases the Leased Real Property or sells products or services in connection with the Business as of the date hereof.

           2. Non-Competition. Each of the Sellers covenants and agrees that during the Non-Compete Period, such Seller shall not, directly or indirectly, either as principal, stockholder, member, partner, investor, lender or in any other capacity, carry on, be engaged in or have any financial interest (other than a passive ownership or investment position of less than two percent (2%) in any company whose shares are publicly traded) in any Competing Business in the Territory.

           3. Reasonableness. The parties hereto agree that the foregoing covenants and agreements have been negotiated in good faith by each of them, and are reasonable under the circumstances and not more restrictive or broader than necessary to protect the interests of the Buyers' business and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical and business line areas than are provided herein. The Sellers acknowledge and agree that the covenants contained herein are necessary and appropriate to protect the Business that the Buyers are acquiring pursuant to the Purchase Agreement, and that the Buyers would not consummate the transactions contemplated by the Purchase Agreement unless the Sellers execute and deliver this Agreement.

           4. Effectiveness. This Agreement shall become effective upon consummation of the Closing.

           5. Remedies. The Sellers acknowledge and agree that any breach of the covenants and agreements contained in Section 2 of this Agreement would irreparably injure the Buyers and that the Buyers' remedies at law for a breach or threatened breach of any of the provisions of Section 2 would be inadequate. Accordingly, without prejudice to the rights of the Buyers also to seek such damages or other remedies available to them, the Buyers may seek, and the Sellers shall not contest the appropriateness of the availability of, injunctive or other equitable relief in any proceeding that the Buyers may bring to enforce the covenants and agreements contained in Section 2 in its express and explicit terms. No waiver of any breach of the covenants and agreements contained in
Section 2 shall be implied from forbearance or failure of the Buyers to take action in respect thereof.

           6. Severability. The parties hereto agree that if any provision of this Agreement should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made. To the extent any such provision may be valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, the parties agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies in such jurisdiction.

           7. Assignment. This Agreement shall not be assignable by any of the Sellers. The Buyers may assign this Agreement to a successor in interest to substantially all of the business operations of the Buyers.

           8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

           9. Governing Law. This Agreement shall be governed by the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

           10. Submission to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 10.5 of the Purchase Agreement shall be effective service of process, summons or notice for any such suit, action or proceeding pursuant to this Section 10. Each party irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

           11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (a) certifies that no representative or attorney of the Buyers or any party hereto has represented, expressly or otherwise, that such other party would not, in the event of any suit, action or other proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waivers and certifications in this Section 11.

           12. Notices. All notices and other communications to any party to this Agreement shall be made in accordance with Section 10.5 of the Purchase Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                                        INSILCO HOLDINGS CORPORATION

                                        By:___________________________
                                              Name:
                                              Title:

                                        INSILCO TECHNOLOGIES, INC.

                                        By:___________________________
                                              Name:
                                              Title:

                                        Stewart Connector Systems, Inc.

                                        By:___________________________
                                              Name:
                                              Title:

                                        InNet Technologies, Inc.

                                        By:___________________________
                                              Name:
                                              Title:

                                        Signal Transformer Co., Inc.

                                        By:___________________________
                                              Name:
                                              Title:

                                        BEL FUSE, LTD.

                                        By:___________________________
                                              Name:
                                              Title:

                                        BEL FUSE MACAU, L.D.A.

                                        By:___________________________
                                              Name:
                                              Title:

                                        BEL CONNECTOR INC.

                                        By:___________________________
                                              Name:
                                              Title:

                                        BEL FUSE NEWCO, INC.

                                        By:___________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT H
                                                                       ---------

                    FORM OF INTELLECTUAL PROPERTY ASSIGNMENT

           This INTELLECTUAL PROPERTY ASSIGNMENT (this "Assignment"), dated as of [_____], 2002, is made and entered into by and among Insilco Technologies, Inc., a Delaware corporation, Stewart Connector Systems, Inc., a [_____] corporation, InNet Technologies, Inc., a [_____] corporation, and Signal Transformer Co., Inc., a [_____] corporation, (the "Sellers" and each of the Sellers, a "Seller"), Bel Fuse Ltd., a Hong Kong corporation, Bel Fuse Macau, L.D.A., a Macau corporation, Bel Connector Inc., a Delaware corporation, and Bel Transformer Inc., a Delaware corporation (the "Buyers" and each of the Buyers, a "Buyer") (each Seller and Buyer, a "Party," and collectively, the "Parties").


                              W I T N E S S E T H:

           WHEREAS, the Parties are parties to that certain Stock and Asset Purchase Agreement, dated as of [________], 2002 (the "Purchase Agreement"), pursuant to which the Buyers are acquiring all of the property and assets of the Sellers used primarily in and related to the Business (as defined therein), including the Intellectual Property (as defined therein), other than the Excluded Assets (as defined therein);

           WHEREAS, the Sellers own all right, title and interest in and to the Intellectual Property other than the Intellectual Property owned exclusively by the Foreign Corporations (as defined in the Purchase Agreement) (the Intellectual Property other than the Intellectual Property owned exclusively by the Foreign Corporations being referred to herein as the "Transferable Intellectual Property"); and

           WHEREAS, as a condition to Closing (as defined in the Purchase Agreement), the Parties agreed to enter into this Assignment pursuant to which the Sellers will confirm the assignment to the Buyers of all of their respective right, title and interest in and to the Transferable Intellectual Property.

           NOW THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

           1. Assignment and Transfer. The Sellers hereby confirm the sale, assignment, conveyance, and transfer to the Buyers, and hereby do sell, assign, convey and transfer to the Buyers, for the Buyers' and their respective successors' and assigns' sole and exclusive use and enjoyment, all of the Sellers' respective right, title and interest in and to the Transferable Intellectual Property, including, without limitation, the following:

               (a) the patents and patent applications set forth in Schedule A annexed hereto;

               (b) the trademarks and service marks, together with the goodwill associated therewith, and domain names, including the Internet web sites, and the content thereof, for which their URLs are represented by such domain names, set forth in Schedule B annexed hereto; and

               (c) the copyrights and software (including, without limitation, object and source code thereto) set forth in Schedule C annexed hereto.

           2. RECORDATION OF PATENTS, TRADEMARKS AND COPYRIGHTS. If the Buyers elect to record this Assignment with any one or more of the U.S. Patent & Trademark Office, U.S. Copyright Office or applicable state or foreign governmental or international authorities or registries, the Buyers shall bear all costs and fees associated with such recording. The Sellers hereby authorize and request the Commissioner of Patents and Trademarks of the United States, Register of Copyrights of the United States and any official of any state or foreign country whose duty it is to issue intellectual property registrations, to record this Assignment and to issue to the Buyers all registrations from any applications for registration included in the Transferable Intellectual Property.

           3. FURTHER ASSURANCES. The Sellers covenant and agree that they will, upon the reasonable request of any Buyer and at such Buyer's cost and expense, execute and deliver, or cause to be executed or delivered, any and all documents provided by such Buyer that may be necessary or desirable to perfect the sale, assignment, conveyance and transfer of the Transferable Intellectual Property. Notwithstanding the foregoing, each Seller appoints each of the Buyers as its attorney-in-fact solely in connection with the execution of any documents necessary for the registration of patents, copyrights, or any other statutory national, state or local protection for the Transferable Intellectual Property in the United States or any foreign country.

           4. REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in the Purchase Agreement, the Sellers make no warranty, express or implied, with respect to the Transferable Intellectual Property.

           5. GOVERNING LAW. This Assignment shall be governed by the laws of the State of New York excluding (to the greatest extent a New York court would permit) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

           6. COUNTERPARTS. This Assignment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

              [Remainder of this page is intentionally left blank]

           IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date first written above.


                                        THE SELLERS:

                                        INSILCO TECHNOLOGIES, Inc.

                                        By:___________________________
                                              Name:
                                              Title:

                                        Stewart Connector Systems, Inc.

                                        By:___________________________
                                              Name:
                                              Title:

                                        InNet Technologies, Inc.

                                        By:___________________________
                                              Name:
                                              Title:

                                        Signal Transformer Co., Inc.

                                        By:___________________________
                                              Name:
                                              Title:

                                        THE BUYERS:

                                        BEL FUSE, LTD.

                                        By:___________________________
                                              Name:
                                              Title:

                                        BEL FUSE MACAU, L.D.A.

                                        By:___________________________
                                              Name:
                                              Title:

                                        BEL FUSE NEWCO, INC.

                                        By:___________________________
                                              Name:
                                              Title:

                                        BEL CONNECTOR INC.

                                        By:___________________________
                                              Name:
                                              Title:

                                   SCHEDULE A

                                    PATENTS


              [SELLERS TO UPDATE - CONFORM TO DISCLOSURE SCHEDULE]

                                   SCHEDULE B

                   TRADEMARKS; SERVICE MARKS AND DOMAIN NAMES

TRADEMARKS
---------------------- ----------------- ------------------- -----------------
Mark                   Country           Appl. No.           Reg. No.
---------------------- ----------------- ------------------- -----------------

---------------------- ----------------- ------------------- -----------------


Domain Names
------------

                                   SCHEDULE C

                             COPYRIGHTS AND SOFTWARE

COPYRIGHTS
------------------- ----------------------- ----------------------------
       Title              Date Filed          Copyright Reg. No./Date
------------------- ----------------------- ----------------------------

------------------- ----------------------- ----------------------------


Software (source and object code)
---------------------------------

                                                                     EXHIBIT I-1
                                                                     -----------

                 Form of Notice to Non-Bargaining Unit Employee

   Notice of Facility Closing Consistent with Worker Adjustment and Retraining
                                Notification Act

            On [DATE], [NAME OF COMPANY] (the "Company") entered into an agreement for the sale of its plant and assets at [ADDRESS OF PLANT]. That agreement is subject to higher and better bids that may emerge in the Company's chapter 11 bankruptcy case, which was filed on [DATE]. While we anticipate that the company purchasing the assets will also hire most of our employees, we cannot guarantee that fact, nor can we guarantee the facility will not be closed. Therefore, we can only tell you what we do know for sure: as part of the closing of the sales transaction, your employment with the Company will be permanently terminated.

            Although an exact date has not yet been established for the completion of the sale, and thus for the permanent loss of employment with the Company, the completion of the sale is anticipated to take place between [SPECIFY 14 DAY WINDOW]. Accordingly, it is currently anticipated that you will be terminated as a Company employee during that period. You do not have any bumping rights; in other words, you do not have the right to take another employee's job.

            This notice is being given to you on [DATE] consistent with the Worker Adjustment and Retraining Notification Act of 1988. Should you have any questions, please contact [NAME] at [PHONE NUMBER].

                                                                     EXHIBIT I-2
                                                                     -----------

       Form of Notice to Chief Elected Officer Of Each Labor Organization

   Notice of Facility Closing Consistent with Worker Adjustment and Retraining
                                Notification Act


            On [DATE], [NAME OF COMPANY] (the "Company") entered into an agreement for the sale of its plant and assets at [ADDRESS OF PLANT]. That agreement is subject to higher and better bids that may emerge in the Company's chapter 11 bankruptcy case, which was filed on [DATE]. While we anticipate that the company purchasing the assets will also hire most of our employees, we cannot guarantee that fact, nor can we guarantee the facility will not be closed. Therefore, we can only tell you what we do know for sure: as part of the closing of the sales transaction, the employment of your union members with the Company will be permanently terminated.

            Although an exact date has not yet been established for the completion of the sale, and thus for the permanent loss of employment with the Company, the completion of the sale is anticipated to take place between [SPECIFY 14 DAY WINDOW]. Accordingly, the Company will terminate all employees represented by [UNION] during that period. Attached is a list of the names and job positions of the potentially affected employees. It is anticipated that [INSERT NUMBER] employees will be potentially affected by this sale.


            This notice is being given to you on [DATE] consistent with the Worker Adjustment and Retraining Notification Act of 1988. Should you have any questions, please contact [NAME] at [PHONE NUMBER].

            The Company stands ready to meet with the Union to discuss any and all appropriate issues.

                                                          `

                         Potentially Affected Employees


                  Name                                   Job Title
                  ----                                   ---------

                                                                     EXHIBIT I-3
                                                                     -----------

                 Form of Notice to State Dislocated Workers Unit

   Notice of Facility Closing Consistent with Worker Adjustment and Retraining
                                Notification Act

            This notice is being provided to you on [DATE] consistent with the Worker Adjustment and Retraining Notification Act of 1988.

            On [DATE], [NAME OF COMPANY] (the "Company") entered into an agreement for the sale of its plant and assets at [ADDRESS OF PLANT]. We hope to accomplish this sale with the least possible disruption to the lives of our employees and the community. The agreement is subject to higher and better bids that may emerge in the Company's chapter 11 bankruptcy case, which was filed on [DATE]. While we anticipate that the company purchasing the assets will also hire most of our employees, we cannot guarantee that fact, nor can we guarantee the facility will not be closed. Therefore, we can only tell you what we do know for sure: as part of the closing of the sales transaction, employment with the Company will be permanently terminated.

            Although an exact date has not yet been established for the completion of the sale, and thus for the permanent employment loss by employees that may occur in conjunction with it, the completion of the sale is anticipated to take place between [SPECIFY 14-DAY WINDOW]. Accordingly, the Company will terminate all its employees during this period. Attached is a list of the potentially affected positions and the number of employees holding each position. It is anticipated that [INSERT NUMBER] employees will be potentially affected by this sale and the resulting terminations if the buyer elects not to hire our employees.


            Some employees are represented by [INSERT CHIEF ELECTED OFFICER OF UNION, UNION NAME, ADDRESS AND TELEPHONE]. WARN notices have been sent this day to the union, to [THE CHIEF ELECTED OFFICER OF THE UNIT OF LOCAL GOVERNMENT] and directly to each non-bargaining unit employee. Employees, whether or not represented by [UNION], do not have bumping rights. Although [SELLER'S] collective bargaining agreement with [UNION] contains a provision that in certain layoff situations would permit actions similar to bumping, inasmuch as [SELLER] will not operate the plant after the sale is completed, any such rights will be ineffectual as a practical matter.

            Should you have any questions, please contact [NAME] at [PHONE NUMBER].

                         Potentially Affected Employees

             Number of Employees                         Job Title
             -------------------                         ---------

                                                                     EXHIBIT I-4
                                                                     -----------

      Form of Notice to Chief Elected Official Of Unit Of Local Government

        Notice of Facility Closing Consistent with Worker Adjustment and
                          Retraining Notification Act

            This notice is being provided to you on [DATE] consistent with the Worker Adjustment and Retraining Notification Act of 1988.

            On [DATE], [NAME OF COMPANY] (the "Company") entered into an agreement for the sale of its plant and assets at [ADDRESS OF PLANT]. We hope to accomplish this sale with the least possible disruption to the lives of our employees and the community. The agreement is subject to higher and better bids that may emerge in the Company's chapter 11 bankruptcy case, which was filed on [DATE]. While we anticipate that the company purchasing the assets will also hire most of our employees, we cannot guarantee that fact, nor can we guarantee the facility will not be closed. Therefore, we can only tell you what we do know for sure: as part of the closing of the sales transaction, employment with the Company will be permanently terminated.

            Although an exact date has not yet been established for the completion of the sale, and thus for the permanent employment loss by employees that may occur in conjunction with it, the completion of the sale is anticipated to take place between [SPECIFY 14-DAY WINDOW]. Accordingly, the Company will terminate all employees during this period. Attached is a list of the potentially affected positions and the number of employees holding each position. It is anticipated that [INSERT NUMBER] employees will be potentially affected by this sale and the resulting terminations if the buyer elects not to hire our employees.

            Some employees are represented by [INSERT CHIEF ELECTED OFFICER OF UNION, UNION NAME, ADDRESS AND TELEPHONE]. WARN notices have been sent this day to the union, to [THE CHIEF ELECTED OFFICER OF THE UNIT OF LOCAL GOVERNMENT] and directly to each non-bargaining unit employee. Employees whether or not represented by [union], do not have bumping rights. Although [SELLER'S] collective bargaining agreement with [UNION] contains a provision that in certain layoff situations would permit actions similar to bumping, inasmuch as [SELLER] will not operate the plant after the sale is completed, any such rights will be ineffectual as a practical matter.

            Should you have any questions, please contact [NAME] at [PHONE NUMBER].

                         Potentially Affected Employees

                Number of Employees                         Job Title
                -------------------                         ---------

                                                                     EXHIBIT I-5
                                                                     -----------

[LOGO]                                                             Bel Fuse Ltd.
bel                                              8/F Luk Hop Industrial Building
COMPONENTS FOR A                                   8 Luk Hop Street, San Po Kong
CONNECTED                                                     Kowloon, Hong Kong
PLANET                                                           www.belfuse.com
                                                               tel 852.2328.5515
                                                               fax 852.2352.3706




To the Employees of
Stewart Connector Systems, Inc. and
Signal Transformer Co., Inc.

Re: Proposed Sale of Insilco Technologies, Inc.'s Passive Components Division to Bel Fuse Ltd. and its Affiliates

Ladies and Gentlemen:

As you have probably heard by now, Stewart Connector Systems, Inc. ("Connector") and Signal Transformer Co., Inc. ("Transformer"), along with Insilco Technologies, Inc. ("Insilco") and all of Insilco's domestic subsidiaries, have announced that they are filing for bankruptcy protection under the United States Bankruptcy Code. Insilco has advised us that the bankruptcy filing was necessitated by Insilco's and its subsidiaries' inability to make certain payments due under Insilco's primary credit arrangement. Fortunately for the hundreds of Insilco employees nationwide, prior to filing its bankruptcy petition, Insilco was able to identify buyers and enter into agreements with such buyers for each of Insilco's three operating divisions.

With respect to Insilco's Passive Components Division (of which each of Connector and Transformer are a part), the proposed buyer is a group of entities (the "Bel Buyers") affiliated with Bel Fuse Inc. ("Bel"). To purchase the Passive Components Division, the Bel Buyers have entered into a Stock & Asset Purchase Agreement (the "Agreement") with Insilco and the subsidiaries of Insilco which make up the Passive Components Division (including, but not limited to, Connector and Transformer). The Agreement contemplates that the Bel Buyers will acquire Insilco's Passive Components Division, including the properties and facilities located in Inwood, New York, and Glen Rock, Pennsylvania. The Agreement is subject to several conditions, including the approval of the Bankruptcy Court.

The purpose of this letter is to provide you, as employees of Connector or Transformer, with some insight as to how the bankruptcy filing and the impending sale of the Passive Components Division is likely to affect your future employment.

WHO IS BEL FUSE INC.?

Bel is a NASDAQ listed company (BELFA & BELFB). Bel and its subsidiaries are engaged in the design, manufacture and sale of products used in networking, telecommunications, high-speed data transmission, automotive and consumer electronics. Bel's product line includes integrated connector modules, magnetics, fuses, power conversion modules and thick film hybrids. Bel commenced operations in 1949, began manufacturing electronic components in Asia in 1970 and now, through its subsidiaries, operates worldwide. During the last four years, Bel has acquired Lucent Technologies Inc.'s Transformer and Inductor Division, E-Power Co., Ltd. and the assets of Current Concepts, Inc. We encourage you to learn more about Bel by visiting Bel 's website at www.belfuse.com.

WHEN WILL THE SALE OF THE PASSIVE COMPONENTS DIVISION CLOSE?

Before Insilco and the Bel Buyers close the sale of the Passive Components Division, the U.S. Bankruptcy Code requires that, to the extent other potential purchasers of the Passive Components Division express an interest in acquiring the Passive Components Division, Insilco must hold an auction for the sale of the Passive Components Division. The purpose of the auction is to ensure that Insilco, on behalf of its creditors, will receive the highest or otherwise best possible offer for the Passive Components Division. Thus, before the Passive Components Division may be sold, Insilco must first advertise the auction, hold the auction, determine who is the highest or otherwise best bidder and have the sale to the highest or otherwise best bidder confirmed in Bankruptcy Court. This process is likely to take between 2 and 4 months.

IS MY JOB LIKELY TO BE TERMINATED IN ADVANCE OF THE SALE?

Throughout this sale process, Insilco, Connector and Transformer intend to continue operations at the Inwood, New York and Glen Rock, Pennsylvania facilities. Bel certainly cannot make any commitments on behalf of Insilco or any of its affiliated companies. However, we have been told that neither Connector nor Transformer have any immediate plans to terminate jobs in advance of the closing date of the sale.

HOW WILL THE OPERATIONS AT INWOOD, NEW YORK AND GLEN ROCK, PENNSYLVANIA BE AFFECTED BY THE SALE OF THE PASSIVE COMPONENTS DIVISION?

How the operations at Inwood, New York and Glen Rock, Pennsylvania will be affected by the sale of the Passive Components Division largely depends on who the successful bidder is for the Passive Components Division (the "Successful Bidder"). Should the Bel Buyers be the Successful Bidder, it is the intent of the Bel Buyers to continue operations at the Inwood, New York and Glen Rock, Pennsylvania facilities.

WILL I HAVE A JOB AFTER THE CLOSE OF THE SALE OF THE PASSIVE COMPONENTS
DIVISION?

After the close of the sale of the Passive Components Division, each of Connector and Transformer will cease operations and terminate the employment of all employees. Thereafter, the Successful Bidder will make a determination as to who it would like to hire. Should the Bel Buyers be the Successful Bidder, as it is their intent to continue operations at the Inwood, New York, and Glen Rock, Pennsylvania facilities, the Bel Buyers intend to hire a majority of the Connector and Transformer employees. Decisions regarding specific employees will be made by the Bel Buyers, if they are the Successful Bidder, during the period prior to the Closing.

WHAT IF I AM NOT HIRED BY THE SUCCESSFUL BIDDER?

The severance benefits to which you would be entitled if you are not hired by the Successful Bidder again depends on who is the Successful Bidder. Should the Bel Buyers be the Successful Bidder, the Bel Buyers have committed to provide Connector and Transformer with an amount of funds sufficient to pay (and Connector and Transformer will pay) each Qualified Company Employee (as defined below) who remains employed by Connector and Transformer, as applicable, through the closing date (or whose employment is terminated by Connector or Transformer, as applicable, prior to the closing date without cause) the amount of severance payment due each such Qualified Company Employee pursuant to Connector's or Transformer's general severance policy, as applicable. For purposes of this letter, the term "Qualified Company Employee" means any Connector or Transformer employee who is:

          o  in good standing on the closing date;
          o  not offered employment by the Bel Buyers;
          o  not represented by a labor organization; and
          o  not covered by Insilco's Key Employees Severance Plan (the "Plan").

Thus, if you (1) remain an employee in good standing with Connector or Transformer through the closing date, (2) the Bel Buyers are the Successful Bidder, (3) the Bel Buyers do not offer you employment and (4) you are neither represented by a labor organization nor covered by the Plan, then you will receive the amount of severance available to you pursuant to Connector's or Transformer's (as applicable) severance policy.

WHAT IF I QUIT MY JOB BEFORE THE TRANSACTION CLOSES?

If you choose to terminate your employment with Connector or Transformer in advance of the closing date, no assurances can be provided that either Connector or Transformer will have sufficient funds to pay any severance due you and you will likely lose the opportunity to be employed by the Bel Buyers (provided that the Bel Buyers are the Successful Bidder).

WHY AM I BEING PROVIDED THE NOTICE ATTACHED TO THIS LETTER?

The notice attached to this letter is being provided to you by Insilco, Connector and Transformer. Insilco, Connector and Transformer are uncertain as to the number of employees who will be hired after the closing, and, therefore, can provide no assurances to their employees that their jobs will be retained by the Successful Bidder. The attached notice is being delivered in order to comply with the Worker Adjustment and Retraining Notification Act of 1988.

                               * * * * * * * * * *

It is my sincere hope that the Bel Buyers will be the Successful Bidder. We expect that, at an appropriate time, representatives of Bel will visit each of the Inwood, New York and Glen Rock, Pennsylvania facilities to answer any questions you may have.

Very truly yours,


Daniel Bernstein
President

                                                                     EXHIBIT I-6
                                                                     -----------

[LOGO]                                                             Bel Fuse Ltd.
bel                                              8/F Luk Hop Industrial Building
COMPONENTS FOR A                                   8 Luk Hop Street, San Po Kong
CONNECTED                                                     Kowloon, Hong Kong
PLANET                                                           www.belfuse.com
                                                               tel 852.2328.5515
                                                               fax 852.2352.3706



To the Employees of
InNet Technologies, Inc.

Re: Proposed Sale of Insilco Technologies, Inc.'s Passive Components Division to Bel Fuse Ltd. and its Affiliates

Ladies and Gentlemen:

As you have probably heard by now, InNet Technologies, Inc. ("InNet"), along with Insilco Technologies, Inc. ("Insilco") and all of Insilco's domestic subsidiaries, have announced that it is filing for bankruptcy protection under the United States Bankruptcy Code. Insilco has advised us that the bankruptcy filing was necessitated by Insilco's and its subsidiaries' inability to make certain payments due under Insilco's primary credit arrangement. Fortunately for the hundreds of Insilco employees nationwide, prior to filing its bankruptcy petition, Insilco was able to identify buyers and enter into agreements with such buyers for each of Insilco's three operating divisions.

With respect to Insilco's Passive Components Division (of which InNet is a part), the proposed buyer is a group of entities (the "Bel Buyers") affiliated with Bel Fuse Inc. ("Bel"). To purchase the Passive Components Division, the Bel Buyers have entered into a Stock & Asset Purchase Agreement (the "Agreement") with Insilco and the subsidiaries of Insilco which make up the Passive Components Division (including, but not limited to, InNet). The Agreement contemplates that the Bel Buyers will acquire Insilco's Passive Components Division. The Agreement is subject to several conditions, including the approval of the Bankruptcy Court.

The purpose of this letter is to provide you, as employees of InNet, with some insight as to how the bankruptcy filing and the impending sale of the Passive Components Division is likely to affect your future employment.

WHO IS BEL FUSE INC.?

Bel is a NASDAQ listed company (BELFA & BELFB). Bel and its subsidiaries are engaged in the design, manufacture and sale of products used in networking, telecommunications, high-speed data transmission, automotive and consumer electronics. Bel's product line includes integrated connector modules, magnetics, fuses, power conversion modules and thick film hybrids. Bel commenced operations in 1949, began manufacturing electronic components in Asia in 1970 and now, through its subsidiaries, operates worldwide. During the last four years, Bel has acquired Lucent Technologies

Inc.'s Transformer and Inductor Division, E-Power Co., Ltd. and the assets of Current Concepts, Inc. We encourage you to learn more about Bel by visiting Bel 's website at www.belfuse.com.

WHEN WILL THE SALE OF THE PASSIVE COMPONENTS DIVISION CLOSE?

Before Insilco and the Bel Buyers close the sale of the Passive Components Division, the U.S. Bankruptcy Code requires that to the extent other potential purchasers of the Passive Components Division express an interest in acquiring the Passive Components Division, Insilco must hold an auction for the sale of the Passive Components Division. The purpose of the auction is to ensure that Insilco, on behalf of its creditors, will receive the highest or otherwise best possible offer for the Passive Components Division. Thus, before the Passive Components Division may be sold, Insilco must first advertise the auction, hold the auction, determine who is the highest or otherwise best bidder and have the sale to the highest or otherwise best bidder confirmed in Bankruptcy Court. This process is likely to take between 2 and 4 months.

IS MY JOB LIKELY TO BE TERMINATED IN ADVANCE OF THE SALE?

Throughout this sale process, Insilco and InNet intend to continue operations at the San Diego facility. Bel certainly cannot make any commitments on behalf of Insilco or any of its affiliated companies. However, we have been told that InNet does not have any immediate plans to terminate jobs in advance of the closing date of the sale.

HOW WILL THE OPERATIONS AT INNET'S SAN DIEGO FACILITY BE AFFECTED BY THE SALE OF THE PASSIVE COMPONENTS DIVISION?

How the operations at InNet's San Diego facility will be affected by the sale of the Passive Components Division largely depends on who the successful bidder is for the Passive Components Division (the "Successful Bidder"). Should the Bel Buyers be the Successful Bidder, it is the intent of the Bel Buyers to move certain operations at InNet's San Diego facility to Bel's San Diego offices located at 17180 Bernardo Center Drive, San Diego, California.

WILL I HAVE A JOB AFTER THE CLOSE OF THE SALE OF THE PASSIVE COMPONENTS
DIVISION?

After the close of the sale of the Passive Components Division, InNet will cease operations and terminate the employment of all employees. Thereafter, the Successful Bidder will make a determination as to who it would like to hire. Should the Bel Buyers be the Successful Bidder, it is their intent to hire some of the InNet employees. Decisions regarding specific employees will be made by the Bel Buyers, if they are the Successful Bidder, during the period prior to the Closing.

WHAT IF I AM NOT HIRED BY THE SUCCESSFUL BIDDER?

The severance benefits to which you would be entitled if you are not hired by the Successful Bidder again depends on who is the Successful Bidder. Should the Bel Buyers be the Successful Bidder, the Bel Buyers have committed to provide InNet with an amount of funds sufficient to pay (and InNet will pay) each Qualified Company Employee (as defined below) who remains employed by InNet through the closing date (or whose employment is terminated by InNet, as applicable, prior to the closing date without cause) the amount of severance payment due each such Qualified Company Employee pursuant to InNet's general severance policy. For purposes of this letter, the term "Qualified Company Employee" means any InNet employee who is:

          o  in good standing on the closing date;
          o  not offered employment by the Bel Buyers;

          o  not represented by a labor organization; and
          o  not covered by Insilco's Key Employees Severance Plan (the "Plan").

Thus, if (1) you remain an employee in good standing with InNet through the closing date, (2) the Bel Buyers are the Successful Bidder, (3) the Bel Buyers do not offer you employment and (4) you are neither represented by a labor organization nor covered by the Plan, then you will receive the amount of severance available to you pursuant to your Company's severance policy.

WHAT IF I QUIT MY JOB BEFORE THE TRANSACTION CLOSES?

If you choose to terminate your employment with InNet in advance of the closing date, no assurances can be provided that InNet will have sufficient funds to pay any severance due you and you will likely lose the opportunity to be employed by the Bel Buyers (provided that the Bel Buyers are the Successful Bidder).

WHY AM I BEING PROVIDED THE NOTICE ATTACHED TO THIS LETTER?

The notice attached to this letter is being provided to you by Insilco and InNet. Insilco and InNet are uncertain as to the number of employees who will be hired after the closing, and, therefore, can provide no assurances to their employees that their jobs will be retained by the Successful Bidder. The attached notice is being delivered in order to comply with the Worker Adjustment and Retraining Notification Act of 1988.

                               * * * * * * * * * *

It is my sincere hope that the Bel Buyers will be the Successful Bidder. We expect that, at an appropriate time, representatives of Bel will visit InNet's San Diego facility to answer any questions you may have.

Very truly yours,


Daniel Bernstein
President

                                                                       Exhibit J
                                                                       ---------

NORR STIEFENHOFER LUTZ

                                      DRAFT
                                      -----
                    SUBJECT TO ANY CHANGES AND/OR AMENDMENTS!


                     SHARE TRANSFER AND ASSIGNMENT AGREEMENT

               RELATING TO THE INSILCO TECHNOLOGIES GERMANY SHARES

                                    EXHIBIT J
                                     TO THE
                       STOCK AND ASSET PURCHASE AGREEMENT





UR-Nr.: [__________]/2002                       Deed Role No.: [__________]/2002





           VERHANDELT                                    RECORDED


       zu [______________]                         at [______________]

    den [______________] 2002                this [___] day of [____] of 2002



   VOR MIR, DEM UNTERZEICHNETEN                  Before me, the undersigned
             NOTAR                                      notary public

                             [____________________]


      MIT DEM AMTSSITZ IN                         WITH HIS BUSINESS SEAT IN

                             [____________________]


erschienen heute:                                              appeared today:

                                                                               2
NORR STIEFENHOFER LUTZ

                                      DRAFT
                                      -----
                    SUBJECT TO ANY CHANGES AND/OR AMENDMENTS!



                            1. [____________________]

wohnhaft                                          residing at


                             [____________________]

                             [____________________].


                            2.[____________________]

wohnhaft                                          residing at


                             [____________________]

                             [____________________].

Die Erschienenen wiesen sich durch           The persons appearing proved their
Vorlage ihrer gultigen                       identity by  submitting their valid
Personalausweise aus.                        identification card.

Der Erschienene zu 1) erklarte vorab:        The person appeared at 1) declared
                                             beforehand:

Nachfolgende Erklarungen gebe ich nicht      The following declarations are made
im eigenen Namen ab, sondern unter           not in my own name and without any
Ausschlu(beta) jeder personlichen            personal liability on the basis of
eigenen Haftung aufgrund erteilter und       the enclosed power-of-attorney
hier beigefugter  Vollmacht vom [______]     dated [_______] 2002 on behalf of
2002 fur die

                               [BEL FUSE LIMITED]



        [TO BE DISCUSSED WHICH ENTITY WILL ACQUIRE THE SHARES IN INSILCO
                              TECHNOLOGIES GMBH.]

Die Vollmacht ist als ANLAGE 1 in            A certified copy of the power-of-
beglaubigter Kopie beigefugt.                attorney is enclosed as EXHIBIT 1.

Der Erschienene zu 2) erklarte vorab:        The person appeared at 2) declared
                                             beforehand:

                                                                               3
NORR STIEFENHOFER LUTZ

                                      DRAFT
                                      -----
                    SUBJECT TO ANY CHANGES AND/OR AMENDMENTS!


Nachfolgende Erklarungen gebe ich nicht      The following declarations are made
im eigenen Namen ab, sondern unter           not in my own name and without any
Ausschlu(beta) jeder personlichen eigenen    personal liability on the basis of
Haftung aufgrund erteilter und hier          the enclosed power-of-attorney
beigefugter Vollmacht vom [________] 2002    dated [_______] 2002 on behalf of
fur die


                           INSILCO TECHNOLOGIES INC.,

                             425 METRO PLACE NORTH,

                                     DUBLIN,

                               OHIO 43017, U.S.A.]



Die Vollmacht ist als ANLAGE 2 in            A certified copy of the power-of-
beglaubigter Kopie beigefugt.                attorney is enclosed as EXHIBIT 2.

[SUBJECT TO THE PLACE OF NOTARISATION:       [SUBJECT TO THE PLACE OF
                                             NOTARISATION:

Der Notar belehrt die Erschienenen           The notary advised the appeared
uber ss. 3 BeurkG und fragte, ob             persons pursuant to Sec. 3 BeurkG
gegenuber ihnen oder ihren                   (German Recording Act) and asked if
Vollmachtgebern eine Vorbefassung            there was any pre-procurement
in derselben Angelegenheit im Sinne          towards them or their mandators in
von ss. 3 Abs. 1 Nr. 7 BeurkG durch          the same procedure according to
den handelnden Notar und/ oder               Sec. 3 subsec. 1 no. 7 BeurkG
Personen, die mit dem Notar zur              (German Recording Act) by the
gemeinsamen Berufsausubung                   notary and/or persons connected to
verbunden sind, erfolgt ist. Die             the notary by the way of mutual
Frage wurde verneint.]                       exercise of profession. The
                                             question was denied.]

Die Erschienenen erklarten,                  The appearing persons declared that
da(beta) diese Urkunde in deutscher          they wish to have this deed
und englischer Sprache errichtet             recorded by the notary in the
werden soll und da(beta) sie                 German and English language and
ausreichend die deutsche und                 that they are sufficiently in
englische Sprache beherrschen. Der           command of the English and German
amtierende Notar, der selbst die             language. The acting notary who is
englische und deutsche Sprache               himself in sufficient command of
beherrscht, stellte fest, da(beta)           the English and German language
dies auch bei den Erschienenen der           verified that this is also the case
Fall ist.                                    with respect to the appeared
                                             persons.

                                                                               4
NORR STIEFENHOFER LUTZ

                                      DRAFT
                                      -----
                    SUBJECT TO ANY CHANGES AND/OR AMENDMENTS!

Die Erschienenen baten sodann um             Thereupon, the appeared persons
Beurkundung der nachfolgenden                asked for certification of the
Erklarungen:                                 following declarations:

1. Bel Fuse Ltd., Bel Fuse Macau,            1. Bel Fuse Ltd., Bel Fuse Macau,
   L.D.A und Bel Fuse NewCo, Inc.               L.D.A, Bel Connector Inc. and
   auf der einen Seite und Insilco              Bel Fuse NewCo, Inc. on one hand
   Technologies, Inc. und                       and Insilco Technologies, Inc.
   verschiedene                                 and certain subsidiaries of
   Tochtergesellschaften der                    Insilco Technologies, Inc. on
   Insilco Technologies, Inc. auf               the other hand have entered into
   der anderen Seite haben am                   a Stock and Asset Purchase
   [_____] ein Stock and Asset                  Agreement on [______]. The
   Purchase Agreement geschlossen.              purpose of this Stock and Asset
   Gegenstand dieses Vertrages ist              Purchase Agreement is, inter
   unter anderem auch der Kauf und              alia, the sale and transfer of
   die Ubertragung samtlicher von               all shares in Insilco
   der Insilco Technologies, Inc.,              Technologies GmbH (hereinafter
   Dublin, Ohio, U.S.A.                         referred to as "Insilco GmbH")
   (nachfolgend auch ,,Insilco") an             with its registered seat in
   der Insilco Technologies GmbH                Friedrichsdorf Taunus,
   (nachfolgend auch,,Insilco                   registered in the commercial
   GmbH") mit Sitz in                           register of the local court in
   Friedrichsdorf, Taunus,                      Bad Homburg v. d. Hohe under HRB
   eingetragen im Handelsregister               7328, held by Insilco
   des Amtsgerichts Bad Homburg v.              Technologies, Inc., Dublin,
   d. Hohe unter HRB 7328,                      Ohio, U.S.A. (hereinafter
   gehaltenen Geschaftsanteile.                 referred to as "Insilco").

                                                                               5
NORR STIEFENHOFER LUTZ

                                      DRAFT
                                      -----
                    SUBJECT TO ANY CHANGES AND/OR AMENDMENTS!

2. Das Stammkapital der Insilco              2. The nominal value of the share
   GmbH betragt nominal EUR                     capital amounts to EUR 60,000.00
   60.000,00 (in Worten: Euro                   (in words: Euro sixty thousand)
   sechzigtausend) und ist                      and is divided into one share in
   aufgeteilt in einen                          the nominal amount of EUR
   Geschaftsanteil im Nominalwert               60,000.00 (in words: Euro sixty
   von EUR 60.000,00 (in Worten:                thousand) held by Insilco.
   Euro sechzigtausend), der von
   Insilco gehalten wird.


3. Die Insilco GmbH hat keinen               3. Insilco GmbH does not have any
   Grundbesitz.                                 real property.

                                                                               6
NORR STIEFENHOFER LUTZ

                                      DRAFT
                                      -----
                    SUBJECT TO ANY CHANGES AND/OR AMENDMENTS!


                   B.                                         B.
     ANTEILSUBERTRAGUNG UND ABRETUNG             SHARE TRANSFER AND ASSIGNMENT

1. Gema(beta)dem vorstehend                  1. In execution of the above
   genannten Stock and Asset                    mentioned Stock and Asset
   Purchase Agreement tritt die                 Purchase Agreement Insilco
   Insilco hiermit ihren                        herewith assigns its share in
   Geschaftsanteil im Nennbetrag                the nominal amount of EUR
   von EUR 60.000,00 (in Worten:                60,000.00 (in words: Euro sixty
   Euro sechzigtausend) an der                  thousand) in Insilco GmbH, in
   Insilco GmbH, jedenfalls alle                any event all of its shares held
   von ihr gehaltenen Anteile an                in Insilco GmbH, to [BEL FUSE
   der Insilco GmbG, an die [BEL                Ltd.]. [ACQUIRING ENTITY TO BE
   FUSE LTD.] ab. [ACQUIRING ENTITY             DETERMINED.]
   TO BE DETERMINED.]


 2. Die [BEL FUSE LTD.] nimmt die            2. [BEL FUSE LTD.] accepts the
    vorstehende Abtretung des                   above assignment of the share.
    Geschaftsanteils an.

3. Insilco als einziger                      3. By shareholder resolution dated
   Gesellschafter der Insilco GmbH              [______], a copy of which is
   hat der vorstehenden Abtretung               attached hereto as Exhibit 3,
   des Geschaftsanteils gem. Ziff.              Insilco as sole shareholder of
   1 mit                                        Insilco GmbH has approved the
   Gesellschafterbeschlu(beta) vom              assignment of the share pursuant
   [_____], hier in Kopie beigefugt             to Sec. 1.
   als Anlage 3, zugestimmt.

                                                                               7
NORR STIEFENHOFER LUTZ

                                      DRAFT
                                      -----
                    SUBJECT TO ANY CHANGES AND/OR AMENDMENTS!


                  C.                                          C.
              SONSTIGES                                  MISCELLANEOUS

Der Notar wird gebeten, den                  The acting notary is herewith
Ubergang des Geschaftsanteils bei            instructed to announce the
der Insilco GmbH gema(beta)ss.16             assignment of the share to Insilco
GmbHG anzumelden.                            GmbH pursuant to Sec. 16 GmbHG
                                             (Limited Liability Company Act).

Die Kosten dieser Urkunde und,               Insilco shall bear all and any
soweit erforderlich, ihres                   costs of this deed and, if any, its
registerrechtlichen Vollzuges tragt          registration with the commercial
die Insilco.                                 register.

Der Notar hat darauf hingewiesen,            The notary indicated his obligation
da(beta)er nachss. 54 ESt-DV                 pursuant to Sec. 54 ESt-DV (Income
verpflichtet ist, dem Finanzamt der          Tax By-Law) to send a certified
Gesellschaft binnen zwei Wochen              copy of this deed, including the
unter Angabe der Steuernummer eine           tax number, to the tax office of
beglaubigte Abschrift der Urkunde            the company. Beforehand, he is not
zuzuschicken. Zuvor darf er den              authorized to provide the parties a
Beteiligten keine Ausfertigung oder          copy or certified copy of this
beglaubigte Abschrift dieser                 deed. Further, the notary informed
Urkunde aushandigen. Ferner wies             that he is obligated to notify the
der Notar darauf hin, da(beta)er             registration court of the above
gema(beta)ss.40 Abs. 1 Satz 2 GmbHG          share assignment pursuant to Sec.
verpflichtet ist, die vorstehende            40 subsec. 1, second sentence GmbHG
Abtretung dem Registergericht                (Limited Liability Company Act).
anzuzeigen.

Die Erschienenen, handelnd wie               The persons appeared, acting as
vorstehend, bevollmachtigen hiermit          aforesaid, herewith grant power of
die Notariatsangestellten,                   attorney to the following notary's
                                             employees,


                          1. [______________________],

                          2. [______________________],


alle geschaftsansassig                       all residing at [_______________],
[_______________],                           [_______________], each on his/her
[_______________], je einzeln und            sole signature and each released
unter Befreiung von den                      from the restrictions of the
Beschrankungen desss. 181 BGB nach           Section 181 German Civil Code, to

                                                                               8
NORR STIEFENHOFER LUTZ

                                      DRAFT
                                      -----
                    SUBJECT TO ANY CHANGES AND/OR AMENDMENTS!

eigenem Ermessen diese Urkunde zu            change and/or amend this deed
andern und/oder erganzen. Diese              according to their sole discretion.
Vollmacht ist unbeschrankt im                This power of attorney is unlimited
Hinblick auf Dritte. Im                      with respect to third parties.
Innenverhaltnis sind die                     Internally, the authorised persons
Bevollmachtigten angewiesen, von             are hereby instructed to use this
der Vollmacht nur unter der                  power of attorney only under the
Verantwortung des amtierenden                responsibility of the acting notary
Notars, seines Vertreters oder               or his alternate or successor in
Nachfolgers im Amte Gebrauch zu              office and with the consent of the
machen, und zwar in Abstimmung mit           grantors of the power of attorney.
dem Vollmachtgeber.

Diese Urkunde untersteht deutschem           This deed is subject to the laws of
Sachrecht. Die deutsche Fassung ist          the Federal Republic of Germany,
bei Streitfallen oder bei                    applicable to the transfer and
Unklarheiten ma(beta)geblich.                delivery of shares. The German
                                             language version of this deed shall
                                             be governing in the event of any
                                             dispute or ambiguity.

Vorgelesen vom Notar und von den             Read aloud by the notary and
Beteiligten genehmigt und                    approved by the person appearing
eigenhandig unterschrieben:                  and personally signed:

                                                                   EXHIBIT 10(B)
                                                                   -------------
                                 EXECUTION COPY
                                 ==============






================================================================================


                       STOCK AND ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              AMPHENOL CORPORATION,

                 AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO.,

                           INSILCO TECHNOLOGIES, INC.,

                             T.A.T. TECHNOLOGY INC.,

                      INSILCO INTERNATIONAL HOLDINGS, INC.

                                       AND

                         PRECISION CABLE MFG. CO., INC.

                          DATED AS OF DECEMBER 15, 2002


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1    Definitions.....................................................2
Section 1.2    Construction...................................................10
Section 1.3    Currency.......................................................10


                                   ARTICLE II
                                PURCHASE AND SALE

Section 2.1    Purchase and Sale of the Shares................................11
Section 2.2    Purchase and Sale of Assets....................................11
Section 2.3    Excluded Assets................................................12
Section 2.4    Assumed Liabilities............................................14
Section 2.5    Excluded Liabilities...........................................15
Section 2.6    Assumption of Certain Leases and Other Contracts...............15


                                   ARTICLE III
                          PURCHASE PRICE; CURE AMOUNTS

Section 3.1    Purchase Price.................................................16
Section 3.2    Cure Amounts...................................................17
Section 3.3    Purchase Price Adjustment......................................17


                                   ARTICLE IV
                                   THE CLOSING

Section 4.1    Time and Place of the Closing..................................19
Section 4.2    Deliveries by the Sellers......................................19
Section 4.3    Deliveries by the Buyer Parties................................21


                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Section 5.1    Organization; Qualification....................................22
Section 5.2    Authority Relative to this Agreement...........................22
Section 5.3    Organization, Authority and Qualification
                 of the Purchased Subsidiary..................................22
Section 5.4    TAT............................................................23
Section 5.5    Capitalization; Ownership of Shares............................23
Section 5.6    Consents and Approvals; No Violation...........................23
Section 5.7    Financial Statements and Reports...............................24
Section 5.8    Title to Assets................................................24

Section 5.9    Owned Real Property............................................24
Section 5.10   Leased Real Property...........................................25
Section 5.11   Environmental Matters..........................................26
Section 5.12   ERISA; Benefit Plans...........................................27
Section 5.13   Certain Contracts and Arrangements.............................29
Section 5.14   Legal Proceedings and Judgments................................29
Section 5.15   Permits........................................................29
Section 5.16   Compliance with Laws...........................................29
Section 5.17   Taxes..........................................................29
Section 5.18   Intellectual Property..........................................30
Section 5.19   Labor and Employment Matters...................................31
Section 5.20   Brokers........................................................31
Section 5.21   Overlapping Assets.............................................31
Section 5.22   Absence of Change or Event.....................................31
Section 5.23   Accounts Receivable............................................32
Section 5.24   Disclaimer of Other Representations and Warranties.............32


                                   ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Section 6.1    Organization...................................................33
Section 6.2    Authority Relative to this Agreement...........................33
Section 6.3    Consents and Approvals; No Violation...........................33
Section 6.4    Legal Proceedings and Judgments................................34
Section 6.5    Brokers........................................................34
Section 6.6    Buyer Parties Financing........................................34
Section 6.7    Investment Purpose.............................................34
Section 6.8    GST and QST Registration.......................................34


                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

Section 7.1    Conduct of Business............................................34
Section 7.2    Access to Information; Maintenance of Records..................35
Section 7.3    Expenses.......................................................37
Section 7.4    Further Assurances.............................................37
Section 7.5    Public Statements..............................................38
Section 7.6    Governmental Authority Consents and Approvals..................38
Section 7.7    Tax Matters....................................................39
Section 7.8    Litigation Support.............................................41
Section 7.9    Notification...................................................41
Section 7.10   Submission for Bankruptcy Court Approval.......................41
Section 7.11   Overbid Procedures.............................................42
Section 7.12   Mail Received After the Closing................................45
Section 7.13   Employees......................................................45
Section 7.14   Overlapping Assets.............................................47
Section 7.15   Sellers' Guarantees............................................47
Section 7.16   Purchase Price.................................................47
Section 7.17   Concerning the Canadian Trustee................................48
Section 7.18   Disconnection of Computer Line.................................49

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

Section 8.1    Conditions to Each Party's Obligations to Effect the Closing...49
Section 8.2    Conditions to Obligations of the Buyer Parties.................50
Section 8.3    Conditions to Obligations of the Sellers.......................51


                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

Section 9.1    Termination....................................................51
Section 9.2    Procedure and Effect of Termination............................52
Section 9.3    Extension; Waiver..............................................53


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.1   Amendment and Modification.....................................53
Section 10.2   Waiver of Compliance; Consents.................................53
Section 10.3   Survival.......................................................53
Section 10.4   No Impediment to Liquidation...................................54
Section 10.5   Notices........................................................54
Section 10.6   Assignment.....................................................55
Section 10.7   Third-Party Beneficiaries......................................55
Section 10.8   Severability...................................................55
Section 10.9   Governing Law..................................................55
Section 10.10  Submission to Jurisdiction.....................................55
Section 10.11  Counterparts...................................................56
Section 10.12  Incorporation of Exhibits......................................56
Section 10.13  Entire Agreement...............................................56
Section 10.14  Headings.......................................................56
Section 10.15  Remedies.......................................................56
Section 10.16  Bulk Sales or Transfer Laws....................................56
Section 10.17  WAIVER OF JURY TRIAL...........................................56
Section 10.18  English Language...............................................57

EXHIBITS
--------

Exhibit A      Assumed Agreements
Exhibit B      Form of Assumption Agreement
Exhibit C      Form of Bill of Sale
Exhibit D      Form of Escrow Agreement
Exhibit E      Form of Deed
Exhibit F      Allocation of Purchase Price and Assumed Liabilities
Exhibit G      Form of Bidding Procedures Order
Exhibit H      Form of Sale Order
Exhibit I      Form of Deed of Transfer
Exhibit J      Form of Canadian Bill of Sale

DISCLOSURE SCHEDULE
-------------------

The Disclosure Schedule shall include the following Schedules:

2.3(d)                                      Excluded Assets
5.5                                         Capitalization; Ownership of Shares
5.7(a)                                      Financial Statements and Reports
5.9(a), (b)                                 Owned Real Property
5.10(a), (b), (c), (d)                      Leased Real Property
5.11                                        Environmental Matters
5.12(a), (c), (d), (e), (f), (i)            ERISA; Benefit Plans
5.13                                        Certain Contracts and Arrangements
5.14                                        Legal Proceedings and Judgments
5.15                                        Permits
5.17                                        Taxes
5.18                                        Intellectual Property
5.19                                        Labor and Employment Matters
5.21                                        Overlapping Assets
5.22                                        Absence of Change or Event
7.1                                         Conduct of Business
7.13(a)                                     Employees
7.15                                        Sellers' Guarantees

                       STOCK AND ASSET PURCHASE AGREEMENT


         This Stock and Asset Purchase Agreement (this "Agreement") is made as of December 15, 2002 by and among Insilco Technologies, Inc., a Delaware corporation ("ITI"), T.A.T. Technology Inc., a Quebec corporation ("TAT"), Insilco International Holdings, Inc., a Delaware corporation ("IIH"), and Precision Cable Mfg. Co., Inc., a Texas corporation ("PCMCI", and together with ITI, TAT and IIH, the "Sellers", and each individually a "Seller") and Amphenol Corporation, a Delaware corporation (the "Buyer") and Amphenol Technical Products International Co., a Nova Scotia corporation (the "Canadian Buyer" and, together with the Buyer, the "Buyer Parties").

         WHEREAS, PCMCI and IIH own all of the issued and outstanding equity securities (the "Shares") of Precision Cable Mfg. Corp. de Mexico, S.A. de C.V., a Mexican corporation ("Precision Cable Mexico");

         WHEREAS, the Sellers, directly and through the Purchased Subsidiary, are engaged in the Business at various locations;

         WHEREAS, the Sellers, other than TAT, are preparing to file Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code, 11 U.S.C. ss. 101, et seq.;

         WHEREAS, the Sellers wish to sell to the Buyer Parties, and the Buyer Parties wish to purchase, directly or through one or more of their Affiliates, from the Sellers, the Business, including the Shares and the Purchased Assets, and in connection therewith the Buyer Parties are willing to assume from the Sellers all of the Assumed Liabilities, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, all of the assets of the Business located in Canada are owned by TAT;

         WHEREAS, TAT intends to file a proposal (the "Canadian Bankruptcy Filing", which term shall include any deemed assignment under the Bankruptcy and Insolvency Act (Canada) R.S.C. 1985, c. B-3 (the "Canadian Bankruptcy Code")) and will appoint Ernst & Young Inc. as trustee (the "Canadian Trustee");

         WHEREAS, the Buyer Parties and the Sellers contemplate that upon the Canadian Bankruptcy Filing, TAT shall call a meeting of all creditors (including the Lenders for their deficiency claim) to be held in compliance with the Canadian Bankruptcy Code;

         WHEREAS, the Buyer Parties and the Sellers contemplate that the Purchased Assets owned by TAT (the "Canadian Purchased Assets") shall be sold by the Canadian Trustee with the permission and approval of inspectors appointed in the Canadian Bankruptcy Filing ("Inspector Approval") or by an order of the Quebec Superior Court (Commercial Division) sitting in matters of bankruptcy (the "Canadian Bankruptcy Court") approving the sale of the Canadian Purchased Assets contemplated herein (the "Canadian Bankruptcy Court Order"); and

         WHEREAS, the Buyer Parties and the Sellers contemplate that on the granting of Inspector Approval or the Canadian Bankruptcy Court Order the Canadian Trustee will have full authority to sell the Canadian Purchased Assets and to consummate the transactions contemplated by this Agreement, all in accordance with the Canadian Bankruptcy Court Order or Inspector Approval, as the case may be (as a result, "TAT" or "Sellers" may refer to the Canadian Trustee, as the context may require).

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

         "Accounts Payable" means any and all postpetition accounts payable to third parties and owed by the Business and all accounts payable to third parties owed by the Purchased Subsidiary, together with any interest or unpaid financing charges accrued thereon.

         "Accounts Receivable" means any and all accounts receivable, notes and other amounts receivable and owed to the Business, together with any interest or unpaid financing charges accrued thereon, but excluding all Excluded Receivables.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Assumed Agreements" means any contract, agreement, real or personal property (movable or immovable) lease, commitment, understanding or instrument which primarily relates to the Business, the Shares or the Purchased Assets and which is listed on Exhibit A attached hereto, as amended from time to time as contemplated in Section 2.6(a).

         "Assumption Agreement" means the Assumption Agreement to be executed and delivered by the Buyer and the Sellers at the Closing, substantially in the form of Exhibit B attached hereto.

         "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court having competent jurisdiction over the Chapter 11 Cases.

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure.

         "Bill of Sale" means the Bill of Sale to be executed and delivered by the Sellers at the Closing, substantially in the form of Exhibit C attached hereto.

         "Business" means the Seller Parties' business and activities as conducted on the date hereof at its facilities in (i) Lake Wales, Florida, (ii) Rockwall, Texas, (iii) Montreal, Canada and (iv) Reynosa, Mexico, which includes the design, manufacturing and distribution of custom cable assemblies to a variety of customers, including original equipment manufacturers and electronic manufacturing service providers.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Buyer's Representatives" means the Buyer Parties' accountants, employees, counsel, financial advisors and other authorized representatives.

         "Canadian Bill of Sale" means the Canadian Bill of Sale to be executed and delivered by the Canadian Trustee, in its capacity as trustee to the estate of TAT, substantially in the form of Exhibit J hereto.

         "Canadian Collective Dismissal Legislation" means legislation applicable to employees in Canada relating to notices of plant closings, collective dismissals or layoffs.

         "Canadian Sales Taxes" means any and all applicable goods and service taxes, provincial sales taxes or any other taxes or impositions resulting from the sale of the Canadian Purchased Assets contemplated by this Agreement, including applicable GST and QST.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

         "Chapter 11 Cases" means the Sellers' cases commenced under Chapter 11 of the Bankruptcy Code.

         "Closing Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use or materially impact the value of the Purchased Assets (provided that the Purchased Assets are in compliance in all material respects with all such regulations as of the Closing Date), (iii) all exceptions, restrictions, servitudes, easements, charges, rights-of-way and other Encumbrances set forth in the public records of any state, provincial, local or municipal recorder under which the Business is conducted which do not materially interfere with the present use or materially impact the value of the Purchased Assets and (iv) such other liens, imperfections in title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not (x) materially interfere with the present use of the Purchased Assets, (y) secure indebtedness or the payment of the deferred purchase price of property or (z) individually or in the aggregate create a Material Adverse Effect.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Confidential Information" means the Information (as defined in the Confidentiality Agreement) furnished to the Buyer's Representatives pursuant to the Confidentiality Agreement and subject to the confidentiality provisions thereof, and the confidential information relating to the Buyer provided to the Sellers by the Buyer.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated April 29, 2002, between Insilco and the Buyer.

         "Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 25, 2000 by and among ITI, TAT and the Lenders.

         "Creditors' Committee" means the official committee of unsecured creditors appointed in connection with the Chapter 11 Cases.

         "Deed of Transfer" means a deed, in proper form for publication with the Quebec Immovables Registry, substantially in the form of Exhibit I attached hereto.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, which includes the Schedules listed in the Table of Contents hereto, dated as of the date hereof, and forming a part of this Agreement.

         "Employee Records" means all existing personnel files related to employees and former employees of the Business.

         "Encumbrances" means any mortgages, hypothecs, pledges, liens, claims (including options and rights of first refusal), charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, servitudes, deed restrictions, equitable interests, exceptions to title, encumbrances and charges of any kind.

         "Environmental Laws" means all foreign, federal, state, provincial and local laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders relating to pollution, human health or protection of the environment, or human health and safety, applicable to the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereto, as amended.

         "ERISA Affiliate" means any entity which is treated as a single employer with Insilco for purposes of Section 414 of the Code.

         "Escrow Agreement" means the Escrow Agreement to be executed and delivered by the Sellers and the Buyer Parties at the Closing, substantially in the form of Exhibit D attached hereto.

         "ETA" means the Excise Tax Act (Canada) as amended from time to time, including regulations thereunder.

         "Excluded Subsidiaries" means Insilco Technology (Canada) Corporation, Inc., PCMCI, Stewart Stamping Co., Eyelets For Industry, Inc., Insilco Technologies (UK), Ltd., InNet Technologies Inc., IIH, Insilco Technologies GmbH, Stewart Connector System, Inc., Insilco HealthCare Mgmt. Co., Signal Transformer Co., Inc. (Del.), Insilco Teoranta (Ireland), Signal Dominicana S.A. and Stewart Connector System (Japan), Inc.

         "Governmental Authority" means any federal, provincial, municipal, state, local or foreign governmental, administrative or regulatory authority, department, agency, commission or body.

         "GST" means Goods and Services Tax pursuant to the ETA.

         "Hazardous Substances" means (i) any petrochemical or petroleum products, oil, coal tar, or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or other equipment that contains dielectric fluid which may contain polychlorinated biphenyls, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "solid wastes", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous substances", "toxic substances", "contaminants" or "pollutants" under any applicable Environmental Law.

         "Immovable Property" means the Owned Real Property owned by TAT.

         "Insilco" means Insilco Holding Co., a Delaware corporation.

         "Intellectual Property" means all of the following property, rights or interest owned by any Seller, in any jurisdiction throughout the world that is primarily used in the Business: (i) patents, patent applications and patent disclosures, together with foreign counterparts, reissuances, continuations, continuations-in part, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, together with translations, adaptations, derivations and combinations thereof and all goodwill associated with each of the foregoing,
(iii) copyrights and copyrightable works and moral rights in connection therewith, (iv) mask works, (v) registrations, renewals and applications for any of the foregoing, (vi) trade secrets, confidential or proprietary information and data and inventions and improvements thereto and (vii) all other proprietary or intellectual property rights; provided that Intellectual Property shall not include the "Insilco", "Insilco Teoranta", "ITG Global", "ESCOD Industries", "Martin Electronics" and "Telamara" names, or any names similar thereto, or logos or trademarks related thereto.

         "Intellectual Property Agreements" means all (i) licenses of intellectual property to the Sellers and (ii) licenses of Intellectual Property by the Sellers to third parties, in each case material to the Business.

         "Inventory" means the inventories of raw materials, in-process and finished products of the Business, including, without limitation, supplies, materials and spare parts.

         "IRS" means the U.S. Internal Revenue Service.

         "ITA" means the Income Tax Act (Canada), as amended from time to time, including regulations thereunder.

         "Knowledge" means, as to a particular matter, the actual knowledge of
(i) with respect to the Buyer, its chief executive officer, its chief financial officer or its general counsel, in each case without independent investigation, and (ii) with respect to the Sellers, the chief executive officer, the chief financial officer or the general counsel of Insilco, as well as Dale Fleming, Robert Horn, Farhad Kashani, Philip Pitman and Stephen C. Wilson, in each case without independent investigation.

         "Leased Real Property" means the real property held under lease, sublease or occupancy agreement by any Seller Party, as tenant, that is necessary for, or used in connection with, the operation of the Business, all as more fully described on Schedule 5.10(a) attached hereto and made a part hereto, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any Seller Party attached or appurtenant thereto and all easements, servitudes, licenses, rights and appurtenances relating to the foregoing.

         "Lenders" means the financial institutions, as lenders, and Bank One, NA, as administrative agent, party to the Credit Agreement.

         "Licensed Intellectual Property" means all intellectual property licensed to the Sellers pursuant to the Intellectual Property Agreements that is primarily used in the Business.

         "Loss" means, with respect to any Seller, all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by such Seller.

         "Material Adverse Effect" means any change or changes in, or effect on, the Business or the Purchased Assets that individually is, or in the aggregate are, reasonably likely to be materially adverse to the Business or the Purchased Assets, each taken as a whole other than (i) any change or effect in any way resulting from or arising in connection with this Agreement or any of the transactions contemplated hereby (including the filing of a petition under Chapter 11 of the Bankruptcy Code, an assignment under the Canadian Bankruptcy Code, any announcement with respect to this Agreement or any of the transactions contemplated hereby), (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business, regulatory or economic conditions relating to any industries in which the Sellers participate, which changes do not adversely affect the Business or the Purchased Assets in a materially disproportionate manner or (iii) any change in or effect on the Purchased Assets or the Business which is cured (including by the payment of money) by the Seller Parties or any of their respective Affiliates before the Termination Date.

         "Owned Real Property" means the real property owned by any Seller Party that is necessary for, or used in connection with, the operation of the Business, all as more fully described on Schedule 5.9(a) attached hereto and made a part hereto, including any buildings, structures and improvements located thereon, all fixtures attached thereto, all off street parking rights and spaces, all oil, gas and mineral rights related to the foregoing, all rights in and to all strips and gores, all alleys adjoining the land, and all right in and to the land lying in the bed of any street, road or avenue, open or proposed adjoining the land, all water and riparian rights, and all easements, servitudes, rights of way, reservations, privileges, appurtenances and other estates and rights pertaining thereto.

         "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics, carriers, workers, repairers, legal hypothecs and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller Parties or the validity or amount of which is being contested in good faith by appropriate proceedings or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use of the Purchased Assets, (iv) all exceptions, restrictions, easements, servitudes, charges, rights-of-way and other Encumbrances set forth in the public records of any state, local, provincial or municipal recorder under which the Business is conducted which do not materially interfere with the present use of the Purchased Assets, (v) liens existing under the Credit Agreement and (vi) such other liens, imperfections in title, charges, easements, servitudes, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not (x) materially interfere with the present use of the Purchased Assets, (y) secure indebtedness or the payment of the deferred purchase price of property or
(z) individually or in the aggregate create a Material Adverse Effect.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

         "Petition Date" means the date on which the Sellers, other than TAT, file voluntary petitions under Chapter 11 of the Bankruptcy Code.

         "Prepetition Agent" means Bank One, NA.

         "Purchased Subsidiary" means Precision Cable Mexico.

         "QST" means Quebec Sales Tax pursuant to the QSTA.

         "QSTA" means An Act respecting the Quebec Sales Tax, as amended from time to time, including regulations thereunder.

         "Qualified Bidder" has the meaning ascribed to such term in the Overbid Procedures.

         "Real Property" means, collectively, the Owned Real Property and the Leased Real Property.

         "Sale Hearing" means the hearing at which the Bankruptcy Court considers approval of the Sale Order.

         "SEC" means the United States Securities and Exchange Commission.

         "Seller Parties" means the Sellers and the Purchased Subsidiary.

         "Sellers' Representatives" means the Sellers' accountants, employees, counsel, financial advisors and other authorized representatives.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which the outstanding securities or equity interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such Person are owned directly or indirectly by such other Person.

         "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, provincial, municipal, state, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes.

         "WARN" means the Worker Adjustment Retraining and Notification Act of 1988 or any state or local equivalent.

         (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following Section:

         Definition                                             Location
         ----------                                             --------
         "30 Day Receivables"                                   ss. 3.3(a)
         "31 to 60 Day Receivables"                             ss. 3.3(a)
         "Accounts Amount"                                      ss. 3.3(a)
         "Accounts Report"                                      ss. 3.3(a)
         "Agreement"                                            Preamble
         "Allocation"                                           ss. 7.7(h)
         "Arbiter"                                              ss. 3.3(e)
         "Assumed Liabilities"                                  ss. 2.4
         "Auction"                                              ss. 7.11(b)
         "Backup Bid"                                           ss. 7.11(b)
         "Backup Bidder"                                        ss. 7.11(b)
         "Balance Sheet"                                        ss. 5.7(a)
         "Benchmark Current Asset Amount"                       ss. 3.3(d)
         "Bid Deadline"                                         ss. 7.11(a)(i)
         "Bidding Procedures Order"                             ss. 7.10(a)
         "Buyer"                                                Preamble
         "Buyer 401(k) Plan"                                    ss. 7.13(b)
         "Buyer Parties"                                        Preamble
         "Buyer's Overlapping Assets"                           ss. 5.21
         "CA Objection"                                         ss. 3.3(e)

         "Canadian Bankruptcy Code"                             Recitals
         "Canadian Bankruptcy Court"                            Recitals
         "Canadian Bankruptcy Court Order"                      Recitals
         "Canadian Bankruptcy Filing"                           Recitals
         "Canadian Buyer"                                       Preamble
         "Canadian Purchased Assets"                            Recitals
         "Canadian Sale Documents"                              ss. 4.2(j)
         "Canadian Seller"                                      ss. 3.1(b)
         "Canadian Trustee"                                     Recitals
         "CCRA"                                                 ss. 7.7(b)
         "Closing"                                              ss. 4.1
         "Closing Adjustment"                                   ss. 3.3(d)
         "Closing Date"                                         ss. 4.1
         "Cure Amounts"                                         ss. 2.6(d)
         "Cure Expenses"                                        ss. 2.6(c)
         "Cure Payments"                                        ss. 2.6(b)
         "Deed"                                                 ss. 4.2(m)
         "Deposit"                                              ss. 7.11(a)(iii)
         "Disputed Items"                                       ss. 3.3(e)
         "Employee Plan"                                        ss. 5.12(a)
         "Environmental Permits"                                ss. 5.11(a)
         "Escrow Account"                                       ss. 3.1(d)
         "Escrow Amount"                                        ss. 3.1(d)
         "Estimated Current Asset Amount"                       ss. 3.3(c)
         "Excluded Assets"                                      ss. 2.3
         "Excluded Facilities"                                  ss. 2.3(f)
         "Excluded Liabilities"                                 ss. 2.5
         "Excluded Receivables"                                 ss. 2.3(l)
         "Final Actual Current Asset Amount"                    ss. 3.3(e)
         "Financial Statements"                                 ss. 5.7(a)
         "GAAP"                                                 ss. 5.7(b)
         "IIH"                                                  Preamble
         "Inspector Approval"                                   Recitals
         "Interim Financial Statements"                         ss. 5.7(a)
         "Inventory Amount"                                     ss. 3.3(b)
         "Inventory Category Value"                             ss. 3.3(b)
         "Inventory Determination"                              ss. 3.3(b)
         "Inventory Values"                                     ss. 3.3(b)
         "ITI"                                                  Preamble
         "Lake Wales"                                           ss. 5.7(a)
         "Lake Wales Annual Financial Statements"               ss. 5.7(a)
         "Listed Employee"                                      ss. 7.13(a)
         "MRQ"                                                  ss. 7.7(b)
         "Multiemployer Plan"                                   ss. 5.12(e)
         "Myrtle Beach Facility"                                ss. 7.18
         "Non-Past Due Receivables"                             ss. 3.3(a)

         "Options"                                              ss. 5.10(b)
         "Other Annual Financial Statements"                    ss. 5.7(a)
         "Over 60 Day Receivables"                              ss. 3.3(a)
         "Overbid Procedures"                                   ss. 7.11
         "Overbids"                                             ss. 7.11(a)
         "Parent Financial Statements"                          ss. 5.7(b)
         "PCMCI"                                                Preamble
         "PCMCI 401(k) Plan"                                    ss. 7.13(b)
         "Permits"                                              ss. 5.15
         "Precision Cable Mexico"                               Recitals
         "Purchase Price"                                       ss. 3.1(a)
         "Purchased Assets"                                     ss. 2.2
         "Qualified Bid"                                        ss. 7.11(a)(ii)
         "Real Property Lease"                                  ss. 5.10(b)
         "Regulatory Approvals"                                 ss. 7.6(a)
         "Resolution Period"                                    ss. 3.3(e)
         "Sale Order"                                           ss. 7.10(a)
         "Seller"                                               Preamble
         "Sellers"                                              Preamble
         "Sellers' 401(k) Plan"                                 ss. 7.13(b)
         "Sellers' Closing Report"                              ss. 3.3(c)
         "Sellers' Overlapping Assets"                          ss. 5.21
         "Sellers' Retained Business"                           ss. 5.21
         "Shares"                                               Recitals
         "Successful Bid"                                       ss. 7.11(b)
         "Successful Bidder"                                    ss. 7.11(b)
         "TAT"                                                  Preamble
         "Termination Date"                                     ss. 9.1(f)
         "Termination Payments"                                 ss. 7.11(c)
         "Third-Party Sale"                                     ss. 9.1(d)
         "Title Company"                                        ss. 7.1(c)
         "Topping Fee"                                          ss. 7.11(c)
         "Transfer Taxes"                                       ss. 7.7(d)
         "Transferable Permits"                                 ss. 2.2(f)

         Section 1.2 Construction. The terms "hereby", "hereto", "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including", when used herein without the qualifier, "without limitation", shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions. Unless otherwise indicated, references to Articles and Sections refer to Articles and Sections of this Agreement.

         Section 1.3 Currency. In this Agreement, all references to dollar amounts are to the lawful currency of the United States of America.

                                   ARTICLE II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, PCMCI and IIH shall sell, assign, convey, transfer and deliver to the Buyer the Shares, and the Buyer shall, by payment of the Purchase Price, purchase and acquire from PCMCI and IIH, free and clear of all Encumbrances (except for Closing Encumbrances), all of the right, title and interest that PCMCI and IIH possess in the Shares.

         Section 2.2 Purchase and Sale of Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Sellers shall sell, assign, convey, transfer and deliver to the Buyer Parties, and the Buyer Parties shall, by payment of the Purchase Price, purchase and acquire from the Sellers, free and clear of all Encumbrances (except for Closing Encumbrances), all of the right, title and interest that the Sellers possess as of the Closing and have the right to transfer in, to and under the real, personal, tangible and intangible property or assets of every kind and description, wherever located, used, developed for use or intended for use primarily in the conduct of the Business and related thereto, unless specifically excluded in Section 2.3 (collectively, the "Purchased Assets"). Without limiting the effect of the foregoing, the parties hereto acknowledge and agree that the Purchased Assets shall include all right, title and interest of the Sellers and, in the case of the Canadian Purchased Assets, all right, title and interest of the Canadian Seller, in, to and under all of the following assets (except the Excluded Assets) to the extent they primarily relate to the
Business:

                 (a) all Inventory;

                 (b) all equipment;

                 (c) all machinery, vehicles, furniture and other tangible personal property;

                 (d) all of the Accounts Receivable as of the Closing Date;

                 (e) the Assumed Agreements, in each case, to the extent the same are assignable under Section 365 of the Bankruptcy Code or applicable Canadian law or to the extent assignment is consented to by the third party or third parties to such agreements, if required, including purchase orders and (subject, in the case of deposits and letters of credits of the Sellers with third parties, to reimbursement or replacement as provided in Section 2.6(d)) any and all deposits and letters of credit related to any such Assumed Agreements;

                 (f) the Permits and Environmental Permits, in each case, to the extent the same are assignable (the "Transferable Permits");

                 (g) to the extent assignable under Section 365 of the Bankruptcy Code or applicable Canadian law or to the extent assignment is consented to by the third party or third parties to such agreements, if required, all Intellectual Property Agreements and all confidentiality, noncompete or nondisclosure agreements executed by vendors, suppliers or employees of the Sellers or other third parties, in each case, which primarily relates to the Business;

                 (h) originals or copies of all Employee Records maintained by the Sellers and all books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, surveys, reference plans, deeds, environmental reports and soil tests, specifications, procedures and similar items of the Sellers relating specifically to the Purchased Assets, including books of account, all customer lists, billing records and other customer correspondence primarily relating to the Business, and all regulatory filings and other books and records relating to the rates and services provided by the Sellers in connection with the operation of the Business;

                 (i) except as set forth on Schedule 2.3(d) and subject to
         Section 2.3(d), all of the rights, claims or causes of action of the Sellers against a third party that primarily relate to the Purchased Assets, the operation of the Business, the Assumed Liabilities or the Assumed Agreements arising out of transactions occurring prior to the Closing Date, except where such rights, claims or causes of action relate to Excluded Liabilities; to the extent such rights, claims or causes of action relate to both Assumed Liabilities and Excluded Liabilities, the Buyer Parties and the Sellers shall share such rights, claims or causes of action in the same proportion as their respective liabilities bear to the total liability relating to those rights, claims or causes of action;

                 (j) to the extent assignable under Section 365 of the Bankruptcy Code or applicable Canadian law, all Intellectual Property and the Licensed Intellectual Property (including without limitation, if applicable, the names "TAT", "Precision Cable", "Precision Cable Mexico" and variants thereof) together with all related income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property;

                 (k) all accounts of the customers of the Business which, at the Closing Date, are users of any of the services provided by the Sellers in the operation of the Business;

                 (l) all rights under post-petition purchase orders; and

                 (m) all right, title and interest in, to and under the Owned Real Property and the Leased Real Property.

         Section 2.3 Excluded Assets. Notwithstanding any provision herein to the contrary, the Sellers shall not sell, convey, assign, transfer or deliver to the Buyer Parties, and the Buyer Parties shall not purchase, and the Purchased Assets shall not include, the Sellers' right, title and interest to the following assets of the Sellers (the "Excluded Assets"):

                 (a) cash (including all cash residing in any collateral cash account securing any obligation or contingent obligation of the Sellers), cash equivalents and bank deposits, subject to the Buyer Parties' rights under Section 2.2(e) and the Sellers' rights under
         Section 2.6(d), and any amount of indebtedness for borrowed money owed by an Affiliate of any Seller to any Seller Party;

                 (b) any equity interests held by the Seller Parties other than the Shares;

                 (c) rights to any Tax refunds of the Sellers relating to the Business or the Purchased Assets, whether such refund is received as a payment or as a credit against future Taxes, and any net operating losses of the Sellers relating to the Business or the Purchased Assets, in all cases, in respect of a Tax period (or portion thereof) ending on or before the Closing Date;

                 (d) the Sellers' claims, causes of action, choses in action and rights of recovery pursuant to Sections 544 through 550 and Section 553 of the Bankruptcy Code, any other avoidance actions under any other applicable provisions of the Bankruptcy Code or the Canadian Bankruptcy Code and the claims, causes of action, choses in action and rights of recovery set forth on Schedule 2.3(d);

                 (e) subject to Section 7.2(c), the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Sellers as corporations, and any books, records or the like of the Sellers;

                 (f) the facilities and all related assets (including all intangible assets) located in (i) North Myrtle Beach, South Carolina, Bennetsville, South Carolina and Galway, Ireland (the "Excluded Facilities") and (ii) all other sites of operations of the Excluded Subsidiaries and the other businesses of the Sellers that are not included in the Business;

                 (g) any and all agreements to which any Seller is a party which are not Assumed Agreements and any and all customer deposits, customer advances and credits and security deposits related to any such agreements which are not Assumed Agreements;

                 (h) the rights of the Sellers under this Agreement and any other agreements between a Seller Party and a Buyer Party or any of their Affiliates;

                 (i) all of the real, personal, tangible or intangible property (including Intellectual Property) or assets owned by the Excluded Subsidiaries except to the extent that such property or assets are primarily used by the Business;

                 (j) all of the real, personal, tangible or intangible property (including Intellectual Property) or assets owned by Sellers and located at the Excluded Facilities (except to the extent that such property or assets primarily relate to the Business), including without limitation, (i) the names "Insilco", "ITG Global" and "ESCOD Industries" and any trademarks and websites associated with such names (except that the Buyer Parties may use such names for a period of 30 days following the Closing for purposes of informing third parties of the Buyer Parties' succession to the Business and as printed on packaging and other material used in the ordinary course by the

         Business), (ii) the names "Insilco Teoranta", "Martin Electronics" and "Telemara" and any trademarks and websites associated with such names,
         (iii) any tooling that has a direct customer association with customers other than Nortel's DMS 10 and 137 SPEC and (iv) the RS6000 IBM computer system and the associated GRMS software and the email server supporting facilities that are Excluded Facilities, subject in each case to the provisions of Section 7.14;

                 (k) any and all prepaid workers' compensation premiums (other than the portion relating to the Listed Employees);

                 (l) all accounts receivable, notes and other amounts receivable relating to third parties, together with any interest or unpaid financing charges accrued thereon, relating to the Excluded Facilities (the "Excluded Receivables");

                 (m) any and all amounts or other obligations owing to any Seller Party by Insilco or any Affiliate of Insilco;

                 (n) any and all assets of any Seller or any Affiliate of any Seller primarily related to the precision stampings or passive components business segments operated by Insilco and its Subsidiaries, including, without limitation, Sellers' Overlapping Assets;

                 (o) claims against current or former directors, officers or other employees of, or agents, accountants or other advisors of or to, the Sellers; and

                 (p) the condominium owned by PCMCI and located in McAllen, Texas.

         Section 2.4 Assumed Liabilities. On the Closing Date, the Buyer Parties shall execute and deliver to the Sellers the Assumption Agreement pursuant to which the Buyer Parties shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of the Sellers (the "Assumed Liabilities"), in accordance with the respective terms and subject to the respective conditions thereof:

                 (a) all liabilities and obligations of the Sellers under the Assumed Agreements (including all Cure Payments payable in order to effectuate the assumption and assignment of each Assumed Agreement), Intellectual Property Agreements (to the extent assigned) and the Transferable Permits in accordance with the terms thereof;

                 (b) all liabilities and obligations relating to any customer deposits and customer advances and credits, the security deposits and the Sellers' obligations under any letters of credit or similar instruments (including, without limitation, by the Buyer Parties securing replacement letters of credit or similar instruments) securing customer deposits, advances or credits with respect to customer accounts which are assigned to the Buyer Parties;

                 (c) liabilities and obligations assumed by, or allocated to, the Buyer Parties pursuant to Section 7.7;

                 (d) liabilities and obligations of the Sellers allocated to the Buyer pursuant to Section 7.13;

                 (e) all of the Accounts Payable as reflected in the Accounts Amount; and

                 (f) all liabilities and obligations related to the Purchased Assets, the Shares or the Business arising from any actions or omissions occurring after the Closing Date.

         Section 2.5 Excluded Liabilities. The Buyer Parties shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of the Sellers other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). The Excluded Liabilities include all Taxes of the Sellers attributable to the Purchased Assets and the Business with respect to any period or portion thereof that ends on or prior to the Closing Date, provided that, for this purpose, with respect to any such Taxes that are payable with respect to a taxable period that begins before the Closing Date and that ends after the Closing Date (but excluding for the avoidance of doubt, any Taxes referred to and governed by Section 7.7(b)), the portion of such Taxes allocable to the portion of such taxable period ending on the Closing Date shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period. For the avoidance of doubt, Excluded Liabilities shall include any income Taxes of the Sellers attributable to the sale of the Purchased Assets and the Business by the Sellers to the Buyer Parties pursuant to this Agreement.

         Section 2.6 Assumption of Certain Leases and Other Contracts. The Sale Order shall provide for the assumption by the Sellers, other than TAT, and the Sale Order shall, to the extent permitted by law, provide for the assignment by the Sellers, other than TAT, to the Buyer, effective upon the Closing, of the Assumed Agreements on the following terms and conditions:

                 (a) At the Closing, the applicable Seller shall assume and assign to the Buyer the Assumed Agreements. The Assumed Agreements are listed on Exhibit A hereto and are identified by the date of the Assumed Agreement (if available), the other party or parties to the Assumed Agreement and the address of such party or parties (if available), as the case may be. To the extent any such information is set forth on Exhibit A and is later determined by the Sellers not to be available or to be inaccurate in any material respect, the Sellers shall promptly notify the Buyer of any such lack of availability or inaccuracy. Exhibit A shall set forth the estimated amounts necessary to cure defaults, if any, under each of the Assumed Agreements as determined by the Sellers based on the Sellers' books and records, subject to amendment of the Cure Amounts by the Sellers from time to time until the Closing Date. From and after the date hereof until three
         (3) Business Days prior to the commencement of the Sale Hearing, the Sellers shall make such additions and deletions to the list of Assumed Agreements as the Buyer shall request and shall give to the respective counsels to the Prepetition Agent and the Creditors' Committee prompt notice of any such addition or deletion.

                 (b) If there exists on the Closing Date any default related to an Assumed Agreement, the Buyer shall be responsible for any and all amounts to be cured pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreement (the "Cure Payments"). At the Closing, the Buyer shall provide funds to the Sellers (by wire transfer of immediately available U.S. funds) in an amount sufficient to pay all such Cure Payments for such Assumed Agreements. Promptly (and in any event within two (2) Business Days) upon receipt by the Sellers of such funds and the Purchase Price at the Closing, the Sellers shall pay all Cure Payments for such Assumed Agreements.

                 (c) The Buyer shall be solely responsible for any and all costs and expenses necessary in connection with providing adequate assurance of future performance with respect to any of the Assumed Agreements under Section 365 of the Bankruptcy Code (the "Cure Expenses").

                 (d) In addition to the payment of the Purchase Price and the payment of the Cure Payments and Cure Expenses on the Closing Date, the Buyer shall reimburse the Sellers in cash and in full for any and all deposits, advances and credits and security deposits (together with the Cure Payments and the Cure Expenses, the "Cure Amounts") and replace any letters of credit, in all such cases, related to any Assumed Agreements.

                                   ARTICLE III
                          PURCHASE PRICE; CURE AMOUNTS

         Section 3.1 Purchase Price. (A) In consideration for the Shares and the Purchased Assets, and subject to the terms and conditions of this Agreement (including, without limitation, Section 7.17), and the entry and effectiveness of the Sale Order, at the Closing the Buyer Parties shall assume the Assumed Liabilities as provided in Section 2.4, and pay to the Sellers (and the Canadian Trustee as applicable) an amount in cash equal to: (i) $10,637,000 if the Closing occurs on or prior to December 31, 2002, or (ii) subject to Section 7.16, $10,137,000 if the Closing occurs after December 31, 2002 (the amount determined pursuant to clauses (i) and (ii) above, as applicable, and as adjusted pursuant to the Closing Adjustment, is referred to herein as the "Purchase Price").

                 (b) Notwithstanding anything contained in this Agreement, it is acknowledged and agreed by the parties hereto that the Canadian Purchased Assets shall be purchased by the Canadian Buyer and conveyed to the Canadian Buyer by TAT or the Canadian Trustee, as the case may be (the "Canadian Seller").

                 (c) On or before the Closing the Sellers shall, in the Canadian Sale Documents, set forth the portion of the Purchase Price (such portion to be reasonably satisfactory to the Buyer) that the Canadian Buyer shall pay to the Canadian Seller for the Canadian Purchased Assets.

                 (d) At the Closing the Buyer Parties shall (i) pay to the Sellers, in immediately available U.S. funds, by wire transfer to an account or accounts designated at least two (2) Business Days in advance by the Sellers and the Canadian Trustee, as applicable, the Purchase Price as calculated at the Closing reduced by the Escrow Amount and (ii) place the sum of $500,000 (the "Escrow Amount") in an interest bearing escrow account (the "Escrow Account") pursuant to the terms and conditions of the Escrow Agreement. The Escrow Amount shall constitute a portion of the Purchase Price and not be in addition thereto.

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
         Section 3.2 Cure Amounts. At the Closing, the Buyer shall provide funds to the Sellers (by wire transfer of immediately available U.S. funds) in an amount equal to the Cure Amounts. The Sellers shall pay all Cure Payments and Cure Expenses owed to third parties promptly (but in any event within two (2) Business Days) after receipt thereof from Buyer.

         Section 3.3 Purchase Price Adjustment. (a) Delivery of Accounts Report. Two (2) to five (5) Business Days prior to the Closing, the Sellers shall deliver to the Buyer a report, broken out for each Seller, reflecting the Sellers' good faith estimate of all of the Accounts Receivable and the Accounts Payable as of the Closing Date (the "Accounts Report"). The Accounts Report shall (i) identify the dollar amount of each Account Receivable and Account Payable, (ii) identify an aggregate dollar amount of (A) (w) 0.95 times the Non-Past Due Receivables, (x) 0.85 times the 30 Day Receivables, (y) 0.50 times the 31 to 60 Day Receivables and (z) 0.10 times the Over 60 Day Receivables, minus (B) the Accounts Payable, (iii) identify the entity to which each Account Receivable and Account Payable pertains, (iv) exclude Accounts Receivable due to any of the Seller Parties from, and Accounts Payable by any of the Sellers to, any of the other Seller Parties or from any Affiliate of the Seller Parties (which Accounts Receivables and Accounts Payable shall be written off and cancelled as of the Closing) and (v) include an aging schedule for each Account Receivable reflecting, as of the Closing Date, the aggregate amount of the Accounts Receivable outstanding that: (A) would not be past due (the "Non-Past Due Receivables"); (B) would be past due 30 days or fewer (the "30 Day Receivables"); (C) would be past due at least 31 days but no more than 60 days (the "31 to 60 Day Receivables"); and (D) would be past due more than 60 days (the "Over 60 Day Receivables"). The aggregate dollar amount of the Accounts Receivable evidenced on the Accounts Report minus the Accounts Payable evidenced on the Accounts Report shall be referred to herein as the "Accounts Amount."

                 (b) Taking of Inventory; Inventory Report. Prior to the third
(3rd) Business Day prior to the Closing, the Buyer's accountants and ITI's accountants shall take a joint physical inventory of the Inventory, wherever located and, based on the physical inventory, the Buyer's accountant and ITI's accountants shall continue to monitor the Inventory to estimate the physical inventory as of the Closing Date (the "Inventory Determination"). The Inventory Determination shall be conducted in a manner consistent with Sellers' past practices of inventory determination in the preparation of financial statements. At the conclusion of the Inventory Determination, the Sellers shall prepare a report which for each Seller (i) details, for each type of raw material, work-in-process and finished good within the Inventory, the number of items of such type identified during the Inventory Determination, (ii) sets forth the values established in a manner consistent with the past practices used in the preparation of the Balance Sheet for each type of raw material, work-in-process and finished good within the Inventory (the "Inventory Values"), (iii) multiplies the Inventory Values for each type of raw material, work-in-process and finished good within the Inventory by the number of items of each such type identified in the Inventory Determination (each an "Inventory Category Value") and (iv) determines the aggregate value of the Inventory by adding the Inventory Category Values (the "Inventory Amount").

                 (c) Closing Report. At the Closing, the Sellers shall deliver to the Buyer a report ("Sellers' Closing Report") which sets forth and calculates the Accounts Amount and the Inventory Amount and the sum thereof for each Seller and the total of such sums, which shall be referred to herein as the "Estimated Current Asset Amount."

                 (d) Closing Adjustment. In the event that (i) the Estimated Current Asset Amount is greater than $13,329,000 (the "Benchmark Current Asset Amount"), the Purchase Price payable at the Closing shall be increased, on a dollar for dollar basis, in an amount equal to the difference between the Benchmark Current Asset Amount and the Estimated Current Asset Amount or (ii) the Estimated Current Asset Amount is less than the Benchmark Current Asset Amount, the Purchase Price payable at the Closing shall be reduced, on a dollar for dollar basis, in an amount equal to the difference between the Benchmark Current Asset Amount and the Estimated Current Asset Amount (in each case, a "Closing Adjustment").

                 (e) Disputes. Concurrent with the delivery of the Sellers' Closing Report and until such time as all disputes are resolved pursuant to this
Section 3.3(e), the Sellers shall deliver to the Buyer such back-up information as the Buyer's Representatives shall reasonably request in order to review the calculation of the Accounts Amount and the Inventory Amount. In the event that the Buyer believes that the Sellers' Closing Report overstates the actual Accounts Amount or the actual Inventory Amount, in each case as of the Closing Date, the Buyer shall, within ten (10) Business Days after the Closing, advise ITI in writing of any objections that the Buyer may have with respect to the Sellers' Closing Report (any such objection shall (x) be set forth in reasonable detail, (y) include supporting calculations and documentation and (z) propose an adjustment to the Estimated Current Asset Amount) (a "CA Objection"). In the event that the Buyer fails to deliver to ITI a CA Objection within such ten (10) Business Day period, the Buyer Parties shall be deemed to have accepted and consented to the calculations and determinations made in the Sellers' Closing Report and the calculation of the Estimated Current Asset Amount contained in the Sellers' Closing Report shall be deemed to be the "Final Actual Current Asset Amount." In the event that the Buyer delivers a CA Objection within ten
(10) Business Days after the Closing, the Buyer and ITI shall utilize commercially reasonable efforts to try to resolve the objections set forth in the CA Objection (the "Disputed Items") within ten (10) Business Days of ITI's receipt of a CA Objection (the "Resolution Period"). If the Buyer and ITI are unable to resolve the CA Objection within the Resolution Period, ITI shall refer the Disputed Items to the New York office of PricewaterhouseCoopers LLP or, if such firm is unwilling or unable to serve, the Buyer and ITI shall engage the New York office of another internationally known, mutually acceptable accounting firm (PricewaterhouseCoopers LLP or such other firm, the "Arbiter"), in either case within five (5) Business Days of the end of the Resolution Period, to determine how the Disputed Items should be resolved. The Buyer and ITI shall use reasonable efforts to cause the Arbiter, within ten (10) Business Days after it is selected, to (y) resolve all of the Disputed Items, based solely upon the provisions of this Agreement, such data as the Arbiter shall request from the Buyer and ITI and the presentations by the Buyer, ITI and their respective representatives, and not by independent review, and (z) re-calculate the Estimated Current Asset Amount as of the Closing by giving effect to the Arbiter's resolution of the Disputed Items. In resolving any Disputed Item, the
Arbiter: (w) shall consider any information as to the Accounts Amount and the Inventory Amount as of the Closing; (x) shall limit its review to the calculation of the Accounts Amount or the Inventory Amount as of the Closing;
(y) shall further limit its review to whether the calculations have been prepared in accordance with the provisions of this Agreement; and (z) shall not assign a value to any item greater than the greatest value for such item claimed by a party hereto or less than the smallest value for such item claimed by a party hereto. The calculation by ITI and the Buyer or by the Arbiter, as the case may be, in accordance with this Section 3.3(e) shall be final, conclusive and binding and shall serve as the "Final Actual Current Asset Amount." The fees and expenses of the Arbiter shall be shared equally between the Buyer and ITI, with ITI's obligations to be satisfied from the Escrow Amount pursuant to the terms of the Escrow Agreement.

                 (f) Post-Closing Adjustment. On the third Business Day following the date on which the Final Actual Current Asset Amount is determined, the Purchase Price shall be adjusted as follows: in the event that (i) the Final Actual Current Asset Amount is greater than the Estimated Current Asset Amount, the Buyer Parties shall deliver an amount equal to such difference to the Sellers by wire transfer to one or more accounts designated by ITI or (ii) the Final Actual Current Asset Amount is less than the Estimated Current Amount, the Buyer Parties shall be entitled to receive from the Escrow Account, pursuant to the Escrow Agreement, an amount equal to such difference; provided, however, (A) if such difference exceeds the amount of funds in the Escrow Account, then the Buyer Parties shall be entitled to receive only the funds in the Escrow Account (and the Sellers shall not be obligated to the Buyer Parties for any such amount in excess of the funds in the Escrow Account) and (B) if such difference is less than the amount of funds in the Escrow Account, then after payment to the Buyer Parties of such difference pursuant to this Agreement and the Escrow Agreement any remaining balance in the Escrow Account shall be immediately transferred to the Sellers.

                 (g) Cooperation. Between the date hereof and the Closing Date, the Sellers agree to furnish the Buyer with weekly reports detailing the then current calculation of Accounts Receivable, Accounts Payable and Inventory.

                                   ARTICLE IV
                                   THE CLOSING

         Section 4.1 Time and Place of the Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the Shares and the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. (local time) no later than the fifth (5th) Business Day following the date on which the conditions set forth in Article VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place or time as the Buyer and the Sellers may mutually agree. The date and time at which the Closing actually occurs is herein referred to as the "Closing Date."

         Section 4.2 Deliveries by the Sellers. At or prior to the Closing (or as specifically provided in this Section 4.2), the Sellers shall deliver the following to the Buyer:

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
                 (a) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank and with all required stock transfer Tax stamps affixed;

                 (b) the Bill of Sale, duly executed by the Sellers, other than TAT, for the personal and movable property included in the Purchased Assets other than the Canadian Purchased Assets (to be delivered as of the close of business on the Closing Date);

                 (c) all consents, waivers and approvals obtained by the Sellers with respect to the sale, assignment, conveyance, transfer and delivery of the Purchased Assets, the transfer of the Transferable Permits and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

                 (d) the certificate contemplated by Section 8.2(b);

                 (e) certified copies of the resolutions duly adopted by each Seller's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

                 (f) the Assumption Agreement, duly executed by the Sellers and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the Buyer Parties all of the Sellers' right, title and interest in, to and under all of the Purchased Assets in accordance with this Agreement (to be delivered as of the close of business on the Closing Date);

                 (g) a copy of the Sale Order;

                 (h) a certified copy of the Bankruptcy Court docket showing that no appeals to the Sale Order have been filed and, as applicable, a declaration of the Canadian Trustee that Inspector Approval has been obtained or that no notice of appeal to a Canadian Bankruptcy Court Order has been served;

                 (i) certified copies of the Certificate of Incorporation and the Bylaws (or other similar organizational documents) of the Purchased Subsidiary and the Sellers, each as in effect as of the Closing;

                 (j) the appropriate conveyance documents evidencing the sale of the Canadian Purchased Assets, including the Deed of Transfer and the Canadian Bill of Sale (the "Canadian Sale Documents"), duly executed by the Canadian Seller;

                 (k) an application for discharge of the security charging the movable property of TAT (which discharge shall not constitute a discharge of the security charging the portion of the Purchase Price received as consideration for such movable property) signed by a representative of the Lenders duly authorized to that effect in the form of an application for registration of a voluntary cancellation to be published with the Quebec Register of Personal and Movable Real Rights;

                 (l) a discharge of any security charging the parcel of Owned Real Property owned by TAT (which discharge shall not constitute a discharge of the security charging the portion of the Purchase Price received as consideration for such Owned Real Property) signed by a representative of the Lenders duly authorized to that effect for publication with the Quebec Immovables Registry;

                 (m) a warranty deed with covenant against the Sellers' acts (each, a "Deed") for each parcel of Owned Real Property owned by the Sellers other than the Owned Real Property owned by TAT, in proper recordable form in accordance with applicable laws, rules and regulations and sufficient to vest in the Buyer Parties good, indefeasible and marketable title to, and fee simple ownership of, such parcel of Owned Real Property, a form of which Deed is attached hereto as Exhibit E;

                 (n) to the extent required by the Title Company in connection with the issuance of a title insurance policy or policies to the Buyer Parties, such affidavits or other documentation related thereto reasonably requested by the Buyer;

                 (o) the Escrow Agreement, duly executed by the Sellers; and

                 (p) the Sellers' Closing Report.

         Section 4.3 Deliveries by the Buyer Parties. At or prior to the Closing (or as specifically provided in this Section 4.3), the Buyer Parties shall deliver the following to the Sellers:

                 (a) the Purchase Price in accordance with Section 3.1;

                 (b) certified copies of the Certificate of Incorporation and the Bylaws of the Buyer Parties, each as in effect as of the Closing;

                 (c) certified copies of the resolutions duly adopted by the Buyer Parties' respective boards of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

                 (d) the Assumption Agreement, duly executed by the Buyer Parties, and all such other instruments of assumption as shall be reasonably necessary for the Buyer Parties to assume the Assumed Liabilities in accordance with this Agreement (to be delivered as of the close of business on the Closing Date);

                 (e) the Cure Amounts in accordance with Section 3.2;

                 (f) the Escrow Agreement, duly executed by the Buyer Parties;

                 (g) the certificate contemplated by Section 8.3(b); and

                 (h) the Canadian Sale Documents duly executed by the Canadian Buyer.

                                    ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

         The Buyer Parties specifically acknowledge and agree to the following with respect to the representations and warranties of the Seller Parties:

         A. The Buyer Parties have conducted their own due diligence investigations of the Business or have waived their rights to conduct such due diligence.

         B. Except when the context otherwise requires, the Seller Parties make no representations or warranties in this Article V with respect to the Excluded Assets or the Excluded Liabilities.

         As an inducement to the Buyer Parties to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller Parties represent and warrant to the Buyer Parties as follows:

         Section 5.1 Organization; Qualification. Each Seller, other than TAT, is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets and to carry on the Business as is now being conducted. As related to the operation of the Business, each Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         Section 5.2 Authority Relative to this Agreement. The Sellers have all corporate power to execute and deliver this Agreement and, upon entry and effectiveness of the Sale Order, ITI, IIH and PCMCI will have all corporate authority necessary to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors or other similar governing body of the Sellers and no other corporate proceedings on the part of the Sellers are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Sellers, and assuming that this Agreement constitutes a valid and binding agreement of the Buyer Parties, and subject to the entry and effectiveness of the Sale Order and of the Inspector Approval or, as the case may be, the Canadian Bankruptcy Court Order, constitutes a valid and binding agreement of the Sellers, enforceable against each Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 5.3 Organization, Authority and Qualification of the Purchased Subsidiary. To the Knowledge of the Sellers, the Purchased Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. To the Knowledge of the Sellers, the Purchased Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business makes such licensing or qualification necessary or desirable. True and correct copies of the Certificate of Incorporation and By-laws (or the equivalent thereof) of the Purchased Subsidiary have been delivered by the Seller Parties to the Buyer.

         Section 5.4 TAT. Prior to the Canadian Bankruptcy Filing, to the Knowledge of the Sellers, (i) TAT is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization and has all necessary power and authority to own, operate or lease the properties and assets that it owns, operates or leases and to carry on the Business and (ii) TAT is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it are located or where the operation of the Business makes such licensing or qualification necessary or desirable. True and correct copies of the Certificate of Incorporation and By-laws (or the equivalent thereof) of TAT have been delivered by the Seller Parties to the Buyer.

         Section 5.5 Capitalization; Ownership of Shares. The authorized capital stock of the Purchased Subsidiary are the Shares and consist of the following:
50,000 shares of B-1 Series common stock, $1.00 (one peso) par value per share. As of the date hereof, 50,000 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Shares or obligating any Seller Party or the Purchased Subsidiary to issue or sell any Shares, or any other interest in, the Purchased Subsidiary. There are no outstanding contractual obligations of the Purchased Subsidiary to repurchase, redeem or otherwise acquire any Shares. The Shares constitute all the issued and outstanding capital stock of the Purchased Subsidiary and are owned of record and beneficially by PCMCI and IIH free and clear of all Encumbrances, except as set forth in Schedule 5.5. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Buyer in the stock records of the Purchased Subsidiary, the Buyer will own all the issued and outstanding capital stock of the Purchased Subsidiary free and clear of all Encumbrances.

         Section 5.6 Consents and Approvals; No Violation. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code or Canadian Bankruptcy Code, and except for the entry and effectiveness of the Sale Order and, as applicable, the Canadian Bankruptcy Court Order or the Inspector Approval, neither the execution and delivery of this Agreement by the Sellers nor the sale by PCMCI or IIH of the Shares or by the Sellers of the Purchased Assets pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws (or other similar governing documents) of the Sellers; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made; (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any Seller is a party or by which the Sellers, the Shares or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained; or (d) to the Knowledge of the Sellers violate any material order, writ, injunction, decree, statute, rule or regulation applicable to the Sellers, or any of their assets.

         Section 5.7 Financial Statements and Reports. (a) Schedule 5.7(a) includes true and complete copies of: (i) the unaudited statement of operations for the Lake Wales, Florida facility ("Lake Wales") as of December 31, 1999, 2000 and 2001 (the "Lake Wales Annual Financial Statements"); (ii) the combined unaudited balance sheets for PCMCI and TAT as of December 31, 2000 and 2001 to be updated as to the latest financial statements (in the same general form as the December 31, 2000 and 2001 combined unaudited balance sheets), and the related combined unaudited statements of operations and cash flows for such entities for the years ended December 31, 1999, 2000 and 2001 (the "Other Annual Financial Statements"); and (iii) the combined unaudited balance sheets for PCMCI and TAT as of October 31, 2002 and the unaudited balance sheet for Lake Wales as of October 31, 2002 (together, the "Balance Sheet"), and the related unaudited statements of operations and cash flows for such facilities or entities for the ten (10) month periods ended October 31, 2001 and October 31, 2002; provided that, with respect to Lake Wales, no such cash flows for such periods shall be provided (the "Interim Financial Statements" and together with the Lake Wales Annual Financial Statements and the Other Annual Financial Statements, the "Financial Statements").

         (b) The Financial Statements present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods included therein. The Financial Statements, which have been prepared on a consistent basis, are a component of the consolidated financial statements of Insilco and ITI (the "Parent Financial Statements"), and the Parent Financial Statements have been prepared utilizing U.S. generally accepted accounting principles ("GAAP") and such principles have been consistently applied for the periods presented.

         Section 5.8 Title to Assets. The Sellers have good and valid title to the Purchased Assets owned by each of them and at the Closing the Buyer Parties shall acquire all of the Sellers' right, title and interest in, to and under (subject to such being assumed and assigned in accordance with Section 2.6), all of the Purchased Assets, in each case free and clear of all Encumbrances except for Closing Encumbrances.

         Section 5.9 Owned Real Property. (a) Schedule 5.9(a) lists, as of the date of this Agreement, the street address of each parcel of Owned Real Property and the current owner of each parcel of Owned Real Property.

         (b) Except as set forth on Schedule 5.9(b), to the Knowledge of the Sellers, there is no material violation of any law, rule, regulation, ordinance or judgment of any Governmental Authority (including, without limitation, any building, planning or zoning law) relating to any of the Owned Real Property. The Seller Parties have made available to the Buyer true and complete copies of each deed for each parcel of Owned Real Property and all of the title insurance policies, title reports, surveys, title documents and other documents relating to or otherwise affecting the Owned Real Property as it relates to the Business, together with all certificates of occupancy and other permits and approvals (or equivalent documents) for the improvements on the Owned Real Property, to the extent they are in the Seller Parties' possession and not posted at the Owned Real Property. A Seller Party is in peaceful and undisturbed possession of each parcel of Owned Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Owned Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Owned Real Property are adequate for the conduct of the Business as currently conducted. There are no material latent defects or material adverse physical conditions affecting the Owned Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Owned Real Property. Except as set forth on Schedule 5.9(b), no Seller has leased or subleased any parcel or any portion of any parcel of Owned Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement.

                 (c) No condemnation (or, with respect to the Real Property owned by TAT, expropriation) of the Real Property, or any portion thereof, has occurred and, to the Knowledge of the Sellers, there is no pending, threatened or contemplated appropriation, condemnation or like proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

                 (d) No improvements on the Owned Real Property and none of the current uses and conditions thereof violate any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Owned Real Property, other than those which are transferable with the Owned Real Property, are required by any Governmental Authority having jurisdiction over the Owned Real Property. There is no pending or, to the Knowledge of the Sellers, contemplated proceeding to rezone any parcel of the Real Property.

         Section 5.10 Leased Real Property. (a) Schedule 5.10(a) lists, as of the date of this Agreement, the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.

                 (b) Schedule 5.10(b) sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates) (each a "Real Property Lease"). A correct and complete copy of each Real Property Lease has been provided to the Buyer. With respect to each Real Property Lease, except as otherwise set forth on Schedule 5.10(b), no Seller Party has exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

                 (c) Except as set forth on Schedule 5.10(c), each Real Property Lease is valid, binding upon and enforceable against the Seller Party that is a party thereto, and, to the Knowledge of the Sellers, each other party thereto. Each Real Property Lease is unmodified (except as set forth on Schedule 5.10(b) and is in full force and effect. Each Seller Party is in peaceful and undisturbed possession of the space and/or estate it occupies under each Real Property Lease.

                 (d) The rental payment set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same. All rent and other sums and charges payable by a Seller Party as lessee or sublessee under a Real Property Lease is current. Each Seller Party is in compliance in all material respects with the terms of each Real Property Lease and no termination event or condition or uncured default exists under any Real Property Lease on the part of any Seller Party or, to the Knowledge of the Sellers, the landlord, except as set forth on Schedule 5.10(d). Except as set forth on Schedule 5.10(d), no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Each Seller Party has the full right to exercise its respective Options contained in the respective leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

         Section 5.11  Environmental Matters.  Except as disclosed on
Schedule 5.11:

                 (a) to the Knowledge of the Sellers, the Seller Parties hold and are, and have been, in compliance with, all material permits, licenses and governmental authorizations required for the Seller Parties to conduct the Business under applicable Environmental Laws ("Environmental Permits"), and the Seller Parties are otherwise in compliance with applicable Environmental Laws with respect to the Business and the Purchased Assets;

                 (b) to the Knowledge of the Sellers, no Seller Party has received any written notice that it is a potentially responsible party under CERCLA or any similar state or provincial law with respect to the Business or the Purchased Assets;

                 (c) with respect to the Business and the Purchased Assets, no Seller Party has entered into or agreed to any material consent decree or order, or other binding agreement, with a Governmental Authority or is subject to any material outstanding judgment, decree, or judicial or administrative order relating to compliance with or liability under any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law;

                 (d) with respect to the Business and the Purchased Assets, to the Knowledge of the Sellers, there are no material claims, actions or proceedings under or relating to Environmental Laws pending or threatened against or relating to the Seller Parties, the Purchased Assets, or the Business;

                 (e) after a reasonable records examination, the Sellers have heretofore delivered to the Buyer copies of all environmental studies made in the last five (5) years prepared for the Seller Parties or in the Seller Parties' possession relating to the Purchased Assets;

                 (f) to the Knowledge of the Sellers, the Seller Parties have not, and no other Person has, Released (as such term is defined in CERCLA) any material quantities or concentrations of any Hazardous Substances, reportable under any Environmental Law, on, beneath or adjacent to the Owned Real Property or the Leased Real Property; and

                 (g) to the Knowledge of the Sellers, neither the Owned Real Property nor the Leased Real Property contains any (i) underground storage tanks, (ii) friable asbestos or (iii) equipment using polychlorinated biphenyls.

         The representations and warranties made in this Section 5.11 are the Sellers' exclusive representations and warranties relating to any environmental matters, including any arising under any Environmental Laws.

         Section 5.12 ERISA; Benefit Plans. (a) Schedule 5.12(a) lists each employee benefit plan, program or arrangement (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) and each other retirement, profit-sharing, death, disability, life insurance, stock purchase, stock option, severance, pension, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and any other employee benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, maintained, sponsored or contributed to by the Sellers or an ERISA Affiliate for the benefit of current or former employees of the Business (each, an "Employee Plan").

                 (b) With respect to each Employee Plan, the Sellers have provided to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (1) any related trust agreement or other funding instrument; (2) any summary plan description by the Sellers to its employees concerning the extent of the benefits provided under any Employee Plan; and (3) for the two most recent years, (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) attorney's response to any auditor's request for information.

                 (c) Except as set forth on Schedule 5.12(c), each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the IRS that such Employee Plan is so qualified, and nothing has occurred since the date of such determination whether by action or inaction that would materially adversely affect the qualified status of such Employee Plan.

                 (d) Except as set forth on Schedule 5.12(d), to the Knowledge of the Sellers, each Employee Plan has been maintained, funded, and administered in material compliance with its terms, the terms of any applicable collective bargaining agreements, and all applicable laws including, but not limited to, ERISA and the Code. Except as set forth on Schedule 5.12(d), none of the Employee Plans is a multiemployer plan (as such term is defined in Section 3(37) of ERISA), for which the Sellers could incur any material liability. Neither the Sellers nor any ERISA Affiliate has any liability or potential liability under Title IV of ERISA that could become a liability of the Buyer Parties, except as would not have a Material Adverse Effect.

                 (e) With respect to any Employee Plan that is a multiemployer plan (as such term is defined in Section 3(37) of ERISA, a "Multiemployer Plan") and any other such Multiemployer Plan to which the Sellers or any ERISA Affiliate has at any time had an obligation to contribute, the following is true:

                 (i) all contributions required by the terms of such Multiemployer Plan and any collective bargaining agreement have been made when due; and

                 (ii) except as disclosed in Schedule 5.12(e), neither the Sellers nor any ERISA Affiliate would be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the date hereof, the Sellers or such ERISA Affiliate were to engage in a "complete withdrawal" (as defined in ERISA Section 4203) or a "partial withdrawal" (as defined in ERISA Section 4205) from such Multiemployer Plan.

                 (f) With respect to each Employee Plan that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or
Part 3 of Title I of ERISA, the following is true:

                 (i) all contributions required to be made under Section 412 of the Code and Section 302 of ERISA (whether or not waived) have been made when due, and all premium payments to the Pension Benefit Guaranty Corporation have been made when due;

                 (ii) no amendment has occurred which has required or could require a Seller Party to provide security to such Employee Plan under
         Section 401(a)(29) of the Code or Section 307 of ERISA;

                 (iii) except as disclosed in Schedule 5.12(f), as of the most recent valuation date, the fair market value of the Employee Plan's assets exceeded the "accumulated benefit obligation" for such plan within the meaning of Paragraph 18 of Statement of Financial Accounting Standards No. 87; and

                 (iv) no transaction has occurred and no condition exists with respect to such Employee Plan that has subjected or will likely subject a Seller to liability under Section 4069 of ERISA.

                 (g) Neither the Sellers nor any ERISA Affiliate maintains an Employee Plan which would be reasonably likely to result in the payment or acceleration of payment to any employee or former employee of the Business by the Buyer Parties of any money or other property or rights or accelerate or provide any other right or benefit to any employee or former employee of the Business which would constitute an excess parachute payment within the meaning of Section 280G of the Code.

                 (h) There is no voluntary employee's beneficiary association, within the meaning of Sections 501(c)(9) and 505 of the Code, or rabbi trust, within the meaning of IRS Revenue Procedure 92-64, maintained with respect to any Employee Plan.

                 (i) Except as disclosed in Schedule 5.12(i), neither the Sellers nor any ERISA Affiliate maintains or has ever maintained or contributed, or ever has been required to contribute, to any Employee Plan providing medical, health or life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with COBRA) and no amendment increasing benefits has been made to any such Employee Plan since the most recent determination date in accordance with Statement of Financial Accounting Standards No. 106.

         Section 5.13 Certain Contracts and Arrangements. Except for contracts, agreements, personal or movable property leases, service agreements, customer agreements, commitments, understandings or instruments which (a) are listed on
Schedule 5.10(b), Schedule 5.18 or Schedule 5.13, or (b) have been entered into in the ordinary course of business and do not involve payments by the Sellers in excess of $100,000 individually, the Seller Parties are not, as of the date hereof, party to any written contract, agreement, personal or movable property lease, commitment, understanding or instrument which is material to the Business or the Purchased Assets.

         Section 5.14 Legal Proceedings and Judgments. Except as set forth on
Schedule 5.14, except for orders to cooperate in the garnishment of the wages of certain employees of the Sellers and except with respect to actions commenced in the Chapter 11 Cases, (a) there are no claims, actions, proceedings or investigations pending or, to the Knowledge of the Sellers, threatened against or relating to any Seller before any court or other Governmental Authority acting in an adjudicative capacity; and (b) there are no claims, actions, proceedings or investigations pending against or, to the Knowledge of the Sellers, threatened against or relating to the Sellers before any court or other Governmental Authority acting in an adjudicative capacity, which have been commenced after the filing of the Chapter 11 Cases. Except as set forth on
Schedule 5.14, the Sellers are not subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or other Governmental Authority.

         Section 5.15 Permits. The Seller Parties have all permits, certificates, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws (which are addressed in Section 5.11), necessary for the operation of the Business as presently conducted (collectively, "Permits"). Schedule 5.15 sets forth a list of all material Permits and Environmental Permits held by the Seller Parties as of the date hereof and necessary for the operation of the Business as presently conducted.

         Section 5.16 Compliance with Laws. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, to the Knowledge of the Sellers, the Seller Parties are in compliance in all material respects with all Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any Governmental Authority applicable to the Business.

         Section 5.17 Taxes. Except as set forth on Schedule 5.17:

                 (a) (i) to the Knowledge of the Sellers, each of the Seller Parties has timely filed or been included in all material Tax Returns relating to or affecting the Business or the Purchased Assets required to be filed for any period ending prior to the Closing Date (taking into account any extension of time to file granted to or obtained on behalf thereof), (ii) all material Taxes shown to be payable on such Tax Returns have timely been paid or will timely be paid, (iii) all such Tax Returns are true, complete and correct in all material respects, (iv) no deficiency for any material amount of Tax relating to or affecting the Business or the Purchased Assets has been asserted or assessed in writing by a Taxing authority against the Seller Parties, which deficiency has not otherwise been paid or settled, (v) no Seller Party is the subject of any audit in respect of the Business by any Tax authority and, to the Knowledge of the Sellers, has received any written notice that any such audit will be commenced and (vi) the Purchased Subsidiary has, or will have, adequate reserves on its financial statements, in accordance with GAAP, for any unpaid material Taxes that relate to any taxable period or portion thereof that ends on or prior to the Closing Date and are not required to be paid on or prior to the Closing Date.

                 (b) To the Knowledge of the Sellers, the Purchased Subsidiary is not bound by any Tax sharing or Tax allocation agreement with any Person.

                 (c) No Seller Party is a party to an agreement for the extension of time for the assessment of any Taxes of the Purchased Subsidiary.

                 (d) During the immediately preceding three (3) full years, with respect to the Business and the Purchased Assets, there have not been
         (i) any rulings by any Tax authority requested by or issued to any Seller Party or (ii) any elections filed by any Seller Party to change any Tax accounting methods other than an election to change from "LIFO" to "FIFO" with respect to any inventory.

                 (e) TAT is a registrant within the meaning of Part IX of the ETA and Chapter VIII of Title I of the QSTA and, in this respect, TAT's registration numbers are as follows: (i) GST: 139580914RT and (ii) QST:
         1017276090TQ0001.

                 (f) All of the Purchased Assets located in Canada are owned by TAT and none of the Purchased Assets located in Canada are owned by any Seller other than TAT.

                 (g) TAT is not a non-resident of Canada for purposes of the ITA and the Taxation Act (Quebec).

         Section 5.18 Intellectual Property. Schedule 5.18 attached hereto sets forth all material (a) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and Internet domain names included in the Intellectual Property, and (b) Intellectual Property Agreements (other than licenses of commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click-wrap licenses). Except as set forth on Schedule 5.18, to the Knowledge of the Sellers, the Seller Parties have all right, title and interest in and to the Intellectual Property and the Intellectual Property Agreements, free and clear of all Encumbrances, and have a valid right to use the Intellectual Property and Licensed Intellectual Property in the operation of the Business. Except as would not have a Material Adverse Effect, the Seller Parties have a valid right to use the Intellectual Property in connection with the operation of the Business. To the Knowledge of the Sellers, the Intellectual Property is valid and enforceable and has not been adjudged invalid or unenforceable in whole or in part. To the Knowledge of the Sellers, no Person is engaging in any activity that infringes the Intellectual Property. To the Knowledge of the Sellers, no claim has been asserted against the Sellers alleging that the operation of the Business infringes or may infringe the intellectual property rights of any third party. To the Knowledge of the Sellers, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any rights in or to any of the Intellectual Property.

         Section 5.19 Labor and Employment Matters. Except as disclosed on
Schedule 5.19, (a) the Seller Parties are not party to or bound by any collective bargaining agreement or relationship with any labor organization; (b) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition relating to the Seller Parties; (c) to the Knowledge of the Sellers, no union organizing efforts are underway or threatened relating to the Seller Parties; (d) no labor strike, work stoppage, slowdown, or other material labor dispute is underway or, to the Knowledge of the Sellers, threatened relating to the Seller Parties and (e) there is no labor or employment-related claim, charge, procedure, arbitration, complaint or investigation pending or, to the Knowledge of the Sellers, threatened relating to the Seller Parties, in any forum. To the Knowledge of the Sellers, the Seller Parties are each in compliance with all material applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

         Section 5.20 Brokers. Except for Gleacher Partners LLC, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Sellers or any of their respective Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers. Such fees shall be paid in full by the Sellers.

         Section 5.21 Overlapping Assets. Schedule 5.21 sets forth a list of (a) the Purchased Assets ("Buyer's Overlapping Assets") which are used in the operation of the Sellers' businesses other than the Business (the "Sellers' Retained Business") and the nature of the usage by the Sellers' Retained Business of Buyer's Overlapping Assets and (b) the assets not included in the Purchased Assets ("Sellers' Overlapping Assets") which are used in the operation of the Business and the nature of the usage by the Business of Sellers' Overlapping Assets.

         Section 5.22 Absence of Change or Event. Except as disclosed in
Schedule 5.22, since September 30, 2002, each Seller has conducted the Business only in the ordinary course and has not with respect to the Business:

                 (a) mortgaged, hypothecated, pledged or subjected to lien, restriction or any other Encumbrance (other than Permitted Encumbrances) any of the property, businesses or assets, tangible or intangible, of the Business;

                 (b) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), including the payment of any loans owed to any Affiliate, except for

         Inventory sold to customers or returned to vendors and payments to any non-Affiliates on account of accounts payable disclosed on the Financial Statements or in the Disclosure Schedule, in each case in the ordinary course of business and consistent with prior practice, or canceled, waived, released or otherwise compromised any debt or claim, or any right of significant financial value, except in the ordinary course of business and consistent with prior practice;

                 (c) when considered as a whole, made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $500,000;

                 (d) instituted any litigation, action or proceeding before any court, Governmental Authority or arbitration tribunal relating to it or its property, except for litigation, actions or proceedings instituted in the ordinary course of business and consistent with prior practice;

                 (e) increased the compensation of any officer, employee, independent contractor or agent of the Business, directly or indirectly, including, without limitation, by means of any employment agreement, bonus, pension or retirement plan, profit sharing, deferred compensation, savings, insurance, retirement or any other employee benefit plan, except in the ordinary course of business consistent with prior practice, or entered into any employment, consulting, indemnification, severance or termination agreement with any current or former employee of the Business, or established, adopted, entered into or amended, renewed or terminated any bonus, profit sharing, defined contribution, stock option, deferred compensation or pension plan, agreement, trust, fund, policy or arrangement for any current or former employee of the Business (other than as required by law);

                 (f) increased promotional or advertising expenditures, except in the ordinary course of business consistent with prior practice, or otherwise changed its policies or practices with respect thereto; or

                 (g) made or changed any election concerning Taxes, changed an annual accounting period or adopted or changed any accounting method.

         Section 5.23 Accounts Receivable. All Accounts Receivable of the Sellers as reflected on the Financial Statements were incurred in the ordinary course of business and represent arm's length sales actually made in the ordinary course of business. There have been no material changes in the credit policies or terms of sale from the policies and terms that were in effect as of September 30, 2002 and reflected in the Balance Sheet.

         Section 5.24 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, THE SELLER PARTIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SHARES OR ANY OF THEIR ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE BUYER PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE V, THE BUYER PARTIES ARE PURCHASING THE SHARES AND THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE SHARES AND THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                                   ARTICLE VI
               REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

         As an inducement to the Sellers to enter this Agreement and to consummate the transactions contemplated hereby, the Buyer Parties represent and warrant to the Sellers as follows:

         Section 6.1 Organization. (a) The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

                 (b) The Canadian Buyer is a corporation duly incorporated and validly existing under the laws of the province of Nova Scotia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         Section 6.2 Authority Relative to this Agreement. The Buyer Parties have all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors or executive committees thereof of the Buyer Parties and no other corporate proceedings on the part of the Buyer Parties are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer Parties, and, assuming that this Agreement constitutes a valid and binding agreement of the Sellers, constitutes a valid and binding agreement of the Buyer Parties, enforceable against the Buyer Parties in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 6.3 Consents and Approvals; No Violation. Except for the entry and effectiveness of the Sale Order and, as applicable, the Canadian Bankruptcy Court Order or the Inspector Approval, neither the execution and delivery of this Agreement by the Buyer Parties nor the purchase by the Buyer Parties of the Shares or the Purchased Assets and the assumption by the Buyer Parties of the Assumed Liabilities and the Assumed Agreements pursuant to this Agreement will:
(a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or the equivalent thereof) of each of the Buyer

Parties; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made except for notification under the Investment Canada Act; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which a Buyer Party is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         Section 6.4 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to the Knowledge of the Buyer, threatened against or relating to either Buyer Party before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on either Buyer Party's ability to consummate the transactions contemplated hereby.

         Section 6.5 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Buyer Parties or any of their Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer Parties.

         Section 6.6 Buyer Parties Financing. As of the date of this Agreement and on the Closing Date, the Buyer Parties have and will have funds sufficient to pay the Purchase Price and all of their fees and expenses incurred in connection with the transactions contemplated hereby, including all Cure Amounts and any applicable Transfer Taxes.

         Section 6.7 Investment Purpose. The Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

         Section 6.8 GST and QST Registration. The Canadian Buyer will, at the Closing, be registered under Part IX of the ETA and under Chapter VIII of Title I of the QSTA.

                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business. (a) Except as (1) described on
Schedule 7.1, (2) required in order to distribute all cash of the Purchased Subsidiary to the Sellers or any of their Affiliates and (3) required by any order of the Bankruptcy Court, the Bankruptcy Code, the Canadian Bankruptcy Code, the Canadian Bankruptcy Court, and any order or agreement related to the use of cash collateral or postpetition financing, during the period commencing on the date of this Agreement and ending on the Closing Date, the Seller Parties shall (i) operate the Business in the usual, regular and ordinary course, (ii) other than as permitted in writing by the Buyer, preserve in all material respects the Business, the Purchased Assets, its employees and its operations, and (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Sellers' status as debtors under Chapter 11 of the Bankruptcy Code and under the Canadian Bankruptcy Code.

                 (b) Prior to the Closing Date, without the prior written consent of the Buyer, which shall not be unreasonably withheld or delayed, the Sellers shall not create, incur, assume or suffer to exist any Encumbrance upon the Purchased Assets, other than (i) Permitted Encumbrances; provided, however, that Permitted Encumbrances as used in this Section 7.1(b) shall mean, with respect to the Real Property, only those matters included in clause (i) or clause (ii) of the definition of Permitted Encumbrances in Section 1.1(a), (ii) the liens in favor of the Prepetition Agent under the Credit Agreement and post-petition liens granted pursuant to the post-petition cash collateral orders, (iii) the liens in favor of the agent or the lenders under a postpetition cash collateral agreement and (iv) those incurred in the ordinary course of business. Prior to the Closing Date, without the prior written consent of the Buyer, the Sellers shall not sell, lease (as lessor), transfer or otherwise dispose of any of the Purchased Assets other than in the ordinary course of business.

                 (c) With respect to the Real Property, each Seller Party agrees that, between the date of this Agreement and the Closing Date, the Seller Parties shall (i) maintain the Real Property in substantially the same condition as exists on the date hereof, reasonable wear and tear excepted, (ii) operate the Real Property in compliance with all applicable laws, rules, regulations and codes in all material respects, (iii) maintain in full force and effect all property and liability insurance policies on the Real Property in effect as of the date hereof, (iv) afford the Buyer and the Buyer's Representatives reasonable access during normal business hours to the Real Property and all agreements, books, records and other documents and data of the Seller Parties related thereto provided that the Seller Parties need not supply the Buyer with any information which the Seller Parties are under a legal obligation not to supply, including customer-specific costing and pricing information and (v) cooperate with and assist the Buyer Parties in obtaining, in each case at the Buyer's cost, (x) a commitment from a title company acceptable to Buyer (the "Title Company") to issue on the American Land Title Association's current form (or the Canadian equivalent thereof) an owner's title insurance policy or policies (and leasehold policies if the Buyer so elects), in form reasonably acceptable to the Buyer, at standard rates, together with copies of all documents affecting title to the Real Property and (y) a survey of each parcel of Real Property, as deemed necessary or advisable by the Buyer in its sole discretion, certified to the Buyer Parties, the Buyer's lender, if any, the Title Company and any other Person which the Buyer reasonably requests, in a manner acceptable to the Buyer, prepared by a registered land surveyor, dated not more than sixty (60) days prior to the Closing, and complying with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping (or the Canadian equivalent thereof).

                 (d) During the period commencing on the date of this Agreement and ending on the Closing Date, the Sellers covenant that they will not, absent the written consent of the Buyer, (i) in the case of the Accounts Receivable, change the terms of such Accounts Receivable in a manner that is inconsistent with current practices or (ii) in the case of all sales subsequent to the date hereof, provide for any customer or type of customer terms for sales that are inconsistent with current practices for such customer or type of customer.

         Section 7.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, the Seller Parties shall, during ordinary business hours, upon reasonable notice, (i) give the Buyer

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
Parties and the Buyer's Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the Purchased Assets to which the Buyer Parties are not denied access by law, (ii) permit the Buyer Parties to make such reasonable inspections thereof as the Buyer may reasonably request, (iii) furnish the Buyer with such financial and operating data and other information with respect to the Business as the Buyer may from time to time reasonably request, and (iv) furnish the Buyer a copy of each material report, schedule or other document filed with the SEC or applicable Canadian securities commission by the Sellers with respect to the Business; provided, however, that (A) any such access shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business and shall be at the expense of the Buyer, (B) the Sellers shall not be required to take any action which would constitute a waiver of the attorney-client privilege and
(C) the Seller Parties need not supply the Buyer with any information which the Seller Parties are under a legal obligation not to supply or any information, documents or materials related to customer-specific costing and pricing information or product development. Notwithstanding anything in this Section 7.2(a) to the contrary, the Buyer shall not have access to any of the Employee Records or other personnel and medical records, which in the Sellers' good faith judgment are sensitive or the disclosure of which could subject the Sellers to any risk of liability.

                 (b) The Buyer and the Sellers acknowledge that they are bound by the Confidentiality Agreement. All information furnished to or obtained by the Buyer or any of the Buyer's Representatives or the Sellers or any of the Sellers' Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement. Furthermore, the Buyer acknowledges that the Sellers or the Sellers' Representatives may furnish Confidential Information to counsel for the Creditors' Committee and to the Prepetition Agent and the Canadian Trustee and their respective counsel, subject to the provisions of the Confidentiality Agreement.

                 (c) Between the Closing Date and the later of (x) the third anniversary of the Closing Date and (y) the date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases, or if converted to a case under Chapter 7 of the Bankruptcy Code, an order of the Bankruptcy Court closing such case, the Sellers and the Sellers' Representatives shall have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all information pertaining to the Assumed Agreements, all Employee Records or other personnel and medical records required by law, legal process or subpoena, in the possession of the Buyer Parties to the extent that such access may reasonably be required by the Sellers in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access shall be afforded by the Buyer Parties upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyer Parties or their Affiliates, (ii) the Buyer Parties shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) the Buyer Parties need not supply the Sellers with any information which the Buyer Parties are under a legal obligation not to supply. The Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 7.2(c). If the Buyer Parties shall desire to dispose of any such books and records upon or prior to the expiration of such period, the Buyer Parties shall, prior to such

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
disposition, give the Sellers a reasonable opportunity at the Sellers' expense, to segregate and remove such books and records as the Sellers may select. Furthermore, the Buyer Parties acknowledge that the Sellers shall have reasonable access to all Listed Employees with respect to the litigation matters set forth on Schedule 2.3(d) and Schedule 5.14 for so long as such matters are pending. In addition to the foregoing, the Buyer Parties agree to maintain the Employee Records in their possession for a period of three (3) years after the Closing Date and to give former and current employees of the Sellers reasonable access to such Employee Records during such period.

                 (d) Each of the Sellers covenants that it shall permit the Buyer Parties' reasonable and appropriate discussions with customers of the Business during the period of time between the Sale Hearing and the Closing Date, unless the Sale Order approves a sale to a third party.

         Section 7.3 Expenses. Except to the extent specifically provided herein or in the Sale Order, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses. All costs and expenses relating to the Canadian Trustee shall be paid from the Purchase Price.

         Section 7.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Shares and the Purchased Assets in accordance with this Agreement, including using reasonable best efforts to ensure timely satisfaction of the conditions precedent to each party's obligations hereunder. Neither the Sellers, on the one hand, nor the Buyer Parties, on the other hand, shall, without the prior written consent of the other party or parties, as the case may be, take any action which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement. From time to time on or after the Closing Date, the Sellers shall, at the Buyer's expense, execute and deliver such documents to the Buyer Parties as the Buyer may reasonably request in order to more effectively vest in the Buyer Parties the Seller Parties' title to the Purchased Assets subject to Closing Encumbrances. From time to time after the date hereof, the Buyer Parties shall, at the Sellers' expense, execute and deliver such documents to the Sellers as the Sellers may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the Shares and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

                 (b) In the event that any Purchased Asset shall not have been conveyed to the Buyer Parties at the Closing, the Sellers shall, subject to
Section 7.4(c), use their reasonable best efforts to convey such Purchased Asset to the Buyer Parties as promptly as is practicable after the Closing.

                 (c) To the extent that the Sellers' rights under any Assumed Agreement may not be assigned without the consent of another Person and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof

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
or be unlawful, and the Sellers shall use commercially reasonable efforts (without being required to make any payment to any third party or to incur any economic burden), taking into account their status as debtors under Chapter 11 of the Bankruptcy Code or, as applicable, as Canadian Trustee under the Canadian Bankruptcy Code, to obtain any such required consent(s) as promptly as reasonably possible. The Buyer Parties agree to fully cooperate with the Sellers in their efforts to obtain any such consent (including the submission of such financial or other information concerning the Buyer Parties and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the payment of any Cure Amount required under Section 2.6).

         Section 7.5 Public Statements. The Sellers and the Buyer Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that the parties may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by law or by the rules or regulations of any securities exchange or commission and to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures of Confidential Information.

         Section 7.6 Governmental Authority Consents and Approvals. (a) Governmental Authority Approvals. The Seller Parties and the Buyer Parties shall each use their reasonable best efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation (collectively, the "Regulatory Approvals"). In connection with any Regulatory Approvals, neither the Buyer Parties nor the Seller Parties will, and the Buyer Parties and the Seller Parties will use their reasonable best efforts to cause their officers, directors, partners or other Affiliates not to, take any action which could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

                 (b) Cooperation. Each party hereto (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby and any filing, notification or request for approval related thereto and (ii) shall permit the other parties hereto to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, each of the Sellers and the Buyer Parties shall not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval related thereto unless it consults with the other parties hereto in advance and, to the extent permitted by any such Governmental Authority, gives the other parties hereto the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, each of the Seller Parties and the Buyer Parties shall furnish the Buyer or the Sellers, as the case may be, with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval related thereto. The Seller Parties and the Buyer Parties shall also furnish the other parties with such necessary information and assistance as such other parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registration or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval related thereto. The Seller Parties and the Buyer Parties shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective reasonable best efforts to obtain the grant thereof as soon as possible.

         Section 7.7 Tax Matters. (a) Cooperation on Tax Matters. Each party hereto will provide each other with such assistance, cooperation and information (including access to books and records) as either of them reasonably may request of any other (and after the Closing the Buyer Parties shall and shall cause the Purchased Subsidiary to provide such assistance, cooperation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Seller Parties, the Purchased Assets and the Business.

                 (b) GST and QST Tax Elections. As the case may be, and subject to Section 6.8, the Canadian Seller and the Canadian Buyer will jointly execute elections under Section 167 of the ETA and Section 75 of the QSTA on the forms prescribed for such purposes, along with any documentation necessary or desirable in order to effect the sale of the Canadian Purchased Assets to the Canadian Buyer without payment of any GST and QST. If such elections are jointly executed, the Canadian Buyer will file the election forms referred to above with the Canada Customs and Revenue Agency ("CCRA") and the Ministere du Revenu du Quebec ("MRQ"), respectively, together with the Canadian Buyer's GST and QST returns for the Canadian Buyer's GST and QST reporting period during which the transactions of purchase and sale contemplated herein are consummated.

         Notwithstanding any such elections, in the event it is determined by a competent taxing authority that there is a liability to pay, or of any of the Canadian Seller to collect and remit, GST or QST with respect to all or part of the Canadian Purchased Assets sold to the Canadian Buyer, such GST or QST shall be forthwith paid by the Canadian Buyer to such competent taxing authority, or to the Canadian Seller, as the case may be, and the Buyer Parties shall indemnify and save the Canadian Seller harmless with respect to any such GST or QST, as well as any interest and penalties relating thereto. The indemnification set forth in this Section 7.7(b) shall survive the completion of the transactions contemplated in this Agreement and shall end ninety (90) days after the expiration of the applicable statute of limitations with respect to such matter, having regard to any waivers or extensions given by the Canadian Seller.

                 (c) GST and QST Applicable to Real Property. As the case may be, and subject to Section 6.8 and the second paragraph of Section 7.7(b), the Canadian Seller and the Canadian Buyer acknowledge that GST and QST payable in respect of the sale of the Real Property and forming part of the Canadian Purchased Assets is subject to Subsections 221(2), 228(4) and 228(6) of the ETA and to Sections 423, 438 and 442 of the QSTA and, consequently, the Canadian Seller is not required to collect same in respect thereof.

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
                 (d) Transfer Taxes. All excise, sales, use, transfer, duties, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Buyer. The Buyer shall, at its own expense, timely pay, and file all necessary Tax Returns and other documentation (including any required notice of a bulk sale) with respect to, all such Transfer Taxes and, only to the extent required by applicable law, the Sellers shall join in the execution of any Tax Returns and other documentation at the Buyer's request. The Buyer shall, at its own expense, complete and execute a resale or other exemption certificate with respect to the Purchased Assets consisting of Inventory, and shall provide the Sellers with an executed copy thereof.

                 (e) No Withholding. The Buyer Parties shall pay the Purchase Price free and clear of withholding or deduction for any Taxes.

                 (f) FIRPTA Certification. The Sellers shall deliver to the Buyer a certification to the extent required under Section 1445 of the Code in accordance with the Treasury Regulations thereunder.

                 (g) Allocation of Taxes. For purposes of Section 2.4(c), the Buyer shall be liable for and shall be allocated all Taxes in respect of the Purchased Assets with respect to taxable periods (or portions thereof) that end after the Closing Date. For any Taxes that are payable with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period beginning on the day following the Closing Date and allocated to the Buyer shall be considered to equal the amount of such taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period that begins on the day following the Closing Date and the denominator of which is the number of days in the entire taxable period. For the avoidance of doubt, all Taxes imposed on the Purchased Subsidiary shall be allocated to, and shall be the responsibility of, the Buyer.

                 (h) Allocation of Purchase Price. The Buyer and the Sellers shall (i) attempt in good faith, within thirty (30) days after the determination of the Purchase Price pursuant to Article III, in the general form set forth in Exhibit F, to agree on the allocation of the sum of the Purchase Price, the Cure Amounts and the Assumed Liabilities (and any adjustments thereof) among the Shares and the Purchased Assets as of the Closing Date (the "Allocation") in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in connection with the preparation of Internal Revenue Service Form 8594 for its timely filing. Except as otherwise required by applicable law, the Buyer and Sellers shall report for all Tax purposes all transactions contemplated by this Agreement in a manner consistent with the Allocation, if any, and shall not take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

                 (i) Code Section 338(g) Election. The Buyer shall have the right, but not the obligation, to make an election under Section 338(g) of the Code with respect to the Purchased Subsidiary and shall promptly notify the Sellers in writing if such an election is made; provided, however, in the event the Buyer makes such an election with respect to the Purchased Subsidiary, the

Buyer shall be solely responsible for all costs and Taxes resulting from making such an election, and shall indemnify the Sellers and hold them harmless against any such costs or Taxes imposed on the Sellers from such an election. For the avoidance of doubt, such costs and Taxes shall include any Tax benefits of the Sellers, such as Tax benefits attributable to net operating losses, which may be lost or foregone as a result of the Section 338(g) election by the Buyer with respect to the Purchased Subsidiary and which otherwise would have been available to offset income or otherwise reduce any Taxes payable by the Sellers.

         Section 7.8 Litigation Support. In the event and for so long as any party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the parties hereto will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. In the event that the Sale Order or the Canadian Bankruptcy Court Order is the subject of an appeal, the Buyer Parties and the Sellers agree to use reasonable best efforts to seek an expedited review and decision of any such appeal and to seek the dissolution of any stay which might be entered in connection with such an appeal; provided that each party shall bear the cost of complying with this sentence as it relates to any appeal and the dissolution of any stay in connection therewith.

         Section 7.9 Notification. ITI shall notify the Buyer and keep the Buyer advised of the occurrence, to the Knowledge of the Sellers, of (a) any litigation or administrative proceeding pending or threatened against any of the Sellers which could, if adversely determined, have a Material Adverse Effect,
(b) any act or omission which would cause any of the Sellers' representations herein to be inaccurate in any material respect and (c) any material damage or destruction of any of the Purchased Assets. The Buyer shall notify and keep ITI advised of the occurrence of any event or occurrence which could reasonably be expected to materially adversely affect the Buyer Parties' ability to consummate the transactions contemplated hereby.

         Section 7.10 Submission for Bankruptcy Court Approval. (a) On the Petition Date (or as soon thereafter as is reasonably practicable), the Sellers, other than TAT, shall file a motion or motions and supporting papers seeking (i) the entry of an order substantially in the form of Exhibit G approving the Overbid Procedures (the "Bidding Procedures Order") and (ii) entry of an order substantially in the form of Exhibit H approving this Agreement (the "Sale Order"), all in a form and substance reasonably acceptable to the Buyer. The Bidding Procedures Order and the Sale Order may, at the Sellers' option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Buyer. All parties hereto shall use their commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefor. The Sellers, other than TAT, shall give appropriate notice under the Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

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
                 (b) The Sellers, other than TAT, and the Buyer shall consult with one another regarding pleadings which any of them intend to file, or positions any of them intend to take before the Bankruptcy Court in connection with, or which might reasonably affect the Bankruptcy Court's approval of, the Bidding Procedures Order or the Sale Order. The Sellers, other than TAT, shall promptly (and, in any event, within one (1) Business Day after the receipt of any written request from the Buyer) provide the Buyer and its counsel with copies of all notices, filings and orders of the Bankruptcy Court (and other courts) that the Sellers, other than TAT, have in their possession pertaining to the motion for approval of the Bidding Procedures Order, the Sale Order or any other order related to any of the transactions contemplated by this Agreement.

                 (c) If the Bidding Procedures Order, the Sale Order or any other orders of the Bankruptcy Court relating to this Agreement or the transactions contemplated hereby, shall be appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Bidding Procedures Order, Sale Order or other such order), subject to rights otherwise arising from this Agreement, the Sellers, other than TAT, and the Buyer will cooperate in taking such steps to prosecute diligently such appeal, petition or motion and each of the Sellers, other than TAT, and the Buyer shall use their reasonable best efforts to obtain an expedited resolution of any such appeal, petition or motion.

         Section 7.11 Overbid Procedures. The Buyer and the Sellers acknowledge that the Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest and best price for the Purchased Assets and the Shares and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to the Sellers' creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Sellers shall seek entry of the Bidding Procedures Order providing for the bidding provisions and procedures as set forth in Exhibit A to the Bidding Procedures Order (the "Overbid Procedures"). These procedures shall include the following provisions:

                 (a) The Sellers shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

                          (i) Bid Deadline. A Qualified Bidder that desires to
                 make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017,
                 Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than such date and time as is specified in the Bidding Procedures Order (the "Bid Deadline"). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify the Buyer and all other Qualified Bidders of such extension.

                          (ii) Overbid Requirements. A bid is a letter from a
                 Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets and the Shares upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets and the Shares or March 1, 2003. A Qualified Bidder (other than the Buyer) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the Sellers in writing, with the exception of subclause (A) below, which shall not be waivable by the Sellers, the Sellers will consider a bid only if the bid:

                          (A) provides overall value for the Purchased Assets
                 and the Shares to the Sellers of at least $500,000 over the Purchase Price in this Agreement;

                          (B) is on terms that, in the Sellers' reasonable
                 business judgment, are not materially more burdensome or conditional than the terms of this Agreement;

                          (C) is not conditioned on obtaining financing or on
                 the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

                          (D) does not request or entitle the bidder to any
                 break-up fee, termination fee, expense reimbursement or similar type of payments; and

                          (E) is received by the Bid Deadline.

                 A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, this Agreement executed by the Buyer shall constitute a Qualified Bid.

                          (iii) Deposit Requirement. All initial Overbids shall
                 be accompanied by a deposit of One Hundred Thousand Dollars ($100,000) (the "Deposit") paid by wire transfer (or other immediately available funds) to an escrow agent designated by the Sellers.

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
                 (b) If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyer set forth in this Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and the Shares and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place no later than such date and time as is specified in the Bidding Procedures Order at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) Business Days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders (including, for the avoidance of doubt, the Buyer) will be eligible to participate at the Auction. At least two (2) Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers shall provide or make available copies of any Qualified Bid(s) to all Qualified Bidders (including, for the avoidance of doubt, the Buyer) who intend to participate in the Auction at least two (2) Business Days prior to the commencement thereof, or as soon thereafter as practicable.

                 Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets and the Shares. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, all additional bids shall be in increments of one hundred thousand dollars ($100,000) or integral multiples thereof. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders (including for the avoidance of doubt, the Buyer) participating in the Auction of the manner in which the Auction will be conducted.

                 As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest or otherwise best offer for the Purchased Assets and the Shares at the Auction (the "Successful Bid" and the bidder making such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). If the Buyer's bid is the only Qualified Bid and no auction is held, the Buyer's bid shall be the Successful Bid. At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval. The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets and the Shares due to such party's breach of its purchase agreement with the Sellers, then the Sellers shall retain the Deposit of such Successful Bidder, if any, as liquidated damages and continue with the sale of the Purchased Assets and the Shares to the Backup Bidder. Upon the earlier of March 1, 2003 or three (3) Business Days after the closing of the sale of the Purchased Assets and the Shares, any Deposit (i) not applied to the purchase of such Purchased Assets and the Shares or (ii) not retained by the Sellers due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

                 (c) If the Buyer is not identified as the Successful Bidder following the Auction, the Buyer Parties are not then in breach of any provision of this Agreement, the Buyer has not terminated this Agreement and a sale of all or a material part of the Purchased Assets and the Shares is consummated with a party or parties other than the Buyer Parties for an amount in excess of the Purchase Price plus $500,000, then the Buyer will be entitled to receive, as a "break-up fee" out of the proceeds of the consummated sale, an amount equal to the sum of (i) $200,000 (the "Topping Fee") representing approximately 2.0% of the Purchase Price for the Purchased Assets and the Shares and
         (ii) reimbursement of all reasonable and documented out-of-pocket expenses incurred by the Buyer in connection with the negotiation and preparation of this Agreement up to $300,000 in the aggregate (the reimbursement together with the Topping Fee, the "Termination Payments"). Such payment shall be made by wire transfer of immediately available funds to an account designated by the Buyer from the proceeds of a Third-Party Sale, with such payment to be made on or before the third Business Day after the consummation of such Third-Party Sale. The claim of the Buyer in respect thereof shall constitute a first priority administrative expense under Section 507(a) of the Bankruptcy Code.

                 (d) The Buyer shall be permitted to credit the amount of the Termination Payments to its bid if it makes a competing bid at the Auction in such a manner that the Buyer shall be permitted to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to the bid to be matched minus the amount of the Termination Payments.

         Section 7.12 Mail Received After the Closing. Following the Closing, the Buyer Parties may receive and open all mail addressed to the Sellers and deal with the contents thereof in their discretion to the extent that such mail and the contents thereof relate to the Purchased Assets, the Business, the Purchased Subsidiary or any of the Assumed Liabilities. The Buyer Parties shall promptly deliver or cause to be delivered to the Sellers all mail received by the Buyer Parties after the Closing addressed to the Sellers which does not relate to the Purchased Assets, the Business, the Purchased Subsidiary or the Assumed Liabilities.

         Section 7.13 Employees. (a) Prior to the Sale Hearing, the Buyer shall make offers of employment, effective as of the Closing Date, to all employees of the Business listed on Schedule 7.13(a) and shall provide the Sellers with the general terms of such offers, which shall include similar responsibilities and the same base salary or wages as applied to such employee on October 31, 2002 (except for ordinary course raises, which would not be in excess of 4% on an

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
individual basis) and with benefits that are, in the aggregate, substantially comparable to those provided to similarly situated employees of the Buyer. Each employee who becomes an employee of the Buyer pursuant to this transaction shall be referred to herein as a "Listed Employee". Any employee listed on Schedule 7.13(a) who is absent from work on the Closing Date due to disability or an approved leave of absence shall not become a Listed Employee unless and until he or she accepts the Buyer's offer of employment and returns to work within six
(6) months after the Closing Date. Nothing in this Section 7.13(a) shall entitle any employee to remain in the employment of the Sellers or the Buyer, or affect the right of the Buyer to terminate any employee benefit plan as defined in
Section 3(3) of ERISA or any other compensation or benefit plan, agreement, program, policy or arrangement or any provision thereof at any time.

                 (b) The Buyer shall extend to all Listed Employees eligibility to participate in employee benefit and compensation plans that are substantially comparable to the employee benefit and compensation plans that the Buyer offers to its general employee population. The Buyer shall take all action necessary and appropriate to extend coverage, effective as soon as reasonably practicable after the Closing Date, under a 401(k) plan (the "Buyer 401(k) Plan") to all Listed Employees having account balances under the Insilco Technologies, Inc. 401(k) Plan (the "Sellers' 401(k) Plan"). The Sellers shall cause to be made all contributions required under the Sellers' 401(k) Plan for all periods prior to the Closing Date, and the Buyer shall have no responsibility therefor, and the Sellers shall cause each Listed Employee to become fully vested in his or her account balance under the Sellers' 401(k) Plan as of the Closing Date. As soon as reasonably practicable after the Closing Date, the Sellers shall cause the Sellers' 401(k) Plan to make available to the Listed Employees distributions of their account balances under such plan. The Buyer agrees to cause the Buyer 401(k) Plan to accept direct rollover contributions of any such distributions from the Sellers' 401(k) Plan that are "eligible rollover distributions" within the meaning of Section 402(c)(4) of the Code, subject to the terms of the Buyer 401(k) Plan.

         Effective as of the Closing Date, PCMCI shall cease making contributions to the 401(k) plan it maintains (the "PCMCI 401(k) Plan") on behalf of employees of PCMCI (except for contributions for periods ending on or prior to the Closing Date), and such employees shall cease making contributions to such plan. Effective as of the Closing Date, the Buyer shall assume and become the sponsoring employer under the PCMCI 401(k) Plan.

                 (c) Effective as of the Closing Date, or, if later, as of the termination of the Sellers' group health plans the Buyer will provide COBRA continuation coverage as required under COBRA for those qualified beneficiaries identified in Schedule 7.13(a), and any other qualified beneficiary with respect to a covered Employee of the Sellers, provided such qualified beneficiary is an "M & A qualified beneficiary" as defined in Treasury Regulation Section 54.4980-9 Q&A 4(a) (or any successor regulation thereto) with respect to the transactions contemplated herein. Such coverage shall continue only to the extent required under COBRA and shall be comparable to that provided with respect to employees of the Buyer.

                 (d) From and after the Closing Date, the Buyer shall, with respect to any welfare benefit plan in which any Listed Employee may be eligible to participate after the Closing Date cause any limitations as to pre-existing conditions and any exclusions and waiting periods to be waived with respect to the Listed Employees and their eligible dependents.

                 (e) The Buyer shall be responsible for any liability or obligation under WARN or Canadian Collective Dismissal Legislation in respect of any employee or former employee of the Business arising in whole or in part out of actions taken or not taken by the Buyer in accordance with this Section 7.13 or any action otherwise taken or not taken by the Buyer on or after the Closing Date.

                 (f) Each of the Sellers covenants that it will not take any action that will impede in any way the Buyer's obtaining (at the Buyer's expense) noncompetition agreements from certain employees to which the Buyer has extended offers of employment and are identified by the Buyer. The Sellers and the Buyer shall mutually cooperate with each other prior to and following the Closing in effectuating any communications, elections, access to populations, enrollments, payroll transitions and such other actions as may be necessary or reasonable with respect to participants in any Employee Plan and/or employment, consulting or such other agreement in connection with the actions contemplated under this Section 7.13. Each of the Sellers covenants that it shall permit the Buyer's reasonable and appropriate discussions with employees of the Business during the period of time between the Sale Hearing and the Closing Date.

         Section 7.14 Overlapping Assets. The Sellers shall use commercially reasonable efforts to make Sellers' Overlapping Assets available for the use of the Buyer Parties with respect to the Business, as currently used therein, at no charge to the Buyer Parties, for a period of ninety (90) days following the Closing, and the Buyer shall use commercially reasonable efforts to make Buyer's Overlapping Assets available for the use of the Sellers (and the parties to whom the Sellers sell the Sellers' Retained Business), as currently used therein, at no charge to the Sellers, for a period of ninety (90) days following the Closing. Nothing in this Section 7.14 shall be construed as restricting the Sellers' or the Buyer Parties' right to encumber or transfer Sellers' Overlapping Assets or Buyer's Overlapping Assets, as the case may be. Without limiting the foregoing, the Sellers agree to cause the information technology data constituting Buyer's Overlapping Assets to be transferred to the Buyer Parties as soon as reasonably practicable after the Closing, and immediately after such transfer to cause all such data to be deleted from the information technology systems constituting Sellers' Overlapping Assets. The Sellers agree to cause provisions substantially similar to this Section 7.14 to be placed in any other agreements for the sale of any of the Sellers' Overlapping Assets entered into by the Seller Parties or any Affiliates thereof in contemplation of the Chapter 11 Cases.

         Section 7.15 Sellers' Guarantees. Schedule 7.15 sets forth the extent any of Insilco or the Sellers shall have guaranteed any liabilities or obligations of the Purchased Subsidiary to a third party. Prior to or as of the Closing, the Buyer shall: (i) provide a substantially similar guarantee of such liability or obligation to such third party; (ii) use all reasonable efforts to cause such third party to release Insilco and the Sellers from such guarantee; and (iii) indemnify Insilco and the Sellers from any and all Losses related to such guarantee.

         Section 7.16 Purchase Price. The parties to this Agreement acknowledge that if the Closing occurs after December 31, 2002 the Purchase Price shall be determined pursuant to Section 3.1(a)(ii) rather than Section 3.1(a)(i) and, accordingly, the Buyer Parties covenant that they will act in good faith and use reasonable best efforts to ensure that the Closing may occur on or prior to December 31, 2002. Upon a finding by the Bankruptcy Court that either Buyer Party has failed to meet this standard or has otherwise taken action or not taken action that, in either case, delays the Closing and that the Closing could otherwise have occurred on or prior to December 31, 2002, the Buyer Parties agree that the Purchase Price shall be determined pursuant to Section 3.1(a)(i) rather than Section 3.1(a)(ii).

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
         Section 7.17 Concerning the Canadian Trustee. Notwithstanding anything contained in this Agreement, it is acknowledged and agreed by the parties hereto that the Canadian Purchased Assets may be conveyed to the Canadian Buyer by the Canadian Seller either with Inspector Approval or in accordance with the Canadian Bankruptcy Court Order, and, in either case, the sale by the Canadian Seller to the Canadian Buyer shall be made under the following terms and conditions, as applicable:

                 (a) the consummation of the sale of the Canadian Purchased Assets shall occur within forty-eight (48) hours of the Canadian Bankruptcy Court Order or the Inspector Approval, as the case may be, or such other period as may be agreed between the Canadian Buyer and the Canadian Seller, so that the closing with respect to the Purchased Assets, including the Canadian Purchased Assets, may occur contemporaneously;

                 (b) at the consummation of the sale of the Canadian Purchased Assets, the Canadian Seller and the Canadian Buyer shall execute the Canadian Sale Documents;

                 (c) at the consummation of the sale of the Canadian Purchased Assets, the Canadian Trustee will be a registrant within the meaning of Part IX of the ETA and Chapter VIII of Title I of the QSTA;

                 (d) in the Canadian Sale Documents, the sole representation and warranty to be made by the Canadian Trustee shall be that the Canadian Trustee has been authorized to sell the Canadian Purchased Assets pursuant to the Canadian Bankruptcy Court Order or the Inspector Approval, as the case may be. The foregoing representation and warranty shall be the only representation and warranty made by the Canadian Trustee to the Canadian Buyer and all other representations and warranties, whether legal or conventional, expressed or implied, shall be expressly excluded from the sale of the Canadian Purchased Assets as contemplated by this Agreement. The Canadian Buyer shall expressly acknowledge that the Canadian Trustee is not a "Professional Seller" as defined in Section 1729 of the Civil Code of Quebec of the Canadian Purchased Assets, and the Canadian Buyer shall expressly acknowledge that it has examined and is satisfied with the physical state and condition of the Canadian Purchased Assets in all respects and the value thereof, such that all of the Canadian Purchased Assets shall be accepted by the Canadian Buyer strictly on an "as is/where is" basis at the Canadian Buyer's sole risk and peril;

                 (e) in the Canadian Sale Documents, the Canadian Buyer shall acknowledge and agree that the Canadian Trustee is acting in its representative capacity as trustee to the bankruptcy of TAT, and the Canadian Trustee shall assume no personal liability with respect to the transactions contemplated by this Agreement;

                 (f) at the consummation of the sale of the Canadian Purchased Assets, the Canadian Buyer shall be responsible to pay, to the complete exoneration of TAT and the Canadian Trustee, the Canadian Sales Taxes. The Canadian Buyer shall covenant that it is registered under Part IX of the ETA and

Chapter VIII of Title I of the QSTA, and the Canadian Trustee and the Canadian Buyer shall jointly execute and file elections under sub-section 167(1) of the ETA and sub-section 75(1) of the QSTA, in the form and manner required so that Canadian Sales Taxes will not apply in respect of the transfer of the Canadian Purchased Assets. Notwithstanding such elections, the Canadian Buyer shall fully indemnify and hold TAT and the Canadian Trustee harmless from and against all liability for payment or resulting from the non-payment of the Canadian Sales Taxes, including, without limitation, all penalties, interest and costs relating thereto;

                 (g) the Canadian Sale Documents shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein; and

                 (h) with respect to any matter pertaining to the Canadian Bankruptcy Filing, in general, and the conveyance by the Canadian Trustee of the Canadian Purchased Assets, in particular, and notwithstanding Section 10.10 of this Agreement, all such matters shall be submitted exclusively to the Canadian Bankruptcy Court, which shall have exclusive jurisdiction with respect thereto.

         Section 7.18 Disconnection of Computer Line. The Buyer covenants that it will cause the line connecting Lake Wales to the RS6000 IBM computer and the associated e-mail server located at the facility in North Myrtle Beach, South Carolina (the "Myrtle Beach Facility") owned by the Sellers (or by any party to whom the Sellers sell the Myrtle Beach Facility) to be disconnected within ninety (90) days following the Closing and shall be responsible for the costs and expenses associated with such disconnection.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each party to effect the sale and purchase of the Shares and the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of any part of the Shares or any material part of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Shares and the Purchased Assets;

                 (b) the Bankruptcy Court shall have entered the Sale Order substantially in the form of Exhibit H hereto and such Sale Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended (except if modified or amended with the written consent of the Sellers, the Buyer and the Prepetition Agent); and

                 (c) to the extent applicable, the Canadian Bankruptcy Court shall have issued and entered a Canadian Bankruptcy Court Order or the Canadian Trustee shall have received Inspector Approval.

         Section 8.2 Conditions to Obligations of the Buyer Parties. The obligation of the Buyer Parties to effect the purchase of the Shares and the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                 (a) the Seller Parties shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Seller Parties on or prior to the Closing Date and the representations and warranties of the Seller Parties which are set forth in this Agreement (without regard to any qualifications therein as to materiality or Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date except where failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

                 (b) the Buyer shall have received a certificate from the chief executive officer of Insilco, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in Section 8.2(a) have been satisfied;

                 (c) the Shares and the Purchased Assets shall have been released from all Encumbrances (other than Closing Encumbrances, except in the case of TAT) and there shall be no Encumbrances on the Shares and the Purchased Assets (other than Closing Encumbrances);

                 (d) the Sale Order and the Canadian Bankruptcy Court Order or Inspector Approval, as the case may be, provide that any and all of the Encumbrances (other than Closing Encumbrances) on the Shares and the Purchased Assets (including the Canadian Purchased Assets) shall, upon Closing, attach only to the proceeds of the transactions contemplated hereby and not to the Shares and the Purchased Assets;

                 (e) a Material Adverse Effect shall not have occurred and continue to be occurring;

                 (f) the Buyer shall have received the other items to be delivered to it pursuant to Section 4.2; and

                 (g) the Canadian Seller shall have executed the Canadian Sale Documents which shall include representations from the Canadian Seller to the effect that (i) it has all corporate authority necessary to perform the Canadian Sale Documents, and to consummate the transactions contemplated thereby in accordance with either the Canadian Bankruptcy Court Order or Inspector Approval and (ii) the execution and delivery of the Canadian Sale Documents and the consummation of the transactions contemplated thereby will have been duly and validly authorized by the Canadian Bankruptcy Court or, as the case may be, Inspector Approval. Other than as set forth in the Canadian Sale Documents, the Canadian Trustee shall make no representations nor give any warranties and shall not assume any of the representations or warranties given under this Agreement, which Agreement shall be performed by the Canadian Trustee in accordance with Section 7.17.

Any condition specified in this Section 8.2 may be waived by the Buyer Parties; provided that no such waiver shall be effective against the Buyer Parties unless it is set forth in a writing executed by the Buyer Parties.

         Section 8.3 Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the sale of the Shares and the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                 (a) the Buyer Parties shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Buyer Parties on or prior to the Closing Date and the representations and warranties of the Buyer Parties which are set forth in this Agreement (without regard to any qualifications therein as to materiality) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date;

                 (b) the Sellers shall have received a certificate from an authorized officer of the Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) have been satisfied; and

                 (c) the Sellers shall have received the other items to be delivered to it pursuant to Section 4.3.

Any condition specified in this Section 8.3 may be waived by the Sellers; provided that no such waiver shall be effective against the Sellers unless it is set forth in a writing executed by the Sellers.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:

                 (a) mutual written consent of the Sellers and the Buyer;

                 (b) the Sellers, if there has been a material violation or breach by the Buyer Parties of any covenant, representation or warranty made by them contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Seller Parties to effect the Closing and such violation or breach has not been cured by the Buyer Parties within ten (10) Business Days of receipt of written notice thereof or waived by the Sellers;

                 (c) the Sellers or the Buyer, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or Canadian Bankruptcy Court or (B) any court or Governmental Authority having competent jurisdiction;

                 (d) the Sellers, if the Bankruptcy Court enters an order approving a sale of the Shares and the Purchased Assets other than the sale thereof contemplated by this Agreement to the Buyer Parties or any of their Affiliates (a "Third-Party Sale");

                 (e) the Buyer or the Sellers, if the Sale Order has not been entered by the Bankruptcy Court within forty-five (45) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court; provided that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this
         Section 9.1(e) if the failure to obtain such approval within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

                 (f) the Buyer or the Sellers, if the Closing shall not have occurred on or prior to February 28, 2003 (the "Termination Date"); provided, that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(f) if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; or

                 (g) the Buyer, if there has been a material violation or breach by the Sellers of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyer Parties to effect the Closing and such violation or breach has not been cured by the Sellers within ten (10) Business Days of receipt of written notice thereof or waived by the Buyer.

         Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                 (i) except as set forth in Section 7.11(c), said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees,


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
         directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other party or parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Section 9.2, and in Section 10.15,
         Section 7.2(b) and Section 7.3, and upon a willful breach by a party, in which case the non-breaching party or parties shall have all rights and remedies existing at law or in equity; for the avoidance of doubt the Buyer Parties acknowledge that a failure on their part to consummate the transactions contemplated by this Agreement due to lack of sufficient funds or financing shall be considered a willful breach;

                 (ii) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

                 (iii) all Confidential Information from the Seller Parties shall be returned to the Seller Parties, and all Confidential Information from the Buyer shall be returned to the Buyer.

         Section 9.3 Extension; Waiver. At any time prior to the Closing, the Sellers, on the one hand, or the Buyer Parties, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of the Sellers, on the one hand, or the Buyer Parties, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Sellers or the Buyer Parties, as applicable.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Sellers and the Buyer Parties; provided that the consent of the Prepetition Agent shall be required in connection with any amendment of this Agreement that materially modifies this Agreement.

         Section 10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

         Section 10.3 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and neither party nor any of their respective officers, directors, representatives, employees, advisors or agents shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.
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
         Section 10.4 No Impediment to Liquidation. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to the Sellers' right to liquidate, dissolve and wind-up its affairs and to cease all business activities and operations at such time as it may determine following the Closing. Subject to Section 7.7, the Sellers shall not be obligated to retain assets or employees or to continue operations following the Closing (or to retain outsource assistance) in order to satisfy its obligations hereunder.

         Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Sellers and the Buyer Parties shall be sent to the addresses indicated below:

                 (a)      If to a Seller, to:

                          Insilco Technologies, Inc.
                          425 Metro Place North, Fifth Floor
                          Dublin, Ohio  43017
                          Phone:    (614) 791-3108
                          Facsimile:  (614) 791-3195
                          Attention:  David A. Kauer
                          with a copy to:

                          Shearman & Sterling
                          599 Lexington Avenue
                          New York, New York  10022
                          Phone:  (212) 848-4000
                          Facsimile:  (212) 848-7179
                          Attention:  Constance Fratianni, Esq.
                                      Stephen M. Besen, Esq.


                 (b)      if to the Buyer Parties, to:

                          Amphenol Corporation
                          358 Hall Avenue
                          Wallingford, Connecticut  06492-7530
                          Phone:  (203) 265-8634
                          Facsimile:  (203) 265-8628
                          Attention:  Edward C. Wetmore, Esq.

                          with a copy to:

                          Pillsbury Winthrop LLP
                          One Battery Park Plaza
                          New York, New York  10004-1490
                          Phone:  (212) 858-1000
                          Facsimile:  (212) 858-1500
                          Attention:  Donald G. Kilpatrick, Esq.

         Section 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to the Sellers, any entity that may succeed to substantially all the assets of the Sellers, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any parties hereto, including by operation of law, without the prior written consent of the other parties; provided, however, that this Agreement shall be assignable by the Buyer, without the prior written consent of the Sellers, to an Affiliate of the Buyer, so long as the Buyer shall continue to remain obligated hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10.6 shall be null and void and shall not bind or be recognized by the Sellers or the Buyer Parties.

         Section 10.7 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto and the Prepetition Agent any legal or equitable right, remedy or claim under or with respect to this Agreement.

         Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 10.9 Governing Law. This Agreement shall be governed by the laws of the State of New York.

         Section 10.10 Submission to Jurisdiction. Unless and to the extent otherwise specifically provided herein, the parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such courts or any defense of inconvenient forum in connection therewith.

         Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.12 Incorporation of Exhibits. The Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 10.13 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 10.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.15 Remedies. Subject to Section 10.3, the Sellers and the Buyer Parties hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Sellers or their respective successors or assigns, or the Buyer Parties or their successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Bankruptcy Court, the Canadian Bankruptcy Court or any other court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 10.16 Bulk Sales or Transfer Laws. Except as provided in
Section 7.7(b), the Buyer Parties hereby waive compliance by the Seller Parties with the provisions of the bulk sales or transfer laws of all applicable jurisdictions. The Sellers agree to cooperate with the Buyer Parties, at the Buyer's expense, in making any such bulk sales filings upon the reasonable request of the Buyer.

         Section 10.17 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE PARTIES HERETO (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THEY AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.17.

         Section 10.18 English Language. The parties hereto confirm that it is their wish that this Agreement as well as other documents relating hereto, including notices, be drawn up in English only. Les parties aux presentes confirment leur volonte que la convention de meme que tous les documents, y compris tout avis, s'y rattachant, soient rediges en anglais seulement.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                  THE SELLERS:


                                  INSILCO TECHNOLOGIES, INC.

                                  By: /S/ DAVID A. KAUER
                                      ---------------------------------
                                      Name: David A. Kauer
                                      Title: President and
                                             Chief Executive Officer


                                  T.A.T. TECHNOLOGY INC.

                                  By: /S/ MICHAEL R. ELIA
                                      ---------------------------------
                                      Name: Michael R. Elia
                                      Title: Senior Vice President and
                                             Chief Financial Officer


                                  PRECISION CABLE MFG. CO., INC.

                                  By: /S/ MICHAEL R. ELIA
                                      ---------------------------------
                                      Name: Michael R. Elia
                                      Title: Senior Vice President and
                                             Chief Financial Officer


                                  INSILCO INTERNATIONAL HOLDINGS, INC.

                                  By: /S/ DAVID A. KAUER
                                      ---------------------------------
                                      Name: David A. Kauer
                                      Title: President and
                                             Chief Executive Officer


                                  THE BUYER PARTIES:


                                  AMPHENOL CORPORATION

                                  By: /S/ EDWARD C. WETMORE
                                      ---------------------------------
                                      Name: Edward C. Wetmore
                                      Title: Secretary and General Counsel


                                  AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO.

                                  By: /S/ EDWARD C. WETMORE
                                      ---------------------------------
                                      Name: Edward C. Wetmore
                                      Title: Secretary

                                                                       EXHIBIT A
                                                                       ---------



Pursuant to Section 2.6(a), from and after the date hereof until three (3) Business Days prior to the commencement of the Sale Hearing, the Sellers shall make such additions and deletions to this list of Assumed Agreements as the Buyer shall request.

     1. Lease agreement dated as of January 20, 1998, as amended June 5, 2000, between Precision Cable Mexico and the lessors thereunder (Antonio Cesar Villarreal Rodriguez, Laura Maritza Yamallel Flores, Sigvard Ortiz Larralde, Dolores Patricia Ortiz Larralde de Garza, Marcela Ortiz Larralde de Villarreal, Laura Ortiz Larralde de Arredondo and Adolfo Ortiz Larralde) for Brecha E-00. Lots 15-B and 15-C, Apartado Postal #1946, Parque Industrial Reynosa, Reynosa, Tamaulipas, Mexico 88500.

     2. Lease agreement dated June 5, 2000 between Precision Cable Mexico and Antonio C. Villarreal Rodriguez (successor in interest by acquisition from Operadora de Centras Comerciales Opcion, S.A. de C.V. on March 1,
          2001) for Lot 14-A at Brecha E-99, S/n at the Industrial Park, Parque Industrial Reynosa, Reynosa, Tamaulipas, Mexico 88500.

The current estimate of the Cure Amounts is $0.00, subject to amendment as provided in Section 2.6(a).

                                                                       EXHIBIT B
                                                                       ---------

                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT, dated _______, 200_ (this "Agreement"), is among Insilco Technologies, Inc., a Delaware corporation, Insilco International Holdings, Inc., a Delaware Corporation, and Precision Cable Mfg. Co., Inc., a Texas corporation (collectively the "U.S. Sellers"), T.A.T. Technology Inc., a Quebec corporation ("TAT") or Ernst & Young, Inc. as trustee (the "Canadian Trustee", with either TAT or the Canadian Trustee, as applicable, being referred to herein as the "Canadian Seller"), Amphenol Corporation, a Delaware corporation (the "Buyer"), and Amphenol Technical Products International Co., a Nova Scotia corporation (the "Canadian Buyer").

     WHEREAS, the U.S. Sellers, TAT, the Buyer and the Canadian Buyer have entered into a Stock and Asset Purchase Agreement, dated as of December ____, 2002 (the "Stock and Asset Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Stock and Asset Purchase Agreement;

     WHEREAS, pursuant to the Stock and Asset Purchase Agreement, the Buyer Parties have agreed to assume, pay, perform and discharge when due, any and all of the Assumed Liabilities; and

     WHEREAS, the execution and delivery of this Agreement by the Buyer Parties is a condition to the obligations of the Sellers to consummate the transactions contemplated by the Stock and Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Stock and Asset Purchase Agreement and hereinafter set forth, the Buyer Parties and the Sellers hereby agree as follows:

     1. Assumption of Liabilities. (a) The Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities, other than those related to TAT (the "Non-Canadian Assumed Liabilities").

     (b) For the avoidance of doubt, the Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Sellers other than the Non-Canadian Assumed Liabilities.

     2. Assumption of Liabilities. (a) The Canadian Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities related to TAT (the "Canadian Assumed Liabilities").

     (b) For the avoidance of doubt, the Canadian Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Sellers other than the Canadian Assumed Liabilities.

     3. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Buyer Parties (which consent may be granted or withheld in the sole discretion of the Sellers or the Buyer Parties); provided, however, that the Buyer Parties may assign this Agreement or any of their rights and obligations hereunder to one or more Affiliates of the Buyer Parties without the consent of the Sellers so long as the Buyer Parties shall continue to remain obligated hereunder.

     4. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Sellers, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

     5. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers and the Buyer Parties.

     6. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such parties' obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

     8. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                  SELLERS:

                                  INSILCO TECHNOLOGIES, INC.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  T.A.T. TECHNOLOGY INC.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  PRECISION CABLE MFG. CO., INC.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  INSILCO INTERNATIONAL HOLDINGS, INC.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  BUYER PARTIES:

                                  AMPHENOL CORPORATION

                                  By:
                                      --------------------------
                                      Name:
                                      Title:


                                  AMPHENOL TECHNICAL PRODUCTS
                                  INTERNATONAL CO.

                                  By:
                                      --------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT C
                                                                       ---------

                           BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT, dated _______, 200_ (this "Bill of Sale and Assignment"), from Insilco Technologies, Inc., a Delaware corporation, Insilco International Holdings, Inc., a Delaware corporation, and Precision Cable Mfg. Co., Inc., a Texas corporation (collectively the "Sellers"), to Amphenol Corporation, a Delaware corporation (the "Buyer").

     WHEREAS, the Sellers, T.A.T. Technology Inc., a Quebec corporation, the Buyer and Amphenol Technical Products International Co., a Nova Scotia corporation have entered into a Stock and Asset Purchase Agreement, dated as of December ____, 2002 (the "Stock and Asset Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Stock and Asset Purchase Agreement; and

     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Sellers is a condition to the obligations of the Buyer Parties to consummate the transactions contemplated by the Stock and Asset Purchase Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Stock and Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers do hereby agree as follows:

     1. Sale and Assignment of Assets and Properties. The Sellers hereby sell, assign, transfer, convey and deliver to the Buyer and its successors and assigns free and clear of all Encumbrances (other than Closing Encumbrances) the entire right, title and interest of the Sellers in, to and under the Purchased Assets, other than those Purchased Assets sold, assigned, transferred, conveyed and delivered to the Canadian Buyer pursuant to the Canadian Sale Documents (the "Non-Canadian Purchased Assets").

     2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Buyer or its subsidiaries of any liabilities of the Sellers. Neither the Buyers nor its subsidiaries by this Bill of Sale and Assignment, agree to assume or agree to pay, perform or discharge any liabilities of the Sellers of any nature, kind or description whatsoever.

     3. Further Assurances. The Sellers hereby covenant and agree that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Buyer's request, the Sellers will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances that are necessary for the better assuring, conveying and confirming unto the Buyer the entire right, title and interest of the Sellers in the Non-Canadian Purchased Assets.

     4. Power of Attorney. The Sellers hereby constitute and appoint the Buyer, its successors and assigns, and each of them, the true and lawful attorney and attorneys of the Sellers, with full power of substitution, in the names of the Buyer or in the names and stead of the Sellers, but on behalf of and for the benefit of the Buyer, its successors and assigns:

     (a) to collect, demand and receive any and all Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

     (b) to institute and prosecute in the Sellers' names or otherwise, at the expense and for the benefit of the Buyer any and all actions, suits or proceedings, at law, in equity or otherwise, which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Non-Canadian Purchased Assets hereby sold and assigned to the Buyer or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Non-Canadian Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable for the collection or reduction to possession of any of such Non-Canadian Purchased Assets;

     (c) to take any and all other reasonable action designed to vest more fully in the Buyer the Non-Canadian Purchased Assets hereby sold and assigned to the Buyer or intended so to be and in order to provide for the Buyer the benefit, use, enjoyment and possession of such Purchased Assets; and

     (d) to do all reasonable acts and things in relation to the Non-Canadian Purchased Assets sold and assigned hereunder.

     The Sellers acknowledge that the foregoing powers are coupled with an interest and shall be irrevocable by them or upon their subsequent dissolution or in any manner or for any reason. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

     5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon the Sellers, its successors and permitted assigns and shall inure solely to the benefit of the Buyer, its successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

     6. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Sellers or to the Buyer.

     7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Sellers as of the date first above written.


                                    INSILCO TECHNOLOGIES, INC.

                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    PRECISION CABLE MFG. CO., INC.

                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


                                    INSILCO INTERNATIONAL HOLDINGS, INC.

                                    By:
                                        ------------------------------
                                        Name:
                                        Title:





Accepted and agreed as of the date first written above:


AMPHENOL CORPORATION

By:
   ------------------------------
   Name:
   Title:

                                                                       EXHIBIT D
                                                                       ---------

                            FORM OF ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of [___________], 200_ (this "Agreement"), among Insilco Technologies, Inc., a Delaware corporation, T.A.T. Technology Inc., a Quebec corporation, Insilco International Holdings, Inc., a Delaware corporation, and Precision Cable Mfg. Co., Inc., a Texas corporation, (collectively the "Sellers"), Amphenol Corporation, a Delaware corporation (the "Buyer"), and Amphenol Technical Products International Co., a Nova Scotia corporation (together with the Buyer, the "Buyer Parties"), and [_______________], a [_____________] (the "Escrow Agent").


                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Buyer Parties and the Sellers have entered into a Stock and Asset Purchase Agreement, dated as of December ____, 2002 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement), pursuant to which the Buyer Parties have agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Buyer, the Shares, and to the Buyer Parties, the Purchased Assets;

     WHEREAS, it is contemplated under Section 3.1(b) of the Purchase Agreement that the Buyer Parties will deposit or cause to be deposited into escrow the sum of $500,000 in cash at Closing (the "Escrow Amount") to be held and disbursed by the Escrow Agent in accordance with this Agreement;

     WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder; and

     WHEREAS, the Escrow Agent will hold the Escrow Amount in Account No. [_____________] at [_________________], [city, state], ABA No. [___________]
(the "Escrow Account");

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Appointment and Agreement of Escrow Agent. The Buyer Parties and the Sellers hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

     2. Establishment of the Escrow Fund. (a) Pursuant to Section 3.1(b) of the Purchase Agreement, the Buyer Parties shall deliver to the Escrow Agent on the date hereof the Escrow Amount. The Escrow Agent shall hold the Escrow Amount and all interest and other amounts earned thereon (the "Escrow Fund") in escrow in the Escrow Account pursuant to this Agreement.

     (b) Each of the Buyer Parties and the Sellers confirms to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Agreement and the Purchase Agreement.

     3. Purpose of the Escrow Fund. The Escrow Amount will be deposited with the Escrow Agent and will be held by the Escrow Agent to secure the obligations of the Sellers to make payments to the Buyer Parties and (if applicable) to the Arbiter in connection with adjustments to the Purchase Price pursuant to Section
3.3 of the Purchase Agreement.

     4. Payments from the Escrow Fund. (a) In the event that the Final Actual Current Asset Amount is equal to or greater than the Estimated Current Asset Amount, then the Buyer and the Sellers shall jointly notify the Escrow Agent in writing to such effect not later than three (3) Business Days following the determination of the Final Actual Current Asset Amount, and the Escrow Agent shall, within three (3) Business Days after its receipt of such notice, liquidate all investments in the Escrow Account and pay in full to the Sellers in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and all other amounts then on deposit in the Escrow Account), less any payments required to be made to the Arbiter from the Escrow Account, immediately upon receipt of such amounts by the Escrow Agent.

     (b) In the event that the Final Actual Current Asset Amount is less than the Estimated Current Asset Amount, then the Buyer and Sellers shall jointly provide written notice to the Escrow Agent of the amount of such difference not later than three (3) Business Days following the date on which the Final Actual Current Asset Amount shall have been determined pursuant to Section 3.3 of the Purchase Agreement. Within three (3) Business Days after its receipt of such notice, the Escrow Agent shall liquidate all investments in the Escrow Account and shall transfer to the Buyer Parties, by wire transfer in immediately available funds, out of the Escrow Account an amount in cash equal to the amount specified in such notice, provided that such payment shall not exceed the amount of funds in the Escrow Account less any payments required to be made to the Arbiter from the Escrow Account.

     (c) In the event that the Sellers are required to make any payment to the Arbiter under Section 3.3 of the Purchase Agreement, the Sellers shall provide written notice to the Escrow Agent of the amount of such payment not later than three (3) Business Days following the determination of the Final Actual Current Asset Amount, and within three (3) Business Days after receipt of such notice, the Escrow Agent shall transfer to the Arbiter by wire transfer in immediately available funds, out of the Escrow Account an amount in cash equal to the amount specified in such notice.

     (d) Immediately upon the payment in full of the amounts set forth in subsection (b) above to the Buyer Parties and subsection (c) above to the Arbiter (if applicable), the Escrow Agent shall transfer to the Sellers any and all amounts remaining in the Escrow Account.

     5. Liquidation of the Escrow Fund. Whenever the Escrow Agent shall be required to make a payment from the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund to the extent necessary to pay such amounts in full and in cash.

     6. Maintenance of the Escrow Fund; Termination of the Escrow Fund. (a) The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of (i) the time at which there shall be no funds in such Escrow Fund and (ii) the termination of this Agreement.

     (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of the Escrow Fund, the Escrow Agent shall, if so instructed in a writing signed by the Buyer and the Sellers, pay from the Escrow Fund, as instructed, to the Sellers, the Buyer Parties or the Arbiter, as directed in such writing, the amount of cash so instructed.

     7. Investment of Escrow Fund. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund, unless joint written notice to the contrary is received from the Sellers and the Buyer, in any combination of the following: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion or
(c) commercial paper in an aggregate amount of no more than $500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     8. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. Each of the Sellers and the Buyer Parties may assign, transfer, pledge or otherwise dispose of its rights to any portion of the Escrow Fund. Except as provided in the immediately preceding sentence, this Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Buyer Parties may assign this Agreement to an Affiliate of the Buyer Parties without the consent of the other parties so long as the Buyer Parties shall continue to remain obligated hereunder. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns.

     9. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Buyer and the Sellers, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

     (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

     (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

     (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

     (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be the responsibility of the Buyer.

     (g) The Buyer shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

     (h) The Escrow Agent may at any time resign by giving twenty Business Days' prior written notice of resignation to the Sellers and the Buyer Parties. The Sellers and the Buyer may at any time jointly remove the Escrow Agent by giving ten (10) Business Days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in the United States and assets in excess of $2 billion, and which shall be reasonably acceptable to the Sellers and Buyer Parties, shall be appointed by the Sellers and Buyer by written instrument executed by the Sellers and the Buyer and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Sellers, a Buyer Party or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty Business Days after receipt of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earliest of a receipt of designation of a successor Escrow Agent, a joint written instruction by the Sellers and the Buyer and a termination of this Agreement in accordance with its terms.

     10. Termination. This Escrow Agreement shall terminate upon the Escrow Agent's making all payments required to be made by it pursuant to Section 4.

     11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
11):

     (a)      if to the Sellers:

              Insilco Holding Co.
              425 Metro Place North
              Fifth Floor
              Dublin, OH  43017
              Telecopy: 614-792-0468
              Attention David Kauer

              with a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, NY  10022
              Telecopy: 212-848-7170
              Attention: Constance A. Fratianni
                         Stephen M. Besen


     (b)      if to the Buyer Parties:

              Amphenol Corporation
              358 Hall Avenue
              Wallingford, Connecticut 06492-7530
              Telecopy:  (203) 265-8628
              Attention: Edward C. Wetmore, Esq.

              with a copy to:

              Pillsbury Winthrop LLP
              One Battery Park Plaza
              New York, New York 10004-1490
              Telecopy:  (212) 858-1500
              Attention: Donald G. Kilpatrick, Esq.

     (c)      if to the Escrow Agent, to:

              --------------------------

              --------------------------

              --------------------------
              Telecopy:  _______________
              Attention:  ______________


     12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State.

     13. Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Sellers, the Buyer Parties and the Escrow Agent.

     14. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     16. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Sellers, the Buyer Parties and the Escrow Agent with respect to the subject matter hereof.

     17. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     18. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     19. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    THE SELLERS:

                                    INSILCO TECHNOLOGIES, INC.

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:


                                    T.A.T. TECHNOLOGY INC.

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:


                                    PRECISION CABLE MFG. CO., INC.

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:


                                    INSILCO INTERNATIONAL HOLDINGS, INC.

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

                                    THE BUYER PARTIES:

                                    AMPHENOL CORPORATION

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:



                                    AMPHENOL TECHNICAL PRODUCTS
                                    INTERNATONAL CO.

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    [ESCROW AGENT]

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE A



                               [Escrow Agent Fees]

                                                                     EXHIBIT E-1

     This instrument prepared by
      and is to be returned to:

     Margaret V. Malone, Esquire
       PILLSBURY WINTHROP LLP
       One Battery Park Plaza
      New York, New York 10004

   Property Identification Number:

    ----------------------------
Grantee's Tax Identification Number:

 -----------------------------------


                              SPECIAL WARRANTY DEED

     THIS SPECIAL WARRANTY DEED is made as of the ___ day of ______________, 200_, between INSILCO TECHNOLOGIES, INC., a Delaware corporation, whose mailing address is ____________________________________ ("Grantor"), and AMPHENOL
CORPORATION, a Delaware corporation, whose mailing address is _______________________ ("Grantee").

     WITNESSETH: Grantor, for and in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration to Grantor in hand paid by Grantee, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does hereby grant, bargain, sell and convey to Grantee, and Grantee's successors and assigns, forever, certain real property located in Polk County, Florida, described as follows:

     That portion of Sections 21 and 22, Township 29 South, Range 27 East, Polk County, Florida: commence at the NW corner of the SW 1/4 of said Section 22, thence South 24 degrees, 09' East 1440.04 feet to point of beginning; thence South 65 degrees, 51' West 1,337.63 feet, run thence South 24 degrees, 09' East 400.00 feet; run thence North 65 degrees, 51' East 1,337.63 feet, run thence North 24 degrees, 09' West 400.00 feet returning to the point of beginning, being Lots 15 and 16 of an unrecorded survey.

     Together with all of Grantor's right, title and interest in and to the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining (collectively, the "Property").


     Grantor does hereby warrant the title to the Property and will forever defend the same against every person whosoever lawfully claims the same by, through or under Grantor and will defend Grantee, its successors and assigns against any and all such claims.

     IN WITNESS WHEREOF, Grantor has caused this instrument to be executed in its name, by its proper officer duly authorized, as of the day and year first above written.


Signed, sealed and delivered
in the presence of:

Witnesses:                                  Grantor:

                                            Insilco Technologies, Inc.,
                                            a Delaware corporation


(1) Signature:____________________          By:  ______________________________
Print Name:_______________________               ______________________________
                                            Its: ______________________________
                                                 [Note:  must executed by
                                                 President, Vice President
                                                 or CEO]



                                            Grantor Address:


(2) Signature:____________________          ______________________________
Print Name:_______________________


                                         [corporate seal]



State of _________________________
County of ________________________


     The foregoing instrument was acknowledged before me this ___ day of _________________, 200_, by _____________________, as ___________________ of
Insilco Technologies, Inc., a Delaware corporation, on behalf of such corporation. He/She is personally known to me or has produced
__________________________________ as identification.


                                            ____________________________________
                                            Notary Public, State of ____________
                                            Print Name: ________________________
[notary seal]                               My commission expires: _____________

                                                                     EXHIBIT E-2
                                                                     -----------

                              SPECIAL WARRANTY DEED



THE STATE OF TEXAS      )
                        )       Know All Persons By These Presents:
COUNTY OF ROCKWALL      )


     That PRECISION CABLE MANUFACTURING CO., INC., a Texas corporation, (hereinafter called "Grantor"), with offices at [2920 National Court, Garland, Texas 75046], for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Grantor in hand paid by AMPHENOL CORPORATION, a Delaware corporation (hereinafter called "Grantee"), with offices at _________________________, the receipt and sufficiency of which are hereby acknowledged by Grantor, has GRANTED, BARGAINED, SOLD AND CONVEYED, and by these presents does GRANT, BARGAIN, SELL, AND CONVEY unto Grantee that certain parcel or tract of real property, situated in Rockwall County, Texas and described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all and singular the rights, privileges, hereditaments and appurtenances pertaining to such real property (hereinafter called the "Property").

This conveyance is being made by Grantor and accepted by Grantee subject to those reservations, restrictions, covenants, easements and other title exceptions set forth in Exhibit B attached hereto and made a part hereof.

TO HAVE AND TO HOLD the Property, together with, all and singular, the rights and appurtenances thereto in anywise belonging, unto Grantee and Grantee's successors and assigns, forever, and Grantor hereby binds itself to warrant and forever defend, all and singular, the Property unto Grantee, its successors and assigns, against every person whosoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor but not otherwise, subject to the encumbrances set forth on Exhibit "B" attached hereto and made a part hereof and the matters set forth herein.

EXCEPT FOR THE SPECIAL WARRANTY OF TITLE SET FORTH HEREIN, GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW REGARDING THE SUITABILITY, HABITABILITY, ENVIRONMENTAL CONDITION, MERCHANTABILITY OR FITNESS OF THE PROPERTY FOR ANY USE. GRANTEE ACKNOWLEDGES THAT THE PROPERTY IS BEING SOLD "AS IS" UNLESS SPECIFICALLY STATED OTHERWISE IN A DOCUMENT EXECUTED BY GRANTOR FOR THE BENEFIT OF GRANTEE.

     EXECUTED this _____ day of _________, 200__ by Grantor, to become effective as of the date first above written.


                                              GRANTOR:

                                              PRECISION CABLE MANUFACTURING CO.,
                                                INC., a Texas corporation,



                                              By: ______________________________
                                                  Name:
                                                  Title:

THE STATE OF TEXAS      )
                        )
COUNTY OF __________    )



     This instrument was acknowledged before me on the ___ day of ________, 200_, by _____________, the _______________ of PRECISION CABLE MANUFACTURING CO., INC., a Texas corporation, on behalf of said corporation.



                                              ----------------------------------
                                                          Notary Public







                       PLEASE RETURN RECORDED DOCUMENT TO:

                             PILLSBURY WINTHROP LLP
                             ONE BATTERY PARK PLAZA
                          NEW YORK, NEW YORK 10004-1490
                       ATTENTION: MARGARET V. MALONE, ESQ.

                               EXHIBIT "A" TO DEED
                       (LEGAL DESCRIPTION OF THE PROPERTY)

                                   EXHIBIT "B"

                                  ENCUMBRANCES


1. Utility easement fifteen (15) feet in width along the Northwest and Southeast property lines, according to the Plat recorded in Cabinet C, Slide 69, Plat Records, Rockwall County, Texas.

2. Common access easement forty (40) feet in width and forty (40) feet in length along the Northwest property line, according to the Plat recorded in Cabinet C, Slide 69, Plat Records, Rockwall County, Texas.

3. Overhead power lines and power poles extending across the West property corner and inside the Northwest and North property lines, according to the plat recorded in Cabinet C, Slide 69, Plat Records, Rockwall County.

4. Road widening right-of-way along the Northeast property line, according to the Plat recorded in Cabinet C, Slide 69, Plat Records, Rockwall County, Texas.

5. Utility easement not to exceed fifteen (15) feet in width along and adjacent to the perimeter of subject property as retained in Special Warranty Deed executed by GEORGE J. NABHOLTZ, III, to PRECISION CABLE MANUFACTURING dated July 6, 1989, filed July 7, 1989 and recorded in Volume 480, Page 209 and refiled on September 19, 1996 in Volume 1160, Page 143, Real Estate Records, Rockwall County, Texas.

6. Easement created in instrument executed by PRECISION CABLE MANUFACTURING CO., INC. to TEXAS UTILITIES ELECTRIC COMPANY, dated May 14, 1990, filed October 11, 1990, recorded in Volume 572, Page 95, Real Estate Records, Rockwall County, Texas.

7. Easement created in instrument executed by PRECISION CABLE MANUFACTURING CO., INC. to ENSERCH CORPORATION (C/O LONE STAR GAS COMPANY), dated March 8, 1990, filed April 6, 1990, recorded in Volume 534, Page 80, Real Estate Records, Rockwall County, Texas.

8. Easement created in instrument executed by PRECISION CABLE COMPANY to TEXAS UTILITIES ELECTRIC COMPANY, dated October 2, 1995, filed December 15, 1995, recorded in Volume 1070, Page 151, Real Estate Records, Rockwall County, Texas.

                                                                       EXHIBIT F
                                                                       ---------

Allocation of Purchase Price - Cable Assembly Group


The allocation is agreed to be done as follows:


Amount paid for the assets of:

PCMCI:
ITG:


Amount paid for the stock of Precision Cable Mexico:

The amount paid for each business unit's assets (other than for the Canadian Purchased Assets and for the stock of the foreign entity shown above) will be further allocated using the residual method in accordance with section 1060 of the Internal Revenue Code, as amended, and the Treasury regulations issued thereunder, to the following classes of assets, as applicable, in the following order:

Class I       Cash
Class II      Marketable securities
Class III     Receivables
Class IV      Inventory
Class V       Prepaid assets and deposits and land & depreciable assets
Class VI      Intangible property (other than goodwill)
Class VII     Goodwill


**** See the Canadian Bill of Sale and the Deed of Transfer for the allocation of the purchase price among the Canadian Purchased Assets.

                                  EXHIBIT G TO
                       STOCK AND ASSET PURCHASE AGREEMENT
                        FORM OF BIDDING PROCEDURES ORDER





                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
--------------------------------------------------X
                                                  :      CHAPTER 11
IN RE                                             :
                                                  :      CASE NO.  02_____ (__)
INSILCO TECHNOLOGIES, INC., ET AL.1,              :
                                                  :      (JOINTLY ADMINISTERED)
                             DEBTORS.             :
                                                  :
--------------------------------------------------X



       ORDER PURSUANT TO 11 U.S.C.SS.SS.363(B), 365 AND 105(A) AND FED. R.
            BANKR. P. 2002, 6004, 6006 AND 9014 APPROVING (A) BIDDING
              PROCEDURES, (B) TERMINATION PAYMENTS AND (C) THE FORM
             AND MANNER OF NOTICE OF (I) THE SALE OF CERTAIN ASSETS
             RELATED TO THE DEBTORS' CUSTOM ASSEMBLIES BUSINESS AND
             (II) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND GRANTING RELATED RELIEF


     This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C.ss.ss.363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business Free and Clear

--------------
1    The other debtors in these jointly administered chapter 11 proceedings are
Insilco Holding Co., InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Co., Inc.

of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion")2 filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., T.A.T. Technology Inc., Insilco International Holdings, Inc. and Precision Cable Mfg. Co., Inc. (collectively, the "Sellers") that are related to the Sellers' custom assemblies business and all the issued and outstanding equity securities of the Foreign Corporations (the "Shares"),
(b) authorizing the payment of the certain termination payments (the "Termination Payments") pursuant to and as described in Section 7.11 of the Sale Agreement (as defined below), (c) approving the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (d) scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale pursuant to and as described in the Stock and Asset Purchase Agreement, dated as of December _____, 2002 (the "Sale Agreement"), by and among the Sellers and Amphenol Corporation and Amphenol Technical Products International Co. as purchasers (collectively, the "Buyer") and (ii) the assumption by the applicable Seller and assignment to the Buyer of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; and the Debtors having determined that approving the Bidding Procedures, authorizing the Termination Payments and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby

--------------
2    Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

     FOUND AND DETERMINED THAT:(3)

     A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C.ss.1334 andss.157(a).

     B. This is a core proceeding pursuant to 28 U.S.C.ss.1334 andss. 157(b)(2)(A), (N) and (O).

     C. The Debtors have articulated good and sufficient reasons for approving
(i) the Bidding Procedures, (ii) the Termination Payments, (iii) the form and manner of notice of the Motion as it relates to the Sale and the Sale Hearing (the "Sale Notice") and (iv) the form and manner of notice of the assumption and assignment of the Assumed Agreements and the cure amounts in respect thereof to be served on parties to each Assumed Agreement (substantially in the form annexed to the Motion as Exhibit E, the "Cure Notice", and Exhibit F, the "Assumption Notice").

     D. The Debtors have articulated good and sufficient reasons for scheduling the Sale Hearing.

-----------
3    Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

     E. The Debtors' obligations to the Buyer in respect of the Termination Payments constitute actual and necessary costs and expenses of preserving the Debtors' estates, within the meaning of sections 503(b) and 507(a)(1) of the Bankruptcy Code and provide substantial benefit to the Debtors' estates. The Debtors' payment of the Termination Payments on the terms and conditions set forth in the Sale Agreement is reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended by the Buyer notwithstanding that the proposed Sale is subject to higher or better offers for the assets to be acquired pursuant to the Sale Agreement (as defined therein, the "Purchased Assets") and the Shares. The terms and conditions of the Termination Payments were negotiated by the parties at arms' length and in good faith, and are necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Purchased Assets and the Shares. The Termination Payments were a material inducement for, and condition of, the Buyer's entry into the Sale Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Purchased Assets and the Shares under the terms of the Sale Agreement unless it is assured payment of the Termination Payments in accordance with the terms of the Sale Agreement. Thus, assurance to the Buyer of payment of the Termination Payments has promoted more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited.


     F. Because the Termination Payments induced the Buyer to research the value of the Purchased Assets and the Shares and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Purchased Assets and the Shares are sold will reflect their true worth. Absent authorization of the Termination Payments, the Debtors may lose the opportunity to obtain the highest and best available offer for the Purchased Assets and the Shares.

     G. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Purchased Assets and the Shares.

     NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               Bidding Procedures
                               ------------------

     1. The Bidding Procedures, as set forth in Exhibit A hereto (and incorporated herein by reference as if fully set forth in this Bidding Procedures Order), are hereby approved and shall govern all proceedings relating to the Sale, the Sale Agreement and any subsequent bids for the Purchased Assets and the Shares in these cases.

                              Termination Payments
                              --------------------

     2. Section 7.11 of the Sale Agreement is hereby approved and shall be enforceable in accordance with its terms. The Debtors are hereby authorized to make the Termination Payments, subject to the terms and conditions set forth in the Sale Agreement. The Debtors' obligations in respect of the Termination Payments shall survive termination of the Sale Agreement and, until paid, shall constitute an administrative expense of the Sellers' estates within the meaning of sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be paid in accordance with the terms of the Sale Agreement without further order of the Court.

                                  Sale Hearing
                                  ------------

     3. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on _________, 2003, at ____ [a.m./p.m.] in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington,

Delaware, at which time the Court shall consider the request for approval of the Sale as set forth in the Motion and confirm the results of the Auction (as defined in Exhibit A hereto), if any. Objections to the entry of an order approving the Sale and the other relief requested in the Motion must be made in writing and must be filed with the Bankruptcy Court and served so as to be received by no later than 4:00 p.m. (prevailing NY time) on _____________, 2003:
(i) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, counsel for the Debtors, attn: Constance A. Fratianni and Scott C. Shelley; (ii) the Office of the United States Trustee; and (iii) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, counsel to the Prepetition Agent, attn: Robert Freeman. The failure of any objecting party to timely file its objection shall be a bar to the assertion by such party at the Sale Hearing or thereafter of any objection to the Motion, the Sale or the Debtors' consummation and performance of the Sale Agreement, including the transfer of the Purchased Assets and the Shares free and clear of all Interests (as defined in Paragraph 5 below) other than Closing Encumbrances.

     4. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open Court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                     Notice
                                     ------

     5. The form and manner of notice of (a) the Motion and the Sale Hearing and
(b) the proposed assumption and assignment of the Assumed Agreements (including the Cure Notices and the Assumption Notices), in each case as described in the Motion, shall be good and sufficient, and no other or further notice thereof shall be required, if given as follows:

          (a) Notice of Sale Hearing. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Purchased Assets and the Shares (substantially in the form of Exhibit H to the Motion, the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Purchased Assets (or a portion thereof) and the Shares during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Purchased Assets and the Shares; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (iv) all parties to the Assumed Agreements; (v) the United States Attorney's office;
     (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

          (b) Sale Notice. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage pre-paid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

          (c) Cure Notice. The Debtors shall, within five (5) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve on all non-Debtor parties to the Assumed Agreements and agreements the Sellers believe might reasonably be Additional Assumed Agreements (as defined below), a Cure Notice substantially in the form annexed to the Motion as Exhibit E specifying the cure amount necessary to assume each such agreement (the "Cure Amount") and the Debtors' intention to assume and assign the Assumed Agreements to the Buyer. Each non-Debtor party to the Assumed Agreements and the Additional Assumed Agreements shall have until the date that is five (5) days prior to the date of the Sale Hearing (or _______________, 2003) (the "Cure Objection Deadline") to file and serve on the parties listed in paragraph 3 an objection to the Cure Amount and must state with specificity in its objection what alleged Cure Amount or other cure is required (with appropriate documentation in support thereof) and, in the case of each Assumed Agreement, the basis for any objection to assumption or assignment. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Agreement, Additional Assumed Agreement or any other document, and the non-Debtor party to the Assumed Agreement or Additional Assumed Agreement shall be forever barred from asserting any other claims against the Debtors, the Buyers, or the property of any of them, in respect of such Assumed Agreement or Additional Assumed Agreement;

          (d) Publication Notice. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national edition of The Wall Street Journal; and

          (e) Assumption Notice. Promptly following the conclusion of the Auction, in the event the Buyer is not the Successful Bidder (as defined in Exhibit A hereto), the Debtors shall cause a notice substantially in the form of the notice attached to the Motion as Exhibit F (the "Assumption Notice") to be sent by facsimile, overnight courier or hand delivery to each non-Debtor party to an executory contract or unexpired lease that was not previously identified as an Assumed Agreement but that is to be assumed and assigned to the Successful Bidder (x) identifying the Successful Bidder and (y) notifying such non-Debtor party as to the executory contract(s) and unexpired lease(s) to which it is party that are to be assumed and assigned (the "Additional Assumed Agreements"). Any objection to the assumption and assignment of any Additional Assumed Agreement shall be filed no later than 4 p.m. prevailing New York time on the day prior to the date first scheduled for the Sale Hearing.

     6. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.


Dated:  Wilmington, Delaware
        ______________, 2003


                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                                            EXHIBIT A TO BIDDING
                                                                PROCEDURES ORDER



                                CUSTOM ASSEMBLIES
                               BIDDING PROCEDURES
                               ------------------

     Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale of the custom assemblies business (as defined in the Sale Agreement, the "Business") of Insilco Technologies, Inc., T.A.T. Technology Inc., Insilco International Holdings, Inc. and Precision Cable Mfg. Co. Inc. (collectively, the "Sellers") and all the issued and outstanding equity securities of the Foreign Corporations (the "Shares"). On [__________], 2002, the Sellers executed a Stock and Asset Purchase Agreement (the "Sale Agreement") by and among the Sellers and Amphenol Corporation and Amphenol Technical Products International Co. as purchasers (collectively the "Buyer") with respect to, among other things, the sale (the "Sale") of substantially all of the assets (as defined in the Sale Agreement, the "Purchased Assets") of the Sellers relating to the Business and the Shares. The Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

     On December ___, 2002, the Debtors filed a Motion for Orders Pursuant to 11 U.S.C.ss.ss. 363(b), 365 and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and
9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion").1 On ___________, 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order Pursuant to 11 U.S.C.ss.ss. 363(b), 365 and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 Approving (A) Bidding Procedures, (B) Termination Payments and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Custom Assemblies Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief (the "Bidding Procedures Order"). The Bidding Procedures Order set ____________, 2003 as the date the Bankruptcy Court will conduct a hearing (the "Sale Hearing") to consider approval of the Sale.

                               THE BIDDING PROCESS
                               -------------------

     The Sellers shall (i) determine whether any person, in addition to the Buyer, is a Qualified Bidder (as defined herein), (ii) coordinate the efforts of the Qualified Bidders in conducting their respective due diligence investigations regarding the Business, (iii) receive bids from Qualified Bidders, and (iv) negotiate any offer made to purchase the Purchased Assets and
--------------------
1    Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Motion.

the Shares (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever relating to the Business or the Purchased Assets and the Shares to any person who is not a Qualified Bidder. The Sellers shall have the right to amend the rules set forth herein for the Bidding Process or adopt such other written rules for the Bidding Process, subject to the reasonable approval of the Buyer and Bank One, NA, the agent for the lenders under the Debtors' Second Amended and Restated Credit Agreement dated as of August 25, 2000 (the "Prepetition Agent"), which, in the Sellers' reasonable judgment, will better promote the goals of the Bidding Process and which are not inconsistent with the terms of the Sale Agreement or any Bankruptcy Court order, including the Bidding Procedures Order.

                           PARTICIPATION REQUIREMENTS
                           --------------------------

     Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Sellers, in order to participate in the Bidding Process, each prospective bidder other than the Buyer seeking to bid on the Purchased Assets and the Shares (a "Potential Bidder") must deliver (unless previously delivered) to the Sellers:

     (i) An executed confidentiality agreement customary of transactions of this type, in form and substance satisfactory to the Sellers;

     (ii) A financial statement of the Potential Bidder, a letter from a reputable financial institution, or other form of financial disclosure and credit-quality support or enhancement acceptable to the Sellers and their advisors that provides evidence of the Potential Bidder's ability to finance and consummate the proposed transactions; and

     (iii) A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded, (c) any liabilities to be assumed, (d) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing), (e) any anticipated regulatory approvals required to close the transaction, the anticipated time frame for obtaining the same and any anticipated impediments for obtaining the same, (f) any conditions to closing that it may wish to impose in addition to those set forth in the Sale Agreement, and (g) the nature and extent of additional due diligence it may wish to conduct.

     A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i), (ii) and (iii) above whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the Sale, and that the Sellers determine is likely (based on availability of financing, experience and other considerations) to be able to consummate the Sale within the time frame provided by the Sale Agreement if selected as the Successful Bidder (as defined herein).

     As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii) and (iii) above, the Sellers shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. Promptly after the Sellers notify a Potential Bidder that it is a Qualified Bidder, the Sellers shall allow the Qualified Bidder to conduct due diligence with respect to the Business as hereinafter provided.

                                  DUE DILIGENCE
                                  -------------

     The Sellers shall afford each Qualified Bidder due diligence access to the Business. Due diligence access may include management presentations as may be scheduled by the Sellers, access to data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Sellers, in their sole discretion, may agree. The Sellers will designate one or more employees or other representatives to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. Any additional due diligence shall not continue after the Bid Deadline (as defined herein). The Sellers may, in their discretion, coordinate diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. Neither the Sellers nor any of their affiliates (or any of their respective representatives) are obligated to furnish any information relating to the Business, the Purchased Assets or the Shares to any person other than to Qualified Bidders who make an acceptable preliminary proposal. Bidders are advised to exercise their own discretion before relying on any information regarding the Business provided by anyone other than the Sellers or their representatives.

                                  BID DEADLINE
                                  ------------

     A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn:
Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than 4:00 p.m. (prevailing New York time) on ______________, 2003 (the "Bid Deadline", which date shall be approximately six days prior to the date that is first set for the Sale Hearing). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify the Buyer and all other Qualified Bidders of such extension.

                                BID REQUIREMENTS
                                ----------------

     A bid is a letter from a Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in the Sale Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets and the Shares upon the terms and conditions set forth in a copy of the Sale Agreement attached to such letter, marked to show those amendments and modifications to the Sale Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets and the Shares or March 1, 2003. A Qualified Bidder (other than the Buyer) shall accompany its bid with (i) a deposit in a form acceptable to the Sellers in an amount of one hundred thousand dollars ($100,000) payable to the order of Gleacher Partners LLC, as agent for the Sellers (the "Good Faith Deposit"), and (ii) written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the Sellers in writing, with the exception of subclause (a) below, which shall not be waivable by the Sellers, the Sellers will consider a bid only if the bid:

          a. provides overall value for the Purchased Assets and the Shares to the Sellers of at least $500,000 over the Purchase Price in the Sale Agreement;

          b. is on terms that, in the Sellers' reasonable business judgment, are not materially more burdensome or conditional than the terms of the Sale Agreement;

          c. is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

          d. does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

          e. is received by the Bid Deadline (as it may have been extended by the Sellers with the approval of the Prepetition Agent).

A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, the Sale Agreement executed by the Buyer shall constitute a Qualified Bid.

                                "AS IS, WHERE IS"
                                -----------------

     The sale of the Purchased Assets and the Shares shall be on as "as is, where is" basis and without representations or warranties of any kind, nature or description by the Sellers, their agents or estates, except, with respect to the Buyer, as provided in the Sale Agreement, and with respect to a Qualified Bidder, to the extent set forth in such party's Marked Agreement. All of the Sellers' right, title and interest in and to the Purchased Assets and the Shares shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against other than the Closing Encumbrances (collectively, as defined in the Sale Agreement and, for the avoidance of doubt, excluding the Closing Encumbrances, the "Transferred Interests"), such Transferred Interests to attach to the net proceeds of the sale of such assets.

     Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Purchased Assets and the Business and to conduct any and all due diligence regarding the Purchased Assets, the Shares and the Business prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representation, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets, the Shares or the Business, or the completeness of any information provided in connection with the Bidding Process, except as expressly stated in the Sale Agreement or a Marked Agreement.

                                     AUCTION
                                     -------

     If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyer set forth in the Sale Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and the Shares and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11:00 a.m. (prevailing New York time) on ______________, 2003, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) business days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders (including, for the avoidance of doubt, the Buyer) will be eligible to participate at the Auction. At least two (2) business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers shall provide or make available copies of any Qualified Bid(s) to all Qualified Bidders (including, for the avoidance of doubt, the Buyer) who intend to participate in the Auction at least two (2) business days prior to the commencement thereof, or as soon thereafter as practicable.

     Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets and the Shares. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, all additional bids shall be in increments of one hundred thousand dollars ($100,000) or integral multiples thereof. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the Bidding Process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders (including for the avoidance of doubt, the Buyer) participating in the Auction of the manner in which the Auction will be conducted.

     As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest or otherwise best offer for the Purchased Assets and the Shares at the Auction (the "Successful Bid" and the bidder making such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). If the Buyer's bid is the only Qualified Bid and no auction is held, the Buyer's bid shall be the Successful Bid. At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval.

                          ACCEPTANCE OF QUALIFIED BIDS
                          ----------------------------

     The Sellers shall sell the Purchased Assets and the Shares to the Successful Bidder(s), or to the Buyer in accordance with the Sale Agreement if a higher or otherwise better Qualified Bid is not received and accepted as the Successful Bid. The Sellers shall not seek Bankruptcy Court approval of any bid without the consent of the Prepetition Agent if the terms of such bid are economically less favorable to the Sellers than the terms of the Sale Agreement, and the Sellers shall not materially modify the terms of the Sale Agreement without the consent of the Prepetition Agent. The Sellers' presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Sellers' acceptance of the bid. The Sellers shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing.

                                THE SALE HEARING
                                ----------------

     The Sale Hearing is presently scheduled to take place on __________, 2003 at _____ [a.m./p.m.] before the Honorable ________________, United States Bankruptcy Judge, 824 Market Street, Wilmington, Delaware, Courtroom ____. At the Sale Hearing, the Debtors will seek entry of an order, among other things, authorizing and approving the proposed Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Buyer pursuant to the terms and conditions set forth in the Sale Agreement, or (ii) if a Qualified Bid is received by the Sellers, to the Successful Bidder, as determined by the Sellers in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Sale Agreement or Marked Agreement submitted by the Successful Bidder(s). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

     Following the Sale Hearing at which the Bankruptcy Court approves the sale of the Purchased Assets and the Shares to a Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall be authorized to effectuate such sale without further order of the Bankruptcy Court.

                          RETURN OF GOOD FAITH DEPOSIT
                          ----------------------------

     The Good Faith Deposits of all Qualified Bidders shall be returned to such Qualified Bidders on the earlier to occur of the date that is three business days after the closing of the sale of the Purchased Assets and the Shares or March 1, 2003; provided that the Good Faith Deposits applied toward the purchase price or retained as liquidated damages pursuant to this paragraph shall not be so returned. The Good Faith Deposit of the Successful Bidder, together with interest thereon (if any), shall be applied against the payment of the cash portion of the consideration upon closing of the Sale to the Successful Bidder. In the event the Successful Bidder fails to consummate the purchase of the Purchased Assets and the Shares due to the Successful Bidder's breach of its purchase agreement with the Sellers, the Successful Bidder shall be deemed to have indefeasibly forfeited, and the Sellers shall be entitled to retain, such Successful Bidder's Good Faith Deposit as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder.

                                  MODIFICATIONS
                                  -------------

     Subject to the terms and conditions herein, the Sellers may (a) determine, in their business judgment, which Qualified Bid(s), if any, are the highest or otherwise best offer(s) and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Sellers' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (iii) contrary to the best interests of the Sellers, their estates and creditors, except that if the Buyer's bid as reflected in the Sale Agreement is the only Qualified Bid, the foregoing provisions of this sentence shall be inoperative. If the Sellers do not receive any Qualified Bid, or if after the Auction the Buyer is declared the Successful Bidder, the Sellers shall report the same to the Bankruptcy Court and shall proceed with the Sale Hearing and request entry of the Sale Order and approval of the sale and assignment of the Purchased Assets and the Shares to the Buyer as provided by the Sale Agreement. At or before the Sale Hearing, the Sellers may impose such other terms and conditions as they may determine to be in the best interests of the Sellers' estates, their creditors and other parties in interest; provided, however, that such additional terms and conditions shall not be inconsistent with the Sale Agreement and Bidding Procedures Order without the approval of the Buyer.

                    PARTICIPATION OF THE CREDITORS' COMMITTEE
                    -----------------------------------------
                            AND THE PREPETITION AGENT
                            -------------------------

     The Sellers shall consult with counsel to (a) the official committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee") and (b) the Prepetition Agent on a timely basis concerning all acts, decisions or determinations that the Sellers take or make, or propose to take or make, pursuant to or in connection with these Bidding Procedures and the transactions contemplated hereby. Except as set forth herein, in the event that the Sellers and the Creditors' Committee or the Prepetition Agent disagree as to the appropriate resolution of any such matter, the right of the Sellers, the Creditors' Committee and the Prepetition Agent to take such action as such party deems appropriate is expressly preserved, and the Bankruptcy Court shall have jurisdiction to hear and resolve such dispute.

     Notwithstanding any other provision set forth herein, the Prepetition Agent and the senior secured lenders shall be deemed to be Qualified Bidders and shall have the option (without regard to the Bidding Procedures and bid requirements set forth above) to credit bid, in accordance with Bankruptcy Code section 363(k), at the Auction or the Sale Hearing, in their discretion, and the claims of the Prepetition Agent and the senior secured lenders shall be deemed allowed for such purpose.

                               CREDIT BID OF BUYER
                               -------------------

     The Buyer shall be permitted to credit the amount of $500,000 (representing the estimated amount of the Termination Payments) to its bid if it makes a competing bid at the Auction, as a result of which the Buyer shall be permitted to submit a bid that satisfies the bid increment requirement herein by submitting a bid in an amount equal to the amount of the then-highest bid minus $400,000.

(...continued)
                                                                       Exhibit H
                                                                       ---------


                                  Exhibit H to
                       Stock and Asset Purchase Agreement
                               Form of Sale Order

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-------------------------------------------
                                          :           Chapter 11
In re                                     :
                                          :           Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,      :
                                          :           (Jointly Administered)
                 Debtors.                 :
                                          :
-------------------------------------------


           ORDER (i) AUTHORIZING SALE OF CERTAIN ASSETS RELATED TO THE
          DEBTORS' CUSTOM ASSEMBLIES BUSINESS FREE AND CLEAR OF LIENS,
         CLAIMS, ENCUMBRANCES AND INTERESTS, (ii) AUTHORIZING ASSUMPTION
                AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES, AND (iii) GRANTING RELATED RELIEF
               ---------------------------------------------------

         This matter having come before the court on the motion dated December ___, 2002 (the "Motion")2 filed by Insilco Technologies, Inc. and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"), requesting the entry of orders pursuant to sections 363(b), 365, and 105(a) of title 11, United States Code (the "Bankruptcy Code") and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") (I) approving (A) bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., T.A.T. Technology Inc., Insilco International Holdings, Inc. and Precision Cable Mfg. Co., Inc. (collectively, the "Sellers") that are related to the Sellers' custom assemblies business and all

--------------------------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Co., InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Co., Inc.

2 Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Motion.

issued and outstanding equity securities (the "Shares") of Precision Cable Mfg. Corp. de Mexico, S.A. de C.V., (B) the payment of certain termination payments (the "Termination Payments") pursuant to and as described in Section 7.11 of the Stock and Asset Purchase Agreement dated as of December _____, 2002 (the "Sale Agreement"), by and among the Sellers and Amphenol Corporation and Amphenol Technical Products International Co. as purchasers (the "Buyers"), and (C) the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (D) granting related relief, including scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale and (ii) the assumption and assignment to the Buyers of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement, and (II) authorizing and approving (A) the Sale of the Purchased Assets (as defined in the Sale Agreement) and the Shares free and clear of all liens, claims and encumbrances other than Closing Encumbrances (as defined in the Sale Agreement) and (B) the assumption and assignment of the Assumed Agreements, and granting related relief; and the Court having conducted a hearing on __________, 2003, and having entered an order dated __________, 2003, approving the Bidding Procedures; and an Auction (as defined in the Sale Agreement) having been held at the offices of Shearman & Sterling, counsel to the Debtors, on __________, 2003, in accordance with the Bidding Procedures previously approved by this Court; and following the conclusion of the Auction, the Debtors, in consultation with their financial and legal advisors, and after consultation with counsel to each of the official committee of unsecured creditors appointed in these cases (the "Creditors' Committee") and the agent for the Prepetition Lenders (as defined below), having
(i) reviewed each bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identified the bid of

_______________________, as set forth in the Sale Agreement, as the highest and best offer for the Purchased Assets and the Shares (the "Successful Bid"); and the Sale Hearing having been held on __________, 2003, at which time the Court considered the Debtors' request for the entry of an order approving the Sale (the "Sale Order"); and all interested parties having been afforded an opportunity to make a higher and better offer to purchase the Purchased Assets and the Shares and to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any,
(iii) the arguments made by counsel, and (iv) the evidence proffered or adduced at the Sale Hearing; and it appearing that granting the relief requested in the Motion, approval of the Sale of the Purchased Assets and the Shares and the entry of this Sale Order are necessary and in the best interests of the Debtors, their estates, creditors, and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Sale Hearing, and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

         FOUND AND DETERMINED AS FOLLOWS:3

         A. This Court has jurisdiction over the Motion and the transactions contemplated by the Motion pursuant to 28 U.S.C. ss.ss.157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. ss.157(b)(2)(N). Venue of these cases and the Motion is proper pursuant to 28 U.S.C. ss.ss.1408 and 1409.

         B. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014.

--------------------------
3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See --- Fed.R.Bank.P. 7052.

         C. As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the notices of the cure amounts in respect of the Assumed Agreements (the "Cure Notices"), the notices of the assumption and assignment of the Assumed Agreements (the "Assumption Notices"), the Sale of the Purchased Assets and the Shares and of the related transactions contemplated thereby has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014; (ii) such notice was reasonable, sufficient, and appropriate under the circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Cure Notices, the Assumption Notices, the Sale of the Purchased Assets and the Shares and all the related transactions contemplated thereby shall be required.

         D. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested in the Motion has been afforded to all interested persons and entities, including without limitation (i) counsel for the Buyers, (ii) counsel for Bank One, NA as agent under the Debtors' prepetition credit agreement (the "Prepetition Credit Agreement"), (iii) each of the other lenders under the Prepetition Credit Agreement (the "Prepetition Lenders"), (iv) counsel for the Creditors' Committee, (v) the Office of the United States Trustee, (vi) each party identified by the Debtors as a potential purchaser of the Purchased Assets and the Shares that was contacted by the Debtors and expressed an interest in participating in the Sale process, (vii) all entities known to have any asserted lien, claim, encumbrance, alleged interest in or with respect to the Purchased Assets and the Shares, (viii) all applicable federal, state and local taxing authorities, (ix) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002 and (x) all non-Debtor parties to the Assumed Agreements. Notice of the Motion and Sale Hearing is hereby determined to be timely, adequate and sufficient.

         E. The Debtors and the Buyers (i) have full corporate power and authority to execute the Sale Agreement and all other documents contemplated by the Motion, (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the Motion and the Sale Agreement and (iii) have taken all corporate action necessary to authorize and approve the Sale and the consummation by the Sellers and the Buyers, respectively, of the transactions contemplated thereby. The Sellers are the sole and lawful owners of the Purchased Assets and the Shares to be sold pursuant to the Sale Agreement.

         F. Prior to the date on which the Debtors filed their voluntary petitions in these chapter 11 cases (the "Petition Date"), the Debtors retained Gleacher Partners LLP ("Gleacher") as financial advisors to assist in marketing the Debtors' assets for sale. Gleacher organized a comprehensive marketing program whereby the assets of the Debtors were widely marketed to the universe of likely purchasers thereof in an effort to ensure that the ultimate purchase price for the assets is the highest and best purchase price available by any practical alternative.

         G. The Debtors have demonstrated emergent circumstances and sound business justifications for (i) the Sale and the other transactions and actions contemplated by the Motion pursuant to section 363(b) of the Bankruptcy Code and
(ii) the assumption and assignment of the Assumed Agreements pursuant to section 365 of the Bankruptcy Code.

         H. The terms and conditions of the Sale as set forth in the Sale Agreement were negotiated, proposed and agreed to by the Sellers and the Buyers as parties thereto without collusion, in good faith, and from arm's-length bargaining positions. Each of the Buyers is a good faith purchaser under section 363(m) of the Bankruptcy Code and as such is entitled to all of the protections afforded thereby. The Buyers have not engaged in any conduct that would cause or permit the Sale Agreement to be voided under Bankruptcy Code section 363(n).

         I. The consideration provided by the Buyers for the Purchased Assets and the Shares (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets and the Shares and (iii) will provide a greater recovery for the Debtors' creditors and other interested parties than would be provided by any other practically available alternative.

         J. The transfer of the Purchased Assets and the Shares to the Buyers under the Sale and the Sale Agreement will be a legal, valid, and effective transfer of the Purchased Assets and the Shares and will, upon the occurrence of the Closing (as defined in the Sale Agreement), vest in the Buyers all right, title and interest of the Debtors in the Purchased Assets and the Shares free and clear of any and all liens (including mechanics', materialmen's and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any "claim" as defined in ss. 101(5) of the Bankruptcy Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders and decrees of any Court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, debts, charges, suits, licenses, options, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the "Interests") other than the Closing Encumbrances (such Interests other than the

Closing Encumbrances are hereafter referred to as the "Transferred Interests"). Except as specifically provided in the Sale Agreement or this Sale Order, the Buyers shall not assume or become liable for any Interests relating to the Purchased Assets and the Shares being sold by the Sellers.

         K. The transfer of the Purchased Assets and the Shares to the Buyers free and clear of all Transferred Interests will not result in any undue burden or prejudice to any holders of any Interests since all such Transferred Interests of any kind or nature whatsoever shall attach to the net proceeds of the Sale (the "Sale Proceeds") in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets and the Shares, subject to the Carveout (as defined in this Court's Interim Order Authorizing the Use of Cash Collateral and Granting Replacement Liens, dated December ___, 2002) and to any claims and defenses the Debtors or other parties may possess with respect thereto. The Debtors have articulated sound business reasons for performing the Sale Agreement, selling the Purchased Assets and the Shares, and assuming and assigning the Assumed Agreements as set forth in the Motion outside of a plan of reorganization, and it is a reasonable exercise of the Debtors' business judgment to execute, deliver and consummate the Sale Agreement and the transactions contemplated thereby.

         L. The Buyers would not consummate the transactions contemplated by the Sale, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale of the Purchased Assets and the Shares to the Buyers was not free and clear of all Transferred Interests of any kind or nature whatsoever, or if the Buyers would, or in the future could, be liable for any such Transferred Interests and if the assignment of the Purchased Assets and the Shares could not be made under section 363 of the Bankruptcy Code.

         M. The Debtors may sell the Purchased Assets and the Shares free and clear of all Transferred Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Transferred Interests and (ii) non-Debtor parties who did not object, or who withdrew their objections, to the Sale and the Motion are deemed to have consented pursuant to Bankruptcy Code section 363(f)(2). Other holders of Transferred Interests fall within one or more of the other subsections of Bankruptcy Code section 363(f) and are adequately protected by having their Transferred Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim or may claim a Transferred Interest.

         N. The terms and conditions of the Sale Agreement, including the total consideration to be realized by the Debtors pursuant to the Sale Agreement, are fair and reasonable, and the transactions contemplated by the Sale Agreement are in the best interests of the Debtors, their creditors and their estates. A valid business purpose exists for the approval of the transactions contemplated by the Motion.

         O. The requirements of sections 363(b), 363(f) and 365 of the Bankruptcy Code and any other applicable law relating to the sale of the Purchased Assets and the Shares have been satisfied.

         P. A reasonable opportunity has been afforded to all interested parties to make a higher and better offer to purchase the Purchased Assets and the Shares.

         Q. Approval at this time of the Sale, the Sale Agreement and all the transactions contemplated thereby and hereby is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

         NOW THEREFORE, BASED UPON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, EFFECTIVE IMMEDIATELY, THAT:

            1. The Motion is granted.

            2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.

            3. The Sale Agreement [substantially in the form attached as Exhibit A to the Notice of Filing of Sale Agreement, dated _______, 2003] (including all exhibits, schedules and annexes thereto), and all of the terms and conditions thereof, are hereby approved. Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized to consummate the Sale of the Purchased Assets and the Shares pursuant to and in accordance with the terms and conditions of the Sale Agreement without any further corporate authorization.

            4. The Debtors are authorized to execute and deliver, and are empowered to perform under, consummate and implement, the Sale Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale Agreement, and to take all further actions as may be requested by the Buyers for the purpose of assigning, transferring, granting, conveying and conferring to the Buyers or reducing to possession, the Purchased Assets and the Shares or as may be necessary or appropriate to the performance of the obligations as contemplated by the Sale Agreement. Except with respect to the Assumed Liabilities (as defined in the Sale Agreement) and the obligations set forth in the Sale Agreement, the Buyers assume no liabilities that arose prior to the Closing Date (as defined in the Sale Agreement), including any accrued but unbilled liabilities. Pursuant to Bankruptcy Code sections 363 and 105, title to the Purchased Assets and the Shares shall pass to the Buyers at closing, free and clear of all Transferred Interests, with all Transferred Interests to be unconditionally released, discharged and terminated as to the Purchased Assets and the Shares, and with all Transferred Interests to attach only to the proceeds of the transaction with the same priority, validity, force and effect as they existed with respect to the Purchased Assets and the Shares prior to the Closing except as may be set forth herein.

            5. The transfer of the Purchased Assets and the Shares to the Buyers pursuant to, and subject to the terms of, the Sale Agreement shall constitute a legal, valid and effective transfer of the Purchased Assets and the Shares, and shall, upon the consummation of the Closing, vest in the Buyers all right, title and interest of the Debtors in and to the Purchased Assets and the Shares, free and clear of all Transferred Interests of any kind or nature whatsoever, with all such Transferred Interests to attach to the Sale Proceeds in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets and the Shares, subject to the Carveout and to any claims and defenses the Debtors or other parties may possess with respect thereto.

            6. The Sellers and the Buyers are hereby authorized and directed to comply with all provisions of the Sale Agreement. The Debtors are hereby authorized and directed to assume and assign to the Buyers the Assumed Agreements as set forth in the Motion pursuant to section 365 of the Bankruptcy Code. The Debtors are authorized and directed to pay any cure amounts required under Bankruptcy Code section 365 to the non-Debtor party to such Assumed Agreements from the proceeds of the Sale of the Purchased Assets and the Shares within ten (10) days after the Closing or, in the event any cure amount is the subject of a timely objection by a non-Debtor party to an Assumed Agreement, within ten (10) days of the entry of an order by the Bankruptcy Court resolving such objection.

            7. The Buyers shall assume obligations of the Debtors arising from and after the Closing under the Assumed Agreements and shall not assume any obligations accruing under the Assumed Agreements prior to the Closing, other than the Cure Amounts (as defined in the Sale Agreement). Upon assumption and assignment of any Assumed Agreement, the Debtors and their estates shall be relieved of any liability for breach of such Assumed Agreement occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code.

            8. The Buyers and the Debtors have provided adequate assurance of future performance under the Assumed Agreements and the proposed assumption and assignment of the Assumed Agreements satisfies the requirements of the Bankruptcy Code including, inter alia, sections 365(b)(1) and (3) and 365(f) to the extent applicable.

            9. All parties to the Assumed Agreements are forever barred and enjoined from raising or asserting against the Buyers any assignment fee, default or breach under, or any claim or pecuniary loss, or condition to assignment, arising under or related to the Assumed Agreements existing as of the Closing or arising by reason of the Closing.

            10. The Assumed Agreements, upon assumption by the Debtors and assignment to the Buyers, shall be deemed valid and binding, in full force and effect in accordance with their terms, subject to the provisions of this Order, and, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability, except for any cure obligations as provided herein and in the Sale Agreement.

            11. In consideration for the Purchased Assets and the Shares, and subject to the terms and conditions of the Sale Agreement, the Buyers shall assume the Assumed Liabilities and, at the Closing, shall (a) irrevocably pay to the Sellers an amount in cash equal to the Purchase Price (as defined in the Sale Agreement), as modified by the purchase price adjustment (the "Purchase Price Adjustment"), as determined in accordance with Section 3.3 of the Sale Agreement, reduced by the Escrow Amount, (b) place in escrow, in immediately available U.S. funds, by wire transfer to an account or accounts designated by the Sellers, the Escrow Amount (as defined in the Sale Agreement) and (c) provide funds to the Sellers by wire transfer of immediately available U.S. funds in an amount equal to the Cure Amounts (and the Sellers shall pay all Cure Payments (as defined in the Sale Agreement) and Cure Expenses (as defined in the Sale Agreement) owed to third parties promptly after receipt thereof from the Buyers). Thereafter, the Sellers and the Buyers shall implement the terms of the Purchase Price Adjustment set forth in Section 3.3 of the Sale Agreement.

            12. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, effective upon the consummation of the Closing (i) all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and other regulatory authorities, lenders, trade and other creditors holding Transferred Interests (including but not limited to any claims under any applicable revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law) of any kind or nature whatsoever against or in the Debtors or the Purchased Assets and the Shares (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets and the Shares, the operation of the Debtors' businesses prior to the Closing Date of the Sale or the transfer of the Purchased Assets and the Shares to the Buyers, hereby are forever barred and estopped from asserting against the Buyers, its successors or assigns (to the extent allowed by law), its property, its officers, directors and shareholders or the Purchased Assets and the Shares, such persons' or entities' Interests and
(ii) all such Transferred Interests shall be unconditionally released and terminated as to the Purchased Assets and the Shares. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect or diminish any rights of the Debtors or any successor thereto (including any chapter 11 or chapter 7 trustee) with respect to obligations of the Buyers arising under the Sale Agreement or this Sale Order. This Sale Order shall be binding on the Debtors and the Debtors' estates

(including following any conversion or dismissal of these cases, any successor chapter 7 estates and any chapter 7 or chapter 11 trustees appointed in these cases).

            13. The Purchase Price (as adjusted by the Purchase Price Adjustment) provided by the Buyers for the Purchased Assets and the Shares under the Sale Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia.

            14. On the Closing Date, each of the creditors of the Debtors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Transferred Interests against or in the Purchased Assets and the Shares, if any, as such Transferred Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, mortgages, mechanics' liens, lis pendens, or other documents or agreements evidencing Transferred Interests against or in the Purchased Assets and the Shares shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Transferred Interests that the person or entity has with respect to the Purchased Assets and the Shares or otherwise, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets and the Shares.

            15. This Sale Order shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets and the Shares. Each and every federal, state and local governmental agency, department or unit is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

            16. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, the Buyers shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Purchased Assets and the Shares and, to the extent allowed by law, the Buyers (and its officers, managers and members) shall not be liable for any other claims against the Debtors or any of their predecessors or affiliates, and the Buyers shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date under the Sale Agreement, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date under the Sale Agreement, including, but not limited to, any liabilities under any revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law, arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors' businesses prior to the Closing Date.

            17. This Court retains and shall have exclusive jurisdiction to endorse and implement the terms and provisions of the Sale Agreement, any amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets and the Shares to the Buyers, (b) compel delivery of the Purchase Price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Sale Agreement, and (d) interpret, implement and enforce the provisions of the Sale Agreement and this Sale Order.

            18. The transactions contemplated by the Sale Agreement are undertaken by the Buyers in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale of any Purchased Assets and the Shares shall not affect the validity of the Sale unless such authorization is duly stayed pending such appeal prior to the Closing. The Buyers are purchasers in good faith of the Purchased Assets and the Shares, and the Buyers are entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

            19. The terms and provisions of the Sale Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyers and their respective affiliates, successors and permitted assigns and any affected third parties (including, but not limited to, all persons asserting interests in the Purchased Assets and the Shares), notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

            20. The failure specifically to include any particular provisions of the Sale Agreement in this Sale Order shall not diminish or impair the effectiveness of such provisions, and the Sale Agreement is, by this Sale Order, authorized and approved in its entirety.

            21. The Sale Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties in accordance with the terms thereof, without further order of the Court, provided that any material modification, amendment or supplement is approved by the agent for the Prepetition Lenders.

            22. The Sale Agreement is not a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford, and is not in violation of creditors' and equity security interest holders' voting rights.

            23. Consummation of the Sale Agreement and the transactions contemplated therein and thereby does not effect a de facto merger or consolidation of the Sellers and the Buyers or result in the continuation of the Sellers' business under the Buyers' control. Neither of the Buyers is the alter ego of, a successor in interest to, or a continuation of the Sellers, nor is either of the Buyers otherwise liable for the Sellers' debts and obligations, unless specifically provided for in the Sale Agreement or pursuant to this Sale Order.

            24. All of the Debtors' interests in the Purchased Assets and the Shares to be acquired by the Buyers under the Sale Agreement shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Buyers. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets and the Shares acquired by the Buyers under the Sale Agreement and/or a bill of sale or assignment transferring good and marketable, indefeasible title and interest in the Purchased Assets and the Shares to the Buyers.

            25. As of the Closing Date, the Buyers shall be hereby granted immediate and unfettered access to the Purchased Assets and the Shares. All entities that are presently or on the Closing Date may be in possession of some or all of the Purchased Assets and the Shares are hereby directed to surrender possession of the Purchased Assets and the Shares to the Buyers on the Closing Date.

            26. As provided by Bankruptcy Rules 6004(g) and 6006(d), the effectiveness of this Sale Order shall not be stayed for 10 days after entry on the docket and shall be effective and enforceable immediately upon such entry. The Buyers and the Debtors shall consummate the Sale as promptly as is practicable following Court approval of this Sale Order, so long as no stay of this Sale Order has been entered and is continuing.

Dated:  _____________, 2003

        Wilmington, Delaware


                                              ----------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE

                                                                       EXHIBIT I
                                                                       ---------


                            FORM OF DEED OF TRANSFER


THIS AGREEMENT is entered into:

BY AND BETWEEN:            ERNST & YOUNG INC., acting in its capacity as trustee
                           to the estate of T.A.T. Technology Inc./ Technologie
                           T.A.T. Inc., a bankrupt, (being the corporation resulting from the amalgamation of 9011-7243 Quebec inc. with 9087-3498 Quebec inc. on February 16,
                           2000), a corporation legally incorporated under the laws of Canada, having a place of business at 1 Place
                           Ville-Marie, 24th Floor, Montreal, Province of
                           Quebec, H3B 3M9, acting and represented by Stanley
                           Wener, its designated administrator, duly authorized for the purposes hereof under the terms of a resolution of its Board of Directors adopted on the ___ (__) day of ___, and a resolution of the inspectors in the matter of the bankruptcy of T.A.T.
                           Technology Inc./Technologie T.A.T. Inc., dated ___;

                           (hereinafter called the "VENDOR");


AND: AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO., a corporation incorporated under the laws of Nova Scotia, having its head office at 2100 Notre Dame Avenue, Winnipeg, Province of Manitoba, R3H 0K1, herein acting and represented by ___, its ___, hereunto duly authorized pursuant to a resolution of the Board of Directors of the said corporation dated
                           ___.

                           (hereinafter called the "PURCHASER");


WHICH HAVE MADE THE FOLLOWING DECLARATIONS:

WHEREAS pursuant to a Stock and Asset Purchase Agreement (the "STOCK AND ASSET PURCHASE AGREEMENT") executed under private signature as of December ____, 2002, T.A.T.Technology Inc./ Technologie T.A.T. Inc. (hereinafter "T.A.T." or the "BANKRUPT", as the context may require), agreed to sell and to convey to the Purchaser all of the right, title and interest T.A.T. may possess in, to and under certain assets, including all right, title and interest in and to the immovable property hereinafter described (the "ASSETS");

WHEREAS T.A.T. has since become bankrupt pursuant to the Bankruptcy and Insolvency Act (Canada) and the Vendor has been designated as trustee to its estate;

[WHEREAS THE INSPECTORS IN THE MATTER OF THE BANKRUPTCY OF THE BANKRUPT HAVE APPROVED, BY A RESOLUTION DATED ___, THE SALE OF THE ASSETS TO THE PURCHASER IN ACCORDANCE WITH THE TERMS OF THE STOCK AND ASSET PURCHASE AGREEMENT AND THE EXECUTION OF THIS DEED OF TRANSFER BY THE VENDOR (THE "INSPECTORS' APPROVAL");]

[OR, WHEREAS THE QUEBEC SUPERIOR COURT (COMMERCIAL DIVISION) SITTING IN BANKRUPTCY MATTERS HAS APPROVED, BY JUDGMENT DATED ___, BEARING NUMBER ___, THE SALE OF THE ASSETS TO THE PURCHASER IN ACCORDANCE WITH THE TERMS OF THE STOCK AND ASSET PURCHASE AGREEMENT AND OF THIS DEED OF TRANSFER (THE "COURT APPROVAL");]

WHEREAS the Vendor and the Purchaser wish to give effect to the Stock and Asset Purchase Agreement with respect to the Property (as defined below) and publish the sale and conveyance of the Property, the whole subject and in accordance with this Deed of Transfer.

NOW, THEREFORE, the Vendor and the Purchaser have agreed as follows:

1.   SALE

     The Vendor hereby sells and conveys, without any warranty whatsoever except as hereinafter expressly set forth in Article 5 hereof, to the Purchaser hereto present and accepting all right, title and interest of the Bankrupt in and to the following immovable property:

                                   DESCRIPTION
                                   -----------

                Lots TWO MILLION NINETY THOUSAND THREE HUNDRED AND EIGHTEEN (2 090 318) and TWO MILLION NINETY THOUSAND THREE HUNDRED AND TWENTY (2 090 320), cadastre du Quebec, Registration Division of Montreal.

                With the building thereon erected bearing civic addresses 5895-5975 Andover Avenue and 8405 Dalton Road, Montreal, Province of Quebec.

                Together with all property which is incorporated, attached or joined to the said building and which is by law immovable, without exception or reserve.

                                            (hereinafter called the "PROPERTY").

2.   NO WARRANTY

     The Purchaser acknowledges and confirms that the Purchaser has inspected the general state and condition of the Property and declares itself to be entirely satisfied therewith and except for the express representations and warranties of the Vendor set forth at Article 5 hereof, the Purchaser acknowledges and agrees that it is purchasing the Property on an "as is, where is" basis at its own risk, without any representation or warranty whatsoever on the part of the Vendor, formal or implicit, legal or conventional, and without limiting the generality of the foregoing, the Purchaser acknowledges and agrees that it is purchasing the Property without (i) any declaration, whether oral or written, (ii) any warranty of ownership or quality or with regard to environmental matters relating to the Property, (iii) any commitment or declaration concerning the adaptability or the intended use of the lands or buildings comprising the Property or with respect to the conformity, quality, quantity, value or durability of the Property, or (iv) any other legal or conventional warranty concerning the present sale of the Property.

     The Purchaser acknowledges that the Vendor is not a "Professional Seller" of the Property for the purpose of the QUEBEC CIVIL CODE.

3.   TITLE TO THE PROPERTY

     The Bankrupt acquired the Property by virtue of the following deeds:

     3.1 Deed of Sale by Immeubles Zenadev Inc./Zenadev Properties Inc. in favour of 9011-7243 Quebec Inc. executed before Irwin Litvack, Notary, on October 9, 1997, registered at the Registry Office for the Registration Division of Montreal under number 4967648; and

     3.2 Deed of Sale by 140239 Canada Inc. in favour of 9011-7243 Quebec Inc. executed before Celine Michaud, Notary, on October 12, 1999, registered at the Registry Office for the Registration Division of Montreal under number 5128401.

4.   POSSESSION

     The Purchaser shall be the owner of the Property as of the date of execution of this Deed of Transfer with possession as of the same date.

5.   REPRESENTATIONS AND WARRANTIES OF THE VENDOR

     The Vendor hereby makes the following representations and warranties in favour of the Purchaser:

     5.1 the Vendor has been authorized to sell the Assets pursuant to the [INSPECTORS' APPROVAL] [OR COURT APPROVAL] and has all necessary power, capacity and authority to sell and convey the Property to the Purchaser; and

     5.2 the Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) and the Taxation Act (Quebec).

6.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to and in favour of the Vendor as follows:

     6.1 it is a corporation duly incorporated and validly subsisting under the laws of Nova Scotia;

     6.2 it has the power and capacity to acquire and own the Property and to enter into and perform its obligations hereunder and under the other agreements related thereto; and

     6.3 all necessary action required in order to authorize the Purchaser to execute the present Deed and other agreements related thereto has been accomplished and no other authorization, approval or consent by or notification to any person (including, without limitation, any governmental board or agency or other authority) of any nature whatsoever is required in order for the Purchaser to execute the present Deed and said agreements.

7.   COVENANTS OF THE PURCHASER

     The Purchaser hereby covenants in favour of the Vendor as follows:

     7.1 it shall pay or cause to be paid all real estate taxes, affecting the Property as of and from ____, [2002], including all future instalments (or its share thereof, as the case may be) in capital and interest of all special taxes imposed before this date, payment of which is spread over a period of years;

     7.2 it shall pay all municipal transfer duties, land transfer taxes, sales taxes, goods and services taxes and any other taxes and duties of a similar nature payable as a result of the present sale;

     7.3  it shall not call upon the Vendor to furnish any title deeds;

     7.4 it shall pay the registration of these presents and the copies for all the parties; and,

     7.5 it shall be responsible to pay, to the complete exoneration of the Vendor, any and all applicable goods and services taxes, provincial sales taxes and/or any other taxes or impositions resulting from the sale of the Property and the Purchaser hereby undertakes to fully indemnify and hold the Vendor harmless from and against all liability for payment of any and all applicable goods and services taxes, provincial sales taxes and/or any other taxes or impositions resulting from the sale of the Property contemplated in this Deed of Transfer and/or resulting from the non-payment thereof, including, without limitation, all penalties, interest and costs relating thereto.

8.   PURCHASE PRICE

     The present sale is thus made for and in consideration of the sum of ______ DOLLARS ($______), lawful money of Canada, and other good and valuable consideration, which the Vendor hereby acknowledges having received from the Purchaser and for which the Vendor hereby grants final acquittance.

9.   ADJUSTMENTS

     The parties declare that they have made or provided for all adjustments between them relating to the present sale as of _______, [2002], to their complete and entire satisfaction.

10. DECLARATION OF THE PARTIES CONCERNING THE GOODS AND SERVICES TAX ("GST") AND QUEBEC SALES TAX ("QST")

     10.1 The Purchaser declares and warrants that it is duly registered under the provisions of the Excise Tax Act ("ETA"), as amended, and the Act Respecting the Quebec Sales Tax ("QSTA") and that its registration numbers are as follows:

                                  GST:    ________;

                                  QST:    ________;

     10.2 The Bankrupt is duly registered under the provisions of the ETA, as amended, and QSTA and the Bankrupt's registration numbers are as follows:

                                  GST:    139580914RT;

                                  QST:    1017276090TQ0001.

     10.3 As the case may be and subject to Section 7.7(b) of the Stock and Asset Purchase Agreement, the Vendor and the Purchaser hereby declare that GST and QST payable in respect of the present sale of the Property is subject to Subsections 221(2), 228(4) and 228(6) of the ETA and to Sections 423, 438 and 442 of the QSTA and consequently, the Vendor is not required to collect same in respect thereof.

11. MENTIONS REQUIRED UNDER SECTION 9 OF AN ACT RESPECTING DUTIES ON TRANSFERS OF IMMOVABLES

     The Vendor and the Purchaser herein (hereinafter called the "TRANSFEROR" and the "TRANSFEREE" for the purpose of the present declaration) in order to conform to the provisions of the above-described Act, establish and acknowledge the following particulars and facts:

     11.1 the name and address of the Transferor are:

                            Ernst & Young Inc., in its capacity as trustee to the bankruptcy of T.A.T. Technology Inc./ Technologie T.A.T. Inc.,
                            1 Place Ville-Marie
                            24th Floor
                            Montreal, Quebec
                            H3B 3M9

     11.2 the name and address of the Transferee are:

                            Amphenol Technical Products International Co. 2100 Notre Dame Avenue
                            Winnipeg, Manitoba
                            R3H 0K1

     11.3 the Property is located in the City of Montreal;

     11.4 according to the Transferor and the Transferee, the amount of the consideration for the Property forming the object of the present deed is _______ DOLLARS ($______) and other good and valuable consideration;

     11.5 according to the Transferor and the Transferee, the amount constituting the basis of imposition of the transfer duties is [ONE MILLION SIX HUNDRED ONE THOUSAND EIGHT HUNDRED DOLLARS
          ($1,601,800.00)] [OR THE PURCHASE PRICE REFERRED TO IN ARTICLE 8 OF THIS DEED OF TRANSFER, SHOULD IT BE HIGHER];

     11.6 the amount of the transfer duties for the Property forming the object of the present deed is [TWENTY-TWO THOUSAND FIVE HUNDRED AND TWENTY-SEVEN DOLLARS ($22,527.00)];

     11.7 the transfer concerns only a corporeal immovable.

12.  GOVERNING LAW

     This Deed of Transfer shall be governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

13.  MISCELLANEOUS

     13.1 The Purchaser hereby acknowledges and agrees that the Vendor is acting in its representative capacity as trustee to the bankruptcy of T.A.T., and the Vendor shall assume no personal liability with respect to the transactions contemplated by the present Deed of Transfer.

     13.2 The Vendor convenants that, immediately prior to the registration of this Deed of Transfer, it will register its rights with respect to the Property by virtue of a certificate under Section 74(1) of the BANKRUPTCY AND INSOLVENCY ACT (Canada).

     13.3 The parties hereto acknowledge that they have requested and are satisfied that the present Deed of Transfer as well as all notices, actions and legal proceedings be drawn up in the English language./Les parties a cet Acte reconnaissent qu'elles ont exige que ce qui precede ainsi que tous avis, actions ou procedures legales soient rediges et executes en anglais et s'en declarent satisfaites.



IN WITNESS WHEREOF this Agreement has been executed by the parties as follows:


at ______________, ________________, on the _____ day of ________, 2003



                                  ERNST & YOUNG INC., IN ITS CAPACITY AS TRUSTEE TO THE ESTATE OF T.A.T. TECHNOLOGY INC./ TECHNOLOGIE T.A.T. INC.

                                  per: _____________________
                                       Name:
                                       Title:


at ______________, ________________, on the _____ day of ________, 2003


                                  AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO.

                                  per: _______________________
                                       Name:
                                       Title:

                                  CERTIFICATION
                                  -------------




I, the undersigned, ________________, advocate, certify:


1.   that I have verified the identity, quality and capacity of the Vendor; and

2.   that the present document represents the will expressed by the Vendor.



Certified at ________________, _______________, on the __________________ day of

________________________, 2003


Name:

Quality:   Advocate

Address:

                                  CERTIFICATION
                                  -------------




I, the undersigned, l, advocate, certify:


1.   that I have verified the identity, quality and capacity of the Purchaser;

2.   that the present document represents the will expressed by the Purchaser;
     and

3.   the present document is valid as to its form.


Certified at ________________, _______________, on the __________________ day of

________________________, 2003



Name:

Quality: Advocate

Address:

                                                                       EXHIBIT J
                                                                       ---------

                          FORM OF CANADIAN BILL OF SALE

AGREEMENT OF SALE executed at the city of Montreal, Province of Quebec, this ____th day of ____________, ____.

BY AND BETWEEN:            ERNST & YOUNG INC., in its capacity as trustee to the
                           estate of T.A.T. Technology Inc./Technologie T.A.T.
                           Inc., herein acting and represented by Stanley Wener, its Senior Vice-President, duly authorized for all purposes hereof as declared and warranted;

                           (the "VENDOR")

AND: AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO., a corporation incorporated under the laws of Nova Scotia, having its head office at 2100 Notre Dame Avenue, Winnipeg, Province of Manitoba, R3H 0K1, herein acting and represented by ______________________________________, its
                           ______________________________, hereunto duly
                           authorized pursuant to a resolution of the Board of Directors of the said corporation dated __________________________;

                           (the "PURCHASER")

WHEREAS pursuant to a Stock and Asset Purchase Agreement (the "PURCHASE AGREEMENT") executed as of December ____, 2002, T.A.T. Technology Inc./ Technologie T.A.T. Inc. (the "BANKRUPT") agreed to sell and to convey to the Purchaser all of the right, title and interest of the Bankrupt in and to all of the Canadian Purchased Assets (as defined in the Purchase Agreement);

WHEREAS certain parts of the Canadian Purchased Assets are being transferred pursuant to a Deed of Transfer, and the remainder of such Canadian Purchased Assets (the "ASSETS") are being transferred pursuant hereto;

WHEREAS the Bankrupt has since become bankrupt pursuant to the Bankruptcy and Insolvency Act (Canada) and the Vendor has been designated as trustee to its estate;

[WHEREAS THE INSPECTORS IN THE MATTER OF THE BANKRUPTCY OF THE BANKRUPT HAVE APPROVED, BY A RESOLUTION DATED ______________, THE SALE OF THE ASSETS TO THE PURCHASER IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT AND THE EXECUTION OF THIS AGREEMENT OF SALE BY THE VENDOR (THE "INSPECTORS' APPROVAL");]

[OR, WHEREAS THE QUEBEC SUPERIOR COURT (COMMERCIAL DIVISION) SITTING IN BANKRUPTCY MATTERS HAS APPROVED, BY JUDGMENT DATED _______________, BEARING COURT NUMBER __________________, THE SALE OF THE ASSETS TO THE PURCHASER IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT (THE "COURT APPROVAL");]

WHEREAS the Vendor and the Purchaser wish to give effect to the Purchase Agreement with respect to the Assets, the whole subject to and in accordance with terms and conditions herein set forth.

NOW THEREFORE, THE PARTIES HERETO DO HEREBY AGREE AS FOLLOWS:

1.   PREAMBLE

     1.1 The preamble hereto shall form part hereof as if recited at length herein.

2.   SALE OF ASSETS

     2.1 In consideration of the payment by the Purchaser to the Vendor of ___________________($) (the "Purchase Price"), the receipt of which is expressly acknowledged, whereof quit, the Vendor hereby sells to the Purchaser and the Purchaser hereby purchases and hereby accepts from the Vendor all of the Vendor's right, title and interest in and to the Assets.

     2.2 In addition to the Purchase Price, the Purchaser shall pay to the complete exoneration of the Vendor, any and all applicable goods and services taxes, provincial sales taxes and/or any other taxes or impositions resulting from the sale of the Assets envisaged hereby (the "TAXES"). Without restricting the generality of the foregoing, the Purchaser hereby undertakes to fully indemnify and hold the Vendor harmless from and against all liability for payment of the Taxes and/or resulting from the non-payment thereof, including, without limitation all penalties, interest and costs relating thereto. The Purchaser hereby covenants that it is registered under Part IX of the Excise Tax Act, Canada (the "ETA") and Chapter VIII of Title I of the Act Respecting the Quebec Sales Tax, (the "QSTA") and the Vendor and the Purchaser shall jointly execute and file elections under sub-section 167(1) of the ETA and sub-section 75(1) of the QSTA, in the form and manner required so that the Taxes will not apply in respect of the transfer of the Assets.

     2.3 The Purchase Price shall be allocated in accordance with the provisions of Schedule A. Each of Vendor and Purchaser agrees to report the purchase and sale of the Assets in accordance with Schedule A for purposes of any tax returns filed by it and will not voluntarily take any position inconsistent therewith upon examination of such tax returns, in any claims, in any litigation or otherwise with respect to such tax returns.

3.   REPRESENTATIONS AND WARRANTIES

     3.1 The Vendor hereby represents and warrants to and in favour of the Purchaser that:

          3.1.1 The Vendor has been authorized to sell the Assets pursuant to the [INSPECTORS' APPROVAL] [OR COURT APPROVAL] and has all necessary power, capacity and authority to sell and convey the Assets to the Purchaser; and

          3.1.2 The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada) and the Taxation Act (Quebec).

     3.2 The maximum extent of the Vendor's liability for any breach and/or untruth of the herein created representations and warranties shall not, under any circumstances, exceed the Purchase Price. Under no circumstances whatsoever, shall the Vendor have any further responsibility therefor, whether for consequential damages or otherwise.

     3.3 The representations and warranties set forth in Clause 3.1 hereof are the only representations and warranties made by the Vendor to the Purchaser in respect of the Assets and the sale thereof hereby effected and all other representations and warranties, whether legal or conventional, express or implied, are hereby expressly excluded. The Purchaser expressly acknowledges that the Vendor is not a "Professional Seller" of the Assets.

     3.4 Without limiting the generality of Clause 3.3 hereof, the Purchaser expressly acknowledges having examined and being satisfied with the physical state and condition of the Assets in all respects and the value thereof, all such that all of the Assets are accepted by the Purchaser strictly on an "as is/where is" basis at the Purchaser's sole risk without any representation or warranty from the Vendor.

4.   MISCELLANEOUS

     4.1 The Purchaser shall become the owner of the Assets upon execution of this Agreement and will take immediate possession and assume all costs and expenses related to the Assets arising after this date, including, without limiting the generality of the foregoing, all future costs and expenses related to the occupation of the premises in which the Assets are located.

     4.2 The Purchaser hereby acknowledges and agrees that the Vendor is acting in its representative capacity as trustee to the estate of the Bankrupt, and the Vendor shall assume no personal liability with respect to the transactions contemplated by the present Agreement.

     4.3 The interpretation, validity and enforceability of the present Agreement shall be subject to and governed by the laws of the Province of Quebec and the laws of Canada applicable therein from time to time.

     4.4 The Vendor and the Purchaser undertake to do, sign and execute all acts, deeds, documents, and other proceedings necessary or desirable in order to give full force and effect to the provisions hereof and in order to fully vest ownership of the property in the Purchaser.

     4.5 The clause headings herein contained are for use of reference only, do not form part hereof and shall not, in any manner be used in the interpretation of the contents hereof.

     4.6 The parties hereto acknowledge that they have requested and are satisfied that the foregoing, as well as all notices, actions and legal proceedings be drawn up in the English language. Les parties a cette convention reconnaissent qu'elles ont exige que ce qui precede ainsi que tous avis, actions et procedures legales soient rediges et executes en anglais et s'en declarent satisfaites.



IN WITNESS WHEREOF, the parties hereto have executed these presents at the place and on the date hereinabove first mentioned.

                           ERNST & YOUNG INC., in its capacity as trustee to the estate of T.A.T. Technology Inc. /
                           Technologie T.A.T. Inc.

                           Per: _____________________________
                                Stanley Wener


                           AMPHENOL TECHNICAL PRODUCTS INTERNATIONAL CO.

                           Per: ______________________________

                                   SCHEDULE A

                            PURCHASE PRICE ALLOCATION
                            -------------------------

                                                                  Exhibit 10 (c)
                                                                  --------------

                                                                  EXECUTION COPY








================================================================================


                            ASSET PURCHASE AGREEMENT

                                      AMONG

                         SRDF ACQUISITION COMPANY, LLC,

                           INSILCO TECHNOLOGIES, INC.,

                          STEWART STAMPING CORPORATION,

                           EYELETS FOR INDUSTRY, INC.,

                                       AND

                             EFI METAL FORMING, INC.


                          DATED AS OF DECEMBER 15, 2002







================================================================================

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

                                    Article I
                                   DEFINITIONS

Section 1.1     Definitions....................................................1
Section 1.2     Construction...................................................8

                                   Article II
                                PURCHASE AND SALE

Section 2.1     Purchase and Sale of Assets....................................9
Section 2.2     Excluded Assets...............................................10
Section 2.3     Assumed Liabilities...........................................11
Section 2.4     Excluded Liabilities..........................................12
Section 2.5     Assumption of Certain Leases and Other Contracts..............12

                                   Article III
                                 PURCHASE PRICE

Section 3.1     Purchase Price................................................13
Section 3.2     Purchase Price Adjustment.....................................14

                                   Article IV
                                   THE CLOSING

Section 4.1     Time and Place of Closing.....................................16
Section 4.2     Deliveries by the Sellers.....................................16
Section 4.3     Deliveries by the Buyer.......................................17

                                    Article V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERs

Section 5.1     Organization; Qualification...................................18
Section 5.2     Authority Relative to This Agreement..........................18
Section 5.3     Consents and Approvals; No Violation..........................18
Section 5.4     Financial Statements and Reports..............................19
Section 5.5     Purchased Assets..............................................19
Section 5.6     Owned Real Property...........................................19
Section 5.7     Leased Real Property..........................................20
Section 5.8     Environmental Matters.........................................21
Section 5.9     Employees, ERISA and Benefit Plans............................22
Section 5.10    Certain Contracts and Arrangements............................25
Section 5.11    Legal Proceedings and Judgments...............................25

Section 5.12    Permits.......................................................26
Section 5.13    Compliance with Laws..........................................26
Section 5.14    Taxes.........................................................26
Section 5.15    Intellectual Property.........................................26
Section 5.16    Labor and Employment Matters..................................26
Section 5.17    Brokers.......................................................27
Section 5.18    Accounts Receivable...........................................27
Section 5.19    Overlapping Assets............................................27
Section 5.20    DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES............27

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 6.1     Organization..................................................28
Section 6.2     Authority Relative to This Agreement..........................28
Section 6.3     Consents and Approvals; No Violation..........................28
Section 6.4     Legal Proceedings and Judgments...............................28
Section 6.5     Brokers.......................................................28
Section 6.6     Buyer Financing...............................................28

                                   Article VII
                            COVENANTS OF THE PARTIES

Section 7.1     Conduct of Business...........................................29
Section 7.2     Access to Information; Maintenance of Records.................29
Section 7.3     Expenses......................................................30
Section 7.4     Further Assurances............................................30
Section 7.5     Public Statements.............................................31
Section 7.6     Governmental Authority Consents and Approvals.................31
Section 7.7     Tax Matters...................................................32
Section 7.8     Employees.....................................................33
Section 7.9     Litigation Support............................................35
Section 7.10    Notification..................................................35
Section 7.11    Submission for Bankruptcy Court Approval......................35
Section 7.12    Overbid Procedures............................................36
Section 7.13    Environmental Assessment......................................39
Section 7.14    Overlapping Assets............................................41

                                  Article VIII
                              CONDITIONS TO CLOSING

Section 8.1     Conditions to Each Party's Obligations to Effect the Closing..42
Section 8.2     Conditions to Obligations of the Buyer........................42
Section 8.3     Conditions to Obligations of the Sellers......................43

                                   Article IX
                           TERMINATION AND ABANDONMENT

Section 9.1     Termination...................................................44
Section 9.2     Procedure and Effect of Termination...........................46
Section 9.3     Liquidated Damages............................................46
Section 9.4     Buyer's Deposit...............................................46
Section 9.5     Extension; Waiver.............................................47

                                    Article X
                            MISCELLANEOUS PROVISIONS

Section 10.1    Amendment and Modification....................................47
Section 10.2    Waiver of Compliance; Consents................................47
Section 10.3    Survival......................................................47
Section 10.4    No Impediment to Liquidation..................................48
Section 10.5    Notices.......................................................48
Section 10.6    Assignment....................................................49
Section 10.7    Third-Party Beneficiaries.....................................49
Section 10.8    Severability..................................................49
Section 10.9    Governing Law.................................................49
Section 10.10   Submission to Jurisdiction....................................49
Section 10.11   Counterparts..................................................50
Section 10.12   Incorporation of Exhibits.....................................50
Section 10.13   Entire Agreement..............................................50
Section 10.14   Headings......................................................50
Section 10.15   Remedies......................................................50
Section 10.16   Bulk Sales or Transfer Laws...................................50
Section 10.17   WAIVER OF JURY TRIAL..........................................50

EXHIBITS
--------

Exhibit A   Assumed Agreements
Exhibit B   Form of Assumption Agreement
Exhibit C   Form of Bill of Sale
Exhibit D   Form of Escrow Agreement
Exhibit E   Allocation of Purchase Price and Assumed Liabilities
Exhibit F   Form of Bidding Procedures Order
Exhibit G   Form of Sale Order
Exhibit H   Scope of Work
Exhibit I   Collective Bargaining Agreement
Exhibit J   Deposit Escrow Agreement

DISCLOSURE SCHEDULE
-------------------

The Disclosure Schedule shall include the following Schedules:

2.2(d)                Excluded Assets
5.4(a)                Financial Statements and Reports
5.6(a), (b)           Owned Real Property
5.7(a), (b)           Leased Real Property
5.8                   Environmental Matters
5.9(a), (b), (e)      ERISA; Benefit Plans
5.10                  Certain Contracts and Arrangements
5.11                  Legal Proceedings and Judgments
5.12                  Permits
5.14                  Taxes
5.15                  Intellectual Property
5.16                  Labor and Employment Matters
5.19                  Overlapping Assets
7.1                   Conduct of Business
7.8(a)                Employees

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made as of December 15, 2002 by and among Insilco Technologies, Inc., a Delaware corporation ("ITI"), Stewart Stamping Corporation, a Delaware corporation ("SSCo"), Eyelets For Industry, Inc., a Connecticut corporation ("EFI"), and EFI Metal Forming, Inc., a Connecticut corporation ("EFI Metal") (each of ITI, SSCo, EFI and EFI Metal, a "Seller"; and collectively, the "Sellers"), and SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer").

         WHEREAS, Sellers are preparing to file Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq.;

         WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, the Purchased Assets (as hereinafter defined) upon the terms and conditions hereinafter set forth in this Agreement; and

         WHEREAS, the Buyer and the Sellers are anticipating that the Seller will sell the Purchased Assets during the pendency of the Chapter 11 cases;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   Article I
                                   DEFINITIONS

         Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

         "Accounts Payable" means any and all accounts payable incurred in the ordinary course of business since the commencement of the Chapter 11 Cases to third parties and owed by the Business, together with any interest or unpaid financing charges accrued thereon.

         "Accounts Receivable" means any and all accounts receivable, notes and other amounts receivable owed to the Business from third parties, together with any interest or unpaid financing charges accrued thereon.

         "Adjustment Escrow Amount" means the sum of (i) $100,000 in cash and
(ii) (x) the amount of any Accounts Receivable that are paid to the Sellers during the Adjustment Period less (y) the amount of any Accounts Receivable billed by the Sellers during the Adjustment Period; provided, however, that the Adjustment Escrow Amount shall not, in any case, be less than $100,000.

         "Adjustment Period" means the period from and including the date of the delivery of the Accounts Report to the Closing Date.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.

         "Assumed Agreements" means any contract, agreement, real or personal property lease, commitment, understanding or instrument that primarily relates to the Business or the Purchased Assets and that is listed on Exhibit A attached hereto, which Exhibit may be amended from time to time pursuant to Section 2.5(a).

         "Assumption Agreement" means the Assumption Agreement to be executed and delivered by the Buyer and the Sellers at the Closing, substantially in the form of Exhibit B attached hereto.

         "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court having competent jurisdiction over the Chapter 11 Cases.

         "Bill of Sale" means the Bill of Sale to be executed and delivered by the Sellers at the Closing, substantially in the form of Exhibit C attached hereto.

         "Business" means the business and activities of the Sellers as conducted on the date hereof, relating to the design, manufacturing and distribution of precision stampings to a variety of customers.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Buyer's Representatives" means the Buyer's accountants, employees, counsel, financial advisors and other authorized representatives.

         "CBA" means the collective bargaining agreement between the Sellers and the Union that expires by its terms on May 1, 2005, attached hereto as Exhibit I.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

         "Chapter 11 Cases" means the Sellers' cases commenced under Chapter 11 of the Bankruptcy Code.

         "Claim" means "claim" as defined under ss. 101 of the Bankruptcy Code.

         "Closing Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent, (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use or materially impact the value of the Purchased Assets, (iii) all exceptions, restrictions, easements, charges, rights-of-way and other non-monetary Encumbrances set forth in any state, local or municipal franchise under which the Business is conducted which do not materially interfere with the present use or materially impact the value of the Purchased Assets, and (iv) such other imperfections in or failure of title, non-monetary easements, rights-of-way, encroachments, exceptions and restrictions which do not materially interfere with the present use of the Purchased Assets and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate create a Material Adverse Effect.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Confidential Information" means the Information (as defined in the Confidentiality Agreement) furnished to the Buyer's Representatives pursuant to the Confidentiality Agreement and subject to the confidentiality provisions thereof, and the confidential information relating to the Buyer provided to the Sellers by the Buyer.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated as of June 12, 2002, between Insilco and the Buyer.

         "Creditors' Committee" means the official committee of unsecured creditors appointed in connection with the Chapter 11 Cases.

         "Deposit Escrow Agreement" means the escrow agreement to be executed and delivered by the Sellers and the Buyer on the date hereof attached hereto as Exhibit J.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

         "Employee Records" means all existing personnel files related to employees and former employees of the Business.

         "Encumbrances" means any mortgages, pledges, liens, claims, charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, encumbrances and charges of any kind.

         "Environmental Laws" means all federal, state and local laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders relating to pollution or protection of the environment applicable to the Business or to the Leased Real Property or the Owned Real Property.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereto, as amended.

         "ERISA Affiliate" means any entity which is treated as a single employer with the Sellers for purposes of Section 414 of the Code.

         "Escrow Agreement" means the Escrow Agreement to be executed and delivered by the Sellers and the Buyer at the Closing, substantially in the form of Exhibit D attached hereto.

         "Governmental Authority" means any federal, state or local governmental, administrative or regulatory authority, department, agency, commission or body.

         "Hazardous Substances" means (i) any petrochemical or petroleum products, oil, coal tar, or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or other equipment that contains dielectric fluid which may contain polychlorinated biphenyls, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "solid wastes," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" under any applicable Environmental Law.

         "Insilco" means Insilco Holding Co., a Delaware corporation.

         "Intellectual Property" means all of the following property, rights or interest owned by the Sellers that is used in the Business, in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures,
(ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, together with all goodwill associated with each of the foregoing, (iii) copyrights and copyrightable works, (iv) registrations and applications for any of the foregoing and (v) trade secrets, confidential information and inventions; provided that Intellectual Property shall not include the "Insilco" name, or any names similar thereto, or logos or trademarks related thereto.

         "Intellectual Property Agreements" means all (i) licenses of intellectual property to the Sellers and (ii) licenses of Intellectual Property by the Sellers to third parties, in each case that are material to the Business.

         "Interest" means "interest" as such term is used in ss. 363(f) of the Bankruptcy Code.

         "Knowledge" means, with respect to the Sellers, as to a particular matter, the actual knowledge of the chief executive officer, the chief financial officer or the general counsel of Insilco, or of Phil Rejeski or William Backus, in each case without independent investigation.

         "Leased Real Property" means the real property leased by the Sellers, as tenant, that is related to the Business, together with, to the extent leased by the Sellers in connection with the Business, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Sellers related to the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Licensed Intellectual Property" means all intellectual property licensed to the Sellers pursuant to the Intellectual Property Agreements that is primarily used in the Business.

         "Material Adverse Effect" means any change or changes in, or effect on, the Business or the Purchased Assets that individually is, or in the aggregate are, reasonably likely to be materially adverse to the financial condition of the Business or the Purchased Assets and the operation of the Business as a going concern, each taken as a whole, taking into account the Sellers' status (prior to the Closing) as debtors under Chapter 11 of the Bankruptcy Code, other than (i) any change or effect in any way resulting from or arising in connection with this

Agreement or any of the transactions contemplated hereby (including any announcement with respect to this Agreement or any of the transactions contemplated hereby), (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business, regulatory or economic conditions relating to any industries in which the Sellers participate, (iii) any change in or effect on the Purchased Assets or the Business which is cured (including by the payment of money) by the Sellers or any of their Affiliates before the Termination Date, or (iv) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date hereof.

         "Owned Real Property" means the real property owned by the Sellers that is related to the Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Sellers that are related to the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of a Seller or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use or materially impact the value of the Purchased Assets, (iv) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in any state, local or municipal franchise under which the Business is conducted which do not materially interfere with the present use or materially impact the value of the Purchased Assets, (v) liens existing under the Prepetition Credit Agreement and
(vi) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use of the Purchased Assets and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate create a Material Adverse Effect.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

         "Prepetition Agent" means Bank One, NA.

         "Prepetition Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 25, 2000, by and among ITI, T.A.T. Technology Inc. and the Secured Lenders, the Prepetition Agent, DLJ Capital Funding, Inc., Transamerica Business Credit Corporation and LaSalle National Bank as amended as of the date hereof.

         "Sale Hearing" means the hearing at which the Bankruptcy Court considers approval of the Sale Order.

         "Sale Order" means the sale order substantially in the form of Exhibit G attached hereto.

         "Sale Order Effectiveness Date" means the date at which the Sale Order has been approved by the Bankruptcy Court and becomes effective.

         "SEC" means the United States Securities and Exchange Commission.

         "Secured Lenders" means the Lenders (as defined in the Prepetition Credit Agreement).

         "Sellers' Representatives" means the Sellers' accountants, employees, counsel, financial advisors and other authorized representatives.

         "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, state, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes.

         "Union" means Local 815, I.B.T.

            (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following section:

               Definition                                       Location
               ----------                                       --------

               "Accounts Amount"                                ss. 3.2(a)
               "Accounts Report"                                ss. 3.2(a)
               "Agreement"                                      Recitals
               "Arbiter"                                        ss. 3.2(d)
               "Arbiter's Remediation Estimate"                 ss. 7.13(f)
               "Assumed Liabilities"                            ss. 2.3
               "Auction"                                        ss. 7.12(b)
               "Auction Sale"                                   ss. 7.12(e)
               "Averaged Remediation Estimate"                  ss. 7.13(e)
               "Backup Bid"                                     ss. 7.12(d)
               "Backup Bidder"                                  ss. 7.12(d)
               "Balance Sheet"                                  ss. 5.4(a)
               "Base Procedures"                                ss. 7.12(c)
               "Benchmark Current Asset Amount"                 ss. 3.2(d)
               "Bid Deadline"                                   ss. 7.12(a)(i)
               "Bidding Procedures Order"                       ss. 7.11(a)
               "Buyer"                                          Recitals
               "Buyer Plans"                                    ss. 7.8(b)

               "Buyer's Consultant"                             ss. 7.13(c)
               "Buyer's Deposit"                                ss. 9.4(a)
               "Buyer's Overlapping Assets"                     ss. 5.19
               "Buyer's Remediation Estimate"                   ss. 7.13(c)
               "CA Objection"                                   ss. 3.2(d)
               "Closing"                                        ss. 4.1
               "Closing Adjustment"                             ss. 3.2(d)
               "Closing Date"                                   ss. 4.1
               "Credit-Bid Sale"                                ss. 7.12(e)
               "Cure Amounts"                                   ss. 2.5(d)
               "Cure Expenses"                                  ss. 2.5(c)
               "Cure Payments"                                  ss. 2.5(b)
               "Deposit"                                        ss. 7.12(a)(iii)
               "Deposit Escrow Account"                         ss. 9.4
               "Disputed Cure Payment"                          ss. 2.5(b)
               "Disputed Items"                                 ss. 3.2(d)
               "EFI"                                            Recitals
               "EFI Metal"                                      Recitals
               "Employee"                                       ss. 5.9(a)
               "Employee Plan"                                  ss. 5.9(b)(i)
               "Environmental Permits"                          ss. 5.8(d)
               "Escrow Account"                                 ss. 3.1(b)
               "Escrow Amount"                                  ss. 3.1(b)
               "Estimated Current Asset Amount"                 ss. 3.2(c)
               "Excluded Assets"                                ss. 2.2
               "Excluded Liabilities"                           ss. 2.4
               "Expense Reimbursement"                          ss. 7.12(e)
               "Final Actual Current Asset Amount"              ss. 3.2(d)
               "Final Remediation Estimate"                     ss. 7.13(e)
               "Financial Statements"                           ss. 5.4(a)
               "Inventory Amount"                               ss. 3.2(b)
               "Inventory Category Value"                       ss. 3.2(b)
               "Inventory Determination"                        ss. 3.2(b)
               "Inventory Values"                               ss. 3.2(b)
               "ITI"                                            Recitals
               "Liquidated Damages"                             ss. 9.3
               "Modified CBA                                    ss. 7.8(a)(ii)
               "Negotiated Cure Payment"                        ss. 2.5(b)
               "Non-Union Employee"                             ss. 7.8(a)
               "Non-Union Transferred Employee"                 ss. 7.8(a)
               "Options"                                        ss. 5.7(b)
               "Overbid Procedures"                             ss. 7.12
               "Overbids"                                       ss. 7.12(a)
               "Permits"                                        ss. 5.12
               "Phase II"                                       ss. 7.13(a)
               "Purchase Price"                                 ss. 3.1

               "Purchased Assets"                               ss. 2.1
               "Qualified Bid"                                  ss. 7.12(a)(ii)
               "Qualified Bidder"                               ss. 7.12(a)(i)
               "Regulatory Approvals"                           ss. 7.6(b)
               "Remedial Work"                                  ss. 7.13(b)
               "Remediation Estimate Arbiter"                   ss. 7.13(f)
               "Resolution Period"                              ss. 3.2(d)
               "Scope of Work"                                  ss. 7.13(a)
               "Sellers"                                        Recitals
               "Sellers' Closing Report"                        ss. 3.2(c)
               "Sellers' Consultant"                            ss. 7.13(a)
               "Sellers' Employees"                             ss. 5.9(a)
               "Sellers' Overlapping Assets"                    ss. 5.19
               "Sellers' Remediation Estimate"                  ss. 7.13(b)
               "Sellers' Retained Business"                     ss. 5.19
               "Site"                                           ss. 7.13(a)
               "SSCo"                                           Recitals
               "Successful Bid"                                 ss. 7.12(d)
               "Successful Bidder"                              ss. 7.12(d)
               "Termination Date"                               ss. 9.1(k)
               "Termination Payments"                           ss. 7.12(e)
               "Third-Party Sale"                               ss. 7.12(e)
               "Topping Fee"                                    ss. 7.12(e)
               "Total Cure Payments"                            ss. 2.5(b)
               "Transfer Taxes"                                 ss. 7.7(b)
               "Transferable Permits"                           ss. 2.1(f)
               "Transferred Employee"                           ss. 7.8(a)
               "Unaudited Annual Financial Statements"          ss. 5.4(a)
               "Unaudited Interim Financial Statements"         ss. 5.4(a)
               "Union Employee"                                 ss. 7.8(a)
               "Union Plan"                                     ss. 5.9(b)(ii)
               "Union Transferred Employee"                     ss. 7.8(a)
               "WARN"                                           ss. 7.8(e)

         Section 1.2 Construction. The terms "hereby," "hereto," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including", when used herein without the qualifier, "without limitation," shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions.

                                   Article II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of Assets. Except for the Excluded Assets, upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Sellers shall sell, assign, convey, transfer and deliver to the Buyer, and the Buyer shall, by payment of the Purchase Price, purchase and acquire from the Sellers, free and clear of all Claims, Interests and Encumbrances (except for Closing Encumbrances), all of the right, title and interest that the Sellers possess as of the Closing and have the right to transfer in, to and under the real, personal, tangible and intangible property or assets of every kind and description, wherever located, used, developed for use or intended for use primarily in the conduct of the Business and related thereto, unless specifically excluded in Section 2.2 (collectively, the "Purchased Assets"). Without limiting the effect of the foregoing, the parties hereto acknowledge and agree that the Purchased Assets shall include all right, title and interest of the Sellers in, to and under all of the following assets primarily related to the Business (except the Excluded Assets):

            (a) all inventories of supplies, materials and spare parts;

            (b) all equipment;

            (c) all machinery, vehicles, furniture and other tangible personal property;

            (d) all of the Sellers' Accounts Receivable as of the Closing Date;

            (e) the Assumed Agreements, in each case, to the extent the same are assignable under Section 365 of the Bankruptcy Code or to the extent such assignment is consented to by the third party or third parties to such agreements (if required), including purchase orders and (subject, in the case of deposits and letters of credit of the Sellers with third parties, to reimbursement or replacement as provided in Section 2.5(d)) any and all deposits and letters of credit related to any such Assumed Agreement;

            (f) the Permits, in each case to the extent the same are assignable (the "Transferable Permits");

            (g) the Intellectual Property Agreements and all confidentiality, noncompete or nondisclosure agreements executed by vendors, suppliers or employees of the Sellers or other third parties, in each case, to the extent assignable under Section 365 of the Bankruptcy Code, if required, or to the extent such assignment is consented to by the third party or third parties to such agreements (if required);

            (h) originals or copies of all Employee Records maintained by the Sellers and all books (other than books referred to in Section 2.2(e)), operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items relating specifically to the Purchased Assets, including books of account, all customer lists, billing records and other customer correspondence and all regulatory filings and other books and records relating to the rates and services provided by the Sellers in connection with the operation of the Business;

            (i) except as set forth on Schedule 2.2(d) and subject to Section 2.2(d), all of the rights, claims or causes of action of the Sellers against any third party that primarily relates to the Purchased Assets, the operation of the Business, the Assumed Liabilities, or the Assumed Agreements, arising out of transactions occurring prior to the Closing Date, except where such rights, claims or causes of action relate to Excluded Liabilities; to the extent such rights, claims or causes of action relate to both Assumed Liabilities and Excluded Liabilities, the Buyer and the Sellers shall share such rights, claims or causes of action in the same proportion as their respective liabilities bear to the total liability relating to those rights, claims or causes of action;

            (j) all Intellectual Property to the extent assignable under Section 365 of the Bankruptcy Code, together with all related income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property;

            (k) the rights of the Sellers under those insurance policies which primarily cover risks covering the Business or the Purchased Assets to the extent assignable under Section 365 of the Bankruptcy Code or to the extent consented to by the insurance providers (if required); provided that to the extent that the rights to any insurance proceeds relate to a claim against the Sellers that is not an Assumed Liability, the Sellers shall retain the rights to such insurance proceeds and the Sellers shall not transfer the rights to such insurance proceeds to the Buyer;

            (l) all accounts of the customers of the Business which, at the Closing Date, are users of any of the services provided by the Sellers in the operation of the Business;

            (m) all rights under postpetition purchase orders; and

            (n) that certain escrow fund created and those escrow fund amounts now held pursuant to the Stock Purchase Agreement by and among ITI (as successor to Insilco Corporation), EFI, EFI Metal and the Shareholders of EFI dated January 24, 1999.

         Section 2.2 Excluded Assets. Notwithstanding any provision herein to the contrary, the Sellers shall not sell, convey, assign, transfer or deliver to the Buyer, and the Buyer shall not purchase, and the Purchased Assets shall not include the Sellers' right, title and interest to the following assets of the Sellers (the "Excluded Assets"):

            (a) cash (including all cash residing in any collateral cash account securing any obligation or contingent obligation of any Seller), cash equivalents and bank deposits, subject to the Buyer's rights under
         Section 2.1(e) and the Sellers' rights under Section 2.5(d);

            (b) any equity interests held by the Sellers;

            (c) rights to any Tax refunds of the Sellers, whether any such refund is received as a payment or as a credit against future Taxes, and any net operating losses of the Sellers;

            (d) the Sellers' claims, causes of action, choses in action and rights of recovery pursuant to Sections 544 through 550 and Section 553 of the Bankruptcy Code, any other avoidance actions under any other applicable provisions of the Bankruptcy Code and the claims, causes of action, choses in action and rights of recovery set forth on Schedule 2.2(d);

            (e) subject to Section 7.2(c), the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents, books, records or the like of each Seller relating to the organization, maintenance, and existence of each Seller as a corporation;

            (f) rights and interests in the name "Insilco" and any names similar thereto, or logos, trademarks, trade names or service marks related thereto and websites associated with the Insilco name;

            (g) any and all agreements to which a Seller is a party which are not Assumed Agreements and any and all customer deposits, customer advances and credits and security deposits related to any such agreements which are not Assumed Agreements;

            (h) the rights of each Seller under this Agreement and any other agreements between a Seller and the Buyer or any of its Affiliates;

            (i) any and all assets of any Seller or any Seller's Affiliates primarily related to the custom assemblies or passive components business segments operated by Insilco and its Subsidiaries, including, without limitation, Sellers' Overlapping Assets;

            (j) any and all prepaid workers' compensation premiums (other than the portion relating to the Transferred Employees);

            (k) any and all amounts or other obligations owing to any of the Sellers by Insilco or any Affiliate of Insilco; and

            (l) claims against current or former directors, officers or other employees of, or agents, accountants or other advisors of or to, any Seller.

         Section 2.3 Assumed Liabilities. On the Closing Date, the Buyer shall execute and deliver to the Sellers the Assumption Agreement pursuant to which the Buyer shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of the Sellers (the "Assumed Liabilities"):

            (a) those specific liabilities and obligations of each Seller assumed by the Buyer under the Assumed Agreements (including all Total Cure Payments payable in order to effectuate the assumption and assignment of each Assumed Agreement) and the Transferable Permits in accordance with the terms thereof;

            (b) those specific liabilities and obligations relating to any customer deposits and customer advances and credits (to the extent the applicable Seller has delivered to the Buyer the security deposits correlating to such customer) and each Seller's rights under any letters of credit or similar instruments securing customer deposits, advances or credits, in each case, only with respect to Assumed Agreements and customer accounts which are assigned to the Buyer;

            (c) liabilities and obligations assumed by, or allocated to, the Buyer pursuant to Section 7.7;

            (d) all of the liabilities and obligations of the Sellers allocated to the Buyer pursuant to Section 7.8;

            (e) all of the Accounts Payable; and

            (f) all liabilities and obligations related to the Purchased Assets or the Business arising from any actions or omissions occurring after the Closing Date.

         Section 2.4 Excluded Liabilities. The Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations (whether or not reflected on the books of a Seller, whether known or unknown, fixed or contingent) of any Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities").

         Section 2.5 Assumption of Certain Leases and Other Contracts. The Sale Order shall provide for the assumption by the applicable Seller and assignment to the Buyer, effective upon the Closing, of the Assumed Agreements on the following terms and conditions:

            (a) At the Closing, the applicable Seller shall assume and assign to the Buyer the Assumed Agreements. The Assumed Agreements are listed on Exhibit A hereto and are identified by the date of the Assumed Agreement (if available), the other party or parties to the Assumed Agreement and the address of such party or parties (if available), as the case may be. To the extent any such information is set forth on Exhibit A and is later determined by a Seller not to be available or to be inaccurate in any material respect, the Sellers shall promptly notify the Buyer of any such lack of availability or inaccuracy. Exhibit A shall set forth the estimated amounts necessary to cure defaults, if any, under each of such Assumed Agreements as determined by the Sellers based on the applicable Seller's books and records, subject to amendment of the Cure Payments by a Seller from time to time. From and after the date hereof until three (3) Business Days prior to the commencement of the Sale Hearing, the Sellers shall make such additions to and deletions from the list of Assumed Agreements set forth on Exhibit A as the Buyer shall request and shall give the respective counsels to the Prepetition Agent and the Creditors' Committee prompt notice of any such addition or deletion.

            (b) If there exists on the Closing Date any default related to an Assumed Agreement, the Buyer shall be responsible for any and all amounts to be cured pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreement. The aggregate amount listed on Exhibit A as of the Closing Date is the estimate of the aggregate amounts necessary to cure such defaults (such estimated amounts the "Cure Payments"). Except with respect to a Disputed Cure Payment, at the Closing, the Buyer shall, by wire transfer of immediately available U.S. funds or by other appropriate means, pay to each party entitled to a Cure Payment an amount sufficient to pay the Cure Payment owed to such party, as has been confirmed by the Buyer for each Assumed Agreement. The Buyer shall pay all such Cure Payments for all Assumed Agreements. In the event a non-debtor party to an Assumed Agreement files a timely objection to a Cure Payment on the grounds that the amount of such Cure Payment should be greater than the amount listed on Exhibit A (a "Disputed Cure Payment"), the Buyer shall not be obligated to pay the Cure Payment or Disputed Cure Payment to such non-debtor party until the dispute is resolved either (i) by agreement of such non-debtor party and the Sellers with the approval of the Buyer or (ii) by a final order of the Bankruptcy Court (in either case, a "Negotiated Cure Payment"; the Cure Payments and the Negotiated Cure Payments together constitute the "Total Cure Payments"), whereupon the Buyer, if in agreement, shall pay to such non-debtor party the Negotiated Cure Payment. If the Buyer chooses not to pay a Cure Payment relating to an agreement listed on Exhibit A, such agreement shall not be an Assumed Agreement. The Sellers shall use good faith efforts in opposing and cooperating with the Buyer in opposing any Disputed Cure Payment that is before the Bankruptcy Court for resolution.

            (c) Subsequent to the Closing, the Buyer shall be solely responsible for any and all costs and expenses necessary in connection with providing adequate assurance of future performance with respect to any of the Assumed Agreements under Section 365 of the Bankruptcy Code (the "Cure Expenses").

            (d) In addition to the payment of the Purchase Price and the payment of the Total Cure Payments and Cure Expenses, on the Closing Date, the Buyer shall reimburse the Sellers in cash and in full for any and all deposits, advances and credits and security deposits transferred by the Sellers to the Buyer (together with any applicable Cure Expenses, the "Cure Amounts"). In the Buyer's sole and absolute discretion, it shall provide those assurances and that security required with respect to replacement letters of credit or provide other satisfactory collateral related to any agreements of any Seller with third parties transferred to the Buyer pursuant to Section 2.1.

                                  Article III
                                 PURCHASE PRICE

         Section 3.1 Purchase Price. (a) In consideration for the Purchased Assets, and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities as provided in Section 2.3 hereof and, at the Closing, shall pay to the Sellers: (i) an amount in cash equal to $13,000,000, as provided in subsection (b) below and (ii) an amount in cash equal to the Cure Amounts in immediately available U.S. Funds, by wire transfer to an account or accounts designated at least two (2) Business Days in advance by the Sellers (collectively, and as adjusted pursuant to the Closing Adjustment, the "Purchase Price").

            (b) At the Closing, the Buyer shall (i) pay to the Sellers, in immediately available U.S. funds, by wire transfer to an account or accounts designated at least two (2) Business Days in advance by the Sellers, the Purchase Price reduced by the Escrow Amount and (ii) place an amount of funds equal to the Final Remediation Estimate (or, under certain circumstances, $1,000,000 as provided in Section 9.1(g)) plus the Adjustment Escrow Amount (the "Escrow Amount") in an interest-bearing escrow account (the "Escrow Account") pursuant to the terms and conditions of the Escrow Agreement. The Escrow Amount shall constitute a portion of the Purchase Price and not be in addition thereto.

         Section 3.2 Purchase Price Adjustment. (a) Delivery of Accounts Report. Two (2) Business Days prior to the Closing, the Sellers shall deliver to the Buyer a report reflecting the Sellers' good faith estimate of all of the Accounts Receivable and the Accounts Payable as of the Closing Date (the "Accounts Report"). The Accounts Report shall (i) identify the entity to which each Account Receivable and Account Payable pertains, (ii) exclude Accounts Receivable due to any of the Sellers from, and Account Payable owed by any of the Sellers to, any of the other Sellers or from any Affiliate of any of the Sellers and (iii) include an aging schedule for each Account Receivable reflecting, as of the Closing Date, the aggregate amount of the Accounts Receivable outstanding that: (A) would not be past due; (B) would be past due 30 days or fewer; (C) would be past due at least 31 days but no more than 60 days;
(D) would be past due at least 61 days but no more than 90 days; and (E) would be past due more than 90 days. The aggregate dollar amount of the Accounts Receivable and Accounts Payable as evidenced on the Accounts Report shall be determined in a manner consistent with the past practices used in the preparation of the Financial Statements and the aggregate dollar amount of the Accounts Receivable minus the aggregate dollar amount of Accounts Payable shall be referred to herein as the "Accounts Amount."

            (b) Taking of Inventory; Inventory Report. Prior to the third (3rd) Business Day prior to the Closing, the Buyer's accountants and Insilco's accountants shall take a physical inventory of the Inventory, wherever located and, based on this physical inventory, the Buyer's accountants and Insilco's accountants shall continue to monitor the Inventory to estimate the physical inventory as of the Closing Date (the "Inventory Determination"). The Inventory Determination shall be conducted in a manner consistent with the Sellers' past practices of inventory determination and valuation in the preparation of financial statements. At the conclusion of the Inventory Determination, the Sellers shall prepare a report which (i) details, for each type of raw material, work-in-process and finished good within the Inventory, the number of items of such type identified during the Inventory Determination, (ii) sets forth the values established in a manner consistent with the past practices used in the preparation of the Financial Statements for each type of raw material, work-in-process and finished good within the Inventory (the "Inventory Values"),
(iii) multiplies the Inventory Values for each type of raw material, work-in-process and finished good within the Inventory by the number of items of each such type identified in the Inventory Determination (each an "Inventory Category Value") and (iv) determines the aggregate value of the Inventory by adding the Inventory Category Values (the "Inventory Amount").

            (c) Closing Report. At the Closing, the Sellers shall deliver to the Buyer a report ("Sellers' Closing Report") which identifies the Accounts Amount and the Inventory Amount. The sum of the Accounts Amount plus the Inventory Amount set forth in the Sellers' Closing Report shall be referred to herein as the "Estimated Current Asset Amount."

            (d) Closing Adjustment. In the event that (i) the Estimated Current Asset Amount is greater than $17,523,000 (the "Benchmark Current Asset Amount"), the Purchase Price payable at the Closing shall be increased, on a dollar for dollar basis, in an amount equal to the difference between the Benchmark Current Asset Amount and the Estimated Current Asset Amount or (ii) the Estimated Current Asset Amount is less than the Benchmark Current Asset Amount, the Purchase Price payable at the Closing shall be reduced, on a dollar-for-dollar basis, in an amount equal to the difference between the Benchmark Current Asset Amount and the Estimated Current Asset Amount (in each case, a "Closing Adjustment")

            (e) Determination of Final Actual Current Asset Amount. Concurrent with the delivery of the Sellers' Closing Report and until such time as all disputes are resolved pursuant to this Section 3.2(e), the Sellers shall deliver to the Buyer such back-up information as the Buyer shall reasonably request in order to review the calculation of the Accounts Amount and the Inventory Amount. In the event that the Buyer believes that the Sellers' Closing Report overstates the actual Accounts Amount and/or the actual Inventory Amount, in each case as of the Closing Date, the Buyer shall, within ten (10) Business Days after the Closing, advise the Sellers in writing of any objections that the Buyer may have with respect to the Sellers' Closing Report (any such objection shall (x) be set forth in reasonable detail, (y) include supporting calculations and documentation and (z) propose an adjustment to the Estimated Current Asset Amount) (a "CA Objection"). In the event that the Buyer fails to deliver to the Sellers a CA Objection within such ten (10) Business Day period, the Buyer shall be deemed to have accepted and consented to the calculations and determinations made in the Sellers' Closing Report and the calculation of the Estimated Current Asset Amount contained in the Sellers' Closing Report shall be deemed to be the "Final Actual Current Asset Amount." In the event that the Buyer delivers a CA Objection within ten (10) Business Days after the Closing, the Buyer and the Sellers shall utilize commercially reasonable efforts to try to resolve the objections set forth in the CA Objection (the "Disputed Items") within ten (10) Business Days of the Sellers' receipt of a CA Objection (the "Resolution Period"). If the Buyer and the Sellers are unable to resolve the Buyer's objections within the Resolution Period, the Sellers shall refer the Disputed Items to the New York office of PricewaterhouseCoopers LLP or, if such firm is unwilling or unable to serve, the Buyer and the Sellers shall engage the New York office of another internationally known, mutually acceptable accounting firm (PricewaterhouseCoopers LLP or such other firm, the "Arbiter"), in either case within five (5) Business Days of the end of the Resolution Period, to determine how the Disputed Items should be resolved. The Buyer and the Sellers shall use reasonable efforts to cause the Arbiter, within ten (10) Business Days after it is selected, to (y) resolve all of the Disputed Items, based solely upon the provisions of this Agreement, such data as the Arbiter shall request from the Buyer and the Sellers and the presentations by the Buyer, the Sellers and their respective representatives, and not by independent review and (z) recalculate the Estimated Current Asset Amount as of the Closing by giving effect to the Arbiter's resolution of the Disputed Items. In resolving any Disputed Item, the Arbiter: (w) shall consider any information as to the Accounts Amount and the Inventory Amount as of the Closing, (x) shall limit its review to the calculation of the Accounts Amount or the Inventory Amount as of the Closing, (y) shall further limit its review to whether the calculations are mathematically accurate and have been prepared in accordance with the provisions of this Agreement and (z) shall not assign a value to any item greater than the greatest value for such item claimed by a party hereto or less than the smallest value for such item claimed by a party hereto. The calculation by the Sellers and the Buyer or by the Arbiter, as the case may be, of the Current Asset Amount in accordance with this Section 3.2(e) shall be final, conclusive and binding and shall serve as the "Final Actual Current Asset Amount." The fees and expenses of the Arbiter shall be shared equally between the parties.

            (f) Purchase Price Adjustment. On the third Business Day following the date on which the Final Actual Current Asset Amount is determined, the Purchase Price shall be adjusted as follows: in the event that (i) the Final Actual Current Asset Amount is greater than the Estimated Current Asset Amount, the Buyer shall deliver an amount equal to such difference to the Sellers by wire transfer to one or more accounts designated by the Sellers or (ii) the Final Actual Current Asset Amount is less than the Estimated Current Asset Amount, the Buyer shall be entitled to receive from the Adjustment Escrow Amount, pursuant to the Escrow Agreement, an amount equal to such difference; provided, however, that (A) if such difference exceeds the Adjustment Escrow Amount, then the Buyer shall be entitled to receive only the Adjustment Escrow Amount (and the Sellers shall not be obligated to the Buyer for any amount in excess of the Adjustment Escrow Amount) and (B) if such difference is less than the Adjustment Escrow Amount, then after payment to the Buyer of such difference pursuant to this Agreement and the Escrow Agreement any remaining balance of the Adjustment Escrow Amount shall be immediately transferred to the Sellers as provided in the Escrow Agreement, and any amounts in the Subaccounts shall be immediately released to the Sellers.

                                   Article IV
                                   THE CLOSING

         Section 4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. (local time) no later than the fifth
(5th) Business Day following the date on which the conditions set forth in
Article VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place or time as the Buyer and Sellers may mutually agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

         Section 4.2 Deliveries by the Sellers. At or prior to the Closing, the Sellers shall deliver the following to the Buyer:

            (a) the Bill of Sale, duly executed by the Sellers, for the personal property included in the Purchased Assets;

            (b) all consents, waivers or approvals obtained by the Sellers with respect to the Purchased Assets, the transfer of the Transferable Permits and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

            (c) the certificates contemplated by Section 8.2(b);

            (d) the Assumption Agreement and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the Buyer all of the Sellers' right, title and interest in, to and under all of the Purchased Assets, in accordance with this Agreement;

            (e) the Escrow Agreement, duly executed by the Sellers;

            (f) the Sellers' Remediation Estimate; and

            (g) the Sellers' share of the cost of the Sellers' Consultant pursuant to Section 7.13(a) to the extent the Sellers have not already paid such amount.

         Section 4.3 Deliveries by the Buyer. At or prior to the Closing, the Buyer shall deliver the following to the Sellers:

            (a) an amount of cash equal to the Purchase Price less the Escrow Amount by wire transfer of immediately available U.S. funds to an account or accounts designated by the Sellers;

            (b) certified copies of the governing documents of the Buyer, each as in effect as of the Closing;

            (c) certified copies of the resolutions duly adopted by the Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

            (d) the Assumption Agreement with respect to the Assumed Liabilities and Assumed Agreements, duly executed by the Buyer;

            (e) the certificate contemplated by Section 8.3(b);

            (f) the Escrow Agreement, duly executed by the Buyer;

            (g) the Escrow Amount pursuant to Section 3.1(b); and

            (h) the Buyer's share of the cost of the Sellers' Consultant pursuant to Section 7.13(a) to the extent the Buyer has not already paid such amount.

         At or prior to the Closing, the Buyer shall deliver to the parties to the applicable Assumed Agreements or to the Sellers, as the case may be, an amount of cash equal to the Total Cure Payments by wire transfer of immediately available U.S. funds to an account or accounts designated by such parties.

                                   Article V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERs

         The Buyer specifically acknowledges and agrees to the following with respect to the representations and warranties of the Sellers:

            (a) The Buyer has conducted its own due diligence investigations of the Business.

            (b) Except when the context otherwise requires, the Sellers make no representations or warranties in this Article V with respect to the Excluded Assets or the Excluded Liabilities.

         As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers represent and warrant to the Buyer as follows:

         Section 5.1 Organization; Qualification. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets owned, leased or operated by it, and to carry on the Business as is now being conducted, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect. As related to the operation of the Business, each Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in each case in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

         Section 5.2 Authority Relative to This Agreement. Each Seller has all corporate power and, upon entry and effectiveness of the Sale Order, authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors or other similar governing body of each Seller and no other corporate proceedings on the part of any Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Upon entry and effectiveness of the Sale Order, this Agreement has been duly and validly executed and delivered by the Sellers, and assuming that this Agreement constitutes a valid and binding agreement of the Buyer, and subject to the entry and effectiveness of the Sale Order, constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 5.3 Consents and Approvals; No Violation. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, and except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by the Sellers nor the sale by the Sellers of the Purchased Assets pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws (or other similar governing documents) of any Seller; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made, except (i) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement or (ii) for those requirements which become applicable to a Seller as a result of the specific regulatory status of the Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyer (or any of its Affiliates) is or proposes to be engaged; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which a Seller is a party or by which a Seller or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Seller, or any of its assets, which violation would have a Material Adverse Effect.

         Section 5.4 Financial Statements and Reports. (a) Schedule 5.4(a) includes true and complete copies of: (i) the unaudited consolidated balance sheets of the Business as of December 31, 1999, 2000 and 2001, and the related unaudited consolidated statements of operations and cash flow for the years ended December 31, 1999, 2000 and 2001 (the "Unaudited Annual Financial Statements") and (ii) the unaudited consolidated balance sheet of the Business as of June 30, 2002 (the "Balance Sheet"), and the related unaudited consolidated statement of operations and cash flows of the Business for the six
(6) month periods ended June 30, 2001 and 2002 (the "Unaudited Interim Financial Statements" and, together with the Unaudited Annual Financial Statements, the "Financial Statements").

            (b) The Financial Statements present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods included therein. The Financial Statements are a component of the consolidated financial statements of Insilco and ITI.

         Section 5.5 Purchased Assets. At the Closing, the Buyer shall acquire all of the Sellers' right, title and interest in, to and under (subject to such being assumed and assigned in accordance with Section 2.5), all of the Purchased Assets, in each case free and clear of all Encumbrances, except for Closing Encumbrances. The Purchased Assets are in working order, reasonable wear and tear excepted.

         Section 5.6 Owned Real Property. (a) Schedule 5.6(a) lists, as of the date of this Agreement, the street address of each parcel of Owned Real Property and the current owner of each parcel of Owned Real Property.

            (b) Except as set forth on Schedule 5.6(b), none of the Sellers is in material violation of any law, rule, regulation, ordinance or judgment of any Governmental Authority (including, without limitation, any building, planning or zoning law) relating to any of the Owned Real Property. The Sellers have made available to the Buyer true and complete copies of each deed for each parcel of Owned Real Property and all the title insurance policies, title reports, surveys, title documents and other documents relating to or otherwise affecting the Owned Real Property as it relates to the Business. The Sellers are in peaceful and undisturbed possession of each parcel of Owned Real Property and, except as set forth on Schedule 5.6(b), have good and marketable title thereto, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Owned Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Owned Real Property are adequate for the conduct of the Business as currently conducted. There are no material latent defects or material adverse physical conditions affecting the Owned Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Owned Real Property. Except as set forth on Schedule 5.6(b), no Seller has leased or subleased any parcel or any portion of any parcel of Owned Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement.

            (c) No improvements on the Owned Real Property and none of the current uses and conditions thereof violate any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Owned Real Property, other than those which are transferable with the Owned Real Property, are required by any Governmental Authority having jurisdiction over the Owned Real Property.

         Section 5.7 Leased Real Property. (a) Schedule 5.7(a) lists, as of the date of this Agreement, the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property. No real property other than the Owned Real Property and the Leased Real Property is used by the Sellers in the Business as currently conducted. The Sellers have a valid leasehold interest in the Leased Real Property free and clear of all liens, claims, charges, options, rights of tenants, security interest and mortgages, other than Permitted Encumbrances. Each of the leases on Schedule 5.7(b) is in full force and effect and constitutes a legal, valid and binding obligation of the applicable Seller, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity, and, to the Knowledge of the Sellers, there is not a default, arrearage or unpaid obligation, including taxes, common area charges or the like which is due and owing with respect to such leases beyond any applicable grace period. To the Knowledge of the Sellers, no proceeding has been instituted against a Seller to evict or remove a Seller from the Leased Real Property.

            (b) Schedule 5.7(b) sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, except as otherwise set forth on Schedule 5.7(b), no Seller has exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

            (c) The rental payment set forth in each lease or sublease of the Leased Real Property is the actual rent being paid, and there are no separate agreements or understandings with respect to the same. Each Seller has the full right to exercise its respective Options contained in the respective leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

         Section 5.8 Environmental Matters. Except (i) as disclosed on Schedule 5.8, (ii) with respect to the Site (with respect to which the Sellers make no representation) and (iii) except as would not reasonably be expected to have a Material Adverse Effect:

            (a) the Sellers have not generated, manufactured, stored, transported, treated, recycled, disposed of or otherwise handled, in any way, any material quantities or concentrations of Hazardous Substances in violation of any applicable Environmental Law on any of the Owned Real Property or Leased Real Property during the period of the Sellers' ownership or control of such Owned Real Property or Leased Real Property;

            (b) to the Knowledge of the Sellers, there has not occurred and there is not occurring a release or unlawful discharge of Hazardous Substances into the environment resulting from the operation of the Business on any of the Owned Real Property or Leased Real Property during the period of the Sellers' ownership or control of such Owned Real Property or Leased Real Property;

            (c) to the Knowledge of the Sellers, there are no and there have been no underground storage tanks or any open dumps, landfills or surface impoundments on any of the Owned Real Property or Leased Real Property during the period of Insilco's ownership or control of such Owned Real Property or Leased Real Property;

            (d) the Sellers hold, and are, and have been, in compliance with, all material permits, licenses and governmental authorizations required for the Sellers to conduct the Business under applicable Environmental Laws ("Environmental Permits"), and the Sellers are otherwise in compliance with applicable Environmental Laws with respect to the Business and the Purchased Assets;

            (e) none of the Sellers has received any written notice that it is a potentially responsible party under CERCLA or any similar state law with respect to the Business or the Purchased Assets;

            (f) none of the Sellers has entered into or agreed to any consent decree or order, or other binding agreement with a Governmental Authority and none of the Sellers is subject to any outstanding judgment, decree, or judicial or administrative order relating to compliance with or liability under any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law relating to the Business or the Purchased Assets; and

            (g) to the Knowledge of the Sellers, there are no claims, actions or proceedings under or relating to Environmental Laws pending or, to the Knowledge of the Sellers, threatened against or relating to the Sellers, the Purchased Assets, or the Business.

         The representations and warranties made in this Section 5.8 are the Sellers' exclusive representations and warranties relating to any environmental matters, including any arising under any Environmental Laws.

         Section 5.9 Employees, ERISA and Benefit Plans. (a) Each of the individuals listed in Schedule 5.9(a) (collectively, the "Sellers' Employees", and individually, the "Employee") is employed as of the date of this Agreement by the Sellers in connection with the conduct and performance of the Business and the Sellers' Employees are the only people employed in connection with the conduct and performance of the Business. There are no existing individual employment and/or consulting agreements related to the Business except as may be listed on said Schedule 5.9(a).

            (b) There are no existing plans, programs, Contracts, bonus or incentive programs, profit sharing or pension plans, stock option plans, stock appreciation rights, deferred compensation agreements, severance pay plans (other than for payment of accrued vacation compensation), post-retirement medical benefit or other post-retirement benefit and employee benefit plans within the meaning of ERISA, pertaining to or benefiting any Employee that are effective as of the date of this Agreement or that will become effective prior to the Closing except as set forth in Schedule 5.9(b).

               (i) Schedule 5.9(b) contains a complete list of all of the plans, funds, programs, contracts, policies, arrangements, or understandings, written or unwritten, sponsored or maintained by the Sellers in relation to the Business pursuant to which any covered employee (or any dependent or beneficiary of any covered employee) might be or become entitled to: (A) pension, profit-sharing, 401(k), retirement, deferred compensation or stock bonus benefits; (B) severance or separation from service benefits; (C) incentive, performance, stock, share appreciation or bonus awards; (D) medical, dental or other health benefits; (E) disability income or wage continuation benefits; (F) supplemental unemployment benefits; (G) life insurance, death or survivor's benefits; (H) accrued sick pay or vacation pay; (I) any benefit offered under any arrangement that is an "employee benefit plan" within the meaning of section 3(3) of ERISA; or (J) any other benefits offered through any arrangement to which the Sellers are a party or by which the Sellers are bound (collectively, the "Employee Plans", and individually, an "Employee Plan"). For purposes of this Section 5.9, the term "covered employee" shall mean and include with respect to the Business each Employee, former Employee, director or former director of the Sellers.

               (ii) Each Employee Plan (other than any multi-employer plan, as that term is defined in section 4001(a)(3) or section 3(37) of ERISA, or any multi-employer health and welfare plan pursuant to a collective bargaining agreement related to the Business (collectively, the "Union Plans", and individually, a "Union Plan")) and all fiduciaries of each such plan are in compliance with all terms of such plans, with the applicable requirements of ERISA, the Code, and all other applicable laws governing such plans as they affect the Sellers, the covered employees, any person claiming under or through any covered employee, and such plans and fiduciaries and service providers thereto, including but not limited to the Age Discrimination in Employment Act (ADEA), Americans with Disabilities Act (ADA), Family and Medical Leave Act (FMLA), Title VII of the Civil Rights Act of 1964, COBRA and The Health Insurance Portability and Accountability Act of 1996 (HIPAA). Further, such compliance shall include, but not be limited to, the notice requirements of COBRA and HIPPA and the requirements to provide continuation coverage under COBRA with respect to the group health plans identified in Schedule 5.9(b) attached hereto.

               (iii) All required reports and descriptions (including Form 5500
            Annual Reports, Summary Annual Reports, PBGC-1 forms and Summary Plan Descriptions and Summaries of Material Modifications) have been filed or distributed in all material respects with respect to each Employee Plan (other than any Union Plan) in accordance with ERISA, the Code and any other applicable legal requirements.

               (iv) All contributions, premiums and other payments (including all employer contributions and employee salary reduction contributions) that are due under each Employee Plan have been contributed to (or paid with respect to) each such Employee Plan and all contributions for any period ending on or before the Closing Date which are not yet due under each Employee Plan have been contributed to (or paid with respect to) each such Employee Plan or accrued in accordance with the past custom and practice of the Sellers.

               (v) Except as set forth on Schedule 5.9(b), no Employee Plan
            (other than any Union Plan) has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of Code section 412 or section 302 of ERISA; there is no projected funding deficiency with respect to any such plans; and there has been no prohibited transaction under the Code or ERISA with respect to any such plan. The Sellers have not provided and are not required to provide security to any such plan pursuant to section 401(a)(29) of the Code.

               (vi) Except as set forth in Schedule 5.9(b), the Sellers do not currently contribute to and are not obligated to contribute to and have not at any time been obligated to contribute to, any Union Plan or a multiple employer plan in relation to the Business as described in section 4064(a) of ERISA.

               (vii) With respect to each multi-employer plan, as that term is defined in section 4001(a)(3) or section 3(37) of ERISA, in which the Sellers or any ERISA Affiliate participates or has participated in relation to the Business (A) neither the Sellers nor any ERISA Affiliate has withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability; (B) neither the Sellers nor any ERISA Affiliate has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax or that any such plan is or may become insolvent; (C) none of the Sellers nor any ERISA Affiliate has failed to make any required contributions; (D) to the Knowledge of the Sellers, no such plan is a party to any pending merger or asset or liability transfer; (E) to the Knowledge of the Sellers, there are no PBGC proceedings against or affecting any such plan; and (F) none of the Sellers nor any ERISA Affiliate has incurred any withdrawal liability under section 4201 of ERISA to any such plan as of the date this Agreement is signed.

               (viii) Schedule 5.9(b) includes for each multi-employer plan, as of its last valuation date, the amount of potential withdrawal liability of the Sellers and ERISA Affiliates, calculated according to the information made available pursuant to Section 4221(e) of ERISA and identifies the specific obligor. To the best Knowledge of the Sellers, nothing has occurred or is expected to occur that would materially increase the amount of the total withdrawal liability of a specified obligor for any such plan over the amount shown in
            Schedule 5.9(b).

               (ix) Except as set forth in Schedule 5.9(b), no Employee Plan
            (other than any Union Plan) that is an employee pension benefit plan within the meaning of section 3(2) of ERISA has been completely terminated or been the subject of a reportable event within the meaning of section 4043 of ERISA as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such employee pension benefit plan has been instituted or threatened.

               (x) Except as set forth on Schedule 5.9(b), any Employee Plan that is an employee pension benefit plan within the meaning of section 3(2) of ERISA (other than any Union Plan) is fully funded on a termination basis in accordance with all the methods, factors and assumptions required for such determination under the applicable requirements of Title IV of ERISA and the Code. Except as set forth in Schedule 5.9(b), no liability under Title IV of ERISA (other than PBGC premium payments) has been or is expected to be incurred by the Sellers in relation to the Business with respect to any on-going, terminated or frozen "single employer plan" within the meaning of section 4001(a)(15) of ERISA.

               (xi) Except as set forth in Schedule 5.9(b), the Sellers have no obligations in relation to the Business under any employee benefit plans within the meaning of section 3(3) of ERISA to provide benefits, including death or medical benefits, with respect to covered employees beyond their retirement or other termination of service (or their dependents or beneficiaries) other than (A) coverage mandated by Part 6 of Title I of ERISA or section 4980B of the Code, (B) retirement or death benefits under any employee pension benefit plan (within the meaning of section 3(2) of ERISA) or various life insurance programs, or (C) disability, benefits under any employee welfare plan that have been fully provided for by insurance or otherwise.

               (xii) As to any Employee Plan identified in Schedule 5.9(b),
            (other than any Union Plan) all of the following are true:

                  (a) all legal requirements have been materially observed with respect to the operation thereof and all material reporting and disclosure requirements have been timely satisfied;

                  (b) there is no claim or demand by any covered employee (or beneficiary or dependent of any covered employee) for benefits, except those benefits pending payment or satisfaction in the ordinary course of the Employee Plan's operation; and

                  (c) there is no litigation, legal action, suit, investigation, claim, counterclaim or proceeding pending or threatened against or with respect to any of the Employee Plans.

               (xiii) with respect to all of the Employee Plans, Sellers have delivered to Buyer true and complete copies of each Employee Plan, each Employee Plan summary plan description, the last two actuarial valuations for any pension plan, the most recent Form 5500 Annual Report, and all trust agreements, insurance contracts, and other funding arrangements with respect to the Employee Plans and, except as set forth in Schedule 5.9(b), represent that no written contract with any insurer or administrator exists with respect to any Employee Plan.

            (c) To the Sellers' Knowledge, the Sellers are not delinquent in the payment to any of the Sellers' Employees of any wage, salary or other compensation due for any services performed for or on behalf of the Sellers as of the date of this Agreement, and shall be current with respect to any such payments as may be required therefrom at the time of the Closing.

            (d) The current number of Sellers' Employees has been sufficient to and to the Knowledge of the Sellers shall be sufficient at the time of the Closing as is reasonably necessary to operate the Business.

            (e) Except as set forth in Schedule 5.9(e), none of SSCo., EFI or EFI Metal is aggregated with another organization other than SSCo., EFI or EFI Metal and treated as a single person within the meaning of the rules applicable to controlled groups of corporations, trades or businesses under common control or affiliated service groups as provided in section 414 of the Code or section 4001(a)(14) of ERISA.

         Section 5.10 Certain Contracts and Arrangements. Except for contracts, agreements, personal property leases, service agreements, customer agreements, commitments, understandings or instruments which (a) are listed on Schedule 5.7(b) or Schedule 5.10, or (b) have been entered into in the ordinary course of business and do not involve payment by any Seller in excess of $50,000 individually, the Sellers are not, as of the date hereof, a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to the Business or the Purchased Assets.

         Section 5.11 Legal Proceedings and Judgments. Except as set forth on
Schedule 5.11 and except with respect to actions commenced in the Chapter 11 Cases, there are no claims, actions, proceedings or investigations pending in relation to the Business or, to the Knowledge of the Sellers, threatened against or relating to any Seller before any court or other Governmental Authority acting in an adjudicative capacity. Except as set forth on Schedule 5.11, the Sellers are not subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or other Governmental Authority applicable to the Business.

         Section 5.12 Permits. The Sellers have all permits, certificates, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws (which are addressed in Section 5.8), necessary for the operation of the Business as presently conducted (collectively, "Permits"), except where the failure to have such Permits would not have a Material Adverse Effect. Schedule 5.12 sets forth a list of all material Permits and Environmental Permits held by the Sellers as of the date hereof and necessary for the operation of the Business as presently conducted.

         Section 5.13 Compliance with Laws. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, to the Knowledge of the Sellers, the Sellers are in compliance with all Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any Governmental Authority applicable to the Business, except for violations which do not have a Material Adverse Effect.

         Section 5.14 Taxes. Except as set forth on Schedule 5.14, all material Tax Returns with respect to sales, use and property Taxes relating to the Business or the Purchased Assets required to be filed by or on behalf of the Sellers have been filed in a timely manner, and all material Taxes shown to be due on such Tax Returns have been paid in full. The Sellers have not received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment of any sales, use or property Taxes relating to the Business, which notice has not been satisfied by payment or been withdrawn, and there are no claims relating to the Business that have been asserted or threatened relating to such Taxes against the Sellers. Except as set forth on
Schedule 5.14, there are no agreements for the extension of time for the assessment of any such Taxes relating to the Business of the Sellers.

         Section 5.15 Intellectual Property. Schedule 5.15 attached hereto sets forth all of the following that are included in the Intellectual Property and are material to the Business: (a) patents and patent applications; (b) registered trademarks, trade names, service marks and applications therefor and Internet domain names; and (c) registered copyrights and applications therefor. Except as set forth on Schedule 5.15, to the Knowledge of the Sellers, the Sellers own and have the right to use all of the Intellectual Property and Licensed Intellectual Property, and to the Knowledge of the Sellers, the Sellers possess all Licensed Intellectual Property from third parties necessary for the operation of the Business as presently conducted, free and clear of all Encumbrances (other than the Permitted Encumbrances). To the Knowledge of the Sellers, (a) all rights of Sellers with respect to Intellectual Property are valid, subsisting and enforceable and (b) no claim has been asserted to the Sellers that the use of the Intellectual Property infringes or may infringe the intellectual property rights of any third party.

         Section 5.16 Labor and Employment Matters. Except as set forth in
Schedule 5.16 attached hereto, there are no unions or collective bargaining units that represent the Sellers' Employees, and none of the Sellers is a party to any collective bargaining agreement with any union or collective bargaining unit respecting the Sellers' Employees. There has not been, there is not presently pending or existing, and to the Sellers' Knowledge, there is not threatened (i) any union organizing or election activities, labor disputes, strikes, employee grievances, work stoppages or similar actions involving the Sellers' Employees or (ii) any proceeding against or affecting the Sellers relating to the alleged violation of any material legal requirement pertaining to labor relations or employment matters. The Sellers have complied in all material respects with all legal requirements relating to employment, equal employment opportunity, non-discrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings in connection with the Business. The Sellers are not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, relating to the Business for failure to comply with any material legal requirement.

         Section 5.17 Brokers. Except for Gleacher Partners LLC, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Sellers or any of their Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers. Such fees shall be paid in full by the Sellers.

         Section 5.18 Accounts Receivable. All Accounts Receivable of the Sellers as reflected on the Financial Statements were incurred in the normal course of business and represent arm's length sales actually made in the ordinary course of business.

         Section 5.19 Overlapping Assets. Schedule 5.19 sets forth a list of (a) the Purchased Assets ("Buyer's Overlapping Assets") which are used in the operation of the Sellers' businesses other than the Business (the "Sellers' Retained Business") and the nature of the usage by the Sellers' Retained Business of Buyer's Overlapping Assets and (b) the assets not included in the Purchased Assets ("Sellers' Overlapping Assets") which are used in the operation of the Business and the nature of the usage by the Business of Sellers' Overlapping Assets.

         Section 5.20 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF THEIR ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE V, THE BUYER IS PURCHASING THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SELLERS MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As an inducement to each Seller to enter this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to each Seller as follows:

         Section 6.1 Organization. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         Section 6.2 Authority Relative to This Agreement. The Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the members of the Buyer and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer, and assuming that this Agreement constitutes a valid and binding agreement of the Sellers, constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 6.3 Consents and Approvals; No Violation. Subject to the entry of the Sale Order, neither the execution and delivery of this Agreement by the Buyer nor the purchase by the Buyer of the Purchased Assets and the assumption by the Buyer of the Assumed Liabilities and Assumed Agreements pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the governing documents of the Buyer; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not been otherwise obtained or made; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which the Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         Section 6.4 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to the knowledge of the Buyer, threatened against or relating to the Buyer before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby.

         Section 6.5 Brokers. Except for Desrosier and Company, Incorporated, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

         Section 6.6 Buyer Financing. As of the date of this Agreement and on the Closing Date, the Buyer has and will have funds sufficient to pay the Purchase Price and all of its fees and expenses incurred in connection with the transactions contemplated hereby, including the Total Cure Payments and the Cure Amounts as well as any applicable transfer Taxes.

                                  Article VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business. (a) Except as described on Schedule
7.1 and except as required by the Bankruptcy Court, the Bankruptcy Code, and any order or agreement relating to the use of cash collateral or post-petition financing, during the period commencing on the date of this Agreement and ending on the Closing Date, the Sellers shall (i) operate the Business in the usual, regular and ordinary course, (ii) other than as permitted in writing by the Buyer, preserve in all material respects the Business, its employees and its operations, and (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Sellers' status as debtors under chapter 11 of the Bankruptcy Code.

            (b) Prior to the Closing Date, the Sellers shall not, without the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed) create, incur, assume or suffer to exist any material Encumbrance upon the Purchased Assets, other than (i) Permitted Encumbrances, (ii) the liens in favor of the Prepetition Agent under the Prepetition Credit Agreement and post-petition liens granted pursuant to the post-petition cash collateral orders, and (iii) those incurred in the ordinary course of business. Prior to the Closing Date, without the prior written consent of the Buyer, the Sellers shall not sell, lease (as lessor), transfer or otherwise dispose of, any of the Purchased Assets.

         Section 7.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, the Sellers shall, during ordinary business hours, upon reasonable notice (i) give the Buyer and the Buyer's Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the Purchased Assets to which the Buyer is not denied access by law, (ii) permit the Buyer to make such reasonable inspections thereof as the Buyer may reasonably request, (iii) furnish the Buyer with such financial and operating data and other information with respect to the Business as the Buyer may from time to time reasonably request, (iv) furnish the Buyer a copy of each material report, schedule or other document filed with the SEC by the Sellers with respect to the Business; provided, however, that (A) any such access shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business, (B) no Seller shall be required to take any action which would constitute a waiver of the attorney-client privilege and (C) no Seller need supply the Buyer with any information which a Seller is under a legal obligation not to supply, including customer-specific costing and pricing information. Notwithstanding anything in this Section 7.2(a) to the contrary, the Buyer shall not have access to any of the Employee Records or other personnel and medical records, which in the Sellers' good faith judgment are sensitive or the disclosure of which could subject the Sellers to any risk of liability.

            (b) The Buyer and the Sellers acknowledge that the Buyer and Insilco are bound by the Confidentiality Agreement. All information furnished to or obtained by the Buyer or any of the Buyer's Representatives or the Sellers or any of the Sellers' Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement. Furthermore, the Buyer acknowledges that the Sellers or the Sellers' Representatives may furnish Confidential Information to counsel for the Creditors' Committee and to the Prepetition Agent and their respective counsel, subject to the provisions of the Confidentiality Agreement.

            (c) Between the Closing Date and the later of (x) the third anniversary of the Closing Date and (y) the date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases, or if converted to a case under chapter 7 of the Bankruptcy Code, an order of the Bankruptcy Court closing such case, the Sellers and their representatives shall have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all information pertaining to the Assumed Agreements, all Employee Records or other personnel and medical records required by law, legal process or subpoena, in the possession of the Buyer to the extent that such access may reasonably be required by the Sellers in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyer or its Affiliates, (ii) the Buyer shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) the Buyer need not supply the Sellers with any information which the Buyer is under a legal obligation not to supply. The Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to this Section 7.2(c). If the Buyer shall desire to dispose of any such books and records upon or prior to the expiration of such period, the Buyer shall, prior to such disposition, give the Sellers a reasonable opportunity at the Sellers' expense, to segregate and remove such books and records as the Sellers may select. Furthermore, the Buyer acknowledges that the Sellers shall have reasonable access to all Transferred Employees with respect to the litigation matters set forth on Schedule 2.2(d) and Schedule 5.11 for so long as such matters are pending. In addition to the foregoing, the Buyer agrees to maintain the Employee Records in its possession for a period of three (3) years after the Closing Date and to give former and current employees of the Sellers reasonable access to such Employee Records during such period.

            (d) the Sellers shall furnish the Buyer with a list of each Employee which includes: (i) the name of such Employee, (ii) the job title of each Employee, (iii) the current annual compensation (including bonuses or incentive compensation) of each Employee, (iv) unused personal time off (including without limitation vacation and sick time), (v) date of hire (with indication of any break in service), (vi) any increases or other benefits required by any agreement or understanding with any Employee; and (vii) a description of any formal or informal understanding concerning any Employee's rights to continue to receive compensation and/or other benefits during any period in which such Employee is not performing any services for the Sellers.

         Section 7.3 Expenses. Except to the extent specifically provided herein or in the Sale Order, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

         Section 7.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets in accordance with this Agreement, including using reasonable best efforts to ensure timely satisfaction of the conditions precedent to each party's obligations hereunder. No Seller, on the one hand, nor the Buyer, on the other hand, shall, without the prior written consent of the other parties hereto, take any action which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement. From time to time on or after the Closing Date, the Sellers shall, at the Buyer's expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively vest in the Buyer the Sellers' title to the Purchased Assets, subject only to Closing Encumbrances. From time to time after the date hereof, the Buyer shall, at the Seller's expense, execute and deliver such documents to the Sellers as the Sellers may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

            (b) In the event that any Purchased Asset shall not have been conveyed to the Buyer at the Closing, the Sellers shall, subject to Section 7.4(c), use their reasonable best efforts to convey such Purchased Asset to the Buyer as promptly as is practicable after the Closing.

            (c) To the extent that a Seller's rights under any Assumed Agreement may not be assigned without the consent of another Person and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and such Seller shall use reasonable best efforts (without being required to make any payment to any third party or to incur any economic burden), taking into account such Seller's status as a debtor under Chapter 11 of the Bankruptcy Code, to obtain any such required consent(s) as promptly as reasonably possible unless failure to obtain such consent would not have a Material Adverse Effect. The Buyer agrees to fully cooperate with such Seller in its efforts to obtain any such consent (including the submission of such financial or other information concerning the Buyer and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the payment of the Total Cure Payments and Cure Amounts required under Section 2.5 of this Agreement). In the event that the Sellers are unsuccessful in obtaining such consents in accordance with this
Section 7.4(c), then the Sellers shall pay to Buyer the Cure Amounts attributed to such Assumed Agreement on Exhibit A.

         Section 7.5 Public Statements. The Sellers and the Buyer shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that the parties may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by law or by the rules or regulations of any securities exchange and to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures of Confidential Information.

         Section 7.6 Governmental Authority Consents and Approvals. (a) [Intentionally Omitted.]

            (b) Governmental Authority Approvals. The Sellers and the Buyer shall each use their reasonable best efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation (collectively, the "Regulatory Approvals"). In connection with any Regulatory Approvals, neither the Buyer nor any Seller will, and each of them will use its reasonable best efforts not to, cause or permit any of its officers, directors, partners or other Affiliates to, take any action that could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

            (c) Cooperation. Each party (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby, and any filing, notification or request for approval made in connection herewith and (ii) shall permit the other party to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, each of the Sellers and the Buyer shall not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval unless it consults with the other party in advance and, to the extent permitted by any such Governmental Authority, gives the other party the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, each of the Sellers and the Buyer shall furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval. The Sellers and the Buyer shall also furnish the other party with such necessary information and assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registration, or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval. The Sellers and the Buyer shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective reasonable best efforts to obtain the grant thereof as soon as possible.

         Section 7.7 Tax Matters. (a) Cooperation on Tax Matters. The Buyer and the Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including access to books and records) as is reasonably necessary for the preparation and filing of all Tax Returns in connection with matters relating to or affected by the operations of the Sellers prior to the Closing, including the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. The Sellers and the Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or the Business.

            (b) Transfer Taxes. All excise, sales, use, transfer, value-added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Buyer. The Buyer shall, at its own expense, timely pay and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable law, the Sellers shall join in the execution of any Tax Returns and other documentation at the Buyer's request.

            (c) No Withholding. The Buyer shall pay the Purchase Price free and clear of withholding or deduction for any Taxes.

            (d) FIRPTA Certification. The Sellers shall deliver to the Buyer a certification establishing an exemption from withholding under Section 1445 of the Code in accordance with the Treasury Regulations thereunder.

            (e) Allocation of Purchase Price. Within two (2) days after the final determination of the Purchase Price pursuant to Section 3.2, the sum of the Purchase Price and the Assumed Liabilities shall be allocated by the Buyer among the Purchased Assets as of the Closing Date in accordance with Exhibit E. Any subsequent adjustments to the Purchase Price or the amount of Assumed Liabilities shall be reflected in a manner consistent with Exhibit E and with the Treasury Regulations under Section 1060 of the Code. The Buyer and the Sellers agree to cooperate in connection with the preparation and filing of Internal Revenue Service Form 8594. For all Tax purposes, the Buyer and the Sellers agree that the transactions contemplated by this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the allocation under Exhibit E, and that neither of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

            (f) Allocation of Taxes. For purposes of Section 2.3(c), the Buyer shall be liable for and shall be allocated all Taxes in respect of the Purchased Assets with respect to taxable periods (or portions thereof) that end after the Closing Date. For this purpose, Taxes that are payable with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period beginning on the day following the Closing Date and allocated to the Buyer shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction the numerator of which is the number of days in the portion of such taxable period that begins on the day following the Closing Date and the denominator of which is the number of days in the entire taxable period.

         Section 7.8 Employees. (a) Prior to the Closing, the Buyer shall make offers of employment to all employees of the Business set forth on Schedule 7.8(a) and shall provide the Sellers with the general terms of such offers. Each employee represented by a union ("Union Employee") who accepts the Buyer's offer of employment pursuant to this Section 7.8(a) shall be referred to herein as a "Union Transferred Employee". Each employee not represented by a union ("Non-Union Employee") who accepts the Buyer's offer of employment pursuant to this Section 7.8(a) shall be referred to herein as a "Non-Union Transferred Employee". (Union

Transferred Employees and Non-Union Transferred Employees together shall be referred to herein as "Transferred Employees".)

               (i) Non-Union Employees. Except as provided otherwise in Section
            7.8(b) and Section 7.8(c), each such offer shall provide for comparable compensation, incentives and benefits in the aggregate and shall be for employment in an equivalent position and at the same primary work location, as such Non-Union Employee enjoyed as of the date hereof.

               (ii) Union Employees. Each such offer shall be for employment in the same position and at the wage rate, hours and other terms and conditions of employment provided in the modified version of the CBA between the Buyer and the Union dated December 6, 2002 (the "Modified CBA"), a copy of which shall be provided to the Sellers at least seven (7) days prior to Closing.

            (b) The Buyer shall cause all Non-Union Transferred Employees as of the Closing Date to be eligible to participate in the Buyer's employee benefit plans, programs and arrangements (collectively, the "Buyer Plans"), provided that (i) except as otherwise provided in this Section 7.8, nothing herein shall prevent the Buyer from terminating the employment of any such Non-Union Transferred Employee or modifying or terminating such plans from time to time, and (ii) all Non-Union Transferred Employees and their dependents shall be covered immediately after the Closing under any such plan that is a group health plan of the Buyer subject to Part 6 of Title I of ERISA.

            (c) Effective as of the Closing Date, or, if later, as of the date Sellers cease to maintain a group health plan subject to COBRA, the Buyer will provide COBRA continuation coverage as required under COBRA for those qualified beneficiaries who are Transferred Employees, and any other qualified beneficiary with respect to a covered Employee of the Sellers, provided such qualified beneficiary is an "M & A qualified beneficiary" as defined in Treasury Regulation Section 54.4980-9 Q&A 4(a) (or any successor regulation thereto) with respect to the transactions contemplated herein. Such coverage shall continue only to the extent required under COBRA and shall be comparable to that provided with respect to employees of the Buyer. Sellers shall be responsible for providing COBRA benefits to Employees and their dependents who incur a qualifying event prior to or in connection with the transaction contemplated herein and shall continue such benefits until such date as Buyer is responsible for providing COBRA coverage pursuant to this paragraph.

            (d) (i) The Buyer shall not (1) have or assume any liability, responsibility or duty with respect to any Employee Plans or (2) adopt or maintain any of the Employee Plans, and (ii) obligations, responsibilities, liabilities and losses associated with any Employee Plans shall be the sole responsibility of the Sellers and any ERISA Affiliates. The Buyer shall not be responsible for any aspect of the administration of any Employee Plan after the Closing.

            (e) The Buyer shall be responsible for any obligation of the Sellers in respect of any Employee or former employee of the Business or any other Person under the Worker Adjustment Retraining and Notification Act of 1988 or any state or local equivalent (collectively,

"WARN"), which arises out of actions taken or not taken by the Buyer on or after the Closing Date.

            (f) As of the Closing Date, the Buyer shall, prospectively, assume the Modified CBA.

            (g) The Buyer shall assume the vacation and sick day accrual obligations of the Sellers with respect to Transferred Employees but shall require that Transferred Employees shall only have the right to such accrued vacation and sick days as days off with pay. To the extent that any Transferred Employees terminate their employment with the Buyer, such terminating Transferred Employees shall not be permitted to receive any cash compensation for those accrued but unused vacation and sick days.

         Section 7.9 Litigation Support. In the event and for so long as any party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers, the other party will use reasonable efforts to cooperate with the contesting or defending party and its counsel in the contest or defense and provide such testimony and access to its books and records and such other assistance as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. In the event that the Sale Order is the subject of an appeal, the Buyer and the Sellers agree to use reasonable best efforts to seek an expedited review and decision of such appeal and to seek the dissolution of any stay which might be entered in connection with such an appeal; provided that each party shall bear the cost of complying with this sentence as it relates to any appeal and the dissolution of any stay in connection therewith.

         Section 7.10 Notification. The Sellers shall notify the Buyer and keep it advised of the occurrence, to the Knowledge of the Sellers, of (a) any litigation or administrative proceeding pending or threatened against any Seller and (b) any material damage or destruction of any of the Purchased Assets. The Buyer shall notify and keep the Sellers advised of the occurrences of any event or occurrence which could reasonably be expected to materially adversely affect the Buyer's ability to consummate the transactions contemplated hereby.

         Section 7.11 Submission for Bankruptcy Court Approval. (a) On the Petition Date (or as soon thereafter as is reasonably practicable), the Sellers shall file a motion or motions and supporting papers (including, a form of order substantially in the form of the Bidding Procedures Order) seeking (i) the entry of an order by the Bankruptcy Court approving the Overbid Procedures and granting related relief (substantially in the form of Exhibit F hereto, the "Bidding Procedures Order") and (ii) approval of this Agreement and supporting papers (including the Sale Order) seeking entry of the Sale Order, all in a form and substance reasonably acceptable to the Buyer. The Bidding Procedures Order and the Sale Order may, at the Sellers' option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Buyer. All parties hereto shall use their commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefor. The Sellers shall give appropriate notice under the

Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

            (b) The Sellers shall include in the motion seeking approval of the Bidding Procedures Order a request for approval of the Termination Payments that may become payable under Section 7.12(e) and of the Liquidated Damages that may become payable under Section 9.3.

            (c) In connection with any future plan of reorganization of the Sellers, the Sellers shall fully adopt and ratify the sale transaction evidenced by this Agreement, as approved by the Bankruptcy Court in the Sale Order.

         Section 7.12 Overbid Procedures. The Buyer and the Sellers acknowledge that the Sellers must take reasonable steps to demonstrate that they have sought to obtain the highest and best price for the Purchased Assets and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to the Sellers' creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Sellers shall seek entry of the Bidding Procedures Order providing for the bidding provisions and procedures as set forth in Exhibit A to the Bidding Procedures Order (the "Overbid Procedures"). These procedures shall include the following provisions:

            (a) The Sellers shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

               (i) Overbid Deadline. A "Qualified Bidder" (as defined in the
            Bidding Procedure Order) that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
            S. Dearborn Street, Chicago, Illinois 60603, Attn: John Box, not later such date and time as is specified in the Bidding Procedures Order (the "Bid Deadline"). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify the Buyer and all other Qualified Bidders of such extension.

               (ii) Overbid Requirements. A bid is a letter from a Qualified
            Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets or such date as is specified in the Bidding Procedures Order. Two or more separate bids together shall not constitute a Qualified Bid. A Qualified Bidder (other than the Buyer) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. The Sellers will consider a bid only if the bid provides overall value for the Purchased Assets of at least six hundred thousand dollars ($600,000) over the Purchase Price bid in the Sale Agreement. In addition, the Sellers will consider a bid only if the bid:

                  (A) is on terms that, in the Sellers' reasonable business
               judgment, are not materially more burdensome or conditional than the terms of this Agreement;

                  (B) is not conditioned on obtaining financing or on the
               outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

                  (C) does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

                  (D) is received by the Bid Deadline, except that the Sellers may waive this requirement in writing with the written approval of the Prepetition Agent.

            A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, this Agreement executed by the Buyer shall constitute a Qualified Bid.

               (iii) Deposit Requirement. All initial Overbids shall be
            accompanied by a deposit of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit") payable by wire transfer to an escrow agent designated by the Sellers. The escrow agent shall retain each Deposit, subject to Section 7.12(d).

            (b) If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyer set forth in this Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place no later than such date and time as is specified in the Bidding Procedures Order, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two Business Days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders will be eligible to participate at the Auction. At least two

Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers shall provide or make available copies of any Qualified Bid(s) that the Sellers believe are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction at least one (1) Business Day prior to the commencement thereof or as soon thereafter as is practicable.

            (c) Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets, provided that the Base Procedures are not modified. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, the following procedures (the "Base Procedures") shall apply to the bidding: (i) all additional bids shall be in increments of $100,000 or integral multiples thereof; (ii) the Buyer shall be permitted to credit the amount of $562,000 to its bid if it makes a competing bid at the Auction, as a result of which the Buyer shall be permitted (A) to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the then-highest bid minus $562,000 and (B) to submit a bid that satisfies the bid increment requirement in the foregoing subparagraph (i) by submitting a bid in an amount equal to, but no more than, the amount of the then-highest bid minus $462,000, in which case the Buyer's bid shall be deemed the higher of the two bids; (iii) any competing bid shall be (A) subject to an asset purchase agreement substantially in conformity with the terms and conditions of the Sale Agreement or on terms and conditions that in the Sellers' reasonable business judgment are not materially more burdensome or conditional to the Sellers than the terms of this Agreement and (B) accompanied by satisfactory evidence of committed financing or other ability to perform. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures, the Base Procedures, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

            (d) As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest and best bid for the Purchased Assets (the "Successful Bid" and the bidder having submitted such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). If the Buyer's bid is the only Qualified Bid and no Auction is held, the Buyer's bid shall be the Successful Bid. At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval. The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale of the Purchased Assets to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets due to the Successful Bidder's breach of its purchase agreement with the Sellers, then the Sellers shall

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

retain the Deposit of such Successful Bidder as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder. Upon the earlier of April 14, 2003 or three (3) Business Days after the closing of the sale of the Purchased Assets, any Deposit (i) not applied to the purchase of the Purchased Assets or (ii) not retained by the Sellers due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

            (e) If the Buyer does not buy the Purchased Assets at the sale of the Purchased Assets approved at the Sale Hearing (an "Auction Sale"), the Buyer is not then in breach of any provision of this Agreement, the Buyer has not terminated this Agreement other than following a material breach of this Agreement by the Sellers and a sale of the Purchased Assets approved at the Sale Hearing is consummated with a party other than the Buyer (including a sale by credit bid under section 363(k) of the Bankruptcy Code (a "Credit-Bid Sale") to the Prepetition Agent or the Secured Lenders) (a "Third-Party Sale"), then the Buyer will be entitled to receive, as a "topping fee" out of the proceeds of the consummated Auction Sale, or, in the event of a Credit-Bid Sale, out of the cash collateral of the Sellers and the Secured Lenders, an amount equal to the sum of
(i) $312,000 (the "Topping Fee") and (ii) reimbursement of all reasonable and documented out-of-pocket expenses incurred by the Buyer in connection with this Agreement up to $250,000 in the aggregate (the "Expense Reimbursement" and, together with the Topping Fee, the "Termination Payments"). The Sellers shall pay the Termination Payments by wire transfer of immediately available funds to an account designated by the Buyer from the proceeds of the Third-Party Sale, with such payment to be made on or before the third Business Day after the consummation of such Third-Party Sale.

            (f) Following entry of the Bidding Procedures Order, the Sellers shall be obligated to conduct the sale of the Purchased Assets and the Auction in accordance with the terms and conditions of the Bidding Procedures Order, and any material deviation by the Sellers from the terms and conditions of the Bidding Procedures Order shall constitute a breach of this Agreement.

         Section 7.13 Environmental Assessment. (a) The Sellers have retained ERM (the "Sellers' Consultant") to conduct a Phase II environmental assessment (the "Phase II") of the facility located at 630 Central Park Avenue, Yonkers, New York (the "Site"). The cost of the Sellers' Consultant shall be shared equally by the Sellers and the Buyer. The Buyer shall pay its share of the cost of the Sellers' Consultant at Closing or upon the termination of this Agreement by either party pursuant to Article IX. For the sake of clarity, it is understood that Buyer shall have no obligation to pay, in whole or in part, for the cost of the Phase I environmental assessment of the Site that was prepared by the Sellers' Consultant. The Phase II shall be prepared by the Sellers' Consultant pursuant to the scope of work attached hereto as Exhibit H (the "Scope of Work"). Whenever the Sellers' Consultant delivers to the Sellers any test results, data, reports (whether draft or final) or other material or information concerning the environmental conditions existing in, on, under or near the Site, copies of all such materials shall be delivered simultaneously to the Buyer and the Buyer's Consultant.

            (b) If the Phase II identifies conditions requiring remediation pursuant to applicable Environmental Laws ("Remedial Work"), the Sellers' Consultant shall prepare and deliver to the Buyers a reasonable cost estimate to remediate such conditions consistent with the least costly remedial alternative permitted by applicable Environmental Laws (the "Sellers'

Remediation Estimate"); provided that any such remedial alternative does not limit or materially increase the cost or difficulty of the operations of the Site as such operations are conducted as of the date hereof. The Sellers' Remediation Estimate shall be the Sellers' Consultant's professional estimate of the "reasonable most likely" cost of remediating the Site using the chosen remedial alternative, and shall not be either a theoretical "reasonable best case" or "reasonable worst case" cost. The Sellers' Remediation Estimate shall be accompanied by a statement describing the basis for the selection of the chosen remediation alternative, an analysis of why the Sellers' Consultant believes that the remedial alternative selected is permitted by applicable Environmental Laws, and set forth, in reasonable detail, and accompanied with reasonable supporting data, the manner in which the Sellers' Consultant calculated the Sellers' Remediation Estimate. The Sellers' Remediation Estimate shall include the present value of any future operation and maintenance expenses, and groundwater monitoring expenses, required as part of the chosen remediation alternative.

            (c) Within ten (10) Business Days of the delivery of the Sellers' Remediation Estimate, the Buyer or, if the Buyer retains (at its own expense) an environmental consultant (the "Buyer's Consultant"), the Buyer's Consultant may review any data generated by the Sellers' Consultant in connection with the Phase II and the Buyer's Consultant may prepare its own reasonable cost estimate to complete the Remedial Work (the "Buyer's Remediation Estimate") and deliver such Buyer's Remediation Estimate to the Sellers and the Sellers' Consultant. The Buyer's Remediation Estimate shall be the Buyer's Consultant's professional estimate of the "reasonable most likely" cost of remediating the Site using the chosen remedial alternative, and shall not be either a theoretical "reasonable best case" or "reasonable worst case" cost. The Buyer's Remediation Estimate shall be accompanied by a statement describing the basis for the selection of the chosen remediation alternative, an analysis of why the Buyer's Consultant believes that the remedial alternative selected is permitted by applicable Environmental Laws, and set forth, in reasonable detail, and accompanied with reasonable supporting data, the manner in which the Buyer's Consultant calculated the Buyer's Remediation Estimate. The Buyer's Remediation Estimate shall include the present value of any future operation and maintenance expenses, and groundwater monitoring expenses, required as part of the chosen remediation alternative. The Buyer's Remediation Estimate shall include the imposition of land use restrictions or other applicable limitations by deed or other similar instrument, or the installation of institutional controls, so long as such restrictions, limitations or controls are necessary to implement the least costly remedial alternative permitted by applicable Environmental Laws, and so long as any such restrictions, limitations or controls do not limit or materially increase the cost or difficulty of the operations of the Site as such operations are conducted as of the date hereof. If the Buyer or the Buyer's Consultant does not generate the Buyer's Remediation Estimate and deliver it within the ten (10) Business Day period referred to above, the Sellers' Remediation Estimate shall constitute the Final Remediation Estimate.

            (d) If the Sellers' Remediation Estimate is greater than the Buyer's Remediation Estimate, then the Buyer's Remediation Estimate shall constitute the Final Remediation Estimate.

            (e) If the Sellers' Remediation Estimate is less than the Buyer's Remediation Estimate and is at least eighty (80%) percent of the Buyer's Remediation Estimate, the Sellers' Remediation Estimate and the Buyer's Remediation Estimate shall be averaged (the "Averaged

Remediation Estimate"). In this case, the Averaged Remediation Estimate shall constitute the Final Remediation Estimate.

            (f) If Sellers' Remediation Estimate is less than eighty (80%) percent of the Buyer's Remediation Estimate, an environmental consulting firm reasonably acceptable to the parties shall be retained by the Sellers (the "Remediation Estimate Arbiter") within ten (10) Business Days after the Buyer delivers the Buyer's Remediation Estimate to the Sellers and the Sellers' Consultant. All costs related to the Remediation Estimate Arbiter shall be split equally between the parties. The Remediation Estimate Arbiter shall be provided with a copy of (i) the Phase II, (ii) the Buyer's Remediation Estimate and (iii) the Sellers' Remediation Estimate, and, based solely upon such information and without independent investigation, the Remediation Estimate Arbiter shall, within ten (10) Business Days after such Remediation Estimate Arbiter is retained, provide the parties with a reasonable cost estimate to conduct the Remedial Work consistent with the least costly remedial alternative permitted by applicable Environmental Law that does not limit or materially increase the costs or difficulty of the operations of the Site as such operations are conducted as of the date hereof (the "Arbiter's Remediation Estimate"). The Arbiter's Remediation Estimate shall be the Remediation Estimate Arbiter's professional estimate of the "reasonable most likely" cost of remediating the Site using the chosen remedial alternative, and shall not be either a theoretical "reasonable best case" or "reasonable worst case" cost. The Arbiter's Remediation Estimate shall be accompanied by a statement describing the basis for the selection of the chosen remediation alternative, an analysis of why the Remediation Estimate Arbiter believes that the remedial alternative selected is permitted by applicable Environmental Laws, and set forth, in reasonable detail, and accompanied with reasonable supporting data, the manner in which the Remediation Estimate Arbiter calculated the Arbiter's Remediation Estimate. The Arbiter's Remediation Estimate shall include the present value of any future operation and maintenance expenses, and groundwater monitoring expenses, required as part of the chosen remediation alternative. In this case, the Arbiter's Remediation Estimate shall constitute the Final Remediation Estimate.

            (g) As set forth in Section 3.1(b), and if the Agreement is not terminated by either party pursuant to Section 9.1, at the Closing the Buyer shall place an amount of funds equal to the Final Remediation Estimate (or, under certain circumstances, $1,000,000 as provided in Section 9.1(g)) in the Escrow Account to satisfy the Buyer's cost of remediation in accordance with the terms of the Escrow Agreement. The parties hereto acknowledge and agree that the Escrow Amount (excluding the Adjustment Escrow Amount) shall be the sole and exclusive source of remedy for the Buyer for the Remedial Work or any environmental liabilities associated with the Site.

            (h) None of the Sellers' Consultant, the Buyers' Consultant, the Arbiter, or any affiliate thereof, shall be retained by either party to perform the Remedial Work.

         Section 7.14 Overlapping Assets. The Sellers shall use commercially reasonable efforts to make Sellers' Overlapping Assets available for the use of the Buyer with respect to the Business, as currently used therein, at no charge to the Buyer, for a period of ninety (90) days following the Closing, and the Buyer shall use commercially reasonable efforts to make Buyer's Overlapping Assets available for the use of the Sellers (and the parties to whom the Sellers sell the Sellers' Retained Business), as currently used therein, at no charge to the Sellers, for a period of ninety (90) days following the Closing. Nothing in this Section 7.14 shall be construed as restricting the Sellers' or the Buyer's right to encumber or transfer Sellers' Overlapping Assets or Buyer's Overlapping Assets, as the case may be. Without limiting the foregoing, the Sellers agree to cause the information technology data constituting Buyer's Overlapping Assets to be transferred to the Buyer as soon as reasonably practicable after the Closing, and immediately after such transfer to cause all such data to be deleted from the information technology systems constituting Sellers' Overlapping Assets.

                                  Article VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each party to effect the sale and purchase of the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date (or at or prior to such other date as provided below) of the following conditions:

            (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of a material part of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Purchased Assets; and

            (b) the Bankruptcy Court shall have entered the Sale Order substantially in the form of Exhibit G hereto and such Sale Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended (except, if modified or amended with the written consent of the Sellers, the Buyer and the Prepetition Agent).

         Section 8.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the purchase of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) the Sellers shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Sellers on or prior to the Closing Date and the representations and warranties of the Sellers which are set forth in this Agreement (without regard as to any qualifications therein as to materiality or Material Adverse Effect) shall be true and correct as of the date of this Agreement and as of the entry and effectiveness of the Sale Order (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the entry and effectiveness of the Sale Order except where failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

            (b) the Buyer shall have received a certificate from the chief executive officer of Insilco, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in Section 8.2(a) have been satisfied;

            (c) the Purchased Assets shall have been released from all Encumbrances (other than Closing Encumbrances) and there shall be no Encumbrances on the Purchased Assets (other than Closing Encumbrances);

            (d) the Sale Order shall provide that any and all liens, claims and encumbrances on the Purchased Assets (other than Closing Encumbrances) shall, upon Closing, attach only to the proceeds of the transactions contemplated hereby and not to the Purchased Assets;

            (e) the Buyer shall have received the other items to be delivered pursuant to Section 4.2;

            (f) the Sellers shall have obtained Bankruptcy Court approval of the Bidding Procedures Order and of the Termination Payments, in each case substantially in accordance with Sections 7.11 and 7.12 and of the Liquidated Damages, substantially in accordance with Section 9.3;

            (g) an order shall have been entered by the Bankruptcy Court authorizing the Sellers to use cash collateral in accordance with a budget approved by the Prepetition Agent pursuant to which the Sellers may pay, to the extent due and payable in accordance with this Agreement and the Bidding Procedures Order entered by the Bankruptcy Court, the Termination Payments and the Liquidated Damages;

            (h) the Sellers shall have obtained Bankruptcy Court approval to assume and assign substantially all of the Assumed Agreements to the Buyer; and

            (i) the Final Remediation Estimate shall be no greater than $2 million. Any condition specified in this Section 8.2 may be waived by the Buyer; provided that no such waiver shall be effective against the Buyer unless it is set forth in a writing executed by the Buyer.

         Section 8.3 Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the sale of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) the Buyer shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Buyer on or prior to the Closing Date and the representations and warranties of the Buyer which are set forth in this Agreement (without regard as to any qualifications therein as to materiality) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date;

            (b) the Sellers shall have received a certificate from an authorized officer of the Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
         Section 8.3(a) have been satisfied;

            (c) the Sellers shall have received the other items to be delivered to them pursuant to Section 4.3;

            (d) the Sellers shall have received (x) the Buyer's written assumption, prospectively, of the Modified CBA effective as of the Closing and (y) a written certification signed by the Buyer warranting and representing that the Buyer has offered employment to each of the Sellers' Union Employees at the wage rates, hours and other terms and conditions of employment required for such Union Employees by Section 7.8(a)(ii) as of the Closing;

            (e) the Sellers shall have received a certificate from an authorized officer of Local 815, I.B.T. dated as of the Closing Date, to the effect that Local 815, I.B.T., on behalf of itself and the Union Employees, (x) acknowledges that there will be no closing of the plant pursuant to the terms of this Agreement or the CBA and (y) is waiving any claim it may have to severance pay under the terms of the CBA or otherwise; and

            (f) the Final Remediation Estimate shall be no greater than $1 million.

Any condition specified in this Section 8.3 may be waived by the Sellers; provided that no such waiver shall be effective against the Sellers unless it is set forth in a writing executed by the Sellers.

                                   Article IX
                           TERMINATION AND ABANDONMENT

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written consent of the Sellers and the Buyer;

            (b) by the Sellers, if there has been a material violation or breach by the Buyer of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Sellers to effect the Closing and such violation or breach has not been cured by the Buyer within ten
         (10) Business Days of receipt of written notice thereof or waived by the Sellers;

            (c) by the Sellers, if the Bankruptcy Court enters an order approving a Third-Party Sale;

            (d) by the Buyer if, within sixty (60) days of the date of the commencement of the Bankruptcy Cases, the Bankruptcy Court has not entered (i) the Bidding Procedures Order (including authorization to pay the Termination Payments and the Liquidated Damages) and (ii) an order authorizing the Sellers to use cash collateral in accordance with a budget approved by the Prepetition Agent pursuant to which the Sellers may pay, to the extent due and payable in accordance with this Agreement and the Bidding Procedures Order entered by the Bankruptcy Court, the Termination Payments and the Liquidated Damages;

            (e) by the Buyer or the Sellers, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or (B) any court or Governmental Authority having competent jurisdiction;

            (f) by the Buyer or the Sellers, if the Sale Order has not been entered by the Bankruptcy Court within sixty (60) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court; provided that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(f) if the failure to obtain such approval within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

            (g) by the Sellers (who shall take such action upon receipt of notification from the Prepetition Agent), if the Final Remediation Estimate exceeds $1,000,000 unless the Buyer provides written notice to the Sellers and the Prepetition Agent which indicates that the Buyer agrees to limit to $1,000,000 the amount to be placed in the Escrow Account to serve as the Final Remediation Estimate for purposes of the Escrow Agreement;

            (h) by the Sellers, if the Final Remediation Estimate is not determined at least five (5) days prior to the Bid Deadline;

            (i) by the Buyer, if the Final Remediation Estimate exceeds $2,000,000;

            (j) by the Buyer or the Sellers, if a liquidation of the Purchased Assets is instituted pursuant to a forced sale, secured party sale or similar sale, arranged by or at the behest of the Prepetition Agent or Secured Lenders;

            (k) by the Buyer or the Sellers, if the Closing shall not have occurred on or prior to March 31, 2003 (the "Termination Date"); provided that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(k) if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; and

            (l) by the Buyer if, at any time prior to the Sale Order Effectiveness Date, there has been a material violation or breach by the Sellers of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyer to effect the Closing and such violation or breach has not been cured by the Sellers within ten
         (10) Business Days of receipt of written notice thereof or waived by the Buyer.

         Section 9.2 Procedure and Effect of Termination. (a) In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

               (i) except as set forth in Section 9.3, said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Section 9.2, Section 9.4,
            Section 10.15 and in Section 7.2(b), Section 7.3, Section 7.12(e) and Section 7.13(a), and upon a willful breach by a party, in which case the non-breaching party shall have all rights and remedies existing at law or in equity;

               (ii) all filings, applications and other submissions made
            pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

               (iii) all Confidential Information from the Sellers shall be returned to the Sellers, and all Confidential Information from the Buyer shall be returned to the Buyer.

         Section 9.3 Liquidated Damages. If this Agreement is terminated (i) other than (x) by the Sellers pursuant to Section 9.1(b) or (y) by the Buyer pursuant to Section 9.1(d), 9.1(f) or 9.1(i) (where the Sellers agree to fund the Final Remediation Estimate), and (ii) the Buyer is otherwise not in breach of any of its obligations under this Agreement, the Buyer shall be entitled (in addition to the return of the Buyer's Deposit as provided in Section 9.4) to the Expense Reimbursement as liquidated damages from the Sellers (the "Liquidated Damages"). The Sellers shall pay the Liquidated Damages (and return the Buyer's Deposit as provided in Section 9.4) by wire transfer of immediately available funds to an account designated by the Buyer with such payment to be made on or before the third Business Day after termination of this Agreement pursuant to
Section 9.1.

         Section 9.4 Buyer's Deposit. (a) On the first Business Day after the date hereof the Buyer shall deposit by wire transfer $100,000 into an interest-bearing escrow account (the "Deposit Escrow Account") pursuant to the terms of the Deposit Escrow Agreement (the "Buyer's Deposit").

            (b) If (i) notwithstanding that the conditions to the Closing set forth in Section 8.1 have each been satisfied or waived by the parties and the conditions to the Closing set forth in Section 8.2 have each been satisfied by the Sellers or waived by the Buyer, the Closing does not occur because any of the conditions to the Closing set forth in Section 8.3 have not been satisfied by the Buyer or waived by the Sellers or (ii) the Buyer is in breach of its representations set forth in Section 6.6, then the Sellers shall have the right to retain the Buyer's Deposit as liquidated damages upon termination of this Agreement.

            (c) At the Closing, the Buyer's Deposit shall be applied to the Purchase Price.

            (d) If the Closing does not occur for any reason other than as set forth in subsection (b) above and this Agreement is terminated, then the Sellers shall promptly refund the Buyer's Deposit to the Buyer by wire transfer upon termination of this Agreement.

         Section 9.5 Extension; Waiver. At any time prior to the Closing, the Sellers, on the one hand, or the Buyer, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or
(iv) waive any condition to its obligations hereunder. Any agreement on the part of the Sellers, on the one hand, or the Buyer, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Sellers or the Buyer, as applicable.

                                   Article X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Sellers and the Buyer; provided that the consent of the Prepetition Agent shall be required in connection with any amendment of this Agreement that materially modifies this Agreement.

         Section 10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 10.3 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and none of the parties, and none of their respective officers, directors, representatives, employees, advisors or agents, shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Furthermore, the parties agree that the Buyer shall not have any recourse to the Sellers or to any of the respective officers and directors of the Sellers in the event any of the representations and warranties made herein or deemed made are untrue as at any time. The only remedy for a breach of such representations and warranties shall be the Buyer's option, under certain circumstances, not to close in accordance with and subject to the limitations in
Section 8.1, Section 8.2 and Section 9.1 hereof and, without limiting the foregoing, the Buyer shall have no remedy whatsoever for any such breach after the Sale Order Effectiveness Date. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Section 10.4 No Impediment to Liquidation. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to the Sellers' right to liquidate, dissolve and wind up their affairs and to cease all business activities and operations at such time as they may determine following the Closing. Subject to Section 7.7, the Sellers shall not be obligated to retain assets or employees or to continue operations following the Closing (or to retain outsource assistance) in order to satisfy their obligations hereunder.

         Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Sellers and the Buyer shall be sent to the addresses indicated below:

                (a)           If to the Sellers, to:

                              Insilco Holding Co.
                              425 Metro Place North
                              Fifth Floor
                              Dublin, OH  43017
                              Facsimile:  (614) 792-0468
                              Attention:  David Kauer

                              with a copy to:

                              Shearman & Sterling
                              599 Lexington Avenue
                              New York, New York  10022
                              Facsimile:  (212) 848-7179
                              Attention:  Constance A. Fratianni, Esq.
                                          Stephen M. Besen, Esq.

                (b)           if to the Buyer, to:

                              SRDF Acquisition Company, LLC
                              11 Michael Terrace
                              Wolcott, Connecticut 06716
                              Attention:  Daniel Stokes
                              with copies to:

                              Pullman & Comley
                              90 State House Square
                              Hartford, Connecticut  06103-3702
                              Facsimile:  (860) 423-4370
                              Attention:  Andrew Glassman, Esq.


         Section 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to the Sellers, any entity that may succeed to substantially all the assets of a Seller, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other parties; provided, however, that this Agreement shall be assignable by the Buyer, without the prior written consent of the Sellers, to an Affiliate of the Buyer, so long as the Buyer shall continue to remain obligated hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10.6 shall be null and void and shall not bind or be recognized by the Sellers or the Buyer.

         Section 10.7 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto and the Prepetition Agent any legal or equitable right, remedy or claim under or with respect to this Agreement.

         Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 10.9 Governing Law. This Agreement shall be governed by the laws of the State of New York.

         Section 10.10 Submission to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such court or any defense of inconvenient forum in connection therewith.

         Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.12 Incorporation of Exhibits. The Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 10.13 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 10.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.15 Remedies. Subject to Section 10.3, the Sellers and the Buyer hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Sellers or their respective successors or assigns, or the Buyer or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Bankruptcy Court or any other court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 10.16 Bulk Sales or Transfer Laws. The Buyer hereby waives compliance by the Sellers with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

         Section 10.17 WAIVER OF JURY TRIAL. the parties hereto hereby waive to the fullest extent permitted by applicable law any right they may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. the parties hereto (a) certifY that no representative, agent or attorney of any other partY has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that they and the other partIES hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.17.



                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                             THE BUYER:


                                             SRDF ACQUISITION COMPANY, LLC


                                             By: /s/ Daniel D. Stokes
                                                --------------------------------
                                                Name: Daniel D. Stokes
                                                Title:


                                             THE SELLERS :


                                             INSILCO TECHNOLOGIES, INC.


                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name: David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer


                                             STEWART STAMPING CORPORATION


                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name:David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer


                                             EYELETS FOR INDUSTRY, INC.


                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name: David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer


                                             EFI METAL FORMING, INC.


                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name: David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer

                                                                       EXHIBIT A
                                                                       ---------






                               ASSUMED AGREEMENTS
                               ------------------


There are no agreements currently listed as Assumed Agreements. Pursuant to
Section 2.5(a), the Sellers may amend this Exhibit at the Buyer's request up to three (3) Business Days prior to the commencement of the Sale Hearing.

                                                                       EXHIBIT B
                                                                       ---------

                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT, dated as of _______, 200__ (this "Agreement"), is by and among Insilco Technologies, Inc., a Delaware corporation, Stewart Stamping Corporation, a Delaware corporation, Eyelets For Industry, Inc., a Connecticut corporation, and EFI Metal Forming, Inc., a Connecticut corporation, (collectively, the "Sellers"), and SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer").

     WHEREAS, the Sellers and the Buyer have entered into an Asset Purchase Agreement, dated as of December ___, 2002 (the "Purchase Agreement"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Purchase Agreement);

     WHEREAS, pursuant to the Purchase Agreement, the Buyer has agreed to assume, pay, perform and discharge when due, any and all of the Assumed Liabilities; and

     WHEREAS, the execution and delivery of this Agreement by the Buyer is a condition to the obligations of the Sellers to consummate the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Purchase Agreement and hereinafter set forth, the Buyer and the Sellers hereby agree as follows:

     1. Assumption of Liabilities. (a) The Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities.

     (b) Notwithstanding the foregoing provisions of paragraph (a), the Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Sellers other than the Assumed Liabilities including, without limitation, the Excluded Liabilities.

     2. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Sellers and the Buyer (which consent may be granted or withheld in the sole discretion of the Sellers or the Buyer); provided, however, that the Buyer may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Buyer without the consent of the Sellers.

     3. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Sellers, the Buyer and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Sellers, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

     4. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers and the Buyer or (b) by a waiver pursuant to Section 5 below.

     5. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

     7. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.


                                     SELLERS:

                                     INSILCO TECHNOLOGIES, INC.

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:


                                     STEWART STAMPING CORPORATION

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:


                                     EYELETS FOR INDUSTRY, INC.

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:


                                     EFI METAL FORMING, INC.

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:




                                     BUYER:

                                     SRDF ACQUISITION COMPANY, LLC

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT C

                           BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT, dated as of _______, 200__ (this "Bill of Sale and Assignment"), from Insilco Technologies, Inc., a Delaware corporation, Stewart Stamping, Co., a Delaware corporation, Eyelets For Industry, Inc., a Connecticut corporation, and EFI Metal Forming, Inc., a Connecticut corporation (collectively the "Sellers"), to SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer").

     WHEREAS, the Sellers and the Buyer have entered into an Asset Purchase Agreement, dated as of December ___, 2002 (the "Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Purchase Agreement); and

     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Sellers is a condition to the obligations of the Buyer to consummate the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers do hereby agree as follows:

     1. Sale and Assignment of Assets and Properties. The Sellers hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, vest and confirm unto the Buyer, and its successors and assigns, forever, the entire right, title and interest of the Sellers free and clear of all Encumbrances (other than Closing Encumbrances) in and to any and all of the Purchased Assets.

     2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Buyer or its subsidiaries of any liabilities of the Sellers. Neither the Buyer nor its subsidiaries by this Bill of Sale and Assignment, agrees to assume or agrees to pay, perform or discharge any liabilities of the Sellers of any nature, kind or description whatsoever.

     3. Further Assurances. The Sellers hereby covenant and agree that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Buyer's request, the Sellers will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Buyer any of the Purchased Assets.

     4. Power of Attorney. The Sellers hereby constitute and appoint the Buyer, its successors and assigns, the true and lawful attorney and attorneys of the Sellers, with full power of substitution, in the name of the Buyer or in the name and stead of the Sellers, but on behalf of and for the benefit of the Buyer, their successors and assigns:

     (a) to collect, demand and receive any and all Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

     (b) to institute and prosecute in the Sellers' name, or otherwise, at the expense and for the benefit of the Buyer any and all actions, suits or proceedings, at law, in equity or otherwise, which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold and assigned to the Buyer or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable for the collection or reduction to possession of any of such Purchased Assets;

     (c) to take any and all other reasonable action designed to vest more fully in the Buyer the Purchased Assets hereby sold and assigned to the Buyer or intended so to be and in order to provide for the Buyer the benefit, use, enjoyment and possession of such Purchased Assets; and

     (d) to do all reasonable acts and things in relation to the Purchased Assets sold and assigned hereunder.

     The Sellers acknowledge that the foregoing powers are coupled with an interest and shall be irrevocable by them or upon their subsequent dissolution or in any manner or for any reason. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

     5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon the Sellers and their permitted assigns and inure solely to the benefit of the Buyer and its permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

     6. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Sellers or the Buyer.

     7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

     IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Sellers as of the date first above written.


                                     INSILCO TECHNOLOGIES, INC.

                                     By:
                                         -------------------------------
                                         Name:
                                         Title:


                                     STEWART STAMPING CO.

                                     By:
                                         -------------------------------
                                         Name:
                                         Title:


                                     EYELETS FOR INDUSTRY, INC.

                                     By:
                                         -------------------------------
                                         Name:
                                         Title:


                                     EFI METAL FORMING, INC.

                                     By:
                                         -------------------------------
                                         Name:
                                         Title:




Accepted and agreed as of the date first written above:


SRDF ACQUISITION COMPANY, LLC

By:
     -------------------------------
     Name:
     Title:

                                                                       EXHIBIT D
                                                                       ---------

                            FORM OF ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of [___________], 2003 (this "Agreement"), among Insilco Technologies, Inc., a Delaware corporation, Stewart Stamping Corporation, a Delaware corporation, Eyelets For Industry, Inc., a Connecticut corporation, and EFI Metal Forming, Inc., a Connecticut corporation (the "Sellers"), SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer"), and [_______________], a [_____________] (the "Escrow
Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Buyer and the Sellers have entered into an Asset Purchase Agreement, dated December [___], 2002 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement), pursuant to which the Buyer has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Buyer, the Purchased Assets;

     WHEREAS, it is contemplated under Section 3.1(b) of the Purchase Agreement that the Buyer will deposit or cause to be deposited into escrow the sum of $[____________] in cash at Closing, $[______] of which is the Adjustment Escrow Amount to be held and disbursed by the Escrow Agent in accordance with Section 4 of this Agreement, and $[_____________] of which (the "Remediation Escrow Amount"; the Adjustment Escrow Amount together with the Remediation Escrow Amount being referred to herein as the "Escrow Amounts") is to be held and disbursed by the Escrow Agent in accordance with Section 5 of this Agreement;

     WHEREAS, a copy of the Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder; and

     WHEREAS, the Escrow Agent will hold the Adjustment Escrow Amount in Account No. [_____________] at [______________], [city, state], ABA No. [___________]
(the "Adjustment Escrow Account") and will hold the Remediation Escrow Amount in Account No. [___________] at [________________], [city, state], ABA No.
[____________] (the "Remediation Escrow Account"; the Adjustment Escrow Account together with the Remediation Escrow Account being referred to herein as the "Escrow Accounts");

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Appointment and Agreement of Escrow Agent. The Buyer and the Sellers hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

     2. Establishment of the Escrow Funds. (a) Pursuant to Section 3.13 of the Purchase Agreement, the Buyer shall deliver to the Escrow Agent on the date hereof the Adjustment Escrow Amount and the Remediation Escrow Amount. The

Escrow Agent shall hold the Adjustment Escrow Amount and all interest and other amounts earned thereon (the "Adjustment Escrow Fund") and the Remediation Escrow Amount and all interest and other amounts earned thereon (the "Remediation Escrow Fund"; the Adjustment Escrow Fund together with the Remediation Escrow Fund being referred to herein as the "Escrow Funds") in escrow pursuant to this Agreement, in the Adjustment Escrow Account and the Remediation Escrow Account, respectively.

     (b) Each of the Buyer and the Sellers confirms to the Escrow Agent and to each other that the Escrow Funds are free and clear of all Encumbrances except as may be created by this Agreement and the Purchase Agreement.

     3. Purpose of the Escrow Funds. (a) The Adjustment Escrow Amount will be deposited with the Escrow Agent and will be held by the Escrow Agent to secure the obligations of the Sellers to make payments to the Buyer with respect to the adjustment to the Purchase Price pursuant to Section 3.2(e) of the Purchase Agreement.

     (b) The Remediation Escrow Amount will be deposited with the Escrow Agent and will be held by the Escrow Agent to satisfy the Buyer's cost of Remedial Work pursuant to Section 7.13 of the Purchase Agreement.

     4. Payments from the Adjustment Escrow Fund.
        ----------------------------------------

     (a) In the event that no adjustment to the Purchase Price is required to be paid by the Sellers pursuant to Section 3.2(e) of the Purchase Agreement, the Buyer shall promptly notify the Escrow Agent in writing to such effect, and the Escrow Agent shall, as promptly as practicable after its receipt of such notice, liquidate all investments in the Adjustment Escrow Account and pay in full to the Sellers in immediately available funds all such amounts as shall be received upon the liquidation of such investments (and any and all other amounts then on deposit in the Adjustment Escrow Account) immediately upon receipt of such amounts by the Escrow Agent.

     (b) In the event that the Sellers are required to make any payment to the Buyer under Section 3.2(e) of the Purchase Agreement, the Buyer shall provide written notice to the Escrow Agent of the amount of such payment not later than three (3) Business Days following the date on which the Final Actual Current Asset Amount shall have been determined pursuant to Section 3.2 of the Purchase Agreement. Within three Business Days after its receipt of such notice, the Escrow Agent shall liquidate all investments in the Adjustment Escrow Account and shall transfer to the Buyer, by wire transfer in immediately available funds, out of the Adjustment Escrow Account an amount in cash equal to the amount specified in such notice.

     (c) Immediately upon the payment to the Buyer made pursuant to subsection
(b) above, the Escrow Agent shall transfer to the Sellers any and all amounts remaining in the Adjustment Escrow Account less the aggregate amount of all fees and expenses payable by the Sellers to the Escrow Agent in connection with the Adjustment Escrow Account as provided in Section 10(f) hereof, which amount shall be retained by the Escrow Agent.

     5. Payments from the Remediation Escrow Fund. (a)90 days after the Closing Date and every 90 days thereafter, the Buyer shall submit to the Escrow Agent a statement of all costs incurred by the Buyer in the previous 90-day period to perform the Remedial Work (a "Remedial Work Statement"). Each Remedial Work Statement shall include:

     (i) a statement that the Buyer has incurred expenses necessary to complete the Remedial Work for which it is entitled to reimbursement under
          Section 7.13 of the Purchase Agreement;

     (ii) a statement identifying (x) the specific remedial measures undertaken during the 90 day period for which reimbursement is sought and (y) the percentage of completion of the Remedial Work that such measure represents;

     (iii) a list specifying each Person to whom an amount was paid during such period, the date of payment of such amount and the services or materials to which such amount relates;

     (iv) a copy of all invoices paid in that 90-day period relating to the amounts specified in accordance with (iii) above with accompanying lien waivers; and

     (v) a certificate, signed by an authorized officer of the Buyer, certifying that all invoices referred to in clause (iii) above were necessary, reasonable and incurred in connection with the conduct of the Remedial Work consistent with the least costly remedial alternative permitted by and consistent with applicable Environmental Law.

     (b) During the thirty (30) day period prior to the third anniversary of the date hereof (the "Distribution Date"), the Buyer shall be entitled to submit to the Escrow Agent a statement of the present value of any estimated amounts for uncompleted Remedial Work that could give rise to a right of reimbursement under
Section 7.13 of the Purchase Agreement (the "Remedial Estimate Statement" and, together with the Remedial Work Statements, the "Remedial Statements"). The Remedial Estimate Statement shall include (i) a statement identifying the specific remedial measures to be undertaken and for which reimbursement is sought and (ii) a certificate, signed by an authorized officer of the Buyer, certifying that the estimated amounts are reasonable, necessary and consistent with the least costly remedial alternative permitted by and consistent with applicable Environmental Law.

     (c) The Escrow Agent shall, promptly upon receipt of a Remedial Statement, deliver a copy of such Remedial Statement to the Sellers. Within fifteen (15) Business Days of receipt of a Remedial Statement, the Sellers shall notify the Escrow Agent, in a writing executed by an authorized officer of the Sellers, of any objections the Sellers may have with respect to the Remedial Statement (a "Sellers' Notice"), (i) specifying each such amount to which the Sellers object and (ii) specifying in reasonable detail the nature and basis for each such objection. Promptly upon receipt of a Sellers' Notice, the Escrow Agent shall deliver a copy of such Sellers' Notice to the Buyer. If the Escrow Agent shall not have received a Sellers' Notice objecting to the amount claimed with respect to the amount claimed with respect to any items specified in the Remedial Statement within fifteen (15) Business Days after receipt by the Sellers of a Remedial Statement from the Escrow Agent, the Sellers shall be deemed to have acknowledged the correctness of the amount claimed on such Remedial Statement, and the Escrow Agent shall promptly thereafter transfer to the Buyer, by wire transfer in immediately available funds out of the Remediation Escrow Account, an amount in cash equal to the amount claimed in the Remedial Statement.

     (d) If the Escrow Agent receives, within fifteen (15) Business Days after receipt by the Sellers of a Remedial Statement from the Escrow Agent, a Sellers' Notice objecting to the amount claimed with respect to any items specified in the Remedial Statement, the amount so objected to shall be held by the Escrow Agent and shall not be released from the Remediation Escrow Account except in accordance with written instructions executed by an authorized officer of each of the Buyer and the Sellers in accordance with Section 5(e) hereof.

     (e) In the event the Sellers deliver a Sellers' Notice within fifteen (15) Business Days of receipt of a Remedial Statement from the Escrow Agent, the Buyer and the Sellers shall utilize commercially reasonable efforts to resolve the objections set forth in the Sellers' Notice (the "Disputed Items") within ten (10) Business Days of Buyers' receipt of the Sellers' Notice (the "Resolution Period"). If the Buyer and the Sellers are unable to resolve the objections within the Resolution Period, the Buyer shall refer the Disputed Items to the [__________] office of [ENVIRONMENTAL CONSULTANT] or, if such firm is unwilling or unable to serve, the Buyer and the Sellers shall engage the New York office of another known, mutually acceptable [ENVIRONMENTAL CONSULTANT] ([ENVIRONMENTAL CONSULTANT] or such other firm, the "Remediation Estimate Arbiter"), in either case within five (5) Business Days of the end of the Resolution Period, to determine how the Disputed Items should be resolved. The Buyer and the Sellers shall use reasonable efforts to cause the Remediation Estimate Arbiter, within ten (10) Business Days after it is selected, to resolve the Disputed Items, which resolution shall be based solely on the Remedial Statement and the Sellers' Notice and not by independent review. The Remediation Estimate Arbiter's determination shall be final, conclusive and binding. Upon receipt of the Remediation Estimate Arbiter's determination, the Buyer and the Sellers shall provide to the Escrow Agent written instructions executed by an authorized officer of each of the Buyer and the Sellers that indicates the amount of cash to be released to the Buyer from the Remediation Escrow Account.

     (f) On the Distribution Date, the Escrow Agent shall transfer to the Sellers, by wire transfer in immediately available funds, an amount in cash equal to the then remaining balance of the Remediation Escrow Account less the aggregate of the amounts claimed in all Remedial Statements delivered to the Escrow Agent prior to the Distribution Date (which claims are Disputed Items and which have not been resolved on or prior to the Distribution Date).

     (g) Upon the termination of this Agreement in accordance with Section 11 hereof, the Escrow Agent shall promptly liquidate all investments of the Remediation Escrow Fund and transfer to the Sellers, by wire transfer in immediately available funds, the amount in cash then remaining in the Remediation Escrow Fund.

     6. Liquidation of the Escrow Funds. Whenever the Escrow Agent shall be required to make a payment from the Adjustment Escrow Fund or the Remediation Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Adjustment Escrow Fund or the Remediation Escrow Fund, as the case may be, to the extent necessary to pay such amounts in full and in cash.

     7. Maintenance of the Escrow Funds; Termination of the Escrow Funds. (a) The Escrow Agent shall continue to maintain the Adjustment Escrow Fund and the Remediation Escrow Fund, as the case may be, until the earlier of (i) the time at which there shall be no funds in such Escrow Fund and (ii) the termination of this Agreement.

     (b) Notwithstanding any other provision of this Agreement to the contrary, at any time prior to the termination of the Adjustment Escrow Fund or the Remediation Escrow Fund, the Escrow Agent shall, if so instructed in a writing signed by the Buyer and the Sellers, pay from the Adjustment Escrow Fund or the Remediation Escrow Fund, as instructed, to the Sellers, the Buyer or the Remediation Estimate Arbiter, as directed in such writing, the amount of cash so instructed (and if such cash is not available, shall liquidate such investments of the relevant Escrow Fund as are necessary to make such payment).

     8. Investment of Escrow Funds. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Funds, unless joint written notice to the contrary is received from the Sellers and the Buyer, in any combination of the following: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) insured certificates of deposit, of or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion or
(c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc.

     9. Assignment of Rights to the Escrow Funds; Assignment of Obligations; Successors. Each of the Buyer and the Sellers may assign, transfer, pledge or otherwise dispose of its rights to any portion of the Escrow Funds. Except as provided in the immediately preceding sentence, this Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that the Buyer may assign this Agreement to an Affiliate of the Buyer without the consent of the other parties provided that the Buyer remains liable hereunder. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

     10. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Buyer and the Sellers, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Funds, except pursuant to an order of a court of competent jurisdiction.

     (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

     (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

     (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Funds, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

     (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be shared equally between the Buyer and the Sellers.

     (g) The Buyer shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

     (h) The Escrow Agent may at any time resign by giving twenty Business Days' prior written notice of resignation to the Sellers and the Buyer. The Sellers and the Buyer may at any time jointly remove the Escrow Agent by giving ten Business Days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in the United States and assets in excess of $2 billion, and which shall be reasonably acceptable to the Sellers, shall be appointed by the Buyer and the Sellers by written instrument executed by the Sellers and the Buyer and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Sellers, the Buyer or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Funds of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Funds until the earliest of receipt of designation of a successor Escrow Agent, a joint written instruction by the Sellers and the Buyer and termination of this Agreement in accordance with its terms.

     11. Termination. This Escrow Agreement shall terminate on the earlier of:
(a) the date on which there are no funds remaining in the Escrow Accounts and
(b) ten Business Days following the date after the Distribution Date on which all Remedial Statements delivered by the Buyer pursuant to Section 5 hereof shall have been resolved pursuant to Section 5(e) hereof.

     12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by reputable overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

     (a)   if to the Sellers:

           Insilco Technologies, Inc.
           425 Metro Place North
           Fifth Floor
           Dublin, OH  43017
           Telecopy:  614-792-0468
           Attention  David Kauer

           with a copy to:

           Shearman & Sterling
           599 Lexington Avenue
           New York, NY  10022
           Telecopy:  212-848-7170
           Attention: Constance A. Fratianni
                      Stephen M. Besen

     (b)   if to the Buyer:

           SRDF Acquisition Company, LLC
           11 Michael Terrace
           Wolcott, Connecticut 06716
           Attention:  Daniel Stokes

           with a copy to:

           Pullman & Comley
           90 State House Square
           Hartford, Connecticut  06103-3702
           Telecopy:  (860) 423-4370
           Attention:  Andrew Glassman, Esq

     (c)   if to the Escrow Agent, to:

           --------------------------

           --------------------------

           --------------------------
           Telecopy:  _______________
           Attention:  ______________


     13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that state.

     14. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Sellers, the Buyer and the Escrow Agent or (b) by a waiver in accordance with Section 15 of this Agreement.

     15. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     17. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Sellers, the Buyer and the Escrow Agent with respect to the subject matter hereof.

     18. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     20. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     INSILCO TECHNOLOGIES, INC.

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     STEWART STAMPING CORPORATION

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     EYELETS FOR INDUSTRY, INC.

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     EFI METAL FORMING, INC.

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     SRDF ACQUISITION COMPANY, LLC

                                     By
                                        -------------------------
                                        Name:
                                        Title:


                                     [ESCROW AGENT]

                                     By
                                        -------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A

                               [Escrow Agent Fees]

                                                                       EXHIBIT E
                                                                       ---------


Allocation of Purchase Price - Stamping Group


The allocation is agreed to be done as follows:

***Amount paid for the assets of:

Stewart Stamping Corporation            $6,700,000 plus any assumed liabilities
Eyelets for Industry, Inc.              $5,100,000 plus any assumed liabilities
EFI Metal Forming, Inc.                 $1,200,000 plus any assumed liabilities


The amount paid for each business unit's assets will be further allocated using the residual method in accordance with section 1060 of the Internal Revenue Code, as amended, and the Treasury regulations issued thereunder, in the following order:

Class I    Cash
Class II   Marketable securities
Class III  Receivables
Class IV   Inventory
Class V    Prepaid assets and deposits and land & depreciable assets
Class VI   Intangible property (other than goodwill)
Class VII  Goodwill


***Subject to change based on values at Closing.

                                                                       EXHIBIT F
                                                                       ---------

                      Exhibit F to Asset Purchase Agreement
                        Form of Bidding Procedures Order




                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
---------------------------------------------------x
                                                   :   Chapter 11
In re                                              :
                                                   :   Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,               :
                                                   :   (Jointly Administered)
                                          Debtors. :
                                                   :
---------------------------------------------------x


        ORDER PURSUANT TO 11 U.S.C. ss.ss. 363(b) AND 105(a) AND FED. R.
               BANKR. P. 2002, 6004 AND 9014 APPROVING (A) BIDDING
               PROCEDURES, (B) TERMINATION PAYMENTS AND LIQUIDATED
                DAMAGES AND (C) THE FORM AND MANNER OF NOTICE OF
             (i) THE SALE OF CERTAIN ASSETS RELATED TO THE DEBTORS'
              PRECISION STAMPINGS BUSINESS AND (ii) THE ASSUMPTION
                  AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS
                AND UNEXPIRED LEASES, AND GRANTING RELATED RELIEF


           This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments and Liquidated Damages, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Precision Stampings Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Precision Stampings

-----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

Business Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion") filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., Stewart Stamping Corporation., Eyelets For Industry, Inc. and EFI Metal Forming, Inc. (collectively, the "Sellers") that are related to the Sellers' precision stampings business, (b) authorizing the payment of the certain termination payments (the "Termination Payments") and certain liquidated damages (the "Liquidated Damages") pursuant to and as described in the Sale Agreement (as defined below), (c) approving the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (d) scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale pursuant to and as described in the Asset Purchase Agreement, dated as of December __, 2002 (the "Sale Agreement"), by and among the Sellers and SRDF Acquisition Company, LLC as purchaser (the "Buyer") and (ii) the assumption by the applicable Seller and assignment to the Buyer of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; and the Debtors having determined that approving the Bidding Procedures, authorizing the Termination Payments and the Liquidated Damages and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby


                     FOUND AND DETERMINED THAT:2

           A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. ss. 1334 and ss. 157(a).

           B. This is a core proceeding pursuant to 28 U.S.C. ss. 1334 and ss. 157(b)(2)(A), (N) and (O).

           C. The Debtors have articulated good and sufficient reasons for approving (i) the Bidding Procedures, (ii) the Termination Payments and the Liquidated Damages, (iii) the form and manner of notice of the Motion as it relates to the Sale and the Sale Hearing the ("Sale Notice"), and (iv) the form and manner of notice of the assumption and assignment of the Assumed Agreements and the cure amounts in respect thereof to be served on parties to each Assumed Agreement (substantially in the form annexed to the Motion as Exhibit E, the "Cure Notice", and Exhibit F, the "Assumption Notice").

           D. The Debtors have articulated good and sufficient reasons for scheduling the Sale Hearing.

           E. The Debtors' obligations to the Buyer in respect of the Termination Payments and the Liquidated Damages constitute actual and necessary costs and expenses of preserving the Debtors' estates, within the meaning of sections 503(b) and 507(a)(1) of the Bankruptcy Code

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

and provide substantial benefit to the Debtors' estates. The Debtors' payment of the Termination Payments and the Liquidated Damages on the terms and conditions set forth in the Sale Agreement is reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended by the Buyer notwithstanding that the proposed Sale is subject to higher or better offers for the assets to be acquired pursuant to the Sale Agreement (as defined therein, the "Purchased Assets"). The terms and conditions of the Termination Payments and the Liquidated Damages were negotiated by the parties at arms' length and in good faith, and are necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Purchased Assets. The Termination Payments and the Liquidated Damages were a material inducement for, and condition of, the Buyer's entry into the Sale Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Purchased Assets under the terms of the Sale Agreement unless it is assured payment of the Termination Payments and the Liquidated Damages. Such assurance is therefore promoting more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited.

           F. Because the Termination Payments and the Liquidated Damages induced the Buyer to research the value of the Purchased Assets and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Purchased Assets are sold will reflect their true worth. Absent authorization of the Termination Payments and the Liquidated Damages, the Debtors may lose the opportunity to obtain the highest and best available offer for the Purchased Assets.

           G. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Purchased Assets.

           NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               BIDDING PROCEDURES

           1. The Bidding Procedures, as set forth in Exhibit A hereto (and incorporated herein by reference as if fully set forth in this Bidding Procedures Order), are hereby approved and shall govern all proceedings relating to the Sale, the Sale Agreement and any subsequent bids for the Purchased Assets in these cases.

                   TERMINATION PAYMENTS AND LIQUIDATED DAMAGES

           2. Sections 7.11, 7.12, 9.1, 9.2, 9.3 and 9.4 of the Sale Agreement are hereby approved and shall be enforceable in accordance with their terms. The Debtors are hereby authorized to make the Termination Payments and to pay the Liquidated Damages, subject to the terms and conditions set forth in the Sale Agreement. The Debtors' obligations in respect of the Termination Payments and the Liquidated Damages shall survive termination of the Sale Agreement and, until paid, shall constitute an administrative expense of the Sellers' estates pursuant to sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be paid in accordance with the terms of the Sale Agreement without further order of the Court. Sale Hearing

           3. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on _________, 2003, at ____ [a.m./p.m.] in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware, at which time the Court shall consider the Debtors' request for approval of the Sale as set forth in the Motion and confirm the results of the Auction (as defined in Exhibit A hereto), if any. Objections to the entry of an order approving the Sale and the other relief requested in the Motion must be made in writing and must be filed with the Bankruptcy Court and served upon the following parties so as to be received by no later than 4:00 p.m. (prevailing NY time) on _______, 2003: (i) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, counsel for the Debtors, attn:
Constance A. Fratianni and Scott C. Shelley; (ii) Pullman & Comley, _____________, Hartford, Connecticut________, counsel for the Buyer, attn:
Andrew Glassman; (iii) the Office of the United States Trustee; and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, counsel to the Prepetition Agent, attn: John Box. The failure of any objecting party to timely file and serve its objection shall be a bar to the assertion by such party at the Sale Hearing or thereafter of any objection to the Motion, the Sale or the Debtors' consummation and performance of the Sale Agreement, including the transfer of the Purchased Assets free and clear of all Interests (as defined in Paragraph 5, below) other than the Closing Encumbrances (as defined in the Sale Agreement).

           4. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open Court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date. Notice

           5. The form and manner of notice of (a) the Motion and the Sale Hearing and (b) the proposed assumption and assignment of the Assumed Agreements (including the Cure Notices and the Assumption Notices), in each case as described in the Motion, shall be good and sufficient, and no other or further notice thereof shall be required, if given as follows:

               (a) Notice of Sale Hearing. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Purchased Assets

               (substantially in the form of Exhibit H to the Motion, the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Purchased Assets (or a portion thereof) during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Purchased Assets; (iii) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion, including environmental agencies; (iv) all parties to the Assumed Agreements; (v) the United States Attorney's office; (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

               (b) Sale Notice. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage pre-paid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

               (c) Cure Notice. The Debtors shall, within five (5) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve on all non-Debtor parties to the Assumed Agreements and agreements the Sellers believe might reasonably be Additional Assumed Agreements (as defined below), a Cure Notice substantially in the form annexed to the Motion as Exhibit E specifying the cure amount necessary to assume each such agreement (the "Cure Amount") and the Debtors' intention to assume and assign the Assumed Agreements to the Buyer. Each non-Debtor party to the Assumed Agreements and the Additional

               Assumed Agreements shall have until the date that is five (5) days prior to the date of the Sale Hearing, or ______, 2003 (the "Cure Objection Deadline") to file and serve on the parties listed in paragraph 3 an objection to the Cure Amount and must state with specificity in its objection what alleged Cure Amount or other cure is required (with appropriate documentation in support thereof) and, in the case of each Assumed Agreement, the basis for any objection to assumption or assignment. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Agreement, Additional Assumed Agreement or any other document, and the non-Debtor party to the Assumed Agreement or Additional Assumed Agreement shall be forever barred from asserting any other claims against the Debtors, the Buyers, or the property of any of them, in respect of such Assumed Agreement or Additional Assumed Agreement; and

               (d) Publication Notice. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national edition of The Wall Street Journal; and

               (e) Assumption Notice. Promptly following the conclusion of the Auction, in the event the Buyer is not the Successful Bidder (as defined in Exhibit A hereto), the Debtors shall cause a notice substantially in the form of the notice attached to the Motion as Exhibit F to be sent by facsimile, overnight courier or hand delivery to each non-Debtor party to an executory contract or unexpired lease that was not previously identified as an Assumed Agreement but that is to be assumed and assigned to the Successful Bidder (x) identifying the Successful Bidder and (y) notifying such non-Debtor party regarding as to the executory contract(s) and unexpired leases(s) to which it is a party that are to be assumed and assigned (the "Additional Assumed Agreements"). Any objection to the assumption and assignment of any Additional Assumed Agreement shall be filed no later than 4 p.m. prevailing New York time on the day prior to the date first scheduled for the Sale Hearing.

           6. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.


Dated:  Wilmington, Delaware
        ____________, 2003






                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                                            EXHIBIT A TO BIDDING
                                                                PROCEDURES ORDER



                               PRECISION STAMPINGS
                               BIDDING PROCEDURES

           Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale of the precision stampings business (as defined in the Sale Agreement, the "Business") of Insilco Technologies, Inc., Stewart Stamping Corporation, Eyelets For Industry, Inc. and EFI Metal Forming, Inc. (collectively, the "Sellers"). On __________, 2002, the Sellers executed an Asset Purchase Agreement (the "Sale Agreement") by and among the Sellers and SRDF Acquisition Company, LLC as purchaser (the "Buyer") with respect to, among other things, the sale (the "Sale") of substantially all of the assets (as defined in the Sale Agreement, the "Purchased Assets") of the Sellers relating to the Business. The Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

           On December __, 2002, the Debtors filed a Motion for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365 and 105(a) and Fed. R. Bankr. P. 2002, 6004,
6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments and Liquidated Damages, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Precision Stampings Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' Precision Stampings Business Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion"). On ___________, 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order Pursuant to 11 U.S.C. ss.ss. 363(b) and 105(a) and Fed. R. Bankr. P. 2002, 6004 and 9014 Approving (A) Bidding Procedures, (B) Termination Payments and Liquidated Damages (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' Precision Stampings Business and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief (the "Bidding Procedures Order"). The Bidding Procedures Order set ____________, 2003 as the date the Bankruptcy Court will conduct a hearing (the "Sale Hearing") to consider approval of the Sale.

                               THE BIDDING PROCESS

           The Sellers shall (i) determine whether any person, in addition to the Buyer, is a Qualified Bidder (as defined herein), (ii) coordinate the efforts of the Qualified Bidders in conducting their respective due diligence investigations regarding the Business, (iii) receive bids from Qualified Bidders, and (iv) negotiate any offer made to purchase the Purchased Assets (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever relating to the Business or the Purchased Assets to any person who is not a Qualified Bidder. The Sellers shall have the right to amend the rules set forth herein for the Bidding Process or adopt such other written rules for the Bidding Process, subject to the reasonable approval of the Buyer and Bank One, NA, the agent for the lenders under the Debtors' Second Amended and Restated Credit Agreement dated as of August 25, 2000 (the "Prepetition Agent"), which, in the Sellers' reasonable judgment, will better promote the goals of the Bidding Process and which are not inconsistent with the terms of the Sale Agreement or any Bankruptcy Court order, including the Bidding Procedures Order.

                           PARTICIPATION REQUIREMENTS

           Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Sellers, in order to participate in the Bidding Process, each prospective bidder other than the Buyer seeking to bid on the Purchased Assets (a "Potential Bidder") must deliver (unless previously delivered) to the Sellers:

             (i) An executed confidentiality agreement customary of transactions of this type, in form and substance satisfactory to the Sellers;

             (ii) A financial statement of the Potential Bidder, a letter from a reputable financial institution, or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Sellers and their advisors that provides evidence of the Potential Bidder's ability to finance and consummate the proposed transactions; and

             (iii) A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded, (c) any liabilities to be assumed, (d) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing),
                    (e) any anticipated regulatory approvals required to close the transaction, the anticipated time frame for obtaining the same and any anticipated impediments for obtaining the same, (f) any conditions to closing that it may wish to impose in addition to those set forth in the Sale Agreement, and (g) the nature and extent of additional due diligence it may wish to conduct.

           A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i), (ii) and (iii) above whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the Sale, and that the Sellers determine is likely (based on availability of financing, experience and other considerations) to be able to consummate the Sale within the time frame provided by the Sale Agreement if selected as the Successful Bidder (as defined herein).

           As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii) and (iii) above, the Sellers shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. Promptly after the Sellers notify a Potential Bidder that it is a Qualified Bidder, the Sellers shall allow the Qualified Bidder to conduct due diligence with respect to the Business as hereinafter provided.

                                  DUE DILIGENCE

           The Sellers shall afford each Qualified Bidder due diligence access to the Business. Due diligence access may include management presentations as may be scheduled by the Sellers, access to data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Sellers, in their sole discretion, may agree. The Sellers will designate one or more employees or other representatives to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. No additional due diligence shall continue after the Bid Deadline (as defined herein). The Sellers may, in their discretion, coordinate diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. Neither the Sellers nor any of their affiliates (or any of their respective representatives) are obligated to furnish any information relating to the Business to any person other than to Qualified Bidders who make an acceptable preliminary proposal. Bidders are advised to exercise their own discretion before relying on any information regarding the Business provided by anyone other than the Sellers or their representatives.

                                  BID DEADLINE

           A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn:
Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
S. Dearborn Street, Chicago, Illinois 60603, Attn: John Box, not later than 4:00 p.m. (prevailing New York time) on ________, 2003 (the "Bid Deadline", which date shall be approximately six days prior to the date that is first set for the Sale Hearing). The Sellers may extend the Bid Deadline in their sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Sellers extend the Bid Deadline, they shall promptly notify all other Qualified Bidders of such extension provided that the Sellers may not extend the Bid Deadline to a date that is less than two (2) business days prior to the Auction.

                                BID REQUIREMENTS

           A bid is a letter from a Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in the Sale Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of the Sale Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets and March 31, 2003. Two or more separate bids together shall not constitute a Qualified Bid. A Qualified Bidder (other than the Buyer) shall accompany its bid with (i) a deposit of two hundred fifty thousand dollars ($250,000), payable by wire transfer to Gleacher Partners, LLC, as agent to the Sellers (the "Good Faith Deposit"), and (ii) written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the

Seller, the Sellers will consider a bid only if the bid provides overall value for the Purchased Assets of at least six hundred thousand dollars ($600,000) over the Purchase Price bid in the Sale Agreement. In addition, the Sellers will consider a bid only if the bid:

               a. is on terms that, in the Sellers' reasonable business judgment, are not materially more burdensome or conditional than the terms of the Sale Agreement;

               b. is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

               c. does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

               d. is received by the Bid Deadline (as it may have been extended by the Sellers with the approval of the Prepetition Agent).

A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Sellers in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, the Sale Agreement executed by the Buyer shall constitute a Qualified Bid.

                                "AS IS, WHERE IS"

           The sale of the Purchased Assets shall be on as "as is, where is" basis and without representations or warranties of any kind, nature or description by the Sellers, their agents or estates, except, with respect to the Buyer, as provided in the Sale Agreement, and with respect to a Qualified Bidder, to the extent set forth in such party's Marked Agreement. All of the Sellers' right, title and interest in and to the Purchased Assets shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against other than the Closing Encumbrances (collectively, as defined in the Sale Agreement and, for the avoidance of doubt, excluding the Closing Encumbrances, the "Transferred Interests"), such Transferred Interests to attach to the net proceeds of the sale of such assets.

           Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Purchased Assets and the Business and to conduct any and all due diligence regarding the Purchased Assets and the Business prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representation, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets or the Business, or the completeness of any information provided in connection with the Bidding Process, except as expressly stated in the Sale Agreement or a Marked Agreement.

                                     AUCTION

           If, prior to the Bid Deadline, the Sellers have received at least one Qualified Bid that the Sellers determine is higher or otherwise better than the bid of the Buyer set forth in the Sale Agreement, the Sellers shall conduct an auction (the "Auction") with respect to the Purchased Assets and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11:00 a.m. (prevailing New York time) on ______, 2003, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Sellers shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) business days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders will be eligible to participate at the Auction. At least two
(2) business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Sellers whether it intends to participate in the Auction. The Sellers shall provide or make available copies of any Qualified Bid(s) that the Sellers believe are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction at least one (1) business day prior to the commencement thereof, or as soon thereafter as is practicable.

           Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Sellers determine is relevant, the Sellers, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for the Purchased Assets, provided that the Base Procedures (as defined below) are not modified. At the beginning of the Auction, a representative of the Sellers shall announce the amount of the bid that is at such time determined by the Sellers to be the highest and best bid. Thereafter, the following procedures (the "Base Procedures") shall apply to the bidding: (i) all additional bids shall be in increments of $100,000 or integral multiples thereof; (ii) the Buyer shall be permitted to credit the amount of $562,000 to its bid if it makes a competing bid at the Auction, as a result of which the Buyer shall be permitted
(A) to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the then-highest bid minus $562,000 and (B) to submit a bid that satisfies the bid increment requirement in the foregoing subparagraph (i) by submitting a bid in an amount equal to, but no more than, the amount of the then-highest bid minus $462,000, in which case the Buyer's bid shall be deemed the higher of the two bids; (iii) any competing bid shall be (A) subject to an asset purchase agreement substantially in conformity with the terms and conditions of the Sale Agreement or on terms and conditions that in the Sellers' reasonable business judgment are not materially more burdensome or conditional to the Sellers than the terms of this Agreement and (B) accompanied by satisfactory evidence of committed financing or other ability to perform. The Sellers may adopt such other rules for bidding at the Auction, that, in the Sellers' business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Sellers will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

           As soon as practicable after the conclusion of the Auction, the Sellers, in consultation with their legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identify the highest or otherwise best offer for the Purchased Assets (the "Successful Bid" and the bidder having submitted such bid, the "Successful Bidder") and, in the event that the sale to the Successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). If the Buyer's bid is the only Qualified Bid and no auction is held, the Buyer's bid shall be the Successful Bid. At the Sale Hearing, the Sellers shall present the Successful Bid to the Bankruptcy Court for approval. The Good Faith Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the Sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets due to the Successful Bidder's breach of its sale agreement with the Sellers, then the Sellers shall retain the Good Faith Deposit of such Successful Bidder as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder. Upon the earlier of April 14, 2003 or three (3) business days after the closing of the sale of the Purchased Assets, any Good Faith Deposit (i) not applied to the purchase of the Purchased Assets or (ii) not retained by the Sellers due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

                          ACCEPTANCE OF QUALIFIED BIDS

           The Sellers shall sell the Purchased Assets to the Successful Bidder(s), or to the Buyer in accordance with the Sale Agreement if a higher or otherwise better Qualified Bid is not received and accepted as the Successful Bid. The Sellers shall not seek Bankruptcy Court approval of any bid without the consent of the Prepetition Agent if the terms of such bid are economically less favorable to the Sellers than the terms of the Sale Agreement, and shall not materially modify the terms of the Sale Agreement without the consent of the Prepetition Agent. The Sellers' presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Sellers' acceptance of the bid. The Sellers shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing.

                                THE SALE HEARING

           The Sale Hearing is presently scheduled to take place on ________, 2003 at _____ [a.m./p.m.] before the Honorable ________________, United States Bankruptcy Judge, 824 Market Street, Wilmington, Delaware, Courtroom ____. At the Sale Hearing, the Debtors will seek entry of an order, among other things, authorizing and approving the proposed Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Buyer pursuant to the terms and conditions set forth in the Sale Agreement, or (ii) if a Qualified Bid is received by the Sellers, to the Successful Bidder, as determined by the Sellers in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Sale Agreement or Marked Agreement submitted by the Successful Bidder(s). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

           Following the Sale Hearing at which the Bankruptcy Court approves the sale of the Purchased Assets to a Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall be authorized to effectuate such sale without further order of the Bankruptcy Court.

                                  MODIFICATIONS

           Subject to the terms and conditions herein, the Sellers may (a) determine, in their business judgment, which Qualified Bid(s), if any, are the highest or otherwise best offer(s) and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Sellers' sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (iii) contrary to the best interests of the Sellers, their estates and creditors, except that if the Buyer's bid as reflected in the Sale Agreement is the only Qualified Bid, the foregoing provisions of this sentence shall be inoperative. If the Sellers do not receive any Qualified Bid, or if after the Auction the Buyer is declared the Successful Bidder, the Sellers shall report the same to the Bankruptcy Court and shall proceed with the Sale Hearing and request entry of the Sale Order and approval of the sale and assignment of the Purchased Assets to the Buyer as provided by the Sale Agreement. At or before the Sale Hearing, the Sellers may impose such other terms and conditions as they may determine to be in the best interests of the Sellers' estates, their creditors and other parties in interest; provided, however, that such additional terms and conditions shall not be inconsistent with the Sale Agreement and Bidding Procedures Order without the approval of the Buyer.

                      PARTICIPATION OF CREDITORS' COMMITTEE
                            AND THE PREPETITION AGENT

           The Sellers shall consult with counsel to (a) the official committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee") and (b) the Prepetition Agent on a timely basis concerning all acts, decisions or determinations that the Sellers take or make, or propose to take or make, pursuant to or in connection with these Bidding Procedures and the transactions contemplated hereby. Except as set forth herein, in the event that the Sellers and the Creditors' Committee or the Prepetition Agent disagree as to the appropriate resolution of any such matter, the right of the Sellers, the Creditors' Committee and the Prepetition Agent to take such action as such party deems appropriate is expressly preserved, and the Bankruptcy Court shall have jurisdiction to hear and resolve such dispute. Notwithstanding any other provision set forth herein, the Prepetition Agent and the senior secured lenders shall be deemed to be Qualified Bidders and shall have the option (without regard to the Bidding Procedures and bid requirements set forth above) to credit bid, in accordance with Bankruptcy Code section 363(k), at the Auction or the Sale Hearing, in their discretion, and the claims of the Prepetition Agent and the senior secured lenders shall be deemed allowed for such purpose.

                                                                       EXHIBIT G
                                                                       ---------

                      EXHIBIT G TO ASSET PURCHASE AGREEMENT
                               FORM OF SALE ORDER

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
----------------------------------------------------x
                                                    :   Chapter 11
In re                                               :
                                                    :   Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,                :
                                                    :   (Jointly Administered)
                                          Debtors.  :
                                                    :
----------------------------------------------------x


      ORDER (i) AUTHORIZING SALE OF CERTAIN ASSETS RELATED TO THE DEBTORS'
          PRECISION STAMPINGS BUSINESS FREE AND CLEAR OF LIENS, CLAIMS,
           ENCUMBRANCES AND INTERESTS, (ii) AUTHORIZING ASSUMPTION AND
                  ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES AND (iii) GRANTING RELATED RELIEF

           This matter having come before the court on the motion dated December ___, 2002 (the "Motion") filed by Insilco Technologies, Inc. and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"), requesting the entry of orders pursuant to sections 363(b), 365, and 105(a) of title 11, United States Code (the "Bankruptcy Code") and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") (I) approving (A) bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., Stewart Stamping Corporation, Eyelets For Industry, Inc. and EFI Metal Forming, Inc. (collectively, the "Sellers") that are related to the Sellers' precision stampings business, (B) the payment of certain termination payments (the "Termination Payments") and liquidated damages (the "Liquidated Damages") pursuant to and as described in the Asset Purchase Agreement dated

-----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc.; EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

as of December _____, 2002 (the "Sale Agreement"), by and among the Sellers and SRDF Acquisition Company, LLC as purchaser (the "Buyer"), (C) the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and granting related relief, including scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale and (ii) the assumption and assignment of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; (II) authorizing and approving (A) the Sale of the Purchased Assets (as defined in the Sale Agreement) free and clear of all liens, claims and encumbrances other than Closing Encumbrances (as defined in the Sale Agreement),
(B) the assumption and assignment of the Assumed Agreements; and (III) granting related relief; and the Court having conducted a hearing on __________, 2003, and having entered an order dated __________, 2003, approving the Bidding Procedures; and an Auction (as defined in the Sale Agreement) having been held at the offices of Shearman & Sterling, counsel to the Debtors, on __________, 2003, in accordance with the Bidding Procedures previously approved by this Court; and following the conclusion of the Auction, the Debtors, in consultation with their financial and legal advisors, and after consultation with counsel to each of the official committee of unsecured creditors appointed in these cases (the "Creditors' Committee") and the agent for the Prepetition Lenders (as defined below), having (i) reviewed each bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Sellers in respect of any Termination Payments, and (ii) identified the bid of _______________________, as set forth in the Sale Agreement, as the highest and best offer for the Purchased Assets (the "Successful Bid"); and the Sale Hearing having been held on __________, 2003, at which time the Court considered the Debtors' request for the entry of an order approving the Sale (the "Sale Order"); and all interested parties having been afforded an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, (iii) the arguments made by counsel, and (iv) the evidence proffered or adduced at the Sale Hearing; and it appearing that granting the relief requested in the Motion, approval of the Sale of the Purchased Assets and the entry of this Sale Order are necessary and in the best interests of the Debtors, their estates, creditors, and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Sale Hearing, and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

           FOUND AND DETERMINED AS FOLLOWS:2

           A. This Court has jurisdiction over the Motion and the transactions contemplated by the Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(N). Venue of these cases and the Motion is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

           B. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, and 9014.

           C. As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the notices of the cure amounts in respect of the Assumed Agreements (the "Cure Notices"), the notices of the assumption and assignment of the Assumed Agreements (the "Assumption Notices"), the Sale of the Purchased Assets and of the related transactions contemplated thereby has been provided in accordance with sections

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.R.Bank.P. 7052.

102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014; (ii) such notice was reasonable, sufficient, and appropriate under the circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Cure Notices, the Assumption Notices, the Sale of the Purchased Assets and all the related transactions contemplated thereby shall be required.

           D. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested in the Motion has been afforded to all interested persons and entities, including without limitation (i) counsel for the Buyer, (ii) counsel for Bank One, NA as agent under the Debtors' prepetition credit agreement (the "Prepetition Credit Agreement") and (iii) to each of the other lenders under the Prepetition Credit Agreement (the "Prepetition Lenders"), (iv) counsel for the Creditors' Committee, (v) the Office of the United States Trustee, (vi) each party identified by the Debtors as a potential purchaser of the Purchased Assets that was contacted by the Debtors and expressed an interest in participating in the Sale process, (vii) all entities known to have any asserted lien, claim, encumbrance, alleged interest in or with respect to the Purchased Assets, (viii) all applicable federal, state and local taxing authorities, (ix) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002, and (x) all non-Debtor parties to the Assumed Agreements. Notice of the Motion and Sale Hearing is hereby determined to be timely, adequate and sufficient.

           E. The Debtors and the Buyer (i) have full corporate power and authority to execute the Sale Agreement and all other documents contemplated by the Motion, (ii) have all of the corporate power and authority necessary to consummate the transactions contemplated by the Motion and the Sale Agreement and (iii) have taken all corporate action necessary to authorize and approve the Sale and the consummation by the Sellers and the Buyer, respectively, of the transactions contemplated thereby. The Sellers are the sole and lawful owners of the Purchased Assets to be sold pursuant to the Sale Agreement.

           F. Prior to the date on which the Debtors filed their voluntary petitions in these chapter 11 cases (the "Petition Date"), the Debtors retained Gleacher Partners LLP ("Gleacher") as financial advisors to assist in marketing the Debtors' assets for sale. Gleacher organized a comprehensive marketing program whereby the assets of the Debtors were widely marketed to the universe of likely purchasers thereof in an effort to ensure that the ultimate purchase price for the assets is the highest and best purchase price available by any practical alternative.

           G. The Debtors have demonstrated emergent circumstances and sound business justifications for (i) the Sale and the other transactions and actions contemplated by the Motion pursuant to section 363(b) of the Bankruptcy Code and
(ii) the assumption and assignment of the Assumed Agreements pursuant to section 365 of the Bankruptcy Code.

           H. The terms and conditions of the Sale as set forth in the Sale Agreement were negotiated, proposed and agreed to by the Sellers and the Buyer as parties thereto without collusion, in good faith, and from arm's-length bargaining positions. The Buyer is a good faith purchaser under section 363(m) of the Bankruptcy Code and as such is entitled to all of the protections afforded thereby. The Buyer has not engaged in any conduct that would cause or permit the Sale Agreement to be voided under Bankruptcy Code section 363(n).

           I. The consideration provided by the Buyer for the Purchased Assets
(i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets and (iii) will provide a greater recovery for the Debtors' creditors and other interested parties than would be provided by any other practically available alternative.

           J. The transfer of the Purchased Assets to the Buyer under the Sale and the Sale Agreement will be a legal, valid, and effective transfer of the Purchased Assets and will, upon the occurrence of the Closing (as defined in the Sale Agreement), vest in the Buyer all right, title and interest of the Debtors in the Purchased Assets free and clear of any and all liens (including mechanics', materialmen's and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any "claim" as defined in ss. 101(5) of the Bankruptcy Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders and decrees of any Court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, debts, charges, suits, licenses, options, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, or known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the "Interests") other than the Closing Encumbrances (such Interests other than the Closing Encumbrances are hereafter referred to as the "Transferred Interests"). Except as specifically provided in the Sale Agreement or this Sale Order, the Buyer shall not assume or become liable for any Interests relating to the Purchased Assets being sold by the Sellers.

           K. The transfer of the Purchased Assets to the Buyer free and clear of all Transferred Interests will not result in any undue burden or prejudice to any holders of any Transferred Interests since all such Transferred Interests of any kind or nature whatsoever shall attach to the net proceeds of the Sale (the "Sale Proceeds") and not to the Purchased Assets in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets subject to the Carveout (as defined in this Court's Interim Order Authorizing the Use of Cash Collateral and Granting Replacement Liens, dated December ___, 2002) and to any claims and defenses the Debtors or other parties may possess with respect thereto. The Debtors have articulated sound business reasons for performing the Sale Agreement, selling the Purchased Assets, and assuming and assigning the Assumed Agreements as set forth in the Motion outside of a plan of reorganization, and it is a reasonable exercise of the Debtors' business judgment to execute, deliver and consummate the Sale Agreement and the transactions contemplated thereby.

           L. The Buyer would not consummate the transactions contemplated by the Sale, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale of the Purchased Assets to the Buyer was not free and clear of all Transferred Interests of any kind or nature whatsoever, or if the Buyer would, or in the future could, be liable for any such Transferred Interests and if the assignment of the Purchased Assets could not be made under section 363 of the Bankruptcy Code.

           M. The Debtors may sell the Purchased Assets free and clear of all Transferred Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Transferred Interests and (ii) non-Debtor parties who did not object, or who withdrew their objections, to the Sale and the Motion are deemed to have consented pursuant to Bankruptcy Code section 363(f)(2). Other holders of Transferred Interests fall within one or more of the other subsections of Bankruptcy Code section 363(f) and are adequately protected by having their Transferred Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim or may claim a Transferred Interest.

           N. The terms and conditions of the Sale Agreement, including the total consideration to be realized by the Debtors pursuant to the Sale Agreement, are fair and reasonable, and the transactions contemplated by the Sale Agreement are in the best interests of the Debtors, their creditors and their estates. A valid business purpose exists for the approval of the transactions contemplated by the Motion.

           O. The requirements of sections 363(b), 363(f) and 365 of the Bankruptcy Code and any other applicable law relating to the sale of the Purchased Assets have been satisfied.

           P. A reasonable opportunity has been afforded to all interested parties to make a higher or better offer to purchase the Purchased Assets.

           Q. Approval at this time of the Sale, the Sale Agreement and all the transactions contemplated thereby and hereby is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

           NOW THEREFORE, BASED UPON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, EFFECTIVE IMMEDIATELY, THAT:

                     1. The Motion is granted.

                     2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits.

                     3. The Sale Agreement [substantially in the form attached as Exhibit A to the Notice of Filing of Sale Agreement, dated _______, 2003] (including all exhibits, schedules and annexes thereto), and all of the terms and conditions thereof, are hereby approved. Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized to consummate the Sale of the Purchased Assets pursuant to and in accordance with the terms and conditions of the Sale Agreement without any further corporate authorization.

                     4. The Debtors are authorized to execute and deliver, and are empowered to perform under, consummate and implement, the Sale Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale Agreement, and to take all further actions as may be requested by the Buyer for the purpose of assigning, transferring, granting, conveying and conferring to the Buyer or reducing to possession, the Purchased Assets or as may be necessary or appropriate to the performance of the obligations as contemplated by the Sale Agreement. Except with respect to the Assumed Liabilities (as defined in the Sale Agreement) and the obligations set forth in the Sale Agreement, the Buyer assumes no liabilities that arose prior to the Closing Date (as defined in the Sale Agreement), including any accrued but unbilled liabilities. Pursuant to Bankruptcy Code sections 363 and 105, title to the Purchased Assets shall pass to the Buyer at closing, free and clear of all Transferred Interests, with all Transferred Interests to be unconditionally released, discharged and terminated as to the Purchased Assets, and with all Transferred Interests to attach only to the proceeds of the transaction with the same priority, validity, force and effect as they existed with respect to the Purchased Assets prior to Closing except as may be set forth herein.

                     5. The transfer of the Purchased Assets to the Buyer pursuant to, and subject to the terms of, the Sale Agreement shall constitute a legal, valid and effective transfer of the Purchased Assets, and shall, upon the consummation of the Closing, vest in the Buyer all right, title and interest of the Debtors in and to the Purchased Assets, free and clear of all Transferred Interests of any kind or nature whatsoever, with all such Transferred Interests to attach to the Sale Proceeds in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets, subject to the Carveout and to any claims and defenses the Debtors or other parties may possess with respect thereto.

                     6. The Sellers and the Buyer are hereby authorized and directed to comply with all provisions of the Sale Agreement. The Debtors are hereby authorized and directed to assume and assign to the Buyer the Assumed Agreements as set forth in the Motion pursuant to section 365 of the Bankruptcy Code. The Buyer is directed to pay the Cure Payments (as defined in the Sale Agreement) required under section 365 of the Bankruptcy Code to the non-Debtor party to such Assumed Agreements in accordance with the Sale Agreement at the Closing or, in the event any Cure Payment is the subject of a timely objection by a non-Debtor party to an Assumed Agreement, within ten (10) days of the resolution of the dispute by agreement of such non-Debtor party and the Sellers (with the approval of the Buyer) or the entry of a final order by the Bankruptcy Court (as defined in the Sale Agreement) resolving such objection.

                     7. The Buyer and the Debtors have provided adequate assurance of future performance under the Assumed Agreements, and the proposed assumption and assignment of the Assumed Agreements satisfies the requirements of the Bankruptcy Code including, inter alia, sections 365(b)(1) and (3) and 365(f) to the extent applicable. The Assumed Agreements, upon assumption by the Debtors and assignment to the Buyer, shall be deemed valid and binding, in full force and effect in accordance with their terms, subject to the provisions of this Sale Order, and, pursuant to section 365(k) of the Bankruptcy Code, the Debtors shall be relieved from any further liability, except for any cure obligations as provided herein and in the Sale Agreement.

                     8. In consideration for the Purchased Assets, and subject to the terms and conditions of the Sale Agreement, the Buyer shall assume the Assumed Liabilities and, at the Closing, shall irrevocably pay to the Debtors an amount in cash equal to the Purchase Price (as defined in the Sale Agreement). At the Closing, the Buyer shall transfer the Purchase Price reduced by the Escrow Amount (as defined in the Sale Agreement) by wire to an account or accounts designated by the Debtors at Bank One, NA. At the Closing, the Bank shall transfer the

Escrow Amount by wire to an interest-bearing escrow account pursuant to the terms and conditions of the Escrow Agreement (as defined in the Sale Agreement).

                     9. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, effective upon the consummation of the Closing (i) all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and other regulatory authorities, lenders, trade and other creditors holding Transferred Interests (including but not limited to any claims under any applicable revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law) of any kind or nature whatsoever against or in the Debtors or the Purchased Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets, the operation of the Debtors' businesses prior to the Closing Date of the Sale or the transfer of the Purchased Assets to the Buyer, hereby are forever barred and estopped from asserting against the Buyer, its successors or assigns (to the extent allowed by law), its property, its officers, directors and shareholders or the Purchased Assets, such persons' or entities' Transferred Interests and (ii) all such Transferred Interests shall be unconditionally released and terminated as to the Purchased Assets. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect or diminish any rights of the Debtors or any successor thereto (including any chapter 11 or chapter 7 trustee) with respect to obligations of the Buyer arising under the Sale Agreement or this Sale Order. This Sale Order shall be binding on the Debtors and the Debtors' estates (including following any conversion or dismissal of these cases), any successor chapter 7 estates and any chapter 7 or chapter 11 trustees appointed in these cases.

                     10. The consideration provided by the Buyer for the Purchased Assets under the Sale Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia.

                     11. On the Closing Date, each of the creditors of the Debtors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Transferred Interests against or in the Purchased Assets, if any, as such Transferred Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Transferred Interests against or in the Purchased Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Transferred Interests that the person or entity has with respect to the Purchased Assets or otherwise, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets.

                     12. This Sale Order shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets. Each and every federal, state and local governmental agency, department or unit is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

                     13. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, the Buyer shall have no liability or responsibility for any liability or other obligation of, or claim against, the Debtors arising under or related to the Purchased Assets and, to the extent allowed by law, the Buyer (and its officers, managers and members) shall not be liable for any other claims against the Debtors or any of their predecessors or affiliates, and the Buyer shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date under the Sale Agreement, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date under the Sale Agreement, including, but not limited to, any claims or liabilities under any revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law, arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors' businesses prior to the Closing Date.

                     14. This Court retains and shall have exclusive jurisdiction to endorse and implement the terms and provisions of the Sale Agreement, any amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets to the Buyer, (b) compel delivery of the Purchase Price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Sale Agreement, and (d) interpret, implement and enforce the provisions of the Sale Agreement and this Sale Order.

                     15. The transactions contemplated by the Sale Agreement are undertaken by the Buyer in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale of any Purchased Assets shall not affect the validity of the Sale unless such authorization is duly stayed pending such appeal prior to the Closing. The Buyer is a purchaser in good faith of the Purchased Assets and the Buyer is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

                     16. The terms and provisions of the Sale Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyer and their respective affiliates, successors and permitted assigns and any affected third parties (including, but not limited to, all persons asserting Interests in the Purchased Assets), notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

                     17. The failure specifically to include any particular provisions of the Sale Agreement in this Sale Order shall not diminish or impair the effectiveness of such provisions, and the Sale Agreement is, by this Sale Order, authorized and approved in its entirety.

                     18. The Sale Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties in accordance with the terms thereof, without further order of the Court, provided that any material modification, amendment or supplement is approved by the agent for the Prepetition Lenders.

                     19. The Sale Agreement is not a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford, and is not in violation of creditors' and equity security interest holders' voting rights.

                     20. Consummation of the Sale Agreement and the transactions contemplated therein and thereby does not effect a de facto merger or consolidation of the Sellers and the Buyer or result in the continuation of the Sellers' business under the Buyer's control. The Buyer is not the alter ego of, a successor in interest to, or a continuation of the Sellers, nor is the Buyer otherwise liable for the Sellers' debts and obligations, unless specifically provided for in the Sale Agreement or pursuant to this Sale Order.

                     21. All of the Debtors' interests in the Purchased Assets to be acquired by the Buyer under the Sale Agreement shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Buyer. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets acquired by the Buyer under the Sale Agreement and/or a bill of sale or assignment transferring good and marketable, indefeasible title and interest in the Purchased Assets to the Buyer.

                     22. As of the Closing Date, the Buyer shall be hereby granted immediate and unfettered access to the Purchased Assets. All entities that are presently or on the Closing Date may be in possession of some or all of the Purchased Assets are hereby directed to surrender possession of the Purchased Assets to the Buyer on the Closing Date.

                     23. As provided by Bankruptcy Rules 6004(g) and 6006(d), the effectiveness of this Sale Order shall not be stayed for 10 days after entry on the docket and shall be effective and enforceable immediately upon such entry. The Buyer and the Debtors shall consummate the Sale as promptly as is practicable following Court approval of this Sale Order, so long as no stay of this Sale Order has been entered and is continuing.

Dated: _______, 2003
       Wilmington, Delaware
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                                                       EXHIBIT H
                                                                       ---------

PRIVILEGED AND CONFIDENTIAL
PREPARED AT THE REQUEST OF COUNSEL


6 December 2002


Mr. Tom Clarke
Vice President
Insilco Corporation
425 Metro Place, 5th Floor
Dublin, OH 43017

Re:   ERM Proposal No. MEMT-020476 - Fourth Revision
      Phase II Site Investigation
      Stewart Stamping Facility
      Yonkers, New York

Dear Tom:

Environmental Resources Management, Inc. (ERM) is pleased to present this proposal for a Phase II Site Investigation at the above referenced site. The scope of work presented below is the third revision of this proposal and replaces earlier versions with prior dates.

SCOPE OF WORK

Task 1 - Project Mobilization
-----------------------------

This task will consist a site reconnaissance to select soil boring/monitoring well locations and clearing these locations for subsurface utilities. It is assumed that the utility markouts provided by New York One-Call will be sufficient to allow drilling operations to proceed safely. One-Call will identify utilities in the public right-of-way; based on our knowledge of the site, it is reasonable to assume this will be adequate to drill safely at boring locations outside the building. If ERM judges that a One-Call markout is not adequate, Insilco will be immediately notified. Should this occur, it would be necessary to mobilize a private markout company to perform further utility-locating services at additional cost. At indoor sites, Insilco/Stewart personnel will be required to approve these drilling locations.

This task also includes the preparation of project health and safety plan consistent with HAZWOPER requirements (CFR 1910.120).

Mr. Tom Clarke
6 December 2002
Page 2



Task 2 - Site Investigation Activities
--------------------------------------

The proposed Phase II scope of work has been designed to be a screening evaluation and determine if significant environmental impairment exists at the Site. This will be done by a program of ground water testing around the perimeter of the property, combined with soil sampling at those areas judged to pose the highest risk for potential contamination. Based on the extent and magnitude of ground water impacts (if any), inferences regarding site-wide soil quality can also be made. However, it should be noted that direct evidence of site-wide soil quality will not be generated as part of this evaluation.

Based on the "PHASE I ENVIRONMENTAL SITE ASSESSMENT - STEWART STAMPING CORPORATION" (ERM, September 2002)", three Recognized Environmental Conditions
(RECs) were identified at the site:

o    Plating Chemical Spillage and Historic Operations;
o    Historic Chlorinated Organic Solvent Degreasing/Solvent Use; and
o    Former Underground Storage Tanks used to store No. 4 fuel oil.

The proposed program is designed to assess the impacts (if any) caused by these historical site operations. As such, the Phase II site investigation will consist of monitoring wells installed in the center portion of the site where the bulk of these operations occurred. In addition, two soil borings will be installed to evaluate soil quality at selected locations.

GROUND WATER INVESTIGATION

Previous work at the site indicates the presence of a thin veneer of overburden overlying bedrock at 10 to 20 feet below grade. The water table was not encountered above the bedrock surface. As a result, it will be necessary to install bedrock monitoring wells to achieve the project objectives put forth above. It is therefore proposed that two new bedrock monitoring wells to be sited as follows:

o    One well will be located at the loading dock entrance on Whittier Avenue;
     and
o One well will be located in the parking lot between the plant building and Kettel Avenue.

Mr. Tom Clarke
6 December 2002
Page 3



A permanent ground water monitoring well will be installed at each location. These wells will be constructed with six-inch diameter steel casing set a minimum of five feet into competent bedrock. An open hole will extend below the bottom of the casing to intersect water-bearing fractures in the rock. For cost estimation purposes, these wells will be assumed to be up to fifty (50) feet in depth. The wells will be finished at grade with a locking cap and flush mount steel manhole, secured in place with a cement collar. Each well will be developed to remove gross turbidity by evacuating several well volumes of water. A New York State Licensed Surveyor will be contracted to provide the elevation of the steel casing for each well.

The two new wells will be sampled along with one existing bedrock production well at the site. Prior to sampling, the depth to ground water will be measured and each well will be checked for the presence of light, non-aqueous phase liquid (LNAPL) using an optical interface probe. Each well will then be sampled using low-flow sampling methodology to limit entrained solids. This is necessary to avoid artificially elevated concentrations due to naturally occurring metals in the aquifer matrix. The turbidity of the purge water will be reduced to less than 50 NTUs prior to sample collection directly from the pump discharge. Other water chemistry parameters (temperature, specific conductance, pH and dissolved oxygen will be monitored during the purging process. The sample will be collected when three consecutive readings are within the following constraints:

o    <50 NTU of turbidity;
o    +/- 0.2 units for pH;
o    +/- 5% for conductivity;
o    +/- 10% for dissolved oxygen; and
o    < 5.0 feet of drawdown.

No additional samples will be collected for QA/QC purposes other than the three well samples. All collected samples will be analyzed for the following constituents:

o    Volatile Organic Compounds (VOCs) by Method 624;
o    Poly-aromatic Hydrocarbons (PAHs) by Method 625;
o    Priority Pollutant Metals by Methods 200.7 and 245.1;
o    Total Cyanide by Method 335.2; and
o    Free (Weak Acid Dissociable) Cyanide by Method 335.2.

Mr. Tom Clarke
6 December 2002
Page 4



SOIL INVESTIGATION

A concrete core hole will be installed through the base of the sump that holds the old vapor degreaser unit. One soil sample will be collected using a hand auger from the soil immediately beneath the concrete. The core hole will be repaired upon completion.

In addition, one soil boring will be installed to bedrock at the entrance to the loading dock on Whittier Avenue. Continuous split spoon soil samples will be collected with each being screened for VOCs using a portable photo-ionization detector (PID). Two samples from this boring will be selected for laboratory analysis based on the PID screening results and field observations. This boring will be subsequently converted to a bedrock monitoring well as previously described.

All soil sample collected for laboratory analysis will be analyzed for the following constituents:

o    Volatile Organic Compounds (VOCs) by Method 8260;
o    Poly-aromatic Hydrocarbons (PAHs) by Method 8270;
o    Priority Pollutant Metals by Methods 6010 and 7471; and
o    Total Cyanide by Method 9012.

MISCELLANEOUS INVESTIGATION ELEMENTS

The costs presented in this proposal include expedited analysis by a New York State certified laboratory. These results will be obtained from the lab within one week of receipt. The laboratory deliverable will consist of a standard data package with minimal QA/QC backup.

All investigation-derived waste material including drill cuttings, development water, decontamination fluids and purge water will be containerized in 55-gallon drums for disposal. These drums will be properly labeled and staged at a location to be designated by site personnel. The cost for disposal of these materials is not included as part of this proposal. Based on the laboratory results, a future proposal will be prepared for the proper disposal of these materials.

Mr. Tom Clarke
6 December 2002
Page 5



Task 3 - Report Preparation
---------------------------

ERM will prepare a draft report for review by Insilco and Insilco's counsel. This report will contain a description of all work performed. The presentation of results will include the following elements:

o    Tabular presentation of all laboratory analyses;
o    Map view summary of ground water quality findings;
o    Water table contour map; and
o    Geologic logs and well construction diagrams.

This proposal includes one revision of the draft report based on one set of comments to be provided by Insilco and/or Insilco's counsel.

Any test results, data, reports (final or draft) or other material or information that is delivered to the client will simultaneously be delivered to SRDF Acquisition Co., LLC (SRDF) and SRDF's environmental consultant.

Task 4 - Remediation Cost Estimate
----------------------------------

Based on the information obtained in the Phase I ESA, as well as the site data developed as part of the proposed Phase II site investigation described herein, ERM will describe a Reasonable Most Likely case for potential future remediation of the site. In addition, ERM will prepare a cost estimate for this potential remedial scenario.

Task 5 - Project Management
---------------------------

This task includes internal staff briefings, communications with Insilco and Insilco's counsel, communications with site personnel and subcontractor coordination.

COST ESTIMATE

The estimated probable cost for the scope of work presented above is $69,164, broken down as shown in Table 1 (attached). The cost incurred for site investigation work outside this scope that has already performed totals an additional $11,962. The total estimated probable cost of the project is therefore $81,126. To avoid misunderstanding, it should be emphasized that the estimated probable cost is a budget estimate based on our present knowledge of the project; it is believed to be sufficient to cover the services described herein, but no guarantee is made or implied. ERM will not exceed the estimated probable cost without prior consent from Insilco.

Mr. Tom Clarke
6 December 2002
Page 6



In order to induce ERM to undertake the scope of work, Insilco shall pay a retainer in the amount of $81,126 (the "Retainer") to ERM. ERM will not commence work on the scope of work until it has received the full amount of the Retainer. ERM will submit an initial invoice for the Retainer, and will submit on a monthly basis a statement of time and material costs, based on work complete, to inform Insilco of amounts applied by ERM to the Retainer. Insilco acknowledges and agrees that ERM has a possessory interest in the amounts payable to ERM pursuant to the scope of work. ERM will not perform any work outside of the scope of work, except in case of an emergency endangering life, property or the environment, in which case ERM may act, at its discretion, to prevent threatened damage, injury, or loss, and Insilco will compensate ERM accordingly. If Insilco wishes to engage ERM to perform work outside the scope of work, ERM will provide a proposal to Insilco for such new work and request a new retainer pursuant to such new proposal. If the cost of the scope of work is less than the amount of the Retainer, ERM will refund any excess amounts to Insilco within 60 days after completion of the scope of work.


SCHEDULE

It is estimated that the site work can be completed within seven to ten work days after project authorization (pending drilling subcontractor availability). Two additional weeks are necessary for laboratory turnaround and draft report preparation.


PROJECT ASSUMPTIONS

o All fieldwork will be conducted using Level D personal protective equipment.
o It is assumed that all proposed monitoring well locations are accessible to truck-mounted drilling equipment and that no special traffic control measures (e.g., flagmen) are required.
o Indoor drilling locations will require short-term (one day or less) disruption of plant operations proximal to these sites. It is assumed that plant personnel will clear all indoor drilling locations for potential subsurface utilities.
o    All work will be performed during normal business hours.

Mr. Tom Clarke
6 December 2002
Page 7



TERMS AND CONDITIONS

This proposal will be governed by the General Terms and Conditions for Exclusive Use with Insilco Technologies, Inc., dated 27 September 2002, a copy of which is attached and made part of this proposal.


ACCEPTANCE

If this proposal is acceptable to you, please indicate your agreement by signing and returning a copy of this proposal to the undersigned.

If you have any questions regarding this proposal, please do not hesitate to contact me directly at 631-756-8904.

Very truly yours,


Michael B. Teetsel, C.P.G
Principal






Attachment

Mr. Tom Clarke
6 December 2002
Page 8






Re:  ERM Proposal No. MEMT-020476 - Fourth Revision
     Phase II Site Investigation
     Stewart Stamping Facility
     Yonkers, New York




AUTHORIZATION

AGREED AND ACCEPTED BY:




-----------------------------               -----------------------------
Signature                                   Title




-----------------------------               -----------------------------
Printed Name                                Date

                                                                       EXHIBIT I
                                                                       ---------

                                    AGREEMENT


                                     BETWEEN


                               LOCAL UNION NO. 815

                     DRUG, CHEMICAL, COSMETIC, PLASTICS AND
                    AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES





                                     [LOGO]





                               AFFILIATED WITH THE

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS
                                     AFL-CIO

                                       AND

                                STEWART STAMPING
                                   CORPORATION

                              EFFECTIVE MAY 6, 2002
                               THROUGH MAY 1, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article I Purpose ..........................................................  1

Article II Recognition......................................................  1

Article III Union Security..................................................  1

Article IV Check-Off .......................................................  2

Article V Arbitration Clause................................................  2

Article VI Adjustment of Employer Complaints................................  2

Article VII Hours and Overtime..............................................  3

Article VIII Call-In and Reporting Time.....................................  3

Article IX Holidays ........................................................  4

Article X Vacations ........................................................  4

Article XI Seniority .......................................................  7

Article XII Layoff    ......................................................  8

Article XIII Promotions..................................................... 10

Article XIV Shop Steward.................................................... 10

Article XV Notice of Discharge:............................................. 11

Article XVI Supervisors..................................................... 11

Article XVII Shift Assignment............................................... 11

Article XVIII Transfers..................................................... 11

Article XIX Shift Differential.............................................. 12

Article XX Military Training................................................ 12

Article XXI Allied Welfare Fund:............................................ 13

Article XXII Union Mutual Fund.............................................. 14

Article XXIII Teamsters-National 401(k) Plan................................ 15

Article XXIV Part Time Employees:........................................... 16

Article XXV Wages .......................................................... 16

Article XXVI Job Evaluation................................................. 17

Article XXVII Bulletin Boards............................................... 17

Article XXVIII Access To Plant.............................................. 17

Article XXIX Leaves of Absence.............................................. 17

Article XXX Changes In Work Schedule........................................ 18

Article XXXI Functions of Management........................................ 18

Article XXXII No Strikes.................................................... 18

Article XXXIII No Lock-Outs................................................. 18

Article XXXIV Safety Committee.............................................. 18

Article XXXV Health And Safety.............................................. 19

Article XXXVI General ...................................................... 20

Article XXXVII Standards of Apprenticeship.................................. 20

Article XXXVIII Plant Removal............................................... 20

Article XXXIX Wage and Price Stabilization.................................. 20

Article XL Sick Leave ...................................................... 21

Article XLI Medical Center.................................................. 21

Article XLII Complete Agreement............................................. 21

Article XLIII Termination................................................... 22



Letter of Understanding

Re:  Current Workweek Schedule....................................
Re:  Paid Time-Off................................................
Re:  Vacation Fringe Benefit Fund.................................

     AGREEMENT made this 25th day of April, 2002, and effective as of May 6, 2002, by and between STEWART STAMPING CORPORATION, whose place of business is located at 630 Central Park Avenue, Yonkers, New York 10704; hereinafter referred to as the "COMPANY"; and DRUG, CHEMICAL, COSMETIC, PLASTICS AND AFFILIATED INDUSTRIES WAREHOUSE EMPLOYEES LOCAL 815, AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS; whose office is located at 467 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, hereinafter referred to as the "UNION".

W I T N E S S E T H:

                                    ARTICLE I
                                     PURPOSE

     It is the intent and purpose of the parties hereto to set forth herein the Agreement covering rates of pay, hours of work and conditions of employment to be observed by the parties hereto and to secure a closer and more harmonious relationship between said parties.

                                   ARTICLE II
                                   RECOGNITION

     The Company recognizes the Union as the exclusive bargaining agent for all its production and maintenance employees, excepting clerical employees, managerial, building custodian, tool designers, draftsmen and supervisory employees with authority to hire, promote, discharge, discipline or otherwise effect changes in the status of employees or effectively recommend such action.

                                   ARTICLE III
                                 UNION SECURITY

     (A) All employees who are members of the Union as of the signing of this Agreement shall remain members of the Union as a condition of continued employment with the Company.

     (B) All present employees who are not now members of the Union shall make application for membership not later than thirty days after the signing of this Agreement and, if accepted, must remain members of the Union as a condition of continued employment with the Company.

     (C) All employees hired or transferred into a bargaining unit subsequent to the signing of this Agreement shall upon completing thirty days of employment, make application for membership and, if accepted, must remain members of the Union as a condition of continued employment with the Company.

     (D) The provisions of Paragraphs (A), (B) and (C) of this Section shall not apply to any employee covered by this Agreement to whom membership in the Union is denied or whose membership therein has been terminated for reasons other than the failure of such employee to tender his initiation fee or periodic dues, uniformly required by the Union as a condition of acquiring or retaining membership.

     (E) Any employee who fails to meet the requirements of this Article shall not be retained in the employ of the Company provided that the Union shall have notified the Company and the employee in writing of such default and said employee shall have failed to remedy the same within ten days after receipt of such notice.

                                   ARTICLE IV
                                    CHECK-OFF

     The Employer shall deduct uniform membership dues and initiation fees from the employees' salaries and make such deductions from the first payroll in each month and transmit all such funds deducted no later than the tenth day of each month. All funds deducted from the employees' salaries for the payment of such dues and initiation fees shall be held in trust by the Employer and shall be considered at all times the property of the Union provided, however, that prior to making such deductions, the Employer has received from each employee on whose account such deductions are made, a written assignment, which shall not be irrevocable for a period of more than one year or beyond the termination date of this Agreement, whichever occurs sooner, and which may contain a clause that such assignment shall be automatically renewed for additional periods of one year, unless the employee shall terminate such assignment in writing within thirty days prior to any expiration date thereof.

                                    ARTICLE V
                               ARBITRATION CLAUSE

     Should a dispute arise concerning the application, meaning, effect, purpose or breach of any term, condition or covenant contained herein, that can not be resolved informally by the parties, or in the event any claim, demand, dispute, difference, controversy and/or misunderstanding shall arise, that can not be resolved informally by the parties, the parties hereto may submit the matter to arbitration, pursuant to the Labor Arbitration Rules of the American Arbitration Association that are in effect at the time written notice of the intent to arbitrate is given.

                                   ARTICLE VI
                        ADJUSTMENT OF EMPLOYER COMPLAINTS

     (A) Any complaint or grievance presented on behalf of the Company shall receive the immediate consideration of the Local Union's officers and a settlement shall, if possible, be arrived at within a period of five days after filing such complaint or grievance. In case no settlement can be arrived at between the Company and the Union's local officers within said period of five days, or within such additional period as may mutually be agreed upon by both parties, the matter in dispute shall be referred by the Company to the Executive Officers of the Union.

     (B) If a settlement is not arrived at between the Company and the Union representatives within a further period of fifteen days or within such additional period as may be mutually agreed upon, the matter in dispute may be referred to arbitration as herein provided by the Agreement and the procedure provided for shall be followed by both the Company and the Union arbitrating any such complaint or grievances.

                                   ARTICLE VII
                               HOURS AND OVERTIME

     (A) The normal work week shall be forty hours per week, eight hours per day, five days per week, Monday through Friday inclusive.

     (B) Time and one-half the employees' regular rate shall be paid for all work performed:

     1.   In excess of eight hours in any one work day, up to ten hours;

     2.   In excess of forty hours in any one work week;

     3.   During the Saturday work day.

     (C) Twice the employees' regular rate of pay shall be paid for all work performed:

     4.   In excess of ten hours in any one work day;

     5.   On Sunday;

     6.   On any holiday in addition to the holiday pay.

     (D) Two and one-half times the employees' regular rate of pay shall be paid for all work performed in excess of eight hours on Sunday.

     (E) Three times the employees' regular rate of pay shall be paid for all work performed in excess of ten hours on Sunday.

     (F) No employee who is required by the Company to work hours outside of his regularly scheduled shift shall be required to take time out of his regular shift to offset such hours. There shall be no pyramiding of overtime by reason of any provisions of this Agreement.

     (G) Overtime is the various departments shall be equally divided among the employees of their respective departments provided they are capable of performing the overtime work available. An overtime distribution list shall be posted in each department and said list shall be the controlling factor as to the equitability of overtime distribution.

                                  ARTICLE VIII
                           CALL-IN AND REPORTING TIME

     (A) Unless notified previously not to report, any employee who reports to work on his regularly assigned schedule will be given at least four hours' work, or in lieu thereof, four hours' pay at his regular straight-time rate of pay. The Company shall not be obligated to make any report time payments if the conditions are caused by work stoppages, strikes or acts of God. The Employer shall notify all employees concerning its designation of a radio station for emergency announcements. An announcement on such radio station prior to 6:30 a.m. shall constitute notice to all employees in the event they are requested not to report for work because of snow or similar emergency.

     (B) Employees who are called back to work outside of their regular shift or schedule shall be paid at the raze of double time for such hours worked, with a minimum guarantee of two hours' pay.

                                   ARTICLE IX
                                    HOLIDAYS

     (A) The holidays recognized as covered by this Agreement shall be as follows:

     l.     New Year's Eve                    7.     Labor Day
     2.     New Year's Day                    8.     Thanksgiving Day
     3.     President's Day                   9.     Day after Thanksgiving Day
     4.     Good Friday                       10.    Christmas Eve
     5.     Memorial Day                      11.    Christmas Day
     6.     Independence Day                  12.    Employee's Birthday

     (B) Employees shall be paid eight hours' pay at their regular straight-time rate of pay including the night shift bonus for each aforesaid full holiday regardless of the day of the week on which these holidays fall. An employee who has been absent from work as a result of a compensable injury for a period not in excess of ninety continuous days shall be entitled to pay for all holidays occurring during such period. In all cases, however, in order to be emitted to holiday pay, an employee must have completed his probationary period, and must have been present at work the next working day after the holiday unless his absence was due to his own illness, appearances at the Draft Board, or was previously authorized or subsequently excused by his foreman, which authorization or excuse shall not be unreasonably withheld.

                                   ARTICLE X
                                    VACATIONS

     (A) It is hereby agreed by and between the respective parties that effective as of May 6, 2002 (being a continuation of contributions previously made) the Employer shall contribute to the Vacation Fringe Benefit Fund the sum of Ten and Six-Tenths Per Cent (10.6%) of the Employer's total, gross, straight time payroll expense for each employee covered by the Agreement regardless of whether or not any such employee is a member of the Union and regardless of the number of hours worked during the week. A list containing the names and straight time, weekly earnings of each employee in the bargaining unit shall accompany each such payment. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Vacation Fringe Benefit Fund and shall be held subject to the provisions of a trust indenture dated February 17, 1971 and any amendments, changes or additions thereto.

     The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

     The Fund shall be used for the purpose of providing annual and supplementary vacation benefits, jury duty reimbursement and for such approved similar and related purposes and benefits, and for the payment of the reasonable administrative expenses of the Fund, as the trustees may determine. By executing this Agreement, the Employer hereby authorizes the Trustees of the Vacation Fringe Benefit Fund, on its behalf, as its express agent, and in its name and stead, to remit to the appropriate Federal taxing authorities, the Employer's share of any FICA taxes owed by the Employer as a result of vacation and/or fringe benefit payments made by the Fund to employees of the Employer, together with the employee's share of any such taxes; and, where applicable to remit to the appropriate State taxing authorities the disability taxes owed as a result of such payments. Similarly, by executing this Agreement, the Employer hereby authorizes the Trustees of the Fund on its behalf, as its express agent and in its name and stead, to issue to the appropriate governmental agencies and to its employees receiving vacation and/or fringe benefit payments through the Fund, Federal, State and City earnings statements showing gross wages, FICA tax withheld, FICA wages, State income tax withheld and local tax withheld as a result of such vacation and/or fringe benefit payments by the Fund. The Trustees of the Fund shall have no obligation to report wages earned by the Employer's employees, except such wages as are transmitted to the Employer's employees by the Fund.

     All monies paid to the Fund shall be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union, individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating Employer, individually or collectively, nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof; either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature.

     All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof, nor to any accounting, supervision or control thereof, of whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees, or to the contributions of his or her Employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the Fund and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

     All payments shall be due and payable on the first day of each week, for the preceding week. The foregoing notwithstanding, however, if the Employer fails to stake all payments required hereunder, on or before the tenth day of the month for the preceding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

     Conditioned upon the Employer's timely payment in full to the Fund of all of its obligations as specified herein, no further liability whatsoever shall attach hereunder to the Employer; and no claim can, shall or may be made by any employee against the Employer based upon the terms hereof for any reason whatsoever.

     (B) The amount of vacation to which an employee is entitled shall be determined as of July l of each year:

                                         VACATION PAY
                                        (STRAIGHT-TIME
     LENGTH OF SERVICE                    EARNINGS)       VACATION PERIOD
     -----------------                   -------------    ---------------
     Six months but less than one year
     of employment                            2%           40 Hrs. (One week)
     One year but less than three years
     of employment                            4%           80 Hrs. (Two weeks)
     Three years but less than ten
     years of employment                      6%          120 Hrs. (Three weeks)
     Ten years but less than fifteen
     years of employment                      7%          120 Hrs. (Three weeks)
     Fifteen years but less than twenty
     years of employment                      8%          160 Hrs. (Four weeks)
     Twenty years but less than
     twenty-five years of employment          9%          160 Hrs. (Four weeks)
     Twenty-Five years or more of
     employment                               10%         160 Hrs. (Four weeks)


     In determining eligibility for vacation leaves, all computations shall be based upon each employee's total length of employment with the Employer. No deductions shall be made from an employee's accumulated service except for periods of nonemployment by the Employer. Such deductions shall be made in accordance with the provisions of the trust indenture, and/or resolutions adopted by the trustees.

     Full power and authority will be lodged in the trustees of the Vacation Fringe Benefit Fund to determine the extent of service credits to be allocated to each employee as well as the rules and regulations pursuant to which employees will be paid for any earned vacation pay.

     In accordance with the rules and regulations of the Fund and at such intervals as they determine appropriate, the trustees of the Fund shall transmit to each employee on whose behalf contributions have been made to such Fund, an amount equal to the sum of such employee's vacation leave entitlement multiplied by such employee's vacation leave. This sum will be diminished by the amount of any vacation payments made by the Fund to such employee during the preceding vacation year (i.e. the period from July 1 of the preceding year through June 30 of the current year.)

     Part-time employees shall receive vacation leave and vacation pay on a pro rata basis.

     In the event that an employee loses working time as a result of a compensable injury to such an extent that his vacation pay percentage multiplied by his actual straight-time earnings during the previous year is less than forty
(40) hours pay at his base rate, such an employee shall none the less receive forty (40) hours pay at his base rate. In no event shall an employee who has lost time as a result of a compensable injury receive less than one week of paid vacation (forty hours at base rate).

     On or about June 1 of each year the Employer will supply the Union with a statement indicating the vacation pay entitlement for each employee.

     (C) The Company may schedule annual vacation shutdowns. Notwithstanding the right to schedule such vacation shutdowns and the right to require employees to use vacation during the shutdowns the Company will not unjustly deny an employee's request to schedule his remaining vacation time, as well as unpaid time off, consistent with business needs, and subject to approval by the Company.

     In connection with the administration of this provision, the Company expressly recognizes that employees many have family and other personal ties abroad and utilize vacation time to travel outside the United States. The Company acknowledges the importance of such vacation time to employees and agrees to take this factor into consideration when making the decision to grant vacation.

                                   ARTICLE XI
                                    SENIORITY

     (A) All persons entering the employment of the Company on and after the date of this Agreement shall be placed on a temporary probationary period in the following manner:

     1.   Unskilled workers - thirty (30) days
     2.   Skilled workers - sixty (60) days
(Skilled jobs are those job titles listed in Schedule A in Pay Grades 13 to 18.)

     It is mutually agreed that a thirty-day extension of the probationary period must be requested by the Company for skilled workers in the event additional time is needed to determine whether or not the probationary employee is to be retained.

     Such employee may be discharged or laid off without challenge by the Union. If such workers are retained by the Company after the probationary period applicable to them as above outlined, their seniority shall be retroactive to the date on which they began work. During the probationary period, such person shall not be covered by the terms of this Agreement except for the wage and hour provisions contained herein and the provisions of Article X, Article XXI and
Article XXII.

     (B) An employee shall lose all seniority rights for any one or more of the following reasons:

     1.   If he quits on his own accord;
     2. If he is dismissed for cause, which dismissal is not later reversed by the grievance procedure or arbitration;
     3. If after a lay-off he does not return to work with three (3) consecutive days alter receiving notification at his last known address by registered mail, personal visit or telegram from the Company, unless due to verifiable illness, accident or excessive distance to be traveled. But in every case the employees must report within fifteen (15) working days after receipt of notification at the address last shown on the Company's records;
     4. If he is absent in excess of three (3) consecutive working days without proper notification to the Employer;
     5.   After a layoff of twelve (12) months if employed up to two (2) years;
     6.   After a layoff of eighteen (18) months if employed over two (2) years.

     (C) A seniority list consisting of names, departments and dates of all employees who are laid off, discharged, hired, rehired and transferred shall be made up from the Company's payroll records as of the date of the signing of the Agreement and placed on the bulletin boards in all departments; and an employee shall have thirty (30) days in which to file a grievance against same if he is dissatisfied with his seniority standing. A revised seniority list then agreed to by the Company and the Union will be posted and shall be the final and binding seniority standing of each employee. The Company shall notify the Union monthly of all changes to the seniority list.

     (D) Employees shall notify the Company of any change of address within (5) days by registered mail or by visiting in person at the Human Resources office where a form must be filled out. The Company shall be entitled to rely upon the last address shown on its records for all purposes.

                                   ARTICLE XII
                                     LAYOFF

     (A) Should it become necessary to lay-off employees the Company shall give the Union, the stewards in the section or department involved and the employees involved at least five (5) working days notice, if practical, of all proposed layoffs.

     (B) In case of layoffs in a department or in the plant, the Company will be governed by the following, provided there are no reasonable objections:

     1. The employee with the least seniority in the job where the layoff is to occur shall be removed from that position.

     2. This employee may displace the least senior person in the job within the same Pay Grade Listed in Schedule "A". The employee who is thus displaced may then displace the least senior employee in the Pay Grade immediately below the one from which he was removed, providing his seniority permits. This procedure shall carry on until an employee is displaced from the bottom Pay Grade and laid off.

     3. If the employee decides not to displace the least senior employee in his Pay Grade for reasons other than physical, he shall have exhausted his rights in that Pay Grade and will proceed to the Pay Grade immediately beneath.

     4. Each employee transferred into a new job shall have a training period equivalent to thirty (30) working days. After the 30 day trial period, should the employee fail to qualify to perform the new job, he shall be placed on lay-off.

     5. Should an employee decide after one week's trial that he is not satisfied with the new job, he shall be entitled to a voluntary lay-off and shall retain his place on the lay-off list according to his seniority. If, however, the employee does not want the job, after thirty (30) working days, he shall be considered a resignation and will lose his place on the seniority list.

     (C) When it becomes necessary to conduct a lay-off, all probationary and part-time employees shall be the first to be laid-off with the exception of skilled workers as defined in Article XI.

     (D) For lay-off purposes only, elected officers shall head the seniority list, on a plant-wide basis, during their term of office, and stewards shall head the seniority list, on a plant-wide basis, during their term of office only on the shift they represent.

     (E) In case of a lay-off to a point where there are the same number of non-stewards as there are stewards, the Company shall have a choice of laying off either the least-senior stewards or the least-senior non-stewards.

     (F) When a job becomes available, and there are employees on Lay-off, the Company shall post all openings in accordance with Article XIII. If no employees apply for the job or no employees are selected, the Company shall recall employees that are on Lay-off. Employees shall be recalled in seniority order providing the laid-off employee was laid-off from a position at or above the Grade of the recalled job.

     (G) Should the job being recalled be the same job that the laid-off employee previously held and he refuses to return to the available job, such employee shall lose all seniority rights including recall rights.

     (H) Should the job being recalled be a different job, at the same or lower pay grade, as the job the laid-off employee previously held he will be included in a training program for thirty (30) working days. After the 30-day period, should the employee fail to quality to perform the new job he shall resume his lay-off status of the previously held job until the job he previously held becomes available.

     (I) Should the laid-off employee's last Grade level be higher than the job being recalled and he refuses to return to work, at the lower paid position, he shall remain on Layoff until a position becomes available in the Grade previously held, or his Recall rights have been exhausted, in accordance with
Article XI.

     (J) No new employees may be hired until all employees with seniority rights, who are qualified to performance the available work, have been recalled to work.

                                  ARTICLE XIII
                                   PROMOTIONS

     (A) With respect to filling permanent positions in higher Pay Grades only, with the exception of Tool and Die Makers and Machinists, the following shall apply:

     All openings will be posted on the Company's bulletin boards for at least two (2) working days. Employees desiring the posted job shall bid for the same during the two working days the notice is posted. The Company, in making its selection from among the employees bidding for said jobs, shall do so without discrimination by giving weight to seniority and ability. The Company shall have the right to fill such vacancies on a temporary basis until permanent replacement is made. Employees within a department shall have preference in securing jobs posted within their department. When there are no employees with the necessary ability determined by previous experience, the Company may hire from whatever source is available.

     (B) Upon promotion into a higher rated job, the employee will receive an increase of $.25 per hour. He will then be placed into a training program to gain the skills and proficiency required to perform the new job. The employee's performance will be evaluated every four months from the date he begins the new job. If the employee demonstrates increased skill in the new job his hourly rate will be increased to the top rate of the next pay grade until the employee reaches the pay grade level of the new job.

     (C) Should the employee fail to demonstrate increasing skill and proficiency in the new job, as determined by The Company, the employee will have the opportunity to return to the job he previously held. The employee's hourly rate will then be adjusted to the corresponding rate of the lesser graded job. If the employee's previously held job is not available he must accept any available lesser graded job at the corresponding pay rate.

     (D) The employee has thirty days after the start of the training program to elect to return to their previous job. Should he elect to discontinue participation in the training program after thirty days, he must accept any available lesser graded job at the corresponding pay rate.

                                   ARTICLE XIV
                                  SHOP STEWARD

     The Union may elect or select shop stewards from among the employees, who shall receive top seniority; and such shop stewards shall have the authority to report grievances and violations of the contract to the Union. No shop steward shall have the right to call any strike, stoppage, or cessation of work; and the sole duty and liability of the Union, in the event a shop steward so transcends his authority, shall be limited to ordering the employees to return to work after written notice from the Employer. The shop stewards shall have to right to discuss grievances or perform such other duties as the Union may require during working hours.

                                   ARTICLE XV
                              NOTICE OF DISCHARGE:

     (A) The Company agrees to notify the Union in writing of all discharges. The shop chairman or his alternate, when available, shall be notified at the same time as the employee concerned.

     (B) When an employee is discharged and files a complaint claiming that he has been unjustly discharged, his steward may take the matter up as a grievance, subject to arbitration. If no complaint is filed within seventy-two hours (excepting Saturday, Sunday and holidays) after the discharge of any employee, the said discharge shall be final.

     (C) If, during the informal grievance process, or upon arbitration, any discharge shall be found to be unfair or discriminatory, the employee will be reinstated with seniority rights unimpaired and will be given retroactive pay for all time lost due to the discharge, less the earnings he may have received from gainful employment obtained in the interim or unemployment compensation.

                                   ARTICLE XVI
                                   SUPERVISORS

     Supervisors, or Foremen, shall not perform any work customarily done by bargaining unit employees. Such work may be performed by non-bargaining unit employees, including Supervisors and Foremen, only in the event of an emergency business necessity as determined by the Company and in other exceptional situations as determined by the Company and with notice to the Union.

                                  ARTICLE XVII
                                SHIFT ASSIGNMENT

     In the event that any steward, officer or executive board member of the Union shall be employed on a shift other than the first shift, the Employer agrees that, at the request of the Union, such officer shall be transferred to the first shift provided, however, that such transfer shall not interfere with the efficient production of the plant. Any dispute arising under this Article shall be subject to the arbitration procedure contained in this Agreement.

                                  ARTICLE XVIII
                                    TRANSFERS

     (A) It is mutually agreed that when an employee is temporarily transferred from his regular occupation for the convenience of Management, such employee shall be paid the intermediate rate applicable to the assigned occupation or the rate of his regular occupation, whichever is higher.

     (B) Whenever an employee is transferred to another occupation to prevent a layoff of such employee, he shall retain the rate of pay for the job which he held immediately prior to such transfer for a period of thirty working days. Thereafter, the pay for such employee shall be the straight-time rate established for the group to which he is being transferred, which is equivalent to the rate of the group from which he has been transferred. If such employee is re-transferred back to his former occupation for the convenience of the Company at any time during the thirty working day period described above, upon being transferred back to the lower rated occupation, such employee shall receive the rate of pay for his former occupation for an additional period of thirty working days. An employee voluntarily requesting a transfer to a lower rated classification shall receive the straight-time rate for the group to which he is being transferred, which is equivalent to the rate of the group from which he has been transferred.

     (C) When an employee is transferred back to his original occupation, he will be paid at the rate of pay he formerly received. If he works for more than thirty consecutive days at this occupation, it will be assumed that he has been re-transferred back to his original occupation and will be given another two weeks' written notice should it subsequently become necessary that he again be transferred to prevent a layoff.

     (D) Promotions from the night shift to the day shift and transfers from the night shift to the day shift shall be based upon seniority as heretofore defined, i.e., if the senior man cannot or will not accept the job opening, it shall be offered to the next-senior employee in the department. Employees who do not accept promotions or transfers from the night shift to the day shift shall not be penalized as a result thereof, but shall remain eligible to receive future transfers or promotions.

     Where practicable and no hindrance to production will occur, the Company will transfer the most-senior employees within a classification from the night shift to the day shift. Transfers shall only be made after an employee has made known his request to the Company and has verified the fact that night shift employment is detrimental to his health, welfare or way of life.

     Employees transferred at their own request from the night shift to the day shift or from the day shift to the night shift need not be re-transferred at their own request. Such re-transfers shall be at the discretion of the Employer.

                                   ARTICLE XIX
                               SHIFT DIFFERENTIAL

     A shift differential of Forty Five Cents per hour shall be paid to each employee performing work on the night shift. A shift differential of Sixty Cents per hour shall be paid to each employee performing work on the early morning shift. Any employees regularly assigned to a shift, the majority of the hours of which fall outside the hours of the regular day shift, shall receive the night shift bonus provided for herein. If the majority of hours of the regularly scheduled eight-hour shift is after midnight, employees working on said shift shall receive the Sixty Cents per hour differential mentioned above.

                                   ARTICLE XX
                                MILITARY TRAINING

     The Company will comply with its legal obligations as provided in the Uniform Services Employment and Reemployment Rights Act of 1994 (USERRA), as amended, with respect to Employees who are absent from employment because of military obligations.

                                   ARTICLE XXI
                              ALLIED WELFARE FUND:

     It is hereby agreed by and between the respective parties that commencing with the calendar week ending May 10, 2002 (being a continuation of contributions previously made), the Employer shall pay to the Allied Welfare Fund the sum of Seventy ($70.00) Dollars and commencing with the calendar week ending May 9, 2003, the sum of Seventy-Two ($72.00) Dollars and commencing with the calendar week ending May 7, 2004, the sum of Seventy-Five ($75.00) Dollars each and every week for each employee who is employed within the bargaining unit, commencing with the first day of employment of such employee regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week. The Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacations, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records or other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Allied Welfare Fund and shall be held subject to the provisions of a trust indenture effective January 26, 1954 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and the Union trustees deadlock on the administration of the Fund, they shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, be appointed by the District Court of the United States for the district where the Fund has its principal office. The trustees shall make provisions for an annual audit of the Fund. A statement of the results shall be available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by the trustees.

     Such contributions shall be used for the purpose of providing insurance, welfare, Major Medical insurance and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, their families, and the payment of reasonable administrative expenses of the Fund; and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture; or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union, individually or collectively; nor any International Union, nor any body with which the Union may be affiliated; nor any participating employer, individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof, of whatsoever kind or nature. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or to any part thereof; nor to any accounting, supervision or control thereof; of whatsoever kind or nature; nor any claim against the Union, participating employers, or the trustees, or to the contributions of his or her employer to the Fund or any assets or monies held by the Fund except such benefits as are provided for by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Fund shall be final and conclusive.

     All payments shall be due and payable on the first day of each month, for the preceding month. It the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

     From and out of the contributions made to the Allied Welfare Fund as specified above, Eight Dollars per employee per week shall be unconditionally and irrevocably allocated and paid to the Union Mutual Medical Fund subject to the provisions of a trust indenture effective September 6, 1978 and any amendments, changes or additions thereto, for the benefit of retired employees of the Employer and retired employees of all other employers similarly situated and their families who are receiving pension benefits from the Union Mutual Fund, and those employees of the Employer and of all other employers similarly situated whose pension benefits from the Union Mutual Fund have been vested and who, in either case, are and remain members in good standing of the Union Mutual Benefit Association. All sums contributed to the Union Mutual Medical Fund and the affairs of said Fund shall be managed and administered by a Board of Trustees equally representative of the employers and the participants. All of the foregoing conditions and provisions applicable to the Allied Welfare Fund shall be equally applicable to the Union Mutual Medical Fund.

                                  ARTICLE XXII
                                UNION MUTUAL FUND

     It is hereby agreed by and between the respective parties that, commencing with the effective date of this Agreement (being a continuation of contributions previously made), the Employer shall pay to the Union Mutual Fund the sum of Twenty-Four Dollars each and every week for each employee who is employed within the bargaining unit commencing with the first day of employment of such employee regardless of whether such employee is a member of the Union and regardless of the number of hours worked during the week; and the Employer shall submit to the Fund a list of the employees for whom such payments are made. Vacation, holidays and sick leave with pay shall be deemed time worked. The Employer's payroll records, social security records and other pertinent data shall be open for inspection and audit by the Fund upon demand. Such payments shall be made directly to the Union Mutual Fund and held subject to the provisions of a trust indenture effective November 1, 1955 and any amendments, changes or additions thereto. The Fund shall be managed and administered by a board of trustees equally representative of the employers and the Union. In the event the Employer and Union trustees deadlock on the administration of the Fund, the two shall agree on an impartial umpire to decide such dispute; or in the event of their failure to agree within a reasonable length of time, an impartial umpire shall, on petition of either trustee, by appointed by the District Court of the United States for the district where the Trust Fund has its principal office. The trustees shall make provisions for an annual audit of the Trust Fund, a statement of the result of which shall be available for inspection by interested persons at the principal office of the Trust Fund and at such other places as may be designated by the trustees.

     The Fund shall be used for the purpose of providing pensions and/or annuities and similar benefits for employees employed by the Employer, employees employed by all other employers similarly situated, the payment of reasonable administrative expenses of the Fund and shall, in addition, be used and disbursed by the trustees pursuant to the terms, conditions and provisions of the trust indenture, or any amendments, changes or additions thereto; and the rules, regulations and resolutions adopted thereunder. Neither the Union, nor any member of the Union, individually or collectively; nor any International Union; nor any body with which the Union may be affiliated; nor any participating employer, individually or collectively; nor any combination thereof; nor any association, corporation, group, entity, person or trust; nor any successor or assign thereof; either directly or indirectly; shall have any right, title, interest or claim in or to the Fund, or any part thereof; nor to any accounting, supervision or control thereof; of whatsoever kind or nature. It is understood and agreed that the Employer and all other employers similarly situated may have a continuing financial obligation pursuant to the provisions of the Employee Retirement Income Security Act of 1974, in the event of termination or partial termination of the Fund. All monies, contributions, property, assets of the Fund and those hereafter acquired; and the ownership, control and the administration of the Fund shall irrevocably, inseparably and forever remain vested exclusively in the trustees of the Fund. No employee of any participating employer; nor any employee of the Union; nor any person claiming by, through or under such employee, either directly or indirectly, shall have any right, title, interest or claim in or to the Fund or any part thereof; nor to any accounting, supervision or control thereof whatsoever kind or nature; nor any claim against the Union, participating employers or the trustees, nor to the contributions of his or her employer to the Fund; nor to any assets or monies held by the Fund except such benefits as are provided by the plan and/or by the rules and regulations from time to time established and promulgated by the trustees in accordance with the powers granted by the trust indenture, as the same may be amended or modified from time to time. The discretion of the trustees as to the administration, use and disbursement of the Trust Fund shall be final and conclusive.

     All payments shall be due and payable on the first day of each month, for the preceding month. If the Employer fails to make a payment or payments required hereunder, on or before the tenth day of the succeeding month, then the Trustees may require, and the Employer agrees to pay, interest on any unpaid balance at the applicable rate as permitted by law. In addition, the Employer specifically agrees that it shall be liable for all auditing expenses, collection costs and legal fees incurred by the Union or by the Trustees of the Fund for the collection of such payments.

                                  ARTICLE XXIII
                         TEAMSTERS-NATIONAL 401(K) PLAN

     The Employer hereby agrees to participate in the Teamsters - National 401(k) Savings Plan (the "Plan") on behalf of all employees represented for purposes of collective bargaining under this agreement. The Employer will make or cause to be made payroll deductions from participating employees' wages, in accordance with each employee's salary deferral election subject to compliance with ERISA and relevant tax code provisions. The Employer will forward withheld sum to the Plan's established Administrator, at such time, in such form and manner as required pursuant to the Plan and Declaration of Trust (the "Trust").

     The Employer will execute a Participation Agreement with Local 815 and the Trustees of the Plan evidencing employer participation in the Plan effective prior to any employee deferral being received by the Plan.

     In addition, the Employer agrees to require the payroll system to provide separate payroll deductions so that the Plan may allow participant loans. The Employer further agrees, at such times as it is administratively feasible, to require the payroll system to provide separate paycheck deductions so that the Plan may allow after-tax contributions.

                                  ARTICLE XXIV
                              PART TIME EMPLOYEES:

     Any employee who is scheduled to work up to twenty (20) hours in a workweek shall be considered a Part-time employee. Such employee shall receive an hourly base rate equal to the Pay Grade of the job he performs. Holiday and Sick pay will be based on the number of hours the Employee is scheduled to work in a regularly scheduled workday.

     The Company has sole discretion to schedule part-time employees in accordance with business needs, and to modify the schedule as reasonably necessary.

     The hiring of Part-time employees may not be done so as to displace or replace full time employee's jobs. The Company will not work part time employees back-to-back or consecutive shifts.

                                   ARTICLE XXV
                                      WAGES

     (A) Schedule "A" lists the hourly base rate of pay and Pay Grade corresponding to each job.

     (B) General wage increases to Employee's hourly base rate of pay shall be granted as follows:

     1. Effective May 6, 2002 each employee shall receive a general wage increase of 2% of employee's regular hourly base wage rate in effect on the last working day immediately preceding May 6, 2002.

     2. Effective May 5, 2003 each employee shall receive a general wage increase of 4% of employee's regular hourly base wage rate in effect on the last working day immediately preceding May 5, 2003.

     3. Effective May 3, 2004 each employee shall receive a general wage increase of 4% of employee's regular hourly base wage rate in effect on the last working day immediately preceding May 3, 2004.

     (C) Employees classified as Group Leader shall receive fifty cents ($.50) per hour in excess of his hourly base rate for the time he performs the duties of a Group Leader.

     (D) Employees classified, as Assistant to Foreman shall receive one dollar ($1.00) per hour in excess of his hourly base rate for the time in which he performs the duties of an Assistant to Foreman.

                                  ARTICLE XXVI
                                 JOB EVALUATION

     Wage rates established under this Agreement shall be based on job content.

                                  ARTICLE XXVII
                                 BULLETIN BOARDS

     The Company shall provide a bulletin board on both floors for the posting of shop rules and such other notices as may be approved by the Management. The use of the bulletin board of the Union shall be restricted to:

     (A)  Notices of Union recreational and social affairs;\

     (B)  Notices of Union elections;

     (C)  Notices of Union appointments and results of Union elections;

     (D)  Notices of Union meetings.

                                 ARTICLE XXVIII
                                 ACCESS TO PLANT

     Representatives of the Union shall have access to the plant for the purpose of adjusting grievances, negotiating the settlement of disputes, investigating working conditions and generally for the purpose of carrying into effect the provisions and aims of this Agreement. Wherever possible, they shall make an appointment in advance for such visit; in any event, the Union representatives shall, on arrival at the plant, clear through the regular channel of the Company receiving visitors and may be accompanied by a representative of the Company on any visit to the plant.

                                  ARTICLE XXIX
                                LEAVES OF ABSENCE

     (A) Leaves of absence without pay to accept a Union position or to attend to legitimate Union business without loss of seniority rights shall be given by the Company upon forty-eight hours' notice from the employee or the Union except that no more than a total of two employees; and not to exceed more than one employee from any one department or craft, shall be given a leave of absence for Union business during any one period of time; such leave of absence shall not interfere with the efficient production of the plant.

     (B) Upon application to the Company (with notice to the Union), a leave of absence other than a leave covered by the Family and Medical Leave Act (FMLA), may be granted an employee for unusual circumstances requiring the employee to cease his employment, but will not be allowed to any employee to engage in other gainful pursuits either for self or for others.

     (C) Thirty days will be the maximum period of time for which leaves of absence may be granted, and satisfactory evidence is to be presented for any extension before the thirty-day period expires. Failure of the employee to return to work on the day following this expiration date without notice to the contrary being given to the Company will result in the termination of the employee's employment.

     (D) An employee granted a leave of absence for a period greater titan thirty days shall have the time off over thirty days assessed against his vacation period on a pro-rated period. Employees shall not continue to accrue seniority beyond the first thirty days of any leave of absence.

     (E) The only other leave authorized by the Company is that under the Family and Medical Leave Act (FMLA) provisions as set forth in the Company policy.

                                   ARTICLE XXX
                            CHANGES IN WORK SCHEDULE

     The Union shall be notified of any proposed changes in the work schedule. Any difference or dispute concerning any such proposed changes shall be handled through the grievance procedure before any proposed changes become effective; and if no agreement is reached, the Company shall put the proposed changes into effect pending the outcome of arbitration.

                                  ARTICLE XXXI
                             FUNCTIONS OF MANAGEMENT

     It is understood and agreed that nothing in this Agreement shall be considered to limit or restrict the rights of the Company in the exercise of the functions of management, except as stated by the provisions of this contract.

                                  ARTICLE XXXII
                                   NO STRIKES

     The Union agrees that it shall not engage or participate in or sanction any strike whatsoever, whether it be sit-down, sit-in, sympathetic, general or any other kind, and that there must be no work stoppage or delayed production of any employee's machine or work during the term of this Agreement.

                                 ARTICLE XXXIII
                                  NO LOCK-OUTS

     The Company agrees that there shall be no lock-outs during the term of this Agreement.

                                  ARTICLE XXXIV
                                SAFETY COMMITTEE

     A safety committee composed of three members designated by the Union and three members designated by the Employer should be formed for the purpose of advising Management concerning and seeking correction of any and all hazardous or unsafe conditions existing within the plant.

                                  ARTICLE XXXV
                                HEALTH AND SAFETY

     (A) The Company shall furnish uniforms for all bargaining unit employees. It is the responsibility of each employee to return assigned uniforms upon lay-off and/or termination of employment, by the Company or employee for any reason.

     (B) The Employer shall identify and train employees to be members of the First Response Team. The responsibility of members of the First Response Team shall be to respond to any accident or injury that may occur and to provide appropriate first-aid treatment. The duties of these employees shall not be limited exclusively to First Aid work.

     (C) The employer shall have a stretcher available in the plant at all times.

     (D) The Employer shall keep the first-aid cabinet adequately stocked at all times.

     (E) All employees shall wear appropriate personal protective equipment, provided by the Company. Those employees who must wear prescription safety glasses will be reimbursed for the cost of one (1) pair of prescription safety glasses, with side shield, every two years. Reimbursement for prescription safety glasses shall not exceed one hundred dollars ($100). The cost of eye examinations are not subject to reimbursement by the Company.

     (F) There shall be a ten-minute wash-up period allowed only for employees working in the Plating Department at the end of the shift.

     (G) All areas of the premises where bargaining unit employees are normally employed shall be air-conditioned

     (H) Any Plating Department employee, who wishes to have his blood tested for the presence of metallic substances originating in the Employer's premises, may do so. The Employer will pay the full cost of up to two (2) such blood tests annually for each Plating Department Employee.

     (I) All employees are required to wear appropriate safety shoes while working. The Company shall reimburse employees the maximum amount of $75.00 toward the cast of safety shoes. Safety shoes must be either a leather work-shoe or robber soled depending on the job the employee performs. Reimbursement shall be according to the following schedule:

     1.   Employees assigned to the Cleaning and Waste Treatment areas -- one
          (1) pair of rubber soled safety shoes every six (6) months.
     2. Employees assigned to other Plating Department areas-- one (1) pair of leather work-shoes every twelve (12) months.
     3. Those employees who perform dual roles in the Plating Department -- one (1) pair of rubber soled safety shoes every twelve (12) months and one (1) pair of leather work-shoes every twelve (12) months.
     4.   All other employees-- one (1) pair of leather work-shoes every twelve
          (12) months.

                                  ARTICLE XXXVI
                                     GENERAL

     (A) All work customarily performed by the Company in its own plant with its own employees shall continue to be performed by the Company. However, work which can be performed more economically and/or expeditiously may be subcontracted.

     (B) The Company may require that machines remain running and operational during employee's scheduled breaks. The Employee shall not be held responsible for any damage that may occur and that is beyond his control, while he is on a scheduled break.

                                 ARTICLE XXXVII
                           STANDARDS OF APPRENTICESHIP

     All duly qualified apprentices shall be under the supervision and control of an Apprentice Committee composed of four members, two of whom shall be selected by the Union and two by the Employer. Said apprentice committee shall formulate and make operative such rules and regulations as they may deem necessary and which do not conflict with the specific terms of this Agreement to govern eligibility, registration, education, transfer, wages, hours, working conditions of duly qualified apprentices and the operation of an adequate apprenticeship system to meet the needs and requirements of the Company. Said rules and regulations, when formulated and adopted by the parties hereto, shall be recognized as a part of this Agreement and shall be entitled "Apprenticeship Standards." The foremen and journeymen shall cooperate in furnishing apprentices with the necessary information to learn the trade. Applicants for apprenticeship shall meet the employment requirements of the Company, and be physically able to perform the work. The term of apprenticeship for machinists and tool and die makers shall be four years. The probationary period for all apprentices shall be six months from the date of hire. The minimum rate for apprentices shall be as set forth on the Apprentice Schedule attached hereto and made a part hereof.

                                 ARTICLE XXXVIII
                                  PLANT REMOVAL

     The Company agrees not to remove its plant, or any part thereof, from its present locution during the term of this Agreement. If the present plant is closed, all employees shall be entitled to severance pay of one week (forty hours times base rate) for each year of employment.

                                  ARTICLE XXXIX
                          WAGE AND PRICE STABILIZATION

     If any provision of this Agreement cannot be put into effect or operation, or can be only partially effective or operative because of applicable Executive Orders, regulations or legislation dealing with wage and price stabilization, then such provision shall become effective and operative at such time and in such amounts or to such extent and for such periods, prospectively or retroactively, as will be permitted by applicable Executive Orders, regulations or legislation. Alternatively, at the time that such provision is prevented from becoming effective or operative in whole or part, the Union shall have the option of declaring such provision void in whole or part and negotiating with the Employer concerning alternative benefits. Such benefits must cost the Employer substantially the same amount or a lesser amount than the benefits which they will replace.

                                   ARTICLE XL
                                   SICK LEAVE

     (A) Employees who have been employed for two years or longer as of May 1st of each year shall be credited with six (6) days of paid sick leave for the 12 month period of May l through April 30. A lump sum payment of the preceding year's unused sick days shall be paid to the employee on the last pay date of April.

     (B) Employees with more than six (6) months but less than two years of service shall accrue paid sick time, at the rate of one day every two months, not to exceed six (6) days.

     (C) Employees with less than six (6) months of service are not eligible for paid sick time.

     (D) Employees shall be paid the equivalent of eight (8) hours straight-time pay for each day of sick leave paid.

     (E) Employees may request payment of accrued but unused sick days in December of each year. Should the employee choose payment in December he will not be eligible for payment of any additional sick days until the next May 1st.

     (F) Employees are required to notify the Company by calling his Supervisor and/or the Human Resources Department by within two (2) hours of the start of his scheduled shift each day the Employee is absent due to illness. Failure to notify the Company in accordance with this provision will result in no sick pay for the day(s) and possible termination in accordance with Article XI.

                                   ARTICLE XLI
                                 MEDICAL CENTER

     Each employee who has been employed for one year or longer shall receive a full day's wages from the Employer for one annual check-up. The Employer shall make such payment upon presentation by the employee of evidence confirming his attendance at either the Allied Medical Center or another Physician of the employee's choosing.

                                  ARTICLE XLII
                               COMPLETE AGREEMENT

     The parties acknowledge that during the negotiations which resulted in this Agreement, each had the unlimited right and opportunity to make demands and proposals with respect to any subject or matter not removed by law from the area of collective bargaining and that the understanding and agreements arrived at by the parties after the exercise of that right and opportunity are set forth in this Agreement. Therefore, the Employer and the Union, for the life of this Agreement, each voluntarily and unqualifiedly waives the right and each agrees that the other shall not be obligated to bargain collectively, except as covered by Article V Arbitration Clause and Article VI Adjustment of Employer Complaints, with respect to any subject matter referred to or covered in this Agreement or with respect to any subject or matter not specifically referred to or covered in this Agreement, even though such subject or matter may not have been within the knowledge or contemplation of either or both of the parties at the time they negotiated or signed this Agreement.


                                  ARTICLE XLIII
                                   TERMINATION

     This Agreement shall become effective as of May 6, 2002 and shall remain effective and binding upon the parties hereto, their heirs, successors, assignees and trustees in bankruptcy for a period of three years, up to and including May l, 2005; and shall automatically continue thereafter for similar periods. Should either party desire to terminate this Agreement, notice thereof shall be given by registered mail to the other at least ninety days prior to each expiration date. However, either party may notify the other in writing at least thirty days prior to the renewal date of the desire to renegotiate or alter any of the clauses of this Agreement; and in such event, the Agreement shall be deemed automatically extended. Any changes, amendments, additions or alterations agreed upon as the result of such renegotiation, or ordered by any Arbitrator on such renegotiation shall become effective and be retroactive to the annual termination date of this Agreement.

     WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the 25th day of April, 2002.

                                  DRUG, CHEMICAL, COSMETIC, PLASTICS
                                  AND AFFILIATED INDUSTRIES WAREHOUSE
                                  EMPLOYEES LOCAL 815, AFFILIATED WITH
                                  THE INTERNATIONAL BROTHERHOOD OF
                                  TEAMSTERS


                                  By: /s/ George Miranda
                                      ---------------------------------------
                                      George Miranda, Secretary-Treasurer/CEO


                                  By: /s/ Robert Bellach
                                      ---------------------------------------
                                      Robert Bellach, President




                                  STEWART STAMPING CORPORATION


                                  By: /s/ Philip Rejeski
                                      ---------------------------------------
                                      Philip Rejeski, V.P. and General Manager



                                  By: /s/ Anna T. Cicio
                                      ---------------------------------------
                                      Anna T. Cicio, Director of Human Resources

                  SCHEDULE A- PAY GRADES EFFECTIVE MAY __, 2002

Grade 1:  Porter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.27               8.88             9.42             9.97           10.51            11.05            11.59


Grade 2:  Machine Operator-Electronics, Sorter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.55               9.16             9.83            10.51           11.18            11.85            12.53


Grade 3:  Machine Operator-Pressroom, Machine Operator-Tapping Packer, Building Maintenance

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.82               9.44            10.12            10.80           11.49            12.17            12.85


Grade 4:  Operator/Strip Starter-Pressroom, Punchmaker, Toll Gate Attendant

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.10               9.71            10.49            11.25           12.03            12.80            13.55


Grade 5:  Plater B, Operator/Strip-Starter/inspector-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.37               9.99            10.72            11.46           12.20            12.94            13.69


Grade 6:  Machine Operator-Bandolier, Shipper

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.65              10.26            11.05            11.82           12.61            13.39            14.17


Grade 7: Assistant Setup-Electronics, In-Process Inspector B, Maintenance Mechanic B, Maintenance Machinist C,
         Material Handler, Receiver, Distribution Coordinator

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.92              10.54            11.39            12.26           13.12            13.97            14.82


Grade 8:  Plater A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.20              10.81            11.68            12.56           13.42            14.30           15.18

                                      -24-

Grade 9:  Receiving Final Inspector, Assistant Setup-Pressroom, Electro-Mechanical Machinist

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.49              11.09            11.97            12.85           13.74            14.62           15.47


Grade 10: In-Process Inspector A, Setup Mechanic-Electronics, Tool & Die/CNC Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.76              11.36            12.30            13.24           14.18            15.12           16.08


Grade 11: Lab Technician, Maintenance Machinist B, Setup Mechanic-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.04              11.64            12.69            13.74           14.78            15.83           16.87


Grade 12: 1st Piece/1st Article Inspector-Pressroom, Quality Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.31              11.91            13.02            14.12           15.23            16.33           17.44


Grade 13: Setup Mechanic-Multislide, Tool & Die Maker-4th Class, Toolmaker 4th Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.59              12.19            13.37            14.56           15.73            16.91           18.08


Grade 14:

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.86              12.46            13.84            15.23           16.61            17.98           19.37


Grade 15: Tool & Die Maker-3rd Class, Toolmaker 3rd Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.14              12.74            14.25            15.77           17.28            18.79           20.33


Grade 16: Electrician, Maintenance Machinist A, Maintenance Mechanic A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.41              13.02            14.69            16.35           18.01            19.69           21.32



                                      -25-

Grade 17: EDM Technician, Electrical Technician, Master Tool & Die Maker 2nd, Master Toolmaker 2nd

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.69              13.29            15.16            17.02           18.89            20.75           22.63


Grade 18:  Master Tool & Die Maker 1st, Master Toolmaker 1st

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.96              13.57            15.69            17.81           19.92            22.04           24.15



                  SCHEDULE A - PAY GRADES EFFECTIVE MAY 5, 2003

Grade 1:  Porter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.60               9.24             9.80            10.36           10.93            11.49            12.05


Grade 2:  Machine Operator-Electronics, Sorter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.89               9.53            10.23            10.93           11.63            12.33            13.03


Grade 3:  Machine Operator-Pressroom, Machine Operator-Tapping-Packer, Building Maintenance

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.18               9.81            10.52            11.23           11.94            12.66            13.37


Grade 4:  Operator/Strip Starter-Pressroom, Punchmaker, Toll Gate Attendant

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.46              10.10            10.91            11.70           12.51            13.31            14.09


Grade 5:  Plater B, Operator/Strip-Starter/Inspector-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.75              10.39            11.15            11.92           12.69            13.46            14.24


Grade 6:  Machine Operator-Bandolier, Shipper

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.04              10.67            11.49            12.29           13.11            13.93           14.73


                                      -26-

Grade 7:  Assistant Setup-Electronics, In-Process Inspector B, Maintenance Mechanic B, Maintenance Machinist C,
          Material Handler, Receiver, Distribution Coordinator

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.32              10.96            11.85            12.75           13.64            14.53           15.41


Grade 8: Plater A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.61              11.24            12.15            13.06           13.96            14.87           15.78


Grade 9:  Receiving/Final Inspector., Assistant Setup-Pressroom, Electro-Mechanical Machinist

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.91              11.53            12.45            13.37           14.29            15.20           16.09


Grade 10: In-Process Inspector A, Setup Mechanic-Electronics, Tool & Die/CNC Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.19              11.82            12.79            13.77           14.75            15.72           16.72


Grade 11: Lab Technician, Maintenance Machinist B, Setup Mechanic-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.48              12.10            13.20            14.29           15.37            16.46           17.55


Grade 12: 1st Piece/1st Article Inspector-Pressroom, Quality Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.76              12.39            13.54            14.68           15.84            16.98           18.14


Grade 13: Setup Mechanic-Multislide, Tool & Die Maker-4th Class, Toolmaker 4th Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.05              12.68            13.91            15.14           16.36            17.59           18.81


Grade 14:

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.34              12.96            14.40            15.84           17.27            18.70           20.14


                                      -27-

Grade 15: Tool 8 Die Maker-3rd Class, Toolmaker 3rd Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.62              13.25            14.82            16.40           17.97            19.54           21.14


Grade 16: Electrician, Maintenance Machinist A, Maintenance Mechanic A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.91              13.54            15.28            17.00           18.73            20.47           22.17


Grade 17: EDM Technician, Electrical Technician, Master Tool & Die Maker 2nd, Master Toolmaker 2nd

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.20              13.82            15.76            17.70           19.65            21.58           23.54


Grade 18: Master Tool & Die Maker 1st, Master Toolmaker 1st

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.48              14.11            16.32            18.52           20.72            22.92           25.12



                  SCHEDULE A - PAY GRADES EFFECTIVE MAY 1, 2004

Grade 1:  Porter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     8.94               9.61            10.19            10.77           11.37            11.95            12.53


Grade 2:  Machine Operator-Electronics, Sorter

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.25               9.91            10.64            11.37           12.10            12.82            13.55


Grade 3:  Machine Operator-Pressroom, Machine Operator-Tapping Packer, Building Maintenance

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.55              10.20            10.94            11.68           12.42            13.17            13.90

                                      -28-

Grade 4:  Operator Strip Starter-Pressroom, Punchmaker, Toll Gate Attendant

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     9.84              10.50            11.35            12.17           13.01            13.84            14.65


Grade 5:  Plater B, Operator/Strip-Starter/Inspector-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.14              10.81            11.60            12.40           13.20            14.00           14.81


Grade 6:  Machine Operator-Bandolier, Shipper

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.44              11.10            11.95            12.78           13.63            14.49           15.32


Grade 7:  Assistant Setup-Electronics, In-Process Inspector B, Maintenance Mechanic B, Maintenance Machinist C,
          Material Handler, Receiver, Distribution Coordinator

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     10.73              11.40            12.32            13.26           14.19            15.11           16.03


Grade 8:  Plater A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.03              11.69            12.64            13.58           14.52            15.46           16.41


Grade 9:  Receiving/Final Inspector, Assistant Setup-Pressroom, Electro-Mechanical Machinist

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.35              11.99            12.95            13.90           14.86            15.81           16.73


Grade 10: In-Process Inspector A, Setup Mechanic-Electronics, Tool & Die/CNC Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.64              12.29            13.30            14.32           15.34            16.35           17.39


Grade 11: Lab Technician, Maintenance Machinist B, Setup Mechanic-Pressroom

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     11.94              12.58            13.73            14.86           15.98            17.12           18.25


                                      -29-

Grade 12: 1st Piece/1st Article Inspector-Pressroom, Quality Technician

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.23              12.89            14.08            15.27           16.47            17.66           18.87


Grade 13: Setup Mechanic- Multislide, Tool & Die Maker-4th Class, Toolmaker 4th Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.53              13.19            14.47            15.75           17.01            18.29           19.56


Grade 14:

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     12.83              13.48            14.98            16.47           17.96            19.45           20.95


Grade 15: Tool & Die Maker-3rd Class, Toolmaker 3rd Class

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.12              13.78            15.41            17.06           18.69            20.32           21.99


Grade 16: Electrician, Maintenance Machinist A, Maintenance Mechanic A

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.43              14.08            15.89            17.68           19.48            21.29           23.06


Grade 17: EDM Technician, Electrical Technician, Master Tool & Die Maker 2nd, Master Toolmaker 2nd

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     13.73              14.37            16.39            18.41           20.44            22.44           24.48


Grade 18: Master Tool & Die Maker 1st, Master Toolmaker 1st

     START             45 DAYS         3 MONTHS         6 MONTHS        8 MONTHS         10 MONTHS       12 MONTHS
     14.02              14.67            16.97            19.26           21.55            23.84           26.12

                             SCHEDULE A - PAY GRADES
                    PROGRESSION FOR TOOL & DIE MAKER TRAINEE:

                    05/06/02             05/05/03                 05/01/04
Hire                   9.92                10.32                    10.73
15 Days               10.39                10.81                    11.24
3 Months              11.13                11.57                    12.04
6 Months              11.84                12.32                    12.81
9 Months              12.54                13.04                    13.56
12 Months             13.25                13.78                    14.33
15 Months             13.96                14.52                    15.10
18 Months             14.66                15.24                    15.85
21 Months             15.37                15.99                    16.63
24 Months             16.08                16.72                    17.39
27 Months             16.58                17.24                    17.93
30 Months             17.08                17.76                    18.47
33 Months             17.58                18.28                    19.01
36 Months             18.08                18.81                    19.56


                             SCHEDULE A - PAY GRADES

Grade 1                    Porter
Grade 2                    Machine Operator - Electronics Sorter
Grade 3                    Machine Operator - Press Room
                           Machine Operator - Tapping
                           Packer
                           Building Maintenance
Grade 4                    Operator/Strip Starter - Press Room
                           Punchmaker
                           Toll Gate Attendant
Grade 5                    Plater B
                           Operator/Strip-Starter/Inspector, Press Room
Grade 6                    Machine Operator - Bandolier Shipper
Grade 7                    Assistant Setup - Electronics
                           In-Process Inspector B
                           Maintenance Mechanic B
                           Maintenance Machinist C
                           Material Handler
                           Receiver
                           Distribution Coordinator
Grade 8                    Plater A
Grade 9                    Receiving/Final Inspector
                           Assistant Setup - Press Room
                           Electro-Mechanical Machinist
Grade 10                   In-Process Inspector A
                           Set-up Mechanic - Electronics
                           Tool & Die/CNC Technician

Grade 11                   Lab Technician
                           Maintenance Machinist B
                           Setup Mechanic - Press Room
Grade 12                   1st Piece/1st Article Inspector - Press Room
                           Quality Technician
Grade 13                   Setup Mechanic - Multislide
                           Tool & Die Maker - 4th Class
                           Toolmaker - 4th Class
Grade 14
Grade 15                   Tool & Die Maker - 3rd Class
                           Toolmaker - 3rd Class
Grade 16                   Electrician
                           Maintenance Machinist A
                           Maintenance Mechanic A
Grade 17                   EDM Technician
                           Electrical Technician
                           Master Tool & Die Maker 2nd
                           Master Toolmaker 2nd
Grade 18                   Master Tool & Die Maker 1st
                           Master Toolmaker 1st

[Stewart EFI Logo]



April 25, 2002


Mr. George Miranda
Secretary-Treasurer/CEO
Local Union 815, I.B.T.
467 Sylvan Avenue
Englewood Cliffs, NJ 07632


Dear Mr. Miranda:

During the course of negotiating the Collective Bargaining Agreement between Local 815 and Stewart Stamping Corp. a discussion was had regarding the hours of employment defined in Article VII -- Hours and Overtime.

It was informally agreed that should the Company desire to modify the current workweek schedule the Company may implement such change after the Union has been notified and a poll has been conducted of all bargaining unit employees. Such change to the workweek schedule may occur if a majority of voting employees agree to the proposed modification. Should the work schedule change the current overtime provision will not be in effect, and both parties shall meet to discuss and agree upon an appropriate alternative overtime schedule.

The signatures below indicate that both parties agree to this understanding.

Stewart Stamping Corporation:          Drug, Chemical, Cosmetic, Plastics And
                                       Affiliated Warehouse Employees Local 815,
                                       Affiliated with the International
                                       Brotherhood of Teamsters




By: /s/ Philip Rejeski                 /s/ George Miranda
    ---------------------              ---------------------
    Philip Rejeski                     George Miranda
    VP & General Manager               Secretary-Treasurer/CEO



By: /s/ Anna T. Cicio
    ---------------------
    Anna T. Cicio
    Director of Human Resources

[Stewart EFI Logo]


April 25, 2002


Mr. George Miranda
Secretary-Treasurer/CEO
Local Union 815, I.B.T.
467 Sylvan Avenue
Englewood Cliffs, NJ 07632



Dear Mr. Miranda:

During the course of negotiating the Collective Bargaining Agreement between Local 815 and Stewart Stamping Corp. a discussion was had regarding employees ability to take time off in less than four (4) hour increments to attend to personal needs.

The Company agreed to modify its policy to allow employees to take paid time off in one (1) hour increments. In addition, employees may request unpaid time off to attend to personal needs. Should the employee's Supervisor unreasonably deny such a request, the employee may appeal the decision to the Supervisor's Manager or Director of Human Resources. The Company agrees that no request will be unreasonably denied and both parties agree that approval of time-off, whether paid or unpaid, will be granted based on operational needs.

The signatures below indicate that both parties agree to this understanding.

Stewart Stamping Corporation:          Drug, Chemical, Cosmetic, Plastics And
                                       Affiliated Warehouse Employees Local 815,
                                       Affiliated with the International
                                       Brotherhood of Teamsters



By: /s/ Philip Rejeski                 /s/ George Miranda
    ---------------------              ---------------------
    Philip Rejeski                     George Miranda
    VP & General Manager               Secretary-Treasurer/CEO



By: /s/ Anna T. Cicio
    ---------------------
    Anna T. Cicio
    Director of Human Resources

[Local Union No. 815 Logo]



                                                                     May 6, 2002



Stewart Stamping Corporation
630 Central Park Avenue
Yonkers, New York 10704

Gentlemen:

This is to confirm our understanding that your contributions to the Vacation Fringe Benefit Fund consist of two components. The first component (vacation component) is to be contributed in the amount of Eight and Six tenths Per Cent (8.6%) of your gross; straight-time payroll expense for bargaining-unit employees and is intended to cover the cost of vacation payments made in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes.

The second component (fringe component) in the amount of Two Per Cent (2%) of your gross, straight-time, payroll expense for bargaining-unit employees is intended to cover the cost of supplementary vacation benefits, jury duty reimbursement and other approved similar and related purposes and benefits, as the trustees may determine.

Your vacation component contributions will be subject to an annual audit and review. In the event that your vacation component contributions, including disability terms and the Employer's and employees' share of FICA taxes, are less than the annual vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, you will be required to remit the balance immediately. Furthermore, by signing this letter, you specifically agree to adjust your vacation component contributions rate, upon notification from the Union that such adjusted contribution rate is necessary to avoid future deficits. In the event that your vacation component contributions exceed the vacation payments made by the Fund in accordance with the terms of the collective bargaining agreement, including disability taxes and the Employer's and employees' share of FICA taxes, the balance will be refunded to you on or before January 30th of the succeeding calendar year.

If the foregoing conforms with your understanding, please sign below where indicated.



ACCEPTED AND APPROVED:
Drug, Chemical, Cosmetic, Plastics And Affiliated
Warehouse Employees Local 815, Affiliated with the
International Brotherhood of Teamsters



By: /s/ George Miranda
    -----------------------------------------------------
    George Miranda, Secretary-Treasurer/CEO



By: /s/ Robert Bellach
    -----------------------------------------------------
    Robert Bellach, President





ACCEPTED AND APPROVED:
Stewart Stamping Corporation


By: /s/ Philip Rejeski
    -----------------------------------------------------
    Employer                            Title

                                                                       EXHIBIT J
                                                                       ---------


                            DEPOSIT ESCROW AGREEMENT

     DEPOSIT ESCROW AGREEMENT, dated as of December 15, 2002 (this "Deposit Escrow Agreement") among Insilco Technologies, Inc., a Delaware corporation ("ITI"), Stewart Stamping Corporation, a Delaware corporation ("SSCo"), Eyelets For Industry, Inc., a Connecticut corporation ("EFI"), and EFI Metal Forming, Inc., a Connecticut corporation ("EFI Metal") (each of ITI, SSCo, EFI and EFI Metal, a "Seller"; and, collectively, the "Sellers"), SRDF Acquisition Company, LLC, a Connecticut limited liability company (the "Buyer") and Shearman & Sterling, as escrow agent (the "Deposit Escrow Agent").

     WHEREAS, the Sellers and the Buyer have entered into an Asset Purchase Agreement dated as of the date hereof (the "Sale Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings in the Sale Agreement); and

     WHEREAS, the Sale Agreement provides for the sale by the Sellers to the Buyer of certain assets of the Sellers (the "Purchased Assets", as defined in the Sale Agreement), the assumption by the Sellers and assignment to the Buyer of certain executory contracts and the assumption by the Buyer of certain liabilities, all on the terms and conditions set forth in the Sale Agreement;

     WHEREAS, the Sale Agreement provides that on the first Business Day after the date thereof the Buyer shall deposit by wire transfer $100,000 in immediately available funds (the "Deposit Escrow Amount") to an account or accounts designated by the Sellers, as a good faith deposit; and

     WHEREAS, the Buyer has agreed to deposit the Deposit Escrow Amount with the Deposit Escrow Agent pursuant to the terms and conditions of this Deposit Escrow Agreement;

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

     1. Appointment of the Deposit Escrow Agent; Deposit of Deposit Escrow Amount. The Buyer and the Sellers hereby constitute and appoint the Deposit Escrow Agent as, and the Deposit Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Deposit Escrow Agreement. The Buyer acknowledges that it has (or will before 5:00 P.M. on December 16, 2002) issued instructions to cause the Deposit Escrow Amount to be transmitted to the Deposit Escrow Agent by wire of same day funds to the Deposit Escrow Agent at Citibank, N.A., ABA# 021000089, Shearman & Sterling Attorney Trust Account, for the account of SRDF Acquisition Company, LLC, Account No. 09286551 (the "Deposit Escrow Account"). Such deposit shall be irrevocable except pursuant to the terms of this Deposit Escrow Agreement. The Deposit Escrow Agent hereby agrees to promptly notify the Buyer and the Sellers after receipt by the Deposit Escrow Agent of confirmation of the deposit of such funds.

     2. The Deposit Escrow Fund. The Deposit Escrow Amount and all earnings thereon (collectively, the "Deposit Escrow Fund") shall be held by the Deposit Escrow Agent in the Deposit Escrow Account, on the terms and subject to the conditions of this Deposit Escrow Agreement. The parties hereto acknowledge that the Deposit Escrow Fund shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Deposit Escrow Agreement. Amounts held in the Deposit Escrow Fund shall not be available to, and shall not be used by, the Deposit Escrow Agent to set off any obligations of any party hereto owing to the Deposit Escrow Agent in any capacity.

     3. Investment of the Deposit Escrow Fund. The Deposit Escrow Agent shall use reasonable commercial efforts to invest all cash funds held from time to time on deposit in the Deposit Escrow Fund, in its discretion, in demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by, a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia, which depository institution, trust company or office or agency has combined capital and surplus of not less than one hundred million dollars ($100,000,000) and having maturities of not greater than four (4) days.

     4. Taxes. All taxes in respect of earnings on the Deposit Escrow Fund shall be the obligation of and shall be paid when due by the Buyer, who shall indemnify and hold the Deposit Escrow Agent harmless from and against all such taxes. The Buyer hereby represents and warrants to the Deposit Escrow Agent hereto that it is exempt from backup withholding taxes.

     5. Release of Deposit Escrow Fund. (A) If the Deposit Escrow Agent receives written notice from the Sellers and the Buyer, that the Sellers are entitled to retain the Deposit Escrow Fund pursuant to Section 9.4(b) of the Sale Agreement, then the Deposit Escrow Agent shall, as promptly as practicable after the receipt of such notice, pay over the Deposit Escrow Fund to the Sellers, and this Deposit Escrow Agreement (other than Sections 6, 7, 8 and 10) shall automatically terminate.

          (B) In accordance with Section 9.4(c) of the Sale Agreement, at the Closing, the Deposit Escrow Agent shall pay over the Deposit Escrow Fund to the account or accounts designated by the Sellers pursuant to Section 3.1(a) of the Sale Agreement, and this Deposit Escrow Agreement (other than Sections 6, 7, 8 and 10) shall automatically terminate.

          (C) If the Deposit Escrow Agent receives written notice from the Sellers and the Buyer that the Buyer is entitled to the Deposit Escrow Fund pursuant to Section 9.4(d) of the Sale Agreement, the Deposit Escrow Agent shall as promptly as practicable after the receipt of such notice, pay over the Deposit Escrow Funds to the Buyer, and this Deposit Escrow Agreement (other than Sections 6, 7, 8 and 10) shall automatically terminate

          (D) The Deposit Escrow Agent shall not release the Deposit Escrow Funds other than as provided in subsections (A), (B) or (C) above unless (i) the Deposit Escrow Agent shall have received written notice signed by the Buyer and the Sellers instructing the Deposit Escrow Agent to release the Deposit Escrow Fund or (ii) a final, non-appealable order shall have been entered by a court of competent jurisdiction directing the Deposit Escrow Agent to release the Deposit Escrow Funds (a "Release Order") . As promptly as practicable after the receipt of such notice or receipt of a Release Order, the Deposit Escrow Agent shall pay over the Deposit Escrow Fund to the party or parties designated in such notice or a Release Order, and this Deposit Escrow Agreement (other than Sections 6, 7, 8 and 10) shall automatically terminate.

     6. Duties and Obligations of the Deposit Escrow Agent. The duties and obligations of the Deposit Escrow Agent shall be limited to and determined solely by the provisions of this Deposit Escrow Agreement, and the Deposit Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

          (i) the Deposit Escrow Agent shall not be liable for any loss sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Deposit Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Deposit Escrow Agreement, or for any loss of interest sustained as a result of the failure to invest the Deposit Escrow Fund;

          (ii) the Deposit Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Deposit Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

          (iii) the Deposit Escrow Agent shall not have any liability hereunder except for any liability resulting from its intentional breach or willful misconduct;

          (iv) the Deposit Escrow Agent may seek the advice of legal counsel selected with reasonable care (which may include any of the partners or associates of the Deposit Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions of this Deposit Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel and be reimbursed for any and all costs associated with the foregoing;

          (v) if the Deposit Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely the Deposit Escrow Fund and all property held in the Deposit Escrow Fund until it shall be directed otherwise in writing by each of the parties hereto or by a Release Order;

          (vi) the Deposit Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Deposit Escrow Agreement shall be deemed to impose upon the Deposit Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction and the Deposit Escrow Agent shall not be responsible for, and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of, this Deposit Escrow Agreement or of any agreement amendatory or supplemental hereto;

          (vii) in the event of a dispute arising between the Buyer and the Sellers, the Buyer hereby consents that the Deposit Escrow Agent may act as counsel for the Sellers; and

          (viii) the sole obligation of the Deposit Escrow Agent hereunder with respect to disbursement of Deposit Escrow Funds shall be in accordance with, and as specified in, the provisions of Section 5 hereof.

Notwithstanding the foregoing, in the event any dispute arises as described in subsections (iv) or (vii) above, the Deposit Escrow Agent shall, at the Buyer's written request, cease to act as escrow agent under this Deposit Escrow Agreement and will transfer the Deposit Escrow Fund to a successor escrow agent appointed by both the Buyer and the Sellers. The costs and expenses of any such successor escrow agent shall be paid by the Buyer.

     7. Cooperation. The Buyer and the Sellers shall provide to the Deposit Escrow Agent with all instruments and documents within their respective powers to provide that are reasonably requested by the Deposit Escrow Agent in connection with performance of its duties and responsibilities hereunder.

     8. Fees and Expenses; Indemnity. The Deposit Escrow Agent shall not charge any fees for its services hereunder as Deposit Escrow Agent. The Buyer and the Sellers (collectively, the "Indemnitors") shall be jointly and severally liable to reimburse and indemnify the Deposit Escrow Agent for, and hold it harmless against, any loss, damage, cost or expense, including but not limited to reasonable attorneys' fees, incurred by the Deposit Escrow Agent in connection with the Deposit Escrow Agent's performance of its duties and obligations under this Deposit Escrow Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Deposit Escrow Agreement; provided that notwithstanding the foregoing, no Indemnitor shall be required to indemnify the Deposit Escrow Agent for any such loss, liability, cost or expense arising as a result of the Deposit Escrow Agent's willful misconduct or gross negligence in connection with this Deposit Escrow Agreement.

     9. Resignation and Removal of the Deposit Escrow Agent. (a) The Deposit Escrow Agent may resign as such fifteen (15) calendar days following the giving of prior written notice thereof to the other parties hereto. In addition, the Deposit Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the other parties hereto and delivered to the Deposit Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Deposit Escrow Agent shall deliver the Deposit Escrow Funds to such successor escrow agent, together with such records maintained by the Deposit Escrow Agent in connection with its duties hereunder and other information with respect to the Deposit Escrow Funds as such successor may reasonably request.

          (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of fifteen (15) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Deposit Escrow Agent's removal, as the case may be, because the other parties hereto are unable to agree on a successor escrow agent, or for any other reason, the Deposit Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Deposit Escrow Agreement, or the Deposit Escrow Agent may interplead the Deposit Escrow Funds into an ancillary proceeding.

          (c) Upon written acknowledgement by a successor escrow agent appointed in accordance with this Section 9 of its agreement to serve as escrow agent hereunder and the receipt of the Deposit Escrow Funds, or if the Deposit Escrow Agent interpleads the Deposit Escrow Funds in accordance with this Section 9, the Deposit Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Deposit Escrow Agreement, subject to the proviso contained in clause (iii) of Section 6, and such successor escrow agent shall for all purposes hereof be the Deposit Escrow Agent.

     10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to the Buyer, to:

          SRDF Acquisition Company, LLC
          11 Michael Terrace
          Wolcott, Connecticut
          Attn: Daniel Stokes

          If to the Sellers, to:

          Insilco Technologies, Inc.
          425 Metro Place North
          Dublin, OH 43017
          Facsimile No.:  (614) 792-0468
          Attn:  Carol Stebbins

          If to the Deposit Escrow Agent, to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          Facsimile No.: (212) 848-7179
          Attn:  Constance A. Fratianni
                 Scott C. Shelley

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section
10). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     11. Amendments, etc. This Deposit Escrow Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of the Buyer and the Sellers and, with respect to any amendment, modification or waiver that could adversely affect the Deposit Escrow Agent, the Deposit Escrow Agent. No waiver by any party of any term or condition contained in the Deposit Escrow Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Deposit Escrow Agreement on any future occasion.

     12. Governing Law. This Deposit Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     13. Business Day. For all purposes of this Deposit Escrow Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     14. Miscellaneous. This Deposit Escrow Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Deposit Escrow Agreement have been inserted for convenience or reference only and do not define or limit the provisions thereof. This Deposit Escrow Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument

     IN WITNESS WHEREOF, the parties hereto have caused this Deposit Escrow Agreement to be executed as of the date first above written

                                      THE SELLERS:


                                      INSILCO TECHNOLOGIES, INC.

                                      By: _______________________________
                                          Name:
                                          Title:


                                      STEWART STAMPING CORPORATION

                                      By: _______________________________
                                          Name:
                                          Title:


                                      EYELETS FOR INDUSTRY, INC.

                                      By: _______________________________
                                          Name:
                                          Title:


                                      THE BUYER:

                                      EFI METAL FORMING, INC.

                                      By: _______________________________
                                          Name:
                                          Title:


                                      SRDF ACQUISITION COMPANY, LLC

                                      By: _______________________________
                                          Name:
                                          Title:


                                      THE DEPOSIT ESCROW AGENT:

                                      SHEARMAN & STERLING

                                      By: _______________________________
                                          Authorized Signatory

                                                                   Exhibit 10(d)
                                                                   -------------


                                                                  EXECUTION COPY
                                                                  --------------





================================================================================






                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                LL&R PARTNERSHIP

                                       AND

                           INSILCO TECHNOLOGIES, INC.,




                          DATED AS OF DECEMBER 15, 2002




================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    Article I
                                   DEFINITIONS

Section 1.1    Definitions.....................................................1
Section 1.2    Construction....................................................7

                                   Article II
                                PURCHASE AND SALE

Section 2.1    Purchase and Sale of Assets.....................................8
Section 2.2    Excluded Assets.................................................9
Section 2.3    Assumed Liabilities............................................10
Section 2.4    Excluded Liabilities...........................................11
Section 2.5    Assumption of Certain Leases and Other Contracts...............11

                                   Article III
                          PURCHASE PRICE; CURE AMOUNTS

Section 3.1    Purchase Price.................................................12
Section 3.2    Cure Amounts...................................................12

                                   Article IV
                                   THE CLOSING

Section 4.1    Time and Place of Closing......................................12
Section 4.2    Deliveries by the Seller.......................................13
Section 4.3    Deliveries by the Buyer........................................13

                                    Article V
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Section 5.1    Organization; Qualification....................................14
Section 5.2    Authority Relative to this Agreement...........................14
Section 5.3    Consents and Approvals; No Violation...........................15
Section 5.4    Financial Statements and Reports...............................15
Section 5.5    Title to Assets................................................15
Section 5.6    Owned Real Property............................................15
Section 5.7    Leased Real Property...........................................16
Section 5.8    Environmental Matters..........................................17
Section 5.9    ERISA; Benefit Plans...........................................18
Section 5.10   Certain Contracts and Arrangements.............................19
Section 5.11   Legal Proceedings and Judgments................................19

Section 5.12   Permits........................................................20
Section 5.13   Compliance with Laws...........................................20
Section 5.14   Taxes..........................................................20
Section 5.15   Intellectual Property..........................................20
Section 5.16   Labor and Employment Matters...................................21
Section 5.17   Brokers........................................................21
Section 5.18   Overlapping Assets.............................................21
Section 5.19   Accounts Receivable............................................21
Section 5.20   Disclaimer of Other Representations and Warranties.............21

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

Section 6.1    Organization...................................................22
Section 6.2    Authority Relative to this Agreement...........................22
Section 6.3    Consents and Approvals; No Violation...........................22
Section 6.4    Legal Proceedings and Judgments................................22
Section 6.5    Brokers........................................................23
Section 6.6    Buyer Financing................................................23

                                   Article VII
                            COVENANTS OF THE PARTIES

Section 7.1    Conduct of Business............................................23
Section 7.2    Access to Information; Maintenance of Records..................24
Section 7.3    Expenses.......................................................25
Section 7.4    Further Assurances.............................................25
Section 7.5    Public Statements..............................................26
Section 7.6    Governmental Authority Consents and Approvals..................26
Section 7.7    Tax Matters....................................................27
Section 7.8    Litigation Support.............................................28
Section 7.9    Notification...................................................28
Section 7.10   Submission for Bankruptcy Court Approval.......................29
Section 7.11   Overbid Procedures.............................................29
Section 7.12   Mail Received After the Closing................................32
Section 7.13   Employees......................................................32
Section 7.14   Computer System................................................33
Section 7.15   Overlapping Assets.............................................33

                                  Article VIII
                              CONDITIONS TO CLOSING

Section 8.1    Conditions to Each Party's Obligations to Effect the Closing...33
Section 8.2    Conditions to Obligations of the Buyer.........................34
Section 8.3    Conditions to Obligations of the Seller........................34

                                   Article IX
                           TERMINATION AND ABANDONMENT

Section 9.1    Termination....................................................35
Section 9.2    Procedure and Effect of Termination............................36
Section 9.3    Extension; Waiver..............................................36

                                    Article X
                            MISCELLANEOUS PROVISIONS

Section 10.1   Amendment and Modification.....................................37
Section 10.2   Waiver of Compliance; Consents.................................37
Section 10.3   Survival.......................................................37
Section 10.4   No Impediment to Liquidation...................................37
Section 10.5   Notices........................................................37
Section 10.6   Assignment.....................................................38
Section 10.7   Third-Party Beneficiaries......................................39
Section 10.8   Severability...................................................39
Section 10.9   Governing Law..................................................39
Section 10.10  Submission to Jurisdiction.....................................39
Section 10.11  Counterparts...................................................39
Section 10.12  Incorporation of Exhibits......................................39
Section 10.13  Entire Agreement...............................................39
Section 10.14  Headings.......................................................39
Section 10.15  Remedies.......................................................39
Section 10.16  Bulk Sales or Transfer Laws....................................40
Section 10.17  WAIVER OF JURY TRIAL...........................................40

EXHIBITS
--------

Exhibit A   Assumed Agreements
Exhibit B   Form of Assumption Agreement
Exhibit C   Form of Bill of Sale
Exhibit D   Allocation of Purchase Price and Assumed Liabilities
Exhibit E   Form of Bidding Procedures Order
Exhibit F   Form of Sale Order

DISCLOSURE SCHEDULE
-------------------

The Disclosure Schedule shall include the following Schedules:

2.2(d), (f)             Excluded Assets
2.3(f)                  Assumed Liabilities
5.4                     Financial Statements
5.6(a), (b)             Owned Real Property
5.7(a), (b), (c), (d)   Leased Real Property
5.8                     Environmental Matters

5.9(a), (c), (d), (e)   ERISA; Benefit Plans
5.10                    Certain Contracts and Arrangements
5.11                    Legal Proceedings and Judgments
5.12                    Permits
5.14                    Taxes
5.15                    Intellectual Property
5.16                    Labor and Employment Matters
5.18                    Overlapping Assets
7.1                     Conduct of Business

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is made as of December 15, 2002 by and among Insilco Technologies, Inc., a Delaware corporation (the "Seller"), and LL&R Partnership, a South Carolina general partnership (the "Buyer").

         WHEREAS, the Seller is preparing to file Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq; and

         WHEREAS, the Seller is engaged in the Business at various locations;
and

         WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Business, including the Purchased Assets, and in connection therewith the Buyer is willing to assume from the Seller all of the Assumed Liabilities, all upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   Article I
                                   DEFINITIONS

         Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).

         "Accounts Payable" means any and all postpetition accounts payable to third parties and owed by the Business, together with any interest or unpaid financing charges accrued thereon.

         "Accounts Receivable" means any and all accounts receivable, notes and other amounts receivable owed to the Business from third parties together with any interest or unpaid financing charges accrued thereon, but excluding all Excluded Receivables.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Assumed Agreements" means any contract, agreement, real or personal property lease, commitment, understanding or instrument which primarily relates to the Business or the Purchased Assets and which is listed on Exhibit A attached hereto.

         "Assumption Agreement" means the Assumption Agreement to be executed and delivered by the Buyer and the Seller at the Closing, substantially in the form of Exhibit B attached hereto.

         "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court having competent jurisdiction over the Chapter 11 Cases.

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure.

         "Bill of Sale" means the Bill of Sale to be executed and delivered by the Seller at the Closing, substantially in the form of Exhibit C attached hereto.

         "Business" means the Seller's business and activities as conducted on the date hereof at its facility in N. Myrtle Beach, South Carolina and its other operations in Bennetsville, South Carolina at the Evans Correctional Institution, which includes the design, manufacturing and distribution of custom cable assemblies to a variety of customers, including original equipment manufacturers and electronic manufacturing service providers.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "Buyer's Representatives" means the Buyer's accountants, employees, counsel, financial advisors and other authorized representatives.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing Date.

         "Chapter 11 Cases" means the Seller's case commenced under Chapter 11 of the Bankruptcy Code.

         "Closing Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings (ii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use or materially impact the value of the Purchased Assets, (iii) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in the public records of any state, local or municipal records under which the Business is conducted which do not materially interfere with the present use or materially impact the value of the Purchased Assets, and
(iv) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not (x) materially interfere with the present use of the Purchased Assets, (y) secure indebtedness or the payment of the deferred purchase price of property or
(z) individually or in the aggregate create a Material Adverse Effect.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "Confidential Information" means the Information (as defined in the Confidentiality Agreement) furnished to the Buyer's Representatives pursuant to the Confidentiality Agreement and subject to the confidentiality provisions thereof, and the confidential information relating to the Buyer provided to the Seller by the Buyer.

         "Confidentiality Agreement" means the Confidentiality Agreement, dated October 16, 2002, between Insilco and the Buyer.

         "Creditors' Committee" means the official committee of unsecured creditors appointed in connection with the Chapter 11 Cases.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, which includes the Schedules listed in the Table of Contents hereto, dated as of the date hereof, and forming a part of this Agreement.

         "Employee Records" means all of the Seller's existing personnel files related to employees and former employees of the Business.

         "Encumbrances" means any mortgages, pledges, liens, claims, charges, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, equitable interests, exceptions to title, encumbrances and charges of any kind.

         "Environmental Laws" means all foreign, federal, state, and local laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, or judicial or administrative orders relating to pollution, human health or protection of the environment, or human health and safety, applicable to the Business.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the regulations thereto, as amended.

         "ERISA Affiliate" means any entity which is treated as a single employer with Insilco for purposes of Section 414 of the Code.

         "Governmental Authority" means any federal, state, local or foreign governmental, administrative or regulatory authority, department, agency, commission or body.

         "Hazardous Substances" means (i) any petrochemical or petroleum products, oil, coal tar, or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or other equipment that contains dielectric fluid which may contain polychlorinated biphenyls, and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "solid wastes," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" under any applicable Environmental Law.

         "Insilco" means Insilco Holding Co., a Delaware corporation.

         "Intellectual Property" means all of the following property, rights or interest owned by the Seller, in any jurisdiction throughout the world that is primarily used in the Business: (i) patents, patent applications and patent disclosures, together with foreign counterparts, reissuances, continuations, continuations-in part, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, together with translations, adaptations, derivations and combinations thereof and all goodwill associated with each of the foregoing, (iii) copyrights and copyrightable works and moral rights in connection therewith, (iv) mask works, (v) registrations, renewals and applications for any of the foregoing, (vi) trade secrets, confidential or proprietary information and data and inventions and improvements thereto and
(vii) all other proprietary or intellectual property rights; provided that Intellectual Property shall not include the "Insilco", "Insilco Teoranta" and the "ITG Global" names, or any names similar thereto, or logos or trademarks related thereto.

         "Intellectual Property Agreements" means all (i) licenses of intellectual property to the Seller and (ii) licenses of Intellectual Property by the Seller to third parties, in each case material to the Business.

         "Inventory" means the inventories of raw materials, in-process and finished products of the Business, including, without limitation, supplies, materials and spare parts.

         "IRS" means the U.S. Internal Revenue Service.

         "Knowledge" means as to a particular matter, the actual knowledge of the chief executive officer, the chief financial officer or the general counsel of such entity, in each case without independent investigation.

         "Leased Real Property" means the real property held under lease, sublease or occupancy agreement by the Seller, as tenant, that is necessary for, or used solely in connection with, the operation of the Business, all as more fully described on Schedule 5.7(a) attached hereto and made a part hereto, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Licensed Intellectual Property" means all intellectual property licensed to the Seller pursuant to the Intellectual Property Agreements that is primarily used in the Business.

         "Material Adverse Effect" means any change or changes in, or effect on, the Business or the Purchased Assets that individually is, or in the aggregate are, reasonably likely to be materially adverse to the financial condition of the Business or the Purchased Assets, each taken as a whole, taking into account the Seller's status as a debtor under Chapter 11 of the Bankruptcy Code, other than (i) any change or effect in any way resulting from or arising in connection with this Agreement or any of the transactions contemplated hereby (including any announcement with respect to this Agreement or any of the transactions contemplated hereby), (ii) changes in (A) economic, regulatory or political conditions generally or (B) general business, regulatory or economic conditions relating to any industries in which the Seller participates, (iii) any change in or effect on the Purchased Assets or the Business which is cured (including by the payment of money) by the Seller or any of its Affiliates before the Termination Date or (iv) changes caused by a material worsening of current conditions caused by acts of terrorism or war (whether or not declared) occurring after the date hereof.

         "Owned Real Property" means the real property owned by the Seller that is necessary for, or used solely in connection with, the operation of the Business, all as more fully described on Schedule 5.8(a) attached hereto and made a part hereto, including any buildings, structures and improvements located thereon, all fixtures attached thereto, all off street parking rights and spaces, all oil, gas and mineral rights related to the foregoing, all rights in and to all strips and gores, all alleys adjoining the land, and all right in and to the land lying in the bed of any street, road or avenue, open or proposed adjoining the land, all water and riparian rights, and all easements, rights of way, reservations, privileges, appurtenances and other estates and rights pertaining thereto.

         "Permitted Encumbrances" means (i) statutory liens for current Taxes or assessments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics, carriers, workers, repairers and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Seller or the validity or amount of which is being contested in good faith by appropriate proceedings or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by governmental authorities which do not materially interfere with the present use of the Purchased Assets, (iv) all exceptions, restrictions, easements, charges, rights-of-way and other Encumbrances set forth in the public records of any state, local or municipal recorders under which the Business is conducted which do not materially interfere with the present use of the Purchased Assets, (v) liens existing under the Prepetition Credit Agreement and (vi) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use of the Purchased Assets and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate create a Material Adverse Effect.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or government, political subdivision, agency or instrumentality of a government.

         "Petition Date" means the date on which the Seller files a voluntary petition under Chapter 11 of the Bankruptcy Code.

         "Prepetition Agent" means Bank One, NA.

         "Prepetition Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of August 25, 2000, by and among the Seller, T.A.T Technology, Inc., various financial institutions, as lenders, and Bank One, NA as administrative agent, as amended as of the date hereof.

         "Real Property" means, collectively, the Owned Real Property and the Leased Real Property.

         "Sale Hearing" means the hearing at which the Bankruptcy Court considers approval of the Sale Order.

         "SEC" means the United States Securities and Exchange Commission.

         "Seller's Representatives" means the Seller's accountants, employees, counsel, financial advisors and other authorized representatives.

         "Tax" and "Taxes" means all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by any federal, state, municipal, local or foreign taxing authority, including any interest, penalties or additions attributable thereto.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) required to be supplied to any Governmental Authority with respect to Taxes.

         "WARN" means the Worker Adjustment Retraining and Notification Act of 1988 or any state or local equivalent.

            (b) Each of the terms set forth below shall have the meaning ascribed thereto in the following Section:

          Definition                                          Location
          ----------                                          --------

          "Agreement"                                         Preamble
          "Assumed Liabilities"                               ss. 2.3
          "Auction"                                           ss. 7.11(b)
          "Backup Bid"                                        ss. 7.11(a)(iii)
          "Backup Bidder"                                     ss. 7.11(a)(iii)
          "Balance Sheet"                                     ss. 5.4(a)
          "Bid Deadline"                                      ss. 7.11(a)
          "Bidding Procedures Order"                          ss. 7.10(a)
          "Break-Up Fee"                                      ss. 7.11(c)
          "Buyer"                                             Preamble
          "Buyer's Overlapping Assets"                        ss. 5.18
          "Closing"                                           ss. 4.1
          "Closing Date"                                      ss. 4.1
          "Computer System"                                   ss. 2.1(n)
          "Connected Facilities"                              ss. 7.14(a)
          "Cure Amounts"                                      ss. 2.5(d)
          "Cure Expenses"                                     ss. 2.5(c)
          "Cure Payments"                                     ss. 2.5(b)
          "Deposit"                                           ss. 7.11(a)
          "Employee Plan"                                     ss. 5.9(a)
          "Environmental Permits"                             ss. 5.8(a)

          "Excluded Assets"                                   ss. 2.2
          "Excluded Liabilities"                              ss. 2.4
          "Financial Statements"                              ss. 5.4(a)
          "GAAP"                                              ss. 5.4(b)
          "Hired Employee"                                    ss. 7.13(a)
          "Multiemployer Plan"                                ss. 5.11(d)
          "Options"                                           ss. 5.7(b)
          "Overbid Procedures"                                ss. 7.11
          "Overbids"                                          ss. 7.11(a)
          "Owned Real Property"                               ss. 5.6
          "Parent Financial Statements"                       ss. 5.4(b)
          "Permits"                                           ss. 5.12
          "Purchase Price"                                    ss. 3.1
          "Purchased Assets"                                  ss. 2.1
          "Qualified Bid"                                     ss. 7.11(a)
          "Qualified Bidder"                                  ss. 7.11(a)
          "Real Property Lease"                               ss. 5.7(b)
          "Regulatory Approvals"                              ss. 7.6(a)
          "Sale Order"                                        ss. 7.10
          "SCDC Payables"                                     ss. 2.3(e)
          "Seller"                                            Preamble
          "Seller's Overlapping Assets"                       ss. 5.18
          "Seller's Retained Business"                        ss. 5.18
          "Successful Bid"                                    ss. 7.11(a)
          "Successful Bidder"                                 ss. 7.11(a)
          "Termination Date"                                  ss. 9.1(f)
          "Third-Party Sale"                                  ss. 9.1(d)
          "Title Company"                                     ss. 7.1(c)
          "Transfer Taxes"                                    ss. 7.7(b)
          "Transferable Permits"                              ss. 2.1(f)
          "Unaudited Annual Financial Statements"             ss. 5.4(a)
          "Unaudited Interim Financial Statements"            ss. 5.4(a)

         Section 1.2 Construction. The terms "hereby," "hereto," "hereunder" and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The term "including", when used herein without the qualifier, "without limitation," shall mean "including, without limitation." Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The word "or" shall not be construed to be exclusive. Provisions shall apply, when appropriate, to successive events and transactions. Unless otherwise indicated, references to Articles and Sections refer to Articles and Sections of this Agreement.

                                   Article II
                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, the Seller shall sell, assign, convey, transfer and deliver to the Buyer, and the Buyer shall, by payment of the Purchase Price, purchase and acquire from the Seller, free and clear of all Encumbrances (except for Closing Encumbrances), all of the right, title and interest that the Seller possesses as of the Closing and has the right to transfer in, to and under the real, personal, tangible and intangible property or assets of every kind and description, wherever located, used, developed for use or intended for use primarily in the conduct of the Business and related thereto, unless specifically excluded in Section 2.2 (collectively, the "Purchased Assets"). Without limiting the effect of the foregoing, the parties hereto acknowledge and agree that the Purchased Assets shall include all right, title and interest of the Seller in, to and under all of the following assets primarily related to the Business (except the Excluded Assets):

            (a) all Inventory;

            (b) all equipment;

            (c) all machinery, vehicles, furniture and other tangible personal property;

            (d) all of the Accounts Receivable as of the Closing Date;

            (e) the Assumed Agreements, in each case, to the extent the same are assignable under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the third party or third parties to such agreements (if required), including purchase orders and (subject, in the case of deposits and letters of credits of the Seller with third parties, to reimbursement or replacement as provided in Section 2.5(d)) any and all deposits and letters of credit related to any such Assumed Agreements;

            (f) the Permits and Environmental Permits, in each case, to the extent the same are assignable (the "Transferable Permits");

            (g) to the extent assignable under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the third party or third parties to such agreements (if required), all Intellectual Property Agreements and all confidentiality, noncompete or nondisclosure agreements executed by vendors, suppliers or employees of the Seller or other third parties, in each case, which primarily relate to the Business;

            (h) originals or copies of all Employee Records and all books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items of the Seller relating specifically to the Purchased Assets, including books of account, all customer lists, billing records and other customer correspondence primarily relating to the Business, all regulatory filings and other books and records relating to the rates and services provided by the Seller in connection with the operation of the Business;

            (i) except as set forth on Schedule 2.2(d) and subject to Section 2.2(d), all of the rights, claims or causes of action of the Seller against a third party that primarily relate to the Purchased Assets, the operation of the Business, the Assumed Liabilities or the Assumed Agreements arising out of transactions occurring prior to the Closing Date, except where such rights, claims or causes of action relate to Excluded Liabilities; to the extent such rights, claims or causes of action relate to both Assumed Liabilities and Excluded Liabilities, the Buyer and the Seller shall share such rights, claims or causes of action in the same proportion as their respective liabilities bear to the total liability relating to those rights, claims or causes of action;

            (j) to the extent assignable under Section 365 of the Bankruptcy Code, all Intellectual Property, together with all related income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for past or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property, including the right to use the Escod Industries name;

            (k) all accounts of the customers of the Business which, at the Closing Date, are users of any of the services provided by the Seller in the operation of the Business;

            (l) all rights under post-petition purchase orders;

            (m) all right, title and interest in, to and under the Owned Real Property and the Leased Real Property; and

            (n) the RS6000 IBM computer and the associated GRMS software and e-mail server (the "Computer System").

         Section 2.2 Excluded Assets. Notwithstanding any provision herein to the contrary, the Seller shall not sell, convey, assign, transfer or deliver to the Buyer, and the Buyer shall not purchase, and the Purchased Assets shall not include the Seller's right, title and interest to the following assets of the Seller (the "Excluded Assets"):

            (a) cash (including all cash residing in any collateral cash account securing any obligation or contingent obligation of the Seller ), cash equivalents and bank deposits, subject to the Buyer's rights under
         Section 2.2(e) and the Seller's rights under Section 2.5(d), and any amount of indebtedness for borrowed money owed by an Affiliate of the Seller to the Seller;

            (b) any equity interests held by the Seller;

            (c) rights to any Tax refunds relating to the Business or the Purchased Assets, whether such refund is received as a payment or as a credit against future Taxes, and any net operating losses relating to the Business or the Purchased Assets;

            (d) the Seller's claims, causes of action, choses in action and rights of recovery pursuant to Sections 544 through 550 and Section 553 of the Bankruptcy Code, any other avoidance actions under any other applicable provisions of the Bankruptcy Code and the claims, causes of action, choses in action and rights of recovery set forth on Schedule 2.2(d);

            (e) subject to Section 7.2(c), the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as corporations, and any books, records or the like of the Seller;

            (f) all of the assets set forth on Schedule 2.2(f);

            (g) any and all agreements to which the Seller is a party which are not Assumed Agreements and any and all customer deposits, customer advances and credits and security deposits related to any such agreements which are not Assumed Agreements;

            (h) the rights of the Seller under this Agreement and any other agreements between the Seller and the Buyer or any of its Affiliates;

            (i) any and all prepaid workers' compensation premiums (other than the portion relating to the Hired Employees);

            (j) any and all amounts or other obligations owing to the Seller by Insilco or any Affiliate of Insilco;

            (k) any and all assets of any of the Seller's Affiliates primarily related to (i) the precision stampings or passive components business segments or (ii) the custom assemblies business segment that is not related to the Business, in each case operated by Insilco and its Subsidiaries, including, without limitation, the Seller's Overlapping Assets; and

            (l) claims against current or former directors, officers or other employees of, or agents, accountants or other advisors of or to, the Seller.

         Section 2.3 Assumed Liabilities. On the Closing Date, the Buyer shall execute and deliver to the Seller the Assumption Agreement pursuant to which the Buyer shall assume and agree to pay, perform and discharge when due the following liabilities and obligations of the Seller (the "Assumed Liabilities"), in accordance with the respective terms and subject to the respective conditions thereof:

            (a) all liabilities and obligations of the Seller under the Assumed Agreements (including all Cure Payments payable in order to effectuate the assumption and assignment of each Assumed Agreement), the Intellectual Property Agreements and the Transferable Permits in accordance with the terms thereof;

            (b) all liabilities and obligations relating to any customer deposits and customer advances and credits, the security deposits and the letters of credit or similar instruments securing customer deposits, advances or credits with respect to customer accounts which are assigned to the Buyer;

            (c) liabilities and obligations assumed by, or allocated to, the Buyer pursuant to Section 7.7;

            (d) liabilities and obligations of the Seller allocated to the Buyer pursuant to Section 7.13;

            (e) all of the Accounts Payable other than the pre-Closing payables to the South Carolina Department of Corrections for prison labor (the "SCDC Payables"); and

            (f) all liabilities and obligations related to the Purchased Assets or the Business arising from any actions or omissions occurring after the Closing Date.

         Section 2.4 Excluded Liabilities. The Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of the Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). The Excluded Liabilities include the SCDC Payables and all Taxes of the Seller attributable to the Purchased Assets and the Business with respect to any period or portion thereof that ends on or prior to the Closing Date, provided that, for this purpose, with respect to any such Taxes that are payable with respect to a taxable period that begins before the Closing Date and that ends after the Closing Date (but excluding for the avoidance of doubt, any Taxes referred to and governed by Section 7.7(b)), the portion of such Taxes allocable to the portion of such taxable period ending on the Closing Date shall be considered to equal the amount of such Taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period.

         Section 2.5 Assumption of Certain Leases and Other Contracts. The Sale Order shall provide for the assumption by the Seller and assignment to the Buyer, effective upon the Closing, of the Assumed Agreements on the following terms and conditions:

            (a) At the Closing, the Seller shall assume and assign to the Buyer the Assumed Agreements. The Assumed Agreements are listed on Exhibit A hereto and are identified by the date of the Assumed Agreement (if available), the other party or parties to the Assumed Agreement and the address of such party or parties (if available), as the case may be. To the extent any such information is set forth on Exhibit A and is later determined by the Seller not to be available or to be inaccurate in any material respect, the Seller shall promptly notify the Buyer of any such lack of availability or inaccuracy. Exhibit A shall set forth the estimated amounts necessary to cure defaults, if any, under each of the Assumed Agreements as determined by the Seller based on the Seller's books and records, subject to amendment of the Cure Amounts by the Seller from time to time until the Closing Date. From and after the date hereof until three (3) Business Days prior to the commencement of the Sale Hearing, the Seller shall make such additions and deletions to the list of Assumed Agreements as the Buyer shall request and shall give to the respective counsels to the Prepetition Agent and the Creditors' Committee prompt notice of any such addition or deletion.

            (b) If there exists on the Closing Date any default related to an Assumed Agreement, the Buyer shall be responsible for any and all amounts to be cured pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assumed Agreement (the "Cure Payments"). At the Closing, the Buyer shall provide funds to the Seller (by wire transfer of immediately available U.S. funds) in an amount sufficient to pay all such Cure Payments for such Assumed Agreements. Promptly (and in any event within two (2) Business Days) upon receipt by the Seller of such funds and the Purchase Price at the Closing, the Seller shall pay all Cure Payments for such Assumed Agreements. To the extent that at the Closing the aggregate amount necessary to cure the defaults on the Assumed Agreements is less than or more than the aggregate amount listed on Exhibit A, then the Buyer shall increase or decrease, as the case may be, the Purchase Price in an amount equal to the aggregate of such deficit or excess, as the case may be.

            (c) The Buyer shall be solely responsible for any and all costs and expenses necessary in connection with providing adequate assurance of future performance with respect to any of the Assumed Agreements under
         Section 365 of the Bankruptcy Code (the "Cure Expenses").

            (d) In addition to the payment of the Purchase Price and the payment of the Cure Payments and Cure Expenses on the Closing Date, the Buyer shall reimburse the Seller in cash and in full for any and all deposits, advances and credits and security deposits (together with the Cure Payments and the Cure Expenses, the "Cure Amounts") and replace any letters of credit, in all such cases, related to any Assumed Agreements.

                                  Article III
                          PURCHASE PRICE; CURE AMOUNTS

         Section 3.1 Purchase Price. In consideration for the Purchased Assets, and subject to the terms and conditions of this Agreement and the entry and effectiveness of the Sale Order, at the Closing, the Buyer shall assume the Assumed Liabilities as provided in Section 2.2 hereof and shall pay to the
Seller: (i) an amount in immediately available funds, by wire transfer to an account or accounts designated by the Seller, equal to one million seven hundred thousand dollars ($1,700,000), which amount may be adjusted pursuant to Section 2.5(b) (the "Purchase Price").

         Section 3.2 Cure Amounts. At the Closing, the Buyer shall provide funds to the Seller (by wire transfer of immediately available U.S. funds) in an amount equal to the Cure Amounts. The Seller shall pay all Cure Payments and Cure Expenses owed to third parties promptly (and in any event within two (2) Business Days) after receipt thereof from Buyer.

                                   Article IV
                                   THE CLOSING

         Section 4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the

Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M. (local time) no later than the second Business Day following the date on which the conditions set forth in Article VIII have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived in writing, or at such other place or time as the Buyer and the Seller may mutually agree. The date and time at which the Closing actually occurs is herein referred to as the "Closing Date."

         Section 4.2 Deliveries by the Seller. At or prior to the Closing, the Seller shall deliver the following to the Buyer:

            (a) the Bill of Sale, duly executed by the Seller, for the personal property included in the Purchased Assets;

            (b) all consents, waivers and approvals obtained by the Seller with respect to the sale, assignment, conveyance, transfer and delivery of the Purchased Assets, the transfer of the Transferable Permits and the consummation of the transactions required in connection with the sale of the Purchased Assets contemplated by this Agreement, to the extent specifically required hereunder;

            (c) the certificate contemplated by Section 8.2(b);

            (d) the Assumption Agreement, duly executed by the Seller and all such other instruments of assignment or conveyance as shall be reasonably necessary to transfer to the Buyer all of the Seller's right, title and interest in, to and under all of the Purchased Assets in accordance with this Agreement;

            (e) a copy of the Sale Order;

            (f) a certified copy of the Bankruptcy Court docket showing that no appeals have been filed to the Sale Order; and

            (g) deeds (as customarily utilized in the sale of commercial real property in the states where each Owned Real Property is located) evidencing the conveyance of each Owned Real Property to the Buyer.

         Section 4.3 Deliveries by the Buyer. At or prior to the Closing (or as specifically provided in this Section), the Buyer shall deliver the following to the Seller:

            (a) the Purchase Price in accordance with Section 3.1;

            (b) certified copies of the Certificate of Existence and the Operating Agreement of the Buyer, each as in effect as of the Closing;

            (c) certified copies of the resolutions duly adopted by the Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby;

            (d) the Assumption Agreement, duly executed by the Buyer, and all such other instruments of assumption as shall be reasonably necessary for the Buyer to assume the Assumed Liabilities in accordance with this Agreement;

            (e) the Cure Amounts in accordance with Section 3.2; and

            (f) the certificate contemplated by Section 8.3(b).

                                   Article V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Buyer specifically acknowledges and agrees to the following with respect to the representations and warranties of the Seller:

         A. The Buyer has conducted its own due diligence investigations of the Business or has waived its rights to conduct such due diligence.

         B. Except when the context otherwise requires, the Seller makes no representations or warranties in this Article V with respect to the Excluded Assets or the Excluded Liabilities.

         As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants to the Buyer as follows:

         Section 5.1 Organization; Qualification. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease, and operate the Purchased Assets and to carry on the Business as is now being conducted. As related to the operation of the Business, the Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         Section 5.2 Authority Relative to this Agreement. The Seller has all corporate power and, upon entry and effectiveness of the Sale Order, will have all corporate authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other similar governing body of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller, and assuming that this Agreement constitutes a valid and binding agreement of the Buyer, and subject to the entry and effectiveness of the Sale Order, constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 5.3 Consents and Approvals; No Violation. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, and except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by the Seller nor the sale by the Seller of the Purchased Assets pursuant to this Agreement will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Seller; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, or any of the Purchased Assets, which violation would have a Material Adverse Effect.

         Section 5.4 Financial Statements and Reports. (a) Schedule 5.4(a) of the Disclosure Schedule includes true and complete copies of: (i) the unaudited consolidated balance sheets of the Business as of December 31, 1999, 2000 and 2001, and the related unaudited consolidated statements of operations and cash flow for the years ended December 31, 1999, 2000 and 2001 (the "Unaudited Annual Financial Statements") and (ii) the unaudited consolidated balance sheet of the Business as of September 30, 2002 (the "Balance Sheet"), and the related unaudited consolidated statement of operations and cash flows of the Business for the nine (9) month periods ended September 30, 2001 and 2002 (the "Unaudited Interim Financial Statements" and together with the Unaudited Annual Financial Statements, the "Financial Statements").

            (b) The Financial Statements present fairly in all material respects the financial condition and results of operations of the Business as of the dates and for the periods included therein. The Financial Statements are a component of the consolidated financial statements of Insilco which have been prepared on a consistent basis (the "Parent Financial Statements"), and the Parent Financial Statements have been prepared utilizing U.S. generally accepted accounting principles ("GAAP") and such principles have been consistently applied for the periods presented.

         Section 5.5 Title to Assets. At the Closing, the Buyer shall acquire all of the Seller's right, title and interest in, to and under (subject to such being assumed and assigned in accordance with Section 2.6), all of the Purchased Assets, in each case free and clear of all Encumbrances except for Closing Encumbrances.

         Section 5.6 Owned Real Property. (a) Schedule 5.6(a) lists, as of the date of this Agreement, the street address of each parcel of Owned Real Property.

            (b) Except as set forth on Schedule 5.6(b), the Seller is not in material violation of any law, rule, regulation, ordinance or judgment of any Governmental Authority (including, without limitation, any building, planning or zoning law) relating to any of the Owned Real Property. The Seller has made available to the Buyer true and complete copies of each deed for each parcel of Owned Real Property and all of the title insurance policies, title reports, surveys, title documents and other documents relating to or otherwise affecting the Owned Real Property as it relates to the Business, together with all certificates of occupancy and other permits and approvals (or equivalent documents) for the improvements on the Owned Real Property, to the extent they are in the Seller's possession and not posted at the Owned Real Property. The Seller is in peaceful and undisturbed possession of each parcel of Owned Real Property, and there are no contractual or legal restrictions that preclude or restrict the ability to use the Owned Real Property for the purposes for which it is currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Owned Real Property are adequate for the conduct of the Business as currently conducted. There are no material latent defects or material adverse physical conditions affecting the Owned Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Owned Real Property. Except as set forth on Schedule 5.6(b), the Seller has not leased or subleased any parcel or any portion of any parcel of Owned Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement.

            (c) No condemnation of the Real Property, or any portion thereof, has occurred and, to the Knowledge of the Seller, there is no pending, threatened or contemplated appropriation, condemnation or like proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

            (d) No improvements on the Owned Real Property and none of the current uses and conditions thereof violate any Encumbrance, applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Owned Real Property, other than those which are transferable with the Owned Real Property, are required by any Governmental Authority having jurisdiction over the Owned Real Property. There is no pending or, to the Knowledge of the Seller, contemplated proceeding to rezone any parcel of the Real Property.

         Section 5.7 Leased Real Property. (a) Schedule 5.7(a) lists, as of the date of this Agreement, the street address of each parcel of Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property.

            (b) Schedule 5.7(b) sets forth a true and complete list of all leases and subleases relating to the Leased Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates) (each a "Real Property Lease"). With respect to each Real Property Lease, except as otherwise set forth on Schedule 5.7(b), the Seller has not exercised or given any notice of exercise, nor has any lessor or landlord exercised or received any notice of exercise of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including, without limitation, any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, "Options").

            (c) Except as set forth on Schedule 5.7(c), each Real Property Lease is valid, binding upon and enforceable against the Seller, and, to the Knowledge of the Seller, each other party thereto. Each Real Property Lease is unmodified (except as set forth on Schedule 5.7(b) and is in full force and effect. The Seller is in peaceful and undisturbed possession of the space and/or estate it occupies under each Real Property Lease.

            (d) The rental payment set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same. All rent and other sums and charges payable by the Seller as lessee or sublessee under a Real Property Lease is current. The Seller is in compliance in all material respects with the terms of each Real Property Lease and no termination event or condition or uncured default exists under any Real Property Lease, except as set forth on
Schedule 5.7(d). Except as set forth on Schedule 5.7(d), no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. The Seller has the full right to exercise its Options contained in the respective leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

         Section 5.8 Environmental Matters. Except as disclosed on Schedule 5.8 and except as would not reasonably be expected to have a Material Adverse
Effect:

            (a) to the Knowledge of the Seller, the Seller holds and is, and has been, in compliance with, all material permits, licenses and governmental authorizations required for the Seller to conduct the Business under applicable Environmental Laws ("Environmental Permits"), and the Seller is otherwise in compliance with applicable Environmental Laws with respect to the Business and the Purchased Assets;

            (b) to the Knowledge of the Seller, the Seller has not received any written notice that it is a potentially responsible party under CERCLA or any similar state law with respect to the Business or the Purchased Assets;

            (c) with respect to the Business and the Purchased Assets, the Seller has not entered into or agreed to any material consent decree or order, or other binding agreement, with a Governmental Authority or is subject to any material outstanding judgment, decree, or judicial or administrative order relating to compliance with or liability under any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law;

            (d) with respect to the Business and the Purchased Assets, to the Knowledge of the Seller, there are no material claims, actions or proceedings under or relating to Environmental Laws pending or, to the Knowledge of the Seller, threatened against or relating to the Seller, the Purchased Assets or the Business;

            (e) after a reasonable records examination, the Seller has heretofore delivered to the Buyer copies of all environmental studies made in the last five (5) years prepared for the Seller or in the Seller's possession relating to the Purchased Assets;

            (f) to the Knowledge of the Seller, the Seller has not and, to the Knowledge of the Seller, no other Person has, Released (as such term is defined in CERCLA) any material quantities or concentrations of any Hazardous Substances, reportable under any Environmental Law, on, beneath or adjacent to the Owned Real Property or the Leased Real Property; and

            (g) to the Knowledge of the Seller, neither the Owned Real Property nor the Leased Real Property contains any (i) underground storage tanks, (ii) friable asbestos or (iii) equipment using polychlorinated biphenyls.

         The representations and warranties made in this Section 5.8 are the Seller's exclusive representations and warranties relating to any environmental matters, including any arising under any Environmental Laws.

         Section 5.9 ERISA; Benefit Plans. (a) Schedule 5.9(a) lists each employee benefit plan, program or arrangement (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA) and each other retirement, profit-sharing, death, disability, life insurance, stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and any other employee benefit plan, agreement, program, policy or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, maintained, sponsored or contributed to by the Seller or an ERISA Affiliate for the benefit of current or former employees of the Business (each, an "Employee Plan").

            (b) With respect to each Employee Plan, the Seller has provided to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (1) any related trust agreement or other funding instrument; (2) any summary plan description by the Seller to its employees concerning the extent of the benefits provided under any Employee Plan; and (3) for the two most recent years, (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) attorney's response to any auditor's request for information.

            (c) Except as set forth on Schedule 5.9(c), each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Employee Plan is so qualified, and nothing has occurred since the date of such determination whether by action or inaction that would materially adversely affect the qualified status of such Employee Plan.

            (d) Except as set forth on Schedule 5.9(d), to the Knowledge of the Seller, each Employee Plan has been maintained, funded, and administered in material compliance with its terms, the terms of any applicable collective bargaining agreements, and all applicable laws including, but not limited to, ERISA and the Code. Except as set forth on Schedule 5.9(d), none of the Employee Plans is a multiemployer plan (as such term is defined in Section 3(37) of ERISA, a "Multiemployer Plan"), for which the Seller could incur any material liability. Neither the Seller nor any ERISA Affiliate has any liability or potential liability under Title IV of ERISA that would likely become a liability of the Buyer, except as would not have a Material Adverse Effect.

            (e) Except as set forth on Schedule 5.9(e), with respect to each Employee Plan that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA, the following is true:

            (i) all contributions required to be made under Section 412 of the Code and Section 302 of ERISA (whether or not waived) have been made when due, and all premium payments to the Pension Benefit Guaranty Corporation have been made when due;

            (ii) no amendment has occurred which has required or could require a Seller Party to provide security to such Employee Plan under Section 401(a)(29) of the Code or Section 307 of ERISA; and

            (iii) as of the most recent valuation date, the fair market value of the Employee Plan's assets exceeded the "accumulated benefit obligation" for such plan within the meaning of Paragraph 17 of Statement of Financial Accounting Standards No. 87.

            (f) There is no Employee Plan that is a Multiemployer Plan.

            (g) Neither the Seller nor any ERISA Affiliate maintains an Employee Plan that would be reasonably likely to result in the payment to any employee or former employee of the Business by the Buyer of any money or other property or rights or accelerate or provide any other right or benefit to any employee or former employee of the Business which would become a material obligation of the Buyer as a result of the transactions contemplated by this Agreement.

            Section 5.10 Certain Contracts and Arrangements. Except for contracts, agreements, personal property leases, service agreements, customer agreements, commitments, understandings or instruments which (a) are listed on
Schedule 5.7(a) or Schedule 5.10, or (b) have been entered into in the ordinary course of business and do not involve payments by the Seller in excess of $50,000 individually, the Seller is not, as of the date hereof, party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to the Business or the Purchased Assets.

         Section 5.11 Legal Proceedings and Judgments. Except as set forth on
Schedule 5.11 and except with respect to actions commenced in the Chapter 11 Cases, (a) there are no claims, actions, proceedings or investigations pending or, to the Knowledge of the Seller, threatened against or relating to the Seller before any court or other Governmental Authority acting in an adjudicative capacity, which would, if adversely determined, have a Material Adverse Effect;

and (b) there are no claims, actions, proceedings or investigations pending against or, to the Knowledge of the Seller, threatened against or relating to the Seller before any court or other Governmental Authority acting in an adjudicative capacity, which have been commenced after the filing of the Chapter 11 Cases, which would, if adversely determined, have a Material Adverse Effect. Except as set forth on Schedule 5.11, the Seller is not subject to any outstanding judgment, rule, order, writ, injunction or decree of any court or other Governmental Authority, which would have a Material Adverse Effect.

         Section 5.12 Permits. The Seller has all permits, certificates, licenses, franchises and other governmental authorizations, consents and approvals, other than with respect to Environmental Laws (which are addressed in Section 5.8), necessary for the operation of the Business as presently conducted (collectively, "Permits"). Schedule 5.12 sets forth a list of all material Permits and Environmental Permits held by the Seller as of the date hereof and necessary for the operation of the Business as presently conducted.

         Section 5.13 Compliance with Laws. Except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, to the Knowledge of the Seller, the Seller is in compliance in all material respects with all Permits, laws, statutes, orders, rules, regulations, ordinances, or judgments of any Governmental Authority applicable to the Business, except for violations that would not have a Material Adverse Effect.

         Section 5.14 Taxes. Except as set forth on Schedule 5.14, (i) the Seller has timely filed or been included in all material Tax Returns relating to the Business or the Purchased Assets required to be filed for any period ending prior to the Closing Date (taking into account any extension of time to file granted to or obtained on behalf thereof), (ii) all material Taxes shown to be payable on such Tax Returns have been paid or will be paid and (iii) all such Tax Returns are true, complete and correct in all material respects and (iv) no deficiency for any material amount of Tax relating to the Business or the Purchased Assets has been asserted or assessed in writing by a Taxing authority against the Seller.

         Section 5.15 Intellectual Property. Schedule 5.15 attached hereto sets forth all material (a) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, and Internet domain names included in the Intellectual Property, and (b) Intellectual Property Agreements (other than licenses of commercially available off-the-shelf computer software licensed pursuant to shrink-wrap or click wrap licenses). Except as set forth on Schedule 5.15, to the Knowledge of the Seller, the Seller has all right, title and interest in and to the Intellectual Property and the Intellectual Property Agreements, free and clear of all Encumbrances and has a valid right to use the Intellectual Property and Licensed Intellectual Property in the operation of the Business. Except as would not have a Material Adverse Effect, the Seller has a valid right to use the Intellectual Property in connection with the operation of Business. To the Knowledge of the Seller, the Intellectual Property is valid and enforceable and has not been adjudged invalid or unenforceable in whole or in part. To the Knowledge of the Seller, no person is engaging in any activity that infringes the Intellectual Property. To the Knowledge of the Seller, no claim has been asserted against the Seller alleging that the operation of the Business infringes or may infringe the intellectual property rights of any third party. To the Knowledge of the Seller, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any rights in or to any of the Intellectual Property.

         Section 5.16 Labor and Employment Matters. Except as disclosed on
Schedule 5.16, (a) the Seller is not party to or bound by any collective bargaining agreement or relationship with any labor organization in relation to the Business; (b) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition relating to the Seller applicable to the Business; (c) to the Knowledge of the Seller, no union organizing efforts applicable to the Business are underway or threatened relating to the Seller; (d) no labor strike, work stoppage, slowdown, or other material labor dispute applicable to the Business is underway or, to the Knowledge of the Seller, threatened relating to the Seller, and (e) there is no labor or employment-related claim, charge, procedure, arbitration, complaint or investigation pending or, to the Knowledge of the Seller, threatened relating to the Seller, in any forum that if adversely decided would be likely to have a Material Adverse Effect. The Seller is in compliance with all material applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health in relation to the Business.

         Section 5.17 Brokers. Except for Gleacher Partners LLC, no Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Seller or any of their respective Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. Such fees shall be paid in full by the Seller.

         Section 5.18 Overlapping Assets. Schedule 5.18 of the Disclosure Schedule sets forth a list of (a) the Purchased Assets ("Buyer's Overlapping Assets") which are used in the operation of the Seller's businesses other than the Business (the "Seller's Retained Business") and the nature of the usage by the Seller's Retained Business of Buyer's Overlapping Assets and (b) the assets not included in the Purchased Assets ("Seller's Overlapping Assets") which are used in the operation of the Business and the nature of the usage by the Business of Seller's Overlapping Assets.

         Section 5.19 Accounts Receivable. All Accounts Receivable of the Seller as reflected on the Financial Statements were incurred in the normal course of business and represent arm's length sales actually made in the ordinary course of business.

         Section 5.20 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE V, THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ANY OF ITS ASSETS (INCLUDING THE PURCHASED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE V, THE BUYER IS PURCHASING THE PURCHASED ASSETS ON AN "AS-IS, WHERE-IS" BASIS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE SELLER MAKES

NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE PURCHASED ASSETS, AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.

                                   Article VI
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As an inducement to the Seller to enter this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller as follows:

         Section 6.1 Organization. The Buyer is a general partnership validly existing and in good standing under the laws of the State of South Carolina and has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

         Section 6.2 Authority Relative to this Agreement. The Buyer has all partnership power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such partner or partners as may be required pursuant to the partnership agreement or other organizational documents of the Buyer and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer, and, assuming that this Agreement constitutes a valid and binding agreement of the Seller, constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

         Section 6.3 Consents and Approvals; No Violation. Except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by the Buyer nor the purchase by the Buyer of the Purchased Assets and the assumption by the Buyer of the Assumed Liabilities and the Assumed Agreements pursuant to this Agreement will: (a) conflict with or result in any breach of any provision of the partnership agreement and other organizational documents of the Buyer; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made; or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Buyer is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained.

         Section 6.4 Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to the Knowledge of the Buyer, threatened against or relating to the Buyer before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby.

         Section 6.5 Brokers. No Person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

         Section 6.6 Buyer Financing. As of the date of this Agreement and on the Closing Date, the Buyer has and will have funds sufficient to pay the Purchase Price and all of its fees and expenses incurred in connection with the transactions contemplated hereby, including all Cure Amounts and any applicable transfer Taxes.

                                  Article VII
                            COVENANTS OF THE PARTIES

         Section 7.1 Conduct of Business. (a) Except as (1) described on
Schedule 7.1, (2) permitted by the Buyer by written consent or (3) required by any order of the Bankruptcy Court, the Bankruptcy Code, and any order or agreement related to the use of cash collateral or postpetition financing, during the period commencing on the date of this Agreement and ending on the Closing Date (including, for the avoidance of doubt, not offering a discount or discounted payments to any of its customers for the payment of Accounts Receivable) booked since the date of this Agreement, the parties hereto (it being understood that both the Seller and the Buyer participate in the operation of the Business) shall (i) operate the Business in the usual, regular and ordinary course, (ii) other than as permitted in writing by the other party, preserve in all material respects the Business, the Purchased Assets, its employees and its operations and (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Seller's status as a debtor under Chapter 11 of the Bankruptcy Code.

            (b) Prior to the Closing Date, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, the parties hereto (it being understood that both the Seller and the Buyer participate in the operation of the Business) shall each not create, incur, assume or suffer to exist any material Encumbrance upon the Purchased Assets, other than (i) Permitted Encumbrances; provided, however, that Permitted Encumbrances as used in this Section 7.1(b) shall mean, with respect to the Real Property, only those matters included in clause (i) or clause (ii) of the definition of Permitted Encumbrances in Section 1.1(a), (ii) the liens in favor of the Prepetition Agent under the Prepetition Credit Agreement and postpetition liens granted pursuant to the postpetition cash collateral orders, (iii) the liens in favor of the agent or the lenders under a postpetition cash collateral agreement and (iv) those incurred in the ordinary course of business. Prior to the Closing Date, without the prior written consent of the other party, each of the parties hereto shall not sell, lease (as lessor), transfer or otherwise dispose of any of the Purchased Assets (it being understood that both the Seller and the Buyer participate in the operation of the Business) other than in the ordinary course of business.

            (c) With respect to the Real Property, the parties hereto agree that, between the date of this Agreement and the Closing Date, each of the parties hereto (it being understood that both the Seller and the Buyer participate in the operation of the Business) shall (i) maintain the Real Property in substantially the same condition as exists on the date hereof, reasonable wear and tear excepted, (ii) operate the Real Property in compliance with all applicable laws, rules, regulations and codes in all material respects,
(iii) maintain in full force and effect all property and liability insurance policies on the Real Property in effect as of the date hereof, (iv) afford the Buyer and the Buyer's Representatives reasonable access during normal business hours to the Real Property and all agreements, books, records and other documents and data of the parties related thereto; provided that the Seller need not supply the Buyer with any information that the Seller is under a legal obligation not to supply, including customer-specific costing and pricing information and (v) cooperate with and assist the Buyer in obtaining, in each case at the Buyer's cost, (x) a commitment from a title company acceptable to Buyer (the "Title Company") to issue on the American Land Title Association's current form an owner's title insurance policy or policies (and leasehold policies if the Buyer so elects), in form acceptable to the Buyer, at standard rates, together with copies of all documents affecting title to the Real Property and (y) a survey of each parcel of Real Property, as deemed necessary or advisable by the Buyer in its sole discretion, certified to the Buyer, the Buyer's lender, if any, the Title Company and any other Person which the Buyer reasonable requests, in a manner acceptable to the Buyer, prepared by a registered land surveyor, dated not more than sixty (60) days prior to the Closing, and complying with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and the American Congress on Surveying and Mapping.

         Section 7.2 Access to Information; Maintenance of Records. (a) Between the date of this Agreement and the Closing Date, the Seller shall, during ordinary business hours, upon reasonable notice, (i) give the Buyer and the Buyer's Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting the Purchased Assets to which the Buyer is not denied access by law, (ii) permit the Buyer to make such reasonable inspections thereof as the Buyer may reasonably request, (iii) furnish the Buyer with such financial and operating data and other information with respect to the Business as the Buyer may from time to time reasonably request and (iv) furnish the Buyer a copy of each material report, schedule or other document filed with the SEC by the Seller with respect to the Business; provided, however, that (A) any such access shall be conducted in such a manner so as not to interfere unreasonably with the operation of the Business and will be at the expense of the Buyer, (B) the Seller shall not be required to take any action which would constitute a waiver of the attorney-client privilege and (C) the Seller need not supply the Buyer with any information which the Seller is under a legal obligation not to supply or any information, documents or materials related to customer-specific costing and pricing information or product development. Notwithstanding anything in this Section 7.2(a) to the contrary, the Buyer shall not have access to any of the Employee Records or other personnel and medical records, which in the Seller's good faith judgment are sensitive or the disclosure of which could subject the Seller to any risk of liability.

            (b) The Buyer and the Seller acknowledge that they are subject to the Confidentiality Agreement. All information furnished to or obtained by the Buyer or any of the Buyer's Representatives or the Seller or any of the Seller's Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement. Furthermore, the Buyer acknowledges that the Seller or the Seller's Representatives may furnish Confidential Information to counsel for the Creditors' Committee and to the Prepetition Agent and the Postpetition Agent and their respective counsel, subject to the provisions of the Confidentiality Agreement.

            (c) Between the Closing Date and the later of (x) the third anniversary of the Closing Date and (y) the date of entry of an order of the Bankruptcy Court closing the Chapter 11 Cases, or if converted to a case under Chapter 7 of the Bankruptcy Code, an order of the Bankruptcy Court closing such case, the Seller and the Seller's Representatives shall have reasonable access to all of the books and records relating to the Business or the Purchased Assets, including all information pertaining to the Assumed Agreements, all Employee Records or other personnel and medical records required by law, legal process or subpoena, in the possession of the Buyer to the extent that such access may reasonably be required by the Seller in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Purchased Assets. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours; provided, however, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Buyer or its Affiliates, (ii) the Buyer shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (iii) the Buyer need not supply the Seller with any information which the Buyer is under a legal obligation not to supply. The Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 7.2(c). If the Buyer shall desire to dispose of any such books and records upon or prior to the expiration of such period, the Buyer shall, prior to such disposition, give the Seller a reasonable opportunity at the Seller's expense, to segregate and remove such books and records as the Seller may select. Furthermore, the Buyer acknowledges that the Seller shall have reasonable access to all Hired Employees with respect to the litigation matters set forth on Schedule 2.2(d) and Schedule 5.11 for so long as such matters are pending. In addition to the foregoing, the Buyer agrees to maintain the Employee Records in its possession for a period of three (3) years after the Closing Date and to give former and current employees of the Seller reasonable access to such Employee Records during such period.

         Section 7.3 Expenses. Except to the extent specifically provided herein or in the Sale Order, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

         Section 7.4 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets in accordance with this Agreement, including using reasonable best efforts to ensure timely satisfaction of the conditions precedent to each party's obligations hereunder. Neither the Seller, on the one hand, nor the Buyer, on the other hand, shall, without the prior written consent of the other party take any action, which would reasonably be expected to prevent or materially impede, interfere with, or delay the transactions contemplated by this Agreement. From time to time on or after the Closing Date, the Seller shall, at the Buyer's expense, execute and deliver such documents to the Buyer as the Buyer may reasonably request in order to more effectively vest in the Buyer the Seller's title to the Purchased Assets subject to Closing Encumbrances. From time to time after the date hereof, the Buyer shall, at the Seller's expense, execute and deliver such documents to the Seller as the Seller may reasonably request in order to more effectively consummate the sale of the Purchased Assets and the assumption and assignment of the Assumed Liabilities and the Assumed Agreements in accordance with this Agreement.

            (b) In the event that any Purchased Asset shall not have been conveyed to the Buyer at the Closing, the Seller shall, subject to Section 7.4(c), use its reasonable best efforts to convey such Purchased Asset to the Buyer as promptly as is practicable after the Closing.

            (c) To the extent that the Seller's rights under any Assumed Agreement may not be assigned without the consent of another Person and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Seller shall use reasonable best efforts (without being required to make any payment to any third party or to incur any economic burden), taking into account the Seller's status as a debtor under Chapter 11 of the Bankruptcy Code, to obtain any such required consent(s) as promptly as reasonably possible unless failure to obtain such consent would not have a Material Adverse Effect. The Buyer agrees to fully cooperate with the Seller in its efforts to obtain any such consent (including the submission of such financial or other information concerning the Buyer and the execution of any assumption agreements or similar documents reasonably requested by a third party) without being required to make any payment to any third party or to incur any economic burden (other than the payment of any Cure Amount required under Section 2.5(b)).

         Section 7.5 Public Statements. The Seller and the Buyer shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby, except that the parties may make disclosures with respect to this Agreement and the transactions contemplated hereby to the extent required by law or by the rules or regulations of any securities exchange and to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures of Confidential Information.

         Section 7.6 Governmental Authority Consents and Approvals. (a) Governmental Authority Approvals. The Seller and the Buyer shall each use their reasonable best efforts to cooperate with each other in determining and making any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation (collectively, the "Regulatory Approvals"). In connection with any Regulatory Approvals, neither the Buyer nor the Seller will, and the Buyer and the Seller will use their reasonable best efforts not to, cause or permit any of their officers, directors, partners or other Affiliates not to, take any action which could reasonably be expected to materially and adversely affect the submission of any required filings or notifications or the grant of any such approvals.

            (b) Cooperation. Each party hereto (i) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby and any filing, notification or request for approval related thereto and

(ii) shall permit the other parties hereto to review in advance any proposed written communication or information submitted to any such Governmental Authority in response thereto. In addition, the Seller and the Buyer shall not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement, the transactions contemplated hereby or any such filing, notification or request for approval related thereto unless it consults with the other parties hereto in advance and, to the extent permitted by any such Governmental Authority, gives the other parties hereto the opportunity to attend and participate thereat, in each case to the maximum extent practicable. Subject to any restrictions under applicable laws, rules or regulations, each of the Seller and the Buyer shall furnish the Buyer or the Seller, as the case may be, with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements and to the attorney-client privilege or work product doctrine) or any such filing, notification or request for approval related thereto. The Seller and the Buyer shall also furnish the other party with such necessary information and assistance as such other parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registration or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval related thereto. The Seller and the Buyer shall prosecute all required requests for approval with all necessary diligence and otherwise use their respective reasonable best efforts to obtain the grant thereof as soon as possible.

         Section 7.7 Tax Matters. (a) Cooperation on Tax Matters. Each party hereto will provide each other with such assistance, cooperation and information (including access to books and records) as either of them reasonably may request of any other in filing any Tax Return, amended Tax Return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Seller, the Purchased Assets and the Business.

            (b) Transfer Taxes. All excise, sales, use, transfer, value added, registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and recording, filing and other fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Buyer. The Buyer shall, at its own expense, timely pay, and file all necessary Tax Returns and other documentation (including any required notice of a bulk sale) with respect to, all such Transfer Taxes and, only to the extent required by applicable law, the Seller shall join in the execution of any Tax Returns and other documentation at the Buyer's request. The Buyer shall, at its own expense, complete and execute a resale or other exemption certificate with respect to the Purchased Assets consisting of Inventory, and shall provide the Seller with an executed copy thereof.

            (c) No Withholding. The Buyer shall pay the Purchase Price free and clear of withholding or deduction for any Taxes.

            (d) FIRPTA Certification. The Seller shall deliver to the Buyer a certification to the extent required under Section 1445 of the Code in accordance with the Treasury Regulations thereunder.

            (e) Allocation of Taxes. For purposes of Section 2.4(c), the Buyer shall be liable for and shall be allocated all Taxes in respect of the Purchased Assets with respect to taxable periods (or portions thereof) that end after the Closing Date. For this purpose, Taxes that are payable with respect to a taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period beginning on the day following the Closing Date and allocated to the Buyer shall be considered to equal the amount of such taxes for such taxable period, multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period that begins on the day following the Closing Date and the denominator of which is the number of days in the entire taxable period.

            (f) Allocation of Purchase Price. Within thirty (30) days after the Closing Date, the sum of the Purchase Price, the Cure Amounts and the Assumed Liabilities shall be allocated among the Purchased Assets as of the Closing Date in accordance with Exhibit D. Any subsequent adjustments to the Purchase Price, the Cure Amounts or the amount of the Assumed Liabilities shall be reflected in a manner consistent with Exhibit D and with the Treasury Regulations under
Section 1060 of the Code. The Buyer and the Seller agree to cooperate in connection with the preparation and filing of IRS Form 8594. For all Tax purposes, the Buyer and the Seller agree that the transactions contemplated by this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the allocation under Exhibit D, and that none of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

         Section 7.8 Litigation Support. In the event and for so long as any party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the parties hereto will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party. In the event that the Sale Order is the subject of an appeal, the Buyer and the Seller agree to use reasonable best efforts to seek an expedited review and decision of such appeal and to seek the dissolution of any stay which might be entered in connection with such an appeal; provided that each party shall bear the cost of complying with this sentence as it relates to any appeal and the dissolution of any stay in connection therewith.

         Section 7.9 Notification. The Seller shall notify the Buyer and keep the Buyer advised of the occurrence, to the Knowledge of the Seller, of (a) any litigation or administrative proceeding pending or threatened against the Seller which could, if adversely determined, have a Material Adverse Effect, (b) any act or omission which would cause any of the Seller's representations herein to be inaccurate in any material respect and (c) any material damage or destruction of any of the Purchased Assets. The Buyer shall notify and keep the Seller advised of the occurrence of any event or occurrence which could reasonably be expected to materially adversely affect the Buyer's ability to consummate the transactions contemplated hereby.

         Section 7.10 Submission for Bankruptcy Court Approval. On the Petition Date (or as soon thereafter as is reasonably practicable), the Seller shall file a motion or motions and supporting papers seeking (i) the entry of an order substantially in the form of Exhibit E by the Bankruptcy Court approving the Overbid Procedures (the "Bidding Procedures Order") and (ii) entry of an order substantially in the form of Exhibit G approving this Agreement (including the "Sale Order"), all in a form and substance reasonably acceptable to the Buyer. The Bidding Procedures Order and the Sale Order may, at the Seller's option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Buyer. All parties hereto shall use their commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefor. The Seller shall give appropriate notice under the Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

         Section 7.11 Overbid Procedures. The Buyer and the Seller acknowledge that the Seller must take reasonable steps to demonstrate that it has sought to obtain the highest and best price for the Purchased Assets and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to the Seller's creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Seller shall seek entry of the Bidding Procedures Order providing for the bidding provisions and procedures as set forth in Exhibit A to the Bidding Procedures Order (the "Overbid Procedures"). These procedures shall include the following provisions:

            (a) The Seller shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

            (i) Bid Deadline. A Qualified Bidder (as defined in the Bidding Procedure Order) that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fratianni, and
         (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than 4:00 p.m. (prevailing New York time) on the date specified in the Bidding Procedures Order (the "Bid Deadline"). The Seller may extend the Bid Deadline in its sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Seller extends the Bid Deadline, it shall promptly notify the Buyer and all other Qualified Bidders of such extension.

            (ii) Overbid Requirements. A bid is a letter from a Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets or January 31, 2003. A Qualified Bidder (other than the Buyer) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the Seller in writing, the Seller will consider a bid only if the bid:

               A) provides overall value for the Purchased Assets to the Seller of at least $100,000 over the Purchase Price in this Agreement;

               B) is on terms that, in the Seller's reasonable business
            judgment, are not materially more burdensome or conditional than the terms of this Agreement;

               C) is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

               D) does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

               E) is received by the Bid Deadline.

         A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Seller in respect of any Termination Payments (as defined in the Bidding Procedures Order)) and the likelihood and timing of consummating such transaction. For purposes hereof, this Agreement executed by the Buyer shall constitute a Qualified Bid.

            (iii) Deposit Requirement. All initial Overbids shall be accompanied by a deposit of ten thousand dollars ($10,000) (the "Deposit") payable by wire transfer (or other immediately available funds) to an escrow agent designated by the Seller. Following the Auction, the Seller shall seek the approval of the Bankruptcy Court of the highest or best offer submitted for the Purchased Assets (the "Successful Bid" and such bidder, the "Successful Bidder") and, in the event that the sale to the successful Bidder is not consummated, the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder"). The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Purchased Assets due to such party's breach of its purchase agreement with the Seller, then the Seller shall retain the Deposit of such

         Successful Bidder, if any, as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder. Within three (3) Business Days after the closing of the sale of the Purchased Assets, any Deposit (i) not applied to the purchase of such Purchased Assets or
         (ii) not retained by the Seller due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

            (b) If, prior to the Bid Deadline, the Seller has received at least one Qualified Bid that the Seller determines is higher or otherwise better than the bid of the Buyer set forth in this Agreement, the Seller shall conduct an auction (the "Auction") with respect to the Purchased Assets and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11:00 a.m. (prevailing New York time) on the date specified in the Bidding Procedure Order at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Seller shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) Business Days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders (including, for the avoidance of doubt, the Buyer) will be eligible to participate at the Auction. At least two (2) Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Seller whether it intends to participate in the Auction. The Seller may, at their option, provide or make available copies of any Qualified Bid(s) that the Seller believes are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction prior to the commencement thereof.

         Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Seller determines is relevant, the Seller, in its sole discretion, may conduct the Auction in the manner it determines will achieve the maximum value for the Purchased Assets. At the beginning of the Auction, a representative of the Seller shall announce the amount of the bid that is at such time determined by the Seller to be the highest and best bid. Thereafter, all additional bids shall be in increments of $10,000 or integral multiples thereof. The Seller may adopt such other rules for bidding at the Auction, that, in the Seller's business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Seller will inform the Qualified Bidders (including, for the avoidance of doubt, the Buyer) participating in the Auction of the manner in which the Auction will be conducted.

         As soon as practicable after the conclusion of the Auction, the Seller, in consultation with its legal and financial advisors and the Prepetition Agent, shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Seller in respect of any Break Up Fee, and (ii) identify the Successful Bid. At the Sale Hearing, the Seller shall present the Successful Bid to the Bankruptcy Court for approval. In the event that the sale to the Successful Bidder is not consummated, the Seller may seek to consummate a sale of the Purchased Assets to the next highest and best offer.

            (c) If the Buyer is not identified as the Successful Bidder following the Auction, the Buyer is not then in breach of any provision of this Agreement, the Buyer has not terminated this Agreement and a sale of all or substantially all of the Purchased Assets is consummated with a party other than the Buyer, then the Buyer will be entitled to receive, as a "break-up fee" out of the proceeds of the consummated sale, an amount equal to the sum of (i) $75,000 and (ii) reimbursement of all reasonable and documented expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement up to $8,000 in the aggregate (the "Break-Up Fee").

            (d) The Buyer shall be permitted to credit the amount of the Break-Up Fee to its bid if it makes a competing bid at the Auction in such a manner that the Buyer shall be permitted to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the bid to be matched minus the amount of the Break-Up Fee.

         Section 7.12 Mail Received After the Closing. Following the Closing, the Buyer may receive and open all mail addressed to the Seller and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Purchased Assets, the Business or any of the Assumed Liabilities. The Buyer shall promptly deliver or cause to be delivered to the Seller all mail received by the Buyer after the Closing addressed to the Seller which does not relate to the Purchased Assets, the Business or the Assumed Liabilities.

         Section 7.13 Employees. (a) Prior to the Sale Hearing, the Buyer shall make offers of employment, effective as of the Closing Date, to all employees of the Business and shall provide the Seller with the general terms of such offers. Each employee who accepts the Buyer's offer of employment shall be referred to herein as a "Hired Employee".

            (b) The Buyer shall extend to all Hired Employees eligibility to participate in a medical and dental insurance program, a life insurance program and a 401(k) plan (which plan shall be established by the Buyer within six (6) months of the Closing Date) and other employee benefits (such as paid holiday and vacation) that are substantially comparable, in each such case and as applicable, to those programs, plans and benefits that the Seller currently offers to the Hired Employees.

            (c) Effective as of the Closing Date, or, if later, as of the termination of the Seller's group health plans, the Buyer will provide COBRA continuation coverage as required under COBRA for any qualified beneficiary with respect to a covered employee of the Seller, provided such qualified beneficiary is an "M&A qualified beneficiary" as defined in Treasury Regulation Section 54.4980-9 Q&A 4(a) (or any successor regulation thereto) with respect to the transactions contemplated herein. Such coverage shall continue only to the extent required under COBRA. The Buyer shall be responsible for providing continuation healthcare coverage in accordance with COBRA to all employees or former employees of the Business (including Hired Employees) and their qualified beneficiaries who incur a qualifying event on or after the Closing Date.

            (d) The Buyer shall be responsible for any Liability or obligation under WARN in respect of any employee or former employee of the Business arising before the Closing Date and

Buyer shall be responsible for any Liability or obligation under WARN in respect of any employee or former employee of the Business, whether or not such employee becomes a Hired Employee, arising from employee termination on or accruing on or after the Closing Date.

            (e) The Buyer shall provide severance benefits to all Hired Employees whose employment terminates on or after the Closing Date, and for a period of at least three months after the Closing Date.

         Section 7.14 Computer System. (a) The Seller covenants that prior to the Closing it shall move the Computer System from the Seller's facility in Glen Rock, Pennsylvania to the N. Myrtle Beach, South Carolina facility. It is understood by the parties that the Seller intends to establish lines from the Computer System to both the Lake Wales, Florida facility and Galway, Ireland facility (the "Connected Facilities").

            (b) The Buyer covenants that it shall continue to operate the Computer System for the benefit of the operation of the Connected Facilities in a manner consistent with past practices for a period of ninety (90) days following the Closing. The Buyer shall not be responsible for costs related to the use of the Computer System by the Connected Facilities for the ninety (90) day period following the Closing or for any costs incurred in disconnecting the Computer System from the Connected Facilities.

         Section 7.15 Overlapping Assets. The Seller shall use commercially reasonable efforts to make Seller's Overlapping Assets available for the use of the Buyer with respect to the Business, as currently used therein, at no charge to the Buyer, for a period of ninety (90) days following the Closing, and the Buyer shall use commercially reasonable efforts to make Buyer's Overlapping Assets available for the use of the Seller (and the parties to whom the Seller sells the Seller's Retained Business), as currently used therein, at no charge to the Seller, for a period of ninety (90) days following the Closing. Nothing in this Section 7.15 shall be construed as restricting the Seller's or the Buyer's right to encumber or transfer the Seller's Overlapping Assets or the Buyer's Overlapping Assets, as the case may be.

                                  Article VIII
                              CONDITIONS TO CLOSING

         Section 8.1 Conditions to Each Party's Obligations to Effect the Closing. The respective obligations of each party to effect the sale and purchase of the Purchased Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of a material part of the Purchased Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any Governmental Authority which prohibits the consummation of the sale of the Purchased Assets; and

            (b) the Bankruptcy Court shall have entered the Sale Order substantially in the form of Exhibit G hereto and such Sale Order shall be in full force and effect and shall not have been stayed, modified, reversed or amended (except, if modified or amended with the written consent of the Seller, the Buyer and the Prepetition Agent).

         Section 8.2 Conditions to Obligations of the Buyer. The obligation of the Buyer to effect the purchase of the Purchased Assets and the assumption of the Assumed Liabilities and Assumed Agreements contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) the Seller shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Seller on or prior to the Closing Date and the representations and warranties of the Seller which are set forth in this Agreement (without regard as to any qualifications therein as to materiality or Material Adverse Effect) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date except where failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

            (b) the Buyer shall have received a certificate from the chief executive officer of the Seller, dated as of the Closing Date, to the effect that, to the best of such chief executive officer's knowledge, the conditions set forth in Section 8.2(a) have been satisfied;

            (c) the Purchased Assets shall have been released from all Encumbrances (other than Closing Encumbrances) and there shall be no Encumbrances on the Purchased Assets (other than Closing Encumbrances);

            (d) the Sale Order shall provide that any and all of their Encumbrances (other than Closing Encumbrances) on the Purchased Assets shall, upon Closing, attach only to the proceeds of the transactions contemplated hereby and not to the Purchased Assets; and

            (e) the Buyer shall have received the other items to be delivered to it pursuant to Section 4.2.

Any condition specified in this Section 8.2 may be waived by the Buyer; provided that no such waiver shall be effective against the Buyer unless it is set forth in a writing executed by the Buyer.

         Section 8.3 Conditions to Obligations of the Seller. The obligation of the Seller to effect the sale of the Purchased Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

            (a) the Buyer shall have performed and complied in all material respects with the covenants contained in this Agreement which are required to be performed and complied with by the Buyer on or prior to the Closing Date and the representations and warranties of the Buyer which are set forth in this Agreement (without regard to any qualifications therein as to materiality) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation or warranty speaks as of a particular date) as though made at and as of the Closing Date;

            (b) the Seller shall have received a certificate from an authorized officer of the Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in
         Section 8.3(a) have been satisfied; and

            (c) the Seller shall have received the other items to be delivered to it pursuant to Section 4.3.

Any condition specified in this Section 8.3 may be waived by the Seller; provided that no such waiver shall be effective against the Seller unless it is set forth in a writing executed by the Seller.

                                   Article IX
                           TERMINATION AND ABANDONMENT

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:

            (a) mutual written consent of the Seller and the Buyer;

            (b) the Seller, if there has been a material violation or breach by the Buyer of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Seller to effect the Closing and such violation or breach has not been cured by the Buyer within ten
         (10) Business Days of receipt of written notice thereof or waived by the Seller;

            (c) the Seller or the Buyer, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or (B) any court or Governmental Authority having competent jurisdiction;

            (d) the Seller, if the Bankruptcy Court enters an order approving a sale of the Purchased Assets other than the sale thereof contemplated by this Agreement to the Buyer or any of its Affiliates (a "Third-Party Sale");

            (e) the Buyer or the Seller, if the Sale Order has not been entered by the Bankruptcy Court within forty-five (45) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court; provided that the Buyer or the Seller, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(e) if the failure to obtain such approval within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

            (f) the Buyer or the Seller, if the Closing shall not have occurred on or prior to January 31, 2003 (the "Termination Date"); provided, that the Buyer or the Seller, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9.1(f) if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; or

            (g) the Buyer, if there has been a material violation or breach by the Seller of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Buyer to effect the Closing and such violation or breach has not been cured by the Seller within ten
         (10) Business Days of receipt of written notice thereof or waived by the Buyer.

         Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

            (a) except as set forth in Section 7.11, said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other party or parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Section 9.2, Section 10.15 and in
         Section 7.2(b) and Section 7.3, and upon a willful breach by a party, in which case the non-breaching party or parties shall have all rights and remedies existing at law or in equity; provided, however, that the Seller shall not be responsible for liability for any misrepresentation or breach of any warranty or covenant by the Seller contained in this Agreement prior to the time of such termination (and, for the avoidance of doubt, the Buyer acknowledges that a failure on its part to close this transaction due to a lack of sufficient funds or financing shall be considered a willful breach);

            (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

            (c) all Confidential Information from the Seller shall be returned to the Seller , and all Confidential Information from the Buyer shall be returned to the Buyer.

         Section 9.3 Extension; Waiver. At any time prior to the Closing, the Seller, on the one hand, or the Buyer, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or (iv) waive any condition to its obligations hereunder. Any agreement on the part of the Seller, on the one hand, or the Buyer, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Seller or the Buyer, as applicable.

                                   Article X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Seller and the Buyer; provided that the consent of the Prepetition Agent shall be required in connection with any amendment of this Agreement that materially modifies this Agreement.

         Section 10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

         Section 10.3 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder, and neither party nor any of their respective officers, directors, representatives, employees, advisors or agents shall have any liability to the other after the Closing for any breach thereof. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder, and each party hereto shall be liable to the other after the Closing Date for any breach thereof.

         Section 10.4 No Impediment to Liquidation. Nothing herein shall be deemed or construed as to limit, restrict or impose any impediment to the Seller's right to liquidate, dissolve and wind-up its affairs and to cease all business activities and operations at such time as it may determine following the Closing. Subject to Section 7.7, the Seller shall not be obligated to retain assets or employees or to continue operations following the Closing (or to retain outsource assistance) in order to satisfy its obligations hereunder.

         Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to the Seller and the Buyer shall be sent to the addresses indicated below:

        (a) If to a Seller, to:

                           Insilco Technologies, Inc.
                           425 Metro Place North, Fifth Floor
                           Dublin, Ohio 43017
                           Facsimile:  (614) 791-3195
                           Attention:  David A. Kauer

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York 10022
                           Facsimile:  (212) 848-7179
                           Attention:  Constance Fratianni, Esq.
                                        Stephen M. Besen, Esq.

        (b) if to the Buyer, to:

                           LL&R Partnership
                           4347 Woodhollow Lane
                           Little River, South Carolina
                           Facsimile:  (843) 361-0237
                           Attention:  Ray Bellinger


                           with a copy to:

                           Cook & Roy, LLC
                           P.O. Box 4086
                           1200 Madison Dr.
                           N. Myrtle Beach, South Carolina 29597
                           Facsimile:  (843) 663-0364
                           Attention:  Roger P. Roy, Jr.

         Section 10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and with respect to the Seller, any entity that may succeed to substantially all the assets of the Seller, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any parties hereto, including by operation of law, without the prior written consent of the other parties; provided, however, that this Agreement shall be assignable by the Buyer, without the prior written consent of the Seller, to an Affiliate of the Buyer, so long as the Buyer shall continue to remain obligated hereunder. Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10.6 shall be null and void and shall not bind or be recognized by the Seller or the Buyer.

         Section 10.7 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person other than the parties hereto and the Prepetition Agent any legal or equitable right, remedy or claim under or with respect to this Agreement.

         Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 10.9 Governing Law. This Agreement shall be governed by the laws of the State of New York.

         Section 10.10 Submission to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such courts or any defense of inconvenient forum in connection therewith.

         Section 10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.12 Incorporation of Exhibits. The Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 10.13 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

         Section 10.14 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.15 Remedies. Subject to Section 10.3, the Seller and the Buyer hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Seller or its successors or assigns, or the Buyer or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Bankruptcy Court or any other court of competent jurisdiction for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

         Section 10.16 Bulk Sales or Transfer Laws. The Buyer hereby waives compliance by the Seller with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

         Section 10.17 WAIVER OF JURY TRIAL. the parties hereto hereby waive to the fullest extent permitted by applicable law any right they may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. the parties hereto (a) certifY that no representative, agent or attorney of any other partY has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that they and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.17.



                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                             SELLER:

                                             INSILCO TECHNOLOGIES, INC.



                                             By: /s/ David A. Kauer
                                                --------------------------------
                                                Name:  David A. Kauer
                                                Title: President and Chief
                                                       Executive Officer


                                             BUYER:


                                             LL&R PARTNERSHIP


                                             By: /s/ Ray Bellinger
                                                --------------------------------
                                                Name:  Ray Bellinger
                                                Its:   Partner


                                             LL&R PARTNERSHIP


                                             By: /s/ Steve Kuznik
                                                --------------------------------
                                                Name:  Steve Kuznik
                                                Its:   Partner


                                             LL&R PARTNERSHIP


                                             By: /s/ Karen Bard
                                                --------------------------------
                                                Name:  Karen Bard
                                                Its:   Partner

                                                                       EXHIBIT A
                                                                       ---------

                               ASSUMED AGREEMENTS

ITG GLOBAL - SOUTH CAROLINA
Executory Contracts and Unexpired Leases
                                                                        --------
                                                                        Cure Amt
           ---------------------------------------------------------------------
           Tyco Electronics, Inc.               Equipment Leases          3,831
           PO Box 3608
           Harrisburg, PA 17105
           Michelle Urban
           T: 717-564-0100
           F: 717-986-5662
           ---------------------------------------------------------------------
           Fci USA, Inc.                        Equipment Leases             84
           50 Grumbacher Road
           York, PA 17402
           T: 717-767-8000
           F: 717-767-8062
           ---------------------------------------------------------------------
           Molex Incorporated                   Equipment Leases            137
           2222 Wellington Court
           Lilse, IL 60532
           Diane Lent
           T: 800-786-6539
           F: 708-968-8356
           ---------------------------------------------------------------------
           JST Corporation                      Equipment Leases             33
           1957 South Lakeside Drive
           Waukegan, IL 60085
           Adam Becker
           T: 708-473-1957
           F: 708-473-1373
           ---------------------------------------------------------------------
           Hirose Electric USA                  Equipment Lease              69
           2688 Westhills Court
           Simi Valley, CA 93065
           T: 805-522-7958
           Ambra Russell
           F: 805-522-3217
           ---------------------------------------------------------------------
           Positronics Industries, Inc.         Equipment Lease             300
           PO Bos 8247
           Springfield, MO 65801
           T: 800-641-4054
           Lori Johnson
           F: 417-866-4115
           ---------------------------------------------------------------------
           Docusystems, Inc                     Equipment Leases            313
           PO Box 1271
           Myrtle Beach, SC 29578
           T: 843-448-4141
           F: 843-448-6176
           ---------------------------------------------------------------------
           Cinch Connectors Division            Equipment Leases            137
           865 Parkview Blvd
           Lombard, IL 60148
           Tanysha Kelly
           T: 800-323-9612
           F: 630-705-6055
           ---------------------------------------------------------------------
           Ryder Transportation                 Equipment Leases            297
           PO Box 402366
           Atlanta, GA 30384
           T: 800-947-9337
           F: 770-569-6289
           ---------------------------------------------------------------------
           Toyota Motor Credit Corp.            Equipment Leases            210
           PO Box 2431
           Carol Stream, IL 60132
           T: 800-541-2315
           ---------------------------------------------------------------------

                               ASSUMED AGREEMENTS

ITG GLOBAL - SOUTH CAROLINA
Executory Contracts and Unexpired Leases

           ---------------------------------------------------------------------
           IOS Capital                          Equipment Leases            212
           PO Box 9115
           Macon, GA 31208
           T: 800-262-1022
           F: 478-471-2379
           ---------------------------------------------------------------------
           Point Financial, Inc.                Equipment Leases            365
           PO Box 50576
           Phoenix, AZ 85076
           T: 480-785-1113
           F: 480-785-1117
           ---------------------------------------------------------------------
GEI001     GE INFORMATION SERVICES, INC.        EDI Service
           P.O. BOX 640371
           PITTSBURGH
           PA
           15264
           800-245-5464                                                     230
           ---------------------------------------------------------------------
Pel001     PELEN.INC.                           Alarm System - SC Plt
           P.O. BOX 729
           NORTH MYRTLE
           SC
           29597
           843-399-9999                                                      56
           ---------------------------------------------------------------------

                               ASSUMED AGREEMENTS

ITG GLOBAL - SOUTH CAROLINA
Executory Contracts and Unexpired Leases

           ---------------------------------------------------------------------
SER005     SERVICEMASTER COMMERCIAL             Cleaning Service            248
           SERVICES OF MYRTLE BEACH
           301 North Kings Highway PMB230
           MYRTLE BEACH
           SC
           29577
           843-2933700
           ---------------------------------------------------------------------
SCD001     S.C. DEPARTMENT OF CORRECTIONS       Contract Labor for Pri        -
           P.O. BOX 21787                       Building Lease
           COLUMBIA
           SC
           29221
           803-896-1406
           ---------------------------------------------------------------------
IRO002     IRON MOUNTAIN RECORDS                Record Storage              600
           2301 PROSPERITY WAY
           FLORENCE
           SC
           29502
           843-317-6900
           ---------------------------------------------------------------------
Ver005     VERISIGN INC                         Web Site Domain Agreem        -
           PO BOX 17305
           BALTIMORE
           MD
           21297
           866-498-8598
           ---------------------------------------------------------------------
Can001     CANADIAN STANDARDS ASSOCIATION       Annual Maintenance CSA        -
           178 REXDALE BLVD
           ONTARIO
           Canada
           M9W1R
           416-747-4358
           ---------------------------------------------------------------------
Emp001     EMPLOYERS ASSOC OF SC                Membership Fee                -
           P.O. BOX 9204
           COLUMBIA
           SC
           29290
           803-783-0368
           ---------------------------------------------------------------------
Kyr001     KYRUS                                Maintenance Agreement       183
           25 WESTRIDGE MARKET PLACE
           CANDLER
           NC
           28715
           828-665-7270
           ---------------------------------------------------------------------
ARO001     AROTECH, INC.                        Sales Rep Agreement       3,556
           11771 N SPOTTED HORSE LN
           FOUNTAIN HILLS
           AZ
           85268
           ---------------------------------------------------------------------
                                                                         10,861
                                                                        --------

                                                                       EXHIBIT B
                                                                       ---------

                              ASSUMPTION AGREEMENT

                     THIS ASSUMPTION AGREEMENT, dated as of _______, 200__ (this "Agreement"), is between Insilco Technologies, Inc., a Delaware corporation (the "Seller"), and LL&R Partnership, a South Carolina general partnership (the "Buyer").

                     WHEREAS, the Seller and the Buyer have entered into an Asset Purchase Agreement, dated as of December 11, 2002 (the "Asset Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement;

                     WHEREAS, pursuant to the Asset Purchase Agreement, the Buyer has agreed to assume, pay, perform and discharge when due, any and all of the Assumed Liabilities; and

                     WHEREAS, the execution and delivery of this Agreement by the Buyer is a condition to the obligations of the Seller to consummate the transactions contemplated by the Asset Purchase Agreement;

                     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in the Asset Purchase Agreement and hereinafter set forth, the Buyer and the Seller hereby agree as follows:

                     1. Assumption of Liabilities. (a) The Buyer hereby assumes, and agrees to pay, perform and discharge when due, all of the Assumed Liabilities in accordance with the respective terms and subject to the respective conditions thereof.

                     (b) Notwithstanding the foregoing provisions of paragraph
(a), the Buyer does not assume, or agree to pay, perform or discharge when due, any liabilities of the Seller other than the Assumed Liabilities, including, without limitation, the Excluded Liabilities.

                     2. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Buyer (which consent may be granted or withheld in the sole discretion of the Seller or the Buyer); provided, however, that the Buyer may assign this Agreement or any of their rights and obligations hereunder to one or more Affiliates of the Buyer without the consent of the Seller provided that the Buyer remains liable hereunder.

                     3. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights or employment for any specified period, under or by reason of this Agreement.

                     4. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller and the Buyer.

                     5. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                     6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

                     7. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

                     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                     SELLER:

                                     INSILCO TECHNOLOGIES, INC.


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:





                                     BUYER:

                                     LL&R PARTNERSHIP


                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT C
                                                                       ---------

                           BILL OF SALE AND ASSIGNMENT

                     BILL OF SALE AND ASSIGNMENT, dated as of _______, 200__ (this "Bill of Sale and Assignment"), from Insilco Technologies, Inc., a Delaware corporation (the "Seller"), to LL&R Partnership, a South Carolina general partnership (the "Buyer").

                     WHEREAS, the Seller and the Buyer have entered into a Asset Purchase Agreement, dated as of December ___, 2002 (the "Asset Purchase Agreement"); unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement); and

                     WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the obligations of the Buyer to consummate the transactions contemplated by the Asset Purchase Agreement;

                     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller does hereby agree as follows:

                     1. Sale and Assignment of Assets and Properties. The Seller hereby sells, assigns, transfers, conveys, and delivers, the Buyer and its successors and assigns, free and clear of all Encumbrances (other than Closing Encumbrances) the entire right, title and interest of the Seller in, to and under the Purchased Assets.

                     2. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Buyer or its subsidiaries of any liabilities of the Seller. Neither the Buyer nor its subsidiaries by this Bill of Sale and Assignment, agrees to assume or agrees to pay, perform or discharge any liabilities of the Seller of any nature, kind or description whatsoever.

                     3. Further Assurances. The Seller hereby covenants and agrees that, at any time and from time to time after the date of this Bill of Sale and Assignment, at the Buyer's request, the Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, any and all further acts, conveyances, transfers, assignments, and assurances as necessary to grant, sell, convey, assign, transfer, set over to or vest in the Buyer any of the Purchased Assets.

                     4. Power of Attorney. The Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorneys of the Seller, with full power of substitution, in the name of the Buyer or in the name and stead of the Seller, but on behalf of and for the benefit of the Buyer, its successors and assigns:

                     (a) to collect, demand and receive any and all Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

                     (b) to institute and prosecute in the Seller's name, or otherwise, at the expense and for the benefit of the Buyer, any and all actions, suits or proceedings, at law, in equity or otherwise, which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold and assigned to the Buyer or intended so to be, to defend or compromise any and all such actions, suits or proceedings in respect of any of such Purchased Assets, and to do all such acts and things in relation thereto as the Buyer shall deem advisable for the collection or reduction to possession of any of such Purchased Assets;

                     (c) to take any and all other reasonable action designed to vest more fully in the Buyer the Purchased Assets hereby sold and assigned to the Buyer or intended so to be and in order to provide for the Buyer the benefit, use, enjoyment and possession of such Purchased Assets; and

                     (d) to do all reasonable acts and things in relation to the Purchased Assets sold and assigned hereunder.

                     The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

                     5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the Buyer and its successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

                     6. Severability. If any term or other provision of this Bill of Sale and Assignment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Bill of Sale and Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Seller or the Buyer.

                     7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).

                     IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the Seller as of the date first above written.


                                        INSILCO TECHNOLOGIES, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:





Accepted and agreed as of the date first written above:


LL&R PARTNERSHIP


By:
    --------------------------------
    Name:
    Title:

                                                                       EXHIBIT D
                                                                       ---------


Allocation of Purchase Price - North Myrtle Beach Facility


The allocation is as follows:

Amount paid for the assets of North Myrtle Beach facility:

$1,700,000 plus assumed liabilities.

The amount paid will be further allocated using the residual method in accordance with section 1060 of the Internal Revenue Code, as amended, and the Treasury regulations issued thereunder, to the following classes of assets, as applicable, in the following order:

Class I    Cash
Class II   Marketable securities
Class III  Receivables
Class IV   Inventory
Class V    Prepaid assets and deposits and land & depreciable assets
Class VI   Intangible property (other than goodwill)
Class VII  Goodwill

                                                                       EXHIBIT E
                                                                       ---------

                      Exhibit E to Asset Purchase Agreement
                        Form of Bidding Procedures Order



                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
-----------------------------------------------------x
                                                     :  Chapter 11
In re                                                :
                                                     :  Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,                 :
                                                     :  (Jointly Administered)
                                          Debtors.   :
                                                     :
-----------------------------------------------------x



        ORDER PURSUANT TO 11 U.S.C. ss.ss. 363(b) AND 105(a) AND FED. R.
               BANKR. P. 2002, 6004 AND 9014 APPROVING (A) BIDDING
              PROCEDURES, (B) TERMINATION PAYMENTS AND (C) THE FORM
             AND MANNER OF NOTICE OF (i) THE SALE OF CERTAIN ASSETS
              RELATED TO THE DEBTORS' N. MYRTLE BEACH FACILITY AND
             (ii) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY
           CONTRACTS AND UNEXPIRED LEASES, AND GRANTING RELATED RELIEF


           This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility and (ii) the Assumption and Assignment of Certain Executory Contracts and

-----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion") filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of the Purchased Assets (as defined in the Sale Agreement (as defined below)), (b) authorizing the payment of the certain termination payments (the "Termination Payments") pursuant to and as described in the Sale Agreement (as defined below), (c) approving the form and manner of notice of the Sale and the assumption and assignment of certain executory contracts and unexpired leases, and (d) scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale pursuant to and as described in the Asset Purchase Agreement, dated as of December _____, 2002 (the "Sale Agreement"), by and between Insilco Technologies, Inc. (the "Seller") and LL&R Partnership as purchaser (the "Buyer") and (ii) the assumption by the Seller and assignment to the Buyer of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; and the Debtors having determined that approving the Bidding Procedures, authorizing the Termination Payments and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby

           FOUND AND DETERMINED THAT:2

           A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C. ss. 1334 and ss. 157(a).

           B. This is a core proceeding pursuant to 28 U.S.C. ss. 1334 and ss. 157(b)(2)(A), (N) and (O).

           C. The Debtors have articulated good and sufficient reasons for approving (i) the Bidding Procedures, (ii) the Termination Payments, (iii) the form and manner of notice of the Motion as it relates to the Sale and the Sale Hearing the ("Sale Notice"), and (iv) the form and manner of notice of the assumption and assignment of the Assumed Agreements and the cure amounts in respect thereof to be served on parties to each Assumed Agreement (substantially in the form annexed to the Motion as Exhibit E, the "Cure Notice", and Exhibit F, the "Assumption Notice").

           D. The Debtors have articulated good and sufficient reasons for scheduling the Sale Hearing.

           E. The Debtors' obligations to the Buyer in respect of the Termination Payments constitute actual and necessary costs and expenses of preserving the Debtors' estates, within the meaning of sections 503(b) and 507(a)(1) of the Bankruptcy Code and provide substantial benefit to the Debtors' estates. The Debtors' payment of the Termination Payments on the terms and conditions set forth in the Sale Agreement is reasonable and appropriate, including in light of the size and nature of the Sale and the efforts that have been and will be expended by the Buyer

-----------
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

notwithstanding that the proposed Sale is subject to higher or better offers for the assets to be acquired pursuant to the Sale Agreement (as defined therein, the "Purchased Assets"). The terms and conditions of the Termination Payments were negotiated by the parties at arms' length and in good faith, and are necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Purchased Assets. The Termination Payments were a material inducement for, and condition of, the Buyer's entry into the Sale Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Purchased Assets under the terms of the Sale Agreement unless it is assured payment of the Termination Payments in accordance with the terms of the Sale Agreement. Thus, assurance to the Buyer of payment of the Termination Payments has promoted more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited.

           F. Because the Termination Payments induced the Buyer to research the value of the Purchased Assets and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Purchased Assets are sold will reflect their true worth. Absent authorization of the Termination Payments, the Debtors may lose the opportunity to obtain the highest and best available offer for the Purchased Assets.

           G. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Purchased Assets.

           NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               BIDDING PROCEDURES

           1. The Bidding Procedures, as set forth in Exhibit A hereto (and incorporated herein by reference as if fully set forth in this Bidding Procedures Order), are hereby approved and shall govern all proceedings relating to the Sale, the Sale Agreement and any subsequent bids for the Purchased Assets in these cases.

                              TERMINATION PAYMENTS

           2. Sections 7.11, 9.1 and 9.2 of the Sale Agreement are hereby approved and shall be enforceable in accordance with their terms. The Debtors are hereby authorized to make the Termination Payments, subject to the terms and conditions set forth in the Sale Agreement. The Debtors' obligations in respect of the Termination Payments shall survive termination of the Sale Agreement and, until paid, shall constitute an administrative expense of the Seller's estates and shall be paid in accordance with the terms of the Sale Agreement without further order of the Court.

                                  SALE HEARING

           3. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on _________, 2002, at ____ [a.m./p.m.] in the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware, at which time the Court shall consider the request for approval of the Sale as set forth in the Motion and confirm the results of the Auction (as defined in Exhibit A hereto), if any. Objections to the entry of an order approving the Sale and the other relief requested in the Motion must be made in writing and must be filed with the Bankruptcy Court and served upon the following parties so as to be received by no later than 4:00 p.m. (prevailing NY time) on _______, 2003: (i) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, counsel for the Debtors, attn: Constance A. Fratianni and Scott
C. Shelley; (ii) the Office of the United States Trustee; and (iii)

Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, counsel to the Prepetition Agent, attn: Robert Freeman. The failure of any objecting party to timely file and serve its objection shall be a bar to the assertion by such party at the Sale Hearing or thereafter of any objection to the Motion, the Sale or the Debtors' consummation and performance of the Sale Agreement, including the transfer of the Purchased Assets free and clear of all Interests (as defined in Paragraph 5 below) other than Closing Encumbrances (as defined in the Sale Agreement).

           4. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open Court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                     NOTICE

           5. The form and manner of notice of (a) the Motion and the Sale Hearing and (b) the proposed assumption and assignment of the Assumed Agreements (including the Cure Notices and the Assumption Notices), in each case as described in the Motion, shall be good and sufficient, and no other or further notice thereof shall be required, if given as follows:

               (a) Notice of Sale Hearing. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Purchased Assets (substantially in the form of Exhibit H to the Motion, the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Purchased Assets (or a portion thereof) during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Purchased Assets; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion, including environmental agencies; (iv) all parties to the Assumed Agreements; (v) the United States Attorney's office; (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

               (b) Sale Notice. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage pre-paid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

               (c) Cure Notice. The Debtors shall, within five (5) days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve on all non-Debtor parties to the Assumed Agreements and agreements the Seller believes might reasonably be Additional Assumed Agreements (as defined below), a Cure Notice substantially in the form annexed to the Motion as Exhibit F specifying the cure amount necessary to assume each such agreement (the "Cure Amount") and the Debtors' intention to assume and assign the Assumed Agreements to the Buyer. Each non-Debtor party to the Assumed Agreements and the Additional Assumed Agreements shall have until the date that is five (5) days prior to the date of the Sale Hearing, or ______, 2003 (the "Cure Objection Deadline") to file and serve on the parties listed in paragraph 3 an objection to the Cure Amount and must state with specificity in its objection what alleged Cure Amount or other cure is required (with appropriate documentation in support thereof) and, in the case of each Assumed Agreement the basis for any objection to assumption or assignment. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Agreement, Additional Assumed Agreement or any other document, and the non-Debtor party to the Assumed Agreement or Additional Assumed Agreement shall be forever barred from asserting any other claims against the Debtors, the Buyer, or the property of either of them, in respect of such Assumed Agreement or Additional Assumed Agreement;

               (d) Publication Notice. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national edition of The Wall Street Journal; and

               (e) Assumption Notice. Promptly following the conclusion of the Auction, in the event the Buyer is not the Successful Bidder (as defined in Exhibit A hereto), the Debtors shall cause a notice substantially in the form of the notice attached to the Motion as Exhibit F to be sent by facsimile, overnight courier or hand delivery to each non-Debtor party to an executory contract or unexpired lease that was not previously identified as an Assumed Agreement but that is to be assumed and assigned to the Successful Bidder (x) identifying the Successful Bidder and (y) notifying such non-Debtor party as to the executory contract(s) and unexpired leases(s) to which it is party that are to be assumed and assigned (the "Additional Assumed Agreements"). Any objection to the assumption and assignment of any Additional Assumed Agreement shall be filed no later than 4 p.m. prevailing New York time on the day prior to the date first scheduled for the Sale Hearing.

           6. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.


Dated: Wilmington, Delaware
       _____________, 2003






                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                                            EXHIBIT A TO BIDDING
                                                                PROCEDURES ORDER



                            N. MYRTLE BEACH FACILITY
                               BIDDING PROCEDURES

           Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the proposed sale of the N. Myrtle Beach, South Carolina facility (as defined in the Sale Agreement, the "Business") of Insilco Technologies, Inc. (the "Seller"). On __________, 2002, the Seller executed an Asset Purchase Agreement (the "Sale Agreement") between the Seller and LL&R Partnership as purchaser (the "Buyer") with respect to, among other things, the sale (the "Sale") of the Purchased Assets (as defined in the Sale Agreement). The Sale is subject to competitive bidding as set forth herein and approval by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

           On December ___, 2002, the Debtors filed a Motion for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 365, and 105(a) and Fed. R. Bankr. P. 2002, 6004,
6006 and 9014 (I) Approving (A) Bidding Procedures, (B) Termination Payments, and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief, and (II) Authorizing and Approving (A) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility Free and Clear of Liens, Claims and Encumbrances and (B) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the "Motion"). On ___________, 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an Order Pursuant to 11 U.S.C.ss.ss. 363(b) and 105(a) and Fed. R. Bankr. P. 2002, 6004 and 9014 Approving (A) Bidding Procedures, (B) Termination Payments and (C) the Form and Manner of Notice of (i) the Sale of Certain Assets Related to the Debtors' N. Myrtle Beach Facility and (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and Granting Related Relief (the "Bidding Procedures Order"). The Bidding Procedures Order set ____________, 2003 as the date the Bankruptcy Court will conduct a hearing (the "Sale Hearing") to consider approval of the Sale.

                               THE BIDDING PROCESS

           The Seller shall (i) determine whether any person, in addition to the Buyer, is a Qualified Bidder (as defined herein), (ii) coordinate the efforts of the Qualified Bidders in conducting their respective due diligence investigations regarding the Business, (iii) receive bids from Qualified Bidders, and (iv) negotiate any offer made to purchase the Purchased Assets (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Seller nor its representatives shall be obligated to furnish any information of any kind whatsoever relating to the Business or the Purchased Assets to any person who is not a Qualified Bidder. The Seller shall have the right to amend the rules set forth herein for the Bidding Process or adopt such other written rules for the Bidding Process, subject to the reasonable approval of the Buyer and Bank One, NA, the agent for the lenders under the Debtors' Second Amended and Restated Credit Agreement dated as of August 25, 2000 (the "Prepetition Agent"), which, in the Seller's reasonable judgment, will better promote the goals of the Bidding Process and which are not inconsistent with the terms of the Sale Agreement or any Bankruptcy Court order, including the Bidding Procedures Order.

                           PARTICIPATION REQUIREMENTS

           Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Seller, in order to participate in the Bidding Process, each prospective bidder other than the Buyer seeking to bid on the Purchased Assets (a "Potential Bidder") must deliver (unless previously delivered) to the Seller:

             (i) An executed confidentiality agreement customary for transactions of this type, in form and substance satisfactory to the Seller;

             (ii) A financial statement of the Potential Bidder, a letter from a reputable financial institution, or such other form of financial disclosure and credit-quality support or enhancement acceptable to the Seller and its advisors that provides evidence of the Potential Bidder's ability to finance and consummate the proposed transactions; and

             (iii) A preliminary (non-binding) proposal regarding (a) the purchase price range, (b) any assets expected to be excluded, (c) any liabilities to be assumed, (d) the structure and financing of the transaction (including the amount of equity to be committed and sources of financing),
                    (e) any anticipated regulatory approvals required to close the transaction, the anticipated time frame for obtaining the same and any anticipated impediments for obtaining the same, (f) any conditions to closing that it may wish to impose in addition to those set forth in the Sale Agreement, and (g) the nature and extent of additional due diligence it may wish to conduct.

           A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i), (ii) and (iii) above whose financial information and credit-quality support or enhancement demonstrate the financial capability of the Potential Bidder to consummate the Sale, and that the Seller determines is likely (based on availability of financing, experience and other considerations) to be able to consummate the Sale within the time frame provided by the Sale Agreement if selected as the Successful Bidder (as defined herein). The Debtors reserve the right to waive any or all of the foregoing criteria with respect to any Potential Bidder following consultation with counsel to the Debtors' prepetition secured lenders and the Creditors' Committee, and following such waiver, such Potential Bidder shall be deemed to be a Qualified Bidder.

           As promptly as practicable after a Potential Bidder delivers all of the materials required by subparagraphs (i), (ii) and (iii) above, the Seller shall determine, and shall notify the Potential Bidder in writing, whether the Potential Bidder is a Qualified Bidder. Promptly after the Seller notifies a Potential Bidder that it is a Qualified Bidder, the Seller shall allow the Qualified Bidder to conduct due diligence with respect to the Business as hereinafter provided.

                                  DUE DILIGENCE

           The Seller shall afford each Qualified Bidder due diligence access to the Business. Due diligence access may include management presentations as may be scheduled by the Seller, access to data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Seller, in its sole discretion, may agree. The Seller will designate one or more employees or other representatives to coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. No additional due diligence shall continue after the Bid Deadline (as defined herein). The Seller may, in its discretion, coordinate diligence efforts such that multiple Qualified Bidders have simultaneous access to due diligence materials and/or simultaneous attendance at management presentations or site inspections. Neither the Seller nor any of its affiliates (or any of its respective representatives) is obligated to furnish any information relating to the Business or the Purchased Assets to any person other than to Qualified Bidders who make an acceptable preliminary proposal. Bidders are advised to exercise their own discretion before relying on any information regarding the Business provided by anyone other than the Seller or its representatives.

                                  BID DEADLINE

           A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Gleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn: William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn:
Constance A. Fratianni, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10
S. Dearborn Street, Chicago, Illinois 60603, Attn: Robert Freeman, not later than 4:00 p.m. (prevailing New York time) on _________, 2003 (the "Bid Deadline", which date shall be approximately six days prior to the date that is first set for the Sale Hearing). The Seller may extend the Bid Deadline in its sole discretion, but shall have no obligation to do so; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent. If the Seller extends the Bid Deadline, it shall promptly notify the Buyer and all other Qualified Bidders of such extension.

                                BID REQUIREMENTS

           A bid is a letter from a Qualified Bidder (other than the Buyer, whose participation as a Qualified Bidder shall be on the terms set forth in the Sale Agreement) stating that (i) the Qualified Bidder offers to purchase the Purchased Assets upon the terms and conditions set forth in a copy of the Sale Agreement attached to such letter, marked to show those amendments and modifications to the Sale Agreement, including price, terms, and assets to be acquired, that the Qualified Bidder proposes, and (ii) the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Purchased Assets or January 31, 2003. A Qualified Bidder (other than the Buyer) shall accompany its bid with (i) a deposit in a form acceptable to the Seller in an amount of ten thousand dollars ($10,000) payable to the order of Gleacher Partners LLC, as agent for the Seller (the "Good Faith

Deposit"), and (ii) written evidence of a commitment for financing or other evidence of ability to consummate the transaction.

           Unless otherwise waived by the Seller in writing, the Seller will consider a bid only if the bid:

               a. provides overall value for the Purchased Assets to the Seller of at least one hundred thousand dollars ($100,000) over the Purchase Price (as defined in the Sale Agreement) bid in the Sale Agreement;

               b. is on terms that, in the Seller's reasonable business judgment, are not materially more burdensome or conditional than the terms of the Sale Agreement;

               c. is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

               d. does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

               e. is received by the Bid Deadline (as it may have been extended by the Seller with the approval of the Prepetition Agent).

A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Seller in respect of any Termination Payments) and the likelihood and timing of consummating such transaction. For purposes hereof, the Sale Agreement executed by the Buyer shall constitute a Qualified Bid.

                                "AS IS, WHERE IS"

           The sale of the Purchased Assets shall be on as "as is, where is" basis and without representations or warranties of any kind, nature or description by the Seller, its agents or estate, except, with respect to the Buyer, as provided in the Sale Agreement, and with respect to a Qualified Bidder, to the extent set forth in such party's Marked Agreement. All of the Seller's right, title and interest in and to the Purchased Assets shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against other than the Closing Encumbrances (collectively, as defined in the Sale Agreement and, for the avoidance of doubt, excluding the Closing Encumbrances, the "Transferred Interests"), such Transferred Interests to attach to the net proceeds of the sale of such assets.

           Each bidder shall be deemed to acknowledge and represent that it has had an opportunity to inspect and examine the Purchased Assets and the Business and to conduct any and all due diligence regarding the Purchased Assets and the Business prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents in making its bid, and that it did not rely upon any written or oral statements, representation, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets or the Business, or the completeness of any information provided in connection with the Bidding Process, except as expressly stated in the Sale Agreement or a Marked Agreement.

                                     AUCTION

           If, prior to the Bid Deadline, the Seller has received at least one Qualified Bid that the Seller determines is higher or otherwise better than the bid of the Buyer set forth in the Sale Agreement, the Seller shall conduct an auction (the "Auction") with respect to the Purchased Assets and provide to the Buyer and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place at 11:00 a.m. (prevailing New York time) on ___________, 2003, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Seller shall notify the Buyer and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) business days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders will be eligible to participate at the Auction. At least two
(2) business days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Seller whether it intends to participate in the Auction. The Seller may, at its option, provide or make available copies of any Qualified Bid(s) that the Seller believes are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction prior to the commencement thereof.

           Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Seller determines is relevant, the Seller, in its sole discretion, may conduct the Auction in the manner it determines will achieve the maximum value for the Purchased Assets, provided that the Base Procedures (as defined below) are not modified. At the beginning of the Auction, a representative of the Seller shall announce the amount of the bid that is at such time determined by the Seller to be the highest and best bid. Thereafter, the following procedures (the "Base Procedures") shall apply to the bidding (i) all additional bids shall be in increments of $10,000 or integral multiples thereof; (ii) the Buyer shall be permitted to credit the amount of [$75,000] to its bid if it makes a competing bid at the Auction, as a result of which the Buyer shall be permitted
(A) to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the then-highest bid minus [$75,000] and (B) to submit a bid that satisfies the bid increment requirement in the foregoing subparagraph (i) by submitting a bid in an amount equal to, but no more than, the amount of the then-highest bid minus [$25,000];
(iii) any competing bid shall be (A) subject to an asset purchase agreement substantially in conformity with the terms and conditions of the Sale Agreement or on terms and conditions that in the Seller's reasonable business judgment are not materially more burdensome or conditional than the terms of the Sale Agreement and (B) accompanied by satisfactory evidence of committed financing or other ability to perform. The Seller may adopt such other rules for bidding at the Auction, that, in Seller's business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Seller will inform the Qualified Bidders participating in the Auction of the manner in which the Auction will be conducted.

           As soon as practicable after the conclusion of the Auction, the Seller, in consultation with its legal and financial advisors and the Prepetition Agent (as defined below), shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Seller in respect of any Termination Payments, and (ii) identify the highest or best offer submitted for the Purchased Assets (the "Successful Bid" and the bidder making such bid, the "Successful Bidder"). At the Sale Hearing, the Seller shall present the Successful Bid to the Bankruptcy Court for approval. Subject to the terms and conditions set forth herein, in the event that the Sale to the Successful Bidder is not consummated, the Seller may seek to consummate a Sale of the Purchased Assets to the bidder making the next highest and best offer at the Auction (the "Backup Bidder") If the Buyer's bid is the only Qualified Bid and no auction is held, the Buyer's bid shall be the Successful Bid.

                          ACCEPTANCE OF QUALIFIED BIDS

           The Seller shall sell the Purchased Assets to the Successful Bidder(s), or to the Buyer in accordance with the Sale Agreement if a higher or otherwise better Qualified Bid is not received and accepted as the Successful Bid. The Seller's presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Seller's acceptance of the bid. The Seller shall have accepted a bid only when that bid has been approved by the Bankruptcy Court at the Sale Hearing; provided that the Seller shall not seek Bankruptcy Court approval of any bid without the consent of the Prepetition Agent, if the terms of such bid are economically less favorable to the Seller than the terms of the Sale Agreement and the Seller shall not materially modify the terms of the Sale Agreement without the consent of the Agent.

                                THE SALE HEARING

           The Sale Hearing is presently scheduled to take place on __________, 2003 at _____ [a.m./p.m.] before the Honorable ________________, United States Bankruptcy Judge, 824 Market Street, Wilmington, Delaware, Courtroom ____. At the Sale Hearing, the Debtors will seek entry of an order, among other things, authorizing and approving the proposed Sale (i) if no other Qualified Bid is received and accepted as the Successful Bid, to the Buyer pursuant to the terms and conditions set forth in the Sale Agreement, or (ii) if a Qualified Bid is received by the Seller, to the Successful Bidder(s), as determined by the Seller in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Sale Agreement or Marked Agreement submitted by the Successful Bidder(s). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

           Following the Sale Hearing at which the Bankruptcy Court approves the sale of the Purchased Assets to a Successful Bidder, if such Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Seller shall be authorized to effectuate such sale without further order of the Bankruptcy Court.

                          RETURN OF GOOD FAITH DEPOSIT

           The Good Faith Deposits of all Qualified Bidders shall be returned to such Qualified Bidders on the earlier to occur of the date that is three business days after the closing of the sale of the Purchased Assets or March 1, 2003; provided that the Good Faith Deposits applied toward the purchase price or retained as liquidated damages pursuant to this paragraph shall not be so returned. The Good Faith Deposit of the Successful Bidder, together with interest thereon (if any), shall be applied against the payment of the cash portion of the consideration upon closing of the Sale to the Successful Bidder. In the event the Successful Bidder fails to consummate the purchase of the Purchased Assets due to the Successful Bidder's breach of its purchase agreement with the Seller, the Successful Bidder shall be deemed to have indefeasibly forfeited, and the Seller shall be entitled to retain, such Successful Bidder's Good Faith Deposit as liquidated damages and continue with the sale of the Purchased Assets to the Backup Bidder.

                                  MODIFICATIONS

           Subject to the terms and conditions set forth herein, the Seller may
(a) determine, in its business judgment, which Qualified Bid(s), if any, are the highest or otherwise best offer(s) and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Seller's sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Sale, or (iii) contrary to the best interests of the Seller, its estate and creditors, except that if the Buyer's bid as reflected in the Sale Agreement is the only Qualified Bid, the foregoing provisions of this sentence shall be inoperative. If the Seller does not receive any Qualified Bid, or if after the Auction the Buyer is declared the Successful Bidder, the Seller shall report the same to the Bankruptcy Court and shall proceed with the Sale Hearing and request entry of the Sale Order and approval of the sale and assignment of the Purchased Assets to the Buyer as provided by the Sale Agreement. At or before the Sale Hearing, the Seller may impose such other terms and conditions as they may determine to be in the best interests of the Seller's estate, its creditors and other parties in interest; provided, however, that such additional terms and conditions shall not be inconsistent with the Sale Agreement and Bidding Procedures Order without the approval of the Buyer.

       PARTICIPATION OF THE CREDITORS' COMMITTEE AND THE PREPETITION AGENT

                     The Seller shall consult with counsel to (a) the official committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee") and (b) the Prepetition Agent on a timely basis concerning all acts, decisions or determinations that the Seller take or make, or propose to take or make, pursuant to or in connection with these Bidding Procedures and the transactions contemplated hereby. Except as otherwise set forth herein, in the event that the Seller and the Creditors' Committee or the Prepetition Agent disagree as to the appropriate resolution of any such matter, the right of the Creditors' Committee and the Prepetition Agent to take such action as such party deems appropriate is expressly preserved, and the Bankruptcy Court shall have jurisdiction to hear and resolve such dispute. Notwithstanding any other provision set forth herein, the Prepetition Agent and the senior secured lenders shall be deemed to be Qualified Bidders and shall have the option (without regard to the Bidding Procedures and bid requirements, as set forth above) to credit bid in accordance with Bankruptcy

Code section 363(k) at the Auction or at the Sale Hearing, in their discretion, and the claims of the Prepetition Agent and the senior secured lenders shall be deemed allowed for such purpose.

                                                                       EXHIBIT F
                                                                       ---------

                                Exhibit F to the
                            Asset Purchase Agreement
                               Form of Sale Order

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-------------------------------------------------
                                                :     Chapter 11
In re                                           :
                                                :     Case No.  02_____ (__)
INSILCO TECHNOLOGIES, INC., et al.1,            :
                                                :     (Jointly Administered)
                   Debtors.                     :
                                                :
-------------------------------------------------

           ORDER (i) AUTHORIZING SALE OF CERTAIN ASSETS RELATED TO THE
           DEBTORS' N. MYRTLE BEACH FACILITY FREE AND CLEAR OF LIENS,
         CLAIMS, ENCUMBRANCES AND INTERESTS, (ii) AUTHORIZING ASSUMPTION
                AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
               UNEXPIRED LEASES AND (iii) GRANTING RELATED RELIEF
               --------------------------------------------------

         This matter having come before the court on the motion dated December ___, 2002 (the "Motion") filed by Insilco Technologies, Inc. and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the "Debtors"), requesting the entry of orders pursuant to sections 363(b), 365, and 105(a) of title 11, United States Code (the "Bankruptcy Code") and Rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") (I) approving (A) bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of substantially all of the assets of Insilco Technologies, Inc., (the "Seller") that are related to the Seller's N. Myrtle Beach facility (the "Purchased Assets"), (B) the payment of certain termination payments (the "Termination Payments") pursuant to and as described in the Asset Purchase Agreement dated as of December _____,

--------------------------
1     The other debtors in these jointly administered chapter 11 proceedings are
Insilco Holding Corporation, InNet Technologies, Inc., Insilco International Holdings, Inc., Precision Cable Mfg. Corporation, Eyelets for Industry, Inc., EFI Metal Forming, Inc., Stewart Stamping Corporation, Stewart Connector Systems, Inc., Signal Caribe, Inc., and Signal Transformer Corporation, Inc.

2002 (the "Sale Agreement"), by and between the Seller and LL&R Partnership as purchaser (the "Buyer"), (C) the form and manner of notice of the Sale and the assumption and assignment to the Buyer of certain executory contracts and unexpired leases, and granting related relief, including scheduling a hearing (the "Sale Hearing") on approval of (i) the Sale and (ii) the assumption and assignment of certain executory contracts and unexpired leases (the "Assumed Agreements"), pursuant to and as described in the Sale Agreement; (II) authorizing and approving (A) the Sale of the Purchased Assets (as defined in the Sale Agreement) free and clear of all liens, claims and encumbrances other than Closing Encumbrances (as defined in the Sale Agreement), and (B) the assumption and assignment of the Assumed Agreements; and (III) granting related relief; and the Court having conducted a hearing on __________, 2003, and having entered an order dated __________, 2003, approving the Bidding Procedures; and an Auction (as defined in the Sale Agreement) having been held at the offices of Shearman & Sterling, counsel to the Debtors, on __________, 2003, in accordance with the Bidding Procedures previously approved by this Court; and following the conclusion of the Auction, the Debtors, in consultation with their financial and legal advisors, and after consultation with counsel to each of the official committee of unsecured creditors appointed in these cases (the "Creditors' Committee") and the agent for the Debtor's Prepetition Lenders (as defined below), having (i) reviewed each bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and any obligations of the Seller in respect of any Termination Payments, and (ii) identified the bid of _______________________, as set forth in the Sale Agreement, as the highest and best offer for the Purchased Assets (the "Successful Bid"); and the Sale Hearing having been held on __________, 2003, at which time the Court considered the Debtors' request for the entry of an order approving the Sale (the "Sale Order"); and all interested parties having been afforded an opportunity to make a higher and better offer to purchase the Purchased Assets and to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, (iii) the arguments made by counsel, and (iv) the evidence proffered or adduced at the Sale Hearing; and it appearing that granting the relief requested in the Motion, approval of the Sale of the Purchased Assets and the entry of this Sale Order are necessary and in the best interests of the Debtors, their estates, creditors, and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other or further notice need be given; and upon the record of the Sale Hearing, and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby


         FOUND AND DETERMINED AS FOLLOWS:2

            A. This Court has jurisdiction over the Motion and the transactions contemplated by the Motion pursuant to 28 U.S.C. ss.ss. 157 and 1334. This matter is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2)(N). Venue of these cases and the Motion is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

            B. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, and 9014.

            C. As evidenced by the affidavits of service previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the notices of the cure amounts in respect of the Assumed Agreements (the "Cure Notices"), the notices of the assumption and assignment of the Assumed Agreements (the "Assumption Notices"), the Sale of the Purchased Assets and of the related transactions contemplated thereby has been provided in accordance with sections 102(1), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014; (ii) such notice was reasonable, sufficient, and appropriate under the circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Cure Notices, the Assumption Notices, the Sale of the Purchased Assets and all the related transactions contemplated thereby shall be required.

            D. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested in the Motion has been afforded to all interested persons and entities, including without limitation (i) counsel for the Buyer, (ii) counsel for Bank One, NA as agent under the Debtors' prepetition credit agreement (the "Prepetition Credit Agreement"), (iii) each of the other lenders under the Prepetition Credit Agreement (the "Prepetition Lenders"), (iv) counsel for the Creditors' Committee, (v) the Office of the United States Trustee, (vi) each party identified by the Debtors as a potential purchaser of the Purchased Assets that was contacted by the Debtors and expressed an interest in participating in the Sale process, (vii) all entities known to have any asserted lien, claim, encumbrance, alleged interest in or with respect to the Purchased Assets, (viii) all applicable federal, state and local taxing authorities, (ix) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002, and (x) all non-Debtor parties to the Assumed Agreements. Notice of the Motion and Sale Hearing is hereby determined to be timely, adequate and sufficient.

            E. The Debtors and the Buyer (i) have full corporate or other organizational power and authority to execute the Sale Agreement and all other documents contemplated by the

--------------------------
(...continued)
2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.R.Bank.P. 7052.

Motion, (ii) have all of the corporate or other organizational power and authority necessary to consummate the transactions contemplated by the Motion and the Sale Agreement and (iii) have taken all corporate or other organizational action necessary to authorize and approve the Sale and the consummation by the Seller and the Buyer, respectively, of the transactions contemplated thereby. The Seller is the sole and lawful owner of the Purchased Assets to be sold pursuant to the Sale Agreement.

            F. Prior to the date on which the Debtors filed their voluntary petitions in these chapter 11 cases (the "Petition Date"), the Debtors retained Gleacher Partners LLP ("Gleacher") as financial advisors to assist in marketing the Debtors' assets for sale. Gleacher organized a comprehensive marketing program whereby the assets of the Debtors were widely marketed to the universe of likely purchasers thereof in an effort to ensure that the ultimate purchase price for the assets is the highest and best purchase price available by any practical alternative.

            G. The Debtors have demonstrated emergent circumstances and sound business justifications for (i) the Sale and the other transactions and actions contemplated by the Motion pursuant to section 363(b) of the Bankruptcy Code and
(ii) the assumption and assignment of the Assumed Agreements pursuant to section 365 of the Bankruptcy Code.

            H. The terms and conditions of the Sale as set forth in the Sale Agreement were negotiated, proposed and agreed to by the Seller and the Buyer as parties thereto without collusion, in good faith, and from arm's-length bargaining positions. The Buyer is a good faith purchaser under section 363(m) of the Bankruptcy Code and as such is entitled to all of the protections afforded thereby. The Buyer has not engaged in any conduct that would cause or permit the Sale Agreement to be voided under Bankruptcy Code section 363(n).

            I. The consideration provided by the Buyer for the Purchased Assets
(i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Purchased Assets and (iii) will provide a greater recovery for the Debtors' creditors and other interested parties than would be provided by any other practically available alternative.

            J. The transfer of the Purchased Assets to the Buyer under the Sale and the Sale Agreement will be a legal, valid, and effective transfer of the Purchased Assets and will, upon the occurrence of the Closing (as defined in the Sale Agreement), vest in the Buyer all right, title and interest of the Debtors in the Purchased Assets free and clear of any and all liens (including mechanics', materialmen's and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any "claim" as defined in ss. 101(5) of the Bankruptcy Code), reclamation claims, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, instruments, contracts, leases, licenses, options, rights of first refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders and decrees of any Court or foreign or domestic governmental entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, debts, charges, suits, licenses, options, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, to the fullest extent of the law, in each case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, or known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the "Interests") other than the Closing Encumbrances (such Interests other than the Closing

Encumbrances are hereafter referred to as the "Transferred Interests"). Except as specifically provided in the Sale Agreement or this Sale Order, the Buyer shall not assume or become liable for any Interests relating to the Purchased Assets being sold by the Seller.

            K. The transfer of the Purchased Assets to the Buyer free and clear of all Transferred Interests will not result in any undue burden or prejudice to any holders of any Transferred Interests since all such Transferred Interests of any kind or nature whatsoever shall attach to the proceeds of the Sale (the "Sale Proceeds") and not to the Purchased Assets in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets subject to the Carveout (as defined in this Court's Interim Order Authorizing the Use of Cash Collateral and Granting Replacement Liens, dated December ___, 2002) and to any claims and defenses the Debtors or other parties may possess with respect thereto. The Debtors have articulated sound business reasons for performing the Sale Agreement, selling the Purchased Assets, and assuming and assigning the Assumed Agreements as set forth in the Motion outside of a plan of reorganization, and it is a reasonable exercise of the Debtors' business judgment to execute, deliver and consummate the Sale Agreement and the transactions contemplated thereby.

            L. The Buyer would not consummate the transactions contemplated by the Sale, thus adversely affecting the Debtors, their estates, and their creditors, if the Sale of the Purchased Assets to the Buyer was not free and clear of all Transferred Interests of any kind or nature whatsoever, or if the Buyer would, or in the future could, be liable for any such Transferred Interests and if the assignment of the Purchased Assets could not be made under section 363 of the Bankruptcy Code.

            M. The Debtors may sell the Purchased Assets free and clear of all Transferred Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in section 363(f) of the Bankruptcy Code has been satisfied. Those (i) holders of Transferred Interests and (ii) non-Debtor parties who did not object, or who withdrew their objections, to the Sale and the Motion are deemed to have consented pursuant to Bankruptcy Code section 363(f)(2). Other holders of Transferred Interests fall within one or more of the other subsections of Bankruptcy Code section 363(f) and are adequately protected by having their Transferred Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they claim or may claim a Transferred Interest.

            N. The terms and conditions of the Sale Agreement, including the total consideration to be realized by the Debtors pursuant to the Sale Agreement, are fair and reasonable, and the transactions contemplated by the Sale Agreement are in the best interests of the Debtors, their creditors and their estates. A valid business purpose exists for the approval of the transactions contemplated by the Motion.

            O. The requirements of sections 363(b), 363(f) and 365 of the Bankruptcy Code and any other applicable law relating to the sale of the Purchased Assets have been satisfied.

            P. A reasonable opportunity has been afforded to all interested parties to make a higher and better offer to purchase the Purchased Assets.

            Q. Approval at this time of the Sale, the Sale Agreement and all the transactions contemplated thereby and hereby is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

         NOW THEREFORE, BASED UPON THE FOREGOING FINDINGS OF FACT, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, EFFECTIVE IMMEDIATELY, THAT:

            1. The Motion is granted.

            2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits, provided, however, that nothing herein shall alter or impair the rights of any party that has filed and served a timely objection to dispute the amount of a cure payment listed on an applicable Cure Notice, which rights are specifically reserved and which disputes shall be resolved either consensually or, as necessary, by further order of the Court.

            3. The Sale Agreement [substantially in the form attached as Exhibit A to the Notice of Filing of Sale Agreement, dated _______, 2003] (including all exhibits, schedules and annexes thereto), and all of the terms and conditions thereof, are hereby approved. Pursuant to section 363(b) of the Bankruptcy Code, the Debtors are authorized to consummate the Sale of the Purchased Assets pursuant to and in accordance with the terms and conditions of the Sale Agreement without any further corporate authorization.

         4. The Debtors are authorized to execute and deliver, and are empowered to perform under, consummate and implement, the Sale Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Sale Agreement, and to take all further actions as may be requested by the Buyer for the purpose of assigning, transferring, granting, conveying and conferring to the Buyer or reducing to possession, the Purchased Assets or as may be necessary or appropriate to the performance of the obligations as contemplated by the Sale Agreement. Except with respect to the Assumed Liabilities (as defined in the Sale Agreement) and the obligations set forth in the Sale Agreement, the Buyer assumes no liabilities that arose prior to the Closing Date (as defined in the Sale Agreement), including any accrued but unbilled liabilities. Pursuant to Bankruptcy Code sections 363 and 105, title to the Purchased Assets shall pass to the Buyer at closing, free and clear of all Transferred Interests, with all Transferred Interests to be unconditionally released, discharged and terminated as to the Purchased Assets, and with all Transferred Interests to attach only to the proceeds of the transaction with the same priority, validity, force and effect as they existed with respect to the Purchased Assets prior to Closing except as may be set forth herein.

         5. The transfer of the Purchased Assets to the Buyer pursuant to, and subject to the terms of, the Sale Agreement shall constitute a legal, valid and effective transfer of the Purchased Assets, and shall, upon the consummation of the Closing, vest in the Buyer all right, title and interest of the Debtors in and to the Purchased Assets, free and clear of all Transferred Interests of any kind or nature whatsoever, with all such Transferred Interests to attach to the Sale Proceeds in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets, subject to the Carveout and to any claims and defenses the Debtors or other parties may possess with respect thereto.

         6. The Seller and the Buyer are hereby authorized and directed to comply with all provisions of the Sale Agreement. The Seller is hereby authorized and directed to assume and assign to the Buyer the Assumed Agreements as set forth in the Motion pursuant to section 365 of the Bankruptcy Code. The Debtors are authorized and directed to pay all Cure Payments (as defined in the Sale Agreement) for the Assumed Agreements to the non-Debtor party to such Assumed Agreements from the funds provided for such purpose by the Buyer in accordance with Sale Agreement within two (2) business days after the receipt by Seller of such funds and the Purchase Price (as defined below) at the Closing or, in the event any cure amount is the subject of a timely objection by the non-Debtor party to an Assumed Agreement, within ten (10) days of the entry of an order by the Bankruptcy Court (as defined in the Sale Agreement) resolving such objection.

         7. The Buyer shall assume all liabilities and obligations of the Seller under the Assumed Agreements. Upon assumption and assignment of any Assumed Agreement, the Debtors and their estates shall be relieved of any liability for breach of such Assumed Agreement occurring after such assignment pursuant to section 365(k) of the Bankruptcy Code.

         8. In consideration for the Purchased Assets, and subject to the terms and conditions of the Sale Agreement, the Buyer shall assume the Assumed Liabilities and, at the Closing, shall irrevocably pay to the Debtors an amount in cash equal to $1,700,000 (the "Purchase Price"). At the Closing, the Buyer shall transfer the Purchase Price by wire to an account or accounts designated by the Debtors at Bank One, NA.

         9. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, effective upon the consummation of the Closing (i) all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and other regulatory authorities, lenders, trade and other creditors holding Transferred Interests (including but not limited to any claims under any applicable revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law) of any kind or nature whatsoever against or in the Debtors or the Purchased Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Purchased Assets, the operation of the Debtors' businesses prior to the Closing Date of the Sale or the transfer of the Purchased Assets to the Buyer, hereby are forever barred and estopped from asserting against the Buyer, its successors or assigns (to the extent allowed by law), its property, its officers, directors and shareholders or the Purchased Assets, such persons' or entities' Transferred Interests and (ii) all such Transferred Interests shall be unconditionally released and terminated as to the Purchased Assets. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect or diminish any rights of the Debtors or any successor thereto (including any chapter 11 or chapter 7 trustee) with respect to obligations of the Buyer arising under the Sale Agreement or this Sale Order. This Sale Order shall be binding on the Debtors and the Debtors' estates (including following any conversion or dismissal of these cases), any successor chapter 7 estates and any chapter 7 or chapter 11 trustees appointed in these cases.

         10. The consideration provided by the Buyer for the Purchased Assets under the Sale Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia.

         11. On the Closing Date, each of the creditors of the Debtors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Transferred Interests against or in the Purchased Assets, if any, as such Transferred Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Transferred Interests against or in the Purchased Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Transferred Interests that the person or entity has with respect to the Purchased Assets or otherwise, the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets.

         12. This Sale Order shall be binding upon and shall govern the acts of all entities, including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets. Each and every federal, state and local governmental agency, department or unit is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Sale Agreement.

         13. Except as expressly permitted or otherwise specifically provided for in the Sale Agreement or this Sale Order, the Buyer shall have no liability or responsibility for any liability or other obligation of, or claim against, the Debtors arising under or related to the Purchased Assets and, to the extent allowed by law, the Buyer (and its officers, managers and members) shall not be liable for any other claims against the Debtors or any of their predecessors or affiliates, and the Buyer shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date under the Sale Agreement, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date under the Sale Agreement, including, but not limited to, any claims or liabilities under any revenue, pension, ERISA, tax, workers' compensation, labor, environmental or natural resource law, rule or regulation, or any products liability law, arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Debtors' businesses prior to the Closing Date.

         14. This Court retains and shall have exclusive jurisdiction to endorse and implement the terms and provisions of the Sale Agreement, any amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets to the Buyer, (b) compel delivery of the Purchase Price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Sale Agreement, and (d) interpret, implement and enforce the provisions of the Sale Agreement and this Sale Order.

         15. The transactions contemplated by the Sale Agreement are undertaken by the Buyer in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale of any Purchased Assets shall not affect the validity of the Sale unless such authorization is duly stayed pending such appeal prior to the Closing. The Buyer is a purchaser in good faith of the Purchased Assets and the Buyer is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

         16. The terms and provisions of the Sale Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyer and their respective affiliates, successors and permitted assigns and any affected third parties (including, but not limited to, all persons asserting Transferred Interests in the Purchased Assets, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

         17. The failure specifically to include any particular provisions of the Sale Agreement in this Sale Order shall not diminish or impair the effectiveness of such provisions, and the Sale Agreement is, by this Sale Order, authorized and approved in its entirety.

         18. The Sale Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties in accordance with the terms thereof, without further order of the Court, provided that any material modification, amendment or supplement is approved by the agent for the Prepetition Lenders.

         19. The Sale Agreement is not a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford, and is not in violation of creditors' and equity security interest holders' voting rights.

         20. Consummation of the Sale Agreement and the transactions contemplated therein and thereby does not effect a de facto merger or consolidation of the Seller and the Buyer or result in the continuation of the Seller's business under the Buyer's control. The Buyer is not the alter ego of, a successor in interest to, or a continuation of the Seller, nor is the Buyer otherwise liable for the Seller's debts and obligations, unless specifically provided for in the Sale Agreement or pursuant to this Sale Order.

         21. All of the Debtors' interests in the Purchased Assets to be acquired by the Buyer under the Sale Agreement shall be, as of the Closing Date and upon the occurrence of the Closing, transferred to and vested in the Buyer. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets acquired by the Buyer under the Sale Agreement and/or a bill of sale or assignment transferring good and marketable, indefeasible title and interest in the Purchased Assets to the Buyer.

         22. As of the Closing Date, the Buyer shall be hereby granted immediate and unfettered access to the Purchased Assets. All entities that are presently or on the Closing Date may be in possession of some or all of the Purchased Assets are hereby directed to surrender possession of the Purchased Assets to the Buyer on the Closing Date.

         23. As provided by Bankruptcy Rules 6004(g) and 6006(d), the effectiveness of this Sale Order shall not be stayed for 10 days after entry on the docket and shall be effective and enforceable immediately upon such entry. The Buyer and the Debtors shall consummate the Sale as promptly as is practicable following Court approval of this Sale Order, so long as no stay of this Sale Order has been entered and is continuing.

Dated:  Wilmington, Delaware

        _____________, 2003

                                        ________________________________________
                                        UNITED STATES BANKRUPTCY JUDGE

                                                                   Exhibit 10(e)
                                                                   -------------

                            INSILCO TECHNOLOGIES INC.

                                               VENDOR

                                     - AND -

                                 STEPHEN BULLOCK

                                            PURCHASER






--------------------------------------------------------------------------------

                        SHARE SALE AND PURCHASE AGREEMENT

--------------------------------------------------------------------------------











                             KIERAN MURPHY & COMPANY
                                   SOLICITORS,
                             9 THE CRESCENT, GALWAY.

                                   719.02/JTNT

                                      INDEX

1. Interpretation............................................................

2. Agreement for Sale and Purchase...........................................

3. Purchase Consideration....................................................

4. Completion................................................................

5. Post Completion...........................................................

6. Purchaser's Warranties and Representations................................

7. Vendor's Warranties and Representations...................................

8. Vendors Warrant Protection Provisions.....................................

9. Termination...............................................................

10. General..................................................................



Schedule 1  Vendor's Particulars.............................................

Schedule 2  Details of the Company...........................................

Schedule 3  Vendor's Warranties..............................................

Schedule 4  Purchaser's Warranties...........................................

Schedule 5  U.S. Bankruptcy Procedures.......................................

Schedule 6  Building Procedures Order........................................

Schedule 7  Copy confidentiality Agreement...................................

Signatures...................................................................

This Agreement is dated 16th December 2002 and made BETWEEN:


1. The person whose name and address is set out in column 1 of Schedule 1 (the "Vendor").

2. Stephen Bullock of 3 Sandringham Place, Carrickfergus, Co. Antrim, Northern Ireland.("the Purchaser").

RECITALS:

A. The issued share capital of the Company is beneficially owned by the Vendor as set out in column 2 of Schedule 1.

B. The Vendor is preparing to file Chapter 11 bankruptcy petitions pursuant to Title II of the United States Code, 11 U.S.C.ss.101. et seq; and

C. The Vendor as beneficial owner has agreed to sell and the Purchaser has agreed to purchase the entire issued share capital of the Company on the terms and subject to the conditions set out in this Agreement.

1. INTERPRETATION

   (a)  In this Agreement, including the Schedules other than Schedule 4:-

        (i) the following words and expressions have the following meanings, unless they are inconsistent with the context:-

             "Accounts"                 The profit and loss account for the
                                        period ended 30 November 2002 and the
                                        Balance Sheet of the Company as at 30
                                        November 2002.

             "Accounts Date"            30 November 2002 (being the date to
                                        which the Accounts have been prepared).

             "Affiliate"                With respect to the Vendor means any
                                        Company or Person, that directly, or
                                        indirectly, through one or more
                                        intermediaries, controls, is controlled
                                        by, or is under common control with the
                                        Vendor, and without prejudice to the
                                        generality of the foregoing includes its holding Companies, its subsidiaries and/or Companies within the same Group of Companies.

             "Agreed Form"              the form agreed between the parties on
                                        or prior to the date of this Agreement
                                        and initialled for the purpose of
                                        identification by their respective
                                        solicitors.

             "Agreement"                this Agreement.

             "Bankruptcy Code"          means Title 11 of the United States
                                        Code, 11 U.S.C.ss.ss.101, et seq.

             "Bankruptcy Court"         means the United States Bankruptcy Court
                                        for the Southern District of New York or such other court having competent jurisdiction over the Chapter 11 Cases.

             "Bidding Procedures        means an order substantially in the form
              Order"                    of Schedule 6 to this Agreement entered
                                        by the Bankruptcy Court approving
                                        procedures for submitting competing
                                        offers for the Shares.

             "Bankruptcy Rules"         means the Federal Rules of Bankruptcy
                                        Procedure.

             "Board"                    the board of Directors of the Company.

             "Business"                 means the Company's business and
                                        activities as conducted on the date
                                        hereof at its facility in Galway,
                                        Ireland, which includes the design,
                                        manufacturing and distribution of custom cable assemblies to a variety of customers, including original equipment manufacturers and electronic manufacturing service providers.

             "Business Day"             a day which is not a Saturday or Sunday
                                        on which banks in Dublin are open for
                                        business.

             "CA" Companies Acts, 1963 to 2001 and all orders and regulations made thereunder or made under the European Communities Act, 1972 and intended to be construed as one with The Companies Acts 1963 to 2001.

             "Chapter 11 Cases"         means the case filed by the Vendor
                                        and/or any of its Affiliates commenced
                                        under Chapter 11 of the Bankruptcy Code.

             "Company"                  Insilco Teoranta (registered no.
                                        286584).

             "Completion"               Completion of the purchase of the Shares
                                        in accordance with Clause 4.

             "Confidentiality           means the agreement between the parties
              Agreement"                hereto a copy of which is annexed hereto
                                        as Schedule 7 of this Agreement.

             "Connected Person"         is a person connected with a director of
                                        the Company for the purposes of Section
                                        26 of the Companies Act, 1990.

             "Directors"                the several persons whose names and
                                        addresses are set out in Part 1 Schedule
                                        2 as the Directors of the Company.

             "Disclosure Letter"        the disclosure letter (if any) and its
                                        annexes of the same date as this
                                        Agreement from the Vendor to the
                                        Purchaser.

             "Dollar" and the           The currency of the United States of
              sign "$"                  America.

             "Encumbrance"              (i)     any adverse claim or right or
                                                third party right or other right
                                                or interest;

                                        (ii)    any equity;

                                        (iii)   any option or right of
                                                pre-emption or right to acquire
                                                or right to restrict;

                                        (iv)    any mortgage, charge, assignment
                                                hypothecation, pledge, lien, or
                                                security interest or arrangement
                                                of whatsoever nature;

                                        (v)     any reservation of title;

                                        (vi)    any hire purchase, lease or
                                                instalment purchase agreement.

             "Euro" and the sign E      The Currency of Ireland.

             "Governmental Authority"   Means any federal, provincial,
                                        municipal, state, local or foreign
                                        governmental, administrative or
                                        regulatory authority, department,
                                        agency, commission or body. "Ireland"
                                        Ireland excluding Northern Ireland.

             "ITA"                      the Income Tax Act, 1967.

             "Intellectual Property"    Means any and all patents, registered
                                        trademarks or service marks, registered
                                        designs, applications for any of the
                                        foregoing, trade and business names,
                                        unregistered trademarks or service
                                        marks, logos, know-how, trade secrets,
                                        copyrights, rights in designs,
                                        inventions, rights under licences and
                                        consents in relation to any such rights, and rights of the same or similar effect or nature, together with all goodwill attaching or relating thereto, in any part of the world (whether or not capable of protection by patent or registration).

             "Material Adverse          means any change or changes in, or
              Effect"                   effect on, the Business that
                                        individually is, or in the aggregate
                                        are, reasonably likely to be materially
                                        adverse to the financial condition of
                                        the Business, taken as a whole.

             "Planning Acts"            The Planning and Development Act 2000
                                        and the Building Control Act, 1990.

             "Properties"               The properties of the Company

             "Purchase                  The total purchase consideration
              Consideration"            specified in clause 3 hereof.

             "Purchaser's               The total purchase consideration
              Consideration"            specified in Clause 3 hereof.

             "Purchaser's               The warranties and representations
              Warranties"               contained in Clause 6 and Schedule 4.

             "SEC"                      Means the United States Securities and
                                        Exchange Commission.

             "Shares" The entire issued share capital of the Company set out in column 2 of Schedule 1.

             "Subsidiary"               A subsidiary as defined in CA.

             "Taxation"                 Means all forms of taxation, duties,
                                        imposts, levies, withholding, rates and
                                        charges of whatsoever nature whether of
                                        Ireland or elsewhere in any part of the
                                        world wherever or whenever created or
                                        imposed including, without prejudice to
                                        the generality of the foregoing, income
                                        tax, corporation tax, advance
                                        corporation tax, capital gains tax,
                                        capital acquisitions tax, inheritance
                                        tax, deposit interest retention tax,
                                        value added tax, sales tax, customs and
                                        other import and export duties, excise
                                        duties, stamp duty, capital duty,
                                        property tax, rates, pay-related social
                                        insurance or other similar contributions and generally all taxes, duties, imposts, withholdings, levies, rates and charges whatsoever on or in relation to income, profits, gains, sales, receipts, use or occupation and any taxes, duties, imposts withholdings, levies, rates and charges supplementing or replacing any of the foregoing and any interest, charges, surcharges, fines, penalties, costs and expenses in connection with any of the foregoing.

             "US Bankruptcy             Means the procedures set out at Schedule
              Procedures"               5.

             "TCA"                      The Taxes Consolidation Act, 1997.

             "VAT Act"                  The Value Added Tax Act, 1972.

             "Vendor's Solicitor"       McCann FitzGerald, 2 Habourmaster Place,
                                        I.F.S.C. Dublin 1.

             "Vendor's Warranties"      The warranties and representations
                                        contained in clause 7 and Schedule 3.

             "Warranty Claim"           Any claim made by the Purchaser for
                                        breach of any of the Warranties

     (ii) All references to a statutory provision shall be construed as including references to:

             A. any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

             B. all statutory instruments, regulations or orders from time to time made pursuant thereto;

             C. any statutory provisions of which a statutory provision is a modification, consolidation or re-enactment.

     (iii) Any reference to a person shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

     (iv) Any reference to the Vendor includes, where appropriate, his personal representatives.

     (v) Any reference to a statutory provision shall be construed as a reference to the laws of Ireland unless the context otherwise indicates.

     (vi) Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders.

     (vii) Unless the context otherwise requires, reference to a clause or sub-clause, paragraph, sub-paragraph, recital, or a Schedule is a reference to a clause or a sub-clause, paragraph, sub-paragraph, recital of or a Schedule as the case maybe of or to this Agreement and the expressions "this Agreement" and "the Agreement" as used in any of the Schedules shall mean this Agreement and any references to "this Agreement" shall be deemed to include the Schedules to this Agreement.

     (viii) Any statement, representation or warranty which is qualified by the expression "to the best of the knowledge, information and belief of the(Purchaser or Vendor as the case may be)............" or "so far as the (Purchaser or Vendor as the case may be) is aware" or any similar expression shall be deemed to include a warranty given by the party making such statement, representation or giving such warranty that such statement, representation or warranty has been made after due and careful enquiry.

     (ix) Words and phrases the definitions of which are contained or referred to in Section 2 of the Companies Act, 1963 shall be construed as having the meaning thereby attributed to them.

(b)  Where any party to this Agreement is more than one person:-

     (i) the Warranties, agreements and obligations contained in this Agreement on the part of such parties shall be construed and take effect as joint and several Warranties, agreements and obligations and the act or default of any one of them shall be deemed to be the act or default of each of them.

     (ii) reference to that party shall refer to each of those persons or any of them as the case may be;

     (iii) the benefits contained in this Agreement in favour of such party shall be construed and take effect as conferred in favour of all such persons collectively and each of them separately.

(c) Headings in this Agreement are for convenience of reference only and do not affect the construction or interpretation of any provision.

(d) This Agreement shall in all respects be governed by and construed in accordance with the laws of Ireland.

2.   AGREEMENT FOR SALE AND PURCHASE

     (a) Subject to the terms and conditions of this Agreement, the Vendor as beneficial owner shall sell and the Purchaser in reliance upon, inter alia, the Warranties, shall purchase the Shares free from all Encumbrances and with the benefit of all rights attaching to them.

     (b) The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with the provisions of this Agreement.

     (c) The Vendor hereby waives any pre-emption rights he may have in relation to any of the Shares under the Articles of Association of the Company or otherwise.

     (d) The parties hereto acknowledge that this Agreement is subject to U.S. Bankruptcy procedures.

     (e) This Agreement is subject to the following preconditions:

         (i) The issue of an effective Sale Order by the Bankruptcy Court and neither of the parties hereto shall be obliged to complete the purchase of any of the Shares until all necessary consents and orders under the Bankruptcy Code (including, without prejudice to the generality of the foregoing, the Sale Order) allowing the sale to proceed and this agreement to be completed have issued.

         (ii) Consent of Udaras na Gaeltachta to the proposed acquisition by the Purchaser of the Shares upon the terms contained herein and further confirmation from it that it does not propose to cancel, revoke, rebate or claw back any grant to the Company or terminate any Lease with the Company as a result of the acquisition by the Purchaser of the Shares and a release from Udaras na Gaeltachta releasing the Vendor from all its obligations under the Grant Agreement made between Udaras na Gaeltachta, the Vendor and the Company on 15th day of January 1999 and further an express waiver and release from Udaras na Gaeltachta, satisfactory to the Purchaser, of all liabilities owing by the Company, howsoever arising (including all contingent liabilities but excluding any liabilities arising under any lease of the Properties) to Udaras na Gaeltachta.

         (iii) There being no Material Adverse Effect in or on the Company or the Business or the assets of the Company.

3.   PURCHASE CONSIDERATION

     (a) The Purchase Consideration for the Shares shall be the sum of $100,000 The Vendor hereby authorises the Purchaser to pay the Purchase Consideration to the Vendor's Solicitors whose receipt shall be sufficient evidence of payment and shall operate as a good discharge to the Purchaser who shall not be concerned as to the distribution of the Purchase Consideration to the Vendor.

     (b) The Purchase Consideration paid by the Purchaser for the purchase of the Shares pursuant to Clause 3.1 hereof shall be deemed to be reduced by the amount, if any, paid pursuant to a Warranty Claim.

4.   COMPLETION

     (a) Completion of the sale and purchase of Shares shall take place at the offices of the Purchaser's Solicitors. The Completion (the "Closing") shall take place no later than the fifth Business Day following the date on which the Sale Order shall issue from the Bankruptcy Court but in any event no later than the date set out at Clause 9.1 (e) hereof. (The date of the Closing is hereafter called "the Closing Date").

         At Closing:-

         (i)  the Vendor shall deliver to the Purchaser and/or its nominees:-

              A. duly executed share transfers in respect of the Shares and surrender the relevant share certificates in relation to the Company (or in the case of any share certificates found to be missing, an express indemnity, in a form satisfactory to the Purchaser);

              B. such waivers or consents as are required to enable the Purchaser and/or its nominees to be registered as the holders of the Shares;

              C. in relation to the Company the statutory books, records and registers (duly written up-to-date), the common seal, the certificate of incorporation (including any certificates of change of name), the title deeds to the Properties and all documents, contracts, licenses, agreements, insurance policies, records, papers, correspondence, files and books of trading and account;

              D. a letter from any third party who provided financial facilities to the Company granting all such consents, clearances or releases which may be necessary in relation to the transactions contemplated herein;

              E. all such other consents, approvals, clearances or licences of governmental, regulatory or other agencies or persons in connection with the sale and purchase of the Shares as are necessary to complete this transaction;

              F. all credit cards in the name of or for the account of the Company in the possession of any officer or employee of the Company resigning as at the date of Completion;

              G. letters of resignation under seal from the Directors (save the Purchaser) of the Company resigning with effect from termination of the meeting of the Board referred to at clause 4(a)(ii) hereof from their directorships in the Company and further (save in the case of the Purchaser and Joseph McHugh) from offices of profit under an employment with the Company, containing an acknowledgement that each has no claim against the Company in respect of breach of contract, compensation for loss of office or otherwise howsoever arising;

              H. a letter of resignation under seal from the secretary of the Company containing an acknowledgement that he has no claim against the Company in respect of breach of contract, or otherwise howsoever arising;

              I. the written resignation of the auditors of the Company containing confirmation in accordance with the provisions of
                   Section 185(2) (a) of the Companies Act, 1990 that there are no circumstances connected with their resignation which ought to be brought to the attention of the members or creditors of the Company and incorporating an acknowledgement that they will have no claim against any of the Company in respect of compensation for loss of office or on any account whatsoever including fees for services rendered.

              J. the original of any power of attorney under which any document required to be delivered to the Purchaser under this clause has been executed;

              K. Official certified copies of all Orders consents or permissions as issued by the Bankruptcy Court and necessary so as to allow the transaction contemplated by this Agreement and completion thereof to validly proceed in accordance with the Bankruptcy Code.

              L. A sworn Declaration or certificate from a reputable counsel, properly qualified as such to practice inter alia, within the jurisdiction of the Bankruptcy Court certifying and confirming, for the benefit of the Purchaser and acknowledging that the Purchaser may rely upon the contents thereof, that all necessary procedures required under the Bankruptcy Code and Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code 11 USCss.101 ET SEQ have been fully and properly complied with by the Vendor and that all necessary consents orders and other documents have been obtained so as to validly allow the parties hereto to complete the transaction intended by this Agreement in accordance with the terms thereof, which said declaration or certificate shall exhibit certified copies of the aforesaid consents or orders and which shall be sworn before a Notary Public.

              M. Evidence reasonably satisfactory to the Purchaser of compliance with the preconditions to this Agreement set forth at Clause 2 (e) hereof as applicable.

         (ii) The Vendor shall procure:

              A. the discharge of all monies owing to the Company (whether then due for payment or not) by the Vendor or the directors of the Company or by any of them or by any Connected Person;

              B.   that a meeting of the Board is held at which, inter alia:-

                   I. the share transfers referred to in clause 4(a)(i)A are approved (subject only to stamping);

                  II. such persons as the Purchaser may nominate are appointed as directors, secretary, auditors and solicitors of the Company with immediate effect;

                 III. all existing mandates for the operation of bank accounts of the Company are revoked and new mandates are issued giving authority to such persons as the Purchaser may nominate;

                  IV. the resignations referred to in clause 4(a)(i)(H) and(I) are accepted;

                   V. the resignation of the auditors of the Company is accepted;

        (iii) The Vendor shall:

              A. assign and/or deliver to the Company any asset whatever (including bank balances, agencies or appointments) in its name or in the name of a company or companies controlled by him which asset is solely related to the business of the Company carried on at Completion;

              B. irrevocably waive any claims against the Company its agent, or employees which he may have outstanding at Completion.

         (iv) The Purchaser shall subject to the compliance by the Vendor with all of his obligations under clause 4(a)(i), 4(a)(ii) and 4(a)(iii) pay the Purchase Consideration by way of bank draft to the Vendor's Solicitors in accordance with clause 3;

5.   POST COMPLETION

     The Purchaser shall complete the stamping of the share transfers referred to in clause 4(a)(i)A. as soon as practicable. Prior to such stamping being completed, the Vendor shall co-operate in any manner reasonably required by the Purchaser for the convening of any general meetings required by the Purchaser, including the completion of proxy forms on a timely basis and generally shall act in all respects as the nominee of and in accordance with the reasonable directions of the Purchaser;

6.   PURCHASER'S WARRANTIES

     As an inducement to the Vendor to enter this Agreement and to complete the transactions contemplated hereby, the Purchaser represents and warranties to the Vendor in terms set forth in Schedule 4 hereof.

7.   VENDOR'S WARRANTIES

     (a) In consideration of and as an inducement to the Purchaser entering into this Agreement the Vendor warrants and represents to the Purchaser, subject to this clause 7 that:-

         (i) the Vendor has and will have full power and authority (subject to entry and effectiveness of the Sale Order)to enter into and perform this Agreement which constitute or when executed will (subject to the entry and effectiveness of the Sale Order) constitute binding obligations on him in accordance with their respective terms;

        (ii) the Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid;

       (iii) on completion there shall be no Encumbrance on, over or affecting the Shares and there shall be no agreement or arrangement to give or create any Encumbrance and no claim will be in existence at that time made by any person to be entitled to any of the foregoing.

        (iv) the Vendor is entitled to transfer the full legal and beneficial ownership of the Shares to the Purchaser on the terms of this Agreement without the consent of any third party save and except to the extent excused by or unenforceable as a result of the filing of the Chapter 11 Cases or the applicability of any provision or applicable law of the Bankruptcy Code, and except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement by the Vendor nor the sale of the Shares pursuant to this Agreement will require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which has not otherwise been obtained or made, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         (v) the information in Schedule 2 relating to the Company is true and accurate in all respects;

        (vi) save as fully and fairly disclosed in the Disclosure Letter (if any), the Warranties are true and accurate in all respects;

       (vii) the contents of the Disclosure Letter (if any) are true and accurate in all respects and fully and fairly disclose every matter to which they relate.

     (b) Each of the Warranties is separate and independent and without prejudice to any other Warranty and, except where expressly stated otherwise, no clause of this Agreement shall govern or limit the extent or application of any other clause.

     (c) The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected or extinguished by Completion, by any investigation made by it or on its behalf into the affairs of the Company, by its rescinding or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

     (d) The Vendor hereby acknowledges that the rights and remedies of the Purchaser in respect of any breach of the Warranties shall, should the Purchaser so require and at its sole discretion, be enforceable against the Vendor within the United States of America and that the Courts of the United States of America shall have jurisdiction in relation thereto.

     (e) None of the information supplied by the Company or its professional advisers to the Vendor or his agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of the Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Company to the Vendor and the Vendor waives any claims against the Company (and its employees and agents) which he might otherwise have in respect of it.

     (f) The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Warranties.

8    VENDOR'S WARRANTY PROTECTION PROVISIONS

     (a) The liability of the Vendor in relation to the Warranties and the Deed of Indemnity shall cease on the expiration of a period of three years from completion in relation to claims other than for Taxation and on the expiration of a period of six years from completion in relation to claims for Taxation or under the Deed of Indemnity, save as regards an alleged specific breach of which notice in writing (containing details of the event or circumstance giving rise to the breach, the basis upon which the Purchaser is making a claim against the Vendor and an estimate (where available) of the amount of liability which may result) has been given to the Vendor prior to the relevant date. (But there will be no time limit in so far as any claim relates to any statutory or criminal fine or penalty)

     (b) The total liability of the Vendor under the Warranties shall not in any event exceed $100,000 save in respect of warranty 1 Schedule 3 hereof in respect of which the total liability shall be E2,000,000. The provisions of this Section 8 shall not limit the liability of the Vendor for any Warranty Claim relating to:-

         (i) the Vendor's title to, or the status or validity of the Shares; or

        (ii) any claim which arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Vendor.

     (c) There shall not be any liability for any Warranty Claim unless the aggregate liability (or what would be the aggregate liability apart from this paragraph 8(c)) exceeds E5,000

9.   TERMINATION

1. This Agreement may be terminated at any time prior to the Closing Date by:

     (a) Mutual Consent of the Vendor and the Purchaser.

     (b) The Vendor , if there has been a material violation or breach by the Purchaser of any covenant, representation or warranty made by it contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Vendor or the Company to effect the Closing and such violation or breach has not been cured by the Purchaser within ten (10) Business Days of receipt of written notice thereof or waived by the Vendor;

     (c) the Vendor or the Purchaser, if (i) there shall be any law or regulation that makes completion of the transactions contemplated hereby illegal or otherwise prohibited or (ii) completion of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of (A) the Bankruptcy Court or (B) any court or governmental body having competent jurisdiction;

     (d) the Vendor, if the Bankruptcy Court enters an order approving a sale of the Shares other than the sale thereof contemplated by this Agreement to the Purchaser (a "Third-Party Sale");

     (e) The Purchaser or the Vendor, if the Closing shall not have occurred on or prior to March 31, 2003 (the "Termination Date"); Provided, that the Purchaser or the Vendor, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Clause if the failure of the Closing to occur on or prior to such date results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement; (f) The Purchaser, if there has been a material violation or breach or failure of performance by the Vendor of any precondition, covenant, representation or warranty made by it contained in this Agreement or any event or thing having a Material Adverse Effect on the Company or the Business or the assets of the Company between the date hereof and the Closing Date and such has not been cured by the

         Vendor within ten (10) Business Days of receipt of written notice thereof or waived by the Purchaser.

     (f) The Purchaser, if there has been any Material Adverse Effect to the Company or to its assets or to the Business. (g) The Purchaser on the occurrence of the events set forth at Clause 10 (e) of this Agreement.

2. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either or both of the parties pursuant to Clause 9.1, written notice thereof shall forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

     (a) except as set forth in sub-paragraphs 10 (d) and/or 10 (0) said termination shall be the sole remedy of the parties hereto with respect to breaches of any covenant, representation or warranty contained in this Agreement and none of the parties hereto nor any of their respective trustees, directors, officers or Affiliates, as the case may be, shall have any liability or further obligation to the other party or parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except for the parties hereto in each case as stated in this Clause 9.2, or as otherwise provided for in this Agreement and upon a willful breach by a party, in which case the non-breaching party or parties shall have all rights and remedies existing at law or in equity; for the avoidance of doubt the Purchaser acknowledges that a failure on its part to close this transaction due to lack of sufficient funds or financing shall be considered a willful breach;

     (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made; and

     (c) all Confidential Information from the Vendor and/or the Company shall be returned to the Vendor and/or the Company, and all Confidential Information from the Purchaser shall be returned to the Purchaser

3. At any time prior to the Closing, the Vendor , on the one hand, or the Purchaser, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein or
   (iv) waive any condition to its obligations hereunder. Any agreement on the part of the Vendor, on the one hand, or the Purchaser, on the other hand, to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the Vendor or the Purchaser, as applicable.

10.  GENERAL

     (a) No announcement shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or it is an announcement required by law issued after prior consultation between the parties.

     (b) This Agreement shall inure to the benefit of and be binding upon each party's successors and permitted assigns and personal representatives (as the case may be) but, except as expressly provided, none of the rights of the parties under this Agreement including the Vendor's Warranties may be assigned or transferred.

     (c) Except as otherwise provided herein, all expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement, shall be borne solely by the party who incurred the liability and the Company shall have no liability in respect of them.

     (d) Any notice or other communication whether required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given if delivered by hand to the addressee or if sent by pre-paid post addressed to the party to whom such notice is to be given at the address set out for such party herein (or such other address as he or it may from time to time designate to all other parties hereto in accordance with the provisions of this clause 10(e)) and any such notice or other communication shall be deemed to have been duly given if delivered by hand at the time of delivery and if sent by post as aforesaid forty eight hours after the same shall have been posted.

     (e) Any liability to any party under the provisions of this Agreement may in whole or in part be released, varied, compounded or compromised by such party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability whether joint and several or otherwise. A waiver by any party of any breach of the terms, provisions or conditions of this Agreement or the acquiescence of a party hereto in any act (whether of commission or omission) which but for such acquiescence would be a breach of aforesaid shall not constitute a general waiver of such term, provision or contribution or of any subsequent act contrary thereto.

     (f) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, all such counterparts together constituting but one and the same instrument.

     (g) This Agreement and the Disclosure Letter shall supersede, cancel and replace any and all previous agreements made between any of the parties hereto relative to its subject matter.

     (h) At the request of the Purchaser the Vendor shall (and shall procure that any other necessary parties shall) execute and do all such documented acts and things as may reasonably be required subsequent to Completion by the Purchaser in order to perfect the right, title and interest of the Purchaser to and in the Shares and to procure the registration of the Purchaser or his nominee as the registered holder of the Shares.

     (i) The Vendor and the Purchaser shall each use all reasonable efforts to co-operate with each other in determining any filings, notifications and requests for approval required to be made and received prior to the Closing under applicable law or regulation provided that and it is hereby agreed between the parties, the Purchaser shall not be required to take any such steps in the United States of America if to do so would involve it incurring any material financial liability or having to engage counsel or other representatives and further in dealing with any issues that arise pursuant to proceedings before the Bankruptcy Court or out of the Bankruptcy Code or pursuant to Chapter 11, whereas the Purchaser shall so co-operate the Purchaser shall not be required to do anything which would require him incurring any such expenditure or the engaging of any professional assistance as hereinbefore referred to.

     (j) Each party hereto will provide each other with such assistance, co-operation and information (including access to books and records) as either of them reasonably may request of any other (and after the Closing the Purchaser shall cause the Company to provide such assistance, co-operation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining any liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes relating to the Vendor or the Company.

     (k) All taxation (collectively, "Transfer Taxes") incurred in connection with the transaction contemplated by this Agreement shall be paid by the Purchaser but only in so far as they arise within Ireland and excepting therefrom any taxation liabilities in relation to this transaction properly the liability of the Vendor (including, without prejudice to the generality of the foregoing Capital Gains Tax). In the event that any such Taxes would be incurred outside of Ireland and would, if this agreement proceeded be the liability of the Purchaser, then the Purchaser shall in such event be entitled at his sole option not to proceed and to terminate this Agreement. The Vendor shall take all necessary steps to try and ensure that the transactions contemplated herein shall be exempt from Transfer or other Taxes outside of Ireland.

     (l) The Vendor shall obtain all necessary Government consents certification approvals as are necessary and required in any jurisdiction outside of Ireland for the purpose of ensuring that the transactions contemplated herein shall proceed in accordance with this Agreement.

         The Vendor shall keep the Purchaser advised in relation to all proceedings before the Bankruptcy Court and pursuant to the Bankruptcy Code and shall not take any action to prolong the procedures set out in
         Schedule 5 hereto.

     (m) If following bidding and/or Auction procedures the Purchaser is not identified as the successful bidder and consequently this agreement does not proceed to completion the Purchaser shall be entitled to receive as a "break-up fee" out of the proceeds of sale an amount equal to the sum of $10,000 and reimbursement of all reasonable and documented out-of-pocket expenses up to $25,000 "the Topping Fee" in the aggregate which payment shall be made to an account designated by the Purchaser on the third business day after completion of the sale to such other party. The claim of the Purchaser in respect of this matter shall constitute a first priority administrative expense under
         Section 507 (a) of the Bankruptcy Code.

     (n) The Purchaser shall be permitted to credit the amount of the Topping Fee referred to its bid if it makes competing bid at the Auction in such a manner that the Purchaser shall be permitted to match the Dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, not no more than, the bid to be matched minus the amount of the Topping Fee.

     (o) Save in relation to the Sale Order and all matters arising out of same and save as provided for at Clause 7 (d) hereof the parties hereto hereby agree for the benefit of the other that the Courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceedings that may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.

     (p) The Vendor hereby irrevocably authorises and appoints McCann FitzGerald, Solicitors, 2 Habourmaster Place, International Financial Services Centre, Dublin 1 (or such other firm of solicitors resident in Ireland as they may by notice to the Purchaser and the Company substitute) to accept service of all legal process arising out of or in connection with this Agreement and service on Messrs McCann FitzGerald, Solicitors (or such substitute as aforesaid) shall be deemed service on all parties. The Vendor agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned].

     (q) the parties hereto hereby waive to the fullest extent permitted by applicable law any right they may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. the parties hereto (a) certify that no representative, agent or attorney of any other parties has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that they and the other party hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Clause.


IN WITNESS WHEREOF this Agreement has been duly executed on the date shown at the beginning of this Agreement.

                                   SCHEDULE 1

                              VENDOR'S PARTICULARS


                                  NUMBER OF            PROPORTION OF PURCHASE
VENDOR'S NAME AND ADDRESS        SHARES HELD               CONSIDERATION

Insilco Technologies Inc.    100 Ordinary Shares   Entire purchase consideration
a Delaware corporation
having its registered office
at 425 Metro Place North,
Suite 555, Dublin, Ohio 43017
United States of America.

                                   SCHEDULE 2

                             DETAILS OF THE COMPANY

PART 1:
Company registration number:     286584

Date of incorporation:           21st May 1998

Share capital
authorised:                      E1,269,738
issued:                          100 Ordinary Shares

Registered office:               Carraroe Industrial Estate,
                                 Carraroe, Co. Galway, Ireland


Directors:       Name                       Address

                 David Kauer                5600 Fawn Brook,
                                            Dublin, Ohio 43017, U.S.A.

                 Stephen Bullock            3 Sandringham Place,
                                            Carrickfergus, Co. Antrim, BT 38 9
                                            EQ, Northern Ireland.

                 Joseph McHugh              5 Dun na Mara Drive, Renmore,
                                            Galway, Ireland.
Secretary:
                 Joseph McHugh              5 Dun na Mara Drive, Renmore,
                                            Galway ,Ireland.

Name and address of
registered shareholders:..........  Insilco Technologies Inc.
                                    425 Metro Place North, Suite 555,
                                    Dublin, Ohio 43017, U.S.A.

Name and Address of
beneficial owners of shares:......  Insilco Technologies Inc.
                                    425 Metro Place North, Suite 555,
                                    Dublin, Ohio 43017, U.S.A.

                                   SCHEDULE 3

                               VENDOR'S WARRANTIES


1.   SHARE CAPITAL

     (a) No person has the right (whether actual or contingent) to call for the issue of any share or loan capital of the Company under any option or other agreement, arrangement or commitment (including without limitation conversion rights and rights on realisation of security) and no person has claimed to be entitled to any of the foregoing.

     (b) The Company is not or has not agreed to become a holder of any class of share or other capital of any company and the Company is not and has not agreed to become a member of any joint venture, partnership or consortium and is not and has not agreed to be a party to any profit sharing arrangement.

2.   TRANSACTIONS SINCE THE ACCOUNTS DATE

     Since the Accounts Date no distribution of capital or income has been declared made or paid in respect of any share capital of the Company and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of the Company has been repaid in whole or in part or has become liable to be repaid save that the Vendor shall be entitled to distribution/repayment of the sum of $360,000 subsequent to execution of this Agreement but prior to the Closing Date. (Which payment shall be subject to the approval of the Bankruptcy Court (if necessary) and in such event it shall be the obligation of the Vendor to obtain such approval).

3.   INTERESTED PARTIES

     (a) Save for an accrual of $360,000 to be paid to the Company prior to completion no indebtedness or liability (whether actual or contingent and whether or not quantified or disputed) and no contract, commitment or arrangement is outstanding between the Company and the Vendor or any Connected Person.

     (b) Neither the Vendor nor any Connected Person is entitled to any claim of whatsoever nature against the Company and neither the Vendor nor any Connected Person has assigned to any person the benefit of any such claim to which he would otherwise have been entitled.

4.   LITIGATION

     The Company is not engaged in any litigation or arbitration proceedings or any dispute and has not been served with any notice making it a party to any litigation, arbitration, prosecution or other legal proceedings within the Jurisdiction of the United States of America except with respect to actions commenced in Chapter 11 Cases and there are no facts known to the Vendors which might give rise to any such proceedings or to any dispute.

5.   AGREEMENTS AND ARRANGEMENTS

     There are in force no powers of attorney given by the Company and no person, as agent or otherwise, is entitled or authorised to bind or commit the Company to any obligation not in the ordinary course of the Company's business.

6.   TAXATION

     The Company is resident in Ireland for the purposes of Taxation and has not been at any time resident in any jurisdiction other than Ireland for Taxation purposes nor has it been at any time managed or controlled in or from any country other than Ireland and the Company has not at any time carried on any trade in any other country and the Company does not have any permanent establishment outside Ireland.

7.   GRMS

     The Purchaser for the benefit of the Company and the Company shall be entitled to access to and user of the Vendor's GRMS computer system for a period of 90 days from the date of completion.

8.   TRADING NAME

     The Company shall be allowed continue trading under its existing trade name namely Insilco Teoranta for a period of not less than six months from the date of completion.

9.   DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES

     Except as expressly set forth in this agreement the Vendor makes no representation or warranty, express or implied, at law or in equity, in respect of the shares or any of the assets, liabilities or operations, of the Company including, without prejudice to the generality of the foregoing, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in this Agreement, without limiting the generality of the foregoing and save as otherwise provided herein the Vendor makes no representation or warranty regarding any assets other than the Shares, and none shall be implied at law or in equity.

10.  CONDUCT OF BUSINESS

(a) Except and in so far as the Vendor shall be entitled to take such steps or to oblige the Company to take such steps as are necessary in order to distribute the sum of $360,000 from the Company to the Vendor or any of its Affiliates and/or as required by order of the Bankruptcy Court or the Bankruptcy Code, the Vendor shall, pending the Closing Date:

     (i) Operate the business of the Company in a proper business like fashion and as currently conducted;

     (ii) preserve in all material respects the Business, the Company's assets, its employees and its operations; and

     (iii) endeavor to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Vendor's status as debtors under Chapter 11 of the Bankruptcy Code.

(b) Save and in so far as the Purchaser may otherwise permit, in writing prior to the Closing Date, without the prior written consent of the Purchaser, the Vendor shall not create, incur, assume or suffer to exist any material Encumbrance upon the Assets, of the Company.


(c) The Vendor and the Purchaser acknowledge that they are subject to the Confidentiality Agreement. All information furnished to or obtained by the Purchaser or any of the Purchaser's Representatives or the Vendor or any of the Vendor's Representatives pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement and shall be treated as Confidential Information for all purposes of the Confidentiality Agreement. The Purchaser acknowledges that the Vendor or the Vendor's Representatives may furnish Confidential Information as same is deemed necessary for the purpose of obtaining the Sale Order.

(d) The Vendor shall act with all good faith at all times and in all respects towards the Purchaser and use all reasonable endeavours to obtain the Sale Order and any other Order or thing necessary to ensure completion of this Agreement and, in so far as possible to take such steps so as to ensure that there are no Material Adverse Effects to the Company and no adverse consequences visited upon the Purchaser as a result of anything arising therefrom or connected thereto. The foregoing is however subject to the orders directions and requirements of the Bankruptcy Court, and the Bankruptcy Code.

                                   SCHEDULE 4

                             PURCHASER'S WARRANTIES

LITIGATION

1. There are no material claims, actions, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against or relating to the Purchaser before any court or other Governmental Authority acting in an adjudicative capacity that could reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby.

FINANCE

2. On the Closing Date, the Purchaser has and will have funds sufficient to pay the Purchase Price and all of its fees and expenses incurred in connection with the transactions contemplated hereby.

INVESTMENT PURPOSE

3. The Purchaser is acquiring the Shares for the purpose of operation of the business conducted by the Company.

CONDUCT OF BUSINESS

4. Except and in so far as the Purchaser shall be otherwise instructed by the Vendor or as required by order of the Bankruptcy Court or of the Bankruptcy Code and only and in so far as same is within the control of the Purchaser and pending closing the Purchaser in his capacity as an employee of the Company shall take such steps to carry out the functions of his employment in relation to the operation of the Business of the Company in a proper business like fashion and as currently conducted and shall take all reasonable steps to preserve in all material respects the Business, the assets of the Company, its employees and operations and endeavour to preserve, in all material respects, the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account the Vendor's status as debtors under Chapter 11 of the Bankruptcy Code and its effects on the Company.

COMPUTER LINE DISCONNECTION

5. The Purchaser will cause the line connecting the facility, in Galway, Ireland, to the RS6000 IBM computer and the associated e-mail server located at the facility in North Myrtle Beach, South Carolina, U.S.A. ("the Myrtle Beach Facility") owned by the Vendor (or by any party to whom the Vendor sells or transfers the Myrtle Beach Facility) to be disconnected within 90 days following completion and the Purchaser shall be responsible for all costs and expenses payable to U.S. Lec of Charlotte, North Carolina, U.S.A. associated with such disconnection. Any such costs and expenses paid or incurred by the Vendor to U.S. Lec of Charlotte, North Carolina, U.S.A. shall immediately be discharged on demand by the Purchaser.

                                   SCHEDULE 5

                           U.S. BANKRUPTCY PROCEDURES

     (a) On the Petition Date (or as soon thereafter as is reasonably practicable), the Vendor shall file a motion or motions and supporting papers seeking (i) the entry of the Bidding Procedures Order and (ii) entry of the Sale Order. The Bidding Procedures Order and the Sale Order shall be in form and substance satisfactory to the Vendor and the Purchaser and may, at the Vendor's option, be sought under one combined set of motion papers, which shall be in form and substance reasonably acceptable to the Purchaser. The Vendor shall use its commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefore and the Purchaser shall co-operate therewith provided that the Purchaser shall not be required to incur any costs expenses or liability in respect thereof. The Vendor shall give appropriate notice under the Bankruptcy Code of the request for such relief, including such additional notice as the Bankruptcy Court shall direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby.

     (b) The Purchaser and the Vendor acknowledge that the Vendor must take reasonable steps to demonstrate that it has sought to obtain the highest and best price for the Shares, including giving notice thereof to the Vendor' creditors and other interested parties, providing information about the Business to prospective bidders (subject to appropriate confidentiality agreements), entertaining higher and better offers from such prospective bidders, and, if necessary, conducting an auction. To facilitate the foregoing, the Vendor shall seek entry of the Bidding Procedures Order providing for the bidding provisions and procedures as set forth in Exhibit A to the Bidding Procedures Order) the "Overbid Procedures"). These procedures shall include the following provisions:

         (i) Bidding. The Vendor shall consider as higher and better offers (the "Overbids") only those offers that meet the following requirements:

                  (A) Bid Deadline. A Qualified Bidder (as defined in the Bidding Procedures Order) that desires to make a bid shall deliver written copies of its bid to (i) Bleacher Partners LLC, 660 Madison Avenue, New York, New York 10021, Attn:
                  William D. Forrest, (ii) Insilco Technologies, Inc., 425 Metro Place North, Fifth Floor, Dublin, Ohio 43017, Attn: David A. Kauer, (iii) Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attn: Constance A. Fractioning, and (iv) Sidley Austin Brown & Wood, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois 60603, Attn: Doug Williams, not later than such date and time as are specified in the Bidding Procedures Order (the "Bid Deadline"). The Vendor may extend the Bid Deadline in its sole discretion, but shall have no obligation to do so. If the Vendor extends the Bid Deadline, it shall promptly notify the Purchaser and all other Qualified Bidders of such extension; provided that any extension of the Bid Deadline shall be subject to the approval of the Prepetition Agent.

                  (B) Overbid Requirements. A bid is a letter from a Qualified Bidder (other than the Purchaser, whose participation as a Qualified Bidder shall be on the terms set forth in this Agreement) stating that (i) the Qualified Bidder offers to purchase the Shares upon the terms and conditions set forth in a copy of this Agreement attached to such letter, marked to show those amendments and modifications to this Agreement, including price and terms, that the Qualified Bidder proposes and (ii) that the Qualified Bidder's offer is irrevocable until the earlier of forty-eight (48) hours after the closing of the sale of the Shares or January 2003. A Qualified Bidder (other than the Purchaser) shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the transaction. Unless otherwise waived by the Vendor in writing, with the exception of subclause (1) below (which shall not be waivable by the Vendor), the Vendor will consider a bid only if the bid:

                           (1) provides overall value for the Shares to the Vendor of at least [$50,000] over the Purchase Price in this Agreement;

                           (2) is on terms that, in the Vendor's reasonable business judgment, are not materially more burdensome or conditional than the terms of this Agreement;

                           (3) is not conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder with respect to the assets sought to be acquired;

                           (4) does not request or entitle the bidder to any break-up fee, termination fee, expense reimbursement or similar type of payments; and

                           (5) is received by the Bid Deadline.

         A bid received from a Qualified Bidder that meets the above requirements is a "Qualified Bid." A Qualified Bid will be valued based upon factors such as the net value provided by such bid (including consideration of any obligations of the Vendor in respect of any topping fees, expense reimbursements or similar payment obligations) and the likelihood and timing of consummating such transaction. For purposes hereof, this Agreement executed by the Purchaser shall constitute a Qualified Bid.

                  (ii) Deposit Requirement. All initial Overbids shall be accompanied by a deposit of Ten Thousand Dollars ($10,000) (the "Deposit") paid by wire transfer to an escrow agent designated by the Vendor. The Deposit submitted by the Successful Bidder, together with interest thereon, shall be applied against the payment of the cash portion of the consideration upon closing of the sale to the Successful Bidder. If the Successful Bidder fails to consummate the purchase of the Shares due to such party's breach of its purchase agreement with the Vendor, then the Vendor shall retain the Deposit of such Successful Bidder, if any, as liquidated damages and continue with the sale of the Shares to the Backup Bidder. Upon the earlier of 18 March, 2003 or three (3) Business Days after the closing of the sale of the Shares, any Deposit (i) not applied to the purchase of the Shares or (ii) not retained by the Vendor due to a breach by the Successful Bidder shall, together with interest, be returned to the appropriate bidders.

                  (iii) Auction. If, prior to the Bid Deadline, the Vendor has received at least one Qualified Bid that the Vendor determines is higher or otherwise better than the bid of the Purchaser set forth in this Agreement, the Vendor shall conduct an auction (the "Auction") with respect to the Shares and provide to the Purchaser and all Qualified Bidders the opportunity to submit additional bids at the Auction. The Auction shall take place on such date and time as are specified in the Bidding Procedures Order, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such later time or other place as the Vendor shall notify the Purchaser and all other Qualified Bidders who have submitted Qualified Bids and expressed their intent to participate in the Auction, as set forth above, but in no event shall the Auction occur later than two (2) Business Days prior to the Sale Hearing scheduled in the Bidding Procedures Order. Only Qualified Bidders (including, for the avoidance of doubt, the Purchaser) will be eligible to participate at the Auction. At least two
         (2) Business Days prior to the Auction, each Qualified Bidder who has submitted a Qualified Bid must inform the Vendor whether it intends to participate in the Auction. The Vendor shall provide or make available copies of any Qualified Bid(s) that the Vendor believes are the highest or otherwise best offer(s) to all Qualified Bidders who intend to participate in the Auction at least two Business Days prior to the commencement thereof, or as soon thereafter as practicable.

                  (iv) Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Vendor determines is relevant, the Vendor, it its sole discretion, may conduct the Auction in the manner it determines will achieve the maximum value for the Shares. At the beginning of the Auction, a representative of the Vendor shall announce the amount of the bid that is at such time determined by the Vendor to be the highest and best bid. Thereafter, all additional bids shall be in increments of [ten thousand dollars ($10,000) or integral multiples thereof. The Vendor may adopt such other rules for bidding at the Auction, that, in the Vendor's business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures Order, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith. Prior to the start of the Auction, the Vendor will inform the Qualified Bidders (including for the avoidance of doubt, the Purchaser) participating in the Auction of the manner in which the Auction will be conducted.

                  (v) As soon as practicable after the conclusion of the Auction, the Vendor, in consultation with its legal and financial advisors and the Prepetition Agent, shall (A) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the sale and any obligations of the Vendor in respect of any topping fee, expense reimbursement or similar payment obligation and (B) identify the highest or otherwise best offer for the Shares at the Auction (the "Successful Bid") and the bidder making such bid, the "Successful Bidder"). At the Sale Hearing, the Vendor shall present the Successful Bid to the Bankruptcy Court for approval. In the event that the sale to the Successful Bidder is not consummated, the Vendor may seek to consummate a sale of the Shares to the next highest and best offer (the "Backup Bid", and such bidder, the "Backup Bidder").

                  (vi) If the Purchaser is not identified as the Successful Bidder following the Auction, the Purchaser is not then in breach of any provision of this Agreement, the Purchaser has not terminated this Agreement and a sale the Shares is consummated with a party other than the Purchaser, then the Purchaser will be entitled to receive the Topping Fee, subject to the terms and conditions of Section [9.3(q)] of this Agreement.

                  (vii) The Purchaser shall be permitted to credit the amount of the Topping Fee to its bid if it makes a competing bid at the Auction in such a manner that the Purchaser shall be permitted to match the dollar value of any competing bid submitted by another entity by submitting a bid in an amount equal to, but no more than, the bid to be matched minus the amount of the Topping Fee.

                                   SCHEDULE 6


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
-------------------------------------------------X
                                                 :      CHAPTER 11
IN RE                                            :
                                                 :      CASE NO.  02_____ (__)
INSILCO TECHNOLOGIES, INC., ET AL.1,             :
                                                 :      (JOINTLY ADMINISTERED)
                            DEBTORS.             :
                                                 :
-------------------------------------------------X



  ORDER PURSUANT TO 11 U.S.C.SS.SS.363(B) AND 105(A) AND FED. R.BANKR. P. 2002,
         6004 AND 9014 APPROVING (A) BIDDING PROCEDURES (B) TERMINATION PAYMENTS AND (C) THE FORM AND MANNER OF NOTICE OF THE SALE OF
         THE DEBTORS' EQUITY INTEREST IN INSILCO TEORANTA, AND GRANTING
                                 RELATED RELIEF


This matter having come before the Court on the Motion of the Debtors for Orders Pursuant to 11 U.S.C. ss.ss. 363(b), 1146(c) and 105(a) and Fed. R. Bankr. P. 2002, 6004 and 9014 (I) Approving (A) Bidding Procedures (B) Termination Payments and (C) the Form and Manner of Notice of the Sale of the Debtors' Equity Interest in Insilco Teoranta and Granting Related Relief, and (II) Authorizing and Approving the Sale of the Debtors' Equity Interest in Insilco Teoranta Free and Clear of Liens, Claims and Encumbrances (the "Motion")2 filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); and the Debtors by the Motion have requested at this time the entry of an order (the "Bidding Procedures Order") (a) approving bidding procedures (the "Bidding Procedures") for the sale (the "Sale") of all the issued and

----------
1 The other debtors in these jointly administered chapter 11 proceedings are Insilco Holding Co.; InNet Technologies, Inc.; Insilco International Holdings, Inc.; Precision Cable Mfg. Co., Inc.; Eyelets for Industry, Inc.; EFI Metal Forming, Inc.; Stewart Stamping Corporation; Stewart Connector Systems, Inc.; Signal Caribe, Inc.; and Signal Transformer Co., Inc.

outstanding equity securities of Insilco Teoranta (the "Shares") by Insilco Technologies, Inc. (the "Seller"), (b) authorizing the Seller to make the Termination Payments (as defined in the Sale Agreement (as defined in below)),
(c) approving the form and manner of notice of the Sale and (d) scheduling a hearing on approval of the Sale (the "Sale Hearing") pursuant to and as described in the Specimen Share Sale and Purchase Agreement, dated as of December [_____], 2002 (the "Sale Agreement"), by and among the Seller and Stephen Bullock as purchaser (the "Buyer"); and the Debtors having determined that approving the Bidding Procedures and granting the other relief requested in the Motion will induce competitive bidding for the Debtors' assets and will maximize the value of the Debtors' estates; and the Court having considered the Motion and the arguments of counsel in support of the entry of the Bidding Procedures Order, and the opposition thereto, if any, at a hearing for such purpose (the "Bidding Procedures Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and it appearing that notice of the Motion has been given as set forth in the Motion and that no other future notice need be given; and upon the record of the Bidding Procedures Hearing; and after due deliberation thereon; and good cause appearing therefore, it is hereby


FOUND AND DETERMINED THAT:3

THE COURT HAS JURISDICTION OVER THIS MATTER AND OVER THE PROPERTY OF THE DEBTORS AND THEIR RESPECTIVE BANKRUPTCY ESTATES PURSUANT TO 28 U.S.C. SS. 1334 AND SS. 157(A). THIS IS A CORE PROCEEDING TO 28 U.S.C.SS.1334 ANDSS.157(B)(2)(A), (N) AND (O). THE DEBTORS HAVE ARTICULATED GOOD AND SUFFICIENT REASONS FOR APPROVING
(I) THE BIDDING PROCEDURES (II) THE TERMINATION PAYMENTS

----------
2 Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

AND (III) THE FORM AND MANNER OF NOTICE OF THE MOTION AS IT RELATES TO THE SALE AND THE SALE HEARING (THE "SALE NOTICE"). THE DEBTORS HAVE ARTICULATED GOOD AND SUFFICIENT REASONS FOR SCHEDULING THE SALE HEARING. THE DEBTORS' OBLIGATIONS TO THE BUYER IN RESPECT OF THE TERMINATION PAYMENTS CONSTITUTE ACTUAL AND NECESSARY COSTS AND EXPENSES OF PRESERVING THE DEBTORS' ESTATES, WITHIN THE MEANING OF SECTIONS 503(B) AND 507(A)(1) OF THE BANKRUPTCY CODE AND PROVIDE SUBSTANTIAL BENEFIT TO THE DEBTORS' ESTATES. THE DEBTORS' PAYMENT OF THE TERMINATION PAYMENTS ON THE TERMS AND CONDITIONS SET FORTH IN THE SALE AGREEMENT IS REASONABLE AND APPROPRIATE, INCLUDING IN LIGHT OF THE SIZE AND NATURE OF THE SALE AND THE EFFORTS THAT HAVE BEEN AND WILL BE EXPENDED BY THE BUYER NOTWITHSTANDING THAT THE PROPOSED SALE IS SUBJECT TO HIGHER OR BETTER OFFERS FOR THE SHARES. THE TERMS AND CONDITIONS OF THE TERMINATION PAYMENTS WERE NEGOTIATED BY THE PARTIES AT ARMS' LENGTH AND IN GOOD FAITH, AND ARE NECESSARY TO ENSURE THAT THE BUYER WILL CONTINUE TO PURSUE ITS PROPOSED ACQUISITION OF THE SHARES. THE TERMINATION PAYMENTS WERE A MATERIAL INDUCEMENT FOR, AND CONDITION OF, THE BUYER'S ENTRY INTO THE SALE AGREEMENT. THE BUYER IS UNWILLING TO COMMIT TO HOLD OPEN ITS OFFER TO PURCHASE THE SHARES UNDER THE TERMS OF THE SALE AGREEMENT UNLESS IT IS ASSURED PAYMENT OF THE TERMINATION PAYMENTS IN ACCORDANCE WITH THE TERMS OF THE SALE AGREEMENT. THUS, ASSURANCE TO THE BUYER OF PAYMENT OF THE TERMINATION PAYMENTS HAS PROMOTED MORE COMPETITIVE BIDDING BY INDUCING THE BUYER'S BID THAT OTHERWISE WOULD NOT HAVE BEEN MADE, AND WITHOUT WHICH BIDDING WOULD HAVE BEEN LIMITED. BECAUSE THE TERMINATION PAYMENTS INDUCED THE BUYER TO RESEARCH THE VALUE OF THE SHARES AND SUBMIT A BID THAT WILL SERVE AS A MINIMUM OR FLOOR BID ON WHICH OTHER BIDDERS CAN RELY, THE BUYER HAS PROVIDED A BENEFIT TO THE DEBTORS' ESTATES BY INCREASING THE LIKELIHOOD THAT THE PRICE AT WHICH THE SHARES ARE SOLD WILL REFLECT THEIR TRUE WORTH. ABSENT AUTHORIZATION OF THE TERMINATION PAYMENTS, THE DEBTORS MAY LOSE THE OPPORTUNITY TO OBTAIN THE HIGHEST AND BEST AVAILABLE OFFER FOR THE SHARES. THE BIDDING PROCEDURES ARE REASONABLE AND APPROPRIATE AND REPRESENT THE BEST METHOD FOR MAXIMIZING THE RETURN FOR THE SHARES.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                               BIDDING PROCEDURES

   THE BIDDING PROCEDURES, AS SET FORTH IN EXHIBIT A HERETO (AND INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH IN THIS BIDDING PROCEDURES ORDER),
      ARE HEREBY APPROVED AND SHALL GOVERN ALL PROCEEDINGS RELATING TO THE
         SALE, THE SALE AGREEMENT AND ANY SUBSEQUENT BIDS FOR THE SHARES
                                IN THESE CASES.

                                  SALE HEARING

PARAGRAPHS (M) AND (N) OF THE SECTION 10 OF THE SALE AGREEMENT ARE HEREBY APPROVED AND SHALL BE ENFORCEABLE IN ACCORDANCE WITH THEIR TERMS. THE DEBTORS ARE HEREBY AUTHORIZED TO MAKE THE TERMINATION PAYMENTS, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE SALE AGREEMENT. THE DEBTORS' OBLIGATIONS IN RESPECT OF THE TERMINATION PAYMENTS SHALL SURVIVE TERMINATION OF THE SALE AGREEMENT AND, UNTIL PAID, SHALL CONSTITUTE AN ADMINISTRATIVE EXPENSE OF THE SELLERS' ESTATES WITHIN THE MEANING OF SECTIONS 503(B) AND 507(A)(1) OF THE BANKRUPTCY CODE AND SHALL BE PAID IN ACCORDANCE WITH THE TERMS OF THE SALE AGREEMENT WITHOUT FURTHER ORDER OF THE COURT.

THE SALE HEARING SHALL BE HELD BEFORE THE UNDERSIGNED UNITED STATES BANKRUPTCY JUDGE, ON _________, 2003, AT ____ [A.M./P.M.] IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, 824 MARKET STREET, WILMINGTON, DELAWARE, AT WHICH TIME THE COURT SHALL CONSIDER THE REQUEST FOR APPROVAL OF THE SALE AS SET FORTH IN THE MOTION AND CONFIRM THE RESULTS OF THE AUCTION (AS DEFINED IN EXHIBIT A HERETO), IF ANY. OBJECTIONS TO THE ENTRY OF AN ORDER APPROVING THE SALE AND THE OTHER RELIEF REQUESTED IN THE MOTION MUST BE MADE IN WRITING AND MUST BE FILED WITH THE BANKRUPTCY COURT AND SERVED SO AS TO BE RECEIVED BY NO LATER THAN 4:00 P.M. (PREVAILING NY TIME) ON _______, 2003: (I) SHEARMAN & STERLING, 599 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022, COUNSEL FOR THE DEBTORS, ATTN: CONSTANCE A. FRATIANNI AND SCOTT C. SHELLEY; (II) THE OFFICE OF THE UNITED STATES TRUSTEE; AND (III) SIDLEY AUSTIN BROWN & WOOD, BANK ONE PLAZA, 10 S. DEARBORN STREET, CHICAGO, ILLINOIS 60603, COUNSEL TO THE PREPETITION AGENT, ATTN: JOHN BOX. THE FAILURE OF ANY OBJECTING PARTY TO TIMELY FILE ITS OBJECTION SHALL BE A BAR TO THE ASSERTION BY SUCH PARTY AT THE SALE HEARING OR THEREAFTER OF ANY OBJECTION TO THE MOTION, THE SALE OR THE DEBTORS' CONSUMMATION AND PERFORMANCE OF THE SALE AGREEMENT, INCLUDING THE TRANSFER OF THE SHARES FREE AND CLEAR OF ALL INTERESTS.


THE SALE HEARING MAY BE ADJOURNED FROM TIME TO TIME WITHOUT FURTHER NOTICE TO CREDITORS OR PARTIES IN INTEREST OTHER THAN BY ANNOUNCEMENT OF THE ADJOURNMENT IN OPEN COURT OR ON THE COURT'S CALENDAR ON THE DATE SCHEDULED FOR THE SALE HEARING OR ANY ADJOURNED DATE.

                                     NOTICE

THE FORM AND MANNER OF NOTICE OF THE MOTION AND THE SALE HEARING SHALL BE GOOD AND SUFFICIENT, AND NO OTHER OR FURTHER NOTICE THEREOF SHALL BE REQUIRED, IF GIVEN AS FOLLOWS:


       NOTICE OF SALE HEARING. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve a copy of each of the Motion, the proposed form of order approving the Sale of the Shares (substantially in the form of Exhibit H to the Motion the "Sale Order") and this Bidding Procedures Order by first class mail, postage prepaid, upon: (i) all entities known to have expressed an interest in a transaction with respect to the Shares during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance (collectively, "Interests") in or upon the Shares; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (iv) the United States Attorney's office; (v) the Securities and Exchange Commission; (vii) the Internal Revenue Service; (viii) all entities that have requested notice in accordance with Rule 2002 of the Federal Rules of Bankruptcy Procedures; and (ix) counsel to any official committee established in these chapter 11 cases;

       SALE NOTICE. The Debtors shall, within five (5) days of the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, serve by first-class mail, postage pre-paid, a copy of the Sale Notice substantially in the form annexed to the Motion as Exhibit C, upon all other known creditors of the Debtors;

       PUBLICATION NOTICE. Within ten (10) days after the date the Bidding Procedures Order is entered on the Bankruptcy Court docket, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit E, to be published in the national edition of The Wall Street Journal.

The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Bidding Procedures Order.


Notwithstanding Bankruptcy Rules 6004(g) and 6006(d), this Bidding Procedures Order shall be effective upon entry.


Dated:  Wilmington, Delaware
        December __, 2002


                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

                                   SCHEDULE 7







                                                               October 16, 2002


Insilco Holding Co.
c/o Gleacher Partners LLC
660 Madison Avenue
New York, NY 10021

                            CONFIDENTIALITY AGREEMENT
Ladies and Gentlemen:


     In connection with our possible interest in the potential sale, in whole or in part (the "Transaction"), of Insilco Holding Co. ("Insilco") and the direct and indirect subsidiaries of Insilco (herein referred to together as the "Company"), or all or a portion of the Company's assets, you or your Representatives (as defined below) are, outside of the ordinary course of our duties as employees of the Company, furnishing us or our Representatives with certain information (written or oral) which is either non-public, confidential or proprietary in nature. This information furnished to us or our Representatives, together with any notes, analyses, compilations, forecasts, studies, memoranda, computer-stored data or other documents prepared by us or our Representatives which contain or otherwise reflect such information, is hereinafter referred to as the "Information." As used in this agreement, the term "Representative" means, as to any person (and, for the avoidance of doubt, not as to the Company), such person's affiliates and its and their respective directors, officers, employees, partners, shareholders, members, agents, advisors (including financial advisors, attorneys and accountants) and other representatives.

     In consideration of your furnishing us with the Information, outside of the ordinary course of our duties as employees of the Company, we agree that outside of the Company the Information will be kept confidential and shall not, without your prior written consent, be disclosed by us or our Representatives, in any manner whatsoever outside of the Company, in whole or in part, and shall not be used by us outside of the Company or our Representatives other than in connection with evaluating a possible Transaction. For purposes hereof, the term "Information" shall not include such portion of the information which (i) is or becomes generally available to the public other than as a result of a disclosure by us or our Representatives or (ii) is or becomes available to our Representatives on a nonconfidential basis from a source which, to our knowledge, is not prohibited from disclosing such information to us or our Representatives.

     Outside of the ordinary course of our duties as employees of the Company, we agree to reveal the Information only to our Representatives who need to know the Information for the purpose of evaluating the possible Transaction, who are informed by us of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this agreement. We shall be responsible for any breach of this agreement by our Representatives.

     Without your prior written consent, except as required by law (as advised by counsel), or as required by our duties as employee of the Company and which in either case will require that prior notice will be given to you, we and our Representatives will not disclose to any person the fact that the Information has been made available, that discussions or negotiations are taking place or have taken place concerning a possible Transaction involving us and the Company or any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof. The term "person" as used in this agreement shall be interpreted broadly to include the media and any governmental representative or authority, company, partnership, group, individual or other entity.

     All copies of the Information, except for that portion of the Information which consists of notes, analyses, compilations, forecasts, studies, memoranda, other computer-stored data or other documents prepared by us or our Representatives ("Internal Materials"), will be returned to you immediately upon your request. In addition, Internal Materials will be destroyed upon your request and such destruction will be confirmed in writing to you. Notwithstanding such return or destruction, we and our Representatives will continue to be bound by our obligations of confidentiality (including with respect to oral Information) and our other obligations as provided hereunder.

     It is understood that all (i) communications regarding a possible Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings and (iv) discussions or questions regarding procedures, will be submitted or directed to Gleacher Partners LLC ("Gleacher") or, if requested by an executive officer of the Company, to designated officers of the Company. We agree that we will not, without your prior written consent, contact or engage in any communications regarding the Company or a possible Transaction with (a) any of the holders of the Company's 12% Senior Subordinated Notes due 2007, governed by the indenture dated as of November 9, 1998, (b) any of the holders of the Company's 14% Senior Discount Notes Due 2008, governed by the indenture dated August 17, 1998, or (c) any of the banks or financial institutions that are lenders under, or otherwise party to, the Second Amended and Restated Credit Agreement, dated as of August 25, 2000, by and among Insilco Technologies, Inc., T.A.T. Technology Inc., various financial institutions as lenders and Bank One, N.A. as administrative agent; provided, however, that we may contact financial institutions solely to discuss potential financing for a possible Transaction.

     We acknowledge that none of you, Gleacher or your or its Representatives, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and each of you, Gleacher and your and its Representatives, expressly disclaims any and all liability that may be based on the Information, errors therein or omissions therefrom. We agree that we are not entitled to rely on the accuracy or completeness of the Information and that we shall only be entitled to rely solely on the representations and warranties made to us in any definitive agreement regarding the Transaction.

     In the event that outside of the ordinary course of our duties as employees of the Company, we or any of our Representatives are required or requested to disclose any of the Information pursuant to any applicable law, regulation or legal process, we will provide you with prompt prior notice thereof so that you may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this agreement, we will furnish only that portion of the Information which we are advised by counsel is legally required and will exercise our reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     We agree that you reserve the right, in your sole and absolute discretion, to reject any or all proposals, to decline to furnish further information and to terminate discussions and negotiations with us at any time. The exercise by you of these rights shall not affect the enforceability of any provision of this agreement.

     Until the date of termination of this agreement, except with the prior written consent of the Company, we agree not to, and will direct our Representatives not to, (a) hold any discussions regarding the Company or any of its subsidiaries with suppliers, customers and/or any other person with whom the Company or any of its subsidiaries have a relationship outside of the ordinary course of our duties as employees of the Company or (b) solicit for hire any of the executive officers or other management-level employees of the Company or any of its subsidiaries; provided that, this agreement shall not prohibit (x) any advertisement or general solicitation that is not specifically targeted at such officers and employees or (y) soliciting the employment of any officer or employee who has been terminated by the Company.

     We hereby acknowledge that we are aware, and that we will advise our Representatives who are furnished Information, that securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this agreement from purchasing or selling securities of such issuer or from communicating such information to any other person.

     We understand and agree that no failure or delay by you or your Representatives in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. We acknowledge that remedies at law may be inadequate to protect against breach of this agreement, and we hereby in advance agree to the granting of specific performance and/or injunctive relief in your favor without proof of actual damage upon a finding by a court of a breach of this agreement by us. Such relief shall not be deemed to be the exclusive relief for a breach by us or our Representatives of this agreement but shall be in addition to all other remedies available to you at law or equity. In addition, in the event that any portion of this agreement shall be held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this agreement.

     We hereby confirm that we are not acting as a broker for or a representative of any person and are considering the Transaction only for our own account. Any assignment of this agreement by us without your prior written consent shall be void.

     Except as otherwise provided herein, the terms and provisions of this agreement will terminate two years from the date hereof.

     We agree that this agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. We hereby irrevocably consent to the jurisdiction of the federal and state courts located in the City of New York (and appellate courts therefrom) for any actions or proceedings arising out of or relating to this agreement, irrevocably waive any objection to the venue of any such action or proceeding in any such court and unconditionally waive any objection that such action or proceeding has been brought in an inconvenient forum and agree not to plead or claim the same.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this agreement enclosed herewith.

                                             Very truly yours,

                                             STEPHEN BULLOCK



                                             By:  /S/ STEPHEN BULLOCK
                                                  -------------------------
                                                  Name: Stephen Bullock
                                                  Title:

Accepted:
INSILCO HOLDING CO.

By:   /S/ DAVID A. KAUER
      -------------------------
      Name: David A. Kauer
      Title: President

                                DISCLOSURE LETTER

16th day of December 2002



To:
Stephen Bullock
3 Sandringham Place,
Carrickfergus, Co. Antrim,
Northern Ireland.


RE/ Insilco Teoranta

Dear Sirs,

We refer to a Share Sale and Purchase Agreement of even date herewith made between Insilco Technologies Inc and Stephen Bullock which agreement is hereinafter referred to as "the Agreement" and which Agreement provides for the sale of entire issued share capital of Insilco Teoranta (hereinafter called "the Company").

This letter constitutes the Disclosure Letter referred to in the Agreement. Words and phrases used in this letter have the same meanings as in the Agreement unless the context otherwise requires. The warranties contained in the Agreement are made and given subject to the disclosures set out below.

This disclosures contained in this letter are not to be taken as an admission on our behalf, that all or any part of the matters call for disclosure.

No representation is made that the matters disclosed herein constitute an exhaustive list of everything capable of, or suitable for, disclosure. Where any conflict exists between the information contained in any document supplied to you, the Purchaser in the course of negotiation and preparation of this transaction and the disclosures made in this letter, the contents of this letter shall prevail.

Disclosures are made by reference to the actual knowledge of the members of the Board of Directors, servants and agents of the Vendor at the date hereof.

GENERAL DISCLOSURES

The following are deemed to be disclosed, including, where relevant, all matters which would be apparent from an inspection of the same:-

(1) All matters and things contemplated or required to be done by or pursuant to the Agreements.

(2) All matters apparent from the title deeds to the Property which have been furnished to you or which would be disclosed by title searches or physical inspection of the Property.

(3) All matters and things which would or will be revealed by searches in the Central Office of the High Court, Circuit Court and District Court and searches in the Companies Registration Office against and in respect of each Group Company.

(4) All information available from an inspection or search of all documents, registers, and records which may be inspected by the public or which are available for inspection from any governmental, local or statutory authority or body, and all matters referred to therein or apparent therefrom.

(5)  Any matter disclosed or provided for in the Accounts.

(6) All matters, provided for or disclosed in the accounts of the Company for any year prior to the date hereof which have been furnished to you, the Purchaser, and in the management accounts thereof for the period ending September 2002.

(7) The contents of all the statutory registers and records and the minute books of each Group Company.

(8)  All matters which are in the public domain.

PRESENT WHEN THE COMMON SEAL
Of INSILCO TECHNOLOGIES, INC.
Was impressed hereon:
                                        /S/ DAVID A. KAUER
                                        -------------------------
                                        David A. Kauer
                                        Director

                                        /S/ DAVID A. KAUER
                                        -------------------------
                                        David A. Kauer
                                        President and Chief Executive Officer

SIGNED SEALED AND DELIVERED
By the said STEPHEN BULLOCK
In the presence of:
                                        /S/ STEPHEN BULLOCK
                                        -------------------------
                                        Stephen Bullock

Witness                                 ____________________L

Address                                 S Dun Na Mara Drive
                                        Renmere
                                        Galway

Occupation                              Financial Controller

                              SPECIFIC DISCLOSURES

The following are disclosed. The paragraph numbers stated below are for convenience of reference only and refer to the corresponding clauses in Schedule 3 to the Share Sale and Purchase Agreement. Disclosure of any particular matter by reference to a specific paragraph is to be regarded as a disclosure in respect of each and every other paragraph as far as same shall be applicable:- No further disclosure over and above the General Disclosures hereinbefore recited.


/S/ DAVID A. KAUER
----------------------
VENDORS


WE HEREBY ACCEPT THE WITHIN DISCLOSURES.


DATED THE 16TH DAY OF DECEMBER 2002


/S/ STEPHEN BULLOCK
----------------------
PURCHASER

                                                                  EXHIBIT 99 (A)
                                                                  --------------
INSILCO

Excellence in Electronics and
Telecommunications Components                              FOR IMMEDIATE RELEASE
================================================================================
                                  NEWS RELEASE
================================================================================
Investors: Michael R. Elia             Sr. Vice President & CFO    (614)791-3117
Media:     Adam Weiner or Jon Morgan   Kekst and Company           (212)521-4800


          INSILCO SIGNS AGREEMENTS TO SELL ALL THREE BUSINESS SEGMENTS

                -- COMPLETES REVIEW OF STRATEGIC ALTERNATIVES --

               -- COMPANY FILES VOLUNTARY CHAPTER 11 PETITIONS TO
     FACILITATE PROPOSED SALES; NON-U.S. OPERATIONS EXCLUDED FROM FILING --

     -- $22 MILLION IN CASH, PLUS ONGOING REVENUES, AVAILABLE FOR INSILCO TO
             OPERATE AS USUAL FOR CUSTOMERS, SUPPLIERS, EMPLOYEES --


DUBLIN, OHIO - DECEMBER 16, 2002 - Insilco Holding Co. (OTC Bulletin Board:
INSL) announced today that, having completed its review of strategic alternatives for addressing its capital structure issues, its primary operating subsidiary, Insilco Technologies, Inc., has entered into definitive agreements to sell substantially all of the assets of its three business segments. To facilitate the sales, Insilco Holding Co., and certain of its domestic subsidiaries, filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware.

Insilco Technologies, Inc., and certain of its subsidiaries, have agreed to sell the passive components business to Bel Fuse Ltd. for approximately $35 million; a substantial majority of the custom assembly business to Amphenol Corporation for approximately $10 million; the North Myrtle Beach custom assembly business to LL&R Partnership, a private investor group, for $1.7 million; and the stamping business to SRDF Acquisition Company LLC, a private investor group, for approximately $13 million. Insilco Technologies, Inc. has also signed a contract to sell the Ireland-based custom assembly business to that facility's general manager, thus resolving approximately $1.8 million of liabilities that would otherwise have been triggered by a plant shutdown. Insilco anticipates that a competitive bidding process in the bankruptcy proceedings will be conducted for each business in an effort to obtain higher or otherwise better offers prior to the close of these transactions.

None of Insilco's operations located outside of the United States were included in the Chapter 11 filings, though the shares of certain foreign subsidiaries and certain foreign assets will be included in the sale transactions, and it is anticipated that the completion of the sale of the assets of Insilco's Canadian subsidiary will require insolvency proceedings in Canada. The Chapter 11 filings allow the sale of the assets of the domestic entities to be free and clear from certain liabilities that the prospective purchasers do not wish to assume.

Insilco emphasized that all of its operations, including its domestic and international manufacturing facilities, are conducting business as usual, including making new order commitments. Until completion of the sales transactions, present employees will continue to receive their regular weekly or semi-monthly compensation from Insilco, and their health and other benefits will continue.
                                    - more -

To enable Insilco to conduct its businesses while the sales are completed, the Agent for Insilco's senior secured lending group has agreed to the terms and conditions on which it will allow Insilco to use its existing cash reserves, which presently total approximately $22 million, and its revenues from operations, in accordance with an agreed budget, to meet all of its current operating requirements. Insilco's request to use the funds covered by its agreement with the Agent for its senior secured lending group has been submitted to the Bankruptcy Court as part of Insilco's first-day motions. Upon Bankruptcy Court approval of Insilco's request, Insilco will be able to use these funds to pay suppliers in full, under normal terms, for all goods and services provided in the ordinary course of business after the bankruptcy filings, until the asset sales are complete.

David A. Kauer, President and Chief Executive Officer of Insilco Holding Co., said, "We are pleased that our business segments will be acquired by financially stronger companies and capable private investor and management groups, and that we have the resources to continue operating our businesses as usual while the sales of our businesses as going concerns are completed.

"Though our businesses have consistently met their customer commitments and our cash position has remained steady and strong for several months, our holding company's capital structure was not designed for the kind of prolonged, cyclical slowdown that we have been experiencing in our primary markets. After reviewing our alternatives for addressing our capital structure issues, we determined that selling our businesses to new owners, whose capital structures will be better aligned with the current revenues from these businesses, would be in the best interests of our customers, suppliers, employees and lenders. A Chapter 11 filing is the most effective way for Insilco to complete the sales of our business segments and help ensure that they have the resources to continue operating as usual while the sales are being finalized.

"We appreciate the continued support of our customers and suppliers during this period. Our ability to use our $22 million in cash and our revenues from operations to meet all current operating requirements should give our customers confidence and assure our suppliers that they will be paid in full, under normal terms, for all deliveries and new orders made after our Chapter 11 filing. We remain committed to maintaining the levels of service and performance that our customers and suppliers have come to expect from us, and we believe that the companies that have agreed to buy our businesses share our high standards.

"Insilco has been able to attract buyers to provide continuity to our businesses because our employees never stopped focusing on our customers and on fulfilling their needs reliably and efficiently. As a result, we believe our employees will have better opportunities to work with financially stronger organizations. I am proud of their continuing hard work and dedication," Mr. Kauer concluded.

The consummation of the proposed asset sale transactions are subject to, among other things, the completion of a competitive bid process under Chapter 11 (including the opportunity for competing bidders to submit higher or otherwise better offers), Bankruptcy Court approval, and customary closing conditions.

Gleacher Partners LLC is financial advisor and Shearman & Sterling is legal counsel to Insilco.

Separately, Insilco reported that James Ashton and George Peinado, members of the board of directors of Insilco Holding Co., have joined the board of Insilco Technologies, Inc., and that Thompson Dean has resigned as a member of the boards of directors of Insilco Holding Co. and Insilco Technologies, Inc.

About Insilco Holding Co.
Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components.

                                    - more -

Insilco maintains more than 1.5 million square feet of manufacturing space and has 21 locations throughout the United States, Canada, Mexico, China, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at www.insilco.com or www.insilcotechnologies.com.

THIS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 WITH RESPECT TO THE PROPOSED TRANSACTIONS BY INSILCO HOLDING CO. THESE STATEMENTS INCLUDE STATEMENTS REGARDING ONGOING OPERATIONS AND THE ANTICIPATED CLOSING OF THE TRANSACTIONS. THERE IS NO ASSURANCE THAT ANY TRANSACTION WILL CLOSE. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL OR CURRENT FACTS REGARDING FUTURE PLANS, EVENTS AND PROSPECTS ARE FORWARD-LOOKING STATEMENTS. CERTAIN SUCH FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "ARE EXPECTED TO," "WILL," "WILL CONTINUE," "SHOULD," "WOULD," "SEEKS," "COULD," "ESTIMATES," "INTENDS," "ANTICIPATES" OR SIMILAR EXPRESSIONS OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY, PLANS OR INTENTIONS. THESE STATEMENTS REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED INCLUDE DELAYS IN COMPLETING THE TRANSACTION, INCREASED COMPETITIVE PRESSURES, CHANGES IN THE INTEREST RATE ENVIRONMENT, CHANGES IN GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES THAT ADVERSELY AFFECT THE BUSINESS IN WHICH INSILCO HOLDING CO. AND THE PURCHASING ENTITIES ARE ENGAGED AND CHANGES IN THE SECURITIES MARKETS. AS SUCH, FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTY BECAUSE THEY RELATE TO FUTURE EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE.

INSILCO HOLDING CO. DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS, ANY OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.


                                      # # #

                                                                  EXHIBIT 99 (B)
                                                                  --------------
INSILCO

Excellence in Electronics and
Telecommunications Components                              FOR IMMEDIATE RELEASE
================================================================================
                                  NEWS RELEASE
================================================================================
Investors: Michael R. Elia             Sr. Vice President & CFO    (614)791-3117
Media:     Adam Weiner or Jon Morgan   Kekst and Company           (212)521-4800


               BANKRUPTCY COURT GRANTS INSILCO'S INITIAL REQUESTS

                      -- FIRST DAY ORDERS ENABLE INSILCO TO
             OPERATE AS USUAL FOR CUSTOMERS, SUPPLIERS, EMPLOYEES -

DUBLIN, OHIO - DECEMBER 17, 2002 - Insilco Holding Co. (OTC Bulletin Board:
INSL) announced today that the U.S. Bankruptcy Court for the District of Delaware has approved orders that will enable Insilco's businesses to conduct their operations in the ordinary course.

Specifically, the Court today approved an order granting interim approval of an agreement between Insilco and the Agent for its senior secured lending group allowing Insilco to meet all of its operating requirements through the use of its current cash reserves of approximately $22 million and its revenues from operations, in accordance with an agreed budget. Accordingly, Insilco is able to use these funds to pay suppliers in full, under normal terms, for all goods and services provided in the ordinary course of business after the bankruptcy filings.

In addition, the Court today approved an order authorizing Insilco to pay its current employees prepetition wages and compensation and to continue heath and other benefit programs. The order also authorizes Insilco to pay any and all local, state and federal withholding and payroll-related taxes pertaining to prepetition periods. By order of the Court, all banks are directed to receive, process, honor and pay any and all checks drawn on the payroll and general disbursement accounts related to employee obligations of Insilco and its businesses, regardless of whether such checks are presented to banks before or after the date of Insilco's Chapter 11 filing.

Additional first-day orders approved today by the Court, as well as other Court documents related to the Insilco Chapter 11 cases, can be obtained soon from www.insilco.com/chapt11.html or www.deb.uscourts.gov, case number 02-13672.

As announced yesterday, to facilitate the sales of Insilco's three business segments, Insilco Holding Co. and certain of its domestic subsidiaries filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. None of Insilco's operations located outside of the United States was included in the Chapter 11 filings, though the shares of certain foreign subsidiaries and certain foreign assets will be included in the sale transactions, and it is anticipated that the completion of the sale of the assets of Insilco's Canadian subsidiary will require insolvency proceedings in Canada. The Chapter 11 filings allow the sale of the assets of the domestic entities to be free and clear from certain liabilities that the prospective purchasers do not wish to assume.

About Insilco Holding Co.
Insilco Holding Co., through its wholly owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components.

                                    - more -

Insilco maintains more than 1.5 million square feet of manufacturing space and has 21 locations throughout the United States, Canada, Mexico, China, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at www.insilco.com or www.insilcotechnologies.com.

THIS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 WITH RESPECT TO THE PROPOSED TRANSACTIONS BY INSILCO HOLDING CO. THESE STATEMENTS INCLUDE STATEMENTS REGARDING ONGOING OPERATIONS AND THE ANTICIPATED CLOSING OF THE TRANSACTIONS. THERE IS NO ASSURANCE THAT ANY TRANSACTION WILL CLOSE. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL OR CURRENT FACTS REGARDING FUTURE PLANS, EVENTS AND PROSPECTS ARE FORWARD-LOOKING STATEMENTS. CERTAIN SUCH FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVES," "EXPECTS," "MAY," "ARE EXPECTED TO," "WILL," "WILL CONTINUE," "SHOULD," "WOULD," "SEEKS," "COULD," "ESTIMATES," "INTENDS," "ANTICIPATES" OR SIMILAR EXPRESSIONS OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY, OR BY DISCUSSIONS OF STRATEGY, PLANS OR INTENTIONS. THESE STATEMENTS REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS. CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED INCLUDE DELAYS IN COMPLETING THE TRANSACTION, INCREASED COMPETITIVE PRESSURES, CHANGES IN THE INTEREST RATE ENVIRONMENT, CHANGES IN GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES THAT ADVERSELY AFFECT THE BUSINESS IN WHICH INSILCO HOLDING CO. AND THE PURCHASING ENTITIES ARE ENGAGED AND CHANGES IN THE SECURITIES MARKETS. AS SUCH, FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTY BECAUSE THEY RELATE TO FUTURE EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE.

INSILCO HOLDING CO. DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS, ANY OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.


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